PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 11, 1998)
INFORMATION CONTAINED HEREIN IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT WITHOUT NOTICE. THIS PRELIMINARY PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE A PROSPECTUS SUPPLEMENT IS DELIVERED IN FINAL FORM.

                                                FILED PURSUANT TO RULE 424(B)(5)
                                                      REGISTRATION NO. 333-48943
                   SUBJECT TO COMPLETION, DATED MAY 11, 1998
                             $       (APPROXIMATE)
                  FIRST UNION-LEHMAN BROTHERS-BANK OF AMERICA
                           COMMERCIAL MORTGAGE TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C2
                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.
                                  (DEPOSITOR)
    The Series 1998-C2 Commercial Mortgage Pass-Through Certificates (the "Certificates") will consist of fifteen classes (each, a "Class") of regular Certificates, including the seven Classes of Certificates offered hereby (collectively, the "Offered Certificates"). The Certificates, in the aggregate, will represent the entire undivided beneficial ownership interest in a trust fund (the "Trust Fund") to be established by First Union Commercial Mortgage Securities, Inc. (the "Depositor"), that is expected to consist primarily of a segregated pool (the "Mortgage Pool") of 676 conventional, fixed rate mortgage loans (the "Mortgage Loans") secured by first liens on commercial and multifamily properties (each, a "Mortgaged Property"). As of May 1, 1998 (the "Cut-off Date"), the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of approximately $3,475,264,083, after application of all payments of principal due on or before such date, whether or not received. First Union National Bank (in such capacity, the "Master Servicer")
                                                        (CONTINUED ON NEXT PAGE)

PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-29 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 19 OF THE PROSPECTUS.
                             ---------------------
PROCEEDS OF THE ASSETS IN THE TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON
   THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MORTGAGE LOAN SELLER, EITHER
   UNDERWRITER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE
      AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS
        WILL BE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE
       CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
                         ------------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
          OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------
THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
   MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                                                            ASSUMED
                                  INITIAL     % OF INITIAL                   FINAL
                                CERTIFICATE       POOL      PASS- THROUGH DISTRIBUTION                  EXPECTED
CLASS                            BALANCE(1)    BALANCE(1)       RATE        DATE(2)      CUSIP NO.     RATING(3)
Class A-1.....................
Class A-2.....................
Class B.......................
Class C.......................
Class D.......................
Class E.......................
Class IO......................      (4)           (4)           (4)

(1) Subject to a permitted variance of plus or minus 5%.
(2) The Assumed Final Distribution Date has been determined on the basis of the assumptions set forth in "Description of the Certificates-- Assumed Final Distribution Date; Rated Final Distribution Date" herein and a 0% CPR (as
    defined herein). The "Rated Final Distribution Date" is                 ,
    the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" and "Ratings" herein.
(3)
(4) The Class IO Certificates will not have a Certificate Balance nor will they entitle the holders thereof to receive distributions of principal, but will entitle such holders to receive payments of the aggregate interest accrued on the notional amount of each of the Class IO Components, as described herein. The aggregate of such notional amounts will initially equal approximately $3,475,264,083. See "Description of the Certificates-- Certificate Balances and Notional Amount" and "--Pass-Through Rates" herein.
                         ------------------------------
    The Offered Certificates will be offered by Lehman Brothers Inc. and First Union Capital Markets, a division of Wheat First Securities, Inc. (together, the "Underwriters") from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by
the Depositor, will be approximately $      , which includes accrued interest.
See "Method of Distribution" herein.
    The Offered Certificates are offered by the Underwriters when, as and if issued and delivered to and accepted by the Underwriters, subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company on or about May 28, 1998.
                         ------------------------------
LEHMAN BROTHERS                                      FIRST UNION CAPITAL MARKETS
                         BANCAMERICA ROBERTSON STEPHENS

            The date of this Prospectus Supplement is May   , 1998.

[MAP OF UNITED STATES OF AMERICA OMITTED. MAP REFLECTS NUMBER OF MORTGAGED PROPERTIES, CUT-OFF DATE BALANCE OF MORTGAGE LOANS AND PERCENTAGES OF MORTGAGED PROPERTIES BY STATE]

[PIECHART OMITTED. PIECHART INDICATES PROPERTY TYPES IN MORTGAGE POOL]

(COVER CONTINUED)

directly or through one or more subservicers, and CRIIMI MAE Services Limited Partnership (the "Special Servicer"), will service the Mortgage Loans. The Offered Certificates bear the class designations and have the characteristics set forth in the table above. Simultaneously with the issuance of the Offered Certificates, the Private Certificates (as defined herein) will be issued. Only the Offered Certificates are offered hereby.

    The Depositor will acquire certain of the Mortgage Loans from First Union National Bank, certain of the Mortgage Loans from an affiliate of Lehman Brothers Inc. and certain of the Mortgage Loans from Bank of America NT&SA (each, in such capacity, a "Mortgage Loan Seller"). On or before the date the Certificates are issued, the Depositor will transfer the Mortgage Loans, without recourse, to Norwest Bank Minnesota, National Association, as trustee of the Trust Fund (the "Trustee"), in exchange for the Certificates.

    As and to the extent described herein, the Private Certificates will be subordinate to the Offered Certificates; the Class B, Class C, Class D and Class E Certificates will be subordinate to the Class A-1, Class A-2 and Class IO Certificates; the Class C, Class D and Class E Certificates will be subordinate to the Class B Certificates; the Class D and Class E Certificates will be subordinate to the Class C Certificates; and the Class E Certificates will be subordinate to the Class D Certificates. Distributions of interest on and principal of the Certificates will be made, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, then on the next succeeding business day, commencing June 18, 1998 (each, a "Distribution Date"). As described herein, distributions allocable to interest accrued on each Class of Offered Certificates (other than the Class IO Certificates) will be made on each Distribution Date based on the pass-through rate (the "Pass-Through Rate") applicable to such Class and the principal amount (the "Certificate Balance") of such Class outstanding immediately prior to such Distribution Date. As described herein, distributions allocable to interest accrued on the Class IO Certificates will be made on each Distribution Date in an amount equal to the aggregate amount of interest which has accrued on the notional amount of each of the Class IO Components (as defined herein). The Class IO Certificates will have fourteen Class IO Components, each with a designation and a notional amount that corresponds with the designation and Certificate Balance of a Class of Sequential Pay Certificates (as defined herein). Interest will accrue on the notional amount of each Class IO Component based on the Pass-Through Rate of such Class IO Component. The Pass-Through Rate applicable to each Class IO Component will be equal to the Weighted Average Net Mortgage Rate (as defined herein) minus the Pass-Through Rate applicable to the corresponding Class of Sequential Pay Certificates. As described herein, distributions allocable to principal of the Offered Certificates will be made sequentially to the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates, in that order, until the respective Classes of Certificates are retired. The Class IO Certificates will not have a Certificate Balance, nor will they entitle the holders thereof to distributions of principal. The holders of the Offered Certificates may also receive portions of any Prepayment Premiums and Yield Maintenance Charges (each as defined herein) to the extent described herein. See "Description of the Certificates--Distributions" herein.

    The yield to maturity on each Class of Offered Certificates (other than the Class IO Certificates) will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans that are applied in reduction of the Certificate Balance of such Class. THE YIELD TO MATURITY ON THE CLASS IO CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BY REASON OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND INVESTORS IN THE CLASS IO CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PREPAYMENT OF THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOUP THEIR INITIAL INVESTMENTS. The allocation to any Class of Offered Certificates of any Prepayment Premium or Yield Maintenance Charge may be insufficient to offset fully the adverse effects on the anticipated yield to maturity resulting from the corresponding principal prepayment. Any delay in collection of a Balloon Payment (as defined herein) due at the maturity of a Mortgage Loan or any delay in the repayment of the principal balance of an ARD Loan by its Anticipated Repayment Date (each as defined herein) will likely extend the weighted average life of the Class or Classes of Offered Certificates entitled to distributions in respect of principal as of the date such Balloon Payment was due or as of such Anticipated Repayment Date. See "Description of the Certificates--Certificate Balances and Notional Amount" and "--Distributions," "Yield and Maturity Considerations" and "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein, and "Yield and Maturity Considerations" and "Risk Factors-- Prepayments; Average Life of Certificates; Yields" in the Prospectus.

    As described herein, one or more separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. The Offered Certificates will constitute "regular interests" in one of such REMICs. See "Material Federal Income Tax Consequences" herein and in the Prospectus.

    There is currently no secondary market for the Offered Certificates. Each of the Underwriters currently intends to make a secondary market in the Offered Certificates, but has no obligation to do so. See "Risk Factors--The Certificates--Limited Liquidity" herein.

    This Prospectus and Prospectus Supplements may be used by the Depositor, First Union Capital Markets, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Capital Markets or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

    THE PROSPECTUS THAT ACCOMPANIES THIS PROSPECTUS SUPPLEMENT CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL TO OBTAIN MATERIAL INFORMATION CONCERNING THE OFFERED CERTIFICATES. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED A COPY OF BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT.

    UNTIL AUGUST   1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                 (This page has been left blank intentionally.)

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                            -----------
SUMMARY OF PROSPECTUS SUPPLEMENT..........................................................................         S-6

RISK FACTORS..............................................................................................        S-29
    Certain Risk Factors Associated with the Certificates.................................................        S-29
        LIMITED LIQUIDITY FOR OFFERED CERTIFICATES........................................................        S-29
        CERTAIN YIELD AND MATURITY CONSIDERATIONS.........................................................        S-30
        POTENTIAL CONFLICT OF INTEREST....................................................................        S-30
        RISK OF YEAR 2000.................................................................................        S-31
    Certain Risk Factors Associated with the Mortgage Loans...............................................        S-31
        RISKS OF LENDING ON INCOME-PRODUCING PROPERTIES...................................................        S-31
        CREDIT LEASE MORTGAGED PROPERTIES.................................................................        S-33
        FACTORS AFFECTING LEASE ENHANCEMENT POLICY PROCEEDS...............................................        S-34
        NONRECOURSE MORTGAGE LOANS........................................................................        S-34
        ENVIRONMENTAL LAW CONSIDERATIONS..................................................................        S-34
        BALLOON PAYMENTS..................................................................................        S-34
        RISK OF SUBORDINATED DEBT.........................................................................        S-35

DESCRIPTION OF THE MORTGAGE POOL..........................................................................        S-36
    General...............................................................................................        S-36
    Mortgage Loan History.................................................................................        S-37
    Certain Terms and Conditions of the Mortgage Loans....................................................        S-37
        MORTGAGE RATES; CALCULATIONS OF INTEREST..........................................................        S-37
        DUE DATES.........................................................................................        S-37
        AMORTIZATION......................................................................................        S-38
        PREPAYMENT PROVISIONS.............................................................................        S-38
        OTHER FINANCING...................................................................................        S-39
        NONRECOURSE OBLIGATIONS...........................................................................        S-39
        "DUE-ON-SALE" and "DUE-ON-ENCUMBRANCE" Provisions.................................................        S-39
        CROSS-DEFAULT AND CROSS-COLLATERALIZATION OF CERTAIN MORTGAGE LOANS...............................        S-39
        LOW INCOME HOUSING TAX CREDITS....................................................................        S-39
    Assessments of Property Condition.....................................................................        S-40
        PROPERTY INSPECTIONS..............................................................................        S-40
        APPRAISALS........................................................................................        S-40
        ENVIRONMENTAL ASSESSMENTS.........................................................................        S-40
        ENGINEERING ASSESSMENTS...........................................................................        S-40
        EARTHQUAKE ANALYSES...............................................................................        S-41
    The Four Largest Loans................................................................................        S-41
        THE IBM/SOMERS LOAN...............................................................................        S-41
        THE IBM/BROADMOOR LOAN............................................................................        S-42
        THE FOX VALLEY LOAN...............................................................................        S-45
        THE HAWTHORN CENTER LOAN..........................................................................        S-46
    Credit Lease Loans....................................................................................        S-48
    Additional Mortgage Loan Information..................................................................        S-51
        THE MORTGAGE POOL.................................................................................        S-51
    The Mortgage Loan Sellers.............................................................................        S-82
    Assignment of the Mortgage Loans; Repurchases.........................................................        S-82
    Representations and Warranties; Repurchases...........................................................        S-83
    Changes in Mortgage Pool Characteristics..............................................................        S-84

SERVICING OF THE MORTGAGE LOANS...........................................................................        S-85

    General...............................................................................................        S-85
    The Master Servicer and Special Servicer..............................................................        S-86
    The Special Servicer..................................................................................        S-86
    Servicing and other Compensation and Payment of Expenses..............................................        S-88
    Modifications, Waivers and Amendments.................................................................        S-89
    The Controlling Class Representative..................................................................        S-91
        LIMITATION ON LIABILITY OF CONTROLLING CLASS REPRESENTATIVE.......................................        S-91
    REO Properties; Sale of Mortgage Loans................................................................        S-92
    Inspections; Collection of Operating Information......................................................        S-93

DESCRIPTION OF THE CERTIFICATES...........................................................................        S-94
    General...............................................................................................        S-94
    Registration and Denominations........................................................................        S-94
    Certificate Balances and Notional Amount..............................................................        S-95
    Pass-Through Rates....................................................................................        S-96
    Distributions.........................................................................................        S-96

                                                                                                               PAGE
                                                                                                            -----------
        GENERAL...........................................................................................        S-96
        THE AVAILABLE DISTRIBUTION AMOUNT.................................................................        S-97
        INTEREST RESERVE ACCOUNT..........................................................................        S-97
        APPLICATION OF THE AVAILABLE DISTRIBUTION AMOUNT..................................................        S-98
        DISTRIBUTABLE CERTIFICATE INTEREST................................................................       S-102
        PRINCIPAL DISTRIBUTION AMOUNT.....................................................................       S-102
        TREATMENT OF REO PROPERTIES.......................................................................       S-103
        ALLOCATION OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES...................................       S-103
    Subordination; Allocation of Losses and Certain Expenses..............................................       S-104
    P&I Advances..........................................................................................       S-106
    Appraisal Reductions..................................................................................       S-107
    Reports to Certificateholders; Available Information..................................................       S-108
        TRUSTEE REPORTS...................................................................................       S-108
        OTHER INFORMATION.................................................................................       S-112
        BOOK-ENTRY CERTIFICATES...........................................................................       S-112
    Assumed Final Distribution Date; Rated Final Distribution Date........................................       S-113
    Voting Rights.........................................................................................       S-114
    Termination...........................................................................................       S-114
    The Trustee...........................................................................................       S-115

YIELD AND MATURITY CONSIDERATIONS.........................................................................       S-115
    Yield Considerations..................................................................................       S-115
        GENERAL...........................................................................................       S-115
        RATE AND TIMING OF PRINCIPAL PAYMENT..............................................................       S-116
        LOSSES AND SHORTFALLS.............................................................................       S-117
        PASS-THROUGH RATES................................................................................       S-117
        CERTAIN RELEVANT FACTORS..........................................................................       S-117
        DELAY IN PAYMENT OF DISTRIBUTIONS.................................................................       S-118
        UNPAID DISTRIBUTABLE CERTIFICATE INTEREST.........................................................       S-118
        YIELD SENSITIVITY OF THE CLASS IO CERTIFICATES....................................................       S-118
    Price/Yield Tables....................................................................................       S-118
    Weighted Average Life.................................................................................       S-120

USE OF PROCEEDS...........................................................................................       S-123

MATERIAL FEDERAL INCOME TAX CONSEQUENCES..................................................................       S-123

ERISA CONSIDERATIONS......................................................................................       S-124

LEGAL INVESTMENT..........................................................................................       S-126

METHOD OF DISTRIBUTION....................................................................................       S-127

LEGAL MATTERS.............................................................................................       S-128

RATINGS...................................................................................................       S-128

INDEX OF PRINCIPAL DEFINITIONS............................................................................       S-129

ANNEX A-1-- CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES........................         A-1

ANNEX A-2-- CERTAIN MONETARY TERMS OF THE MORTGAGE LOANS..................................................         A-2

ANNEX A-3-- CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES................................         A-3

ANNEX B--TERM SHEET.......................................................................................         B-1

ANNEX C--FORM OF DISTRIBUTION DATE STATEMENT..............................................................         C-1

ANNEX D--FORM OF DELINQUENT LOAN STATUS REPORT............................................................         D-1

ANNEX E--FORM OF HISTORICAL LOAN MODIFICATION REPORT......................................................         E-1

ANNEX F--FORM OF HISTORICAL LOSS ESTIMATE REPORT..........................................................         F-1

ANNEX G--FORM OF REO STATUS REPORT........................................................................         G-1

ANNEX H--FORM OF WATCH LIST REPORT........................................................................         H-1

ANNEX I--OPERATING STATEMENT ANALYSIS.....................................................................         I-1

ANNEX J--NOI ADJUSTMENT WORKSHEET.........................................................................         J-1

ANNEX K--COMPARATIVE FINANCIAL STATUS REPORT..............................................................         K-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary may be defined elsewhere in this Prospectus Supplement or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement have the meanings specified in the Prospectus. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. References to percentages of Mortgaged Properties are references to the percentages of the Initial Pool Balance represented by the aggregate Cut-off Date Balance of the related Mortgage Loans. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis.

                                             INITIAL       PERCENT OF                                       PASS-
                                           CERTIFICATE    INITIAL POOL     CREDIT                          THROUGH
CLASS                         RATING       BALANCES(1)     BALANCE(1)      SUPPORT      DESCRIPTION         RATE
--------------------------  -----------  ---------------  -------------  -----------  ----------------  -------------
Class A-1.................                                                              Fixed Coupon
Class A-2.................                                                              Fixed Coupon
Class B...................                                                              Fixed Coupon
Class C...................                                                              Fixed Coupon
Class D...................                                                              Fixed Coupon
Class E...................                                                              Fixed Coupon
                                                                                        Variable IO
Class IO..................                         (3)            N/A           N/A        Strip                 (4)
Class F...................          (5)                                                     WAC                  (6)
Class G...................          (5)                                                     WAC                  (6)
Class H...................          (5)                                                     WAC                  (6)
Class J...................          (5)                                                     WAC                  (6)
Class K...................          (5)                                                     WAC                  (6)
Class L...................          (5)                                                     WAC                  (6)
Class M...................          (5)                                                     WAC                  (6)
Class N...................          (5)                                                     WAC                  (6)

                               WEIGHTED           CASH FLOW
                             AVERAGE LIFE       OR PRINCIPAL
CLASS                         (YEARS)(2)          WINDOW(2)
--------------------------  ---------------  -------------------
Class A-1.................
Class A-2.................
Class B...................
Class C...................
Class D...................
Class E...................
Class IO..................           N/A
Class F...................
Class G...................
Class H...................
Class J...................
Class K...................
Class L...................
Class M...................
Class N...................

------------------------

(1) Subject to a permitted variance of plus or minus 5.0%.

(2) Based on 0% CPR and the other assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" herein.

(3) The Class IO Certificates will not have a Certificate Balance nor will they entitle the holders thereof to receive distributions of principal. See "--Description of the Certificates--Certificate Balances and Notional Amount" herein.

(4) Holders of the Class IO Certificates will be entitled to receive distributions of interest in an amount equal to the aggregate interest accrued on the notional amount of each of the Class IO Components, as described herein. See "--Description of the Certificates--Pass-Through Rates" herein.

(5) Not offered hereby. Accordingly, any information herein regarding the terms of such Class of Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

(6) With respect to each Distribution Date, the Pass-Through Rate will equal the lesser of the rate set forth above and the applicable Weighted Average Net Mortgage Rate (as defined herein).

Title of Certificates...........  First Union-Lehman Brothers-Bank of America Commercial
                                  Mortgage Trust, Commercial Mortgage Pass-Through
                                  Certificates, Series 1998-C2 (the "Certificates"), to be
                                  issued in the following classes (each, a "Class"): (i) the
                                  Class A-1 and Class A-2 Certificates (together, the "Class
                                  A Certificates"); (ii) the Class B, Class C, Class D,
                                  Class E, Class F, Class G, Class H, Class J, Class K,
                                  Class L, Class M and Class N Certificates (collectively
                                  with the Class A Certificates, the "Sequential Pay
                                  Certificates"); (iii) the Class IO Certificates
                                  (collectively with the Sequential Pay Certificates, the
                                  "REMIC Regular Certificates"); and (iv) one or more
                                  classes of residual certificates (collectively, the "REMIC
                                  Residual Certificates"). Only the Class A-1, Class A-2,
                                  Class B, Class C, Class D, Class E and Class IO
                                  Certificates (collectively, the "Offered Certificates")
                                  are offered hereby. The Class F, Class G, Class H, Class
                                  J, Class K, Class L, Class M, Class N and REMIC Residual
                                  Certificates (collectively, the "Private Certificates")
                                  have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are not offered
                                  hereby.
Depositor.......................  First Union Commercial Mortgage Securities, Inc., a North
                                  Carolina corporation. The Depositor is a wholly owned
                                  subsidiary of FUNB, which is also one of the Mortgage Loan
                                  Sellers and the Master Servicer. The Depositor also is an
                                  affiliate of First Union Capital Markets, a division of
                                  Wheat First Securities, Inc. ("First Union Capital
                                  Markets"), one of the Underwriters. Neither the Depositor
                                  nor any of its affiliates has insured or guaranteed the
                                  Offered Certificates. See "The Depositor" in the
                                  Prospectus.
Issuer..........................  The Trust Fund established under the Pooling and Servicing
                                  Agreement, as it is described under "Description of the
                                  Certificates."
Master Servicer.................  First Union National Bank ("FUNB"), a national banking association which has its principal office located in
                                  Charlotte, North Carolina and which is a subsidiary of
                                  First Union Corporation, a North Carolina corporation
                                  registered as a bank holding company under the Bank
                                  Holding Company Act of 1956, as amended. The Master
                                  Servicer is one of the Mortgage Loan Sellers and an
                                  affiliate of the Depositor and of First Union Capital
                                  Markets, one of the Underwriters. See "Servicing of the
                                  Mortgage Loans--The Master Servicer and Special Servicer"
                                  and "--Servicing and Other Compensation and Payment of
                                  Expenses" herein.
Special Servicer................  CRIIMI MAE Services Limited Partnership, a Maryland
                                  limited partnership. The Special Servicer will be
                                  responsible for performing certain servicing functions
                                  with respect to the Mortgage Loans that, in general, are
                                  in default or as to which default is imminent, for
                                  administering any REO Property (as defined herein) and for performing certain other servicing functions with respect
                                  to the Mortgage Pool under the Pooling and Servicing
                                  Agreement. The Controlling Class of Sequential Pay
                                  Certificates (as defined herein) will have the right,
                                  subject to certain conditions described

                                  herein, to replace the Special Servicer and to select a
                                  representative (the "Controlling Class Representative")
                                  from whom the Special Servicer will seek advice and
                                  approval and take direction under certain circumstances,
                                  as described herein. It is anticipated that the Special
                                  Servicer or an affiliate of the Special Servicer will
                                  purchase all or a significant portion of the Private
                                  Certificates on or about the Closing Date (as defined
                                  below). See "Servicing of the Mortgage Loans--The Master
                                  Servicer and Special Servicer" and "--Servicing and Other
                                  Compensation and Payment of Expenses" herein.
Trustee.........................  Norwest Bank Minnesota, National Association, a nationally chartered bank.
Mortgage Loan Sellers...........  An affiliate of Lehman Brothers Inc., which is one of the
                                  Underwriters (such affiliate, the "Lehman Seller"), Bank
                                  of America NT&SA, a national banking association and an
                                  affiliate of BancAmerica Robertson Stephens, and FUNB.
                                  FUNB is also the Master Servicer and an affiliate of the
                                  Depositor and First Union Capital Markets, one of the
                                  Underwriters. See "Description of the Mortgage Pool--The
                                  Mortgage Loan Sellers" herein. The Underwriters expect to
                                  sell a portion of the Offered Certificates to or through
                                  BancAmerica Robertson Stephens.
Cut-off Date....................  May 1, 1998.
Closing Date....................  On or about May 28, 1998.
Registration of the Offered
 Certificates...................  The Offered Certificates of each Class will initially be represented by one or more global Certificates registered
                                  in the name of Cede & Co., as nominee of The Depository
                                  Trust Company ("DTC"). No person acquiring an interest in
                                  any Offered Certificate (any such person, a "Certificate
                                  Owner") will be entitled to receive such Certificate in
                                  fully registered, certificated form (a "Definitive Offered
                                  Certificate"), except under the limited circumstances
                                  described under "Description of the Certificates--
                                  Registration and Denominations" herein and "Description of the Certificates-- Book-Entry Registration and Definitive
                                  Certificates" in the Prospectus. DTC will effect payments
                                  and transfers in respect of the Offered Certificates by
                                  means of its electronic recordkeeping services, acting
                                  through certain participating organizations
                                  ("Participants"). This may result in certain delays in
                                  receipt of payments by an investor and may restrict an
                                  investor's ability to pledge its Certificates. Unless and
                                  until Definitive Offered Certificates of any Class are
                                  issued to the related Certificate Owners, all references
                                  herein to the rights of holders of such Class of Offered
                                  Certificates are to the rights of those Certificate Owners as such rights may be exercised through DTC and its
                                  Participants, except as otherwise specified herein.
Denominations...................  The Offered Certificates of each Class will be issued, maintained and transferred on the book entry records of
                                  DTC and its Participants in denominations of $10,000
                                  actual principal amount (or $100,000 notional amount with
                                  respect to the Class IO

                                  Certificates) as of the Closing Date, and in integral
                                  multiples of $1 in excess thereof.
The Mortgage Pool...............  The Mortgage Pool will consist of 676 conventional, fixed rate Mortgage Loans. The Mortgage Loans have an aggregate
                                  Cut-off Date Balance of $3,475,264,083 (the "Initial Pool
                                  Balance"), subject to a variance of plus or minus 5.0%.
                                  The "Cut-off Date Balance" of each Mortgage Loan will
                                  equal the unpaid principal balance thereof as of the
                                  Cut-off Date, after reduction for all payments of
                                  principal due on or before such date, whether or not
                                  received. For purposes of the numerical information
                                  provided herein, each of the Mortgage Loans is deemed to
                                  be secured by one Mortgaged Property, whether or not such
                                  Mortgaged Property is comprised of more than one parcel.
Security for the Mortgage
 Loans..........................  Generally, all of the Mortgage Loans are non-recourse obligations of the related borrowers. No Mortgage Loan
                                  will be insured or guaranteed by any governmental entity
                                  or private insurer.
                                  Six hundred and fifty-four (654) of the Mortgage Loans, or
                                  91.4%, are secured by a first mortgage on the borrower's
                                  fee simple estate, 15 of the Mortgage Loans, or 6.1%, are
                                  secured by a first mortgage on the borrower's leasehold
                                  estate, and seven of the Mortgage Loans, or 2.5%, are
                                  secured by a first mortgage on both the borrower's
                                  leasehold estate and an underlying fee simple estate, in
                                  each case, in an income producing real property (each, a
                                  "Mortgaged Property").
Property Types..................  Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance
                                  represented by such Mortgage Loans, that are secured by
                                  Mortgaged Properties operated for each indicated purpose:

                                                                   PERCENTAGE OF
                                                  NUMBER OF        INITIAL POOL
PROPERTY TYPE                                  MORTGAGE LOANS         BALANCE
-------------------------------------------  -------------------  ---------------
Multifamily(1).............................             228               31.1%
Retail(2)..................................             172               27.2%
Office(3)..................................              74               20.4%
Hospitality(4).............................              45                6.7%
Industrial/Warehouse.......................              44                3.8%
Health Care(5).............................              12                1.9%
Self-Storage...............................              11                0.7%
Mixed Use..................................               8                0.6%
Mobile Home Park...........................               5                0.4%

Credit Lease Loans(6)......................              77                7.3%

                           -----------------------------------------------------
                             (1) Including ten Mortgage Loans, or 0.9%, secured
                                 by properties which are eligible to receive
                                 low-income housing tax credits pursuant to
                                 Section 42 of the Internal Revenue Code of 1986 (the "Code" and such properties, the "Section 42 Properties").
                             (2) Including 103 Mortgage Loans, or 20.1%, secured
                                 by anchored retail or regional mall properties and 69 Mortgage Loans, or 7.1%, secured by unanchored retail properties.
                             (3) Including two Mortgage Loans, or 9.6%, secured
                                 by Mortgaged Properties triple net leased to International Business Machines Corporation ("IBM").

                             (4) All but four of such Mortgage Loans, or 0.3%,
                                 are secured by Mortgaged Properties which are affiliated with recognized hotel/ motel franchisors.
                             (5) Including two Mortgage Loans, or 0.1%, secured
                                 by assisted living facilities; one Mortgage
                                 Loan, or 0.2%, secured by a congregate care facility; and nine Mortgage Loans, or 1.5%, secured by skilled nursing facilities.
                             (6) Including 71 Mortgage Loans, or 6.6%, secured
                                 by retail properties; two Mortgage Loans, or 0.1%, secured by office properties; and four Mortgage Loans, or 0.6%, secured by health and fitness properties.

Geographical Concentration......  The Mortgaged Properties are located throughout 43 states and the District of Columbia. Set forth below are the
                                  number of Mortgage Loans, and the approximate percentage
                                  of the Initial Pool Balance represented by such Mortgage
                                  Loans, that are secured by Mortgage Properties located in
                                  the states with concentrations of Mortgage Loans above
                                  5.0%:

                                                                   PERCENTAGE OF
                                                  NUMBER OF        INITIAL POOL
STATE                                          MORTGAGE LOANS         BALANCE
-------------------------------------------  -------------------  ---------------
California.................................             115               11.8%
Texas......................................              41               10.3%
New York...................................              30                9.1%
Illinois...................................              22                7.8%
Florida....................................              58                7.1%
Georgia....................................              31                6.2%

Interest........................  All of the Mortgage Loans bear interest at annualized rates ("Mortgage Rates") that will remain fixed for their
                                  respective remaining loan terms, except as described
                                  herein. Except with respect to six Mortgage Loans, or
                                  14.4%, scheduled payments of principal and/or interest on
                                  the Mortgage Loans ("Monthly Payments") are due monthly on the first day of each month. See "Description of the
                                  Mortgage Pool--Certain Terms and Conditions of the
                                  Mortgage Loans--Due Dates" and "--Mortgage Rates;
                                  Calculations of Interest" herein.
Amortization Characteristics....  Four hundred thirty-six (436) of the Mortgage Loans, or
                                  57.0%, provide for Monthly Payments based on amortization
                                  schedules significantly longer than their respective
                                  remaining terms to maturity. As a result, such Mortgage
                                  Loans ("Balloon Loans") will have substantial principal
                                  amounts due and payable (each such amount, together with
                                  the corresponding payment of interest, a "Balloon
                                  Payment") on their respective scheduled maturity dates,
                                  unless prepaid prior thereto. One hundred five (105) of
                                  the Mortgage Loans, or 24.2%, are ARD Loans, as described
                                  herein. See "Description of the Mortgage Pool--Certain
                                  Terms and Conditions of the Mortgage Loans--Amortization"
                                  herein. The remaining 135 Mortgage Loans, or 18.8%, are
                                  self-amortizing. Six of the Balloon Loans, or 1.9%, one of the ARD Loans or 4.4%, and twenty-six (26) of such
                                  self-amortizing Mortgage Loans, or 1.7% (all but one of
                                  which are Credit Lease Loans as described herein), provide for increases in the amount of their respective Monthly
                                  Payment at specified times in the future as set forth in
                                  Annex A which coincide with rent increases on the
                                  underlying Credit Leases, as defined herein. See "Risk
                                  Factors--The

                                  Mortgage Loans--Balloon Payments" herein and "Risk
                                  Factors-- Balloon Payments; Borrower Default" in the
                                  Prospectus.
Prepayment Provisions...........  As of the Cut-off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayments. In general,
                                  the Mortgage Loans: (i) prohibit voluntary prepayments of
                                  principal for a period ending on a date specified in the
                                  related Mortgage Note (as defined herein) and, in general, thereafter impose a Yield Maintenance Charge and/or
                                  Prepayment Premium (each as defined herein) for most of
                                  their respective remaining terms to maturity (178 Mortgage
                                  Loans, or 26.8%); (ii) prohibit voluntary prepayments of
                                  principal for most of their respective terms (495 Mortgage
                                  Loans, or 72.5%); or (iii) permit voluntary principal
                                  prepayments provided that the prepayment is accompanied by a Yield Maintenance Charge or by a Prepayment Premium for
                                  most of their respective remaining terms to maturity
                                  (three Mortgage Loans, or 0.7%). With respect to the 172
                                  Mortgage Loans which impose Yield Maintenance Charges, 171 of such Mortgage Loans, or 25.3%, provide for the
                                  calculation of the Yield Maintenance Charge using a
                                  discount rate equal to the applicable Treasury Rate (as
                                  set forth in the related Mortgage Note), one of such
                                  Mortgage Loans, or 0.1%, provide for the calculation of
                                  the Yield Maintenance Charge using a discount rate equal
                                  to the applicable Treasury Rate plus 1.0%. See
                                  "Description of the Mortgage Pool-- Certain Terms and
                                  Conditions of the Mortgage Loans-- Prepayment Provisions"
                                  and "--Additional Mortgage Loan Information" herein. With
                                  respect to ARD Loans, voluntary principal prepayments
                                  after the Anticipated Repayment Date are permitted without material restrictions. The ability of the Master Servicer
                                  or the Special Servicer to waive or modify the terms of
                                  any Mortgage Loan relating to the payment of a Prepayment
                                  Premium or Yield Maintenance Charge is limited as
                                  described herein. See "Servicing of the Mortgage
                                  Loans--Modifications, Waivers and Amendments" herein. The
                                  Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the
                                  payment of a Prepayment Premium or Yield Maintenance
                                  Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.
Defeasance......................  Four hundred ninety-three (493) of the Mortgage Loans, or
                                  72.5%, provide that, in general, beginning not earlier
                                  than two years after the Closing Date, under certain
                                  conditions, the holder of the Mortgage may require the
                                  related borrower to substitute a pledge of "Defeasance
                                  Collateral" in exchange for a release of the Mortgaged
                                  Property from the lien of the related Mortgage in lieu of
                                  prepaying the Mortgage Loan and paying the applicable
                                  Yield Maintenance Charge or Prepayment Premium. In
                                  general, "Defeasance Collateral" is required to consist of direct, non-callable United States Treasury obligations
                                  that provide for payments prior, but as close as possible, to all successive Due Dates and the scheduled maturity
                                  date (or Anticipated Repayment Date in the case of ARD
                                  Loans), with each such payment being equal to or greater
                                  than (with any excess to be returned to the borrower) the

                                  Monthly Payment due on such date or (i) in the case of a
                                  Balloon Loan on the scheduled maturity date, the Balloon
                                  Payment, or (ii) in the case of an ARD Loan, the remaining principal balance on its Anticipated Repayment Date. The
                                  Pooling and Servicing Agreement will require the Master
                                  Servicer or the Special Servicer to require each borrower
                                  that proposes to prepay its Mortgage Loan to instead
                                  pledge Defeasance Collateral if so specified in the
                                  Mortgage Note, but in each case subject to certain
                                  conditions, including confirmation from each Rating Agency that acceptance of a pledge of the Defeasance Collateral
                                  in lieu of a full prepayment will not result in a
                                  downgrade, withdrawal or qualification of the rating then
                                  assigned by it to any Class of Certificates.
Credit Lease Loans..............  Seventy-seven (77) of the Mortgage Loans, or 7.3% (the
                                  "Credit Lease Loans"), are secured by Mortgages on
                                  Mortgaged Properties that are, in each case, subject to a
                                  lease (a "Credit Lease") to a tenant (each a "Tenant" and, collectively, the "Tenants") which possesses (or whose
                                  parent or other affiliate which guarantees the Credit
                                  Lease obligation possesses) the rating indicated in the
                                  Credit Lease Table. See "Description of the Mortgage
                                  Pool-- Credit Lease Loans" herein. Scheduled monthly rent
                                  payments (the "Monthly Rental Payments") under the Credit
                                  Leases are generally sufficient to pay in full and on a
                                  timely basis all interest and principal scheduled to be
                                  paid with respect to the related Credit Lease Loans other
                                  than the Balloon Payments with respect to Credit Lease
                                  Loans which are Balloon Loans.
                                  The Credit Leases generally provide that the Tenant is
                                  responsible for all costs and expenses incurred in
                                  connection with the maintenance and operation of the
                                  related Mortgaged Property. In the event of a casualty or
                                  condemnation of a material portion of the related
                                  Mortgaged Property, either (i) the Credit Lease provides
                                  that the Tenant is obligated to continue making payments,
                                  and/or the Tenant must make an offer to purchase the
                                  applicable Mortgaged Property for an amount not less than
                                  the unpaid principal balance plus accrued interest on the
                                  related Credit Lease Loan or (ii) the Trustee on behalf of the Certificateholders will have the benefit of certain
                                  non-cancelable credit lease enhancement insurance policies
                                  (the "Lease Enhancement Policies") obtained to cover
                                  certain casualty and/or condemnation risks. See
                                  "Description of the Mortgage Pool--Credit Lease Loans"
                                  herein.
Dates of Origination............  Except with respect to 21 Mortgage Loans, or 2.7%, all of the Mortgage Loans were originated after September 1997.
Additional Mortgage Loan
  Characteristics...............  Set forth below is certain information regarding the
                                  Mortgage Loans and the Mortgaged Properties as of the
                                  Cut-off Date (all weighted averages set forth below are
                                  based on the Cut-off Date Balances of the respective
                                  Mortgage Loans). The Mortgage Pool is more fully
                                  described, and additional information regarding the
                                  Mortgage Loans and the Mortgaged Properties is set forth,
                                  in the

                                  tables under "Description of The Mortgage Pool--Additional
                                  Mortgage Loan Information" herein and in Annex A hereto:

Minimum Cut-off Date Balance.................................  $   408,723
Maximum Cut-off Date Balance.................................  $178,378,814
Average Cut-off Date Balance.................................  $ 5,140,923
Minimum Mortgage Rate........................................        6.710%
Maximum Mortgage Rate........................................        9.200%
Weighted Average Mortgage Rate...............................        7.257%
Minimum Remaining Term to Maturity (months)..................           51
Maximum Remaining Term to Maturity (months)..................          360
Weighted Average Remaining Term to Maturity (months).........          152
Minimum Remaining Amortization Term (months).................          115
Maximum Remaining Amortization Term (months).................          360
Weighted Average Remaining Amortization Term (months)........          316
Minimum Cut-off Date DSC Ratio(1)(2).........................         1.06x
Maximum Cut-off Date DSC Ratio(2)............................         3.53x
Weighted Average Cut-off Date DSC Ratio(2)...................         1.41x
Minimum Cut-off Date LTV Ratio(2)............................         20.8%
Maximum Cut-off Date LTV Ratio(2)(3).........................         85.0%
Weighted Average Cut-off Date LTV Ratio(2)...................         71.6%
Minimum Maturity Date LTV Ratio(4)...........................         18.2%
Maximum Maturity Date LTV Ratio(4)...........................         74.3%
Weighted Average Maturity Date LTV Ratio(4)..................         59.6%

                    ------------------------------------------------------------

                              (1) Except with respect to seven Mortgage Loans,
                                 or 0.5%, the only Mortgage Loans (excluding
                                 Credit Lease Loans) with DSC Ratios below 1.20x are Mortgage Loans secured by Section 42 Properties.

                              (2) Calculated without regard to the Credit Lease
                                 Loans.

                              (3) Except with respect to six Mortgage Loans, or
                                 0.6%, the only Mortgage Loans (excluding Credit Lease Loans) with Cut-off Date LTV Ratios in excess of 80% are Mortgage Loans secured by
                                 Section 42 Properties.

                              (4) At maturity with respect to Balloon Loans or
                                 at the Anticipated Repayment Date with respect to ARD Loans. Does not include self amortizing Loans.

Mortgage Loan Sellers...........  Two hundred seventy-seven (277) of the Mortgage Loans, or
                                  50.0% (the "Lehman Loans"), will be acquired by the
                                  Depositor from the Lehman Seller, which either originated
                                  each such Mortgage Loan or acquired it in connection with
                                  its commercial and multifamily mortgage loan conduit
                                  program. Two hundred seventy-seven (277) of the Mortgage
                                  Loans, or 40.3% (the "FUNB Loans"), will be acquired by
                                  the Depositor from FUNB, which either originated each such
                                  Mortgage Loan or acquired it in connection with its
                                  commercial and multifamily mortgage loan conduit program.
                                  One hundred twenty-two (122) of the Mortgage Loans, or
                                  9.7% (the "Bank of America Loans"), will be acquired by
                                  the Depositor from Bank of America NT&SA, which originated each such Mortgage Loan in connection with its commercial
                                  and multifamily mortgage loan conduit program. See
                                  "Description of the Mortgage Pool" herein.
                                  On or prior to the Closing Date, the Depositor will cause
                                  the Mortgage Loan Sellers to assign the Mortgage Loans,
                                  without recourse (except as set forth in the next
                                  sentence), to the Trustee for the benefit of the holders
                                  of the Certificates (the "Certificateholders"). In
                                  connection with such assignment, each Mortgage Loan Seller will make certain representations and warranties

                                  regarding the characteristics of its Mortgage Loans and,
                                  as more particularly described herein, will agree to cure
                                  any material breach thereof or, in the absence of such a
                                  cure, to repurchase the affected Mortgage Loan. See
                                  "Description of the Mortgage Pool-- Representations and
                                  Warranties; Repurchases" herein.
Description of the
 Certificates...................  The Certificates will be issued pursuant to a Pooling and
                                  Servicing Agreement, to be dated as of May 1, 1998, among
                                  the Depositor, the Master Servicer, the Special Servicer
                                  and the Trustee (the "Pooling and Servicing Agreement"),
                                  and will represent in the aggregate the entire beneficial
                                  ownership interest in a trust fund (the "Trust Fund")
                                  consisting of the Mortgage Pool and certain related
                                  assets.
Certificate Balances and
 Notional Amount................  Upon initial issuance, and in each case subject to a permitted variance of plus or minus 5.0%, the respective
                                  Classes of Sequential Pay Certificates will have the
                                  Certificate Balances set forth in the table at the
                                  beginning of this Summary.
                                  The "Certificate Balance" of any Class of Sequential Pay
                                  Certificates outstanding at any time represents the
                                  maximum amount that the holders thereof are entitled to
                                  receive as distributions allocable to principal from the
                                  cash flow on the Mortgage Loans and other assets in the
                                  Trust Fund. As more particularly described herein, the
                                  Certificate Balance of a Class of Sequential Pay
                                  Certificates will be reduced on each Distribution Date by
                                  any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by
                                  any losses on the Mortgage Loans (herein referred to as
                                  "Realized Losses") and certain Trust Fund expenses (herein referred to as "Additional Trust Fund Expenses") actually
                                  allocated to such Class of Certificates on such
                                  Distribution Date.
                                  The Class IO Certificates will not have a Certificate
                                  Balance, but will represent the right to receive
                                  distributions of interest in an amount equal to the
                                  aggregate interest accrued on the notional amount of each
                                  of the Class IO Components, as described herein. The Class
                                  IO Certificates will have separate components (each a
                                  "Class IO Component"), one corresponding to each Class of
                                  Sequential Pay Certificates. Each Class IO Component will
                                  have the same letter and/or numerical designation as the
                                  corresponding Class of Sequential Pay Certificates. The
                                  notional amount of each Class IO Component will equal the
                                  Certificate Balance of the corresponding Class of
                                  Sequential Pay Certificates outstanding from time to time.
                                  On the Closing Date, the aggregate of the notional amounts of all the Class IO Components will equal approximately
                                  $3,475,264,083, which amount will equal the Initial Pool
                                  Balance. References herein to the "notional amount" of the
                                  Class IO Certificates shall mean the aggregate of the
                                  notional amounts of all the Class IO Components. See
                                  "Description of the Certificates--Certificate Balances and
                                  Notional Amount" herein.

                                  The REMIC Residual Certificates will not have Certificate
                                  Balances or notional amounts, but will represent the right to receive certain limited amounts not otherwise payable
                                  on the REMIC Regular Certificates.

Pass-Through Rates..............  The Pass-Through Rate applicable to each Class of Offered
                                  Certificates (other than Class IO Certificates) for each
                                  Distribution Date is fixed at the respective rate per
                                  annum set forth with respect to such Class in the table at the beginning of this Summary. The Pass-Through Rate
                                  applicable to each Class of the Private Certificates
                                  (other than the REMIC Residual Certificates) for each Dis-
                                  tribution Date is the lesser of (a) the respective rate
                                  per annum set forth in respect of such Class in the table
                                  at the beginning of this Summary and (b) the Weighted
                                  Average Net Mortgage Rate for such Distribution Date. The
                                  Pass-Through Rate applicable to each Class IO Component
                                  for any Distribution Date will be equal to the Weighted
                                  Average Net Mortgage Rate for such Distribution Date minus the Pass-Through Rate then applicable to the corresponding
                                  Class of Sequential Pay Certificates. The REMIC Residual
                                  Certificates will not bear interest.

                                  The "Weighted Average Net Mortgage Rate" for each
                                  Distribution Date is the weighted average of the Net
                                  Mortgage Rates for the Mortgage Loans as of the
                                  commencement of the related Collection Period (as defined
                                  herein), weighted on the basis of their respective Stated
                                  Principal Balances outstanding immediately prior to such
                                  Distribution Date. The "Net Mortgage Rate" for each
                                  Mortgage Loan will generally equal (x) the Mortgage Rate
                                  in effect for such Mortgage Loan as of the Cut-off Date,
                                  minus (y) the applicable Administrative Cost Rate (as
                                  defined herein) for such Mortgage Loan; provided that for
                                  each Mortgage Loan that does not accrue interest on the
                                  basis of a 360-day year consisting of twelve 30-day months
                                  (which is the basis on which interest accrues in respect
                                  of the REMIC Regular Certificates), then, solely for the
                                  purposes of calculating the Weighted Average Net Mortgage
                                  Rate, the Mortgage Rate referred to in clause (x) will, to the extent appropriate, be adjusted from accrual period to accrual period to compensate for such difference,
                                  including any adjustment to each Interest Reserve Loan (as defined herein). See "Description of the Certifi-
                                  cates--Pass-Through Rates" herein. The "Stated Principal
                                  Balance" of each Mortgage Loan outstanding at any time
                                  represents the principal balance of such Mortgage Loan
                                  ultimately due and payable thereon and will generally
                                  equal the Cut-off Date Balance thereof, reduced on each
                                  Distribution Date (to not less than zero) by (i) any
                                  payments or other collections (or advances in lieu
                                  thereof) of principal of such Mortgage Loan that are due
                                  or received, as the case may be, during the related
                                  Collection Period (as defined herein) and distributed on
                                  the Certificates on such date and (ii) the principal
                                  portion of any Realized Loss incurred in respect of such
                                  Mortgage Loan during the related Collection Period. See
                                  "Description of the Certificates--Pass-Through Rates"
                                  herein. Notwithstanding the foregoing, if any Mortgage
                                  Loan is

                                  paid in full, liquidated or otherwise removed from the
                                  Trust Fund, commencing on the first Distribution Date
                                  following the Collection Period during which such event
                                  occurred, the Stated Principal Balance of such Mortgage
                                  Loan will be zero.

Distributions...................  Distributions on the Certificates will be made by the
                                  Trustee, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business
                                  day, then on the next succeeding business day, commencing
                                  June 18, 1998 (each, a "Distribution Date"). The total of
                                  all payments or other collections (or advances in lieu
                                  thereof) on or in respect of the Mortgage Loans (other
                                  than Prepayment Premiums, Yield Maintenance Charges and
                                  Additional Interest, which are separately distributable in respect of the Certificates) that are available for
                                  distribution to Certificateholders on any Distribution
                                  Date (after deducting certain fees and expenses payable as set forth in the Pooling and Servicing Agreement) is
                                  herein referred to as the "Available Distribution Amount"
                                  for such date. See "Description of the
                                  Certificates--Distributions--The Available Distribution
                                  Amount" herein.

                                  On each Distribution Date, the Trustee will (except as
                                  otherwise described under "Description of the
                                  Certificates-- Termination" herein) apply the Available
                                  Distribution Amount for such date for the following
                                  purposes and in the following order of priority, in each
                                  case to the extent of remaining available funds:

                                  (1) to distributions of interest to the holders of the
                                  Class A-1, Class A-2 and Class IO Certificates (in each
                                      case, so long as any such Class remains outstanding),
                                      pro rata, in accordance with the respective amounts of
                                      Distributable Certificate Interest (as defined herein)
                                      distributable on such Classes of Certificates on such
                                      Distribution Date, in an amount equal to all
                                      Distributable Certificate Interest in respect of each
                                      such Class of Certificates for such Distribution Date
                                      and, to the extent not previously paid, for all prior
                                      Distribution Dates;

                                  (2) to distributions of principal to the holders of the
                                  Class A-1 Certificates in an amount (not to exceed the
                                      then outstanding Certificate Balance of such Class of
                                      Certificates) equal to the Principal Distribution
                                      Amount (as defined herein) for such Distribution Date;

                                  (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2
                                      Certificates in an amount (not to exceed the then
                                      outstanding Certificate Balance of such Class of
                                      Certificates) equal to the Principal Distribution
                                      Amount for such Distribution Date, less any portion
                                      thereof distributed in respect of the Class A-1
                                      Certificates;

                                  (4) to distributions to the holders of the Class A-1 and
                                  Class A-2 Certificates, PRO RATA, in accordance with the
                                      respective amounts of Realized Losses and Additional
                                      Trust Fund Expenses, if any, previously allocated to
                                      such Classes of Certificates and for which no
                                      reimbursement has previously been
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                                      S-17
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                                      received, to reimburse such holders for such Realized
                                      Losses and Additional Trust Fund Expenses, if any;

                                  (5) to distributions of interest to the holders of the
                                  Class B Certificates in an amount equal to all
                                      Distributable Certificate Interest in respect of such
                                      Class of Certificates for such Distribution Date and,
                                      to the extent not previously paid, for all prior
                                      Distribution Dates;

                                  (6) after the Class A-1 and Class A-2 Certificates have
                                  been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to
                                      exceed the then outstanding Certificate Balance of
                                      such Class of Certificates) equal to the Principal
                                      Distribution Amount for such Distribution Date, less
                                      any portion thereof distributed in respect of the
                                      Class A-1 and/or Class A-2 Certificates;

                                  (7) to distributions to the holders of the Class B
                                  Certificates to reimburse such holders for all Realized
                                      Losses and Additional Trust Fund Expenses, if any,
                                      previously allocated to such Class of Certificates and
                                      for which no reimbursement has previously been
                                      received;

                                  (8) to distributions of interest to the holders of the
                                  Class C Certificates in an amount equal to all
                                      Distributable Certificate Interest in respect of such
                                      Class of Certificates for such Distribution Date and,
                                      to the extent not previously paid, for all prior
                                      Distribution Dates;

                                  (9) after the Class A-1, Class A-2 and Class B
                                  Certificates have been retired, to distributions of
                                      principal to the holders of the Class C Certificates
                                      in an amount (not to exceed the then outstanding
                                      Certificate Balance of such Class of Certificates)
                                      equal to the Principal Distribution Amount for such
                                      Distribution Date, less any portion thereof
                                      distributed in respect of the Class A-1, Class A-2
                                      and/or Class B Certificates;

                                  (10) to distributions to the holders of the Class C
                                  Certificates to reimburse such holders for all Realized
                                       Losses and Additional Trust Fund Expenses, if any,
                                       previously allocated to such Class of Certificates
                                       and for which no reimbursement has previously been
                                       received;

                                  (11) to distributions of interest to the holders of the
                                  Class D Certificates in an amount equal to all
                                       Distributable Certificate Interest in respect of such
                                       Class of Certificates for such Distribution Date and,
                                       to the extent not previously paid, for all prior
                                       Distribution Dates;

                                  (12) after the Class A-1, Class A-2, Class B and Class C
                                  Certificates have been retired, to distributions of
                                       principal to the holders of the Class D Certificates
                                       in an amount (not to exceed the then outstanding
                                       Certificate Balance of such Class of Certificates)
                                       equal to the Principal Distribution Amount for such
                                       Distribution Date, less any portion thereof distrib-
                                       uted in respect of the Class A-1, Class A-2, Class B
                                       and/or Class C Certificates;
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                                      S-18
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                                  (13) to distributions to the holders of the Class D
                                  Certificates to reimburse such holders for all Realized
                                       Losses and Additional Trust Fund Expenses, if any,
                                       previously allocated to such Class of Certificates
                                       and for which no reimbursement has previously been
                                       received;

                                  (14) to distributions of interest to the holders of the
                                  Class E Certificates in an amount equal to all
                                       Distributable Certificate Interest in respect of such
                                       Class of Certificates for such Distribution Date and,
                                       to the extent not previously paid, for all prior
                                       Distribution Dates;

                                  (15) after the Class A-1, Class A-2, Class B, Class C and
                                  Class D Certificates have been retired, to distributions
                                       of principal to the holders of the Class E
                                       Certificates in an amount (not to exceed the then
                                       outstanding Certificate Balance of such Class of
                                       Certificates) equal to the Principal Distribution
                                       Amount for such Distribution Date, less any portion
                                       thereof distributed in respect of the Class A-1,
                                       Class A-2, Class B, Class C and/or Class D
                                       Certificates;

                                  (16) to distributions to the holders of the Class E
                                  Certificates to reimburse such holders for all Realized
                                       Losses and Additional Trust Fund Expenses, if any,
                                       previously allocated to such Class of Certificates
                                       and for which no reimbursement has previously been
                                       received; and

                                  (17) to distributions to the holders of the respective
                                  Classes of Private Certificates (other than the REMIC
                                       Residual Certificates, which are not expected to
                                       receive distributions) as described herein (provided
                                       that no distributions of principal will be made in
                                       respect of any Class of Private Certificates until
                                       the aggregate Certificate Balance of the Class A-1,
                                       Class A-2, Class B, Class C, Class D and Class E
                                       Certificates has been reduced to zero). See
                                       "Description of the Certificates--
                                       Distributions--Application of the Available
                                       Distribution Amount" herein;

                                  provided that, on each Distribution Date, if any, after
                                  the aggregate of the Certificate Balances of the
                                  Subordinate Certificates (as defined herein) has been
                                  reduced to zero prior to retirement of the Class A
                                  Certificates as a result of the allocation of Realized
                                  Losses and Additional Trust Fund Expenses, and in any
                                  event on the final Distribution Date in connection with a
                                  termination of the Trust Fund (see "Description of the
                                  Certificates--Termination" herein), the payments of
                                  principal to be made as contemplated by clauses (2) and
                                  (3) above with respect to the Class A Certificates, will
                                  be so made to the holders of the respective Classes of
                                  such Certificates, up to an amount equal to, and PRO RATA
                                  as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of
                                  Certificates, and without regard to the Principal
                                  Distribution Amount for such date.
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                                      S-19
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                                  The "Distributable Certificate Interest" in respect of any
                                  Class of Sequential Pay Certificates for any Distribution
                                  Date will generally equal one month's interest at the
                                  applicable Pass-Through Rate accrued on the Certificate
                                  Balance of such Class of Certificates outstanding
                                  immediately prior to such Distribution Date, reduced (to
                                  not less than zero) by such Class' allocable share (in
                                  each case, calculated as described herein) of any Net
                                  Aggregate Prepayment Interest Shortfall (as described
                                  herein) for such Distribution Date. The "Distributable
                                  Certificate Interest" in respect of the Class IO
                                  Certificates for any Distribution Date will generally
                                  equal the aggregate of one month's interest accrued at the applicable Pass- Through Rate on the notional amount of
                                  each Class IO Component outstanding immediately prior to
                                  such Distribution Date, reduced (to not less than zero) by such Class' allocable share (calculated as described
                                  herein) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date. Interest payable on the REMIC
                                  Regular Certificates will be calculated on a 30/360 basis
                                  (as defined herein). See "Servicing of the Mortgage
                                  Loans-- Servicing and Other Compensation and Payment of
                                  Expenses" and "Description of the
                                  Certificates--Distributions--Distributable Certificate
                                  Interest" herein.

                                  The "Principal Distribution Amount" for any Distribution
                                  Date will generally equal the aggregate of the following
                                  (without duplication): (a) the aggregate of the principal
                                  portions of all Scheduled Payments (other than Balloon
                                  Payments) and the principal portion of any Assumed
                                  Scheduled Payments (as defined herein) due or deemed due
                                  on or in respect of the Mortgage Loans for their
                                  respective Due Dates (as defined herein) occurring during
                                  the related Collection Period; (b) the aggregate of all
                                  principal prepayments received on the Mortgage Loans
                                  during the related Collection Period; (c) with respect to
                                  any Mortgage Loan as to which the related stated maturity
                                  date occurred during or prior to the related Collection
                                  Period, any payment of principal made by or on behalf of
                                  the related borrower during the related Collection Period
                                  (including any Balloon Payment), net of any portion of
                                  such payment that represents a recovery of the principal
                                  portion of any Scheduled Payment (other than a Balloon
                                  Payment) due or the principal portion of any Assumed
                                  Scheduled Payment deemed due, in respect of such Mortgage
                                  Loan on a Due Date during or prior to the related
                                  Collection Period and not previously recovered; (d) the
                                  aggregate of all liquidation proceeds, insurance proceeds, condemnation awards, proceeds of Mortgage Loan
                                  repurchases, and to the extent not otherwise included in
                                  clauses (a), (b) or (c) above, payments and other amounts
                                  that were received on or in respect of the Mortgage Loans
                                  during the related Collection Period and that were
                                  identified and applied by the Master Servicer as
                                  recoveries of principal, in each case net of any portion
                                  of such amounts that represents a recovery of the
                                  principal portion of any Scheduled Payment (other than a
                                  Balloon Payment) due or of the principal portion of any
                                  Assumed Scheduled Payment deemed due, in
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                                      S-20
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                                  respect of the related Mortgage Loan on a Due Date during
                                  or prior to the related Collection Period and not
                                  previously recovered; and (e) for each Distribution Date
                                  after the initial Distribution Date, the excess, if any,
                                  of the Principal Distribution Amount for the immediately
                                  preceding Distribution Date, over the aggregate
                                  distributions of principal made on the Certificates on
                                  such immediately preceding Distribution Date.

                                  The "Scheduled Payment" due on any Mortgage Loan on any
                                  related Due Date is the amount of the Monthly Payment that is or would have been, as the case may be, due thereon on
                                  such date, without regard to any waiver, modification or
                                  amendment granted or agreed to by the Special Servicer or
                                  otherwise resulting from a bankruptcy or similar
                                  proceeding involving the related borrower, and assuming
                                  that each prior Scheduled Payment has been timely made.
                                  The "Assumed Scheduled Payment" is an amount deemed due
                                  (i) on a Balloon Loan that is delinquent in respect of its
                                  Balloon Payment beyond the first Determination Date (as
                                  defined herein) after its stated maturity date and (ii) on each REO Mortgage Loan (as defined herein). The Assumed
                                  Scheduled Payment deemed due on any such Balloon Loan on
                                  its stated maturity date and on each successive related
                                  Due Date that it remains or is deemed to remain
                                  outstanding will equal the Scheduled Payment that would
                                  have been due thereon on such date if the related Balloon
                                  Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's
                                  amortization schedule, if any, in effect as of the Closing
                                  Date. The Assumed Scheduled Payment deemed due on any REO
                                  Mortgage Loan on each Due Date that the related REO
                                  Property (as defined herein) remains part of the Trust
                                  Fund will equal the Scheduled Payment that would have been due in respect of such predecessor Mortgage Loan on such
                                  Due Date had it remained outstanding (or, if such Mortgage
                                  Loan was a Balloon Loan and such Due Date coincides with
                                  or follows what had been its stated maturity date, the
                                  Assumed Scheduled Payment that would have been deemed due
                                  in respect of such Mortgage Loan on such Due Date had it
                                  remained outstanding). The "Determination Date" will be
                                  the 10th day of each month (or, if not a business day, the next preceding business day). See "Description of the
                                  Certificates--Distributions--Principal Distribution
                                  Amount" herein.

                                  Reimbursements of previously allocated Realized Losses and
                                  Additional Trust Fund Expenses will not constitute
                                  distributions of principal for any purpose and will not
                                  result in an additional reduction in the Certificate
                                  Balance of the Class of Certificates in respect of which
                                  any such reimbursement is made.

                                  The holders of the Certificates may also receive portions
                                  of any Prepayment Premiums and Yield Maintenance Charges
                                  to the extent described under "Description of the
                                  Certificates--Distributions--Allocation of Prepayment
                                  Premiums and Yield Maintenance Charges" herein. Such
                                  distributions will be in addition to any
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                                      S-21
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                                  distributions of interest or principal made to such
                                  holders from the Available Distribution Amount on each
                                  Distribution Date.

                                  If and to the extent collected, Additional Interest (net
                                  of any Principal Recovery Fees payable therefrom) will be
                                  distributed, pro rata (based on their respective initial
                                  Certificate Balances), among all the Classes of Sequential
                                  Pay Certificates. There can be no assurance if and to what extent Additional Interest will be collected on the ARD
                                  Loans, if at all.

P&I Advances....................  Subject to a recoverability determination, as described herein, and further subject to the reduced advancing
                                  obligations in respect of certain Required Appraisal Loans
                                  (as defined herein) and certain Mortgage Loans as to which the Monthly Payment has been reduced as part of a
                                  modification or otherwise, the Master Servicer will be
                                  required to make advances (each, a "P&I Advance") with
                                  respect to each Distribution Date in an amount that is
                                  generally equal to the aggregate of all Scheduled Payments
                                  (other than Balloon Payments) and any Assumed Scheduled
                                  Payments, net of related Servicing Fees and any related
                                  Principal Recovery Fees (each as defined herein), due or
                                  deemed due, as the case may be, on or in respect of the
                                  Mortgage Loans during the related Collection Period, in
                                  each case to the extent that such amount was not paid by
                                  or on behalf of the related borrower or otherwise
                                  collected as of the close of business on the last day of
                                  the related Collection Period. Pursuant to the terms of
                                  the Pooling and Servicing Agreement, if the Master
                                  Servicer fails to make a required P&I Advance, the Trustee shall then be obligated to make such P&I Advance, in such
                                  case subject to a recoverability determination, as
                                  described herein.

                                  As more fully described herein, the Master Servicer (or
                                  the Trustee) will be entitled to interest on any P&I
                                  Advance made by it, and each of the Master Servicer, the
                                  Special Servicer and the Trustee will be entitled to
                                  interest on certain reimbursable servicing expenses
                                  incurred by any of them. Such interest will accrue from
                                  the date any such P&I Advance is made or such servicing
                                  expense is incurred at a rate per annum equal to the
                                  "prime rate" published in the "Money Rates" section of THE
                                  WALL STREET JOURNAL, as such "prime rate" may change from
                                  time to time (the "Reimbursement Rate"); and such interest will be compounded annually and will be paid,
                                  contemporaneously with the reimbursement of such P&I
                                  Advance or servicing expense, out of general collections
                                  on the Mortgage Pool then on deposit in the Certificate
                                  Account. See "Description of the Certificates--P&I
                                  Advances" herein and "Description of the
                                  Certificates--Advances in Respect of Delinquencies" and
                                  "Description of the Pooling Agreements--Certificate
                                  Account" in the Prospectus.

Compensating Interest Payments    To the extent of its servicing compensation for the
                                  related Collection Period, including Prepayment Interest
                                  Excesses (as defined below) received during such
                                  Collection Period, the Master Servicer
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                                      S-22
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                                  is required to make a non-reimbursable payment (a
                                  "Compensating Interest Payment") with respect to each
                                  Distribution Date to cover the aggregate of any Prepayment
                                  Interest Shortfalls incurred during such Collection
                                  Period. A "Prepayment Interest Shortfall" is a shortfall
                                  in the collection of a full month's interest (net of the
                                  related Master Servicing Fee, Additional Servicing Fee
                                  and, if applicable, Additional Interest) and without
                                  regard to any Prepayment Premium or Yield Maintenance
                                  Charge actually collected) on any Mortgage Loan by reason
                                  of a full or partial principal prepayment made prior to
                                  its Due Date in any Collection Period. A "Prepayment
                                  Interest Excess" is a payment of interest (net of the
                                  related Master Servicing Fee, Additional Servicing Fee
                                  and, if applicable, Additional Interest) made in
                                  connection with any full or partial prepayment of a
                                  Mortgage Loan after its Due Date in any Collection Period, which payment of interest is intended to cover the period
                                  on and after such Due Date (exclusive of any Prepayment
                                  Premium or Yield Maintenance Charge actually collected).
                                  The "Net Aggregate Prepayment Interest Shortfall" for any
                                  Distribution Date will be the amount, if any, by which (a)
                                  the aggregate of any Prepayment Interest Shortfalls
                                  incurred during the related Collection Period exceeds (b)
                                  any Compensating Interest Payment made by the Master
                                  Servicer with respect to such Distribution Date. See
                                  "Servicing of the Mortgage Loans-- Servicing and Other
                                  Compensation and Payment of Expenses" and "Description of
                                  the Certificates--Distributions-- Distributable
                                  Certificate Interest" herein.

Subordination; Allocation of
  Losses and Certain Expenses...  The rights of holders of the Class B, Class C, Class D,
                                  Class E and the Private Certificates (collectively, the
                                  "Subordinate Certificates"), to receive distributions of
                                  amounts collected or advanced on the Mortgage Loans will,
                                  in each case, be subordinated, to the extent described
                                  herein, to the rights of holders of the Class A and Class
                                  IO Certificates (collectively, the "Senior Certificates")
                                  and each other such Class of Subordinate Certificates, if
                                  any, with an earlier alphabetical Class designation. This
                                  subordination is intended to enhance the likelihood of
                                  timely receipt by the holders of the Senior Certificates
                                  of the full amount of Distributable Certificate Interest
                                  payable in respect of such Classes of Certificates on each
                                  Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal
                                  equal to the entire related Certificate Balance.
                                  Similarly, but to decreasing degrees, this subordination
                                  is also intended to enhance the likelihood of timely
                                  receipt by the holders of the Class B, Class C, Class D
                                  and Class E Certificates of the full amount of
                                  Distributable Certificate Interest payable in respect of
                                  such Classes of Certificates on each Distribution Date,
                                  and the ultimate receipt by the holders of such
                                  Certificates of, in the case of each such Class, principal equal to the entire related Certificate Balance. The pro-
                                  tection afforded to the holders of the Offered
                                  Certificates by means of the subordination referred to
                                  above will be accomplished by (i)
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                                      S-23
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                                  the application of the Available Distribution Amount on
                                  each Distribution Date in the order described above in
                                  this Summary under "--Description of the
                                  Certificates--Distributions" and (ii) by the allocation of
                                  Realized Losses and Additional Trust Fund Expenses as
                                  described below. No other form of credit support will be
                                  available for the benefit of the holders of the Offered
                                  Certificates.

                                  On each Distribution Date, following all distributions on
                                  the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses
                                  that have been incurred since the Cut-off Date through the end of the related Collection Period and that have not
                                  previously been so allocated will be allocated, subject to the limitations described herein, in reduction of the
                                  respective Certificate Balances of the Sequential Pay
                                  Certificates, as follows: first, to the Private
                                  Certificates in the order described in the Pooling and
                                  Servicing Agreement; and then, to the Class E, Class D,
                                  Class C and Class B Certificates, in that order, until the
                                  Certificate Balance of each such Class has been reduced to zero. Thereafter any additional Realized Losses and
                                  Additional Trust Fund Expenses will be allocated, subject
                                  to the limitations described herein, to the Class A-1 and
                                  Class A-2 Certificates, PRO RATA, in proportion to their
                                  outstanding Certificate Balances (in each such case, in
                                  reduction of the related Certificate Balance). See
                                  "Description of the Certificates--Subordination;
                                  Allocation of Losses and Certain Expenses" herein.

                                  Any Realized Loss or Additional Trust Fund Expenses
                                  allocated in reduction of the Certificate Balance of any
                                  Class of Sequential Pay Certificates will result in a
                                  corresponding reduction in the notional amount of the
                                  related Class IO Component.

Treatment of REO Properties.....  Notwithstanding that a Mortgaged Property may be acquired on behalf of the Certificateholders through foreclosure,
                                  deed in lieu of foreclosure or otherwise (upon
                                  acquisition, an "REO Property"), the related Mortgage Loan will be treated, for purposes of determining (i)
                                  distributions on the Certificates, (ii) allocations of
                                  Realized Losses and Additional Trust Fund Expenses to the
                                  Certificates and (iii) the amount of fees payable to the
                                  Trustee, the Master Servicer and the Special Servicer
                                  under the Pooling and Servicing Agreement, as having
                                  remained outstanding until such REO Property is
                                  liquidated. In connection therewith, operating revenues
                                  and other proceeds derived from such REO Property (net of
                                  related operating costs, including certain reimbursements
                                  payable to the Master Servicer or the Special Servicer in
                                  connection with the operation and disposition of such REO
                                  Property) will be "applied" by the Master Servicer as
                                  principal, interest and other amounts that would have been
                                  "due" on such Mortgage Loan, and the Master Servicer will
                                  be required to make P&I Advances in respect of such
                                  Mortgage Loan, in all cases as if such Mortgage Loan had
                                  remained outstanding.
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                                      S-24
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Optional Termination............  Each of the Master Servicer, the Special Servicer, the
                                  Depositor, Lehman Brothers Inc. and the Majority
                                  Subordinate Certificateholder (as defined herein) will
                                  have an option to purchase all of the Mortgage Loans and
                                  REO Properties, and thereby effect termination of the
                                  Trust Fund and early retirement of the then outstanding
                                  Certificates, on any Distribution Date on which the
                                  aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance. See "Description of the Certificates-- Termination" herein and in the
                                  Prospectus.

Risk Factors....................  There are material risks associated with an investment in the Offered Certificates. See "Risk Factors" herein and in the Prospectus.

Certain Investment
  Considerations................  The yield to maturity of a Class A-1, Class A-2, Class B,
                                  Class C, Class D or Class E Certificate purchased at a
                                  discount or premium will be affected by the rate of
                                  prepayments and other unscheduled collections of principal on or in respect of the Mortgage Loans and the allocation
                                  thereof to reduce the principal balance of such
                                  Certificate. An investor should consider, in the case of
                                  any such Certificate purchased at a discount, the risk
                                  that a slower than anticipated rate of prepayments could
                                  result in a lower than anticipated yield and, in the case
                                  of any such Certificate purchased at a premium, the risk
                                  that a faster than anticipated rate of prepayments could
                                  result in a lower than anticipated yield. IN ADDITION, THE
                                  YIELD TO MATURITY OF THE CLASS IO CERTIFICATES WILL BE
                                  HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL
                                  PAYMENTS (INCLUDING BY REASON OF PREPAYMENTS, DEFAULTS AND
                                  LIQUIDATIONS) ON THE MORTGAGE LOANS, AND INVESTORS IN THE
                                  CLASS IO CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED
                                  RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PREPAYMENTS
                                  AND/OR LIQUIDATIONS IN RESPECT OF THE MORTGAGE LOANS COULD
                                  RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOUP
                                  THEIR INITIAL INVESTMENTS. See "Yield and Maturity
                                  Considerations" herein and in the Prospectus. The
                                  allocation to any Class of any Prepayment Premium or Yield
                                  Maintenance Charge may be insufficient to offset fully any adverse effects on the anticipated yield to maturity
                                  resulting from the corresponding principal prepayment. See
                                  "Description of Certificates--Distributions--Allocation of
                                  Prepayment Premiums and Yield Maintenance Charges" herein.

                                  In addition, insofar as an investor's initial investment
                                  in any Offered Certificate is returned in the form of
                                  payments of principal thereon, there can be no assurance
                                  that such amounts can be reinvested in comparable
                                  alternative investments with comparable yields. Investors
                                  in the Offered Certificates should consider that, as of
                                  the Cut-off Date, certain of the Mortgage Loans may be
                                  prepaid at any time and the remainder may be prepaid at
                                  any time after the expiration of the applicable Lock-Out
                                  Period (as defined herein), subject, in most cases, to the payment of a Prepayment Premium or Yield Maintenance
                                  Charge. See "Description of the Mortgage Pool--Certain
                                  Terms and Conditions of the Mortgage Loans--
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                                      S-25
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                                  Prepayment Provisions" herein. Accordingly, the rate of
                                  prepayments on the Mortgage Loans is likely to be
                                  inversely related to the level of prevailing market
                                  interest rates (and, presumably, to the yields on
                                  comparable alternative investments).

Material Federal Income Tax
  Consequences..................  One or more separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to
                                  the Trust Fund for federal income tax purposes. The assets of the lowest tier REMIC will consist of the Mortgage
                                  Loans, any REO Properties acquired on behalf of the
                                  Certificateholders and the Certificate Account (see
                                  "Description of the Pooling Agreements--Certificate
                                  Account" in the Prospectus). For federal income tax
                                  purposes, the REMIC Regular Certificates (or, in the case
                                  of the Class IO Certificates, each component thereof) will be "regular interests" in a REMIC and generally will be
                                  treated as debt instruments of such REMIC.

                                  The                             Certificates will not, and
                                  the        Certificates will, be treated as having been
                                  issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used for purposes of computing the accrual of original
                                  issue discount, market discount and premium, if any, for
                                  federal income tax purposes will be equal to a CPR of 0%,
                                  except that it is assumed that the ARD Loans pay their
                                  respective outstanding principal balances on their related
                                  Anticipated Repayment Dates, as described herein. However, no representation is made that the Mortgage Loans will
                                  prepay at that rate or at any other rate.

                                  The Offered Certificates will be treated as "real estate
                                  assets" within the meaning of Section 856(c)(4)(A) of the
                                  Code. In addition, interest (including original issue
                                  discount) on the Offered Certificates will be interest
                                  described in Section 856(c)(3)(B) of the Code. However,
                                  the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to
                                  the extent that the Mortgage Loans are secured by
                                  residential property and, accordingly, an investment in
                                  the Offered Certificates may not be suitable for certain
                                  thrift institutions.

                                  For further information regarding the federal income tax
                                  consequences of investing in the Offered Certificates, see
                                  "Material Federal Income Tax Consequences" herein and in
                                  the Prospectus.

ERISA Considerations............  A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement
                                  Income Security Act of 1974, as amended ("ERISA"), or
                                  Section 4975 of the Code (a "Plan") should review
                                  carefully with its legal advisors whether the purchase or
                                  holding of Offered Certificates could give rise to a
                                  transaction that is prohibited or is not otherwise
                                  permitted either under ERISA or Section 4975 of the Code
                                  or whether there exists any statutory or administrative
                                  exemption applicable to an investment therein.

                                  Lehman Brothers Inc. has received from the U.S. Department of Labor (the "DOL") an individual Prohibited Transaction
                                  Exemption that generally exempts from the application of
                                  certain of the prohibited transaction provisions of
                                  Sections 406(a) and (b) and 407(a) of ERISA and the excise taxes imposed on such prohibited transactions by Section
                                  4975(a) and (b) of the Code, transactions relating to the
                                  purchase, sale and holding of pass-through certificates
                                  underwritten by Lehman Brothers Inc. provided that certain conditions are satisfied.

                                  The Depositor expects that the Prohibited Transaction
                                  Exemption will generally apply to the Senior Certificates, but it will not apply to the other Classes of Offered
                                  Certificates. ACCORDINGLY, EXCEPT AS DESCRIBED HEREIN, THE
                                  CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES SHOULD
                                  NOT BE ACQUIRED BY A PLAN OR ANY INVESTOR HOLDING ASSETS
                                  OF A PLAN. PURCHASERS USING INSURANCE COMPANY GENERAL
                                  ACCOUNT FUNDS TO EFFECT SUCH PURCHASE SHOULD CONSIDER THE
                                  AVAILABILITY OF PROHIBITED TRANSACTION CLASS EXEMPTION
                                  95-60 (60 FED. REG. 35925, JULY 12, 1995) ISSUED BY THE
                                  DOL. SEE "ERISA CONSIDERATIONS" HEREIN AND IN THE
                                  PROSPECTUS.

Ratings.........................  It is a condition of their issuance that the Offered
                                  Certificates receive the ratings from the Rating Agencies
                                  (as defined on the cover page of this Prospectus
                                  Supplement, the "Rating Agencies") set forth on the cover
                                  page of this Prospectus Supplement. The ratings on the
                                  Offered Certificates address the likelihood of the timely
                                  receipt by holders thereof of all distributions of
                                  interest to which they are entitled and, except in the
                                  case of the Class IO Certificates, distributions of
                                  principal by the Rated Final Distribution Date set forth
                                  on the cover page of this Prospectus Supplement. A
                                  security rating is not a recommendation to buy, sell or
                                  hold securities and may be subject to revision or
                                  withdrawal at any time by the assigning rating
                                  organization. A security rating does not represent any
                                  assessment of (i) the likelihood or frequency of principal prepayments or default interest on the Mortgage Loans,
                                  (ii) the degree to which such prepayments might differ
                                  from those originally anticipated or (iii) whether and to
                                  what extent Prepayment Premiums and Yield Maintenance
                                  Charges will be received. Also, a security rating does not represent any assessment of the yield to maturity that
                                  investors may experience or the possibility that the
                                  holders of the Class IO Certificates might not fully
                                  recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and
                                  involuntary prepayments). Therefore, such security rating
                                  addresses credit risk and not the risk of prepayment. As
                                  described herein, the amounts payable with respect to the
                                  Class IO Certificates consist only of interest. The Class
                                  IO Certificates' notional amount upon which interest is
                                  calculated is reduced by the allocation of Realized
                                  Losses, Additional Trust Fund Expenses and prepayments,
                                  whether voluntary or involuntary, in reduction of the
                                  Certificate Balances of the Sequential

                                  Pay Certificates. The rating does not address the timing
                                  or magnitude of reductions of the notional amounts of the
                                  Class IO Components, but only the obligation to pay
                                  interest timely on such notional amounts as reduced from
                                  time to time. Accordingly, the ratings of the Class IO
                                  Certificates should be evaluated independently from
                                  similar ratings on other types of securities. A down-
                                  grade, qualification or withdrawal of a rating with
                                  respect to the Enhancement Insurer, a provider of a
                                  residual value insurance policy, a Tenant or a Guarantor
                                  may adversely affect the ratings of the Offered
                                  Certificates. See "Ratings" herein and "Risk Factors--
                                  Limited Nature of Ratings" in the Prospectus.

Legal Investment................  Any Offered Certificates rated in the category of "AAA" or
                                  "AA" (or the equivalent) by at least one Rating Agency
                                  will constitute "mortgage related securities" pursuant to
                                  the Secondary Mortgage Market Enhancement Act of 1984, as
                                  amended ("SMMEA"). All other Offered Certificates (the
                                  "Non-SMMEA Certificates") will NOT constitute "mortgage
                                  related securities" for purposes of SMMEA. As a result,
                                  the appropriate characterization of the Non-SMMEA
                                  Certificates under various legal investment restrictions,
                                  and thus the ability of investors subject to these
                                  restrictions to purchase the Non-SMMEA Certificates of any
                                  Class, may be subject to significant interpretative
                                  uncertainties. In addition, institutions whose investment
                                  activities are subject to review by federal or state
                                  regulatory authorities may be or may become subject to
                                  restrictions on the investment by such institutions in
                                  certain forms of mortgage backed securities. Investors
                                  should consult their own legal advisors to determine
                                  whether and to what extent the Offered Certificates
                                  constitute legal investments for them. See "Legal
                                  Investment" herein and in the Prospectus.

                                  RISK FACTORS

    PROSPECTIVE PURCHASERS OF THE OFFERED CERTIFICATES OF ANY CLASS SHOULD CONSIDER, AMONG OTHER THINGS, THE FOLLOWING RISK FACTORS (AS WELL AS THE RISK FACTORS SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS) IN CONNECTION WITH AN INVESTMENT THEREIN. ADDITIONAL RISK FACTORS ARE SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT UNDER SEPARATE HEADINGS IN CONNECTION WITH DISCUSSIONS REGARDING PARTICULAR ASPECTS OF THE MORTGAGE LOANS OR THE CERTIFICATES.

CERTAIN RISK FACTORS ASSOCIATED WITH THE CERTIFICATES

    LIMITED LIQUIDITY FOR OFFERED CERTIFICATES. There is currently no secondary market for the Offered Certificates. While each of the Underwriters currently intends to make a secondary market in the Offered Certificates, neither is under any obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of the Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence, for example, interests solely in single-family mortgage loans. The Certificates will not be listed on any securities exchange.

    CERTAIN YIELD AND MATURITY CONSIDERATIONS. The yield on the Class IO Certificates and any other Classes of Offered Certificates that are purchased at a discount or premium will be affected by the rate, amount and timing of principal payments applied or otherwise resulting in reduction of the Certificate Balance of such Class of Certificates (or, in the case of the Class IO Certificates, the notional amount of any Class IO Component), which in turn will be affected by (i) the rate, amount and timing of principal payments and collections on the Mortgage Loans, particularly unscheduled payments or collections in the form of voluntary prepayments of principal or unscheduled recoveries of principal due to defaults, casualties or condemnations whether before or after the scheduled maturity date of the related Mortgage Loans, and
(ii) the order of priority of distributions of principal in respect of the Sequential Pay Certificates. The rate and timing of unscheduled payments and collections of principal on the Mortgage Loans is impossible to accurately predict and will be affected by a variety of factors, including, without limitation, the level of prevailing interest rates, restrictions on voluntary prepayments contained in the Mortgage Notes, the availability of mortgage credit and other economic, demographic, geographic, tax and legal factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, borrowers under the Mortgage Loans will have an increased incentive to prepay. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in reduction of the Certificate Balance of the Class A-1 and Class A-2 Certificates, in that order (unless the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero), in each such case until the related Certificate Balance thereof is reduced to zero, and will thereafter be distributable in its entirety in respect of each remaining Class of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, until the related Certificate Balance of each such Class is, in turn, reduced to zero. See "Description of the Certificates--Distributions--Application of the Available Distribution Amount" herein. Accordingly, the actual rate of principal payments on the Mortgage Loans may have different effects on the yields of the respective Classes of Offered Certificates. Any payment in reduction of the Certificate Balance of a Class of Sequential Pay Certificates will also result in a corresponding reduction in the notional amount of the related Class IO Component. Thus, the yield on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans, and the more quickly the notional amount of any Class IO Component is reduced, the greater will be the negative effect on their yields, to the extent such effect is not offset by distributions of a portion of any applicable Prepayment Premiums or Yield Maintenance Charges to the holders thereof, as described under "Description of the Certificates--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" herein. In addition, the Mortgage Loans may not require the payment of

Prepayment Premiums or Yield Maintenance Charges in the event of involuntary prepayments resulting from casualty or condemnation. Furthermore, in the event of a liquidation of a Mortgage Loan following a default, the liquidation proceeds may be insufficient to cover any Prepayment Premium or Yield Maintenance Charge, together with all principal, interest and other sums that may be due and owing in respect of such Mortgage Loan, or the obligation to pay such Prepayment Premium or Yield Maintenance Charge under those circumstances may be unenforceable. ACCORDINGLY, PROSPECTIVE INVESTORS IN THE CLASS IO CERTIFICATES SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PREPAYMENTS ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOUP THEIR INITIAL INVESTMENTS.

    The yield on any Offered Certificate also will be affected by the rate, amount and timing of losses attributable to defaults on the Mortgage Loans, the severity of such losses and the extent to which such losses and related expenses are applied in reduction of the actual or notional principal amount of such Certificate or otherwise reduce the amount of funds available for distribution to the holder of such Certificate. To the extent described herein, the Private Certificates are subordinate in right and time of payment to the Offered Certificates and will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans prior to the Offered Certificates; and the Class B, Class C, Class D and Class E Certificates are subordinate in right and time of payment to the Senior Certificates and will bear such shortfalls and losses prior to the Senior Certificates, in reverse alphabetical order of Class designation. The Class A-1 and Class A-2 Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata, in proportion to their respective outstanding Certificate Balances. However, until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. As a result, the shortfalls and losses allocated to the Class A Certificates will have a greater effect on the Class A-2 Certificates than on the Class A-1 Certificates. Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the corresponding Class IO Component. See "Description of the Certificates--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein and "Yield and Maturity Considerations" herein and in the Prospectus.

    The Pass-Through Rate applicable to each Class IO Component will be variable and will be equal to the Weighted Average Net Mortgage Rate from time to time minus the Pass-Through Rate on the Class of Sequential Pay Certificates related to such Class IO Component. Accordingly, the Pass-Through Rate applicable to each such Class IO Component and, correspondingly, the yield on the Class IO Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations. See "Description of the Certificates--Distributions" and "Subordination; Allocation of Losses and Certain Expenses" herein and "Yield and Maturity Considerations" herein and in the Prospectus.

    POTENTIAL CONFLICTS OF INTEREST. Subject to certain conditions described herein, the Pooling and Servicing Agreement will permit the holder (or holders) of the majority of the Voting Rights (as defined herein) allocated to the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 25% of its original Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance that is greater than 25% of its original Certificate Balance, the then outstanding Class of Sequential Pay Certificates with the latest alphabetical Class designation) to replace the Special Servicer or any successor thereafter appointed and to select the Controlling Class Representative from whom the Special Servicer will seek advice and approval and take direction under certain circumstances, as described herein. The replacement Special Servicer may be a Certificateholder of such Class or an affiliate of any such Certificateholder. As described herein, any such Special Servicer will have considerable latitude in determining to liquidate or modify defaulted Mortgage Loans. In addition, the Special Servicer will perform certain servicing functions with respect to the Mortgage Loans, pursuant to the Pooling and Servicing Agreement. See "Servicing of the Mortgage

Loans--Modifications, Waivers and Amendments" herein. It is contemplated that the initial Special Servicer or an affiliate thereof may purchase some or all of the Certificates of one or more Classes of Private Certificates, including the initial Controlling Class of Sequential Pay Certificates, and the Special Servicer or an affiliate thereof is not prohibited from purchasing the Certificates of any other Class. Although the Special Servicer will be obligated to observe the terms of the Pooling and Servicing Agreement and will be governed by the servicing standard described herein, it may, especially if it is itself a Certificateholder, have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of Offered Certificates. For instance, a Special Servicer that is a Certificateholder could seek to mitigate the potential for loss to its Class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, such action could result in less proceeds to the Trust Fund than would have been realized if earlier action had been taken. In connection with the servicing of the Specially Serviced Mortgage Loans, the Special Servicer may, at the direction of the Controlling Class Representative, take actions with respect to such Specially Serviced Mortgage Loans that could adversely affect the holders of some or all of the Classes of Offered Certificates. It is possible that the Controlling Class Representative may direct the Special Servicer to take actions which conflict with the interests of the holders of certain Classes of Offered Certificates.

    RISK OF YEAR 2000. The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. The Master Servicer and the Trustee are currently modifying their computer systems and applications such that they will be year 2000 compliant by August 31, 1999. If the Master Servicer or Trustee is unable to complete such modifications by the year 2000, the ability of the Master Servicer or Trustee to service the Mortgage Loans and make distributions to the Certificateholders, respectively, may be materially and adversely affected.

CERTAIN RISK FACTORS ASSOCIATED WITH THE MORTGAGE LOANS

    RISKS OF LENDING ON INCOME-PRODUCING PROPERTIES. The Mortgaged Properties consist entirely of income-producing real estate. Lending on the security of income-producing real estate is generally viewed as exposing a lender to a greater risk of loss than lending on the security of single-family residences. Income property lending typically involves larger loans than single-family lending. In addition, and unlike loans made on the security of single family residences, repayment of loans made on the security of income-producing real property depends upon the ability of the related real estate project (i) to generate income sufficient to pay operating expenses and leasing commissions, to make necessary repairs, tenant improvements and capital improvements and to pay debt service and (ii) in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity by sale or refinancing. A number of factors, many beyond the control of the property owner, can affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are economic conditions generally and in the area of the project, the age, quality and design of the project and the degree to which it competes with other projects in the area, changes or continued weakness in specific industry segments, increases in operating costs, the willingness and ability of the owner to provide capable property management and maintenance and, in the case of Mortgaged Properties that are retail, industrial/warehouse or office properties, the degree to which the project's revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants. If leases are not renewed or replaced, if tenants default and/or if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing, and changes in interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.

    In addition, particular types of income properties are exposed to particular risks. For instance, office properties may require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Also, office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. The rent limitations imposed on Section 42 Properties may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Low Income Housing Tax Credits" herein. Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, and a particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers). See "Description of the Mortgage Pool--Additional Mortgage Loan Information--Certain Lease Matters" herein. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" in the Prospectus.

    In the case of retail properties, the failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor at its store, notwithstanding its continued payment of rent after "going dark", can have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. For several Mortgage Loans, the land and improvements utilized by an anchor or other tenant are not subject to the related Mortgage.

    Mortgage Loans secured by liens on residential health care facilities pose risks not associated with loans secured by liens on other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. The failure of any of such borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained or that the related Mortgage Property would be adaptable to other uses. To the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected. Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

    Various factors, including location, quality and franchise affiliation (or lack thereof), affect the economic viability of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hotel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. The successful operation of a hotel with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hotel property as a result of foreclosure may be unable to succeed to the borrower's rights under any franchise license agreement. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

    CREDIT LEASE MORTGAGED PROPERTIES. Seventy-seven (77) of the Mortgage Loans, or 7.3%, are Credit Lease Loans. The payment of interest and principal on Credit Lease Loans is dependent principally on the payment by each Tenant or guarantor of the Tenant's Credit Lease (the "Guarantor"), if any, of Monthly Rental Payments and other payments due under the terms of its Credit Lease. A downgrade in the credit rating of the Tenant and/or the Guarantor may have a related adverse effect on the rating of the Offered Certificates. In addition, because the ability of a Credit Lease to service the related Credit Lease Loan is dependent on revenue from a single Tenant, in the event of a default under a Credit Lease or the associated guarantee, as the case may be, the Mortgagor may not have the ability to make required payments on such Credit Lease Loan until the premises are re-let. If a payment default on the Credit Lease Loan occurs, the Special Servicer may be entitled to foreclose upon or otherwise realize upon the related Mortgaged Property to recover amounts due under the Credit Lease Loan, and will also be entitled to pursue any available remedies against the defaulting Tenant and any Guarantor. Other than with respect to one Credit Lease Loan, or 0.06%, each Credit Lease Loan which is a Balloon Loan is insured to the extent of the related Balloon Payment through a residual value insurance policy. Pursuant to the terms of such policies, if a default occurs under such Credit Lease Loans and no recovery is available from the related Mortgagor, the Tenant or any Guarantor, the Special Servicer will be entitled or able to recover in full the amount of the Balloon Payment due under such Credit Lease Loan after the maturity date for such Credit Lease Loan. With respect to defaults other than with respect to Balloon Payments (and defaults with respect to Balloon Payments of the Credit Lease Loans which are Balloon Loans but do not benefit from a residual value insurance policy), it is unlikely that the Special Servicer will be able to recover in full the amounts then due under such Credit Lease Loans. See "Description of the Mortgage Pool--Credit Lease Loans" herein.

    FACTORS AFFECTING LEASE ENHANCEMENT POLICY PROCEEDS. With respect to each Credit Lease Loan which is not secured by a Bond-Type Lease (as defined herein), the Trustee is the beneficiary of a non-cancelable Lease Enhancement Policy (as defined herein) obtained to cover certain lease termination (and abatement with respect to losses arising out of a condemnation) events arising out of a casualty to, or condemnation of, the related Mortgaged Property issued by Chubb Custom Insurance Company (the "Enhancement Insurer"), which, as of the Cut-off Date, was rated "AAA" by Standard & Poor's and "Aaa" by Moody's. Each Lease Enhancement Policy is subject to certain limited exclusions and does not insure interest on Credit Lease Loans for a period of greater than 75 days past the date of the occurrence of a Casualty or Condemnation Right (each as defined herein). The Enhancement Insurer is not required to pay amounts due under the Credit Lease Loan other than principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the related Mortgagor is obligated to pay thereunder as reimbursement for outstanding Servicing Advances.

    Certificateholders may be adversely affected by any failure by the Enhancement Insurer to pay under the terms of the Lease Enhancement Policies, and any downgrade of the credit rating of the Enhancement Insurer (or the provider of a residual value insurance policy) may adversely affect the ratings of the Offered Certificates. See "Description of the Mortgage Pool--Credit Lease Loans" herein.

    NONRECOURSE MORTGAGE LOANS. The Mortgage Loans are not insured or guaranteed by any governmental entity or private mortgage insurer. The Depositor has not undertaken any evaluation of the significance of the recourse provisions of Mortgage Loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, investors should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the related Mortgaged Property.

    ENVIRONMENTAL LAW CONSIDERATIONS. Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of a property. A "Phase I" environmental site assessment was performed at each of the Mortgaged Properties. See "Description of the Mortgage Pool--Assessments of Property Condition--Environmental and Engineering Assessments" herein.

    The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans", "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations" in the Prospectus.

    BALLOON PAYMENTS. Four hundred thirty-six (436) of the Mortgage Loans, or 57.0% are Balloon Loans, which involve a greater risk to a lender than fully-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make the Balloon Payment. Moreover, and whether or not losses are ultimately sustained, any delay in the collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates will likely extend the weighted average life of such Class. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the Mortgaged

Property, the financial condition and operating history of the borrower and the Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. See "Risk Factors--Balloon Payments; Borrower Default" in the Prospectus.

    In order to maximize recoveries on defaulted Mortgage Loans, the Pooling and Servicing Agreement permits the Special Servicer to extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is imminent; subject, however, to the limitations described under "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan, will likely extend the weighted average life of such Class of Offered Certificates. See "Yield and Maturity Considerations" herein and in the Prospectus.

    RISK OF SUBORDINATED DEBT. The Mortgaged Properties securing seven Mortgage Loans, or 0.6%, are encumbered by subordinated debt. The existence of subordinated debt encumbering any Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the Mortgaged Property could be delayed. See "Certain Legal Aspects of Mortgage Loans and Leases-- Subordinate Financing" and "--Due-on-Sale and Due-on-Encumbrance" in the Prospectus and "Description of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Other Financings" herein.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

    The Mortgage Pool will consist of 676 conventional, fixed rate Mortgage Loans, with an Initial Pool Balance of $3,475,264,083, which will equal the aggregate Cut-off Date Balance of such Mortgage Loans. The Cut-off Date Balances of the Mortgage Loans range from $408,723 to $178,378,814, and the Mortgage Loans have an average Cut-off Date Balance of $5,140,923. ALL PERCENTAGES OF THE MORTGAGE LOANS, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS, REFERRED TO HEREIN WITHOUT FURTHER DESCRIPTION ARE APPROXIMATE PERCENTAGES BY AGGREGATE CUT-OFF DATE BALANCE. REFERENCES TO PERCENTAGES OF MORTGAGED PROPERTIES REFERRED TO HEREIN WITHOUT FURTHER DESCRIPTION ARE REFERENCES TO THE PERCENTAGES OF THE INITIAL POOL BALANCE REPRESENTED BY THE AGGREGATE CUT-OFF DATE BALANCE OF THE RELATED MORTGAGE LOANS. FOR PURPOSES OF CALCULATIONS HEREIN, AS SHOWN ON ANNEX A HERETO, EACH OF THE MORTGAGE LOANS IS DEEMED TO BE SECURED BY ONE MORTGAGED PROPERTY, WHETHER OR NOT SUCH MORTGAGED PROPERTY IS COMPRISED OF MORE THAN ONE PARCEL. IN THE CASE OF MORTGAGE LOANS SECURED BY MULTIPLE MORTGAGED PROPERTIES LOCATED IN MORE THAN ONE STATE, SUCH MORTGAGED PROPERTIES ARE, FOR PURPOSES OF CALCULATIONS HEREIN, DEEMED TO BE LOCATED ONLY IN THE STATE OF THE MORTGAGED PROPERTY OR PROPERTIES HAVING THE HIGHEST APPRAISED VALUE. ALL NUMERICAL INFORMATION PROVIDED HEREIN WITH RESPECT TO THE MORTGAGE LOANS IS PROVIDED ON AN APPROXIMATE BASIS.

    All of the Mortgage Loans are evidenced by a promissory note (each a "Mortgage Note"). All of the Mortgage Loans are secured by a mortgage, deed of trust or other similar security instrument (each a "Mortgage") that creates a first mortgage lien on a borrower's fee simple estate (other than 15 Mortgage Loans, or 6.1%, on the borrower's leasehold estate and with respect to seven Mortgage Loans, or 2.5%, on both the borrower's leasehold estate and the underlying fee simple estate) in an income-producing real property (each, a "Mortgaged Property").

    Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                                                                                                         PERCENTAGE OF
                                                                                         NUMBER OF       INITIAL POOL
PROPERTY TYPE                                                                         MORTGAGE LOANS        BALANCE
----------------------------------------------------------------------------------  -------------------  -------------
Multifamily(1)....................................................................             228             31.1%
Retail(2).........................................................................             172             27.2%
Office(3).........................................................................              74             20.4%
Hospitality(4)....................................................................              45              6.7%
Industrial/Warehouse..............................................................              44              3.8%
Health Care(5)....................................................................              12              1.9%
Self-Storage......................................................................              11              0.7%
Mixed Use.........................................................................               8              0.6%
Mobile Home Park..................................................................               5              0.4%

Credit Lease Loans(6).............................................................              77              7.3%

------------------------

(1) Including ten Mortgage Loans, or 0.9%, secured by properties which are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986 (the "Code" and such properties, the "Section 42 Properties").

(2) Including 103 Mortgage Loans, or 20.1%, secured by anchored retail or regional mall properties and 69 Mortgage Loans, or 7.1%, secured by unanchored retail properties.

(3) Including two Mortgage Loans, or 9.6%, secured by Mortgaged Properties triple net leased to IBM.

(4) All but four of such Mortgage Loans, or 0.3%, are secured by Mortgaged Properties which are affiliated with recognized hotel/motel franchisors.

(5) Including two Mortgage Loans, or 0.1%, secured by assisted living facilities; one Mortgage Loan, or 0.2%, secured by a congregate care facility; and nine Mortgage Loans, or 1.5%, secured by skilled nursing facilities.

(6) Including 71 Mortgage Loans, or 6.6%, secured by retail properties; two Mortgage Loans, or 0.1%, secured by office properties; and four Mortgage Loans, or 0.6%, secured by health and fitness properties.

    The Mortgaged Properties are located throughout 43 states and the District of Columbia. Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties located in the states with concentrations of Mortgage Loans above 5.0%:

                                                                                                          PERCENTAGE OF
                                                                                         NUMBER OF        INITIAL POOL
STATE                                                                                 MORTGAGE LOANS         BALANCE
----------------------------------------------------------------------------------  -------------------  ---------------
California........................................................................             115               11.8%
Texas.............................................................................              41               10.3%
New York..........................................................................              30                9.1%
Illinois..........................................................................              22                7.8%
Florida...........................................................................              58                7.1%
Georgia...........................................................................              31                6.2%

    Two of the Mortgage Loans or 9.6% are to separate borrowers which are each owned in part by IBM. No other Mortgage Loan or group of Mortgage Loans to one borrower or group of related borrowers exceeds 4.7% of the Initial Pool Balance. See "--Additional Mortgage Loan Information."

MORTGAGE LOAN HISTORY

    Two hundred seventy-seven (277) of the Mortgage Loans, or 50.0% (the "Lehman Loans"), will be acquired by the Depositor from the Lehman Seller, which either originated each such Mortgage Loan or acquired it in connection with its commercial and multifamily mortgage loan conduit program. Two hundred seventy-seven (277) of the Mortgage Loans, or 40.3% (the "FUNB Loans"), will be acquired by the Depositor from FUNB, which either originated each such Mortgage Loan or acquired it in connection with its commercial and multifamily mortgage loan conduit program. One hundred twenty-two (122) of the Mortgage Loans or 9.7% (the "Bank of America Loans"), will be acquired by the Depositor from Bank of America NT&SA, which originated each such Mortgage Loan in connection with its commercial and multifamily mortgage loan conduit program. All but 21 of the Mortgage Loans, or 2.7%, were originated after September 1997.

    None of the Mortgage Loans was 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been more than 30 days delinquent during the 12 months preceding the Cut-off Date.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

    MORTGAGE RATES; CALCULATIONS OF INTEREST. All of the Mortgage Loans bear interest at Mortgage Rates that will remain fixed for their remaining terms, except after the Anticipated Repayment Date with respect to 105 of the Mortgage Loans. See "--Amortization" below. One hundred thirty-three (133) of the Mortgage Loans, or 19.7%, accrue interest on the basis (a "30/360 basis") of a 360-day year consisting of twelve 30-day months, and 543 of the Mortgage Loans, or 80.3%, accrue interest on the basis (an "actual/360 basis") of the actual number of days elapsed over a 360 day year.

    DUE DATES. All but six of the Mortgage Loans have Due Dates (that is, the dates upon which the related Monthly Payments first become due) that occur on the first day of each month. For purposes of calculating the Cut-off Date Balance, the May 1998 Due Date of the remaining Mortgage Loan is deemed to be on the Cut-off Date.

    AMORTIZATION. Four hundred thirty-six (436) of the Mortgage Loans, or 57.0%, provide for Monthly Payments based on amortization schedules significantly longer than their respective terms to maturity. One hundred five
(105) of the Mortgage Loans (the "ARD Loans"), or 24.2%, provide that if the unamortized principal amount thereof is not repaid on a date (the "Anticipated Repayment Date") set forth in the related Mortgage Note, the Mortgage Loan will accrue additional interest (the "Additional Interest") at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash Flow") generated by the Mortgaged Property (as determined in the related Mortgage) to the repayment of principal outstanding on the Mortgage Loan. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date. One hundred thirty-five (135) of the Mortgage Loans, or 18.8%, are self-amortizing. Six of the Balloon Loans, or 1.9%, one of the ARD Loans, or 4.4%, and twenty-six (26) of such self-amortizing Mortgage Loans, or 1.7% (all but one of which are Credit Lease Loans as described herein), provide for changes in the amount of their respective Monthly Payments at specified times in the future which coincide with rent increases on the underlying Credit Leases. See "Risk Factors--Balloon Payments" herein.

    PREPAYMENT PROVISIONS. As of the Cut-off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, the Mortgage Loans either (i) prohibit voluntary prepayments of principal for a period ending on a date specified in the related Mortgage Note and thereafter, in general, require that prepayments made for most of their respective terms to maturity be accompanied by a Prepayment Premium and/or Yield Maintenance Charge in excess of the amount prepaid (178 Mortgage Loans, or 26.8%); (ii) prohibit voluntary payments of principal for most of their respective terms (495 Mortgage Loans, or 72.5%) or (iii) permit voluntary principal payments provided that the prepayment is accompanied by a Yield Maintenance Charge or a Prepayment Premium for most of their respective terms to maturity (three Mortgage Loans, or 0.7%). With respect to 172 of the Mortgage Loans which impose Yield Maintenance Charges, 171 of such Mortgage Loans, or 25.3% of such Mortgage Loans, provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate (as set forth in the related Mortgage Note), one of such Mortgage Loans, or 0.1% of such Mortgage Loans, provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate plus 1.0%. See "--Additional Mortgage Loan Information" herein. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed to the holders of the Offered Certificates as described herein under "Description of the Certificates--Distributions-- Allocation of Prepayment Premiums and Yield Maintenance Charges." The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.

    Four hundred ninety-three (493) of the Mortgage Loans, or 72.5%, provide that, in general, beginning not earlier than two years after the Closing Date, provide that, in general, under certain conditions, the holder of the Mortgage may require the related borrower to substitute a pledge of "Defeasance Collateral" in exchange for a release of the Mortgaged Property from the lien of the related Mortgage in lieu of prepaying the Mortgage Loan and paying the applicable Yield Maintenance Charge or Prepayment Premium. In general, "Defeasance Collateral" is required to consist of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or Anticipated Repayment Date in the case of ARD Loans), with each such payment being equal to or greater than (with any excess to be returned to the borrower) the Monthly Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge instead Defeasance Collateral, but in each case subject to certain conditions, including (i) that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required prior to the second anniversary of the Closing Date) and (ii) receipt of confirmation from each Rating Agency that acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment will not result in a downgrade, withdrawal or qualification of the rating then assigned by it to any Class of Certificates. The Pooling and Servicing Agreement may not be amended to adversely affect in any material respect the interests of the holders of any Class of Certificates without the consent of all the Certificateholders of such Class.

    Neither the Master Servicer nor the Special Servicer will be permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein.

    OTHER FINANCING. The Mortgaged Properties securing seven Mortgage Loans, or 0.6%, are encumbered by subordinated debt. In addition, with respect to ten Mortgage Loans, or 1.8%, the related borrower or their principals have incurred partnership debt. With limited exception, all of the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the lender's consent prior to so encumbering such property. See "--Due-on-Sale and Due-on-Encumbrance Provisions" below.

    NONRECOURSE OBLIGATIONS. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse.

    "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS. All of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans permit one or more transfers of the related Mortgaged Property. As provided in the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, on behalf of the Trust Fund, will determine, in a manner consistent with the servicing standard described herein under "Servicing of the Mortgage Loans--General," whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

    CROSS-DEFAULT AND CROSS-COLLATERALIZATION OF CERTAIN MORTGAGE
LOANS. Thirty-three (33) of the Mortgage Loans, or 2.8%, are cross-collateralized and cross-defaulted with one or more Mortgage Loans in the Mortgage Pool as indicated in Annex A. No Mortgage Loans are cross-collateralized or cross-defaulted with any loans which are not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

    LOW INCOME HOUSING TAX CREDITS. Ten of the Mortgaged Properties, or 0.9%, are eligible to receive low-income housing tax credits ("Tax Credits") pursuant to Section 42 of the Code ("Section 42 Properties"). Section 42 of the Code provides a Tax Credit for owners of residential rental property meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency.

    At the time the project is "placed in service" (that is, when the first unit is available for occupancy), the property owner must make an irrevocable election of one of two set-aside rules, either (i) at least 20% of the units must be rented to tenants with incomes of 50% or less of the median income (as defined below), or (ii) at least 40% of the units must be rented to tenants with incomes of 60% or less of the median income. The aggregate amount of Tax Credits the owner is entitled to is based upon the percentage of total units made available to qualified tenants. Median income is determined by the U.S. Department of Housing and Urban Development ("HUD") for each metropolitan area or county in the United States and is adjusted annually.

    The Tax Credit provisions require that gross rent for each low-income unit not exceed 30% of the annual HUD median income, adjusted for the household size expected to occupy the particular unit. The gross rent charged for a unit must take into account an allowance for utilities. If utilities are paid by the tenant, then the maximum allowable Tax Credit rent is reduced according to utility allowances, as provided in regulations of the Internal Revenue Service.

    Under the Tax Credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a 15-year compliance period, which provide for an annual adjustment of rent according to published area median income statistics. In addition, agreements governing the property may require an "extended use period" which has the effect of extending the income and rental restrictions for an additional period (typically 15 years).

    In the event a Tax Credit project does not maintain compliance with the Tax Credit restrictions on tenant income or rental rates, the owners of the Tax Credit project may lose the Tax Credits related to the period of the noncompliance and face the partial recapture of previously taken Tax Credits. The loss of Tax Credits, and the possibility of recapture of Tax Credits already taken, may provide significant incentive for project owners to keep the Tax Credit project in compliance and to fund property operating deficits.

ASSESSMENTS OF PROPERTY CONDITION

    PROPERTY INSPECTIONS. All of the Mortgaged Properties were inspected in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the Offered Certificates and for which adequate reserves have not been established.

    APPRAISALS. All of the Mortgaged Properties (except for two Mortgage Loans or 4.7%, control numbers 3 and 4) were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. The primary purpose of each appraisal was to provide an opinion of the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of value.

    ENVIRONMENTAL ASSESSMENTS. A "Phase I" environmental site assessment was performed with respect to all the Mortgaged Properties in connection with the origination of the related Mortgage Loans. In certain cases, additional environmental testing, as recommended by such "Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation. In connection with the origination of one Mortgage Loan or 1.8%, a reserve (in the amount of $400,000) was established for the purpose upgrading an existing sewage treatment facility located on the related Mortgaged Property. No other Mortgage Loan has an environmental reserve in excess of $100,000.

    ENGINEERING ASSESSMENTS. In connection with the origination of 657 of the Mortgage Loans, or 96.0%, a licensed engineer or architect inspected the related Mortgaged Property to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. No engineering inspections were made with respect to the remaining 19 Mortgage Loans (including Credit Lease Loans), or 4.0%, which were determined by the related Mortgage Loan Seller to be either "new construction" or a "substantially rehabilitated property" pursuant to its underwriting guidelines. The resulting reports indicated certain deferred maintenance items and/or recommended capital improvements with respect to certain of such Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

    EARTHQUAKE ANALYSES. An architectural and engineering consultant performed an analysis on 112 of the 115 Mortgaged Properties located in the State of California in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports, which were prepared not earlier than January 1997, concluded that in the event of an earthquake, only 11 of the Mortgaged Properties are likely to suffer a bounded or probable maximum loss in excess of 25% of the amount of the estimated replacement cost of the improvements. Five of those 11 Mortgaged Properties are covered by earthquake insurance in an amount at least equal to the outstanding principal balance of the related Mortgage Loan. Four of the Mortgage Loans are required to be covered by such insurance through the maturity date thereof. One Mortgage Loan, or 0.05%, is covered by earthquake insurance through the earlier of the maturity date or the completion of certain seismic retrofitting recommended by a consultant to reduce the maximum probable loss to less than 25% of the amount of the amount of the estimated cost of the improvements.

THE FOUR LARGEST LOANS

THE IBM/SOMERS LOAN

    The largest Mortgage Loan, the IBM/Somers Loan, was originated by the Lehman Seller and has a Cut-off Date Balance of $178,378,814. The IBM/Somers Loan is self amortizing and is secured by a first mortgage encumbering the fee simple interest in a five building "Class A" office complex located in Somers, New York (the "IBM/Somers Property"). The IBM/Somers Property is triple net leased to International Business Machines Corporation ("IBM") for the term of the IBM/Somers Loan (such lease, the "IBM/Somers Net Lease"). IBM's senior unsecured debt is rated A+/A1 by Standard & Poor's and Moody's, respectively. The IBM/Somers Loan was made to New Somers, L.L.C. (the "IBM/Somers Borrower"), a special purpose limited liability company, whose members are affiliates of IBM (50%), Shorenstein Company, L.P. (25%) and Fremont Investors, Inc. (25%). The IBM/Somers Borrower is an affiliate of the IBM/Broadmoor Borrower.

    The IBM/Somers Loan has a remaining term to maturity of 185 months and is scheduled to mature on October 1, 2013. Except in connection with certain casualty or condemnation events, the IBM/Somers Borrower is prohibited from voluntarily prepaying the IBM/Somers Loan prior to August 15, 2013. The IBM/Somers Borrower is permitted to defease the IBM/Somers Loan with United States Treasury obligations beginning two years from the Closing Date.

    Additional terms for the IBM/Somers Loan are as set forth on Annex A.

    The Property. The IBM/Somers Property is located on 747-acre parcel in Somers, New York (Westchester County). The IBM/Somers Property was designed by I.M. Pei and constructed in 1987 to IBM's specifications. The IBM/Somers property includes four four-story office buildings and one four-story corporate services building. As currently developed, the property includes a total of 1,078,069 square feet of net rentable space and parking for 2,639 cars (with an additional 700 spaces to be added in September 1998). The IBM/Somers Property is fully occupied by five operating divisions of IBM and is leased to IBM pursuant to the IBM/Somers Net Lease.

    Value. The Cut-off Date LTV Ratio of the IBM/Somers Loan is 63.7%, as leased. The appraised value of the IBM/Somers Property as of February, 1998 was
(a) $280,000,000 on an as leased basis and (b) $232,000,000 on a mark to market basis.

    DSC Ratio.  The IBM/Somers Loan has a DSC Ratio of 1.32x.

    Lock Box. All rents payable under the IBM/Somers Net Lease are required to be deposited into a hard lockbox account controlled by the Master Servicer.

    The IBM/Somers Net Lease. Pursuant to the IBM/Somers Net Lease, IBM has leased the entire IBM/Somers Property through October 31, 2013. The IBM/Somers Net Lease provides for annual base rental payments (through October 31, 1998) in the amount of $23,378,273, which rental amount will increase to $24,795,587 during the period between November 1, 1998 and October 31, 2008, and $25,873,656 during the period between November 1, 2008 and October 31, 2013. The IBM/Somers Net Lease provides for two 5-year renewal options at an annual rent equal to 90% of then fair market rent.

    Costs of Repairs and Replacements. Pursuant to the IBM/Somers Net Lease, IBM is required to pay all operating expenses, insurance premiums, and maintenance and repair costs, including structural repairs (except as set forth below), with respect to the IBM/Somers Property. The IBM/Somers Borrower is responsible for making certain structural repairs required by a change of law; however, if the IBM/Somers Borrower incurs such expenses, the rent payable under the IBM/Somers Net Lease will be increased each year by 22% of the cost of such repairs until the earlier to occur of (i) the end of the term of the IBM/ Somers Net Lease and (ii) the date on which such costs have been fully amortized and repaid to the IBM/ Somers Borrower.

    Casualty and Condemnation. Upon a casualty event, the base rent payable under the IBM/Somers Net Lease will be abated in proportion to the percentage of the IBM/Somers Property that is damaged. If (i) fifty percent or more of the HVAC and mechanical systems of the IBM/Somers Property, and (ii) seventy-five percent or more of the rentable area of the IBM/Somers Property is damaged and such damage cannot be repaired within two years after the date of such damage, or if the IBM/Somers Net Lease is scheduled to expire within two years after the date of such damage, IBM may elect to terminate the IBM/Somers Net Lease. In all other cases, the IBM/Somers Borrower is obligated to repair and restore the damage, regardless of whether the insurance proceeds are sufficient to complete such repairs; provided, however, if the amount of insurance proceeds is not sufficient to complete such repairs, IBM is obligated to pay all or a portion of such excess pursuant to a formula based on the number of years remaining in the term (assuming that both renewal options are exercised) and the expected life of the replacement item.

    In the event of a total condemnation of the IBM/Somers Property, the IBM/Somers Net Lease will terminate. Partial condemnations reducing the rentable area will result in a proportionate reduction in lease payments if a partial taking deprives IBM of 75% of rentable area IBM may terminate the Somers Net Lease.

    Condemnation Study. In connection with the origination of the IBM/Somers Loan a condemnation study was performed. The study concluded that there was no risk of material condemnation for the IBM/ Somers Property.

THE IBM/BROADMOOR LOAN

    The IBM/Broadmoor Loan was originated by the Lehman Seller and has Cut-off Date Balance of $154,000,000. The IBM/Broadmoor Loan is secured by a first deed of trust encumbering the leasehold estate of the IBM/Broadmoor Borrower (hereinafter defined) in a seven building "Class A" office complex located in Austin, Texas, and known as the Broadmoor Austin Office Complex (the "IBM/Broadmoor Property"). The IBM/Broadmoor Property is currently occupied by IBM pursuant to a triple net lease through March 2006 for 100% of the space, and for at least 70% of the space through March 2011. IBM's senior unsecured debt is rated A+/A1 by Standard & Poor's and Moody's, respectively. The IBM/ Broadmoor Loan was made to Broadmoor Austin Associates (the "IBM/Broadmoor Borrower"), a special-purpose limited partnership, whose partners are affiliates of IBM (50%) and Prentiss Properties Trust ("Prentiss") (50%). As of March 31, 1998, Prentiss owned interests in 229 office and industrial properties with approximately 19.8 million net rentable square feet. Prentiss is a publicly traded real estate investment trust ("REIT") on the New York Stock Exchange ("PP"). The IBM/Broadmoor Borrower is an affiliate of the IBM/Somers Borrower.

    The IBM/Broadmoor Loan is an ARD Loan with an Anticipated Repayment Date of April 10, 2011 (the "IBM/Broadmoor ARD") and with a final maturity date of April 10, 2023. Through April 10, 2001, the IBM/Broadmoor Loan requires monthly payments of interest only, accrued on an actual/360 basis. From May 10, 2001, through and including the payment due on April 10, 2006, the IBM/Broadmoor Loan requires monthly payments in the amount of $1,356,347.00, and from May 10, 2006 through and including March 10, 2011, the required monthly payment is $1,360,917.00. The principal amount scheduled to be outstanding on the IBM/Broadmoor ARD is $76,967,566. The above-payment schedule is equivalent to an amortization schedule of approximately 19.5 years.

    Prepayment. Except in connection with certain casualty or condemnation events, the IBM/ Broadmoor Borrower is prohibited from voluntarily prepaying the IBM/Broadmoor Loan until 45 days prior to the IBM/Broadmoor ARD. The IBM/Broadmoor Borrower is permitted to defease with United States Treasury Obligations the loan beginning two years from the Closing Date.

    Additional terms for the IBM/Broadmoor Loan are as set forth on Annex A.

    The Property. The IBM/Broadmoor Property is owned by IBM and is leased to the IBM/Broadmoor Borrower pursuant to the IBM/Broadmoor Ground Lease (hereinafter defined). The IBM/Broadmoor Property is comprised of seven buildings--one single-story, three six-story and three eight-story. The buildings contain 1,112,236 rentable square feet, in the aggregate, and parking for approximately 3,000 cars. The IBM/Broadmoor Property is fully occupied by IBM pursuant to the IBM/Broadmoor Net Lease.

    Value. The Cut-off Date LTV Ratio of the IBM/Broadmoor Loan is 76.2%, as leased. The appraised value of the IBM/Broadmoor Property as of December 1, 1997 is (a) $202,000,000 assuming IBM renews its lease upon its expiration in March 2011 and (b) $187,000,000 assuming IBM vacates at the time of lease expiration.

    DSC Ratio. The DSC Ratio of the IBM/Broadmoor Property is 1.50x based upon required debt service payments during the loan's interest-only period.

    Property Management. The IBM/Broadmoor Property is managed by Prentiss Properties Management, L.P., an affiliate of Prentiss. As of March 31, 1998, Prentiss was one of the 20 largest managers of office and industrial properties in the United States, managing approximately 49.0 million square feet in 484 office and industrial properties.

    The holder of the IBM/Broadmoor Mortgage may terminate the property manager for certain events, including but not limited to an event of default under the management agreement or an event of default under the IBM/Broadmoor Loan documents.

    Lock Box. All rents payable under the IBM/Broadmoor Net Lease are required to be deposited into a hard lockbox account controlled by the Master Servicer.

    Reserve Accounts. As described below, the term of the IBM/Broadmoor Net Lease as it relates to the IBM Put-Back Space (hereinafter defined), comprised of approximately 338,701 square feet of space, will expire on March 31, 2006, subject to IBM's right under the IBM/Broadmoor Net Lease to re-lease the IBM Put-Back Space. If IBM does not elect to re-lease the IBM Put-Back Space, the IBM/Broadmoor Borrower will be required to create certain reserve accounts with the Trustee with respect to (i) real estate taxes and assessments and insurance premiums payable with respect to the IBM Put-Back Space, and (ii) certain construction work and other future leasing expenses with respect to the IBM Put-Back Space (collectively, "Replacements and Leasing Expenses"). The escrow for Replacements and Leasing Expenses, $20 per square foot of IBM Put-Back Space, must be funded in full, either in cash or in the form of a letter of credit, on the first business day after the date on which the IBM Put-Back Space is no longer included in the premises demised under the IBM/Broadmoor Net Lease. Once funded, the escrow for Replacements and Leasing Expenses need not be replenished, but must remain equal to $20 per square foot of the IBM Put-Back Space not re-leased to another tenant.

    The IBM/Broadmoor Net Lease. Pursuant to a lease dated May 9, 1990 (the "IBM/Broadmoor Net Lease"), between the IBM/Broadmoor Borrower, as landlord, and IBM, as tenant, IBM has leased the entire IBM/Broadmoor Property through March 31, 2011. The IBM/Broadmoor Property is presently 100% occupied by IBM.

    Base Rental Payments; Term. The IBM/Broadmoor Net Lease provides for annual base rental payments (through March 31, 2001) in the amount of $16,591,442.37, which rental amount shall increase to $20,358,949.00 during the period between April 1, 2001 and March 31, 2006, and $16,631,002.50 during the period between April 1, 2006 and March 31, 2011. The IBM/Broadmoor Net Lease provides for two
(2) 5-year renewal terms.

    Early Expiration Date for Portion of Space. The IBM/Broadmoor Net Lease will expire on March 31, 2006, as to the 338,701 square feet of space located in "Units 5 and 6" of the IBM/Broadmoor Property (the "IBM Put-Back Space"). Pursuant to the IBM/Broadmoor Net Lease, IBM/ has the right to re-lease the IBM Put-Back Space effective upon such early expiration date.

    Costs of Repairs and Replacements. Pursuant to the IBM/Broadmoor Net Lease, IBM is required to pay all operating expenses of the IBM/Broadmoor Property, including all real estate taxes, insurance, maintenance and repair costs, including structural repairs and any costs incurred to keep the IBM/ Broadmoor Property in compliance with law. The IBM/Broadmoor Net Lease allows IBM to elect to have the IBM/Broadmoor Borrower perform, at IBM's expense, certain operational and maintenance functions. The IBM/Broadmoor Borrower is currently responsible for the following: repair and maintenance of buildings' shell, slabs, exterior windows and exterior facade, maintenance and repair of the parking garage, roadways, parking lots and sidewalks, roofs, exterior landscaping, fountains, pools and signage, exterior lighting, exterior window cleaning and policing the grounds for removal of incidental trash.

    Casualty and Condemnation. If (i) the IBM/Broadmoor Property is the subject of substantial damages (defined generally as damage of 25% or more of the Property or a taking of 25% or more of the IBM/Broadmoor Property which is not replaced within 15 months, or the term of the IBM/Broadmoor Net Lease will expire within two years after the date of such casualty or condemnations, (ii) there is a condemnation of 25% or more of the rentable square feet of the IBM/Broadmoor Property and, in IBM's reasonable opinion, IBM cannot continue normal business operations or there is a taking of such number of parking spaces which cannot be replaced in compliance with law or as may be reasonably necessary for tenant's continued use of the IBM/Broadmoor Property or, (iv) there is a temporary taking for a period exceeding 15 consecutive months and in IBM's reasonable opinion, IBM cannot continue its normal business operations, then, in each case, either IBM/Broadmoor Borrower or IBM may terminate the IBM/ Broadmoor Net Lease as to the affected buildings only. Upon such termination, the rent payable under the IBM/Broadmoor Net Lease will be appropriately adjusted and during the period of such damage, the rent payable under the IBM/Broadmoor Net Lease will be abated in proportion to the percentage of the IBM/ Broadmoor Property that is damaged in such casualty event.

    If the IBM/Broadmoor Net Lease is not terminated as described above, the IBM/Broadmoor Borrower is obligated to repair and restore the damage; provided, however, if the cost to restore the damage exceeds the amount of net casualty proceeds or net condemnation award, the IBM/Broadmoor Borrower will have the right to scale back the restoration, unless either the IBM/Broadmoor Borrower or IBM elects to contribute additional funds. If the IBM/Broadmoor Borrower does not commence or complete restoration within the periods provided in the IBM/Broadmoor Net Lease, IBM will have the right (i) to terminate the IBM/Broadmoor Net Lease or (ii) to complete the restoration using the balance of the net insurance proceeds or net condemnation award, as the case may be.

    Condemnation Study. In connection with the origination of the IBM/Broadmoor Loan a condemnation study was performed. The study concluded that there was no risk of material condemnation for the IBM/Broadmoor Property.

    The IBM/Broadmoor Ground Lease. The IBM/Broadmoor Borrower leases the IBM/Broadmoor Property to IBM pursuant to a ground lease dated May 9, 1990 (the "IBM/Broadmoor Ground Lease").

The initial term of the IBM/Broadmoor Ground Lease will expire on March 31, 2015, and the IBM/ Broadmoor Borrower has the option to extend the IBM/Broadmoor Ground Lease for two consecutive 25-year renewal terms. Under the terms of the Mortgage, the IBM/Broadmoor Borrower is required to extend the IBM/Broadmoor Ground Lease. The fixed rent payable under the Ground Lease is $150,000 per annum through March 31, 2005 and $300,000 per annum thereafter, until March 31, 2015. The rent payable during the extension terms is ninety percent of the fair market value of the land, but in no event less than $300,000 per annum. Upon the assignment of the leasehold estate created pursuant to the IBM/ Broadmoor Ground Lease, the IBM/Broadmoor Borrower has the right to require the borrower to purchase the fee simple interest in the land for $15,000,000.

    The IBM/Broadmoor Borrower has irrevocably authorized the Trustee to exercise any extensions or renewals of the IBM/Broadmoor Net Lease. In addition, it is an event of default under the related mortgage if the IBM/Broadmoor Borrower fails to exercise the initial renewal term.

THE FOX VALLEY LOAN.

    The Fox Valley Loan was originated by the Lehman Seller and has Cut-off Date Balance of $85,527,649. The Fox Valley Loan is a secured by a first mortgage (the "Fox Valley Mortgage") encumbering the fee simple interest in the Fox Valley Mall, a two level, 1.4 million square foot regional shopping center in Aurora, Illinois (the "Fox Valley Property"). The Fox Valley Loan was made to Fox Valley Mall LLC (the "Fox Valley Borrower"), a special purpose limited liability company controlled by Urban Shopping Centers, Inc. ("Urban"). As of March 31, 1998, Urban owned/operated 17 shopping centers with approximately 15.3 million square feet of space. Urban is a publicly traded REIT on the New York Stock Exchange ("URB"). The Fox Valley Borrower is an affiliate of the Hawthorn Borrower.

    The Fox Valley Loan is an ARD Loan with an Anticipated Repayment Date of November 10, 2006 and with a final maturity date of November 10, 2031. Payments of interest only are due on the Fox Valley Loan until its Anticipated Repayment Date. Except under limited circumstances relating to certain casualty or condemnation events, the Fox Valley Borrower is prohibited from prepaying the Fox Valley Loan prior to its Anticipated Repayment Date, after which it may be prepaid at any time without penalty. The Fox Valley Borrower may defease the loan with United States Treasury obligations beginning two years from the Closing Date.

    Additional terms for the Fox Valley Loan are as set forth on Annex A.

    Lock Box. If there occurs an event of default under the Fox Valley Loan, if the loan has not been repaid in full on or before the date six months after the Anticipated Repayment Date, or if the debt service coverage ratio for the immediately preceding twelve (12) month period falls below 1.25x, the Fox Valley Borrower must establish a hard lockbox account controlled by the Master Servicer and instruct the tenants of the Fox Valley Property to make payment of all rents to such lockbox.

    The Property. Fox Valley Mall is a two level, 1.4 million square foot regional shopping center, located west of Chicago in Aurora, Illinois. The property site, which covers 118 acres and includes 8,121 parking spaces, was constructed in 1974/75. The shopping center comprises 868,485 square feet of space owned and occupied by four anchor tenants, two pads utilized by a theater and a health club and 567,260 square feet of in-line mall space. The theater, a health club and the 566,001 square feet of in-line mall space are the collateral for the Fox Valley Loan.

    Anchor Stores. Fox Valley Mall has four anchor tenants: Marshall Field, Sears, Carson Pirie Scott and JC Penney, each of which owns its respective space (which is not collateral for the Fox Valley Loan). The anchors occupy 60.5% of the gross leasable area of the Fox Valley Mall.

    Recent Renovations and Covenant to Renovate. In January 1998, the Fox Valley Borrower commenced an extensive renovation of the common areas of the Fox Valley Mall. The renovation is expected to cost approximately $12,000,000, and will include the remodeling of the food court, enhanced lighting and a new elevator and escalator. The Fox Valley Borrower has covenanted in the loan documents that it will spend a minimum of $7,000,000 on renovations to Fox Valley Mall by April 1, 1999.

            TEN LARGEST MALL STORE TENANTS (FOX VALLEY PROPERTY)(1)

                                                                                  DATE OF
                                                                                   LEASE
TENANT                                                           SQUARE FEET    EXPIRATION
---------------------------------------------------------------  -----------  ---------------
The Limited....................................................      18,765        1/31/06
Abercrombie & Fitch............................................      12,580        1/31/07
Lerner.........................................................      12,316        1/31/02
Compaigne Int'l................................................      12,242        1/31/03
Structure/Bath & Body..........................................       9,000        7/31/06
Lane Bryant....................................................       7,847        4/30/07
World Footlocker...............................................      13,925       12/31/03
Noodle Kidoodle................................................      11,500        2/28/06
Gantos.........................................................      11,334        1/31/02
Waldenbooks....................................................       9,940        1/31/04
                                                                 -----------
  Total........................................................     119,449

------------------------

(1) Excludes theater and health club.

                LEASE EXPIRATION SCHEDULE (FOX VALLEY PROPERTY)

YEAR                                                         # OF LEASES    EXPIRING SF  % OF TOTAL SF
---------------------------------------------------------  ---------------  -----------  -------------
Month to Month Tenancy...................................             8         10,726          1.9%
  1998...................................................            13         18,804          3.3%
  1999...................................................            15         40,869          7.2%
  2000...................................................            17         36,886          6.5%
  2001...................................................            10         28,820          5.1%
  2002...................................................            12         40,416          7.1%
  2003...................................................            16         58,350         10.3%
  2004...................................................            21         67,171         11.9%
  2005...................................................            12         21,503          3.8%
  2006...................................................            15         73,468         13.0%
  2007...................................................            10         38,065          6.7%
  2008+..................................................            15         45,127          8.0%
5 Year Avg. Rollover......................................................      33,236
7 Year Avg. Rollover......................................................      44,671

    Value. The Fox Valley Property has a LTV of 61.5% based upon a Lehman Seller internal valuation of $138,994,118 (8.5% cap rate on underwritten NOI of $11,814,500).

    DSC Ratio.  The Fox Valley Loan has a DSC Ratio of 1.91x.

    Property Management. Fox Valley Mall is managed by Urban Retail Properties Co., an affiliate of Urban, which currently manages approximately 50 million square feet of space throughout the United States. The Fox Valley Loan documents provide that the management agreement may be terminated upon an event of default under the Fox Valley Loan.

THE HAWTHORN CENTER LOAN.

    The Hawthorn Center loan (the "Hawthorn Loan") was originated by the Lehman Seller and has a Cut-off Date Balance of $77,863,877. The Hawthorn Loan is, secured by a first mortgage encumbering the fee simple interest in the Hawthorn Center, a two-level, 1.2 million square foot regional shopping center in Vernon Hills, Illinois (the "Hawthorn Property"). The Hawthorn Loan was made to Hawthorn Mall LLC (the "Hawthorn Borrower"), a special purpose limited liability company controlled by Urban. The Hawthorn Borrower is an affiliate of the Fox Valley Borrower.

    The Hawthorn Loan is an ARD Loan with and an Anticipated Repayment Date of November 10, 2008 and with a final maturity date of November 10, 2033. Payments of interest only are due on the

Hawthorn Loan until its Anticipated Repayment Date. Except under limited circumstances relating to certain casualty or condemnation events, the Hawthorn Borrower is prohibited from prepaying the Hawthorn Loan. The Hawthorn Borrower may defease the loan with United States Treasury obligations beginning two years from the Closing Date.

    Additional terms for the Hawthorn Loan are as set forth on Annex A.

    Lock Box. If there occurs an event of default under the Hawthorn Loan, if the loan has not been repaid in full on or before the date six months after the Anticipated Repayment Date, or if the debt service coverage ratio for the immediately preceding twelve month period falls below 1.25x, the Hawthorn Borrower must establish a hard lockbox account to be controlled by the Master Servicer and instruct the tenants of the Hawthorn Property to make payment of all rents to such account.

    The Hawthorn Property. Hawthorn Center covers 95 acres and includes 6,779 parking spaces, was constructed in 1973 and underwent remodeling and renovations in both 1988 and 1994. The shopping center comprises 729,381 square feet of space owned and occupied by four anchor tenants, two pads utilized by a theater and a health club and 499,282 square feet of in-line mall space. The 499,282 square feet of in-line mall space and the pad leased to the health club are the collateral for the Hawthorn Loan.

    Value. The Hawthorn Loan has a 58.85% Cut-off Date LTV Ratio based upon a Lehman Seller internal valuation of $132,421,624 (8.5% cap rate on underwritten NOI of $11,255,838).

    DSC Ratio.  The Hawthorn Loan has a 2.00x DSC Ratio.

    The Anchor Stores. Hawthorn Center has four anchor tenants: Marshall Field, Sears, Carson Pirie Scott and JC Penney, each of which owns its respective space (which is not collateral for the Hawthorn Property). The anchor tenants occupy 59.1% of the gross leasable area of the Hawthorn Property. The JC Penney store opened for business in November 1997, and Marshall Field completed an $18,000,000 renovation of its store in 1994.

               TEN LARGEST RETAIL TENANTS (HAWTHORN PROPERTY)(1)

                                                                                  DATE OF
                                                                                   LEASE
TENANT                                                           SQUARE FEET    EXPIRATION
---------------------------------------------------------------  -----------  ---------------
Barnes & Noble.................................................      27,399        1/31/06
The Limited....................................................      17,119        1/31/05
Abercrombie & Fitch............................................      12,220        6/30/06
GAP/GAP Kids...................................................      12,190        3/31/08
Lerner.........................................................      11,877        6/30/05
Crate & Barrel.................................................      10,410        7/31/03
Jos. A. Banks..................................................       9,078        2/28/00
Footlocker.....................................................       8,826        8/30/07
Express........................................................       8,763       11/30/01
Eddie Bauer....................................................       8,503        1/31/05
                                                                 -----------
  Total........................................................     103,508

------------------------

(1) Excludes theater and health club.

                 LEASE EXPIRATION SCHEDULE (HAWTHORN PROPERTY)

YEAR                                                         # OF LEASES    EXPIRING SF  % OF TOTAL SF
---------------------------------------------------------  ---------------  -----------  -------------
Month to Month Tenancy...................................             5          6,377          1.3%
  1998...................................................            14         23,455          4.7%
  1999...................................................            12         14,353          2.9%
  2000...................................................            15         37,217          7.5%
  2001...................................................            14         45,976          9.2%
  2002...................................................            13         29,435          5.9%
  2003...................................................            10         31,582          6.3%
  2004...................................................            11         32,945          6.6%
  2005...................................................            12         53,652         10.7%
  2006...................................................            16         69,646         13.9%
  2007...................................................            16         54,144         10.8%
  2008+..................................................            12         43,077          8.6%
5 Year Avg. Rollover......................................................      30,087
7 Year Avg. Rollover......................................................      30,709

    Value. The Hawthorn Property has a Cut-off Date LTV Ratio of 58.8% based upon a Lehman Seller internal valuation of $132,421,624 (8.5% cap rate on underwritten NOI of $11,255,838).

    DSC Ratio.  The Hawthorn Center Loan has DSC Ratio of 2.00x.

    PROPERTY MANAGEMENT. Hawthorn Center is managed by Urban Retail Properties Co., an affiliate of Urban. The Hawthorn Loan documents provide that the management agreement may be terminated upon an event of default under the Hawthorn Loan.

CREDIT LEASE LOANS

    Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans are scheduled to be fully repaid from (i) Monthly Rental Payments made over the Primary Term of the related Credit Lease or (ii) with respect to Credit Lease Loans which are Balloon Loans, Monthly Rental Payments and the related Balloon Payments (which Balloon Payments, in the case of Credit Lease Loans which have the benefit of residual value insurance policies, may be repaid from amounts paid by the related insurer pursuant to such policies). Certain of the Credit Leases give the Tenant the right to extend the term of the Credit Lease by one or more renewal periods after the end of the Primary Term.

    The amount of the Monthly Rental Payments payable by each Tenant (plus, in certain Mortgage Loans, the amount in the debt service reserve account, which will be drawn upon through the date of the termination of any rent credits) is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan. In the case of Credit Lease Loans with debt service reserve accounts, withdrawals of funds on deposit in the debt service reserve account will be used to supplement Monthly Rental Payments in an amount necessary to fully amortize such Mortgage Loans.

    Set forth in the table below (the "Credit Lease Table") for each Credit Lease Loan, is the name of the Tenant, the Cut-off Date balance of the related Credit Lease Loan, the Guarantor, if any, the rating of the Tenant or Guarantor and the Credit Lease type.

                                     NUMBER       CUT-OFF DATE         PROPERTY            LEASE            CREDIT
TENANT/GUARANTOR                    OF LOANS      BALANCE ($)            TYPE             TYPE(1)           RATING
--------------------------------  -------------  --------------  ---------------------  -----------  --------------------
Brinker International...........            5    $   62,536,008  Restaurant                  B               (4)
Walgreen Company................           12        31,221,461  Drug Store                 NN              Aa3/A+
Eckerd Corporation..............            4         6,814,403  Drug Store                 NNN            A2/A(2)
Eckerd Corporation..............           10        17,936,104  Drug Store                 NN             A2/A(2)
Q Club..........................            4        20,858,360  Health Club                 B               (4)
Rite Aid Corp...................            8        15,363,721  Drug Store                 NN            Baa1/BBB+
J Sainsbury PLC.................            1        13,760,326  Grocery                    NN              Aa3/A+
CVS Corporation.................            8        13,255,513  Drug Store                 NN              A3/A-
Revco D.S. Inc..................            7        12,065,289  Drug Store                 NN             Baa1/A-
K-Mart..........................            1        11,283,801  Retail                     NNN             Ba2/BB
Kroger Company..................            2        10,761,648  Grocery                    NNN           Baa3/BBB-
Winn-Dixie Stores, Inc..........            3        10,550,292  Grocery                    NN             P1/A1(3)
A & P...........................            1         6,163,227  Grocery                    NNN           Baa3/BBB-
IHOP Corp.......................            3         4,084,310  Restaurant                 NNN              (4)
Staples.........................            1         3,361,991  Office Supplies            NN             Baa3/BB+
Pep Boys........................            1         3,124,249  Auto Parts                 NNN           Baa2/BBB+
Safeway.........................            1         3,022,231  Grocery                    NN             Baa2/BBB
Office Depot....................            1         2,194,462  Office Supplies            NNN          Baa2/BB+(5)
State Farm......................            1         1,666,979  Operations Center          NN            Aaa/AAA(6)
Sears Roebuck & Co..............            1           918,191  Retail                     NNN             A2/A-
Ashtead Group, PLC..............            1           891,617  Equipment Rental           NN               (4)
United States Postal Service....            1           828,686  Post Office                NN               (4)
                                           --
                                                 --------------  ---------------------     -----     --------------------
Total...........................           77    $  252,662,868           --                                  --
                                           --
                                           --

------------------------

Unless otherwise indicated, such ratings were the highest rating assigned to the applicable tenant or guarantor, as applicable, by Moody's and Standard & Poor's, respectively.

(1) "NNN" means triple net lease; "NN" means double net lease; "B" means bond-type lease.

(2) Based upon the rating of Eckerd's parent, J.C. Penny Corporation, although it has made no explicit guaranty of Eckerd's obligations.

(3) Commercial paper rating.

(4) Private rating; disclosure not available.

(5) Unsecured bank facility rating.

(6) Claims paying ability rating.

    Each Credit Lease generally provides that the related Tenant is responsible for all real property taxes and assessments levied or assessed against the related Mortgaged Property, and except as discussed below in the case of certain of the Double Net Leases, all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property.

    Generally, each Credit Lease Loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement in such Credit Lease (a "Credit Lease Default"), then the holder of the related Mortgage may require the related Mortgagor either (i) to terminate such Credit Lease or (ii) refrain from the exercise of any of its rights thereunder. A Credit Lease Default will constitute a default under the related Credit Lease Loan, although in certain cases the Mortgagor may possess certain cure rights.

    In addition, most of the Credit Leases permit the Tenant, at its own expense, and generally with the consent of the Mortgagor, to make such alterations or improvements on the related Mortgaged Property as the Tenant may deem necessary or desirable. Such actions, if undertaken by the Tenant, will not affect the Tenant's obligations under the Credit Lease.

    Lease termination rights and rent abatement rights, if any, provided Tenants in the Credit Leases may be divided into three categories: (i) termination and abatement rights directly arising from certain casualty occurrences or condemnations ("Casualty or Condemnation Rights"), (ii) termination and abatement rights arising from a Mortgagor's default relating to its obligations under a Credit Lease to perform required maintenance, repairs or replacements with respect to the related Mortgaged Property ("Maintenance Rights") and (iii) termination and abatement rights arising from a Mortgagor's default in the performance of various other obligations under the Credit Lease, including remediating environmental conditions not caused by the Tenant, enforcement of restrictive covenants affecting other property owned by the Mortgagor in the area of the related Mortgaged Property and complying with laws affecting such Mortgaged Property or common areas related to such Mortgaged Property ("Additional Rights"). Certain Credit Leases ("Bond-Type Leases") provide neither Casualty or Condemnation Rights, Maintenance Rights nor Additional Rights and the Tenants thereunder are required, at their expense, to maintain their related Mortgaged Property in good order and repair. Other Credit Leases provide Casualty or Condemnation Rights and may provide Additional Rights ("Triple Net Leases"). The Tenants under Triple Net Leases are required, at their expense, to maintain their Mortgaged Properties, including the roof and structure, in good order and repair. Additionally, certain of the Credit Leases provide Casualty or Condemnation Rights and Maintenance Rights and may provide Additional Rights ("Double Net Leases"). If the Mortgagor defaults in the performance of certain obligations under a Triple Net Lease or a Double Net Lease and the Tenant exercises its Additional Rights or Maintenance Rights, there could be a disruption in the stream of Monthly Rental Payments available to pay principal and interest to the Credit Lease Loans. Generally, Additional Rights and Maintenance Rights are mitigated by repair and maintenance reserves, debt service coverage ratios in excess of 1.0x and, prior to the disbursement of such Mortgage Loan, receiving Tenant estoppel certificates (i.e., Tenant certificates confirming the non-existence of landlord default).

    Credit Leases with respect to nine of the Mortgage Loans, or 2.4%, are Bond-Type Leases, Credit Leases with respect to 14 Mortgage Loans, or 1.3%, are Triple Net Leases and Credit Leases with respect to 54 of the Mortgage Loans, or 3.6%, are Double Net Leases.

    At the end of the term of the Credit Leases, Tenants are generally obligated to surrender the related Mortgaged Properties in good order and in its original condition received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor.

    Pursuant to the terms of each Credit Lease Assignment, the related Mortgagor has assigned to the mortgagee of the related Credit Lease Loan, as security for such Mortgagor's obligations thereunder, such Mortgagor's rights under the Credit Leases and its rights to all income and profits to be derived from the operation and leasing of the related Mortgaged Property including, but not limited to, an assignment of any guarantee of the Tenant's obligations under the Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under the Credit Leases. Pursuant of the terms of the Credit Lease Assignments, each Tenant is obligated under its Credit Lease to make all Monthly Rental Payments directly to the owner of the related Credit Lease Loan. Repayment of the Credit Lease Loans and other obligations of the Mortgagors are expected to be funded from such Monthly Rental Payments. Notwithstanding the foregoing, the Mortgagors remain liable for all obligations under the Credit Lease Loans (subject to the non-recourse provisions thereof).

    Each Credit Lease Loan that provides the Tenant with a Casualty or Condemnation Right has the benefit of a noncancelable Lease Enhancement Policy issued by the Enhancement Insurer. Each Lease Enhancement Policy provides, subject to customary exclusions, that in the event of a permitted termination by a Tenant of its Credit Lease as a result of a casualty or condemnation, the Enhancement Insurer will pay to the Master Servicer on behalf of the Trustee the "Loss of Rents" (that is, a lump sum payment of all outstanding principal plus, subject to the limitation below, accrued interest on the Credit Lease Loan). The Enhancement Insurer is not required to pay interest for a period greater than 75 days past the date of the exercise of a Casualty or Condemnation Right. All of the Lease Enhancement Policies were issued by Chubb Custom Insurance Company which, as of the Cut-off Date, was rated "AAA" by Standard & Poor's and "Aaa" by Moody's. If the Credit Lease permits the Tenant to abate all or a portion of the rent in the event of a condemnation, the "Loss of Rents" will be in an amount equal to the portion of any Monthly Rental Payments not made by such Tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of such Credit Lease. The Enhancement Insurer is not required to pay amounts due under the Credit Lease Loan other than principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the Mortgagor is obligated to pay thereunder to reimburse the Master Servicer or the Trustee for outstanding servicing advances.

    Each Lease Enhancement Policy contains certain exclusions from coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking (other than by condemnation).

    The Mortgage Loans which are Credit Lease Loans are indicated on Annex A hereto.

ADDITIONAL MORTGAGE LOAN INFORMATION

    THE MORTGAGE POOL. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annex A-1, A-2 and A-3 hereto. Certain additional information regarding the Mortgage Loans is contained herein under "--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," and in the Prospectus under "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans."

    Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For purposes of the tables and Annex A:

        (i) References to "DSC Ratio" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan (other than a Credit Lease Loan) is the ratio of "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home park, industrial, self storage and office properties (each a "Rental Property"). In general, the applicable Mortgage Loan Seller relied on full year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net

    Cash Flow for the Mortgaged Properties. References to "Cut-off Date DSC Ratio" are references to the DSC Ratio as of the Cut-off Date.

        In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

        In determining the "revenue" component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll (as applicable) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-Multifamily Properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. In determining rental revenue for multifamily, self storage and mobile home park properties, the applicable Mortgage Loan Seller generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the applicable Mortgage Loan Seller generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined on the basis of 12 month trailing historical operating levels shown on the borrower-supplied operating statements. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Private occupancy rates were generally within the then current market ranges and vacancy levels were generally a minimum of 5%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

        In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Seller generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 6.0% of effective gross revenue (except with respect to hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and single tenant properties, where fees as low as 1.5% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves equal to (1) in the case of retail, office, industrial, and mixed-use properties, not less than $0.04 and not more than $0.60 per square foot net rentable commercial area, (2) in the case of multifamily properties, not less than $150 or more than $485 per residential unit per year, depending on the age and condition of the property, (3) in the case of hospitality properties, generally 4.0% of the gross revenues received by the property owner on an ongoing basis, (4) in the case of residential healthcare facilities, $225 to $355 per bed per year, (5) in the case of the mobile home parks, not less than $33 or more than $142 per pad per year and
    (6) in the case of self storage facilities, not less than $7 or more than $30 per unit per year. In addition, in some instances, the applicable Mortgage Loan Seller recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where such Mortgage Loan Seller determined appropriate.

        THE BORROWERS' FINANCIAL INFORMATION USED TO DETERMINE NET CASH FLOW WAS IN MOST CASES UNAUDITED, AND NEITHER THE MORTGAGE LOAN SELLERS NOR THE DEPOSITOR VERIFIED THEIR ACCURACY.

        (ii) References to "Cut-off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the related Mortgage Loan Seller or in the case of two Mortgage Loans, or 4.7%, as determined by an internal valuation by the related Mortgage Loan Seller.

        (iii) References to "Maturity Date LTV Ratio" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (or ARD Loan on its Anticipated Repayment
    Date) (prior to the payment of any Balloon Payment) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the related Mortgage Loan Seller prior to the Cut-off Date or in the case of two Mortgage Loans, or 4.7%, as determined by an internal valuation by the related Mortgage Loan Seller.

        (iv) References to "Loan per Sq Ft, Unit, Bed, Pad or Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including a mobile home park), hospitality property or healthcare facility, respectively, references to the Cut-off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms or beds, respectively that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/ warehouse, self storage or office property, references to the Cut-off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

        (v) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

        (vi) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans.

        (vii) References to "Underwriting Reserves" represent estimated annual capital costs, as used by the applicable Mortgage Loan Seller in determining Net Cash Flow.

        (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan and (b) 0.0062% which percentage represents the sum of the Additional Servicing Fee Rate and the trustee fee rate with respect to each Mortgage Loan.

        (ix) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-off Date to the stated maturity date (or Anticipated Repayment Date with respect to each ARD Loan) of such Mortgage Loan.

        (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-off Date to the month in which such Mortgage Loan would fully amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

        (xi) References to "L" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited. The number indicated in the parentheses indicates the duration in years of such period. References to "X( )" represent the percentage of Prepayment Premium percentages and the duration such Prepayment Premium is assessed. References to "O ( )"
    represent the period for which no (A) Prepayment Premium or Yield Maintenance Charge is assessed or (B) defeasance can be required. References to "YMx% ( )" represent the period for which the Prepayment Premium for such Mortgage Loan is equal to the greater of the Yield Maintenance Charge for such Mortgage Loan and x% of such Mortgage Loan's outstanding principal balance. References to "YM ( )" represent the period for which the Yield Maintenance Charge is assessed.

        (xii) References to "D" represent, with respect to each applicable Mortgage Loan, the right of the related holder of the Mortgage to require the related borrower, in lieu of a prepayment premium, to pledge to such holder Defeasance Collateral.

        (xiii) References to "D(Borr)" represent, with respect to each applicable Mortgage Loan, the right of the related borrower to pledge to the holder of the Mortgage the Defeasance Collateral in lieu of the Prepayment Premium. For the purposes of the Prospectus Supplement, it is assumed that the borrower will pay the Prepayment Premium in lieu of the pledge of Defeasance Collateral for such Mortgage Loan.

        (xiv) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references to (a) in the case of multifamily properties and assisted living/congregate care facilities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

        (xv) References to "Stated Remaining Term" are references to the remaining term to maturity for each Mortgage Loan (or remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

        (xvi) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
    Loan).

        (xvii) References to "NAP" indicate that with respect to a particular category of data, that such data is not applicable.

        (xviii) References to "NAV" indicates that, with respect to a particular category of data, such data is not available.

        (xix) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

        (xx) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

        (xxi) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

    The sum in any column of any of the following tables may not equal the indicated total due to rounding.

    The DSC Ratio and the Cut-off Date LTV Ratio calculations for the Mortgage Loans are exclusive of Credit Lease Loans because the Credit Lease Loans were originated primarily on the basis of the creditworthiness of the related Tenants or Guarantors.

                            MORTGAGE LOANS BY STATE
                              (ALL MORTGAGE LOANS)

                                                                          % BY
                                                       AGGREGATE        AGGREGATE       AVERAGE       HIGHEST        WTD. AVG.
                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE
              STATE                      LOANS          BALANCE          BALANCE        BALANCE       BALANCE      LTV RATIO(1)
----------------------------------  ---------------  --------------  ---------------  ------------  ------------  ---------------
AL................................             5     $   11,204,868           0.3%     $2,240,974   $  4,987,106          75.4%
AR................................             4         30,088,767           0.9       7,522,192     13,404,516          62.0
AZ................................            32         93,179,101           2.7       2,911,847      7,983,000          69.5
CA................................           115        410,711,080          11.8       3,571,401     16,847,577          72.4
CO................................             8         19,092,083           0.5       2,386,510      3,597,169          73.8
CT................................            10         48,929,559           1.4       4,892,956     13,760,326          71.0
DC................................             4         15,833,952           0.5       3,958,488      5,795,439          73.7
DE................................             1          2,944,904           0.1       2,944,904      2,944,904          68.5
FL................................            58        245,528,274           7.1       4,233,246     20,942,733          73.4
GA................................            31        215,316,073           6.2       6,945,680     64,000,000          68.8
ID................................             4          7,632,412           0.2       1,908,103      2,447,179          72.0
IL................................            22        272,580,069           7.8      12,390,003     85,527,649          65.9
IN................................            13         45,586,870           1.3       3,506,682     11,569,847          77.1
KS................................             2          4,209,204           0.1       2,104,602      2,464,054          73.9
KY................................            11         64,038,311           1.8       5,821,665     23,892,525          70.7
LA................................            11         49,374,203           1.4       4,488,564     12,750,000          75.5
MA................................            11         27,167,527           0.8       2,469,775      6,892,160          69.4
MD................................            30        204,785,549           5.9       6,826,185     24,500,000          75.0
ME................................             1          1,162,826         *           1,162,826      1,162,826           NAP
MI................................            11         55,715,778           1.6       5,065,071     10,585,153          68.6
MN................................             6         10,826,662           0.3       1,804,444      4,085,108          74.5
MO................................             7         41,976,464           1.2       5,996,638     16,277,350          74.2
MS................................             1            722,827         *             722,827        722,827          77.3
NC................................            24        118,894,969           3.4       4,953,957     25,328,345          75.6
NE................................             6         18,486,596           0.5       3,081,099      5,120,000          79.9
NH................................             1          4,588,484           0.1       4,588,484      4,588,484          78.4
NJ................................            27        162,975,023           4.7       6,036,112     63,766,163          76.1
NM................................             1          1,897,834           0.1       1,897,834      1,897,834          73.0
NV................................            15         78,790,028           2.3       5,252,669     10,585,107          75.6
NY................................            30        316,853,365           9.1      10,561,779    178,378,814          64.2
OH................................            14         73,849,600           2.1       5,274,971     22,468,036          71.2
OK................................             6         12,276,254           0.4       2,046,042      4,356,682          74.4
OR................................             6         18,837,495           0.5       3,139,582      7,377,559          74.1
PA................................            21         88,102,130           2.5       4,195,340     14,522,217          74.1
SC................................            12         33,920,670           1.0       2,826,722      6,402,356          74.7
SD................................             1          3,475,000           0.1       3,475,000      3,475,000          77.2
TN................................            15         66,175,711           1.9       4,411,714     17,952,728          73.3
TX................................            41        357,932,035          10.3       8,730,050    154,000,000          75.4
UT................................            11         39,038,973           1.1       3,548,998     13,738,707          71.6
VA................................            22        134,033,928           3.9       6,092,451     21,172,008          73.0
WA................................             7         19,060,360           0.5       2,722,909      3,746,038          62.5
WI................................            15         37,410,332           1.1       2,494,022      6,320,000          65.9
WV................................             2          5,269,960           0.2       2,634,980      2,891,052          64.2
WY................................             1          4,787,973           0.1       4,787,973      4,787,973          73.7
                                             ---     --------------         -----     ------------  ------------         -----
TOTAL/AVG./WTD. AVG./MIN/ MAX.....           676     $3,475,264,083         100.0%     $5,140,923   $178,378,814          71.6%
                                             ---     --------------         -----     ------------  ------------         -----
                                             ---     --------------         -----     ------------  ------------         -----


                                       WTD. AVG.         MINIMUM          MAXIMUM        WTD. AVG.      WTD. AVG.
                                     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY      MORTGAGE
              STATE                  DSC RATIO(1)     DSC RATIO(1)     DSC RATIO(1)       RATE(2)         RATE
----------------------------------  ---------------  ---------------  ---------------  -------------  -------------
AL................................          1.37x            1.29x            1.38x           98.2%          7.36%
AR................................          1.77             1.26             2.00            97.0           7.47
AZ................................          1.43             1.19             2.06            93.3           7.57
CA................................          1.37             1.06             3.53            96.9           7.31
CO................................          1.34             1.21             1.66            99.1           7.19
CT................................          1.40             1.25             1.52            98.9           7.33
DC................................          1.37             1.25             1.51            99.3           7.28
DE................................          1.45             1.45             1.45            94.0           8.00
FL................................          1.40             1.21             2.20            97.3           7.31
GA................................          1.39             1.20             2.55            95.3           7.15
ID................................          1.35             1.31             1.43            98.8           7.34
IL................................          1.72             1.20             2.00            90.5           6.97
IN................................          1.34             1.27             1.57            99.3           7.14
KS................................          1.52             1.40             1.61            86.1           7.81
KY................................          1.45             1.31             1.85            94.3           7.48
LA................................          1.33             1.21             1.49            95.5           7.55
MA................................          1.37             1.25             1.54            94.5           7.46
MD................................          1.32             1.21             1.58            95.0           7.10
ME................................           NAP              NAP              NAP           100.0           7.42
MI................................          1.38             1.10             1.45            99.2           7.33
MN................................          1.42             1.31             1.55            98.6           7.05
MO................................          1.46             1.30             1.98            96.1           7.26
MS................................          1.31             1.31             1.31           100.0           8.25
NC................................          1.36             1.25             1.88            93.2           7.32
NE................................          1.44             1.31             1.59            97.0           7.01
NH................................          1.26             1.26             1.26           100.0           7.38
NJ................................          1.33             1.20             1.82            96.5           7.32
NM................................          1.33             1.33             1.33            96.0           7.50
NV................................          1.41             1.27             1.57            94.1           7.33
NY................................          1.38             1.21             2.33            99.1           7.08
OH................................          1.41             1.21             1.64            92.7           7.27
OK................................          1.33             1.26             1.40            94.3           7.42
OR................................          1.29             1.25             1.68            98.6           7.40
PA................................          1.34             1.18             1.54            97.2           7.32
SC................................          1.31             1.25             1.41            95.9           7.28
SD................................          1.25             1.25             1.25           100.0           7.43
TN................................          1.37             1.19             1.79            96.6           7.38
TX................................          1.40             1.21             1.72            96.5           7.28
UT................................          1.31             1.11             1.49            93.7           7.55
VA................................          1.37             1.25             1.65            94.8           7.26
WA................................          1.73             1.28             2.29            92.7           7.59
WI................................          1.43             1.21             2.23            99.9           7.46
WV................................          1.35             1.30             1.42            95.1           7.48
WY................................          1.29             1.29             1.29            99.1           7.38
                                           -----            -----            -----           -----            ---
TOTAL/AVG./WTD. AVG./MIN/ MAX.....          1.41x            1.06x            3.53   x        95.9%          7.26%
                                           -----            -----            -----           -----            ---
                                           -----            -----            -----           -----            ---

------------------------
*   Less than 0.1%
(1) The DSC Ratio and LTV Ratio information shown above do not reflect the 77 Credit Lease Loans, representing 7.3% of the Initial Pool Balance, which typically have debt service coverage ratios below 1.20x and loan to value ratios in excess of 80%.
(2) Occupancy Rates were calculated without reference to Hospitality properties.

                        MORTGAGE LOANS BY PROPERTY TYPE
                              (ALL MORTGAGE LOANS)

                                                                % BY          AVERAGE      HIGHEST
                                              AGGREGATE       AGGREGATE       CUT-OFF      CUT-OFF       WTD. AVG.
        PROPERTY              NUMBER OF     CUT-OFF DATE    CUT-OFF DATE       DATE         DATE       CUT-OFF DATE
          TYPE                  LOANS          BALANCE         BALANCE        BALANCE      BALANCE     LTV RATIO(1)
-------------------------  ---------------  -------------  ---------------  -----------  -----------  ---------------
Multifamily..............           228     $1,080,369,433         31.1%     $4,738,462  $63,766,163          76.8%
Retail...................           172       945,486,874          27.2      5,497,017    85,527,649          70.7
Office...................            74       709,291,586          20.4      9,585,021   178,378,814          69.6
CTL......................            77       252,662,868           7.3      3,281,336    15,391,931           NAP
Hotel....................            45       231,622,284           6.7      5,147,162    23,892,525          65.3
Industrial/W'hse.........            44       130,726,130           3.8      2,971,048    12,218,750          67.1
Health Care..............            12        65,451,082           1.9      5,454,257    13,404,516          56.7
Self Storage.............            11        24,019,485           0.7      2,183,590     3,295,516          67.9
Mixed Use................             8        22,086,672           0.6      2,760,834     4,850,614          67.8
Mobile Home Park.........             5        13,547,668           0.4      2,709,534     4,600,000          65.5
                                    ---     -------------         -----     -----------  -----------         -----
Total/Avg./Wtd. Avg./Min/
  Max:...................           676     $3,475,264,083        100.0%     $5,140,923  $178,378,814         71.6%
                                    ---     -------------         -----     -----------  -----------         -----
                                    ---     -------------         -----     -----------  -----------         -----


                              WTD. AVG.         MINIMUM          MAXIMUM        WTD. AVG.      WTD. AVG.
        PROPERTY            CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY      MORTGAGE
          TYPE              DSC RATIO(1)     DSC RATIO(1)     DSC RATIO(1)       RATE(2)         RATE
-------------------------  ---------------  ---------------  ---------------  -------------  -------------
Multifamily..............          1.32x            1.18x            2.55x           95.3%          7.24%
Retail...................          1.46             1.11             2.00            93.7           7.20
Office...................          1.39             1.06             1.74            98.2           7.08
CTL......................           NAP              NAP              NAP           100.0           7.45
Hotel....................          1.52             1.38             3.53             NAP           7.61
Industrial/W'hse.........          1.40             1.24             2.23            98.4           7.36
Health Care..............          1.86             1.37             2.33            93.5           7.80
Self Storage.............          1.45             1.30             1.82            91.1           7.53
Mixed Use................          1.41             1.30             1.57            94.1           7.63
Mobile Home Park.........          1.55             1.14             2.06            97.2           7.11
                                  -----            -----            -----           -----            ---
Total/Avg./Wtd. Avg./Min/
  Max:...................          1.41x            1.06x            3.53x           95.9%          7.26%
                                  -----            -----            -----           -----            ---
                                  -----            -----            -----           -----            ---

------------------------

(1) The DSC Ratio and LTV Ratio information shown above do not reflect the 77 Credit Lease Loans, representing 7.3% of the Initial Pool Balance, which typically have debt service coverage ratios below 1.20x and loan to value ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.

                            CUT-OFF DATE DSC RATIOS
               (ALL MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS)

      RANGE OF                                              % BY
    CUT-OFF DATE                          AGGREGATE       AGGREGATE       AVERAGE       HIGHEST        WTD. AVG.        WTD. AVG.
         DSC              NUMBER OF     CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE     CUT-OFF DATE
      RATIOS(X)             LOANS          BALANCE         BALANCE        BALANCE       BALANCE        LTV RATIO        DSC RATIO
---------------------  ---------------  -------------  ---------------  ------------  ------------  ---------------  ---------------
1.06-1.09............             1     $   1,284,408         *          $1,284,408    $1,284,408           69.4%            1.06x
1.10-1.14............             3         5,692,039           0.2%      1,897,346     2,141,612           65.3             1.11
1.15-1.19............             4        14,236,510           0.4       3,559,128     7,983,000           80.4             1.19
1.20-1.24............            33       227,079,432           7.0       6,881,195    20,806,342           77.5             1.22
1.25-1.29............           132       663,213,379          20.6       5,024,344    25,328,345           75.2             1.27
1.30-1.34............           124       744,351,686          23.1       6,002,836   178,378,814           72.6             1.32
1.35-1.39............            74       259,799,904           8.1       3,510,810    22,168,012           73.8             1.37
1.40-1.44............            79       442,556,325          13.7       5,601,979    64,000,000           69.9             1.41
1.45-1.49............            41       137,127,243           4.3       3,344,567     9,745,742           71.1             1.47
1.50-1.54............            40       325,568,830          10.1       8,139,221   154,000,000           71.2             1.51
1.55-1.59............            20        68,824,027           2.1       3,441,201    10,092,322           71.1             1.57
1.60-1.64............             8        32,691,561           1.0       4,086,445     7,589,517           62.5             1.62
1.65-1.69............            12        36,937,321           1.1       3,078,110     8,050,981           65.7             1.67
1.70-1.74............             8        25,695,243           0.8       3,211,905     9,717,397           63.9             1.72
1.75-1.79............             2         6,202,408           0.2       3,101,204     3,213,140           54.4             1.79
1.80-1.84............             2         6,428,281           0.2       3,214,140     3,239,973           65.9             1.81
1.85-1.89............             2         4,161,236           0.1       2,080,618     2,416,636           56.4             1.87
1.90-1.94............             1        85,527,649           2.7      85,527,649    85,527,649           61.5             1.91
1.95-1.99............             1         3,435,045           0.1       3,435,045     3,435,045           74.7             1.98
2.00-2.04............             3        94,764,467           2.9      31,588,156    77,863,877           57.3             2.00
2.05-2.09............             2         6,290,877           0.2       3,145,438     4,093,771           47.3             2.06
2.20-2.24............             3        14,957,968           0.5       4,985,989     9,250,000           55.4             2.21
2.25-2.29............             1         3,746,038           0.1       3,746,038     3,746,038           47.4             2.29
2.30-2.34............             1         8,951,209           0.3       8,951,209     8,951,209           20.8             2.33
2.50-3.53............             2         3,078,128           0.1       1,539,064     2,588,128           38.3             3.37
                                ---     -------------         -----     ------------  ------------           ---              ---
Total/Avg/Wtd. Avg./
  Min/Max:...........           599     $3,222,601,214        100.0%     $5,379,969   1$78,378,814          71.6%            1.41x
                                ---     -------------         -----     ------------  ------------           ---              ---
                                ---     -------------         -----     ------------  ------------           ---              ---

      RANGE OF
    CUT-OFF DATE           MINIMUM          MAXIMUM        WTD. AVG.      WTD. AVG.
         DSC            CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY      MORTGAGE
      RATIOS(X)           DSC RATIO        DSC RATIO        RATE(1)         RATE
---------------------  ---------------  ---------------  -------------  -------------
1.06-1.09............          1.06x            1.06x          100.0%          7.69%
1.10-1.14............          1.10             1.14            97.6           7.45
1.15-1.19............          1.18             1.19            90.0           8.10
1.20-1.24............          1.20             1.24            93.5           7.34
1.25-1.29............          1.25             1.29            94.9           7.29
1.30-1.34............          1.30             1.34            97.3           7.15
1.35-1.39............          1.35             1.39            95.2           7.30
1.40-1.44............          1.40             1.44            96.6           7.27
1.45-1.49............          1.45             1.49            95.9           7.35
1.50-1.54............          1.50             1.54            98.4           7.22
1.55-1.59............          1.55             1.59            94.8           7.22
1.60-1.64............          1.60             1.64            94.7           7.46
1.65-1.69............          1.65             1.69            97.2           7.30
1.70-1.74............          1.70             1.74            97.4           7.63
1.75-1.79............          1.79             1.79            95.9           7.39
1.80-1.84............          1.81             1.82            93.5           7.43
1.85-1.89............          1.85             1.88            94.5           8.09
1.90-1.94............          1.91             1.91            84.8           6.75
1.95-1.99............          1.98             1.98            93.3           7.88
2.00-2.04............          2.00             2.00            89.3           6.92
2.05-2.09............          2.05             2.06            99.0           7.01
2.20-2.24............          2.20             2.23            93.4           7.33
2.25-2.29............          2.29             2.29            89.8           7.97
2.30-2.34............          2.33             2.33            98.0           7.89
2.50-3.53............          2.55             3.53            95.2           7.54
                                ---              ---           -----            ---
Total/Avg/Wtd. Avg./
  Min/Max:...........          1.06x            3.53x           95.5%          7.24%
                                ---              ---           -----            ---
                                ---              ---           -----            ---

The weighted average Cut-off Date DSC Ratio is 1.41x.
------------------------------

*   Less than 0.1%.

(1) Occupancy Rates were calculated without reference to Hospitality properties.

                            CUT-OFF DATE LTV RATIOS
               (ALL MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS)

   RANGE OF                                          % BY          AVERAGE      HIGHEST
 CUT-OFF DATE                      AGGREGATE       AGGREGATE       CUT-OFF      CUT-OFF       WTD. AVG.        WTD. AVG.
     LTV           NUMBER OF     CUT-OFF DATE    CUT-OFF DATE       DATE         DATE       CUT-OFF DATE     CUT-OFF DATE
  RATIOS(%)          LOANS          BALANCE         BALANCE        BALANCE      BALANCE       LTV RATIO        DSC RATIO
--------------  ---------------  -------------  ---------------  -----------  -----------  ---------------  ---------------
20.01-25.00...             1     $   8,951,209           0.3%     $8,951,209  $ 8,951,209          20.8%            2.33x
25.01-30.00...             1         1,059,091         *          1,059,091     1,059,091          29.8             1.29
30.01-35.00...             2         3,986,074           0.1      1,993,037     3,496,074          30.8             2.07
35.01-40.00...             4         8,536,223           0.3      2,134,056     2,588,128          38.3             2.36
40.01-45.00...             1         1,546,387         *          1,546,387     1,546,387          44.2             1.67
45.01-50.00...             9        36,860,212           1.1      4,095,579     6,900,000          48.4             1.67
50.01-55.00...             8        16,101,844           0.5      2,012,730     3,492,968          53.1             1.66
55.01-60.00...            30       199,650,505           6.2      6,655,017    77,863,877          57.6             1.72
60.01-65.00...            46       477,388,372          14.8     10,378,008   178,378,814          62.7             1.50
65.01-70.00...            79       261,679,086           8.1      3,312,393    23,892,525          68.0             1.41
70.01-75.00...           231     1,026,137,621          31.8      4,442,154    24,500,000          73.5             1.36
75.01-80.00...           172     1,113,095,911          34.5      6,471,488   154,000,000          78.3             1.33
80.01-85.00...            15        67,608,679           2.1      4,507,245    17,697,000          81.9             1.29
                         ---     -------------         -----     -----------  -----------           ---              ---
TOTAL/AVG/
  WTD. AVG./
  MIN/MAX:....           599     $3,222,601,214        100.0%     $5,379,969  $178,378,814         71.6%            1.41x
                         ---     -------------         -----     -----------  -----------           ---              ---
                         ---     -------------         -----     -----------  -----------           ---              ---

   RANGE OF
 CUT-OFF DATE       MINIMUM          MAXIMUM        WTD. AVG.      WTD. AVG.
     LTV         CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY      MORTGAGE
  RATIOS(%)        DSC RATIO        DSC RATIO        RATE(1)         RATE
--------------  ---------------  ---------------  -------------  -------------
20.01-25.00...          2.33x            2.33x           98.0%          7.89%
25.01-30.00...          1.29             1.29            95.5           7.33
30.01-35.00...          2.00             2.55            90.0           7.59
35.01-40.00...          1.42             3.53            97.1           7.61
40.01-45.00...          1.67             1.67           100.0           7.38
45.01-50.00...          1.26             2.29            93.2           7.44
50.01-55.00...          1.38             2.23            97.2           7.58
55.01-60.00...          1.14             2.00            92.1           7.17
60.01-65.00...          1.10             2.20            95.3           6.99
65.01-70.00...          1.06             1.88            95.8           7.50
70.01-75.00...          1.20             1.98            95.6           7.33
75.01-80.00...          1.11             1.72            96.1           7.18
80.01-85.00...          1.18             1.57            94.5           7.59
                         ---              ---           -----            ---
TOTAL/AVG/
  WTD. AVG./
  MIN/MAX:....          1.06x            3.53x           95.5%          7.24%
                         ---              ---           -----            ---
                         ---              ---           -----            ---

The weighted average Cut-off Date LTV Ratio is 71.6%.

------------------------------

*   Less than 0.1%.

(1) Occupancy Rates were calculated without reference to Hospitality properties.

                            MATURITY DATE LTV RATIOS
                          (BALLOON AND ARD LOANS ONLY)

        RANGE OF
        MATURITY                                                % BY          AVERAGE      HIGHEST
          DATE                                AGGREGATE       AGGREGATE       CUT-OFF      CUT-OFF       WTD. AVG.
           LTV                NUMBER OF     CUT-OFF DATE    CUT-OFF DATE       DATE         DATE       CUT-OFF DATE
        RATIOS(%)               LOANS          BALANCE         BALANCE        BALANCE      BALANCE     LTV RATIO(1)
-------------------------  ---------------  -------------  ---------------  -----------  -----------  ---------------
15.01- 20.00.............             2     $   5,180,728           0.2%     $2,590,364  $ 3,010,493           NAP
20.01- 25.00.............             2         3,306,563           0.1      1,653,281     2,247,472          42.4%
25.01- 30.00.............             5        13,544,379           0.5      2,708,876     4,119,423          47.6
30.01- 35.00.............            13        38,188,880           1.4      2,937,606     5,774,543          63.4
35.01- 40.00.............             8       169,857,575           6.0     21,232,197   154,000,000          74.1
40.01- 45.00.............            18       120,440,273           4.3      6,691,126    15,391,931          59.5
45.01- 50.00.............            37       161,492,732           5.7      4,364,668    21,840,552          63.2
50.01- 55.00.............            33       187,077,988           6.6      5,669,030    64,000,000          64.1
55.01- 60.00.............            66       340,306,718          12.1      5,156,162    77,863,877          67.4
60.01- 65.00.............           137       678,165,239          24.0      4,950,111    85,527,649          72.3
65.01- 70.00.............           184       921,845,663          32.7      5,010,031    25,328,345          76.9
70.01- 74.33.............            36       183,663,552           6.5      5,101,765    17,697,000          79.5
                                    ---     -------------         -----     -----------  -----------         -----

Total/Avg/Wtd. Avg./Min/
  Max:...................           541     $2,823,070,289        100.0%     $5,218,245  $154,000,000         72.3%
                                    ---     -------------         -----     -----------  -----------         -----
                                    ---     -------------         -----     -----------  -----------         -----

        RANGE OF
        MATURITY
          DATE                WTD. AVG.         MINIMUM          MAXIMUM        WTD. AVG.      WTD. AVG.
           LTV              CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY      MORTGAGE
        RATIOS(%)           DSC RATIO(1)     DSC RATIO(1)     DSC RATIO(1)       RATE(2)         RATE
-------------------------  ---------------  ---------------  ---------------  -------------  -------------
15.01- 20.00.............           NAP              NAP              NAP           100.0%          7.26%
20.01- 25.00.............          1.36x            1.29x            1.40x           95.5           7.51
25.01- 30.00.............          1.59             1.31             2.00            92.9           7.57
30.01- 35.00.............          1.86             1.21             3.53            99.7           7.39
35.01- 40.00.............          1.52             1.21             2.29            99.2           7.11
40.01- 45.00.............          1.58             1.18             2.23            99.3           7.39
45.01- 50.00.............          1.50             1.25             2.20            98.2           7.42
50.01- 55.00.............          1.45             1.25             1.82            94.8           7.09
55.01- 60.00.............          1.52             1.19             2.00            93.9           7.24
60.01- 65.00.............          1.43             1.20             1.91            94.0           7.26
65.01- 70.00.............          1.33             1.11             1.64            95.4           7.18
70.01- 74.33.............          1.29             1.19             1.72            93.5           7.46
                                  -----            -----            -----           -----            ---
Total/Avg/Wtd. Avg./Min/
  Max:...................          1.41x            1.11x            3.53x           95.3%          7.24%
                                  -----            -----            -----           -----            ---
                                  -----            -----            -----           -----            ---

The weighted average Maturity Date LTV Ratio is 59.6%.

------------------------------

(1) The DSC Ratio and LTV Ratio information shown above do not reflect the 77 Credit Lease Loans, representing 7.3% of the Initial Pool Balance, which typically have debt service coverage ratios below 1.20x and loan to value ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.

                                 MORTGAGE RATES
                              (ALL MORTGAGE LOANS)

                                                                  % BY          AVERAGE      HIGHEST
         RANGE OF                               AGGREGATE       AGGREGATE       CUT-OFF      CUT-OFF       WTD. AVG.
         MORTGAGE               NUMBER OF     CUT-OFF DATE    CUT-OFF DATE       DATE         DATE       CUT-OFF DATE
         RATES(%)                 LOANS          BALANCE         BALANCE        BALANCE      BALANCE     LTV RATIO(1)
---------------------------  ---------------  -------------  ---------------  -----------  -----------  ---------------
6.500-6.749................             1     $   4,191,650           0.1%     $4,191,650  $ 4,191,650          55.9%
6.750-6.999................            64       711,653,834          20.5     11,119,591   178,378,814          67.8
7.000-7.249................           205     1,182,866,302          34.0      5,770,080   154,000,000          74.5
7.250-7.499................           199       866,023,184          24.9      4,351,875    63,766,163          73.4
7.500-7.749................           116       386,643,861          11.1      3,333,137    23,892,525          69.0
7.750-7.999................            56       184,376,308           5.3      3,292,434    13,404,516          65.9
8.000-8.249................            19        79,372,990           2.3      4,177,526    17,697,000          73.1
8.250-8.499................             4        14,753,036           0.4      3,688,259    11,283,801          67.9
8.500-8.749................             4        14,839,398           0.4      3,709,850     8,842,858          72.2
8.750-8.999................             1         2,382,514           0.1      2,382,514     2,382,514          62.7
9.000-9.249................             7        28,161,007           0.8      4,023,001     6,251,342          72.9
                                      ---     -------------         -----     -----------  -----------           ---

Total/Avg/Wtd.
  Avg./Min/Max:............           676     $3,475,264,083        100.0%     $5,140,923  $178,378,814         71.6%
                                      ---     -------------         -----     -----------  -----------           ---
                                      ---     -------------         -----     -----------  -----------           ---


         RANGE OF               WTD. AVG.         MINIMUM          MAXIMUM        WTD. AVG.      WTD. AVG.
         MORTGAGE             CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY      MORTGAGE
         RATES(%)             DSC RATIO(1)     DSC RATIO(1)     DSC RATIO(1)       RATE(2)         RATE
---------------------------  ---------------  ---------------  ---------------  -------------  -------------
6.500-6.749................          1.55x            1.55x            1.55x          100.0%          6.71%
6.750-6.999................          1.49             1.21             2.06            94.5           6.82
7.000-7.249................          1.38             1.10             2.20            96.6           7.11
7.250-7.499................          1.35             1.14             2.23            96.2           7.36
7.500-7.749................          1.41             1.06             3.53            96.6           7.59
7.750-7.999................          1.55             1.11             2.33            96.2           7.87
8.000-8.249................          1.33             1.19             1.72            89.3           8.11
8.250-8.499................          1.37             1.31             1.40           100.0           8.34
8.500-8.749................          1.34             1.18             1.88            92.5           8.62
8.750-8.999................          1.41             1.41             1.41             NAP           8.88
9.000-9.249................          1.24             1.20             1.29            99.8           9.12
                                      ---              ---              ---           -----            ---
Total/Avg/Wtd.
  Avg./Min/Max:............          1.41x            1.06x            3.53x           95.9%          7.26%
                                      ---              ---              ---           -----            ---
                                      ---              ---              ---           -----            ---

The weighted average Mortgage Rate is 7.257%.

------------------------------

(1) The DSC Ratio and LTV Ratio information shown above do not reflect the 77 Credit Lease Loans, representing 7.3% of the Initial Pool Balance, which typically have debt service coverage ratios below 1.20x and loan to value ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.

                           ORIGINAL TERMS TO MATURITY
                              (ALL MORTGAGE LOANS)

        RANGE OF
        ORIGINAL                                                % BY          AVERAGE      HIGHEST
          TERMS                               AGGREGATE       AGGREGATE       CUT-OFF      CUT-OFF       WTD. AVG.
       TO MATURITY            NUMBER OF     CUT-OFF DATE    CUT-OFF DATE       DATE         DATE       CUT-OFF DATE
        (MONTHS)                LOANS          BALANCE         BALANCE        BALANCE      BALANCE     LTV RATIO(1)
-------------------------  ---------------  -------------  ---------------  -----------  -----------  ---------------
49- 60...................             4     $  35,718,840           1.0%     $8,929,710  $21,840,552          63.4%
61- 72...................             1         6,990,558           0.2      6,990,558     6,990,558          69.9
73- 84...................            21       123,601,766           3.6      5,885,798    22,468,036          71.6
97-108...................             1        85,527,649           2.5     85,527,649    85,527,649          61.5
109-120..................           428     1,787,913,328          51.4      4,177,368    25,328,345          73.5
121-132..................             3        91,032,028           2.6     30,344,009    77,863,877          59.3
133-144..................             4        30,542,941           0.9      7,635,735    22,168,012          78.4
145-156..................             3       176,472,872           5.1     58,824,291   154,000,000          75.8
157-168..................             1         2,141,612           0.1      2,141,612     2,141,612          63.0
169-180..................            65       331,782,734           9.5      5,104,350    64,000,000          68.8
181-192..................             6       235,736,889           6.8     39,289,481   178,378,814          66.3
193-204..................             2         4,551,317           0.1      2,275,658     2,843,054          72.3
205-216..................             2         2,839,724           0.1      1,419,862     1,426,496           NAP
217-228..................             4         7,158,468           0.2      1,789,617     2,718,069           NAP
229-240..................            94       316,335,224           9.1      3,365,268    15,391,931          66.0
241-252..................             5        22,623,360           0.7      4,524,672     6,251,342           NAP
253-264..................             1        11,283,801           0.3     11,283,801    11,283,801           NAP
277-288..................             2         2,626,382           0.1      1,313,191     1,362,341           NAP
289-300..................            17        68,513,258           2.0      4,030,192    12,469,243          74.1
301-312..................             1        13,760,326           0.4     13,760,326    13,760,326           NAP
349-360..................            11       118,111,008           3.4     10,737,364    63,766,163          77.5
                                    ---     -------------         -----     -----------  -----------         -----

Total/Avg/Wtd. Avg./Min/
  Max:...................           676     $3,475,264,083        100.0%     $5,140,923  $178,378,814         71.6%
                                    ---     -------------         -----     -----------  -----------         -----
                                    ---     -------------         -----     -----------  -----------         -----

        RANGE OF
        ORIGINAL
          TERMS               WTD. AVG.         MINIMUM          MAXIMUM        WTD. AVG.      WTD. AVG.
       TO MATURITY          CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY      MORTGAGE
        (MONTHS)            DSC RATIO(1)     DSC RATIO(1)     DSC RATIO(1)       RATE(2)         RATE
-------------------------  ---------------  ---------------  ---------------  -------------  -------------
49- 60...................          1.44x            1.21x            1.56x           90.9%          7.53%
61- 72...................          1.32             1.32             1.32           100.0           7.29
73- 84...................          1.37             1.20             2.00            95.1           7.24
97-108...................          1.91             1.91             1.91            84.8           6.75
109-120..................          1.37             1.11             3.53            95.2           7.31
121-132..................          1.91             1.28             2.00            89.7           6.82
133-144..................          1.34             1.24             1.37            96.8           7.15
145-156..................          1.48             1.26             1.50            99.7           7.03
157-168..................          1.10             1.10             1.10           100.0           7.06
169-180..................          1.38             1.06             2.23            96.7           7.21
181-192..................          1.32             1.25             1.46            98.6           6.94
193-204..................          1.33             1.26             1.45            98.0           7.55
205-216..................           NAP              NAP              NAP           100.0           7.28
217-228..................           NAP              NAP              NAP           100.0           7.21
229-240..................          1.49             1.19             2.33            98.6           7.36
241-252..................           NAP              NAP              NAP           100.0           8.96
253-264..................           NAP              NAP              NAP           100.0           8.34
277-288..................           NAP              NAP              NAP           100.0           7.88
289-300..................          1.33             1.18             2.55            97.7           7.56
301-312..................           NAP              NAP              NAP           100.0           7.13
349-360..................          1.32             1.21             1.68            96.2           7.34
                                  -----            -----            -----           -----            ---
Total/Avg/Wtd. Avg./Min/
  Max:...................          1.41x            1.06x            3.53x           95.9%          7.26%
                                  -----            -----            -----           -----            ---
                                  -----            -----            -----           -----            ---

The weighted average original term to maturity is 155 months.

------------------------------

(1) The DSC Ratio and LTV Ratio information shown above do not reflect the 77 Credit Lease Loans, representing 7.3% of the Initial Pool Balance, which typically have debt service coverage ratios below 1.20x and loan to value ratios in excess of 80%.

(2) Occupancy Rates are calculated without reference to Hospitality properties.

                          REMAINING TERMS TO MATURITY
                              (ALL MORTGAGE LOANS)

             RANGE OF
            REMAINING                                                     % BY
             TERMS TO                                  AGGREGATE        AGGREGATE       AVERAGE       HIGHEST        WTD. AVG.
             MATURITY                  NUMBER OF      CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE
             (MONTHS)                    LOANS          BALANCE          BALANCE        BALANCE       BALANCE      LTV RATIO(1)
----------------------------------  ---------------  --------------  ---------------  ------------  ------------  ---------------
49- 60............................             4     $   35,718,840           1.0%     $8,929,710   $ 21,840,552          63.4%
61- 72............................             1          6,990,558           0.2       6,990,558      6,990,558          69.9
73- 84............................            21        123,601,766           3.6       5,885,798     22,468,036          71.6
97-108............................             1         85,527,649           2.5      85,527,649     85,527,649          61.5
109-120...........................           428      1,787,913,328          51.4       4,177,368     25,328,345          73.5
121-132...........................             3         91,032,028           2.6      30,344,009     77,863,877          59.3
133-144...........................             4         30,542,941           0.9       7,635,735     22,168,012          78.4
145-156...........................             3        176,472,872           5.1      58,824,291    154,000,000          75.8
157-168...........................             2          2,636,471           0.1       1,318,235      2,141,612          63.0
169-180...........................            68        382,401,320          11.0       5,623,549     64,000,000          69.6
181-192...........................             2        184,623,444           5.3      92,311,722    178,378,814          63.9
193-204...........................             2          4,551,317           0.1       2,275,658      2,843,054          72.3
205-216...........................             2          2,839,724           0.1       1,419,862      1,426,496           NAP
217-228...........................             9         17,092,595           0.5       1,899,177      3,614,562           NAP
229-240...........................            89        306,401,097           8.8       3,442,709     15,391,931          66.0
241-252...........................             5         22,623,360           0.7       4,524,672      6,251,342           NAP
253-264...........................             1         11,283,801           0.3      11,283,801     11,283,801           NAP
277-288...........................             2          2,626,382           0.1       1,313,191      1,362,341           NAP
289-300...........................            18         82,273,585           2.4       4,570,755     13,760,326          74.1
349-360...........................            11        118,111,008           3.4      10,737,364     63,766,163          77.5
                                             ---     --------------         -----     ------------  ------------         -----
Total/Avg/Wtd. Avg./Min/Max:......           676     $3,475,264,083         100.0%     $5,140,923   $178,378,814          71.6%
                                             ---     --------------         -----     ------------  ------------         -----
                                             ---     --------------         -----     ------------  ------------         -----

             RANGE OF
            REMAINING
             TERMS TO                  WTD. AVG.         MINIMUM          MAXIMUM        WTD. AVG.      WTD. AVG.
             MATURITY                CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY      MORTGAGE
             (MONTHS)                DSC RATIO(1)     DSC RATIO(1)     DSC RATIO(1)       RATE(2)         RATE
----------------------------------  ---------------  ---------------  ---------------  -------------  -------------
49- 60............................          1.44x            1.21x            1.56x           90.9%          7.53%
61- 72............................          1.32             1.32             1.32           100.0           7.29
73- 84............................          1.37             1.20             2.00            95.1           7.24
97-108............................          1.91             1.91             1.91            84.8           6.75
109-120...........................          1.37             1.11             3.53            95.2           7.31
121-132...........................          1.91             1.28             2.00            89.7           6.82
133-144...........................          1.34             1.24             1.37            96.8           7.15
145-156...........................          1.48             1.26             1.50            99.7           7.03
157-168...........................          1.10             1.10             1.10           100.0           7.06
169-180...........................          1.37             1.06             2.23            96.3           7.23
181-192...........................          1.32             1.32             1.45            99.7           6.83
193-204...........................          1.33             1.26             1.45            98.0           7.55
205-216...........................           NAP              NAP              NAP           100.0           7.28
217-228...........................           NAP              NAP              NAP           100.0           7.34
229-240...........................          1.49             1.19             2.33            98.5           7.35
241-252...........................           NAP              NAP              NAP           100.0           8.96
253-264...........................           NAP              NAP              NAP           100.0           8.34
277-288...........................           NAP              NAP              NAP           100.0           7.88
289-300...........................          1.33             1.18             2.55            98.1           7.49
349-360...........................          1.32             1.21             1.68            96.2           7.34
                                           -----            -----            -----           -----            ---
Total/Avg/Wtd. Avg./Min/Max:......          1.41x            1.06x            3.53x           95.9%          7.26%
                                           -----            -----            -----           -----            ---
                                           -----            -----            -----           -----            ---

The weighted average remaining term to maturity is 152 months.

----------------------------------

(1) The DSC Ratio and LTV Ratio information shown above do not reflect the 77 Credit Lease Loans, representing 7.3% of the Initial Pool Balance, which typically have debt service coverage ratios below 1.20x and loan to value ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.

                             CUT-OFF DATE BALANCES
                              (ALL MORTGAGE LOANS)

                                                                   % BY
         RANGE OF                               AGGREGATE        AGGREGATE       AVERAGE       HIGHEST        WTD. AVG.
       CUT-OFF DATE             NUMBER OF      CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE
        BALANCES($)               LOANS          BALANCE          BALANCE        BALANCE       BALANCE      LTV RATIO(1)
---------------------------  ---------------  --------------  ---------------  ------------  ------------  ---------------
  2,000,000 and below......           204     $  288,379,836           8.3%    $  1,413,627  $  1,997,735          69.6%
  2,000,001-  4,000,000....           234        659,943,734          19.0        2,820,272     4,000,000          71.3
  4,000,001-  6,000,000....            90        442,811,795          12.7        4,920,131     5,993,028          72.9
  6,000,001-  8,000,000....            64        436,414,232          12.6        6,818,972     7,983,000          73.2
  8,000,001- 10,000,000....            24        219,575,484           6.3        9,148,979     9,968,199          72.2
 10,000,001- 12,000,000....            13        143,137,620           4.1       11,010,586    11,980,750          76.9
 12,000,001- 14,000,000....            18        232,102,189           6.7       12,894,566    13,770,454          73.2
 14,000,001- 16,000,000....             7        103,679,200           3.0       14,811,314    15,391,931          74.7
 16,000,001- 18,000,000....             6        102,564,937           3.0       17,094,156    17,952,728          75.6
 18,000,001- 20,000,000....             1         20,000,000           0.6       20,000,000    20,000,000          76.5
 20,000,001- 22,000,000....             4         84,761,635           2.4       21,190,409    21,840,552          72.5
 22,000,001- 24,000,000....             3         68,528,573           2.0       22,842,858    23,892,525          73.9
 24,000,001- 26,000,000....             2         49,828,345           1.4       24,914,172    25,328,345          75.4
 62,000,001- 64,000,000....             2        127,766,163           3.7       63,883,082    64,000,000          70.3
 76,000,001- 78,000,000....             1         77,863,877           2.2       77,863,877    77,863,877          58.8
 84,000,001- 86,000,000....             1         85,527,649           2.5       85,527,649    85,527,649          61.5
152,000,001-154,000,000....             1        154,000,000           4.4      154,000,000   154,000,000          76.2
178,000,001-180,000,000....             1        178,378,814           5.1      178,378,814   178,378,814          63.7
                                      ---     --------------         -----     ------------  ------------           ---
Total/Avg/Wtd. Avg./Min/
  Max:.....................           676     $3,475,264,083         100.0%    $  5,140,923  $178,378,814          71.6%
                                      ---     --------------         -----     ------------  ------------           ---
                                      ---     --------------         -----     ------------  ------------           ---


         RANGE OF               WTD. AVG.         MINIMUM          MAXIMUM        WTD. AVG.      WTD. AVG.
       CUT-OFF DATE           CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY      MORTGAGE
        BALANCES($)           DSC RATIO(1)     DSC RATIO(1)     DSC RATIO(1)       RATE(2)         RATE
---------------------------  ---------------  ---------------  ---------------  -------------  -------------
  2,000,000 and below......          1.38x            1.06x            2.55x           97.6%          7.41%
  2,000,001-  4,000,000....          1.42             1.10             3.53            96.5           7.38
  4,000,001-  6,000,000....          1.38             1.20             2.06            96.5           7.40
  6,000,001-  8,000,000....          1.35             1.19             1.68            94.9           7.33
  8,000,001- 10,000,000....          1.43             1.21             2.33            95.4           7.37
 10,000,001- 12,000,000....          1.31             1.20             1.57            97.8           7.35
 12,000,001- 14,000,000....          1.36             1.21             2.00            94.0           7.22
 14,000,001- 16,000,000....          1.32             1.26             1.41            96.6           7.18
 16,000,001- 18,000,000....          1.30             1.21             1.51            94.9           7.33
 18,000,001- 20,000,000....          1.21             1.21             1.21            97.3           6.85
 20,000,001- 22,000,000....          1.34             1.21             1.53            93.9           7.16
 22,000,001- 24,000,000....          1.40             1.37             1.42            94.9           7.30
 24,000,001- 26,000,000....          1.28             1.26             1.29            91.6           6.89
 62,000,001- 64,000,000....          1.35             1.30             1.40            96.6           7.05
 76,000,001- 78,000,000....          2.00             2.00             2.00            88.5           6.75
 84,000,001- 86,000,000....          1.91             1.91             1.91            84.8           6.75
152,000,001-154,000,000....          1.50             1.50             1.50           100.0           7.04
178,000,001-180,000,000....          1.32             1.32             1.32           100.0           6.83
                                      ---              ---              ---           -----            ---
Total/Avg/Wtd. Avg./Min/
  Max:.....................          1.41x            1.06x            3.53x           95.9%          7.26%
                                      ---              ---              ---           -----            ---
                                      ---              ---              ---           -----            ---

The average Cut-off Date Balance is $5,140,923.

----------------------------------

(1) The DSC Ratio and LTV Ratio information shown above do not reflect the 77 Credit Lease Loans, representing 7.3% of the Initial Pool Balance, which typically have debt service coverage ratios below 1.20x and loan to value ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.

                          REMAINING AMORTIZATION TERMS
          (ALL MORTGAGE LOANS OTHER THAN INTEREST-ONLY MORTGAGE LOANS)

                                                                        % BY
           REMAINING                                 AGGREGATE        AGGREGATE        AVERAGE        HIGHEST        WTD. AVG.
         AMORTIZATION               NUMBER OF      CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE    CUT-OFF DATE
         TERM (MONTHS)                LOANS           BALANCE          BALANCE         BALANCE        BALANCE      LTV RATIO(1)
-------------------------------  ---------------  ---------------  ---------------  -------------  -------------  ---------------
109-120........................             1     $     1,666,979           0.1%    $   1,666,979  $   1,666,979           NAP
133-144........................             2           6,277,935           0.2         3,138,967      4,121,707          73.9%
157-168........................             2           2,636,471           0.1         1,318,235      2,141,612          63.0
169-180........................            20          38,396,214           1.2         1,919,811      5,467,636          59.8
181-192........................             2         332,378,814          10.0       166,189,407    178,378,814          69.5
193-204........................             2           4,551,317           0.1         2,275,658      2,843,054          72.3
205-216........................             1           1,413,228         *             1,413,228      1,413,228           NAP
217-228........................             8          13,478,033           0.4         1,684,754      2,718,069           NAP
229-240........................            74         231,077,727           7.0         3,122,672     21,840,552          62.9
241-252........................             6          24,198,360           0.7         4,033,060      6,251,342          67.7
253-264........................             5          19,459,923           0.6         3,891,985     11,283,801          63.6
265-276........................             2           9,978,644           0.3         4,989,322      6,968,151          72.6
277-288........................             7          16,725,874           0.5         2,389,411      4,119,423           NAP
289-300........................           132         483,399,125          14.6         3,662,115     23,892,525          67.5
301-312........................             5          62,536,008           1.9        12,507,202     15,391,931           NAP
313-324........................             6          36,947,585           1.1         6,157,931     12,443,168          71.3
325-336........................             4          15,085,772           0.5         3,771,443      5,394,497          69.9
349-360........................           395       2,011,664,549          60.7         5,092,822     64,000,000          74.7
                                          ---     ---------------         -----     -------------  -------------         -----
Total/Avg/Wtd. Avg./Min/
  Max:.........................           674     $ 3,311,872,557         100.0%    $   4,913,758  $ 178,378,814          72.2%
                                          ---     ---------------         -----     -------------  -------------         -----
                                          ---     ---------------         -----     -------------  -------------         -----


           REMAINING                WTD. AVG.         MINIMUM          MAXIMUM        WTD. AVG.      WTD. AVG.
         AMORTIZATION             CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY      MORTGAGE
         TERM (MONTHS)            DSC RATIO(1)     DSC RATIO(1)     DSC RATIO(1)       RATE(2)         RATE
-------------------------------  ---------------  ---------------  ---------------  -------------  -------------
109-120........................           NAP              NAP              NAP           100.0%          7.56%
133-144........................          1.27x            1.24x            1.32x          100.0           7.32
157-168........................          1.10             1.10             1.10           100.0           7.06
169-180........................          1.44             1.06             2.23            99.7           7.60
181-192........................          1.40             1.32             1.50           100.0           6.93
193-204........................          1.33             1.26             1.45            98.0           7.55
205-216........................           NAP              NAP              NAP           100.0           7.34
217-228........................           NAP              NAP              NAP           100.0           7.36
229-240........................          1.54             1.19             2.33            98.2           7.46
241-252........................          1.28             1.28             1.28           100.0           8.85
253-264........................          1.53             1.41             1.65           100.0           8.17
265-276........................          1.28             1.28             1.28            95.8           7.12
277-288........................           NAP              NAP              NAP           100.0           7.38
289-300........................          1.47             1.20             3.53            96.3           7.49
301-312........................           NAP              NAP              NAP           100.0           7.16
313-324........................          1.35             1.25             1.40            93.0           7.93
325-336........................          1.33             1.26             1.46            96.7           7.27
349-360........................          1.34             1.11             2.06            95.4           7.23
                                        -----            -----            -----           -----            ---
Total/Avg/Wtd. Avg./Min/
  Max:.........................          1.38x            1.06x            3.53x           96.4%          7.28%
                                        -----            -----            -----           -----            ---
                                        -----            -----            -----           -----            ---

The weighted average remaining amortization term is 316 months.

------------------------------

*   Less than 0.1%

(1) The DSC Ratio and LTV Ratio information shown above do not reflect the 77 Credit Lease Loans, representing 7.3% of the Initial Pool Balance, which typically have debt service coverage ratios below 1.20x and loan to value ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.

                               AMORTIZATION TYPES
                              (ALL MORTGAGE LOANS)

                                                               % BY          AVERAGE      HIGHEST
                                             AGGREGATE       AGGREGATE       CUT-OFF      CUT-OFF       WTD. AVG.
      AMORTIZATION           NUMBER OF     CUT-OFF DATE    CUT-OFF DATE       DATE         DATE       CUT-OFF DATE
        TYPES(5)               LOANS          BALANCE         BALANCE        BALANCE      BALANCE     LTV RATIO(1)
------------------------  ---------------  -------------  ---------------  -----------  -----------  ---------------
Balloon(3)..............           436     $1,981,724,493         57.0%     $4,545,240  $64,000,000          72.5%
ARD(4)..................           105       841,345,796          24.2      8,012,817   154,000,000          71.9
Fully Amortizing........           135       652,193,794          18.8      4,831,065   178,378,814          67.8
                                   ---     -------------         -----     -----------  -----------           ---
Total/Avg/Wtd. Avg./Min/
  Max:..................           676     $3,475,264,083        100.0%     $5,140,923  $178,378,814         71.6%
                                   ---     -------------         -----     -----------  -----------           ---
                                   ---     -------------         -----     -----------  -----------           ---


                             WTD. AVG.         MINIMUM          MAXIMUM        WTD. AVG.      WTD. AVG.
      AMORTIZATION         CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY      MORTGAGE
        TYPES(5)           DSC RATIO(1)     DSC RATIO(1)     DSC RATIO(1)       RATE(2)         RATE
------------------------  ---------------  ---------------  ---------------  -------------  -------------
Balloon(3)..............          1.38x            1.11x            2.29x           96.0%          7.29%
ARD(4)..................          1.49             1.19             3.53            93.7           7.13
Fully Amortizing........          1.38             1.06             2.55            98.5           7.32
                                   ---              ---              ---             ---            ---
Total/Avg/Wtd. Avg./Min/
  Max:..................          1.41x            1.06x            3.53x           95.9%          7.26%
                                   ---              ---              ---             ---            ---
                                   ---              ---              ---             ---            ---

------------------------------

(1) The DSC Ratio and LTV Ratio information shown above do not reflect the 77 Credit Lease Loans, representing 7.3% of the Initial Pool Balance, which typically have debt service coverage ratios below 1.20x and loan to value ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.

(3) Includes three Mortgage Loans, or 2.1%, which require payments of interest only for a period of 24 to 60 months from origination prior to the commencement of payments of principal and interest.

(4) Includes nine Mortgage Loans, or 10.4%, which require payments of interest only for a period of 23 months to 132 months from origination prior to the commencement of payments of principal and interest.

(5) Each category of Amortization Type contains Mortgage Loans that are subject to changes in the amount of the monthly payment at specified times in the future. Refer to the sheet named "Step" in the file "FULBBA.XLS" on the diskette in the back cover of the Prospectus Supplement.

                                OCCUPANCY RATES
(ALL MORTGAGE LOANS OTHER THAN MORTGAGE LOANS SECURED BY HOSPITALITY PROPERTIES)

                                                          % BY
      RANGE OF                          AGGREGATE       AGGREGATE       AVERAGE       HIGHEST        WTD. AVG.        WTD. AVG.
      OCCUPANCY          NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE   CUT-OFF DATE     CUT-OFF DATE
      RATES(%)             LOANS         BALANCE         BALANCE        BALANCE       BALANCE      LTV RATIO(1)     DSC RATIO(1)
---------------------  -------------  -------------  ---------------  ------------  ------------  ---------------  ---------------
68.01- 70.00.........            1    $   2,189,022           0.1%     $2,189,022    $2,189,022           47.6%            1.38x
70.01- 75.00.........            3       16,550,187           0.5       5,516,729    12,168,124           72.0             1.27
75.01- 80.00.........            2        4,508,750           0.1       2,254,375     2,988,063           70.4             1.29
80.01- 85.00.........           15      143,765,672           4.4       9,584,378    85,527,649           66.7             1.68
85.01- 90.00.........           41      292,256,966           9.0       7,128,219    77,863,877           68.6             1.55
90.01- 95.00.........          123      665,281,435          20.5       5,408,792    24,500,000           74.6             1.35
95.01-100.00.........          446    2,119,089,767          65.3       4,751,322   178,378,814           72.2             1.37
                             -----    -------------         -----     ------------  ------------           ---              ---
Total/Avg/Wtd. Avg./
  Min/Max:...........          631    $3,243,641,798        100.0%     $5,140,478   1$78,378,814          72.1%            1.40x
                             -----    -------------         -----     ------------  ------------           ---              ---
                             -----    -------------         -----     ------------  ------------           ---              ---


      RANGE OF             MINIMUM          MAXIMUM        WTD. AVG.      WTD. AVG.
      OCCUPANCY         CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY      MORTGAGE
      RATES(%)          DSC RATIO(1)     DSC RATIO(1)        RATE           RATE
---------------------  ---------------  ---------------  -------------  -------------
68.01- 70.00.........          1.38x            1.38x           68.3%          8.13%
70.01- 75.00.........          1.21             1.46            73.2           7.36
75.01- 80.00.........          1.26             1.30            79.0           7.41
80.01- 85.00.........          1.19             1.91            84.3           7.04
85.01- 90.00.........          1.21             2.29            88.4           7.22
90.01- 95.00.........          1.11             2.00            93.2           7.25
95.01-100.00.........          1.06             2.55            98.8           7.24
                                ---              ---             ---            ---
Total/Avg/Wtd. Avg./
  Min/Max:...........          1.06x            2.55x           95.9%          7.23%
                                ---              ---             ---            ---
                                ---              ---             ---            ---

------------------------

(1) The DSC Ratio and LTV ratio information shown above do not reflect the 77 Credit Lease Loans, representing 7.3% of the Initial Pool Balance, which typically have debt service coverage ratios below 1.20x and loan to value ratios in excess of 80%.

                                RESERVE ACCOUNT
                              (ALL MORTGAGE LOANS)

                                                                                 INITIAL
                                                                                 DEPOSIT           ANNUAL            ANNUAL
                                                                               TO CAPITAL        DEPOSIT TO        DEPOSIT TO
  CONTROL                                                                         IMP.           REPLACEMENT          TI/LC
    NO.             PROPERTY NAME                    PROPERTY TYPE             RESERVE ($)       RESERVE ($)       RESERVE ($)
-----------  ----------------------------  ----------------------------------  -----------  ---------------------  -----------
         1   IBM Corporate Office Complex  Office                                  --                --                --
         2   Broadmoor Austin              Office                                  --                --                --
         3   Fox Valley Mall               Retail--Anchored                        --                --                --
         4   Hawthorn Center               Retail--Anchored                        --                --                --
         5   First Union Plaza             Office                                  --                --                --
         6   Oakwood Village               Multifamily                             --                    $244,800         NAP
         7   Phillips Place                Retail--Unanchored                      --                      12,964      --
         8   Prince George's Metro Center  Office                              $    20,500                 37,800   $ 180,000
         9   Musselman Portfolio (Roll-
               Up)                         Hotel--Limited Service                  106,363     4% of Gross Income         NAP
        10   Ohio Edison Office Building   Office                                  --                      50,360     100,000
        11   The Ridge Gardens Apartments  Multifamily                               3,563                124,821         NAP
        12   Holiday Inn Downtown          Hotel--Full Service                       5,438     4% of Gross Income         NAP
        13   Peach Tree Apartments         Multifamily                              66,250                 93,500         NAP
        14   St. Andrews Place             Multifamily                             --                      58,104         NAP
        15   Hunt Club                     Multifamily                              53,237                 76,608         NAP
        16   100 West Chestnut St.         Multifamily                              14,875                 66,920         NAP
        17   Hickory Ridge Commons
               Shopping Center             Retail--Anchored                         10,000                 13,130      96,300
        18   Holly Hall                    Multifamily                             186,365                 99,575         NAP
        19   1066 Third Avenue (Royale
               Retail Condominiums)        Retail--Anchored                        --                       6,075      --
        20   Richardson Highlands          Multifamily                             145,000                 56,232         NAP
        21   Burke Centre                  Retail--Anchored                        --                --                --
        22   Stallings Portfolio (Loan
               Level)                      Office                                  --                      41,181     208,804
                                                                                   --
        23   Brinker Trust 11              CTL                                     --                --                   NAP
       23a   On The Border--Store #16      CTL                                     --                --                   NAP
       23b   Macaroni Grill--Store #131    CTL                                     --                --                   NAP
       23c   On The Border--Store #50      CTL                                     --                --                   NAP
       23d   On The Border--Store #17      CTL                                     --                --                   NAP
       23e   Chili's--Store #332           CTL                                     --                --                   NAP
       23f   Macaroni Grill--Store #37     CTL                                     --                --                   NAP
       23g   Chili's--Store #520           CTL                                     --                --                   NAP
       23h   Chili's--Store #272           CTL                                     --                --                   NAP
       23i   Chili's--Store #326           CTL                                     --                --                   NAP
                                                                                   --
        24   Brinker Trust 9               CTL                                     --                --                   NAP
        25   Quince Orchard I Apartments   Multifamily                              42,500                 89,496         NAP
        26   Levittown Trace Apartments    Multifamily                             --                     147,654         NAP
        27   Chester Mall                  Retail--Anchored                        --                      19,644      62,000
        28   Peachtree Walk                Multifamily                             --                      32,700         NAP
        29   Statesboro Mall               Retail--Anchored                         26,853                 56,635      93,000
        30   Days Inn & Suites Historic
               Savannah                    Hotel--Full Service                     128,250     4% of Gross Income         NAP
        31   Shaws Sainsbury               CTL                                      25,000                  6,484         NAP
        32   Sandy Mall                    Retail--Anchored                         38,750                 56,614     153,000
                                                                                   --
        33   Consolidated Cap Care
               Properties (8)              Health Care--Skilled Nursing             29,828                252,497         NAP
       33a   Wynne Skilled                 Health Care--Skilled Nursing              1,000           --                   NAP
       33b   Marianna                      Health Care--Skilled Nursing              6,375           --                   NAP


               CURRENT      AS OF
               BALANCE     DATE OF
  CONTROL     OF TI/LC     RESERVE
    NO.      RESERVE ($)  ACCOUNTS
-----------  -----------  ---------
         1       --          5/1/98
         2       --          5/1/98
         3       --          5/1/98
         4       --          5/1/98
         5   $ 2,000,000    4/16/98
         6           NAP    4/16/98
         7     1,088,449    4/16/98
         8     1,040,000 b)   4/16/98
         9
                     NAP    4/10/98
        10       --          4/8/98
        11           NAP    4/16/98
        12           NAP     4/1/98
        13           NAP    4/16/98
        14           NAP     4/1/98
        15           NAP    4/16/98
        16           NAP    4/16/98
        17
                  16,050     4/8/98
        18           NAP    4/16/98
        19
                 --          4/8/98
        20           NAP     4/8/98
        21       --         4/16/98
        22
                  17,400    4/14/98

        23           NAP    4/16/98
       23a           NAP    4/16/98
       23b           NAP    4/16/98
       23c           NAP    4/16/98
       23d           NAP    4/16/98
       23e           NAP    4/16/98
       23f           NAP    4/16/98
       23g           NAP    4/16/98
       23h           NAP    4/16/98
       23i           NAP    4/16/98

        24           NAP    4/16/98
        25           NAP    4/16/98
        26           NAP     4/8/98
        27         5,167    4/28/98
        28           NAP    4/16/98
        29       100,000     4/1/98
        30
                     NAP     4/1/98
        31           NAP    4/16/98
        32        12,750     4/1/98

        33
                     NAP    4/16/98
       33a           NAP    4/16/98
       33b           NAP    4/16/98

                                                                                 INITIAL
                                                                                 DEPOSIT           ANNUAL            ANNUAL
                                                                               TO CAPITAL        DEPOSIT TO        DEPOSIT TO
  CONTROL                                                                         IMP.           REPLACEMENT          TI/LC
    NO.             PROPERTY NAME                    PROPERTY TYPE             RESERVE ($)       RESERVE ($)       RESERVE ($)
-----------  ----------------------------  ----------------------------------  -----------  ---------------------  -----------
       33c   Forrest City
               Intermediate--500 Kittle
               Road                        Health Care--Skilled Nursing        $     1,313           --                   NAP
       33d   DeWitt                        Health Care--Skilled Nursing              3,750           --                   NAP
       33e   Stuttgart                     Health Care--Skilled Nursing              5,281           --                   NAP
       33f   Forrest City Skilled--603
               Kittle Road                 Health Care--Skilled Nursing              1,313           --                   NAP
       33g   Helena Skilled--116 November  Health Care--Skilled Nursing              2,469           --                   NAP
       33h   Helena Intermediate--111
               Hospital                    Health Care--Skilled Nursing              8,328           --                   NAP
                                                                                   --
        34   Stone Creek / Waters Landing  Multifamily                              16,250                $59,280         NAP
        35   Temple City Square            Retail--Anchored                         20,500                 10,524   $  78,360
        36   Hechinger Commons Shopping
               Center                      Retail--Anchored                        --                      14,613      --
        37   Steeplechase / Largo          Multifamily                             --                      59,520         NAP
        38   Sandy Springs Plaza           Retail--Unanchored                       42,813                 16,259      --
        39   The Plantation at Lafayette   Multifamily                             --                      33,300         NAP
        40   North Atherton Place          Retail--Anchored                        --                      53,907      --
        41   Woodholme Medical Building    Office                                  --                --                --
        42   GTE Stemmons Crossing         Office                                   13,750                 23,156      --
        43   Highland Pinetree Apartments  Multifamily                              31,188                 64,000         NAP
        44   Westmont Business Park
               (Roll-up)                   Industrial                              231,210                 56,796     100,968
        45   Wyndham Garden Hotel          Hotel--Full Service                      21,250     4% of Gross Income         NAP
        46   Hulen Bend Center             Retail--Anchored                          6,513                 25,512      37,416
        47   Cineplex Odeon Movie Theater  Retail--Anchored                        --                --                --
        48   Rose Hill II                  Multifamily                             --                      67,320         NAP
        49   Golf Glen Mart Plaza          Retail--Anchored                          7,125                 34,925      61,603
        50   Clearwater Crossing Shopping
               Center                      Retail--Anchored                          6,563                 37,250      96,300
        51   Rivercrest Village
               Apartments                  Multifamily                             189,875                 78,392         NAP
        52   Super K-Mart Center           CTL                                     --                --                   NAP
        53   Quince Orchard II Apartments  Multifamily                              28,750                 66,816         NAP
        54   Market at Wolfcreek           Retail--Anchored                          2,500                  6,922       5,425
                                                                                   --
        55   Brinker Trust 5               CTL                                     --                --                   NAP
       55a   Macaroni Grill--Store #106    CTL                                     --                --                   NAP
       55b   On The Border--Store #24      CTL                                     --                --                   NAP
       55c   Chili's--Store #364           CTL                                     --                --                   NAP
       55d   Chili's--Store #523           CTL                                     --                --                   NAP
       55e   Chili's--Store #256           CTL                                     --                --                   NAP
       55f   Chili's--Store #421           CTL                                     --                --                   NAP
                                                                                   --
        56   Brinker Trust 7               CTL                                     --                --                   NAP
       56a   Macaroni Grill--Store #53     CTL                                     --                --                   NAP
       56b   Macaroni Grill--Store #84     CTL                                     --                --                   NAP
       56c   On The Border--Store #40      CTL                                     --                --                   NAP
       56d   Chili's--Store #500           CTL                                     --                --                   NAP
       56e   Chili's--Store #404           CTL                                     --                --                   NAP
       56f   Chili's--Store #314           CTL                                     --                --                   NAP
                                                                                   --
        57   Northwind                     Multifamily                             --                      27,750         NAP
                                                                                   --

               CURRENT      AS OF
               BALANCE     DATE OF
  CONTROL     OF TI/LC     RESERVE
    NO.      RESERVE ($)  ACCOUNTS
-----------  -----------  ---------
       33c
                     NAP    4/16/98
       33d           NAP    4/16/98
       33e           NAP    4/16/98
       33f
                     NAP    4/16/98
       33g           NAP    4/16/98
       33h
                     NAP    4/16/98
        34           NAP    4/16/98
        35       --         4/24/98
        36
                 --         4/16/98
        37           NAP    4/16/98
        38       --         4/16/98
        39           NAP    4/16/98
        40       --          4/8/98
        41   $   275,780    4/16/98
        42       250,000     4/6/98
        43           NAP    4/14/98
        44
                   5,801    3/31/98
        45           NAP     4/1/98
        46         9,360     4/1/98
        47       --          4/1/98
        48           NAP    4/16/98
        49        15,426     4/1/98
        50
                  16,050     4/8/98
        51
                     NAP     4/1/98
        52           NAP     4/1/98
        53           NAP    4/16/98
        54         2,713     4/8/98
        55           NAP    4/16/98
       55a           NAP    4/16/98
       55b           NAP    4/16/98
       55c           NAP    4/16/98
       55d           NAP    4/16/98
       55e           NAP    4/16/98
       55f           NAP    4/16/98
        56           NAP    4/16/98
       56a           NAP    4/16/98
       56b           NAP    4/16/98
       56c           NAP    4/16/98
       56d           NAP    4/16/98
       56e           NAP    4/16/98
       56f           NAP    4/16/98
        57           NAP    4/16/98

                                                                                 INITIAL
                                                                                 DEPOSIT           ANNUAL            ANNUAL
                                                                               TO CAPITAL        DEPOSIT TO        DEPOSIT TO
  CONTROL                                                                         IMP.           REPLACEMENT          TI/LC
    NO.             PROPERTY NAME                    PROPERTY TYPE             RESERVE ($)       RESERVE ($)       RESERVE ($)
-----------  ----------------------------  ----------------------------------  -----------  ---------------------  -----------
        58   Brinker Trust 2               CTL                                     --                --                   NAP
       58a   Macaroni Grill--Store #50     CTL                                     --                --                   NAP
       58b   Macaroni Grill--Store #115    CTL                                     --                --                   NAP
       58c   Chili's--Store #470           CTL                                     --                --                   NAP
       58d   Chili's--Store #302           CTL                                     --                --                   NAP
       58e   Chili's--Store # 309          CTL                                     --                --                   NAP
       58f   Chili's--Store #329           CTL                                     --                --                   NAP
                                                                                   --
        59   Concorde Centre II Office
               Building                    Office                                  --                     $15,939   $  96,661
        60   Sundance West Apartments      Multifamily                             --                      92,400         NAP
        61   Old Farm                      Multifamily                         $   182,688                 83,160         NAP
        62   River Reach                   Multifamily--Section 42                   8,750                 52,500         NAP
        63   Maplewood Center              Retail--Anchored                        --                       1,750      79,800
                                                                                   --
        64   Health Care South(6 Prop)     Health Care--Skilled Nursing             11,000                121,050         NAP
       64a   Toombs Nursing Home           Health Care--Skilled Nursing              2,500                 32,400         NAP
       64b   Brentwood Terrace Health
               Center                      Health Care--Skilled Nursing              5,000                 23,175         NAP
       64c   Lee County Health Care        Health Care--Skilled Nursing            --                      13,500         NAP
       64d   Liliann G. Carter Nursing
               Home                        Health Care--Skilled Nursing              1,682                 22,500         NAP
       64e   Sparta Health Care Center     Health Care--Skilled Nursing            --                      18,225         NAP
       64f   Oconee Health Care Center     Health Care--Skilled Nursing              1,818                 11,250         NAP
                                                                                   --
        65   Spinnaker Reach Apartments    Multifamily--Section 42                 --                      50,400         NAP
        66   Inverrary 441 Apartments      Multifamily                             --                      89,748         NAP
        67   Eastland Plaza                Retail--Anchored                        --                      13,922      --
        68   Woodhaven Apartments          Multifamily                             --                      66,150         NAP
        69   Best Western Greenfield Inn   Hotel--Limited Service                  334,163     4% of Gross Income         NAP
        70   Hampton Inn Pensacola Beach   Hotel--Limited Service                    1,260     4% of Gross Income         NAP
        71   Plaza LaFayette               Retail--Unanchored                      --                       5,954      --
                                                                                   --
        72   The Broun Portfolio
               Consolidation               Multifamily                              24,231                 65,772         NAP
       72a   The Glen                      Multifamily                               5,481           --                   NAP
       72b   The Mews Apartments           Multifamily                               5,000           --                   NAP
       72c   Meadowlark Apartments         Multifamily                              13,750           --                   NAP
                                                                                   --
        73   North Willow Commons
               Shopping Center             Retail--Anchored                        --                      25,195      76,200
        74   International Club
               Apartments                  Multifamily                             --                      51,106         NAP
        75   Village Green Apartments      Multifamily                           2,430,000                 72,450         NAP
        76   Liberty Gardens               Multifamily                             137,531                 54,970         NAP
        77   Park Forest                   Multifamily                              22,125                 51,912         NAP
        78   Kings Harbor Multicare
               Center                      Health Care--Skilled Nursing             38,750                180,000         NAP
        79   Gateway Shopping Center       Retail--Anchored                         25,638                 28,955      --
        80   Briarcliffe Lakeside
               Apartments                  Multifamily                              69,563                 52,836         NAP
        81   Daytona Beach Hilton
               Oceanfront Resort           Hotel--Full Service                       1,563     4% of Gross Income         NAP
        82   Valley Manor                  Multifamily                               3,750                 40,400         NAP
        83   North Oaks Plaza              Retail--Anchored                         23,375                 52,846      92,035
        84   The Morrison Building         Office                                  --                --                --


               CURRENT      AS OF
               BALANCE     DATE OF
  CONTROL     OF TI/LC     RESERVE
    NO.      RESERVE ($)  ACCOUNTS
-----------  -----------  ---------
        58           NAP    4/16/98
       58a           NAP    4/16/98
       58b           NAP    4/16/98
       58c           NAP    4/16/98
       58d           NAP    4/16/98
       58e           NAP    4/16/98
       58f           NAP    4/16/98

        59
             $   100,000     4/2/98
        60           NAP    4/30/98
        61           NAP    4/16/98
        62           NAP    4/16/98
        63        19,963     4/1/98

        64           NAP    4/16/98
       64a           NAP    4/16/98
       64b
                     NAP    4/16/98
       64c           NAP    4/16/98
       64d
                     NAP    4/16/98
       64e           NAP    4/16/98
       64f           NAP    4/16/98

        65           NAP    4/16/98
        66           NAP     4/1/98
        67       --         4/16/98
        68           NAP    4/16/98
        69           NAP    4/16/98
        70           NAP     4/6/98
        71       --         4/16/98

        72
                     NAP    4/16/98
       72a           NAP    4/16/98
       72b           NAP    4/16/98
       72c           NAP    4/16/98

        73
                  12,700     4/8/98
        74
                     NAP     4/1/98
        75           NAP     4/1/98
        76           NAP    4/16/98
        77           NAP    4/16/98
        78
                     NAP    4/16/98
        79       211,516  )   4/16/98
        80
                     NAP     4/1/98
        81
                     NAP     4/1/98
        82           NAP    4/16/98
        83       --         4/14/98
        84       --         4/16/98

                                                                                 INITIAL
                                                                                 DEPOSIT           ANNUAL            ANNUAL
                                                                               TO CAPITAL        DEPOSIT TO        DEPOSIT TO
  CONTROL                                                                         IMP.           REPLACEMENT          TI/LC
    NO.             PROPERTY NAME                    PROPERTY TYPE             RESERVE ($)       RESERVE ($)       RESERVE ($)
-----------  ----------------------------  ----------------------------------  -----------  ---------------------  -----------
        85   Sandstone Apartments          Multifamily                         $    25,456                $57,750         NAP
        86   Innsbrook Village             Multifamily                              12,969                 71,040         NAP
        87   1616 Walnut Street            Office                                  573,750                 45,790   $ 177,429
        88   Century Village Apartments    Multifamily                               9,632                 91,660         NAP
        89   Hampton Inn (Louisville)      Hotel--Limited Service                  --          4% of Gross Income         NAP
        90   Hampton Inn & Suites--
               Pineville                   Hotel--Limited Service                      438     4% of Gross Income         NAP
        91   La Villita Apartments         Multifamily                             --                      60,270         NAP
        92   White Marlin Mall, Phase I    Retail--Anchored                         36,563                 22,611      43,715
        93   Claremont Retirement Village  Health Care--Congregate Care              3,500                 50,000         NAP
        94   Brookside West Apartments     Multifamily                               2,250                 37,600         NAP
        95   Harris Boulevard I            Industrial                              --                --                --
        96   Scott Mountain by the Brook   Multifamily                             --                --                   NAP
        97   Classic Portfolio (Roll-up)   Retail--Unanchored                      --                       1,413      70,404
        98   Oak Hills Medical Plaza       Office                                  --                      11,245      72,475
        99   North Point--Springhouse
               Phase I                     Multifamily                              39,942                 73,293         NAP
       100   Kensington Club Apartments    Multifamily                              14,375                 45,646         NAP
       101   Village Green Office Park     Office                                  --                --                --
       102   West Georgia Commons          Retail--Anchored                        --                      41,634      48,000
       103   Colleyville Court             Retail--Anchored                          3,125                  8,544      19,644
       104   Tlaquepaque Arts & Crafts
               Village                     Retail--Unanchored                       56,250                  6,378      27,443
       105   Innsbrook Shoppes             Retail--Unanchored                        3,750                 23,913      --
       106   Glen Harbor Plaza             Retail--Anchored                        --                       5,012       4,296
       107   Hulen Fashion Center          Retail--Anchored                         63,875                 36,414      --
       108   Decatur Crossing Shopping
               Center                      Retail--Anchored                          7,188                 15,510     154,661
       109   Montgomery Street             Multifamily                              22,176                 40,000         NAP
       110   City Place                    Retail--Unanchored                      --                       8,356      34,800
       111   Sunscape West Apartments      Multifamily                             --                      35,676         NAP
       112   Orangebrook Manor Apartments  Multifamily                             --                --                   NAP
       113   Trinity Place Apartments      Multifamily                              14,188                 60,000         NAP
       114   Le Med Apartments             Multifamily                               9,125                 22,400         NAP
       115   Pleasant Hills Villas         Multifamily                             --                      41,068         NAP
       116   Westminster Plaza             Retail--Unanchored                          600                 30,041      56,327
       117   Legacy Apartments             Multifamily                             --                      15,893         NAP
       118   Valley Breeze Apartments      Multifamily                             --                      36,864         NAP
       119   City Center Building          Office                                   22,500                 24,711     105,030
       120   Dublin Mall                   Retail--Anchored                        120,923                 53,131      75,000
       121   Fountain Court                Retail--Anchored                        345,553                 23,759      --
       122   New Market Mall               Retail--Unanchored                        4,000                 25,704     140,004
       123   Highgate Apartments           Multifamily                              67,548                 56,896         NAP
       124   Playa Blanca Apartments       Multifamily                              12,188                 45,724         NAP
       125   Minges Brook Mall             Retail--Anchored                          3,125                 37,440      17,100
       126   The Addison                   Office                                  --                --                --
       127   Carolina Apartments           Multifamily                              81,063                 52,250         NAP
       128   Holiday Inn Lynchburg         Hotel--Full Service                      22,350     4% of Gross Income         NAP
       129   PalmTree Plaza                Retail--Anchored                        --                      12,708      --
       130   Victoria Apartments           Multifamily                             --                      67,507         NAP
       131   Pelham at Hyland Business
               Center                      Office                                      500                  5,778      24,000
       132   Franklin Plaza                Retail--Anchored                          4,938           --                --
       133   Cumberland Green              Multifamily                              18,188                 79,520         NAP
       134   Spring Center                 Retail--Unanchored                        7,188           --                --


               CURRENT      AS OF
               BALANCE     DATE OF
  CONTROL     OF TI/LC     RESERVE
    NO.      RESERVE ($)  ACCOUNTS
-----------  -----------  ---------
        85           NAP    4/16/98
        86           NAP    4/30/98
        87   $    14,786    3/31/98
        88           NAP    4/30/98
        89           NAP    4/17/98
        90
                     NAP    4/16/98
        91           NAP    4/30/98
        92         3,643    4/29/98
        93           NAP    4/16/98
        94           NAP    4/16/98
        95       --         4/16/98
        96           NAP    4/16/98
        97        23,468     4/1/98
        98        12,089    4/17/98
        99
                     NAP    4/16/98
       100           NAP     4/1/98
       101       --         4/30/98
       102       200,000     4/1/98
       103         4,914     4/1/98
       104
                 --          4/1/98
       105       --         4/16/98
       106           418     4/1/98
       107       --          4/1/98
       108
                  52,337    4/30/98
       109           NAP    4/16/98
       110         2,900    4/28/98
       111           NAP     4/1/98
       112           NAP    4/30/98
       113           NAP    4/16/98
       114           NAP    4/14/98
       115           NAP    4/30/98
       116       --          4/1/98
       117           NAP    4/30/98
       118           NAP    4/30/98
       119       --         4/22/98
       120       100,000     4/1/98
       121       --         4/16/98
       122       424,259     4/1/98
       123           NAP     4/1/98
       124           NAP     4/1/98
       125         4,278     4/1/98
       126       --         4/16/98
       127           NAP    4/16/98
       128           NAP    4/16/98
       129       --         4/16/98
       130           NAP    4/30/98
       131
                   4,003     4/8/98
       132       --         4/16/98
       133           NAP    4/16/98
       134       --         4/16/98

                                                                                 INITIAL
                                                                                 DEPOSIT           ANNUAL            ANNUAL
                                                                               TO CAPITAL        DEPOSIT TO        DEPOSIT TO
  CONTROL                                                                         IMP.           REPLACEMENT          TI/LC
    NO.             PROPERTY NAME                    PROPERTY TYPE             RESERVE ($)       RESERVE ($)       RESERVE ($)
-----------  ----------------------------  ----------------------------------  -----------  ---------------------  -----------
       135   Rose Hill I                   Multifamily                             --                     $40,906         NAP
       136   Officemax and Best Buy        Retail--Anchored                        --                       6,929   $  17,328
       137   Two Executive Boulevard       Office                                  --                       9,804      87,504
       138   Green Grove                   Multifamily                             --                      34,440         NAP
       139   Constantine Village           Multifamily                         $    12,500                 20,000         NAP
       140   Q Club Sugarland              CTL                                     --                --                   NAP
       141   Shoppes of Olney              Retail--Anchored                        --                --                --
       142   United HealthCare Office
               Bldg                        Office                                  --                --                --
       143   Linden Court Apartments       Multifamily                               5,875                 40,778         NAP
       144   Serra Commons Apartments      Multifamily                               4,125                 24,475         NAP
       145   A & P Grocery Store           CTL                                     --                       6,916         NAP
       146   540 Atlantic Avenue           Office                                   16,819                 17,144      --
       147   Maple Leaf Plaza              Retail--Anchored                         17,875                 14,895      --
       148   Holiday Inn City Center       Hotel--Full Service                     382,600     4% of Gross Income         NAP
       149   53, 53-West, and 102
               Commerce Center             Industrial                               11,165                 24,409      60,313
       150   K & K Warehousing--701
               Fourth Avenue               Industrial                               15,688                 44,000      --
       151   Emerald Apartments            Multifamily                               5,000                 47,700         NAP
       152   MacArthur Plaza I & II        Retail--Unanchored                        2,500                  7,890      41,574
       153   Mount Vernon                  Multifamily                               2,500                 65,000         NAP
       154   Evergreen Plaza               Retail--Anchored                          2,438                  8,465      32,844
       155   21 DuPont Circle              Office                                    5,750                 13,018      52,070
       156   1-3 Parklands Drive
               (Parkland Office Park)      Office                                   12,500                 12,730      70,313
       157   Payne Ranch Centre            Retail--Anchored                        --                       9,563      --
       158   Leonardine Gardens            Multifamily                              39,750                 35,000         NAP
       159   Kroger La Grange              CTL                                       1,250                  4,906         NAP
       160   Park Encino Apartments        Multifamily                             --                --                   NAP
       161   Wickes Shopping Center        Retail--Unanchored                       15,625                  9,934      33,115
       162   Ashby Square West Shopping
               Center                      Retail--Anchored                          4,250                 14,132      36,000
       163   Hampton Inn Detroit Metro
               Airport                     Hotel--Limited Service                  --          4% of Gross Income         NAP
       164   Commerce Park of Palm Beach
               County                      Industrial                                2,500                 33,648      40,008
       165   Forest Glen Apartments        Multifamily                             --                --                   NAP
       166   Home--Springhouse Phase II    Multifamily                              29,000                 53,360         NAP
       167   Southside Comfort Inn         Hotel--Limited Service                      875     4% of Gross Income         NAP
       168   Mill Park Apartments          Multifamily                             --                      60,200         NAP
       169   Warehouse Specialists--
               Enterprise Park 3.5, 4, 5   Industrial                                1,250                 23,250      --
       170   Grand Central Station
               Shopping Center             Retail--Anchored                        --                      16,148     171,429
       171   Ramada Inn Newburgh           Hotel--Full Service                      13,125     4% of Gross Income         NAP
       172   73 Spring Street Limited
               Partnership                 Office                                    2,500                  5,800      66,700
       173   Beacon Mill Village           Multifamily                              10,328                 43,146         NAP
       174   Club at Woodland Pond         Multifamily                              33,500                 46,200         NAP
       175   La Maison                     Multifamily                              34,627                 46,640         NAP
       176   Connecticut Avenue Days Inn   Hotel--Limited Service                   11,750     4% of Gross Income         NAP
       177   Dill Creek Commons Shopping
               Center                      Retail--Anchored                        --                --                --
       178   Whole Foods Market            Retail--Anchored                        --                       3,000      --
       179   One Sentry Parkway            Office                                   16,692                 17,900     101,706


               CURRENT      AS OF
               BALANCE     DATE OF
  CONTROL     OF TI/LC     RESERVE
    NO.      RESERVE ($)  ACCOUNTS
-----------  -----------  ---------
       135           NAP    4/16/98
       136       --          4/6/98
       137   $     7,292    4/28/98
       138           NAP    4/16/98
       139           NAP    4/16/98
       140           NAP    4/16/98
       141       --         4/16/98
       142
                 --         4/16/98
       143           NAP     4/1/98
       144           NAP     4/3/98
       145           NAP     4/1/98
       146       637,943    4/16/98
       147       --         4/16/98
       148           NAP     4/1/98
       149
                 --         4/29/98
       150
                 --         4/16/98
       151           NAP     4/1/98
       152       --         4/29/98
       153           NAP    4/16/98
       154         5,559     4/1/98
       155         4,339     4/1/98
       156
                 217,491    4/29/98
       157       --          4/1/98
       158           NAP    4/16/98
       159           NAP    4/16/98
       160           NAP    4/30/98
       161       200,000     4/1/98
       162
                  26,071     4/8/98
       163
                     NAP    4/16/98
       164
                   3,339    3/31/98
       165           NAP    4/30/98
       166           NAP    4/16/98
       167           NAP    4/16/98
       168           NAP    4/16/98
       169
                 --         4/16/98
       170
                  28,723    4/16/98
       171           NAP    4/16/98
       172
                  22,256     4/1/98
       173           NAP    4/16/98
       174           NAP    4/29/98
       175           NAP    4/16/98
       176           NAP    4/16/98
       177
                 --         4/16/98
       178       --         4/14/98
       179       300,496    3/31/98

                                                                                 INITIAL
                                                                                 DEPOSIT           ANNUAL            ANNUAL
                                                                               TO CAPITAL        DEPOSIT TO        DEPOSIT TO
  CONTROL                                                                         IMP.           REPLACEMENT          TI/LC
    NO.             PROPERTY NAME                    PROPERTY TYPE             RESERVE ($)       RESERVE ($)       RESERVE ($)
-----------  ----------------------------  ----------------------------------  -----------  ---------------------  -----------
       180   Hampton Inn--Matthews         Hotel--Limited Service              $     1,500     4% of Gross Income         NAP
       181   Cambridge House               Health Care--Skilled Nursing             15,550                $32,500         NAP
       182   Alta Vista Gardens
               Apartments                  Multifamily                             --                --                   NAP
       183   Kato Road                     Industrial                              --                      13,748   $  21,200
       184   Hearthside                    Multifamily                              55,000           --                   NAP
       185   Hampton Inn--Concord          Hotel--Limited Service                    6,250     4% of Gross Income         NAP
       186   Reddmans Pier Apartments      Multifamily                              38,813                 57,478         NAP
       187   Budgetel Inn                  Hotel--Limited Service                  --          4% of Gross Income         NAP
       188   Hillside Village Center       Retail--Anchored                          3,500                 14,906      49,686
       189   Kroger Huntsville             CTL                                       8,500                  5,338         NAP
       190   Q Club Las Vegas              CTL                                     --                --                   NAP
       191   Thrifty's (Roll-Up)           Retail--Anchored                         69,015                 17,366      77,345
       192   Kelly House                   Multifamily                              12,438                 18,096         NAP
       193   Tiffany Corner Shopping
               Center                      Retail--Anchored                        --                      17,446      36,948
       194   Timbers of Pine Hollow
               Apartments                  Multifamily                              35,972                 51,300         NAP
       195   Hampton Inn--Gatlinburg, TN   Hotel--Limited Service                   28,090     4% of Gross Income         NAP
       196   Q Club Tempe                  CTL                                     --                --                   NAP
       197   Agoura Hills Town Center      Mixed Use                                 1,250                  5,694      --
       198   Foxhill Apartments            Multifamily                              53,825                 77,824         NAP
       199   Q Club Jacksonville           CTL                                     --                --                   NAP
       200   Southpoint Shopping Center    Retail--Anchored                          9,125                 15,452      18,000
       201   Provincial Towers Apartments  Multifamily                               5,000                 27,225       4,213
       202   Royal Palms Mobile Home/RV
               Park                        Mobile Home Park                          1,875                  6,183         NAP
       203   K&K Warehousing--3100
               Woleske Rd                  Industrial                               33,750                 37,400      --
       204   Park Plaza--Salem             Retail--Anchored                        --                       5,699      --
       205   Fairesta Apartments           Multifamily                             --                      27,697         NAP
       206   Villa Park I                  Office                                   13,125                  7,616      60,000
       207   Cody's Books                  Industrial                              --                --                --
       208   Village Faire Shoppes         Retail--Unanchored                       11,250                  6,646      59,593
       209   South Trust Building          Office                                    3,750                 10,012      71,659
       210   South Ridge Apartments        Multifamily                              90,625                 64,800         NAP
       211   Fairfield Inn Shreveport      Hotel--Limited Service                  --          4% of Gross Income         NAP
       212   Santa Ana Plaza               Retail--Anchored                        --                      11,019      35,116
       213   Oxford Point                  Retail--Unanchored                        9,375                  9,881      --
       214   Minges Creek Plaza            Retail--Anchored                        --                      11,244      32,424
       215   TransFlorida Bank Plaza       Retail--Unanchored                      --                      11,135      26,000
       216   Chesapeake Square             Retail--Anchored                          4,250                  7,693      20,012
       217   Orchard Plaza                 Retail--Anchored                          2,000                 19,791       5,163
       218   Sunnyview                     Multifamily                             193,559                 62,720         NAP
       219   Plaza Codorniz                Office                                  --                      22,839      55,322
       220   J.P. Morgan Building          Office                                  --                       1,800      18,000
       221   Villa Creek Apartments        Multifamily                             --                      18,510         NAP
       222   Seminary Place Shopping
               Center                      Retail--Anchored                        --                --                --
       223   Vernon Gardens                Multifamily                             150,000                 45,600         NAP
       224   Kingston Apartments           Multifamily                              74,875                 39,000         NAP
       225   Glengary Shopping Center      Retail--Unanchored                       11,000                 20,455      --
       226   1696 and 1700 to 1712
               Newport Boulevard           Retail--Unanchored                      --                       3,635      19,788
       227   Tarzana Tennis Club Apts.     Multifamily                             --                --                   NAP
       228   Ramada Inn & Suites           Hotel--Limited Service                  --          4% of Gross Income         NAP
       229   L.A. Community College        Industrial                              --                       7,402      --


               CURRENT      AS OF
               BALANCE     DATE OF
  CONTROL     OF TI/LC     RESERVE
    NO.      RESERVE ($)  ACCOUNTS
-----------  -----------  ---------
       180           NAP    4/16/98
       181           NAP    4/16/98
       182
                     NAP    4/30/98
       183   $     5,548    4/30/98
       184           NAP    4/16/98
       185           NAP    4/16/98
       186           NAP    4/16/98
       187           NAP    4/29/98
       188         4,141    4/29/98
       189           NAP    4/16/98
       190           NAP    4/16/98
       191        12,891    4/14/98
       192           NAP    4/16/98
       193
                   3,079     4/1/98
       194
                     NAP     4/1/98
       195           NAP    4/16/98
       196           NAP    4/16/98
       197       101,476    4/16/98
       198           NAP    4/16/98
       199           NAP    4/16/98
       200       104,502     4/1/98
       201           702     4/1/98
       202
                     NAP     4/2/98
       203
                 --         4/16/98
       204       --          4/6/98
       205           NAP    4/30/98
       206        10,079(I)   4/16/98
       207       --         4/30/98
       208         4,966     4/1/98
       209        11,949     4/1/98
       210           NAP    4/14/98
       211           NAP    4/16/98
       212        18,871    4/30/98
       213       --         4/16/98
       214       --         4/17/98
       215         2,167     4/1/98
       216         1,668     4/8/98
       217           430    3/31/98
       218           NAP    4/16/98
       219       --         4/30/98
       220       --          4/1/98
       221           NAP    4/30/98
       222
                 --         4/16/98
       223           NAP    4/16/98
       224           NAP     4/1/98
       225       --          4/1/98
       226
                 --          4/1/98
       227           NAP    4/30/98
       228           NAP    4/16/98
       229       --         4/30/98

                                                                                 INITIAL
                                                                                 DEPOSIT           ANNUAL            ANNUAL
                                                                               TO CAPITAL        DEPOSIT TO        DEPOSIT TO
  CONTROL                                                                         IMP.           REPLACEMENT          TI/LC
    NO.             PROPERTY NAME                    PROPERTY TYPE             RESERVE ($)       RESERVE ($)       RESERVE ($)
-----------  ----------------------------  ----------------------------------  -----------  ---------------------  -----------
       230   Walgreens Pharmacy (Chicago)  CTL                                     --                      $2,080         NAP
       231   Karl Plaza Shopping Center    Retail--Anchored                    $    14,587                 19,955      --
       232   Villa Serrano                 Multifamily                               5,000                 19,892   $  51,211
       233   Kendale Plaza Shopping
               Center                      Retail--Unanchored                        5,250                 32,815      41,676
       234   Sunrise Vista                 Mobile Home Park                        --                --                   NAP
       235   Best Buy (Little Rock)        Retail--Anchored                        --                --                --
       236   Alice Nettell Tower           Multifamily                             --                      39,000         NAP
       237   Seagate Facility              Industrial                              --                      17,626      19,504
       238   Hunters Crossing              Multifamily                              11,673                 46,464         NAP
       239   54-57 South Street            Mixed Use                                20,313                  6,823      --
       240   Hansen Village Apartments     Multifamily                             --                      26,100         NAP
       241   Oakwood Apartments            Multifamily                               6,500                 33,108         NAP
       242   Lake Loft Center              Office                                  --                      16,020      74,248
       243   5210 Maryland Way Office
               Building                    Office                                  --                       1,337      15,000
       244   Milestone                     Multifamily                               7,375                 33,936         NAP
       245   Fashion Village and East
               Colonial Shopping Centers   Retail--Unanchored                      106,938                  7,758      20,000
       246   Arnold Industrial Park        Industrial                                  625                 22,477      --
       247   Derby Ridge                   Multifamily                             179,119                 48,000         NAP
       248   Ventana Row                   Retail--Anchored                         16,428                  1,960      30,000
       249   New Hampshire Apartments      Multifamily                             --                      50,660         NAP
       250   Superstition Marketplace      Retail--Unanchored                      --                      16,872      --
       251   Blue Grass Plaza              Retail--Anchored                         13,149                 11,050      53,543
       252   Merrill Crossing Shopping
               Ctr.                        Retail--Anchored                         10,000                 26,028      25,212
       253   River Creek Apartments        Multifamily                              25,000                 44,796         NAP
       254   Village Green                 Multifamily                               3,875                 26,400         NAP
       255   Spartan Square Shopping
               Center                      Retail--Anchored                          7,125                 31,985      --
       256   Winn Dixie Eustis             CTL                                     --                      11,000         NAP
       257   Versailles of Rockford        Multifamily                              68,413                 20,584         NAP
       258   Lynnwood Manor Health Care
               Center                      Health Care--Skilled Nursing              3,774                 38,150         NAP
       259   Tri-County Square             Retail--Anchored                            875                 21,081      48,875
       260   Bethesda Court Hotel          Hotel--Limited Service                    5,250     4% of Gross Income         NAP
       261   Winn Dixie Orangeburg         CTL                                     --                       6,600         NAP
       262   Roswell Mill Office
               Buildings                   Office                                    4,750                 13,516      68,304
       263   Highland Tech Center          Office                                    7,098                 23,826      14,400
       264   Stor-All Properties           Industrial                               42,969                 22,596      --
       265   Parole Office Park            Office                                   26,625                 11,274      38,157
       266   McEvers Corners               Retail--Anchored                        --                      14,532      41,880
       267   Windscape II Apartments       Multifamily                             --                      38,883         NAP
       268   Courtyards Apartments         Multifamily                              55,625                 35,325         NAP
       269   Miami Gardens Plaza           Retail--Anchored                        --                      28,872      50,004
       270   Village South                 Multifamily                              16,761                 37,128         NAP
       271   Webtron Building              Industrial                              --                      15,362      --
       272   Fairway Center                Office                                  --                       7,221      53,784
       273   Santa Fe Square               Retail--Anchored                        --                      62,422     158,098
       274   Gomes Plaza                   Retail--Unanchored                      --                --                --
       275   Covington Square              Multifamily                              24,162                 29,160         NAP
       276   Best Buy (Sioux Falls)        Retail--Anchored                        --                       7,782      --
       277   Parkway Nursing Home          Health Care--Skilled Nursing            --                      38,150         NAP
       278   Grand Manor Nursing and
               Rehab Center                Health Care--Skilled Nursing             22,500                 36,000         NAP
       279   Terrace View Apartments       Multifamily                              15,000                 23,400         NAP
       280   Hillsdale Manor               Multifamily                              10,538                 43,020         NAP
       281   Amerihost Inn- Players        Hotel--Limited Service                    1,125     4% of Gross Income         NAP
       282   Walgreens (Las Vegas)         CTL                                     --                       4,344         NAP


               CURRENT      AS OF
               BALANCE     DATE OF
  CONTROL     OF TI/LC     RESERVE
    NO.      RESERVE ($)  ACCOUNTS
-----------  -----------  ---------
       230           NAP     4/1/98
       231       --          4/1/98
       232       --         4/14/98
       233
                 --         4/29/98
       234           NAP    4/30/98
       235       --         4/28/98
       236           NAP    4/14/98
       237   $    12,515    4/30/98
       238           NAP    4/16/98
       239       --         4/16/98
       240           NAP    4/16/98
       241           NAP    4/29/98
       242        18,622    4/30/98
       243
                   3,750     4/8/98
       244           NAP    4/16/98
       245
                  12,203     4/1/98
       246       --         4/16/98
       247           NAP    4/16/98
       248         7,522    4/30/98
       249           NAP    4/30/98
       250       --         4/16/98
       251        58,922  )   4/16/98
       252
                   2,104    3/31/98
       253           NAP     4/1/98
       254           NAP    4/16/98
       255
                 --         4/16/98
       256           NAP    4/16/98
       257           NAP     4/1/98
       258
                     NAP    4/10/98
       259        16,310     4/1/98
       260           NAP     4/1/98
       261           NAP    4/16/98
       262
                  17,098    3/31/98
       263        61,090    4/14/98
       264       --          4/8/98
       265         3,182    3/31/98
       266       --          4/8/98
       267           NAP    4/30/98
       268           NAP     4/1/98
       269         8,334    4/29/98
       270           NAP    4/16/98
       271       --         4/28/98
       272       --         4/30/98
       273       --         4/14/98
       274       --         4/30/98
       275           NAP    4/16/98
       276       --          4/3/98
       277           NAP    4/10/98
       278
                     NAP    4/16/98
       279           NAP     4/1/98
       280           NAP    4/16/98
       281           NAP    4/16/98
       282           NAP     4/1/98

                                                                                 INITIAL
                                                                                 DEPOSIT           ANNUAL            ANNUAL
                                                                               TO CAPITAL        DEPOSIT TO        DEPOSIT TO
  CONTROL                                                                         IMP.           REPLACEMENT          TI/LC
    NO.             PROPERTY NAME                    PROPERTY TYPE             RESERVE ($)       RESERVE ($)       RESERVE ($)
-----------  ----------------------------  ----------------------------------  -----------  ---------------------  -----------
       283   Metro Plaza                   Retail--Unanchored                      --                --                --
       284   Fidelity Federal Bank
               Building                    Office                              $     6,725                 $8,200   $  39,418
       285   White Mountain Village        Retail--Anchored                          6,938                 16,554      40,522
       286   Forestwood On the Creek
               Apts.                       Multifamily                              53,791                 23,632         NAP
       287   Shepherdsville Square         Retail--Anchored                            719                 20,192      28,512
       288   Westbrook                     Multifamily                               6,750                 24,000         NAP
       289   100 Broadway                  Office                                   23,438                  9,033      26,090
       290   Staples Hazelton              CTL                                     --                       2,400         NAP
       291   Treetops Terace Condominiums  Multifamily                             --                      13,950         NAP
       292   Estero Woods Village          Multifamily                              28,183                 31,605         NAP
       293   Green Center (MCG)            Retail--Unanchored                       10,000                  7,682      27,847
       294   Warehouse Specialists-- Fond
               Du Lac II                   Industrial                              --                      15,978      --
       295   Walgreens Pharmacy (Chicago
               Heights)                    CTL                                     --                       2,086         NAP
       296   Everett I-5 Mini-Storage      Self Storage                              5,531                 14,983      --
       297   Buck Run/Timberline
               Condominiums                Multifamily                               4,375                 25,248         NAP
       298   Marketplace Shopping Center
               (Williamsburg-Loan Level)   Retail--Unanchored                      --                      19,621      51,228
       299   Mooresmill Village            Multifamily--Section 42                 --                      43,000         NAP
       300   The Pontiac Building          Office                                  --                      17,283      86,417
       301   Best Buy Retail Bldg.         Retail--Anchored                        --                --                --
       302   Sussex Downs Apartments       Multifamily                              53,625                 14,400         NAP
       303   Foothills Villas Apartments   Multifamily                              14,500                 59,750         NAP
       304   Lincoln Arms Apartments       Multifamily                                  17                 25,968         NAP
       305   2-32 Brighton & 1101-1113
               Commonwealth                Mixed Use                                38,056                 16,630      20,004
       306   Manchester Square             Retail--Anchored                             63                 27,805      30,077
       307   Northgate Villas Apartments   Multifamily                             --                      29,101         NAP
       308   South Brook                   Multifamily                              26,588                 66,024         NAP
       309   The Promenade Apartments      Multifamily                             --                --                   NAP
       310   Swall Towers East             Multifamily                             --                       5,600         NAP
       311   Pinnacle                      Multifamily                               2,563                 20,000         NAP
       312   Hillside Village Plaza        Office                                  --                      10,110      59,085
       313   Access Self Storage of Wayne  Self Storage                            --                       6,511      --
       314   Kaiser Permanente Health
               Center                      Office                                  --                       3,450      --
       315   Winn Dixie Morganton          CTL                                     --                       6,748         NAP
       316   Swall Towers West             Multifamily                             --                       5,800         NAP
       317   Wind & Sea Shopping Center    Retail--Unanchored                          961                 11,623      20,000
       318   Grandview                     Multifamily                               2,813                 19,200         NAP
       319   Salt Lake Medical Plaza
               Office Building             Office                                  --                       6,255      41,703
       320   Pep Boys Union                CTL                                     --                --                   NAP
       321   9031 Snowden Square Drive     Retail--Anchored                        --                --                --
       322   Carriage Hills Apartments     Multifamily                             165,938                 28,560         NAP
       323   Village on the Pike Shopping
               Center                      Retail--Anchored                        --                       6,968       5,000
       324   101 Park Avenue               Office                                    7,500                 28,364      96,996
       325   San Leandro Furniture Center  Industrial                              289,330                 39,644      57,756
       326   General Cinema                Retail--Anchored                        --                --                --


               CURRENT      AS OF
               BALANCE     DATE OF
  CONTROL     OF TI/LC     RESERVE
    NO.      RESERVE ($)  ACCOUNTS
-----------  -----------  ---------
       283       --         4/16/98
       284
             $    28,341    4/17/98
       285         6,754    4/14/98
       286
                     NAP    4/16/98
       287         4,142     4/1/98
       288           NAP    4/16/98
       289         4,351    4/29/98
       290           NAP    4/16/98
       291           NAP    4/16/98
       292           NAP    4/16/98
       293         2,321    4/29/98
       294
                 --         4/16/98
       295
                     NAP     4/1/98
       296       --         4/28/98
       297
                     NAP    4/16/98
       298
                   6,293    4/17/98
       299           NAP    4/16/98
       300        21,674    4/30/98
       301       --         4/30/98
       302           NAP     4/1/98
       303           NAP     4/1/98
       304           NAP    4/30/98
       305
                   1,667(k)   4/16/98
       306         4,235     4/1/98
       307           NAP    4/30/98
       308           NAP    4/16/98
       309           NAP    4/30/98
       310           NAP     4/1/98
       311           NAP    4/16/98
       312       --         1/30/98
       313       --         4/16/98
       314
                 --          4/6/98
       315           NAP    4/16/98
       316           NAP     4/1/98
       317         1,688    4/30/98
       318           NAP    4/16/98
       319
                   6,950    4/22/98
       320           NAP    4/16/98
       321       --         4/16/98
       322           NAP     4/1/98
       323
                 --          4/1/98
       324         8,083     4/1/98
       325         9,633    4/30/98
       326       --          4/8/98

                                                                                 INITIAL
                                                                                 DEPOSIT           ANNUAL            ANNUAL
                                                                               TO CAPITAL        DEPOSIT TO        DEPOSIT TO
  CONTROL                                                                         IMP.           REPLACEMENT          TI/LC
    NO.             PROPERTY NAME                    PROPERTY TYPE             RESERVE ($)       RESERVE ($)       RESERVE ($)
-----------  ----------------------------  ----------------------------------  -----------  ---------------------  -----------
       327   Westlake Commerce Center      Industrial                          $     3,788           --                --
       328   Valencia Gardens Apartments   Multifamily                               3,406                $15,015         NAP
       329   Barnes & Noble                Retail--Anchored                        --                --                --
       330   Mcghan Medical Buildings      Industrial                              --                       6,720   $  29,792
       331   Woodmere Apartments           Multifamily                               1,875                 23,400         NAP
       332   Safeway Milton Freewater      CTL                                     --                       3,588         NAP
       333   Rite Aid Portage              CTL                                       5,000                  3,318         NAP
       334   Rain Forest Apartments        Multifamily                              87,438                 28,800         NAP
       335   Nexstar Pharmaceuticals
               Building                    Industrial                              --                --                25,000
       336   Meadowrock Apartments         Multifamily                             --                      18,562         NAP
       337   544 Lawrence Expressway       Retail--Unanchored                      --                       7,468      31,536
       338   Courtyard At Scottsdale
               North                       Retail--Unanchored                      --                       7,044      24,147
       339   Mountain Vista Apartments     Multifamily                             --                      43,136         NAP
       340   Walgreen St John              CTL                                     --                       4,172         NAP
       341   Timberfalls Apartments        Multifamily                              51,073                 41,400         NAP
       342   Chancellor Care Center of
               Delmar                      Health Care--Skilled Nursing              2,125                 27,250         NAP
       343   118 South Clinton Street      Office                                  --                      15,575      77,981
       344   University Village Shopping
               Center                      Retail--Unanchored                      --                       3,450       8,300
       345   Walgreen Lafayette            CTL                                     --                       2,086         NAP
       346   Northfield Lodge              Multifamily                              71,406                 43,362         NAP
       347   Greenbrier Valley Mall        Retail--Anchored                          1,250                 20,489      28,881
       348   Somserset Chambers            Multifamily--Section 42                  96,788                 12,390         NAP
       349   Village Plaza of Margate      Retail--Unanchored                      --                      20,318      50,808
       350   Bentley Avenue Apartments     Multifamily                             --                       6,250         NAP
       351   Pheasant Glen                 Multifamily--Section 42                 --                      16,100         NAP
       352   Maple Plaza Shopping Center   Retail--Anchored                        --                      11,336      13,800
       353   11312 Westheimer Shopping
               Center                      Retail--Unanchored                        3,075                  4,491      17,735
       354   Old Country Plaza             Retail--Unanchored                       24,050                 11,769      --
       355   West Court Office Building    Office                                    5,209                  6,357      28,453
       356   Walgreen Miami                CTL                                     --                       3,105         NAP
       357   Paradise Shopping Plaza       Retail--Unanchored                      --                       4,788       3,804
       358   Century Analysis, Inc.,
               Building                    Office                                  --                      10,079      20,000
       359   Americana Apartments          Multifamily                             --                      12,800         NAP
       360   Warehouse Specialists--
               Stevens Point I & II        Industrial                                2,500                 31,499      --
       361   Dolly Creek Shopping Center   Retail--Unanchored                      --                       2,520      33,333
       362   Littleton Lyne                Multifamily                             --                      15,580         NAP
       363   Raintree Apartments           Multifamily                              87,375                 31,248         NAP
       364   Auburn Blvd Mini Storage      Self Storage                            --                      10,374      --
       365   Springs Office Building       Office                                    1,875                  4,946      --
       366   Covington Club Apartments     Multifamily                              13,247                 18,392         NAP
       367   Park East Apartments          Multifamily                              10,125                 30,527         NAP
       368   Shadow Trail Apartments       Multifamily                               1,919                 14,383         NAP
       369   Inn at Saratoga               Hotel--Limited Service                  --          4% of Gross Income         NAP


               CURRENT      AS OF
               BALANCE     DATE OF
  CONTROL     OF TI/LC     RESERVE
    NO.      RESERVE ($)  ACCOUNTS
-----------  -----------  ---------
       327       --         4/30/98
       328           NAP    4/14/98
       329       --         4/30/98
       330   $    59,931    4/30/98
       331           NAP     4/1/98
       332           NAP    4/16/98
       333           NAP    4/16/98
       334           NAP     4/1/98
       335
                 --         4/14/98
       336           NAP    4/30/98
       337       --         4/30/98
       338
                   8,084    4/30/98
       339           NAP    4/30/98
       340           NAP    4/16/98
       341           NAP    4/14/98
       342
                     NAP    4/16/98
       343        19,531    4/30/98
       344
                 --         4/14/98
       345           NAP    4/16/98
       346           NAP    4/16/98
       347         3,444     4/1/98
       348           NAP    4/16/98
       349         8,468  )   4/16/98
       350           NAP    4/30/98
       351           NAP    4/16/98
       352         2,300    4/10/98
       353
                   4,439    4/17/98
       354       --         4/16/98
       355         2,373     4/8/98
       356           NAP    4/16/98
       357        12,000     4/1/98
       358
                   1,667     4/3/98
       359           NAP    4/30/98
       360
                 --         4/16/98
       361       --         4/16/98
       362           NAP    4/16/98
       363           NAP     4/1/98
       364       --         4/16/98
       365       --         4/16/98
       366           NAP    4/30/98
       367           NAP     4/8/98
       368           NAP    4/17/98
       369           NAP    4/17/98

                                                                                 INITIAL
                                                                                 DEPOSIT           ANNUAL            ANNUAL
                                                                               TO CAPITAL        DEPOSIT TO        DEPOSIT TO
  CONTROL                                                                         IMP.           REPLACEMENT          TI/LC
    NO.             PROPERTY NAME                    PROPERTY TYPE             RESERVE ($)       RESERVE ($)       RESERVE ($)
-----------  ----------------------------  ----------------------------------  -----------  ---------------------  -----------
       370   Regency Park Apartments       Multifamily                             --                     $26,008         NAP
       371   Marketplace at Ken Caryl      Retail--Unanchored                  $    59,250                  9,847   $  29,096
       372   Three West Carillo Building   Office                                  --                      11,860      --
       373   Linda Granada                 Multifamily                              14,750                 18,290         NAP
       374   633 Building                  Office                                  --                       3,268      50,000
       375   ShorelineView Alzheimer Care
               Center                      Health Care--Assisted Living              3,688                  9,450         NAP
       376   Tudor Gardens Apartments      Multifamily                             --                --                   NAP
       377   Cobblestone Village           Retail--Unanchored                        5,000                  8,921      --
       378   K-Mart Plaza Shopping Center
               (Galveston)                 Retail--Anchored                         12,688                 21,074      48,365
       379   303 Winding Road              Industrial                               32,938                 16,272      21,700
       380   West Sahara Mini Storage      Self Storage                            --                       9,960      --
       381   Amerihost Inn--Hammond        Hotel--Limited Service                  --          4% of Gross Income         NAP
       382   Holiday Inn Express--
               Albany, GA                  Hotel--Limited Service                   10,938     4% of Gross Income         NAP
       383   Hillside Apartments           Multifamily                              25,250                 23,300         NAP
       384   Walgreen Store (Wolfcreek)    Retail--Anchored                          1,375                  3,476      --
       385   Southgate Village Life Care
               Center                      Health Care--Skilled Nursing              6,344                 27,000         NAP
       386   Walgreen Houston              CTL                                          NA                  2,086         NAP
       387   Kushner Seiden Madison 64th
               LP                          Mixed Use                                 6,750                  4,719      --
       388   Miramar/Chapparone Auto
               Center                      Retail--Unanchored                        7,074                  3,211      10,749
       389   Stor-It Rental Storage        Self Storage                            --                       6,076      --
       390   Jefferson Centre              Office                                   10,375                 19,608      60,000
       391   Best Western--Dunn            Hotel--Limited Service                   21,094     4% of Gross Income         NAP
       392   Ocean Villa Townhomes #2      Multifamily                             --                      10,722         NAP
       393   Central Park Professional
               Center                      Office                                  --                       4,700      --
       394   Safeguard Self Storage        Mixed Use                                10,621                  5,913      --
       395   Tuscany Village Phase I       Multifamily                             --                       6,000         NAP
       396   Concord Village West          Multifamily                             --                      36,771         NAP
       397   Peoria Town Center            Retail--Anchored                        --                --                --
       398   Days Inn--Forest Park         Hotel--Limited Service                   24,375     4% of Gross Income         NAP
       399   Tech Center                   Industrial                              136,645                 16,818      --
       400   Amerihost Inn-- Parkersburg   Hotel--Limited Service                    1,250     4% of Gross Income         NAP
       401   Comfort Inn--Gaffney, SC      Hotel--Limited Service                   14,250     4% of Gross Income         NAP
       402   Food Pavilion                 Retail--Anchored                         30,375           --                --
       403   Eckerd Drug Store
               (Lexington)                 CTL                                     --                       2,727         NAP
       404   Keep It Self Storage-- Santa
               Clarita                     Self Storage                            --                       8,134      --
       405   Country Creek                 Multifamily                             --                      31,680         NAP
       406   1803 Park Center Drive        Office                                  --                       4,922      29,053
       407   Willow Trace Apartments       Multifamily                              55,541                 33,600         NAP
       408   Walgreen Coral Springs        CTL                                     --                       3,186         NAP
       409   Fox Crossing                  Multifamily                             --                      26,325         NAP
       410   Emmorton Village Shopping
               Center                      Retail--Unanchored                        6,088                  5,334      --
       411   Slauson Plaza                 Retail--Unanchored                      --                      12,518      22,007
       412   Walgreen Chicago              CTL                                     --                       1,823         NAP
       413   Warehouse Specialists--
               Specialists Ave # 1-4       Industrial                                1,875                 14,250      --
       414   Wanamassa Gardens Apartments  Multifamily                               1,875                 14,850         NAP
       415   Inn of Payson                 Hotel--Limited Service                   15,188     4% of Gross Income         NAP


               CURRENT      AS OF
               BALANCE     DATE OF
  CONTROL     OF TI/LC     RESERVE
    NO.      RESERVE ($)  ACCOUNTS
-----------  -----------  ---------
       370           NAP    4/30/98
       371       --         4/14/98
       372   $    50,182    4/30/98
       373           NAP    4/16/98
       374         8,358(h)   4/16/98
       375
                     NAP    4/16/98
       376           NAP    4/30/98
       377       --         4/16/98
       378
                  12,713    4/17/98
       379         5,430     4/1/98
       380       --         4/30/98
       381           NAP    4/16/98
       382
                     NAP    4/16/98
       383           NAP     4/1/98
       384       --          4/8/98
       385
                     NAP    4/16/98
       386           NAP    4/16/98
       387
                 --         4/16/98
       388
                 --         4/14/98
       389       --         4/16/98
       390        55,016     4/1/98
       391           NAP    4/16/98
       392           NAP    4/30/98
       393
                 --          4/1/98
       394       --         4/16/98
       395           NAP    4/16/98
       396           NAP    4/16/98
       397       --         4/30/98
       398           NAP    4/16/98
       399       151,302(a)   4/16/98
       400           NAP    4/16/98
       401           NAP    4/16/98
       402       --         4/16/98
       403
                     NAP     4/1/98
       404
                 --         4/16/98
       405           NAP    4/16/98
       406         2,421     4/1/98
       407           NAP    4/16/98
       408           NAP    4/16/98
       409           NAP    4/16/98
       410
                 --         4/16/98
       411         5,520    4/30/98
       412           NAP    4/16/98
       413
                 --         4/16/98
       414           NAP     4/1/98
       415           NAP    4/16/98

                                                                                 INITIAL
                                                                                 DEPOSIT           ANNUAL            ANNUAL
                                                                               TO CAPITAL        DEPOSIT TO        DEPOSIT TO
  CONTROL                                                                         IMP.           REPLACEMENT          TI/LC
    NO.             PROPERTY NAME                    PROPERTY TYPE             RESERVE ($)       RESERVE ($)       RESERVE ($)
-----------  ----------------------------  ----------------------------------  -----------  ---------------------  -----------
       416   River Oaks Apartments         Multifamily                         $     9,375                $19,089         NAP
       417   Val Halla                     Multifamily                              19,119                 19,750         NAP
       418   Timm Office Building          Office                                    2,375                  3,611   $  24,463
       419   Twin Fountains Apartments     Multifamily                             --                      24,000         NAP
       420   Hillcroft Plaza Shopping
               Center                      Retail--Unanchored                       62,500           --                --
       421   Plantation House              Multifamily                             --                      21,875         NAP
       422   Olde Towne Shopping Center    Retail--Unanchored                        2,500                  7,290      19,200
       423   5 Walk-Up Residential
               Buildings (Formerly 70
               East)                       Multifamily                              20,938                 25,710         NAP
       424   Comfort Inn--Franklin         Hotel--Limited Service                  --          4% of Gross Income         NAP
       425   Days Inn (Winter Park)        Hotel--Limited Service                  291,924     4% of Gross Income         NAP
       426   Office Depot Aurora           CTL                                      12,500                  3,094         NAP
       427   Tara Woods Apartments         Multifamily                               7,875                 26,500         NAP
       428   Sneaker Stadium               Retail--Unanchored                      --                       1,870      --
       429   Andora Apartments             Multifamily                              80,011                 36,338         NAP
       430   1212-1216 Broadway            Mixed Use                                 4,500                 54,384      --
       431   3610 Birch Street (Apollo
               Office Building)            Office                                    3,165                  3,292      14,813
       432   Walgreens Pharmacy (Miami)    CTL                                     --                       3,480         NAP
       433   Eckerd Ventnor                CTL                                     --                       2,852         NAP
       434   Capitol Warehouse Building    Industrial                              --                       8,000      12,000
       435   North Oaks Manor Apartments   Multifamily                             --                      23,709         NAP
       436   6100 Capital Center           Office                                  --                       4,671      27,565
       437   Rite Aid Virginia Beach       CTL                                     --                       2,443         NAP
       438   Rite Aid Roanoke              CTL                                     --                       2,258         NAP
       439   The Business Centre at
               Riverside                   Industrial                                4,563                  4,500      54,545
       440   The Manors Apartments         Multifamily                             --                      24,180         NAP
       441   FAA Building                  Office                                  --                       5,255      --
       442   Eckerd Houma                  CTL                                       8,000           --                   NAP
       443   Antelope Valley Mall          Retail--Anchored                        --                       1,650      --
       444   Chateau Imperial              Multifamily                              62,500           --                   NAP
       445   Glenoaks Apartments           Multifamily                             --                --                   NAP
       446   Lucky/Sav-On Center           Retail--Anchored                        --                       3,530      23,875
       447   Eckerd Winslow                CTL                                     --                       3,272         NAP
       448   Walgreens--Richmond           CTL                                       6,250                  3,754         NAP
       449   Stoughton Plaza               Retail--Anchored                         20,031                  4,162      12,702
       450   PetsMart Inc.                 Retail--Anchored                        --                       3,952      --
       451   Cobblestone Village Shopping
               Center                      Retail--Unanchored                      --                      14,469      25,486
       452   Villa d'Venus                 Multifamily                              19,450                 16,195         NAP
       453   Eckerd Drugs                  Retail--Unanchored                      --                --                --
       454   3848-3870 East Foothill
               Boulevard (East Pasadena)   Retail--Unanchored                      --                       1,824       6,000
       455   Westporte Apartments          Multifamily                             --                      30,176         NAP
       456   Best Western St. Augustine    Hotel--Limited Service                    8,438     4% of Gross Income         NAP
       457   Nalley Valley Self Storage    Self Storage                             81,986                 20,298      --
       458   Woodley Apartments            Multifamily                             --                      14,274         NAP
       459   Hidden Park Apartments        Multifamily                             137,291                 49,190         NAP
       460   Saum Apartments               Multifamily                             --                      20,043         NAP
       461   Days Inn/Kingsland            Hotel--Limited Service                    7,650     4% of Gross Income         NAP
       462   P Street                      Multifamily                               8,750                  5,724         NAP
       463   Canoga Apartments             Multifamily                             --                --                   NAP
       464   Rite Aid Pharmacy (Liberty)   CTL                                       1,063                  1,789         NAP
       465   Woodway Apartments            Multifamily                             --                      14,400         NAP


               CURRENT      AS OF
               BALANCE     DATE OF
  CONTROL     OF TI/LC     RESERVE
    NO.      RESERVE ($)  ACCOUNTS
-----------  -----------  ---------
       416           NAP    4/29/98
       417           NAP    4/16/98
       418   $     2,039    4/17/98
       419           NAP    4/30/98
       420
                 --          4/1/98
       421           NAP    4/16/98
       422         1,600     4/8/98
       423

                     NAP     4/1/98
       424           NAP    4/16/98
       425           NAP    4/17/98
       426           NAP    4/16/98
       427           NAP     4/1/98
       428       --          4/1/98
       429           NAP    4/29/98
       430       --         4/16/98
       431
                 --          4/1/98
       432           NAP     4/1/98
       433           NAP    4/16/98
       434       100,573    4/30/98
       435           NAP    4/30/98
       436         9,227    4/30/98
       437           NAP    4/16/98
       438           NAP    4/16/98
       439
                 109,769(e)   4/16/98
       440           NAP    4/16/98
       441       --         4/10/98
       442           NAP    4/16/98
       443       --         4/16/98
       444           NAP    4/16/98
       445           NAP    4/30/98
       446         7,988    4/30/98
       447           NAP    4/16/98
       448           NAP     4/1/98
       449       --         4/14/98
       450       --         4/17/98
       451
                  50,972    4/30/98
       452           NAP    4/16/98
       453       --         4/16/98
       454
                     500    4/14/98
       455           NAP    4/30/98
       456           NAP    4/16/98
       457       --         4/16/98
       458           NAP    4/30/98
       459           NAP    4/30/98
       460           NAP    4/30/98
       461           NAP    4/16/98
       462           NAP    4/16/98
       463           NAP    4/30/98
       464           NAP     4/1/98
       465           NAP    4/16/98

                                                                                 INITIAL
                                                                                 DEPOSIT           ANNUAL            ANNUAL
                                                                               TO CAPITAL        DEPOSIT TO        DEPOSIT TO
  CONTROL                                                                         IMP.           REPLACEMENT          TI/LC
    NO.             PROPERTY NAME                    PROPERTY TYPE             RESERVE ($)       RESERVE ($)       RESERVE ($)
-----------  ----------------------------  ----------------------------------  -----------  ---------------------  -----------
       466   CVS Pharmacy (Philadelphia)   CTL                                     --                      $2,025         NAP
       467   Eckerd Wildwood               CTL                                     --                       3,272         NAP
       468   Arrow Press Properties        Retail--Unanchored                  $    86,738                  7,937   $  31,540
       469   Northbrook Apartments         Multifamily                             --                      23,276         NAP
       470   Best Western Statesville      Hotel--Limited Service                    2,375     4% of Gross Income         NAP
       471   CVS Drug Store
               (Martinsville)              CTL                                     --                       3,152         NAP
       472   Sunnyside Acres Mobile Home
               Park                        Mobile Home Park                        100,637           --                   NAP
       473   Auto/Retail Facility
               (Lauderhill)                Retail--Unanchored                      --                       4,087       4,500
       474   Campostella Corners Shopping
               Center                      Retail--Anchored                         14,406                  6,694      --
       475   Shops at State Bridge         Retail--Unanchored                      --                       2,451      16,177
       476   901 W. Jackson Boulevard      Office                                  --                       9,601      33,520
       477   155 North Beacon Street       Mixed Use                                 6,250                 12,230      --
       478   Eckerd Oviedo                 CTL                                     --                --                   NAP
       479   Fairfield Inn (Musselman-
               Mt.Sterling)                Hotel--Limited Service                  --          4% of Gross Income         NAP
       480   Hampton Inn (Musselman-
               Elizabethtown)              Hotel--Limited Service                  --          4% of Gross Income         NAP
       481   Stone Pine Center             Retail--Unanchored                      --                       1,583      --
       482   CVS Pharmacy (Vernon)         CTL                                     --                       2,625         NAP
       483   Shannon Square                Retail--Anchored                          5,250                  4,759      14,092
       484   The Aspens                    Multifamily                             --                       5,130         NAP
       485   Casa Del Sol                  Retail--Unanchored                      --                --                --
       486   Newtonian Gardens             Multifamily                              17,500                 23,000         NAP
       487   Rite Aid Gaylord              CTL                                       5,000                  2,972         NAP
       488   Springwood Village Shopping
               Center                      Retail--Unanchored                      --                       9,915      18,862
       489   Bella Mar                     Health Care--Assisted Living              1,000                  8,484         NAP
       490   Amerihost Inn--Macomb         Hotel--Limited Service                    2,500     4% of Gross Income         NAP
       491   Amerihost Inn-Lancaster       Hotel--Limited Service                    1,500     4% of Gross Income         NAP
       492   Amerihost Inn--Logan          Hotel--Limited Service                  --          4% of Gross Income         NAP
       493   Amerihost Inn-Jeffersonville  Hotel--Limited Service                  --          4% of Gross Income         NAP
       494   Eckerd Drug Store
               (Jacksonville)              Retail--Anchored                        --                --                --
       495   CVS Brazil                    CTL                                     --                       1,608         NAP
       496   Gardner Plaza                 Retail--Anchored                         33,375                 11,652      21,357
       497   Lobo Canyon Shopping Center   Retail--Anchored                          6,500                 11,461      --
       498   Officemax Free-Standing
               Retail/Commercial Building  Retail--Anchored                        --                --                 4,992
       499   Saint Charles Place           Multifamily                              17,463                 15,552         NAP
       500   The In-Line Retail Shop
               Space (Peoria)              Retail--Anchored                        --                       2,630      10,162
       501   Western Hills Shopping
               Center                      Retail--Anchored                          4,073                 15,366      21,490
       502   Eckerd Drug Store (Ft.
               Myers)                      CTL                                     --                       2,727         NAP
       503   Keep it Self Storage--Van
               Nuys                        Self Storage                              1,125                  8,292      --
       504   Crystal Inn (Brigham City)    Hotel--Limited Service                  --          4% of Gross Income         NAP
       505   421 Germantown Pike           Retail--Unanchored                      --                       1,012      --
       506   Katella/Knott Shopping
               Center                      Retail--Unanchored                       34,151                  9,331      19,125
       507   Amerihost Inn-Sycamore        Hotel--Limited Service                  --          4% of Gross Income         NAP


               CURRENT      AS OF
               BALANCE     DATE OF
  CONTROL     OF TI/LC     RESERVE
    NO.      RESERVE ($)  ACCOUNTS
-----------  -----------  ---------
       466           NAP     4/1/98
       467           NAP    4/16/98
       468   $    40,803    4/30/98
       469           NAP    4/30/98
       470           NAP    4/16/98
       471
                     NAP     4/1/98
       472
                     NAP    4/30/98
       473
                 --         4/17/98
       474
                 --          4/8/98
       475       --          4/1/98
       476         8,404    4/30/98
       477       --         4/16/98
       478           NAP    4/16/98
       479
                     NAP    4/10/98
       480
                     NAP    4/10/98
       481       --         4/30/98
       482           NAP     4/1/98
       483       --          4/3/98
       484           NAP    4/30/98
       485       --         4/30/98
       486           NAP    4/16/98
       487           NAP    4/16/98
       488
                   6,309    4/30/98
       489           NAP    4/16/98
       490           NAP    4/16/98
       491           NAP    4/16/98
       492           NAP    4/16/98
       493           NAP    4/16/98
       494
                 --          4/6/98
       495           NAP    4/16/98
       496         1,780     4/1/98
       497       --         4/16/98
       498
                 --          4/1/98
       499           NAP    4/16/98
       500
                   4,234    4/14/98
       501
                   5,382    4/17/98
       502
                     NAP     4/1/98
       503
                 --         4/16/98
       504           NAP    4/14/98
       505       --         4/16/98
       506
                   1,594    4/30/98
       507           NAP    4/16/98

                                                                                 INITIAL
                                                                                 DEPOSIT           ANNUAL            ANNUAL
                                                                               TO CAPITAL        DEPOSIT TO        DEPOSIT TO
  CONTROL                                                                         IMP.           REPLACEMENT          TI/LC
    NO.             PROPERTY NAME                    PROPERTY TYPE             RESERVE ($)       RESERVE ($)       RESERVE ($)
-----------  ----------------------------  ----------------------------------  -----------  ---------------------  -----------
       508   Bashas Square                 Retail--Anchored                        --                     $13,879   $  36,000
       509   Eckerd Shreveport             CTL                                          NA           --                   NAP
       510   825 Pine Street Apartments    Multifamily                         $     3,793                  6,090         NAP
       511   Ocean Villa Townhomes #1      Multifamily                             --                       7,675         NAP
       512   Revco Pharmacy (Decatur)      CTL                                     --                       2,359         NAP
       513   Burbank Villas Apartments     Multifamily                             --                --                   NAP
       514   Crestwood Apartments          Multifamily                             --                      16,796         NAP
       515   121 Greene Street             Retail--Unanchored                        5,625                  1,125       2,500
       516   Payson Center                 Retail--Anchored                         12,000                 15,506      32,791
       517   Sunrise Condominiums          Multifamily                             --                       2,400         NAP
       518   Village Woods Commons
               Shopping Center             Retail--Unanchored                      --                       8,316      17,436
       519   Days Inn (Prescott Valley)    Hotel--Limited Service                  --          4% of Gross Income         NAP
       520   Inbus Engineering Building    Industrial                              --                --                --
       521   CVS Pharmacy (Lancaster)      CTL                                     --                       2,560         NAP
       522   Warehouse Specialists-- 1097
               Ehlers Road                 Industrial                                5,625                  7,894      --
       523   Cedars St. Paul Apts.         Multifamily                             --                      25,500         NAP
       524   McClintock Office Plaza       Office                                  --                       3,458      22,917
       525   Galaxy Shopping Center        Retail--Unanchored                        4,750                  5,912      19,450
       526   Crestwood Station Shopping
               Center                      Retail--Anchored                            781                 31,686      58,057
       527   Village Pines                 Multifamily                               8,875                  6,831         NAP
       528   395-435 East O'Keefe Street   Multifamily                              27,375                 17,500         NAP
       529   Price Savers Center           Retail--Unanchored                       39,750                  8,128      16,543
       530   Indian Village Shopping
               Center                      Retail--Unanchored                        4,375                 15,630      43,763
       531   Caledon Wood Professional
               Park                        Office                                  --                       2,433      12,000
       532   4445 West 16th Street         Office                                      525                  8,544      32,810
       533   6 Fortune Drive               Office                                  --                       3,975      35,245
       534   Fairmount Apartments          Multifamily                               4,313                 16,616         NAP
       535   Palms Apartments              Multifamily                             --                --                   NAP
       536   Georgetown Village
               Apartments                  Multifamily                              42,813                 21,106         NAP
       537   336 Washington Street
               (Boston Private)            Retail--Unanchored                       18,688                  3,082       5,028
       538   CVS Tipton                    CTL                                     --                       1,608         NAP
       539   State Farm Cranford           CTL                                     --                      10,576         NAP
       540   La Jolla Court Apartments     Multifamily                             --                      19,944         NAP
       541   CVS York                      CTL                                     --                       3,217         NAP
       542   Hodges Warehouse (Hodges II)  Industrial                               29,375                 34,410      --
       543   Kling Street Apartments       Multifamily                             --                       5,596         NAP
       544   Eckerd Drug Store (Camden)    CTL                                       4,813                  2,727         NAP
       545   CVS Drug Store (Mableton)     CTL                                     --                       2,531         NAP
       546   CVS Rockville                 CTL                                     --                       1,608         NAP
       547   CVS Edinburgh                 CTL                                     --                       1,608         NAP
       548   Fry's Greenfield Plaza        Retail--Unanchored                      --                      13,802      22,036
       549   Target Center                 Retail--Anchored                        --                       2,430      14,890
       550   CVS Greece                    CTL                                     --                       1,519         NAP
       551   Ames Plaza (Amenia)           Retail--Anchored                          4,813                 21,600      13,716
       552   North Creek Townhomes         Multifamily                               1,188                 10,476         NAP


               CURRENT      AS OF
               BALANCE     DATE OF
  CONTROL     OF TI/LC     RESERVE
    NO.      RESERVE ($)  ACCOUNTS
-----------  -----------  ---------
       508   $     9,016    4/14/98
       509           NAP    4/16/98
       510           NAP    4/30/98
       511           NAP    4/30/98
       512           NAP     4/1/98
       513           NAP    4/30/98
       514           NAP    4/16/98
       515           208     4/1/98
       516         2,733    4/14/98
       517           NAP    4/30/98
       518
                   4,359     4/6/98
       519           NAP    4/28/98
       520       --         4/30/98
       521           NAP     4/6/98
       522
                 --         4/16/98
       523           NAP    4/30/98
       524       --         4/30/98
       525         4,863    4/14/98
       526
                   9,492     4/1/98
       527           NAP    4/24/98
       528           NAP    4/16/98
       529         1,379    4/14/98
       530
                  10,962    4/14/98
       531
                   2,002     4/8/98
       532         2,734     4/1/98
       533       --         4/28/98
       534           NAP    4/16/98
       535           NAP    4/30/98
       536
                     NAP     4/8/98
       537
                     419    4/14/98
       538           NAP    4/16/98
       539           NAP    4/16/98
       540           NAP     4/1/98
       541           NAP    4/16/98
       542       --          4/1/98
       543           NAP    4/30/98
       544           NAP    4/30/98
       545           NAP     4/6/98
       546           NAP    4/16/98
       547           NAP    4/16/98
       548         1,836    4/14/98
       549         1,233    4/30/98
       550           NAP    4/16/98
       551         3,434     4/1/98
       552           NAP    4/16/98

                                                                                 INITIAL
                                                                                 DEPOSIT           ANNUAL            ANNUAL
                                                                               TO CAPITAL        DEPOSIT TO        DEPOSIT TO
  CONTROL                                                                         IMP.           REPLACEMENT          TI/LC
    NO.             PROPERTY NAME                    PROPERTY TYPE             RESERVE ($)       RESERVE ($)       RESERVE ($)
-----------  ----------------------------  ----------------------------------  -----------  ---------------------  -----------
       553   Hilltop Village Shopping
               Center                      Retail--Anchored                    $    66,875                $38,160   $  31,936
       554   Friendly Square Shopping
               Center                      Retail--Unanchored                       10,931                  9,324      32,520
       555   Eckerd Oldsmar                CTL                                     --                --                   NAP
       556   Henderson Mall                Retail--Unanchored                      --                       1,059      --
       557   Anchor Self Storage--
               Glendora                    Self Storage                            --                       5,200      --
       558   8614 Burton Way Apts.         Multifamily                             --                       3,942         NAP
       559   Four Industrial Buildings
               (Great S.W. Industrial)     Industrial                               23,750                 28,565      57,131
       560   Spa Business Center           Office                                  --                       4,039      12,653
       561   Warehouse Specialists--
               Harrison Street             Industrial                                6,418                 11,988      --
       562   Port Jefferson Medical Park   Office                                   15,875                 13,712      36,000
       563   Ashcroft Industrial Park      Industrial                               69,303                 14,708      15,000
       564   8586-8588 Potter Park Drive
               (Palmer Ranch)              Office                                    1,019                  1,827      18,000
       565   New Hampshire Apartments      Multifamily                              18,844                 19,509         NAP
       566   Villa Fontana Apartments      Multifamily                               3,694                 10,400         NAP
       567   Briarcliff                    Multifamily                              11,875                 26,292         NAP
       568   Norton Plaza Shopping Center  Retail--Anchored                         24,938                 10,630       4,954
       569   Duna Vista Mobile Home Park   Mobile Home Park                        --                --                   NAP
       570   Calvert Apartments            Multifamily                             --                      23,945         NAP
       571   177 E. Evelyn Avenue          Retail--Unanchored                      --                       6,008      17,584
       572   Oakland State Garage          Industrial                              --                       2,880       9,312
       573   IHOP Kannapolis               CTL                                     --                --                   NAP
       574   Park Rochester Apartments     Multifamily                             --                --                   NAP
       575   West Town Professional
               Center                      Office                                  --                       8,388      19,143
       576   CVS Aiken                     CTL                                     --                --                   NAP
       577   Garage Loft Apartments        Multifamily                              30,000                  5,175         NAP
       578   Rite-Aid Pharmacy
               (Waynesburg)                CTL                                     --                       1,812         NAP
       579   Forest Glen                   Multifamily                               5,788                 14,400         NAP
       580   Revco Drug Store              Retail--Anchored                        --                       1,064      --
       581   Rite Aid Pharmacey
               (Hogansville)               CTL                                     --                       2,688         NAP
       582   Revco Pharmacy (Oak Ridge)    CTL                                     --                       1,608         NAP
       583   Imperial Plaza Office
               Building                    Office                                  --                       3,492      12,000
       584   Overlook Court                Office                                    5,500                 15,996       6,684
       585   10051 Pasadena Avenue         Office                                    2,622                  2,272      45,000
       586   Clifford Pacific Business
               Park                        Industrial                              --                       4,850       5,039
       587   Glynbrook Estates             Multifamily                                 156                  7,700         NAP
       588   Cypress Winds                 Multifamily                               2,438                 13,048         NAP
       589   66 West 84th Street           Retail--Unanchored                      --                         334       9,996
       590   Canon Perdido                 Office                                    1,243                  4,332      --
       591   Panorama Medical Arts
               Building                    Office                                  --                       5,079      36,861
       592   IHOP Gastonia                 CTL                                     --                --                   NAP
       593   Taylor Gardens                Multifamily                               5,313                 14,310         NAP
       594   Tara Ridge Apartments         Multifamily                              22,125                 15,610         NAP
       595   Camelot and Circle Inn
               Mobile Home Parks           Mobile Home Park                         13,000                  4,455         NAP
       596   Shoppes of Pembroke           Retail--Unanchored                        4,875                  3,300      14,052


               CURRENT      AS OF
               BALANCE     DATE OF
  CONTROL     OF TI/LC     RESERVE
    NO.      RESERVE ($)  ACCOUNTS
-----------  -----------  ---------
       553
             $     5,046     4/8/98
       554
                 --         4/14/98
       555           NAP    4/16/98
       556       --         4/16/98
       557
                 --         4/16/98
       558           NAP     4/1/98
       559
                  75,145     4/1/98
       560        29,483    4/30/98
       561
                 --         4/16/98
       562        56,340     4/1/98
       563         3,750     4/3/98
       564
                 --          4/8/98
       565           NAP    4/16/98
       566           NAP     4/1/98
       567           NAP    4/16/98
       568         4,954    4/29/98
       569           NAP    4/30/98
       570           NAP    4/30/98
       571         1,457    4/30/98
       572         3,116    4/30/98
       573           NAP    4/16/98
       574           NAP    4/30/98
       575
                   3,207    4/30/98
       576           NAP    4/16/98
       577           NAP     4/1/98
       578
                     NAP     4/1/98
       579           NAP    4/16/98
       580       --         4/16/98
       581
                     NAP     4/1/98
       582           NAP     4/1/98
       583
                 --          4/1/98
       584       --          4/1/98
       585         3,743    4/30/98
       586
                     833    4/30/98
       587           NAP    4/16/98
       588           NAP    4/16/98
       589       --          4/1/98
       590       --         4/30/98
       591
                  12,316    4/30/98
       592           NAP    4/16/98
       593           NAP    4/16/98
       594           NAP     4/1/98
       595
                     NAP    4/16/98
       596         3,513     4/8/98

                                                                                 INITIAL
                                                                                 DEPOSIT           ANNUAL            ANNUAL
                                                                               TO CAPITAL        DEPOSIT TO        DEPOSIT TO
  CONTROL                                                                         IMP.           REPLACEMENT          TI/LC
    NO.             PROPERTY NAME                    PROPERTY TYPE             RESERVE ($)       RESERVE ($)       RESERVE ($)
-----------  ----------------------------  ----------------------------------  -----------  ---------------------  -----------
       597   Normandy Retail Center        Retail--Anchored                    $    12,100                 $2,952   $   7,800
       598   La Tijera Manor Apartments    Multifamily                             --                       8,000         NAP
       599   Applied Companies Building    Industrial                                7,707                  3,523       4,373
       600   238-268 Post Road             Retail--Unanchored                      --                       1,434      12,583
       601   Warehouse Specialists-- 1286
               Ehlers Road                 Industrial                              --                       8,400      --
       602   Warehouse Specialists--
               Dixie Street                Industrial                               47,812                 13,000      --
       603   Unicom Plaza                  Office                                  --                       3,276      37,068
       604   IHOP Wilmington               CTL                                     --                --                   NAP
       605   Eckerd Kernersville           CTL                                     --                       2,182         NAP
       606   Eckerds Easley                CTL                                       2,688                  1,641         NAP
       607   Rincon Plaza                  Retail--Anchored                        --                       8,123      17,057
       608   Eckerd Store (Mt. Holly)      CTL                                     --                       1,091         NAP
       609   University Court Apartments   Multifamily                             --                      12,670         NAP
       610   Patrick Business Park         Industrial                              --                       4,032       6,000
       611   Eckerd Store (Florence)       CTL                                     --                       2,725         NAP
       612   222 Post Road                 Retail--Unanchored                      --                       1,882      11,650
       613   Ocean Villa Townhomes #3      Multifamily                             --                       6,162         NAP
       614   Kennestone Corners Business
               Center                      Industrial                               31,500                  3,334      12,084
       615   Kings Tree Apartments         Multifamily                              20,188                 22,800         NAP
       616   Rite Aid Pharmacy
               (Williamsport)              CTL                                     --                       2,501         NAP
       617   CVS Pharmacy (Westbrook)      CTL                                     --                       2,196         NAP
       618   Brookhill Plaza               Office                                  --                       7,044      14,603
       619   Lexington Village Apartments  Multifamily                               2,000                  9,600         NAP
       620   2715 Agate Court              Industrial                               43,991                  3,843      16,854
       621   Townsgate Atrium              Office                                  --                --                --
       622   Carey Hill Plaza              Retail--Anchored                         11,250                  5,809      --
       623   Edison Apartments             Multifamily                              18,573                 13,560         NAP
       624   Warehouse Specialists-- Bell
               Street                      Industrial                              --                       9,700      --
       625   Warehouse Specialists--
               Combined Locks              Industrial                              --                       6,240      --
       626   A-Advance Self-Storage        Self Storage                            --                       4,764      --
       627   Williamstown Bay              Multifamily--Section 42                 --                       7,000         NAP
       628   52 Liberty Street             Multifamily                               4,438                  9,864         NAP
       629   Highview Apartments           Multifamily                              10,500                  9,480         NAP
       630   Kingwood                      Multifamily                              28,469                 30,016         NAP
       631   Nob Hill Office Park          Office                                  --                       4,488      15,240
       632   North Post Oak Business
               Center                      Office                                    3,125                  4,652      15,506
       633   Morningside Square
               Apartments                  Multifamily                             --                       9,996         NAP
       634   Randall Court Apartments      Multifamily                               1,719                  8,796         NAP
       635   Dillard Office Building       Office                                    6,750                  2,976      --
       636   128th Street Warehouse        Industrial                                7,813                  6,233      18,621
       637   Briarcliff Mews Apartments    Multifamily                               6,875                  8,192         NAP
       638   Westgate Apartments           Multifamily                             --                --                   NAP
       639   Broadmoor Apartments          Multifamily                              16,810           --                   NAP
       640   Wolfpack Village Apartments   Multifamily                              77,500                 12,491         NAP


               CURRENT      AS OF
               BALANCE     DATE OF
  CONTROL     OF TI/LC     RESERVE
    NO.      RESERVE ($)  ACCOUNTS
-----------  -----------  ---------
       597   $    62,025 c)   4/22/98
       598           NAP    4/30/98
       599           356    4/30/98
       600         1,050    3/31/98
       601
                 --         4/16/98
       602
                 --         4/16/98
       603        29,428    4/30/98
       604           NAP    4/16/98
       605           NAP    4/16/98
       606           NAP    4/16/98
       607         1,421    4/14/98
       608           NAP    4/30/97
       609           NAP    4/30/98
       610         1,995    4/30/98
       611           NAP    4/30/98
       612        19,426    4/29/98
       613           NAP    4/30/98
       614
                 --          4/8/98
       615           NAP    4/16/98
       616
                     NAP     4/1/98
       617           NAP     4/1/98
       618        35,174    4/30/98
       619           NAP     4/1/98
       620         2,803    4/30/98
       621       --         4/30/98
       622       --         4/16/98
       623           NAP    4/30/98
       624
                 --         4/16/98
       625
                 --         4/16/98
       626       --         4/30/98
       627           NAP    4/16/98
       628           NAP    4/16/98
       629           NAP    4/16/98
       630           NAP    4/16/98
       631         1,270    4/29/98
       632
                  49,162     4/1/98
       633
                     NAP    4/30/98
       634           NAP    4/14/98
       635       --          4/1/98
       636        30,003     4/1/98
       637           NAP     4/1/98
       638           NAP    4/30/98
       639           NAP    4/30/98
       640           NAP    4/28/98

                                                                                 INITIAL
                                                                                 DEPOSIT           ANNUAL            ANNUAL
                                                                               TO CAPITAL        DEPOSIT TO        DEPOSIT TO
  CONTROL                                                                         IMP.           REPLACEMENT          TI/LC
    NO.             PROPERTY NAME                    PROPERTY TYPE             RESERVE ($)       RESERVE ($)       RESERVE ($)
-----------  ----------------------------  ----------------------------------  -----------  ---------------------  -----------
       641   William Tell Apartments       Multifamily                             --                     $24,000         NAP
       642   13Th South Self Storage       Self Storage                            --                --                --
       643   19-25 Brighton Avenue         Multifamily                         $    23,681                  7,750         NAP
       644   The In-Line Shop Space
               (Chandler)                  Retail--Anchored                         10,269                  5,922   $  12,440
       645   Haverford Apartments          Multifamily                             --                --                   NAP
       646   Crates shopping center        Mixed Use                                10,505                  2,435      --
       647   Dahnert Park Apartments       Multifamily                               2,313                  5,400         NAP
       648   Roger Post                    Multifamily                               6,244                 12,540         NAP
       649   Ruffolo Plaza                 Retail--Unanchored                      --                       6,296      22,000
       650   Continental House             Multifamily                               8,750           --                   NAP
       651   NTB Store Site                CTL                                     --                       5,585         NAP
       652   Pier 1 Imports                Retail--Anchored                        --                         904       4,560
       653   Sunbelt Newport News          CTL                                     --                --                   NAP
       654   Northpointe Apartments        Multifamily                              24,029                  8,008         NAP
       655   Francesca Apartments          Multifamily                              54,875                 13,986         NAP
       656   514--524 Huron Blvd. SE       Multifamily                               5,328                 12,104         NAP
       657   4030 Pacheco Boulevard        Industrial                              --                       4,326       3,380
       658   US Postal Service             CTL                                       1,000                  1,293         NAP
       659   Las Flores Apartments         Multifamily                             --                      13,488         NAP
       660   Woodlawn Village              Multifamily                               7,688                 10,404         NAP
       661   Monmouth Beach Village        Multifamily--Section 42                   2,419                  5,000         NAP
       662   325 North Howard Street       Multifamily                             --                       4,500         NAP
       663   Pikesville Professional
               Building                    Office                                    9,200                  2,904      --
       664   Washington Place              Multifamily--Section 42                 --                       8,400         NAP
       665   1416-1430 S. Main Street      Retail--Unanchored                          953                  2,725      --
       666   Hodges Warehouse and
               Corporate Offices (Hodges
               I)                          Industrial                                3,750                  5,280      --
       667   Commerce Square Shopping
               Center                      Retail--Anchored                        --                --                --
       668   Villa Apartments              Multifamily                             --                      12,267         NAP
       669   Magnolia                      Multifamily                             --                       4,767         NAP
       670   Blockbuster Video Store       Retail--Anchored                        --                --                 7,000
       671   Creamery Hills                Multifamily--Section 42                 --                       3,600         NAP
       672   13348 Newport Boulevard
               (Walgreen--Tustin)          CTL                                     --                --                   NAP
       673   Wells Court                   Multifamily--Section 42                 --                      15,500         NAP
       674   Logan Square Shopping Center  Retail--Anchored                        --                         680      --
       675   2486 Morris Avenue            Multifamily                               2,063                  5,280         NAP
       676   Branford Apartments           Multifamily                             --                       8,260         NAP


               CURRENT      AS OF
               BALANCE     DATE OF
  CONTROL     OF TI/LC     RESERVE
    NO.      RESERVE ($)  ACCOUNTS
-----------  -----------  ---------
       641           NAP    4/30/98
       642       --         4/30/98
       643           NAP    4/16/98
       644
             $     2,073    4/14/98
       645           NAP    4/30/98
       646        72,187 a)   4/16/98
       647           NAP     4/1/98
       648           NAP    4/16/98
       649       100,857(a)   4/16/98
       650           NAP    4/16/98
       651           NAP     4/1/98
       652       --          4/1/98
       653           NAP    4/16/98
       654           NAP    4/30/98
       655           NAP     4/1/98
       656           NAP    4/30/98
       657           837    4/30/98
       658           NAP    4/16/98
       659           NAP    4/30/98
       660           NAP    4/16/98
       661           NAP    4/16/98
       662           NAP    4/30/98
       663
                 --         4/16/98
       664           NAP    4/16/98
       665       --         4/30/98
       666

                 --          4/1/98
       667
                 --         4/16/98
       668           NAP    4/30/98
       669           NAP    4/16/98
       670         3,518    4/30/98
       671           NAP    4/16/98
       672
                     NAP     4/1/98
       673           NAP    4/16/98
       674       --         4/16/98
       675           NAP    4/16/98
       676           NAP    4/30/98

------------------------
(a) Tenant-specific lease reserve

(b) Tenant-specific lease reserve; funds escrowed monthly for first 24 months

(c) Includes $61,375 tenant specific lease reserve.

(d) Includes $200,000 tenant specific lease reserve.

(e) Funds escrowed monthly for first 22 months of term

(f) Includes $166,353 tenant specific lease reserve.

(g) Tenant-specific lease reserve; funds escowed monthly until March 1999

(m) Tenat-specific lease reserve capped at $300,000

(I) Capped at $225,000, to be maintained over term

(j) Tenant-specific lease reserve; funds escrowed until 12/1999.

(k) Tenant-specific reserve; funds escrowed monthly until 11/2003.

(l) Tenant-specific reserve; funds escrowed monthly until 1999.

THE MORTGAGE LOAN SELLERS

    On or about May 28, 1998 (the "Closing Date"), the Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers pursuant to separate agreements (the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers acquired or originated the Mortgage Loans as described above under "--Mortgage Loan History."

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

    On or prior to the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan sold by such Mortgage Loan Seller (collectively, as to each Mortgage Loan, the "Mortgage File"): (i) the original Mortgage Note, endorsed, without recourse, to the order of the Trustee (or, if the original Mortgage Note has been lost, an affidavit to such effect from the Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon; (iv) an original assignment of the Mortgage in favor of the Trustee and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and in recordable form; (vi) originals or copies of all written modification agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified; (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; (viii) any file copies of any UCC financing statements and related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller and (ix) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the related Mortgage Loan Seller in the relevant jurisdiction.

    The Trustee or a Custodian on its behalf will be required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) unpaid accrued interest on such Mortgage Loan (calculated at the Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur, and (iii) certain related servicing expenses that are reimbursable to the Master Servicer or the Special Servicer plus any interest thereon and on any related P&I Advances; provided that such Mortgage Loan Seller will have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and has delivered to the Trustee an officer's certificate that describes the reasons that such delivery or cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such delivery or cure, and which states that it anticipates such delivery or cure will be effected within the additional 90-day period. The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. The applicable Mortgage Loan Seller will be solely responsible for such repurchase obligation, and such obligation will not be the responsibility of the Depositor, any other Mortgage Loan Seller or any of the affiliates of any of them.

    The Pooling and Servicing Agreement will require the Master Servicer promptly to cause each of the assignments described in clauses (iv), (v) and
(ix) of the second preceding paragraph to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. See "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the Prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

    In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each Mortgage Loan sold by it (subject to certain exceptions specified in the related Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:
(i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A) is true and correct in all material respects as of the Cut-off Date; (ii) if such Mortgage Loan was originated by the applicable Mortgage Loan Seller or an affiliate thereof, then, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan and, if such Mortgage Loan was not originated by the applicable Mortgage Loan Seller or an affiliate thereof, then, to the best of such Seller's knowledge after having performed the type of due diligence customarily performed by prudent institutional commercial and multifamily mortgage lenders, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; (iii) the applicable Mortgage Loan Seller owns the Mortgage Loan, has good and marketable title thereto, has full right and authority to sell, assign and transfer the Mortgage Loan and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests; (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder; (v) to the actual knowledge of the applicable Mortgage Loan Seller, each of the related Mortgage Note, related Mortgage, related assignment of leases, if any, and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, as of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to any of the related Mortgage Note, Mortgage or other agreements executed in connection with such Mortgage Loan, and, as of the Cut-off Date, to the actual knowledge of the applicable Mortgage Loan Seller, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage or other agreements; (vi) the assignment of the related Mortgage in favor of the Trustee constitutes the legal, valid and binding assignment of such Mortgage to the Trustee (subject to customary limitations); (vii) the related Mortgage (or, in the case of a cross-collateralized Mortgage Loan, a related Mortgage) is a valid and enforceable first lien on the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property), which Mortgaged Property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of such Mortgage, except for (a) liens for real estate taxes and special assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being customarily acceptable to mortgage lending institutions generally or specifically reflected in the appraisal of such Mortgaged Property made in connection with the origination of such Mortgage Loan, (c) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by such Mortgage or materially affect the value or marketability of such Mortgaged Property and (d) if such Mortgage secures a cross-collateralized Mortgage Loan, any lien securing a related cross-collateralized Mortgage Loan;
(viii) to the actual knowledge of the applicable Mortgage Loan Seller, all taxes and governmental assessments that prior to the Cut-off Date became due or owing in respect of, and affect, the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property) have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established; (ix) as of the date of its origination, there was no proceeding pending for the total or partial condemnation of the related Mortgaged Property that materially affects the value thereof, and such Mortgaged Property was free of material damage; and, as of the Cut-off Date, the applicable Mortgage Loan Seller has not received any notice of the commencement of any proceeding for the total or partial condemnation of the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property) that materially affects the value thereof, and such Mortgaged Property is free of material damage; (x) as of the date of its origination, all insurance required under the Mortgage for such Mortgage Loan was in full force and effect with respect to the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property); (xi) as of the Cut-off Date, no Mortgage Loan is, or in the 12 months prior to the Cut-Off Date, has been, 30 days or more past due in respect of any Scheduled Payment; and (xii) one or more environmental site assessments were performed with respect to the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property) during the 18-month period preceding the Cut-off Date, and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

    In the case of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it cannot cure such breach within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan at the applicable Purchase Price; provided that such Mortgage Loan Seller will have an additional 90-day period to cure such breach if it is diligently proceeding with such cure and has delivered to the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such cure and which states that it anticipates such cure will be effected within the additional 90-day period.

    The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans. The applicable Mortgage Loan Seller will be the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor, any other Mortgage Loan Seller or any affiliates of them will be obligated to repurchase any such affected Mortgage Loan in connection with a breach of the applicable Mortgage Loan Seller's representations and warranties if the applicable Mortgage Loan Seller defaults on its obligation to do so. See "Description of the Pooling Agreements-- Representations and Warranties; Repurchases" in the Prospectus.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

    The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the

Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates, maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

    A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. If Mortgage Loans are removed from or added to the Mortgage Pool as described in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

    The Master Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans on behalf of the Trustee for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans (a) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans and to the maximization of the recovery on such Mortgage Loans on a net present value basis, or (b) held in its own portfolio, whichever servicing procedure is of a higher standard, but without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligations of the Master Servicer or the Special Servicer, as the case may be, to make Advances (as defined herein); (v) the ownership, servicing or management for others of any other mortgage loans or real property; and (vi) any obligation of the Master Servicer, as a Mortgage Loan Seller or as an affiliate thereof, to pay any indemnity with respect to or repurchase any Mortgage Loan.

    Set forth below, following the subsection captioned "--The Master Servicer and Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "Description of the Pooling Agreements," for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and Special Servicer thereunder. The Special Servicer generally will have all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the Prospectus and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the Prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described herein). In addition to the circumstances for resignation of the Master Servicer set forth in the Prospectus, the Master Servicer and the Special Servicer shall have the right to resign at any other time provided that (i) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates, (ii) the resigning party pays all costs and expenses in connection with such transfer, and (iii) the successor accepts appointment prior to the effectiveness of such resignation. See "Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus.

THE MASTER SERVICER AND SPECIAL SERVICER

    FUNB, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer") will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). Although the Master Servicer is authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it is responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Master Servicer is a wholly owned subsidiary of First Union Corporation. The Master Servicer's principal servicing offices are located at Charlotte Plaza, 23rd Floor, 201 South College Street, Charlotte, North Carolina 28288-1075.

    As of March 31, 1998, the Master Servicer and its affiliates serviced approximately 3,999 commercial and multifamily loans, totaling approximately $19.6 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

    The initial Special Servicer will be CRIIMI MAE Services Limited Partnership, a Maryland limited partnership, the general partner of which is CRIIMI MAE Services, Inc. The Special Servicer will be responsible for performing certain servicing functions with respect to Mortgage Loans that, in general, are in default or as to which default is imminent, for administering any REO Property and for performing certain other functions with respect to all Mortgage Loans, as set forth in the Pooling and Servicing Agreement. As of December 31, 1997, the Special Servicer was responsible for performing certain servicing responsibilities in respect of approximately $16.3 billion commercial and multifamily loans and REO Properties. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase all or a significant portion of certain Classes of the Private Certificates on or about the Closing Date. The Special Servicer's principal offices are located at 11200 Rockville Pike, Rockville, Maryland 20852.

    The information set forth herein concerning the Master Servicer and the Special Servicer has been provided by the Master Servicer and Special Servicer, respectively, and none of the Depositor or either Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

    The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class of Sequential Pay Certificates to replace the Special Servicer and to select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances. See "Servicing of the Mortgage Loans--The Controlling Class Representative." The "Controlling Class of Sequential Pay Certificates" is the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 25% of its original Certificate Balance; provided that if no Class of Sequential Pay Certificates has a Certificate Balance that is greater than 25% of its original Certificate Balance, the then outstanding Class of Sequential Pay Certificates with the latest alphabetical Class designation will be the "Controlling Class of Sequential Pay Certificates." The Class A-1 and Class A-2 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. Any such replacement of a Special Servicer will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of notice from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and (ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. Subject to the foregoing, any Certificateholder or affiliate thereof may be appointed as Special Servicer. See "Description of Certificates--Voting Rights" herein.

    The Special Servicer will be responsible for servicing and administering any Mortgage Loan as to which (a) any Monthly Payment shall be delinquent 45 or more days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained a binding commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (b) the Master Servicer shall have determined that a default in making a Monthly Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (c) there shall have occurred a default (other than as described in clause (a) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;
(e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or
(g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (g) above, a "Servicing Transfer Event").

    If a Servicing Transfer Event occurs with respect to any Mortgage Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect thereto to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances (including, if necessary, P&I Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. Mortgage Loans serviced by the Special Servicer are referred to herein as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets." The Master Servicer will have no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

    A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

        (w) with respect to the circumstances described in clause (a) of the second preceding paragraph, when the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

        (x) with respect to any of the circumstances described in clauses (b),
    (d), (e) and (f) of the second preceding paragraph, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

        (y) with respect to the circumstances described in clause (c) of the second preceding paragraph, when such default is cured; and

        (z) with respect to the circumstances described in clause (g) of the second preceding paragraph, when such proceedings are terminated;

so long as at that time no other circumstance identified in such clauses (a) through (g) then exists.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    The principal compensation to be paid to the Master Servicer in respect of its servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan, will be calculated on the basis of a 360-day year consisting of twelve 30-day months, will accrue at the related Master Servicing Fee Rate and will be computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" will be a per annum rate ranging from 0.0090% to 0.1700%. As of the Cut-off Date the weighted average Master Servicing Fee Rate is 0.0983% per annum.

    If a borrower voluntarily prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees, Additional Servicing Fees (as defined herein) and, if applicable, Additional Interest, that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Master Servicing Fees, the Additional Servicing Fees and, if applicable, Additional Interest, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees, Additional Servicing Fees and, if applicable, Additional Interest) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Master Servicing Fees, Additional Servicing Fees, and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer will be required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, an amount equal to the lesser of (i) its servicing compensation for the related Collection Period, including any Prepayment Interest Excesses received during such Collection Period, and (ii) the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein.

    The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee (together with the Master Servicing Fee and the Additional Servicing Fee, the "Servicing Fees") and, under the circumstances described herein, Principal Recovery Fees. The "Special Servicing Fee" will be calculated on the basis of a 360-day year consisting of twelve 30-day months, will accrue at a rate (the "Special Servicing Fee Rate") equal to 0.25% per annum and will be computed on the basis of the same principal amount respecting which any related interest payment on the related Specially Serviced Mortgage Loan is computed. However, earned Special Servicing Fees will be payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan will cease to accrue if such loan is liquidated or becomes a Corrected Mortgage Loan. The Special Servicer will be entitled to a "Principal Recovery Fee" with respect to each Specially Serviced Trust Fund Asset and Corrected Mortgage Loan, which Principal Recovery Fee generally will be in an amount equal to 0.25% of all amounts received in respect thereof and allocable as a recovery of principal. However, no Principal Recovery Fee will be payable in connection with, or out of Liquidation Proceeds (as defined in the Prospectus) resulting from, the purchase of any Specially Serviced Trust Fund Asset or Corrected Mortgage Loan (i) by a Mortgage Loan Seller (as described herein under "Description of the Mortgage Pool-- Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases,") (ii) by the Master Servicer, the Special Servicer, the Depositor, Lehman Brothers Inc. or the Majority Subordinate Certificateholder as described herein under "Description of the Certificates-- Termination" or (iii) in certain other limited circumstances.

    The Special Servicer, in addition to its duties with respect to the Specially Serviced Mortgage Loans, will be responsible for (i) conducting (or retaining a third party to conduct) inspections of each Mortgaged Property and
(ii) collecting and making certain calculations based on annual and quarterly operating statements and rent rolls with respect to each Mortgaged Property. The Special Servicer will be entitled to a monthly fee (the "Additional Servicing Fee") for performing the duties set forth in clauses (i) and (ii) above payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan, which monthly fee will be calculated on the basis of a 360-day year consisting of twelve 30-day months, will accrue at a per annum rate of 0.005% (the "Additional Servicing Fee Rate") and will be computed on the basis of the same principal amount respecting which any related interest payment due on the related Mortgage Loan is computed. The Special Servicer will be entitled to any loan service charges, statement charges or other charges earned by it.

    As additional servicing compensation, the Master Servicer or the Special Servicer will be entitled to retain all assumption and modification fees, late charges, penalty interest and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement.

    Each of the Master Servicer and Special Servicer will, in general, be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer will be permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid. See "Description of the Certificates--Distributions" herein and "Description of the Pooling Agreements-- Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

    As and to the extent described herein under "Description of the Certificates--P&I Advances," the Master Servicer, the Special Servicer and the Trustee will be each entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, from general collections on the Mortgage Loans then on deposit in the Certificate Account.

MODIFICATIONS, WAIVERS AND AMENDMENTS

    The Pooling and Servicing Agreement will permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described under "--General" above, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

    Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, unless such Mortgage Loan is a Balloon Loan that has failed to make the Balloon Payment at its scheduled maturity and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), in which case the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification), (iii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease, (iv) reduce the Mortgage Rate to a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer or (v) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

    The Special Servicer will be required to notify the Trustee and the Master Servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related Custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "Description of the Certificates--Reports to Certificateholders; Available Information" herein.

    For any Mortgage Loan other than a Specially Serviced Mortgaged Loan and subject to the rights of the Special Servicer, the Master Servicer shall be responsible for any request by a borrower for the consent to modify, waive or amend any term with respect to (i) approving certain leasing activity and (ii) approving certain substitute property managers.

THE CONTROLLING CLASS REPRESENTATIVE

    The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

        (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

        (ii) any modification of a monetary term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

       (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "Description of the Certificates-- Termination" herein);

        (iv) any determination to bring an REO Property into compliance with applicable environmental laws;

        (v) any acceptance of substitute or additional collateral for a Mortgage Loan;

        (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

       (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

    In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Special Servicer's obligation to act in accordance with the servicing standards described under "--General" above, or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders.

LIMITATION ON LIABILITY OF CONTROLLING CLASS REPRESENTATIVE

    The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative, each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

REO PROPERTIES; SALE OF MORTGAGE LOANS

    If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property by the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

    In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that (i) maintains its status as "foreclosure property under the REMIC Provisions and (ii) would, to the extent commercially feasible with the forgoing clause (i), maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property" such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) or (ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Material Federal Income Tax Consequences" herein and "Material Federal Income Tax Consequences--REMICs" in the Prospectus.

    In certain circumstances the Special Servicer may offer to sell any defaulted Mortgage Loan if the Special Servicer determines, consistent with the Servicing Standard, that such sale would be in the best economic interest of the Trust Fund. In connection with such a sale, the Special Servicer is not obligated to accept the highest bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of the highest bid would be in the best interest of the Certificateholders.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

    The Special Servicer will be required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. In addition, the Master Servicer will be required to inspect or cause to be inspected each Mortgaged Property at least once per calendar year if, in a given calendar year, it has not already done so. The Special Servicer will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

    The Special Servicer is also required to use reasonable efforts to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Each of the Mortgages requires the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

    Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer. See "Description of the Certificates--Reports to Certificateholders; Available Information" herein.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of May 1, 1998, among the Depositor, the Master Servicer, the Special Servicer, and the Trustee (the "Pooling and Servicing Agreement"). The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the Cut-off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account (see "Description of the Pooling Agreements--Certificate Account" in the Prospectus); and (iv) certain rights of the Depositor under the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

    The Certificates will consist of the following classes (each, a "Class") to be designated as: (i) the Class A-1 Certificates and the Class A-2 Certificates (together, the "Class A Certificates"); (ii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, Class L Certificates, the Class M Certificates and Class N Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class IO Certificates (collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) one or more classes of residual certificates (collectively, the "REMIC Residual Certificates").

    Only the Class A-1, Class A-2, Class IO, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act, and are not offered hereby. Accordingly, information herein regarding the terms of the Private Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

    The Offered Certificates will be issued in book-entry format through the facilities of The Depository Trust Company ("DTC"). Each Class of Offered Certificates will be issued in denominations of not less than $10,000 actual principal amount (or $100,000 notional amount with respect to the Class IO Certificates), and in integral multiples of $1 in excess thereof.

    Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered, certificated form of such Certificate (a "Definitive Offered Certificate"), except under the limited circumstances described in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Offered Certificates are issued in respect of a Class of Offered Certificates, beneficial ownership interests in such Class will be recorded and transferred on the book-entry records of DTC and its participating organizations (the "Participants"), and all references to actions by holders of a Class of Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through the Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to the holders of a Class of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through the Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" and "Risk Factors--Book-Entry Registration" in the Prospectus.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

    Upon initial issuance, and in each case subject to a permitted variance of plus or minus 5%, the respective Classes of Sequential Pay Certificates will have the Certificate Balances representing the approximate percentage of the Initial Pool Balance as set forth in the following table:

                                                                         INITIAL              PERCENT OF
CLASS OF CERTIFICATES                                              CERTIFICATE BALANCE   INITIAL POOL BALANCE
----------------------------------------------------------------  ---------------------  ---------------------
Class A-1 Certificates..........................................
Class A-2 Certificates..........................................
Class B Certificates............................................
Class C Certificates............................................
Class D Certificates............................................
Class E Certificates............................................
Private Certificates (other than the REMIC Residual
  Certificates).................................................

    The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

    The Class IO Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the notional amount of each of the Class IO Components, as described herein. The Class IO Certificates will have separate components (each a "Class IO Component"), each corresponding to a different Class of Sequential Pay Certificates. Each such Class IO Component will have the same letter and/or numerical designation as a Class of Sequential Pay Certificates. The notional amount of each such Class IO Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates outstanding from time to time. On the Closing Date, the aggregate of the notional amounts of all the Class IO Components will equal approximately $3,475,264,083, which amount will equal the Initial Pool Balance. References herein to the "notional amount" of the Class IO Certificates shall mean the aggregate of the notional amounts of the Class IO Components.

    The REMIC Residual Certificates will not have Certificate Balances or notional amounts, but will represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the REMIC Regular Certificates.

PASS-THROUGH RATES

    The Pass-Through Rate applicable to each Class of Offered Certificates (other than the Class IO Certificates) for each Distribution Date is fixed at the respective rate per annum set forth with respect to such Class in the table at the beginning of the Summary. The Pass-Through Rate applicable to each Class of the Private Certificates (other than the REMIC Residual Certificates) for each Distribution Date is the lesser of (a) the respective rate per annum set forth in respect of such Class in the table at the beginning of the Summary and
(b) the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rate applicable to each Class IO Component for any Distribution Date will be equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus the Pass-Through Rate then applicable to the corresponding Class of Sequential Pay Certificates. The REMIC Residual Certificates will not bear interest.

    The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date. The "Net Mortgage Rate" for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the Cut-off Date, minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. In addition, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, for purposes of calculating the Weighted Average Net Mortgage Rate, the Mortgage Rate of such Mortgage Loan for any Collection Period will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than Additional Interest and default interest) actually accrued in respect of such loan during such period; provided, however, that with respect to each Interest Reserve Loan (as defined herein), (i) the Mortgage Rate for the Collection Period preceding the Due Dates in (a) January and February in each year that is not a leap year or (b) February only in each year that is a leap year will be determined net of the Interest Reserve Amounts and (ii) the Mortgage Rate for the Collection Period preceding the Due Date in March in each year will be determined after taking into account the addition of the applicable Interest Reserve Amounts. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the Cut-off Date Balance thereof, reduced on each Distribution Date (to not less than zero) by
(i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that are due or received, as the case may be, during the related Collection Period and are distributed on the Certificates on such Distribution Date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

    The "Collection Period" for each Distribution Date will be the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on and includes the Determination Date in the same month as such Distribution Date. The "Determination Date" will be the 10th day of each month (or, if not a business day, the next preceding business day).

DISTRIBUTIONS

    GENERAL. Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, then on the next succeeding business day with the same force and effect and no additional interest shall accrue, commencing June 18, 1998 (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class.

    THE AVAILABLE DISTRIBUTION AMOUNT. The aggregate amount available for distributions of interest and principal to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

        (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the related Determination Date and not previously distributed with respect to the Certificates, exclusive of any portion thereof that represents one or more of the following:

           (i) any Monthly Payments collected but due on a Due Date after the related Collection Period;

           (ii) any Prepayment Premiums and Yield Maintenance Charges;

           (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees;

           (iv) any Additional Interest on the ARD Loans; and

           (v) with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited in the Interest Reserve Account and held for future distribution;

        (b) all P&I Advances made by the Master Servicer with respect to such Distribution Date;

        (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period; and

        (d) for each Distribution Date occurring in March, the aggregate of the Interest Reserve Amounts in respect of each Interest Reserve Loan.

    See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein, "--P&I Advances" below and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

    Any Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" herein.

    INTEREST RESERVE ACCOUNT. The Trustee will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date ocurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be deposited, in respect of each Mortgage Loan bearing interest computed on an actual/360 basis and having a
Mortgage Rate (less the Administrative Cost Rate) less than    % per annum (the
"Interest Reserve Loans"), an amount equal to one day's interest at the related Mortgage

Rate (less the Administrative Cost Rate) on its Stated Principal Balance, as of the Due Date in the month preceding the month in which such Distribution Date occurs, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account equal to the Interest Reserve Amounts from the preceding January (if applicable) and February, if any, and deposited into the Certificate Account.

    APPLICATION OF THE AVAILABLE DISTRIBUTION AMOUNT. On each Distribution Date, the Trustee will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, in the following order of priority:

        (1) to distributions of interest to the holders of the Class A-1, Class A-2 and Class IO Certificates (in each case, so long as any such Class remains outstanding), PRO RATA, in accordance with the respective amounts of Distributable Certificate Interest (as defined herein) in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the Principal Distribution Amount (as defined herein) for such Distribution Date;

        (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates;

        (4) to distributions to the holders of the Class A-1 and Class A-2 Certificates, PRO RATA, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

        (5) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (6) after the Class A-1 and Class A-2 Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 and/or Class A-2 Certificates on such Distribution Date;

        (7) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

        (8) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (9) after the Class A-1, Class A-2 and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such

    Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2 and/or Class B Certificates on such Distribution Date;

        (10) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

        (11) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (12) after the Class A-1, Class A-2, Class B and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B and/or Class C Certificates on such Distribution Date;

        (13) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

        (14) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (15) after the Class A-1, Class A-2, Class B, Class C and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C and/or Class D Certificates;

        (16) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

        (17) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (18) after the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D and/or Class E Certificates;

        (19) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

        (20) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (21) after the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the

    Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and/or Class F Certificates;

        (22) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

        (23) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (24) after the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates;

        (25) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

        (26) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (27) after the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and/or Class H Certificates;

        (28) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

        (29) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (30) after the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and/or Class J Certificates;

        (31) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received;

        (32) to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (33) after the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and/or Class K Certificates;

        (34) to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received;

        (35) to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (36) after the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and/or Class L Certificates;

        (37) to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received;

        (38) to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

        (39) after the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and/or Class M Certificates;

        (40) to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received; and

        (41) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (40) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero prior to retirement of the Class A Certificates as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "Description of the Certificates--Termination" herein), the payments of principal to be made as contemplated by clauses (2) and (3) above with respect to the Class A Certificates, will be so made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates, and without regard to the Principal Distribution Amount for such date.

    DISTRIBUTABLE CERTIFICATE INTEREST. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will equal the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to net less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

    The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class IO Certificates for any Distribution Date will equal the aggregate of one month's interest at the applicable Pass-Through Rate on the notional amount of each Class IO Component outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

    The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates for such Distribution Date.

    PRINCIPAL DISTRIBUTION AMOUNT. The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following (without duplication):

        (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) due, and the principal portions of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

        (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period;

        (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

        (d) the aggregate of all Liquidation Proceeds, Insurance Proceeds (each as defined in the Prospectus), condemnation awards and proceeds of Mortgage Loan repurchases and, to the extent not otherwise included in clause (a),
    (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

        (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

    The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Monthly Payment that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, or the application of any Excess Cash Flow with respect to an ARD Loan and assuming that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

    Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

    TREATMENT OF REO PROPERTIES. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").

    ALLOCATION OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. In the event a borrower is required to pay any Yield Maintenance Charge or any Prepayment Premium, the amount of such payments actually collected will be distributed in respect of the Offered Certificates as set forth below. "Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment. Any other fees paid or payable, as the context requires, as

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a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums."

    On each Distribution Date, any Prepayment Premium or Yield Maintenance Charge collected on a Mortgage Loan during the related Collection Period will be distributed as follows: The holders of each Class of Sequential Pay Certificates (other than an Excluded Class thereof) then entitled to distributions of principal on such Distribution Date will be entitled to an amount equal to (a) the amount of such Prepayment Premium or Yield Maintenance Charge, multiplied by
(b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Sequential Pay Certificates, over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan, over the relevant Discount Rate, and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Sequential Pay Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one Class of Sequential Pay Certificates (other than an Excluded Class thereof) entitled to distributions of principal on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes up to, and on a PRO RATA basis in accordance with their respective entitlements thereto in accordance with, the foregoing sentence. The portion, if any, of the Prepayment Premium or Yield Maintenance Charge remaining after any such payments to the holders of the Sequential Pay Certificates will be distributed to the holders of the Class IO Certificates. For purposes of the foregoing, an "Excluded Class" of Sequential Pay Certificates is any Class thereof other than the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates.

    The "Discount Rate" applicable to any Class of Offered Certificates will be equal to the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan. In the event that there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earliest maturity date will be utilized.

    For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see Annex B hereto. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans-Prepayment Provisions" herein.

    DISTRIBUTIONS OF ADDITIONAL INTEREST. On each Distribution Date, any Additional Interest collected on an ARD Loan during the related Collection Period (net of any portion of such Additional Interest payable as a Principal Recovery Fee) will be distributed among all the outstanding Classes of Sequential Pay Certificates on a PRO RATA basis in accordance with the respective initial Certificate Balances of such Classes of Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

    The rights of holders of the Class B, Class C, Class D and Class E Certificates and each Class of the Private Certificates (collectively, the "Subordinate Certificates") to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Class A and Class IO Certificates (collectively, the "Senior Certificates") and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of

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Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, the Class C, the Class D and the Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded to the holders of the Class E Certificates by means of the subordination of the Private Certificates, to the holders of the Class D Certificates by means of the subordination of the Class E and the Private Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D, the Class E and the Private Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, the Class D, the Class E and the Private Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-2 Certificates will receive principal payments only after the Certificate Balances of the Class A-1 Certificates have been reduced to zero. However, the Class A-1, Class A-2 and Class IO Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans PRO RATA. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

    On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses that have been incurred since the Cut-off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is zero; tenth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and, last, to the Class A-1 Certificates and the Class A-2 Certificates, PRO RATA, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

    Any Realized Losses or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount for the Class IO Component of the Class IO Certificates that is related to such Class of Sequential Pay Certificates.

    "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related Additional Interest) and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

    "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees or Principal Recovery Fees paid to the Special Servicer,
(ii) any interest paid to the Master Servicer, Special Servicer and/or the Trustee in respect of unreimbursed Advances, and (iii) any of certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the Prospectus having the same rights to indemnity and reimbursement as described thereunder with respect to the Trustee), certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), and certain federal, state and local taxes, and certain tax related expenses, payable from the assets of the Trust Fund and described under "Material Federal Income Tax Consequences--Prohibited Transactions Tax and Other Taxes" in the Prospectus and "Servicing of the Mortgage Loans--REO Properties" herein. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I ADVANCES

    On or about each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees and, if any, Principal Recovery Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected as of the close of business on the related Determination Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Monthly Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by a Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Monthly Payment (net of related Servicing Fees and, if any, Principal Recovery Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the product of (i) the amount of the P&I Advance that would otherwise be required without regard to this sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, in such case, subject to the recoverability standard described below.

    The Master Servicer (or the Trustee) will be entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Servicing Fees with respect to collections of interest and net of related Principal Recovery Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, Insurance Proceeds or Liquidation Proceeds, or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it determines in accordance with the servicing standards described herein, would, if made, not be recoverable from Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee) will be entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

    In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer, the Special Servicer or the Trustee of any reimbursable servicing expense incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest compounded annually at a per annum rate (the "Reimbursement Rate") equal to the "prime rate" published in the "Money Rates" section of THE WALL STREET JOURNAL, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Private Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described herein.

APPRAISAL REDUCTIONS

    Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is sixty (60) days delinquent in respect of any Monthly Payments, (2) any REO Property is acquired on behalf of the Trust Fund,
(3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Monthly Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan is subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser, unless such an appraisal had previously been obtained within the prior three months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Special Servicer, subject to the Special Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made upon the later of 30 days after the Required Appraisal Date if no new appraisal is required or upon receipt of a new appraisal. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum (without duplication), as of the Determination Date immediately succeeding the date on which the appraisal is obtained, of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate,
(iii) all accrued but unpaid Servicing Fees and any Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements (net of any amount escrowed therefor) and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over
(b) an amount equal to 90% of the appraised value (net of any prior liens) of the related Mortgaged Property as determined by such appraisal.

    Notwithstanding the foregoing, if any Required Appraisal Loan as to which an Appraisal Reduction Amount has been established in accordance with the preceding paragraph becomes a Corrected Mortgage Loan, then the Appraisal Reduction Amount shall be deemed to be zero, subject to such Mortgage Loan again becoming subject to the appraisal requirement described above; provided that, in the case of any Required Appraisal Loan that has been modified as described in the immediately preceding paragraph, the Appraisal Reduction Amount will be deemed to exist for so long as the terms of the modification are in effect.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

    TRUSTEE REPORTS. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will be required to provide or make available either electronically or by first class mail on each Distribution Date to each Certificateholder, each initial Certificate Owner and (upon written request made to the Trustee) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Trustee), the Depositor, the Master Servicer, the Special Servicer, the Underwriters and each Rating Agency:

        1. A statement (a "Distribution Date Statement"), substantially in the form of Annex C hereto, setting forth, among other things, for each Distribution Date: (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof; (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest;
    (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges; (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses; (v) the Available Distribution Amount for such Distribution Date; (vi) (A) the aggregate amount of P&I Advances made in respect of such Distribution Date and (B) the aggregate amount of servicing advances and Nonrecoverable P&I Advances as of the close of business on the related Determination Date; (vii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date; (viii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date; (x) the number, and aggregate Stated Principal Balance (immediately after such Distribution
    Date) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, and (D) as to which foreclosure proceedings have been commenced; (xi) as to each Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date and (C) a brief description of the status of any foreclosure proceedings or any workout or loan modification negotiations with the related borrower; (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such liquidation event; (xiii) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination; (xiv) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date; (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;
    (xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates;
    (xvii) the Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal); (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period; (xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated on such Distribution Date; (xx) the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class IO Certificates) and the notional amount of each Class IO Component immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xxi) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date; (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer or the Trustee during the related Collection Period; (xxiii) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee during the related Collection Period; (xxiv) (A) the aggregate amount of servicing compensation paid to the Master Servicer and the Special Servicer during the related Collection Period; (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date; (xxvi) the original and then current credit support levels for each Class of REMIC Regular Certificates; (xxvii) the original and then current ratings for each Class of REMIC Regular Certificates; and (xxviii) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected.

        2. A "CSSA Loan File" and a "CSSA Property File" (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

    The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee) to the Trustee prior to each Distribution Date, and the Trustee will be required to provide or make available either electronically or by first class mail to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following nine reports providing the required information as of the Determination Date immediately preceding the preparation of each such report:

        (a) A "Delinquent Loan Status Report" containing substantially the content set forth in Annex D attached hereto, prepared by the Master Servicer setting forth, among other things, those Mortgage Loans that were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

        (b) An "Historical Loan Modification Report" containing substantially the content set forth in Annex E attached hereto, prepared by the Special Servicer setting forth, among other things, those Mortgage Loans that have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

        (c) An "Historical Loss Estimate Report" containing substantially the content set forth in Annex F attached hereto, prepared by the Special Servicer setting forth, among other things, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a loan-by-loan basis.

        (d) An "REO Status Report" containing substantially the content set forth in Annex G attached hereto, prepared by the Special Servicer setting forth, among other things, with respect to each REO Property then currently included in the Trust Fund, (i) the acquisition date of such REO Property,
    (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

        (e) A "Watch List Report" containing substantially the content set forth in Annex H attached hereto, prepared by the Special Servicer and the Master Servicer identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a debt service coverage ratio of less than 1.05x,
    (ii) that has a stated maturity date occurring in the next sixty days, (iii) that is delinquent in respect of its real estate taxes, (iv) for which any outstanding Advances exist, (v) that has been a Specially Serviced Mortgage Loan in the past 90 days, (vi) for which the debt service coverage ratio has decreased by more than 10% in the prior 12 months, (vii) for which any lease relating to more than 25% of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months,
    (viii) that is late in making its Monthly Payment three or more times in the preceding 12 months, (ix) with material deferred maintenance at the related Mortgaged Property or (x) that is 30 or more days delinquent.

        (f) A "Loan Payoff Notification Report" setting forth among other things for each Mortgage Loan where notice of anticipated payoff has been received, the Control No., the Property Name, the amount of principal expected to be paid, the expected date of payment and the estimated amount of Yield Maintenance or Prepayment Premium due.

        (g) An "Operating Statement Analysis" containing substantially the content set forth in Annex I together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information). The Special Servicer is required consistent with the servicing standards described herein to endeavor to obtain such operating statements and rent rolls.

        (h) With respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" containing substantially the content set forth in Annex J for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Special Servicer in the other reports referenced above.

        (i) A "Comparative Financial Status Report" containing substantially the content set forth in Annex K setting forth, among other things, the occupancy, revenue, net operating income and DSCR for each Mortgages Loan or related Mortgaged Property, as applicable, as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (to the extent such information is in the Special Servicer's possession): (i) the most current available year-to-date, (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date).

    The reports identified in clauses (a), (b), (c), (d) and (f) above are referred to herein as the "Unrestricted Servicer Reports" and the reports identified in clauses (e), (g), (h) and (i) above are referred to herein as the "Restricted Servicer Reports".

    In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates held by persons other than Certificateholders and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

    The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

    INFORMATION AVAILABLE ELECTRONICALLY. The Trustee will make available each month, to any interested party, the Distribution Date Statement via the Trustee's internet website, electronic bulletin board and its fax-on-demand service. In addition, the Trustee will make available each month the Unrestricted Servicer Reports on the Trustee's Internet Website. The Trustee's internet website will initially be located at "www.securitieslink.net/cmbs". The Trustee's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with the above mentioned services, investors may call (301) 815-6600. In addition, the Trustee will also make Mortgage Loan information as presented in the CSSA loan setup file and CSSA loan periodic update file format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, or any other interested party via the Trustee's internet website. In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), the Pooling and Servicing Agreement, the Prospectus and the Prospectus Supplement via the Trustee's internet website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

    The Trustee will make available each month, the Restricted Servicer Reports and the CSSA Property File, to any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, the Rating Agencies, the Underwriters and to any of the parties to the Pooling and Servicing Agreement (collectively, "Privileged Persons") via the Trustee's internet website with the use of a password provided by the Trustee to such person upon receipt by the Trustee from such person of a certification in the form attached to the Pooling and Servicing Agreement; provided, however, that the Rating Agencies, the Underwriters and the parties to the Pooling and Servicing Agreement will not be required to provide such certification.

    The Master Servicer may make available each month via the Master Servicer's Internet Website, initially located at "www.firstunion.com/strprod/cms", (i) to any interested party, the Unrestricted Servicer Reports, the Distribution Date Statement, the CSSA Loan File, CSSA Property File and the Prospectus Supplement, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person upon receipt by the Master Servicer from such person of a certification in the form attached to the Pooling and Servicing Agreement, the Restricted Servicer Reports and the CSSA Property File; provided, however, that the Rating Agencies, the Underwriters and the parties to the Pooling and Servicing Agreement will not be required to provide such certification. For assistance with the Master Servicer's Internet Website, investors may call (800) 326-1334.

    In connection with providing access to the Trustee's internet website or electronic bulletin board or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling Agreement.

    OTHER INFORMATION. The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered to the Master Servicer since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered with respect to the Master Servicer since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Special Servicer and delivered to the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Special Servicer and delivered to the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer to support the Master Servicer's or a Special Servicer's determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

    BOOK-ENTRY CERTIFICATES. Until such time as Definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information and access will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its

Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulators requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

    Upon written request of any Certificateholder of record made for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement, the Certificate Registrar will furnish such Certificateholder with a list of the other Certificateholders then of record.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

    The "Assumed Final Distribution Date" with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates (or, in the case of the Class IO Certificates, the aggregate of the notional amounts of the respective Class IO Components) would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table Assumptions" set forth under "Yield and Maturity Considerations--Weighted Average Life" herein, which Distribution Date shall in each case be as follows:

CLASS DESIGNATION       ASSUMED FINAL DISTRIBUTION DATE
----------------------  ----------------------------------------------------
Class A-1
Class A-2
Class IO
Class B
Class C
Class D
Class E
Class F
Class G
Class H
Class J
Class K
Class L
Class M
Class N

    The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

    In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined herein) (except that it is assumed that the ARD Loans pay their respective outstanding principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. See "Yield and Maturity Considerations" and "Description of the Mortgage Pool" herein and "Yield and Prepayment Considerations" in the Prospectus.

    The "Rated Final Distribution Date" with respect to each Class of Offered Certificates is the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "Ratings" herein.

VOTING RIGHTS

    At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances (as adjusted by treating any Appraisal Reduction Amount as Realized Losses solely for the purposes of adjusting Voting Rights) of those Classes. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 and Class A-2 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See "Description of the Certificates--Voting Rights" in the Prospectus.

TERMINATION

    The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties remaining in the Trust Fund, if any, by the Master Servicer, the Special Servicer, the Depositor, Lehman Brothers Inc. or any single Certificateholder that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the latest alphabetical class designation then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate Certificateholder") and distribution thereof to the Certificateholders. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

    Any such purchase by the Master Servicer, the Special Servicer, the Depositor, Lehman Brothers Inc. or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (iii) if the purchaser is the Master

Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer, Lehman Brothers Inc., the Majority Subordinate Certificateholder or the Depositor to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1% of the Initial Pool Balance.

    The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable (as if such purchase price constituted liquidation proceeds) to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described herein under "--Distributions--Application of the Available Distribution Amount", except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding, and except that any distributions of principal on the respective Classes of Class A Certificates (if more than one is then outstanding) described thereunder will be made on a pro rata basis in accordance with their respective Certificate Balances.

THE TRUSTEE

    Norwest Bank Minnesota, National Association ("Norwest Bank") will act as Trustee pursuant to the Pooling and Servicing Agreement. Norwest Bank, a direct, wholly owned subsidiary of Norwest Corporation, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest Bank's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Norwest Bank's offices in Minneapolis. Norwest Bank otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. In addition, Norwest Bank maintains a trust office in New York located at 3 New York Plaza, New York, New York 10004. Certificateholders and other interested parties should direct their inquiries to the New York office. The telephone number is (212) 509-7900. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Certificate Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date will equal one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the trustee fee rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The trustee fee rate will be a per annum rate set forth in the Pooling and Servicing Agreement.

    The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Material Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" in the Prospectus.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

    GENERAL. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate (deemed, in the case of a Class IO Certificate, to equal the weighted average of the Pass-Through Rates for the respective Class IO Components from time to time), (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance or notional amount of the related Class or Class IO Component, as the case may be, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or notional amount of the related Class or Class IO Component, as the case may be, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the related Class.

    RATE AND TIMING OF PRINCIPAL PAYMENT. The yield to holders of the Class IO Certificates will be extremely sensitive to, and the yield to holders of any other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates and, correspondingly, the notional amount of any Class IO Component. As described herein, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and thereafter will generally be distributable entirely in respect of the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Any reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related Class IO Component. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates or the notional amount of a Class IO Component, as the case may be, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. The failure on the part of any borrower to pay its ARD Loan on its Anticipated Repayment Date may also result in significant delays in payments of principal on such ARD Loan (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates). See "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein and "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the Prospectus.

    The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance or notional amount of a Class IO Component, as the case may be, of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class IO Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the principal balance (or notional amount of a Class IO Component, as applicable) of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. INVESTORS IN THE CLASS IO CERTIFICATES SHOULD FULLY CONSIDER THE RISK THAT A RAPID RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO RECOUP THEIR INITIAL INVESTMENTS. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

    LOSSES AND SHORTFALLS. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates, to the extent of amounts otherwise distributable in respect of their Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described herein, to the respective Classes of Sequential Pay Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related Class IO Component. As more fully described herein under "Description of the Certificates--Distributions--Distributable Certificate Interest," Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates on a pro rata basis.

    PASS-THROUGH RATES. The Pass-Through Rate applicable to each Class IO Component will be variable and will be equal to the Weighted Average Net Mortgage Rate from time to time minus the Pass-Through Rate on the Class of Sequential Pay Certificates relating to such Class IO Component. Accordingly, the Pass-Through Rate on the Class IO Components and, correspondingly, the yield on the Class IO Certificates, will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations and to changes in the relative sizes of the Certificate Balances of the respective Classes of Sequential Pay Certificates.

    CERTAIN RELEVANT FACTORS. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Lockout Periods, provisions requiring the payment of Prepayment Premiums and Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors--The Mortgage Loans" and "Description of the Mortgage Pool" herein and "Yield and Maturity Considerations--Principal Prepayments" in the Prospectus.

    The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. As of the Cut-off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period and/or any period when the holder of a Mortgage may require a borrower to pledge Defeasance Collateral in lieu of prepaying the related Mortgage Loan (a "Required Defeasance

Period"), subject, in most cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

    Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

    The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

    DELAY IN PAYMENT OF DISTRIBUTIONS. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 17 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

    UNPAID DISTRIBUTABLE CERTIFICATE INTEREST. As described under "Description of the Certificates-- Distributions--Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

    YIELD SENSITIVITY OF THE CLASS IO CERTIFICATES. The yield to maturity on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans. ACCORDINGLY, INVESTORS IN THE CLASS IO CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PREPAYMENT OF THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOUP THEIR INITIAL INVESTMENTS.The allocation of a portion of collected Prepayment Premiums and Yield Maintenance Charges to the Class IO Certificates is intended to reduce those risks; however, such allocation may be insufficient to offset fully the adverse effects on the yields on such Class of Certificates that the related prepayments may otherwise have.

PRICE/YIELD TABLES

    The tables beginning on page B- of Annex B hereto (the "Yield Tables") show the pre-tax corporate bond equivalent ("CBE") yield to maturity, modified duration (except in the case of the Class IO Certificates), weighted average life, first Distribution Date on which principal is to be paid ("First Principal Payment Date") and final Distribution Date on which principal is to be paid ("Last Principal Payment Date") with respect to each Class of Offered Certificates, prepared using the Table Assumptions (as described below) and, where applicable, the specified assumed purchase prices (which prices do not include accrued interest). Assumed purchase prices are expressed in 32nds (i.e.
100.04 means 100 4/32%) as a percentage of the initial Certificate Balance (or, in the case of the Class IO Certificates, of the aggregate of the initial notional amounts of the respective Class IO Components) of each Class of Offered Certificates. For purposes of the Yield Tables relating to the Class IO Certificates, the information therein relating to weighted average life, First Principal Payment Date and Last Principal Payment Date is being calculated in respect of the aggregate notional amount of the respective Class IO Components of the Class IO Certificates.

    The yields set forth in the Yield Tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the Cut-off Date to but excluding May 28, 1998, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. For purposes of the Yield Tables (except in the case of the Class IO Certificates), "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies; accordingly, no representation is made by the Depositor or any other person that the "modified duration" approach used herein is appropriate. Duration, like yield, will be affected by the prepayment rate of the Mortgage Loans and extensions in respect of Balloon Payments that actually occur during the life of the Class A, Class B, Class C, Class D and Class E Certificates and by the actual performance of the Mortgage Loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the Yield Tables.

    Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of one or more mortgage loans. As used in the Yield Tables, the columns headed "0% CPR" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the related Anticipated Repayment Date. The columns headed "10% CPR", "20% CPR", "30% CPR" and "50% CPR," respectively, assume that prepayments are made each month at those levels of CPR on each Mortgage Loan that is eligible for prepayment under the Table Assumptions (each such scenario, a "Scenario").

    The Yield Tables were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) except as set forth in clause (xi) below, no Mortgage Loan prepays during any applicable Lockout Period or Required Defeasance Period or during any period when a Prepayment Premium or a Yield Maintenance Charge could be required in connection with a voluntary prepayment of principal; otherwise, in the case of each of the Yield Tables, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received, (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described herein, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described herein (i.e., a 30/360 basis or an actual/360 basis),
(vii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (viii) there are no breaches of any Seller's representations and warranties regarding its Mortgage Loans, (ix) no Prepayment Premiums or Yield Maintenance Charges are collected, (x) no party entitled thereto exercises its right of optional termination of the Trust Fund described herein, (xi) the Mortgage Loans which have Anticipated Repayment Dates are repaid in full on their respective Anticipated Repayment Dates, and such Anticipated Repayment Date for any such Mortgage Loan is deemed to be its maturity date, (xii) distributions on the Certificates are made on the 18th day (each assumed to be a business day) of each month, commencing in June 1998, and
(xiii) the Closing Date for the sale of the Offered Certificates is May 28, 1998.

    The characteristics of the Mortgage Loans differ in certain respects from those assumed in preparing the Yield Tables, and the Yield Tables are presented for illustrative purposes only. In particular, none of the Mortgage Loans permit voluntary partial prepayments. Thus neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with the designated Scenario for the Yield Tables. In addition, there can be no assurance that the Mortgage Loans will prepay at any particular rate, that the Mortgage Loans will not prepay (involuntarily or otherwise) during Lockout Periods and/or Required Defeasance Periods, that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the Yield Tables, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

WEIGHTED AVERAGE LIFE

    The weighted average life of any Class A-1, Class A-2, Class B, Class C, Class D or Class E Certificate refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. As described herein, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter generally be distributable entirely in respect of the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

    The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of the Table Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class B, Class C, Class D and/ or Class E Certificates may mature earlier or later than indicated by the tables. In particular, partial prepayments on the Mortgage Loans in fact are not permitted. Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

    The tables set forth below were prepared on the basis of the Table Assumptions and indicate the resulting weighted average lives of each Class of Offered Certificates (other than the Class IO Certificates) and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate (other than the Class IO Certificates) is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and
(iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                                                        0% CPR DURING LOCKOUT, YM OR
                                                                        PP-OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR          10% CPR          20% CPR          30% CPR          50% CPR
--------------------------------------------  -------------  ---------------  ---------------  ---------------  ---------------
Closing Date................................
May 1999....................................
May 2000....................................
May 2001....................................
May 2002....................................
May 2003....................................
May 2004 and thereafter.....................

Weighted Average Life (in years)............

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                                                        0% CPR DURING LOCKOUT, YM OR
                                                                        PP-OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR          10% CPR          20% CPR          30% CPR          50% CPR
--------------------------------------------  -------------  ---------------  ---------------  ---------------  ---------------
Closing Date................................
May 1999....................................
May 2000....................................
May 2001....................................
May 2002....................................
May 2003....................................
May 2004....................................
May 2005....................................
May 2006....................................
May 2007 and thereafter.....................

Weighted Average Life (in years)............

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                                        0% CPR DURING LOCKOUT, YM OR
                                                                        PP-OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR          10% CPR          20% CPR          30% CPR          50% CPR
--------------------------------------------  -------------  ---------------  ---------------  ---------------  ---------------
Closing Date................................
May 1999....................................
May 2000....................................
May 2001....................................
May 2002....................................
May 2003....................................
May 2004....................................
May 2005....................................
May 2006....................................
May 2007....................................
May 2008....................................
May 2009....................................
May 2010....................................
May 2011....................................
May 2012 and thereafter.....................

Weighted average life (in years)............

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                                                0% CPR DURING LOCKOUT, YM OR
                                                                                PP-OTHERWISE AT INDICATED CPR
                                                                    -----------------------------------------------------
DISTRIBUTION DATE                                                       0% CPR            10% CPR            20% CPR
------------------------------------------------------------------  ---------------  -----------------  -----------------
Closing Date......................................................
May 1999..........................................................
May 2000..........................................................
May 2001..........................................................
May 2002..........................................................
May 2003..........................................................
May 2004..........................................................
May 2005..........................................................
May 2006..........................................................
May 2007..........................................................
May 2008..........................................................
May 2009..........................................................
May 2010..........................................................
May 2011..........................................................
May 2012 and thereafter...........................................

Weighted average life (in years)..................................

DISTRIBUTION DATE                                                        30% CPR            50% CPR
------------------------------------------------------------------  -----------------  -----------------
Closing Date......................................................
May 1999..........................................................
May 2000..........................................................
May 2001..........................................................
May 2002..........................................................
May 2003..........................................................
May 2004..........................................................
May 2005..........................................................
May 2006..........................................................
May 2007..........................................................
May 2008..........................................................
May 2009..........................................................
May 2010..........................................................
May 2011..........................................................
May 2012 and thereafter...........................................
Weighted average life (in years)..................................

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                                          0% CPR DURING LOCKOUT, YM OR
                                                                          PP-OTHERWISE AT INDICATED CPR
                                                ---------------------------------------------------------------------------------
DISTRIBUTION DATE                                  0% CPR          10% CPR          20% CPR          30% CPR          50% CPR
----------------------------------------------  -------------  ---------------  ---------------  ---------------  ---------------
Closing Date..................................
May 1999......................................
May 2000......................................
May 2001......................................
May 2002......................................
May 2003......................................
May 2004......................................
May 2005......................................
May 2006......................................
May 2007......................................
May 2008......................................
May 2009......................................
May 2010......................................
May 2011......................................
May 2012 and thereafter.......................

Weighted average life (in years)..............

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                                          0% CPR DURING LOCKOUT, YM OR
                                                                          PP-OTHERWISE AT INDICATED CPR
                                                ---------------------------------------------------------------------------------
DISTRIBUTION DATE                                  0% CPR          10% CPR          20% CPR          30% CPR          50% CPR
----------------------------------------------  -------------  ---------------  ---------------  ---------------  ---------------
Closing Date..................................
May 1999......................................
May 2000......................................
May 2001......................................
May 2002......................................
May 2003......................................
May 2004......................................
May 2005......................................
May 2006......................................
May 2007......................................
May 2008......................................
May 2009......................................
May 2010......................................
May 2011......................................
May 2012 and thereafter.......................

Weighted average life (in years)..............

                                USE OF PROCEEDS

    Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    Upon the issuance of the Offered Certificates, Willkie Farr & Gallagher, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each portion of the Trust Fund designated in the Pooling and Servicing Agreement as a REMIC will each qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates (or, in the case of the Class IO Certificates, the Class IO Components) will be the "regular interests" in one of such REMICs and generally will be treated as debt instruments of such REMIC. See "Material Federal Income Tax Consequences-- REMICs" in the Prospectus. Such opinion will be filed with the Commission.

    The         Certificates will not, and the Class IO Certificates will, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

    If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder (in particular, the holder of a Class IO Certificate), the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a holder of a Class IO Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

    The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

    The OID Regulations provide in general that original issue discount with respect to debt instruments issued in connection with the same or related transactions are treated as a single debt instrument for purposes of computing the accrual of original issue discount with respect to such debt instruments. This aggregation rule ordinarily is only to be applied when single debt instruments are issued by a single issuer to a single holder. Although it is not entirely clear that this aggregation rule applies to REMIC Regular Certificates and other debt instruments subject to Section 1272(a) (6) of the Code, information reports or returns sent to holders of the Class IO Certificates and the IRS with respect to the Class IO Certificates will be based on such aggregate method. Prospective purchasers of the Class IO Certificates are advised to consult their own tax advisers about the use of this methodology and potential consequences of being required to report original issue discount on the Class IO Certificates.

    The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. As of the Cut-off Date, 228 Mortgage Loans, or 31.1% are secured by residential property.

    Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums and Yield Maintenance Charges will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Prepayment Premium or Yield Maintenance Charge. It appears that Prepayment Premiums and Yield Maintenance Charges, if any, will be treated as ordinary income rather than capital gain. However, that is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

    For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences--REMICs" in the Prospectus.

                              ERISA CONSIDERATIONS

    A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

    Lehman Brothers Inc. ("Lehman Brothers") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) Lehman Brothers, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers, and (c) any member of the underwriting syndicate or selling group of which Lehman Brothers or a person described in (b) is a manager or co-manager with respect to the Offered Certificates.

    The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Class A-1, Class A-2 and Class IO Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, such Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Duff & Phelps Credit Rating Co. ("DCR"), Moody's Investor's Service, Inc. ("Moody's") or Fitch IBCA, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of either Underwriter, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Certificates. Fifth, the sum of all payments made to and retained by either Underwriter must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, a Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

    Because none of the Class A-1, Class A-2 and Class IO Certificates are subordinated with respect to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A-1, Class A-2 and Class IO Certificates that they be rated not lower than "AAA" (or the equivalent) by
          ; thus, the third general condition set forth above is satisfied with respect to such Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing any such Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase.

    The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's, DCR or Fitch for at least one year prior to the Plan's acquisition of such Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificates. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

    If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of such Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of such Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

    If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of such Plan's assets in such Certificates is (a) a borrower with respect to 5.0% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by such Plan and (3) the holding of such Certificates by such Plan.

    Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Senior Certificates.

    The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates. A purchaser of any such Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts that may be considered prohibited transactions.

    Before purchasing any Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. See "ERISA CONSIDERATIONS" in the Prospectus.

    THE CHARACTERISTICS OF THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION. ACCORDINGLY, CERTIFICATES OF THOSE CLASSES MAY NOT BE ACQUIRED BY A PLAN, OTHER THAN AN INSURANCE COMPANY GENERAL ACCOUNT, WHICH MAY BE ABLE TO RELY ON SECTION III OF PTE 95-60 (DISCUSSED BELOW).

    Section III of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust Fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates (such as the Class B, Class C, Class D and Class E Certificates) which do not meet the requirements of the Exemption solely because they (i) are subordinated to other classes of Certificates in the Trust Fund and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from Standard & Poor's, Moody's, DCR or Fitch. All other conditions of the Exemption would have to be satisfied in order for PTE 95-60 to be available. Before purchasing Class B, Class C, Class D or Class E Certificates, an insurance company general account seeking to rely on Section III of PTE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

    Insurance company general accounts purchasing any Class of Certificates may also be able to rely on relief from certain fiduciary provisions of ERISA provided under Section 401(c) of ERISA. Insurance companies seeking to rely on such relief should independently determine whether, and the extent to which, such relief is available.

                                LEGAL INVESTMENT

    Any Offered Certificates rated in the category of "AAA" or "AA" (or the equivalent) by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). All other Offered Certificates (the "Non-SMMEA Certificates") will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Non-SMMEA Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage related securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" in the Prospectus.

    The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

    Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and the Underwriters, the Depositor has agreed to sell to each Underwriter, and each Underwriter has agreed to purchase one-half of the respective Certificate Balances of each Class of Offered Certificates.

    In the Underwriting Agreement, the Underwriters have severally agreed to purchase all of the Offered Certificates if any are purchased. In the event of a default by either Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting
expenses payable by the Depositor, will be approximately $         , which
includes accrued interest.

    Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with either Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Underwriters expect to sell a portion of the Offered Certificates to or through BancAmerica Robertson Stephens.

    Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

    The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, neither Underwriter has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "Risk Factors-- Limited Liquidity" herein and in the Prospectus.

    This Prospectus and Prospectus Supplements may be used by the Depositor, First Union Capital Markets, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Capital Markets or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

    The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Depositor by Willkie Farr & Gallagher, New York, New York, and certain legal matters will be passed upon for the Underwriters by Sidley & Austin, New York, New York.

                                    RATINGS

    It is a condition of their issuance that each of the Class A-1 and Class A-2
Certificates be rated not lower than           , that the Class IO Certificates
be rated not lower than           , that the Class B Certificates be rated not
lower than           , that the Class C Certificates be rated not lower than
          , that the Class D Certificates be rated not lower than          and
that the Class E Certificates be rated not lower than          .

    The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class IO Certificates, distributions of principal by the Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. A security rating does not represent any assessment of (i) the likelihood or frequency of principal prepayments or default interest on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums and Yield Maintenance Charges will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). Therefore, such security rating addresses credit risk and not the risk of prepayment. As described herein, the amounts payable with respect to the Class IO Certificates consist only of interest. If the entire Mortgage Pool were to prepay in the initial month, with the result that the holders of the Class IO Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class IO Certificates. The Class IO Certificates' notional amount upon which interest is calculated is reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of the notional amounts of the Class IO Components, but only the obligation to pay interest timely on the notional amount as reduced from time to time. Accordingly, the ratings of the Class IO Certificates should be evaluated independently from similar ratings on other types of securities.

    A downgrade, qualification or withdrawal of a rating with respect to the Enhancement Insurer, a provider of a residual value insurance policy, a Tenant or a Guarantor may adversely affect the ratings of the Offered Certificates.

    There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

    The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors--Limited Nature of Ratings" in the Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                                                        PAGE
                                                                                                  ----------------
30/360 basis....................................................................................              S-37
Accrued Certificate Interest....................................................................             S-102
actual/360 basis................................................................................              S-37
Additional Interest.............................................................................              S-38
Additional Rights...............................................................................              S-50
Additional Servicing Fee........................................................................              S-89
Additional Servicing Fee Rate...................................................................              S-89
Additional Trust Fund Expenses..................................................................       S-15, S-106
Administrative Cost Rate........................................................................              S-53
Advance.........................................................................................             S-107
Anticipated Repayment Date......................................................................              S-38
Appraisal Reduction Amount......................................................................             S-108
ARD Loans.......................................................................................              S-38
Assumed Final Distribution Date.................................................................             S-113
Assumed Scheduled Payment.......................................................................              S-21
Available Distribution Amount...................................................................        S-17, S-97
Balloon Loans...................................................................................              S-11
Balloon Payment.................................................................................              S-11
Bank of America Loans...........................................................................        S-14, S-37
Bond-Type Leases................................................................................              S-50
Casualty or Condemnation Rights.................................................................              S-50
CBE.............................................................................................             S-118
Certificate Balance.............................................................................   S-3, S-15, S-95
Certificate Owner...............................................................................         S-9, S-94
Certificateholders..............................................................................        S-14, S-96
Certificates....................................................................................    S-1, S-8, S-94
Class...........................................................................................    S-1, S-8, S-94
Class A Certificates............................................................................         S-8, S-94
Class IO Component..............................................................................        S-15, S-95
Closing Date....................................................................................         S-9, S-82
Code............................................................................................        S-10, S-36
Collection Period...............................................................................              S-96
Comparative Financial Status Report.............................................................             S-111
Compensating Interest Payment...................................................................        S-23, S-88
Compensating Class of Sequential Pay Certificates...............................................              S-86
Controlling Class Representative................................................................         S-9, S-86
Corrected Mortgage Loan.........................................................................              S-87
CPR.............................................................................................
Credit Lease....................................................................................              S-13
Credit Lease Default............................................................................              S-49
Credit Lease Loans..............................................................................              S-13
Credit Lease Table..............................................................................              S-49
CSSA Loan File..................................................................................             S-109
CSSA Property File..............................................................................             S-109
Custodian.......................................................................................              S-82
Cut-off Date....................................................................................               S-1
Cut-off Date Balance............................................................................              S-10
Cut-off Date DSC Ratio..........................................................................              S-52

                                                                                                        PAGE
                                                                                                  ----------------
Cut-off Date LTV Ratio..........................................................................              S-53
DCR.............................................................................................             S-124
Defeasance Collateral...........................................................................              S-12
Definitive Offered Certificate..................................................................         S-9, S-94
Delinquent Loan Status Report...................................................................             S-110
Depositor.......................................................................................               S-1
Determination Date..............................................................................        S-21, S-96
Discount Rate...................................................................................             S-104
Distributable Certificate Interest..............................................................       S-20, S-102
Distribution Date...............................................................................   S-3, S-17, S-96
Distribution Date Statement.....................................................................             S-108
DOL.............................................................................................              S-27
Double Net Leases...............................................................................              S-50
DSC Ratio.......................................................................................              S-51
DTC.............................................................................................         S-9, S-94
Enhancement Insurer.............................................................................              S-34
ERISA...........................................................................................       S-26, S-124
Excess Cash Flow................................................................................              S-38
Excluded Class..................................................................................             S-104
Exemption.......................................................................................             S-124
Final Recovery Determination....................................................................             S-109
First Principal Payment Date....................................................................             S-118
First Union Capital Markets.....................................................................               S-8
Fitch...........................................................................................             S-124
Form 8-K........................................................................................              S-85
FUNB............................................................................................               S-8
FUNB Loans......................................................................................        S-14, S-37
Guarantor.......................................................................................              S-33
Historical Loan Modification Report.............................................................             S-110
Historical Loss Estimate Report.................................................................             S-110
HUD.............................................................................................              S-40
Initial Pool Balance............................................................................         S-1, S-10
Interest Reserve Account........................................................................              S-97
Interest Reserve Amount.........................................................................              S-98
Interest Reserve Loans..........................................................................              S-97
IRS.............................................................................................             S-123
Last Principal Payment Date.....................................................................             S-118
Lease Enhancement Policies......................................................................              S-13
Lehman Brothers.................................................................................             S-124
Lehman Loans....................................................................................        S-14, S-37
Lehman Seller...................................................................................               S-9
Loan Payoff Notification Report.................................................................             S-110
Lockout Period..................................................................................              S-39
Loss of Rents...................................................................................              S-51
Maintenance Rights..............................................................................              S-50
Majority Subordinate Certificateholder..........................................................             S-114
Master Servicer.................................................................................         S-1, S-86
Master Servicing Fee............................................................................              S-88
Master Servicing Fee Rate.......................................................................              S-88
Maturity Date LTV Ratio.........................................................................              S-53

                                                                                                       PAGE
                                                                                                ------------------
Monthly Payments..............................................................................                S-11
Monthly Rental Payments.......................................................................                S-13
Moody's.......................................................................................               S-124
Mortgage......................................................................................                S-36
Mortgage File.................................................................................                S-82
Mortgage Loan Purchase Agreements.............................................................                S-82
Mortgage Loan Seller..........................................................................                 S-3
Mortgage Loans................................................................................                 S-1
Mortgage Note.................................................................................                S-36
Mortgage Pool.................................................................................                 S-1
Mortgage Rates................................................................................                S-11
Mortgaged Property............................................................................     S-1, S-10, S-36
Net Aggregate Prepayment Interest Shortfall...................................................         S-23, S-102
Net Cash Flow.................................................................................                S-53
Net Mortgage Rate.............................................................................          S-16, S-96
NOI Adjustment Worksheet......................................................................               S-111
Nonrecoverable P&I Advance....................................................................               S-107
Non-SMMEA Certificates........................................................................         S-28, S-126
Norwest Bank..................................................................................               S-115
Offered Certificates..........................................................................      S-1, S-8, S-94
OID Regulations...............................................................................               S-123
Operating Statement Analysis..................................................................               S-110
P&I Advance...................................................................................         S-22, S-106
Participants..................................................................................           S-9, S-94
Pass-Through Rate.............................................................................                 S-3
Plan..........................................................................................         S-26, S-124
Pooling and Servicing Agreement...............................................................          S-15, S-94
Prepayment Interest Excess....................................................................          S-23, S-88
Prepayment Interest Shortfall.................................................................          S-23, S-88
Prepayment Premiums...........................................................................               S-104
Primary Term..................................................................................                S-48
Principal Recovery Fee........................................................................                S-88
Principal Distribution Amount.................................................................         S-20, S-102
Private Certificates..........................................................................           S-8, S-94
Privileged Persons............................................................................               S-112
PTE 95-60.....................................................................................               S-126
Purchase Price................................................................................                S-82
Qualified Appraiser...........................................................................               S-107
Rated Final Distribution Date.................................................................          S-1, S-114
Rating Agencies...............................................................................                S-27
Realized Losses...............................................................................         S-15, S-106
Reimbursement Rate............................................................................         S-22, S-107
Related Proceeds..............................................................................               S-107
REMIC.........................................................................................           S-3, S-26
REMIC Administrator...........................................................................               S-115
REMIC Regular Certificates....................................................................           S-8, S-94
REMIC Residual Certificates...................................................................           S-8, S-94
Rental Property...............................................................................                S-51
REO Extension.................................................................................                S-92
REO Mortgage Loan.............................................................................               S-103

                                                                                                       PAGE
                                                                                                ------------------
REO Property..................................................................................          S-24, S-87
REO Status Report.............................................................................               S-110
Required Appraisal Date.......................................................................               S-107
Required Appraisal Loan.......................................................................               S-107
Required Defeasance Period....................................................................               S-118
Restricted Group..............................................................................               S-124
Restricted Servicer Reports...................................................................               S-111
Scenario......................................................................................               S-119
Scheduled Payment.............................................................................         S-21, S-103
Section 42 Properties.........................................................................    S-40, S-10, S-36
Securities Act................................................................................                 S-8
Senior Certificates...........................................................................         S-23, S-104
Sequential Pay Certificates...................................................................           S-8, S-94
Servicing Fees................................................................................                S-88
Servicing Transfer Event......................................................................                S-87
SMMEA.........................................................................................         S-28, S-126
Special Servicer..............................................................................                 S-3
Special Servicing Fee.........................................................................                S-88
Special Servicing Fee Rate....................................................................                S-88
Specially Serviced Mortgage Loans.............................................................                S-87
Specially Serviced Trust Fund Assets..........................................................                S-87
Standard & Poor's.............................................................................               S-124
Stated Principal Balance......................................................................          S-16, S-96
Subordinate Certificates......................................................................         S-23, S-104
Table Assumptions.............................................................................               S-119
Tax Credits...................................................................................                S-39
Tenant........................................................................................                S-13
Tenants.......................................................................................                S-13
Triple Net Leases.............................................................................                S-50
Trust Fund....................................................................................     S-1, S-15, S-94
Trustee.......................................................................................                 S-3
Trustee Fee...................................................................................               S-115
Underwriters..................................................................................          S-1, S-124
Underwriting Agreement........................................................................               S-127
Unrestricted Servicer Reports.................................................................               S-111
Voting Rights.................................................................................               S-114
Watch List Report.............................................................................               S-110
Weighted Average Net Mortgage Rate............................................................          S-16, S-96
Withheld Amounts..............................................................................                S-98
Yield Maintenance Charges.....................................................................               S-103
Yield Tables..................................................................................               S-118

First Union / Lehman Brothers / Bank of America Commercial Mortgage Trust
1998-C2

ITALICS indicate mortgage loans secured by multiple properties.

Control
  No.    Property Name                                            Address
==========================================================================================================================
   1     IBM Corporate Office Complex                             Route 100 and Route 138
   2     Broadmoor Austin                                         11501 Burnet Road
   3     Fox Valley Mall                                          Route 59 and East New York Ave.
   4     Hawthorn Center                                          Milwaukee Ave and Town Line Road
   5     First Union Plaza                                        999 Peachtree Street
--------------------------------------------------------------------------------------------------------------------------
   6     Oakwood Village                                          185 Route 206
   7     Phillips Place                                           6800 Fairview Road
   8     Prince George's Metro Center                             6525 Belcrest Road

   9     Musselman Portfolio (Roll-Up)                            Various
--------------------------------------------------------------------------------------------------------------------------
   9a    Comfort Suites (Musselman-Newport)                       420 Riverboat Row
   9b    Comfort Suites (Musselman-Louisville)                    1850 Resource Way
   9c    Comfort Inn (Musselman-Brooks)                           149 Willabrook Drive
   9d    Fairfield Inn (Musselman-Shepherdsville)                 362 Brenton Way
   9e    Sleep Inn (Musselman-Louisville)                         1850 Priority Way
--------------------------------------------------------------------------------------------------------------------------
   9f    Days Inn (Musselman-Glasgow)                             105 Days Inn Boulevard
   9g    Comfort Inn (Musselman-Glasgow)                          210 Calvary Drive
   9h    Days Inn (Musselman-Pikeville)                           518 South Mayo Trail
   9i    Days Inn (Musselman-Ashland)                             12700 State Road 180
   9j    Holiday Inn Express (Musselman-Cave City)                SEQ of I-65 and Kentucky Highway 90
--------------------------------------------------------------------------------------------------------------------------

   10    Ohio Edison Office Building                              76 South Main Street
   11    The Ridge Gardens Apartments                             8509 Old Harford Road
   12    Holiday Inn Downtown                                     138 Lafayette Street
   13    Peach Tree Apartments                                    2002-2042 Peach Orchard Drive
--------------------------------------------------------------------------------------------------------------------------
   14    St. Andrews Place                                        12100 St. Andrews Place
   15    Hunt Club                                                404 Christopher Ave
   16    100 West Chestnut St.                                    100 West Chestnut St.
   17    Hickory Ridge Commons Shopping Center                    SEC of Winchester Road and Ridgeway Road
   18    Holly Hall                                               2111 Holly Hall Drive
--------------------------------------------------------------------------------------------------------------------------
   19    1066 Third Avenue (Royale Retail Condominiums)           1066 Third Avenue
   20    Richardson Highlands                                     401 Sherwood Drive
   21    Burke Centre                                             Burke Centre Pkwy. & Rte. 123

   22    Stallings Portfolio (Loan Level)                         Various
--------------------------------------------------------------------------------------------------------------------------
  22a    367 Business & Professional Park (Stallings Portfolio)   12400-12528 Lusher Road
  22b    Lindbergh Business Center (Stallings Portfolio)          3200-3318 North Highway 67
  22c    94 Hemsath Business Center (Stallings Portfolio)         2350 Highway 94 Outer Road South
  22d    201 S. Central (Stallings Portfolio)                     201 S. Central
  22e    Medical Arts Building (Stallings Portfolio)              52 Maryland Plaza
--------------------------------------------------------------------------------------------------------------------------
  22f    Lindbergh Center (Stallings Portfolio)                   3319-3391 North Highway 67
  22g    Brown I-270 Professional Building (Stallings Portfolio)  5494 Brown Road
  22h    Jamestown Business Center (Stallings Portfolio)          4401-4459 North Highway 67
  22i    94 Heritage Service Station Mall (Stallings Portfolio)   2550-2600 Old Highway 94 South
  22j    Lindburgh Park (Stallings Portfolio)                     2420-2432 North Highway 67
--------------------------------------------------------------------------------------------------------------------------
  22k    Marietta Plaza (Stallings Portfolio)                     13210-13290 New Halls Ferry Road

   23    Brinker Trust 11                                         Various
  23a    On The Border - Store #16                                1121 I-20 West
  23b    Macaroni Grill - Store #131                              5133 S. Padre Island Dr.
--------------------------------------------------------------------------------------------------------------------------
  23c    On The Border - Store #50                                4301 S. Broadway
  23d    On The Border - Store #17                                1890 S. Stemmon Frwy.
  23e    Chili's - Store #332                                     7621 F.M. 1960
  23f    Macaroni Grill - Store #37                               1670 W. I-20
  23g    Chili's - Store #520                                     5025 E. 42nd St.
--------------------------------------------------------------------------------------------------------------------------
  23h    Chili's - Store #272                                     3710 Call Field Dr.
  23i    Chili's - Store #326                                     2800 Judson Rd.

   24    Brinker Trust 9                                          6700-6750 LBJ Freeway
   25    Quince Orchard I Apartments                              805 Quince Orchard Blvd
--------------------------------------------------------------------------------------------------------------------------
   26    Levittown Trace Apartments                               3000 Ford Rd.
   27    Chester Mall                                             Route 17M
   28    Peachtree Walk                                           1074-1075 Peachtree Walk
   29    Statesboro Mall                                          U.S. Highway #80 And Brannen Street
   30    Days Inn & Suites Historic Savannah                      201 West Bay Street
--------------------------------------------------------------------------------------------------------------------------

                                                       Cross                                         % of Aggregate   Cumulative
Control                                     Zip    Collateralized     Original         Cut-off Date   Cut-off Date    % of Initial
  No.    City                        State  Code       Groups         Balance ($)       Balance ($)      Balance      Pool Balance
====================================================================================================================================
   1     Somers                        NY   10589                   $  180,000,000  $   178,378,814.33     5.13%          5.13%
   2     Austin                        TX   78758                      154,000,000      154,000,000.00     4.43           9.56
   3     Aurora                        IL   60504                       85,527,649       85,527,649.00     2.46          12.03
   4     Vernon Hills                  IL   60061                       77,863,877       77,863,877.00     2.24          14.27
   5     Atlanta                       GA   30309                       64,000,000       64,000,000.00     1.84          16.11
------------------------------------------------------------------------------------------------------------------------------------
   6     Mount Olive                   NJ   07836                       64,000,000       63,766,163.27     1.83          17.94
   7     Charlotte                     NC   28200                       25,350,000       25,328,344.54     0.73          18.67
   8     Hyattsville                   MD   20782                       24,500,000       24,500,000.00     0.70          19.38

   9     Various                       KY  Various                      24,000,000       23,892,525.17     0.69          20.06
------------------------------------------------------------------------------------------------------------------------------------
   9a    Newport                       KY   41071
   9b    Louisville                    KY   40299
   9c    Brooks                        KY   40109
   9d    Shepherdsville                KY   40165
   9e    Louisville                    KY   40299
------------------------------------------------------------------------------------------------------------------------------------
   9f    Glasgow                       KY   42141
   9g    Glasgow                       KY   42141
   9h    Pikeville                     KY   41501
   9i    Ashland                       KY   41102
   9j    Cave City                     KY   42127
------------------------------------------------------------------------------------------------------------------------------------

   10    Akron                         OH   44308                       22,500,000       22,468,036.24     0.65          20.71
   11    Baltimore                     MD   21234                       22,240,000       22,168,011.77     0.64          21.35
   12    New York                      NY   10013                       22,000,000       21,840,552.21     0.63          21.98
   13    Falls Church                  VA   22043                       21,200,000       21,172,007.68     0.61          22.59
------------------------------------------------------------------------------------------------------------------------------------
   14    Miramar                       FL   33023                       21,000,000       20,942,733.05     0.60          23.19
   15    Gaithersburg                  MD   20879                       20,860,000       20,806,341.65     0.60          23.79
   16    Chicago                       IL   60610                       20,000,000       20,000,000.00     0.58          24.36
   17    Memphis                       TN   38115                       18,000,000       17,952,727.94     0.52          24.88
   18    Houston                       TX   77054                       17,697,000       17,697,000.00     0.51          25.39
------------------------------------------------------------------------------------------------------------------------------------
   19    New York                      NY   10021                       17,400,000       17,344,007.86     0.50          25.89
   20    Marin City                    CA   94965                       16,900,000       16,847,577.42     0.48          26.37
   21    Burke                         VA   22015                       16,500,000       16,446,273.67     0.47          26.85

   22    St. Louis                     MO  Various                      16,300,000       16,277,350.35     0.47          27.31
------------------------------------------------------------------------------------------------------------------------------------
  22a    St. Louis County              MO   63138
  22b    Florissant                    MO   63033
  22c    St. Charles                   MO   63303
  22d    Clayton                       MO   63105
  22e    St. Louis                     MO   63108
------------------------------------------------------------------------------------------------------------------------------------
  22f    Florissant                    MO   63033
  22g    Hazelwood                     MO   63042
  22h    Florissant                    MO   63034
  22i    St. Charles                   MO   63303
  22j    Florissant                    MO   63033
------------------------------------------------------------------------------------------------------------------------------------
  22k    Florissant                    MO   63033

   23    Various                       TX  Various                      15,404,325       15,391,930.50     0.44          27.76
  23a    Arlington                     TX   76017
  23b    Corpus Christie               TX   78411
------------------------------------------------------------------------------------------------------------------------------------
  23c    Tyler                         TX   75703
  23d    Lewisville                    TX   75067
  23e    Houston                       TX   77070
  23f    Arlington                     TX   76017
  23g    Odessa                        TX   79762
------------------------------------------------------------------------------------------------------------------------------------
  23h    Witchita Falls                TX   78603
  23i    Longview                      TX   75605

   24    Dallas                        TX   75240                       15,385,864       15,373,841.14     0.44          28.20
   25    Gaithersburg                  MD   20876                       15,182,000       15,161,953.80     0.44          28.64
------------------------------------------------------------------------------------------------------------------------------------
   26    Bristol                       PA   19007                       14,560,000       14,522,217.09     0.42          29.05
   27    Chester                       NY   10918                       14,500,000       14,488,711.07     0.42          29.47
   28    Atlanta                       GA   30309                       14,500,000       14,452,038.73     0.42          29.89
   29    Statesboro                    GA   30458                       14,300,000       14,288,507.76     0.41          30.30
   30    Savannah                      GA   31401                       13,800,000       13,770,454.32     0.40          30.69
------------------------------------------------------------------------------------------------------------------------------------

                                          Interest                                                      Original       Remaining
Control     Mortgage     Administrative    Accrual              Amortization                          Interest-Only  Interest-Only
  No.       Rate (%)      Cost Rate (%)    Method                   Type                              Period (Mos.)  Period (Mos.)
===================================================================================================================================
   1         6.8300%         0.0962%       30/360   Fully Amortizing                                        0             0
   2         7.0400          0.0962      Actual/360 Interest-Only then Step Payments: Balloon (ARD)         36            35
   3         6.7500          0.0962      Actual/360 Interest-Only (ARD)                                    108           105
   4         6.7500          0.0962      Actual/360 Interest-Only (ARD)                                    132           129
   5         6.7500          0.0962      Actual/360 Interest-Only then Amortizing Balloon                   60            60
-----------------------------------------------------------------------------------------------------------------------------------
   6         7.3600          0.0962      Actual/360 Fully Amortizing                                        0             0
   7         6.7900          0.0962      Actual/360 Amortizing Balloon                                      0             0
   8         7.0000          0.0962      Actual/360 Amortizing (ARD)                                        0             0

   9         7.6720          0.1462      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
   9a
   9b
   9c
   9d
   9e
-----------------------------------------------------------------------------------------------------------------------------------
   9f
   9g
   9h
   9i
   9j
-----------------------------------------------------------------------------------------------------------------------------------

   10        7.0800          0.1212      Actual/360 Amortizing (ARD)                                        0             0
   11        7.1100          0.0962        30/360   Amortizing Balloon                                      0             0
   12        7.5500          0.0962      Actual/360 Amortizing Balloon                                      0             0
   13        7.3750          0.0962      Actual/360 Amortizing Balloon                                      2             0
-----------------------------------------------------------------------------------------------------------------------------------
   14        6.8800          0.0962      Actual/360 Amortizing Balloon                                      0             0
   15        6.8000          0.0962        30/360   Amortizing Balloon                                      0             0
   16        6.8500          0.0962      Actual/360 Amortizing Balloon                                      0             0
   17        7.1000          0.1562      Actual/360 Amortizing (ARD)                                        0             0
   18        8.1400          0.0962      Actual/360 Interest-Only then Amortizing (ARD)                     23            13
-----------------------------------------------------------------------------------------------------------------------------------
   19        7.1400          0.0962      Actual/360 Amortizing Balloon                                      0             0
   20        7.3260          0.0962      Actual/360 Amortizing Balloon                                      0             0
   21        7.0800          0.0962      Actual/360 Amortizing Balloon                                      0             0

   22        7.1700          0.1462      Actual/360 Amortizing (ARD)                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  22a
  22b
  22c
  22d
  22e
-----------------------------------------------------------------------------------------------------------------------------------
  22f
  22g
  22h
  22i
  22j
-----------------------------------------------------------------------------------------------------------------------------------
  22k

   23        7.1560          0.0962        30/360   Step Payments: Balloon(1)                               0             0
  23a
  23b
-----------------------------------------------------------------------------------------------------------------------------------
  23c
  23d
  23e
  23f
  23g
-----------------------------------------------------------------------------------------------------------------------------------
  23h
  23i

   24        7.1560          0.0962        30/360   Step Payments: Balloon(1)                               0             0
   25        7.3750          0.0962      Actual/360 Amortizing Balloon                                      2             0
-----------------------------------------------------------------------------------------------------------------------------------
   26        7.1700          0.0962      Actual/360 Amortizing (ARD)                                        0             0
   27        7.2600          0.0962      Actual/360 Amortizing Balloon                                      0             0
   28        7.0000          0.0962      Actual/360 Amortizing Balloon                                      0             0
   29        7.1000          0.0962      Actual/360 Amortizing Balloon                                      0             0
   30        7.3400          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------

          Original  Remaining
          Term to    Term to      Original      Remaining
Control   Maturity   Maturity   Amortization   Amortization Origination   Maturity     Balloon
  No.      (Mos.)     (Mos.)     Term (Mos.)    Term (Mos.)    Date        or ARD      Balance ($)      Property Type
===============================================================================================================================
   1        188        185          188            185        1/13/98      10/1/13              -  Office
   2        156        155          190            189        3/27/98      4/10/11   $ 76,967,566  Office
   3        108        102           0              0         11/8/97     11/10/06     85,527,649  Retail - Anchored
   4        132        126           0              0         11/8/97     11/10/08     77,863,879  Retail - Anchored
   5        180        180          360            360         4/8/98      5/1/13      55,463,657  Office
-------------------------------------------------------------------------------------------------------------------------------
   6        360        355          360            355        11/19/97     12/1/27      6,241,605  Multifamily
   7        120        119          360            359         3/2/98      4/1/08      21,988,816  Retail - Unanchored
   8        180        180          360            360         4/6/98      5/1/13      18,754,361  Office

   9        120        116          300            296        12/31/97     1/1/08      19,586,097  Hotel - Limited Service
-------------------------------------------------------------------------------------------------------------------------------
   9a                                                                                              Hotel - Limited Service
   9b                                                                                              Hotel - Limited Service
   9c                                                                                              Hotel - Limited Service
   9d                                                                                              Hotel - Limited Service
   9e                                                                                              Hotel - Limited Service
-------------------------------------------------------------------------------------------------------------------------------
   9f                                                                                              Hotel - Limited Service
   9g                                                                                              Hotel - Limited Service
   9h                                                                                              Hotel - Limited Service
   9i                                                                                              Hotel - Limited Service
   9j                                                                                              Hotel - Limited Service
-------------------------------------------------------------------------------------------------------------------------------

   10        84         82          360            358        2/12/98      3/1/05      20,740,744  Office
   11       144        140          360            356        12/24/97     1/1/10      18,202,030  Multifamily
   12        60         56          240            236        12/19/97     1/1/03      19,267,850  Hotel - Full Service
   13       182        178          360            358        12/12/97     3/1/13      16,505,912  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
   14       120        117          360            357        1/20/98      2/1/08      18,247,894  Multifamily
   15       120        117          360            357        1/12/98      2/1/08      17,815,347  Multifamily
   16       120        120          360            360         4/7/98      5/1/08      17,378,274  Multifamily
   17       120        117          360            357        1/30/98      2/1/08      15,732,230  Retail - Anchored
   18       120        110          360            360        6/16/97      7/1/07      16,353,456  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
   19       120        116          360            356        12/2/97      1/1/08      15,226,011  Retail - Anchored
   20        84         80          360            356        12/31/97     1/1/05      15,638,434  Multifamily
   21       180        176          360            356        12/24/97     1/1/13      12,664,341  Retail - Anchored

   22       120        118          360            358         2/4/98      3/1/08      14,284,591  Office
-------------------------------------------------------------------------------------------------------------------------------
  22a                                                                                              Office
  22b                                                                                              Office
  22c                                                                                              Office
  22d                                                                                              Office
  22e                                                                                              Office
-------------------------------------------------------------------------------------------------------------------------------
  22f                                                                                              Office
  22g                                                                                              Office
  22h                                                                                              Office
  22i                                                                                              Office
  22j                                                                                              Office
-------------------------------------------------------------------------------------------------------------------------------
  22k                                                                                              Office

   23       239        234          316            311        11/24/97     11/1/17      6,674,050  CTL
  23a                                                                                              CTL
  23b                                                                                              CTL
-------------------------------------------------------------------------------------------------------------------------------
  23c                                                                                              CTL
  23d                                                                                              CTL
  23e                                                                                              CTL
  23f                                                                                              CTL
  23g                                                                                              CTL
-------------------------------------------------------------------------------------------------------------------------------
  23h                                                                                              CTL
  23i                                                                                              CTL

   24       239        234          316            311        11/24/97     11/1/17      6,610,082  CTL
   25       182        178          360            358        12/12/97     3/1/13      11,820,413  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
   26       180        177          360            357        1/22/98      2/1/13      11,217,049  Multifamily
   27       120        119          360            359        3/13/98      4/1/08      12,734,965  Retail - Anchored
   28       120        116          360            356        12/23/97     1/1/08      12,641,824  Multifamily
   29       120        119          360            359         3/5/98      4/1/08      12,507,067  Retail - Anchored
   30       120        118          300            298        2/10/98      3/1/08      11,159,915  Hotel - Full Service
-------------------------------------------------------------------------------------------------------------------------------

                                                                   Annual
Control                                                             Debt                   Net                   Appraised
  No.    Prepayment Provisions                                    Service ($)         Cash Flow ($)  DSCR (x)     Value ($)
==============================================================================================================================
   1     L(2.33),D(13.21),O(.125)                                $ 18,741,973         $ 24,796,000   1.32x   $    280,000,000
   2     L(2.17),D(10.71),O(.125)                                  10,992,178           16,441,000   1.50         202,000,000
   3     L(2.58),D(6.42)                                            5,853,298           11,156,114   1.91         138,994,118
   4     L(2.58),D(8.42)                                            5,328,809           10,669,445   2.00         132,421,624
   5     L(8),D(6.5),O(.5)                                          4,981,233 (2)        6,979,849   1.40         105,000,000
------------------------------------------------------------------------------------------------------------------------------
   6     L(4),YM1%(6),1(19.75),O(.25) or D(Borr)                    5,296,536            6,878,459   1.30          80,000,000
   7     L(4),D(5.75),O(.25)                                        1,981,131            2,549,680   1.29          32,210,000
   8     L(4),D(10),O(1)                                            1,955,989            2,458,283   1.26          34,000,000

   9     L(5),D(4.5),O(.5)                                          2,160,620            3,054,386   1.41          35,030,000
------------------------------------------------------------------------------------------------------------------------------
   9a                                                                                                               8,500,000
   9b                                                                                                               4,500,000
   9c                                                                                                               3,200,000
   9d                                                                                                               3,100,000
   9e                                                                                                               3,100,000
------------------------------------------------------------------------------------------------------------------------------
   9f                                                                                                               2,830,000
   9g                                                                                                               2,600,000
   9h                                                                                                               2,500,000
   9i                                                                                                               2,425,000
   9j                                                                                                               2,275,000
------------------------------------------------------------------------------------------------------------------------------

   10    L(3),D(3.75),O(.25)                                        1,810,847            2,563,053   1.42          30,300,000
   11    L(4),YM1%(5),O(3)                                          1,795,319            2,467,595   1.37          27,800,000
   12    L(4.42),D(.58)                                             2,134,845            3,256,588   1.53          39,700,000
   13    L(6),YM1%(8.167),O(1)                                      1,757,078            2,268,311   1.29          27,000,000
------------------------------------------------------------------------------------------------------------------------------
   14    L(4),D(5.67),O(.33)                                        1,656,303            2,205,945   1.33          27,000,000
   15    L(2.25),D(7.25),O(.5)                                      1,631,899            1,980,890   1.21          26,150,000
   16    L(5),3(2),2(2),1(.75),O(.25)                               1,572,622            1,907,283   1.21          26,150,000
   17    L(4),D(5.5),O(.5)                                          1,451,589            1,815,016   1.25          22,950,000
   18    L(2),YM1%(3),5(1),4(1),3(1),2(1),1(.5),O(.5)               1,579,027 (2)        1,930,113   1.22          22,000,000
------------------------------------------------------------------------------------------------------------------------------
   19    L(3),YM1%(6.5),O(.5)                                       1,408,839            1,707,611   1.21          23,300,000
   20    L(3),D(3.5),O(.5)                                          1,393,923            1,698,269   1.22          21,500,000
   21    L(5),D(9.5),O(.5)                                          1,327,954            2,011,744   1.51          24,700,000

   22    L(3),YM1%(6.75),O(.25)                                     1,323,740            1,904,827   1.44          21,795,000
------------------------------------------------------------------------------------------------------------------------------
  22a                                                                                                               4,350,000
  22b                                                                                                               3,850,000
  22c                                                                                                               2,400,000
  22d                                                                                                               2,350,000
  22e                                                                                                               1,780,000
------------------------------------------------------------------------------------------------------------------------------
  22f                                                                                                               1,500,000
  22g                                                                                                               1,350,000
  22h                                                                                                               1,120,000
  22i                                                                                                               1,100,000
  22j                                                                                                               1,075,000
------------------------------------------------------------------------------------------------------------------------------
  22k                                                                                                                 920,000

   23    L(2.417),D(17.5)                                           Step Loan            1,124,123    NAP          15,420,000
  23a                                                                                                               2,270,000
  23b                                                                                                               1,970,000
------------------------------------------------------------------------------------------------------------------------------
  23c                                                                                                               1,940,000
  23d                                                                                                               1,920,000
  23e                                                                                                               1,770,000
  23f                                                                                                               1,580,000
  23g                                                                                                               1,560,000
------------------------------------------------------------------------------------------------------------------------------
  23h                                                                                                               1,230,000
  23i                                                                                                               1,180,000

   24    L(2.417),D(17.5)                                           Step Loan            1,133,782    NAP          15,360,000
   25    L(6),YM1%(8.167),O(1)                                      1,258,300            1,584,939   1.26          20,242,000
------------------------------------------------------------------------------------------------------------------------------
   26    L(3),D(11.5),O(.5)                                         1,182,432            1,497,351   1.27          18,200,000
   27    L(4),D(5.75),O(.25)                                        1,188,167            1,658,271   1.40          19,400,000
   28    L(3),YM1%(2),1(4.5),O(.5) or D(Borr)                       1,157,626            1,454,654   1.26          20,000,000
   29    L(4),D(5.5),O(.5)                                          1,153,207            1,628,140   1.41          19,900,000
   30    3(3),2(3),1(3),O(1)                                        1,206,587            1,687,692   1.40          18,500,000
------------------------------------------------------------------------------------------------------------------------------

                                          Underwritten
                                           Hospitality                        Sq. Ft.,            Loan per
                      Cut-off   Scheduled   Average                            Units           Sq. Ft., Units
Control   Appraisal    Date   Maturity Date  Daily      Year      Year        Bed, Pad            Bed, Pad     Occupancy
  No.       Year      LTV (%)    LTV (%)    Rate ($)    Built   Renovated     or Room            or Room ($)  Percentage (%)
================================================================================================================================
   1        1997       63.7%       0.0%                 1987       N/A       1,078,069 Sq. Ft.  $     166.97     100.0%
   2        1998       76.2       38.1                  1991       N/A       1,112,236 Sq. Ft.        138.46     100.0
   3        1997       61.5       61.5                  1975      1998         566,001 Sq. Ft.        151.11      84.8
   4        1997       58.8       58.8                  1973      1989         499,282 Sq. Ft.        155.95      88.5
   5        1998       61.0       52.8                  1987       N/A         615,726 Sq. Ft.        103.94      95.6
--------------------------------------------------------------------------------------------------------------------------------
   6        1997       79.7        7.8                1973-1985    N/A           1,224 Units       52,287.58      97.7
   7        1998       78.6       68.3                  1997       N/A         129,644 Sq. Ft.        195.54      89.7
   8        1998       72.1       55.2                  1970      1989         374,061 Sq. Ft.         65.50      93.5

   9        1997       68.2       55.9      $50.92                                 775 Rooms       30,967.74       NAP
--------------------------------------------------------------------------------------------------------------------------------
   9a       1997                             80.67      1997       N/A             124 Rooms                       NAP
   9b       1997                             65.54      1995       N/A              70 Rooms                       NAP
   9c       1997                             51.45      1993       N/A              66 Rooms                       NAP
   9d       1997                             57.93      1997       N/A              64 Rooms                       NAP
   9e       1997                             47.53      1996       N/A              63 Rooms                       NAP
--------------------------------------------------------------------------------------------------------------------------------
   9f       1997                             46.40      1997       N/A              59 Rooms                       NAP
   9g       1997                             44.47      1996       N/A              61 Rooms                       NAP
   9h       1997                             44.94      1960s      N/A             100 Rooms                       NAP
   9i       1997                             43.82      1991       N/A              63 Rooms                       NAP
   9j       1997                             45.87      1969      1993             105 Rooms                       NAP
--------------------------------------------------------------------------------------------------------------------------------

   10       1998       74.2       68.5                  1976       N/A         335,736 Sq. Ft.         67.02      94.1
   11       1997       79.7       65.5                  1964      1997             603 Units       36,882.26      95.6
   12       1997       55.0       48.5       142.23     1923      1992             223 Rooms       98,654.71       NAP
   13       1997       78.4       61.1                  1973      1995             340 Units       62,352.94      93.0
--------------------------------------------------------------------------------------------------------------------------------
   14       1997       77.6       67.6                  1997       N/A             332 Units       63,253.01      95.0
   15       1997       79.6       68.1                  1986       N/A             336 Units       62,083.33      93.6
   16       1998       76.5       66.5                  1983       N/A             280 Units       71,428.57      97.3
   17       1997       78.2       68.6                 1991-92     N/A         247,393 Sq. Ft.         72.76      95.8
   18       1997       80.4       74.3                  1972       N/A             569 Units       31,101.93      88.5
--------------------------------------------------------------------------------------------------------------------------------
   19       1997       74.4       65.4                  1987       N/A          40,442 Sq. Ft.        430.25      96.0
   20       1997       78.4       72.7                  1978       N/A             198 Units       85,353.54      98.0
   21       1997       66.6       51.3                  1980      1996         212,885 Sq. Ft.         77.51      95.3

   22       1997       74.7       65.5                                         250,820 Sq. Ft.         64.99      96.0
--------------------------------------------------------------------------------------------------------------------------------
  22a       1997                                       1989-90     N/A          45,998 Sq. Ft.                    98.0
  22b       1997                                      1981,1983    N/A          50,700 Sq. Ft.                    90.0
  22c       1997                                        1985       N/A          26,266 Sq. Ft.                    90.0
  22d       1997                                        1955       N/A          22,491 Sq. Ft.                   100.0
  22e       1997                                        1939       N/A          25,909 Sq. Ft.                   100.0
--------------------------------------------------------------------------------------------------------------------------------
  22f       1997                                        1985       N/A          19,619 Sq. Ft.                   100.0
  22g       1997                                        1987       N/A          12,158 Sq. Ft.                    95.0
  22h       1997                                        1982       N/A          14,325 Sq. Ft.                    93.0
  22i       1997                                        1987       N/A          11,740 Sq. Ft.                   100.0
  22j       1997                                      1970,1987    N/A          11,364 Sq. Ft.                    99.0
--------------------------------------------------------------------------------------------------------------------------------
  22k       1997                                        1973       N/A          10,250 Sq. Ft.                   100.0

   23       1997        NAP       43.0                                          60,385 Sq. Ft.        255.10     100.0
  23a       1997                                        1994       N/A           9,209 Sq. Ft.                   100.0
  23b       1997                                        1996       N/A           7,328 Sq. Ft.                   100.0
--------------------------------------------------------------------------------------------------------------------------------
  23c       1997                                        1996       N/A           6,899 Sq. Ft.                   100.0
  23d       1997                                        1995       N/A           7,113 Sq. Ft.                   100.0
  23e       1997                                        1993       N/A           5,693 Sq. Ft.                   100.0
  23f       1997                                        1992       N/A           7,328 Sq. Ft.                   100.0
  23g       1997                                        1996       N/A           5,997 Sq. Ft.                   100.0
--------------------------------------------------------------------------------------------------------------------------------
  23h       1997                                        1993       N/A           5,125 Sq. Ft.                   100.0
  23i       1997                                        1993       N/A           5,693 Sq. Ft.                   100.0

   24       1997        NAP       43.0                  1980       N/A         197,336 Sq. Ft.         77.97     100.0
   25       1997       74.9       58.4                1971-1973   1992             396 Units       38,338.38      95.0
--------------------------------------------------------------------------------------------------------------------------------
   26       1997       79.8       61.6                  1965     1994-97           617 Units       23,598.06      93.7
   27       1998       74.7       65.6                1989-1990    N/A         192,805 Sq. Ft.         75.21     100.0
   28       1997       72.3       63.2                  1996       N/A             218 Units       66,513.76      87.2
   29       1997       71.8       62.9                  1970       N/A         295,987 Sq. Ft.         48.31      99.8
   30       1998       74.4       60.3       61.55      1851      1981             253 Rooms       54,545.45       NAP
--------------------------------------------------------------------------------------------------------------------------------

                                                                                       Largest Tenant
                                                      ------------------------------------------------------------------------------
                                                                                                          Tenant
Control Rent Roll          Underwriting                                                                 Area Leased         Lease
  No.     Date             Reserves ($)      per                Tenant Name                              (Sq. Ft.)         Exp Date
====================================================================================================================================
   1     5/1/98                          -            IBM                                                1,078,069         10/31/13
   2     5/1/98                          -            IBM                                                1,112,236          3/31/11
   3     4/3/98                      $0.25  Sq. Ft.   The Limited                                           18,765          1/31/06
   4     4/3/98                       0.25  Sq. Ft.   Barnes & Noble                                        27,399          1/31/06
   5     4/1/98                       0.20  Sq. Ft.   FUNB                                                 114,370          3/31/05
------------------------------------------------------------------------------------------------------------------------------------
   6     9/18/97                    200.00  Unit
   7     1/19/98                      0.10  Sq. Ft.   Consolidated Theatre\Philips Place                    30,000         11/14/16
   8     3/5/98                       0.24  Sq. Ft.   HHS 11B-90186                                        146,931          4/1/00

   9      NAP          4% of Gross Revenue  Room
------------------------------------------------------------------------------------------------------------------------------------
   9a     NAP          4% of Gross Revenue  Room
   9b     NAP          4% of Gross Revenue  Room
   9c     NAP          4% of Gross Revenue  Room
   9d     NAP          4% of Gross Revenue  Room
   9e     NAP          4% of Gross Revenue  Room
------------------------------------------------------------------------------------------------------------------------------------
   9f     NAP          4% of Gross Revenue  Room
   9g     NAP          4% of Gross Revenue  Room
   9h     NAP          4% of Gross Revenue  Room
   9i     NAP          4% of Gross Revenue  Room
   9j     NAP          4% of Gross Revenue  Room
------------------------------------------------------------------------------------------------------------------------------------

   10    1/1/98                       0.15  Sq. Ft.   Ohio Edison Company                                  258,082         12/31/06
   11   11/1/97                     207.00  Unit
   12     NAP          4% of Gross Revenue  Room
   13    9/30/97                    275.00  Unit
------------------------------------------------------------------------------------------------------------------------------------
   14   12/20/97                    175.00  Unit
   15    4/2/98                     228.00  Unit
   16    4/1/98                     239.00  Unit
   17   12/1/97                       0.10  Sq. Ft.   Upton's                                               58,771         10/31/08
   18    6/25/97                    175.00  Unit
------------------------------------------------------------------------------------------------------------------------------------
   19   11/13/97                      0.15  Sq. Ft.   A&P                                                   16,721          3/31/15
   20   11/9/97                     284.00  Unit
   21    4/9/98                       0.33  Sq. Ft.   Hechinger Company                                     60,000          4/30/09

   22   10/6/97                       0.16  Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
  22a   10/6/97                       0.15  Sq. Ft.   Christian Home Health-BJC                              4,800          2/28/98
  22b   10/16/97                      0.15  Sq. Ft.   Environmental Analysis                                 7,000          9/30/01
  22c   10/6/97                       0.15  Sq. Ft.   Framing Designs                                        2,000          1/31/99
  22d   10/6/97                       0.20  Sq. Ft.   Eaker & Henry Law Firm                                 3,152          6/30/98
  22e   10/6/97                       0.20  Sq. Ft.   Cervantes Insurance - Gateway Insurance               14,145         12/31/00
------------------------------------------------------------------------------------------------------------------------------------
  22f   10/31/97                      0.15  Sq. Ft.   Grace & Company                                        3,000          2/28/99
  22g   10/6/97                       0.15  Sq. Ft.   State of Missouri - Dept of Public Hway                2,000          6/30/98
  22h   10/6/97                       0.15  Sq. Ft.   Tropical World Pet                                     3,000          7/31/01
  22i   10/6/97                       0.15  Sq. Ft.   Bryant Transmission Center                             2,950         12/31/98
  22j   10/18/97                      0.20  Sq. Ft.   Consolidated Mortgage                                  3,016         11/30/98
------------------------------------------------------------------------------------------------------------------------------------
  22k   10/16/97                      0.20  Sq. Ft.   Mary Lucas Market Research                             2,980          9/30/98

   23    5/1/98                          -  Sq. Ft.
  23a    5/1/98                          -  Sq. Ft.   On The Border                                          9,209         11/30/17
  23b    5/1/98                          -  Sq. Ft.   Macaroni Grill                                         7,328         11/30/17
------------------------------------------------------------------------------------------------------------------------------------
  23c    5/1/98                          -  Sq. Ft.   On The Border                                          6,899         11/30/17
  23d    5/1/98                          -  Sq. Ft.   On The Border                                          7,113         11/30/17
  23e    5/1/98                          -  Sq. Ft.   Chili's                                                5,693         11/30/17
  23f    5/1/98                          -  Sq. Ft.   Macaroni Grill                                         7,328         11/30/17
  23g    5/1/98                          -  Sq. Ft.   Chili's                                                5,997         11/30/17
------------------------------------------------------------------------------------------------------------------------------------
  23h    5/1/98                          -  Sq. Ft.   Chili's                                                5,125         11/30/17
  23i    5/1/98                          -  Sq. Ft.   Chili's                                                5,693         11/30/17

   24    5/1/98                          -  Sq. Ft.   Highland Oaks I, II, III                             197,336         11/30/17
   25   10/3/97                     226.00  Unit
------------------------------------------------------------------------------------------------------------------------------------
   26    8/1/97                     250.00  Unit
   27   10/31/97                      0.15  Sq. Ft.   Ames                                                  54,511           NAV
   28   11/11/97                    150.00  Unit
   29    2/27/98                      0.19  Sq. Ft.   Belk                                                  64,923          7/31/04
   30     NAP          4% of Gross Revenue  Room
------------------------------------------------------------------------------------------------------------------------------------

                         2nd Largest Tenant                                           3rd Largest Tenant
     ---------------------------------------------------------  -------------------------------------------------------------
                                            Tenant                                                          Tenant
Control                                   Area Leased  Lease                                              Area Leased Lease  Control
  No.         Tenant Name                  (Sq. Ft.)  Exp Date                  Tenant Name                (Sq. Ft.) Exp Date   No.
====================================================================================================================================
  1                                                                                                                              1
  2                                                                                                                              2
  3  World Footlocker                         13,925  12/31/03  Lerner                                        12,316   1/31/02   3
  4  The Limited                              17,119   1/31/05  Abercrombie & Fitch                           12,220   6/30/06   4
  5  Sutherland Asbill                       112,003   4/30/00  Heery International                           98,029   9/30/07   5
------------------------------------------------------------------------------------------------------------------------------------
  6                                                                                                                              6
  7  Restoration Hardware                      8,850   9/24/12  Dean and Deluca                                7,500   6/24/07   7
  8  GSA 11B-30067                            43,450  12/30/02  Kaiser Health Plan                            38,879  10/30/02   8

  9                                                                                                                              9
------------------------------------------------------------------------------------------------------------------------------------
  9a                                                                                                                             9a
  9b                                                                                                                             9b
  9c                                                                                                                             9c
  9d                                                                                                                             9d
  9e                                                                                                                             9e
------------------------------------------------------------------------------------------------------------------------------------
  9f                                                                                                                             9f
  9g                                                                                                                             9g
  9h                                                                                                                             9h
  9i                                                                                                                             9i
  9j                                                                                                                             9j
------------------------------------------------------------------------------------------------------------------------------------

  10 Stark & Knoll, L.P.A.                     8,399   2/28/01  First Energy Corporation                       6,003  12/31/01   10
  11                                                                                                                             11
  12                                                                                                                             12
  13                                                                                                                             13
------------------------------------------------------------------------------------------------------------------------------------
  14                                                                                                                             14
  15                                                                                                                             15
  16                                                                                                                             16
  17 Sears                                    35,424  10/31/03  Planet Music/Borders                          30,170  10/31/03   17
  18                                                                                                                             18
------------------------------------------------------------------------------------------------------------------------------------
  19 Parking Garage                           13,021  12/31/11  Citibank                                       8,681   1/31/13   19
  20                                                                                                                             20
  21 Safeway, Inc.                            41,764   4/20/05  CVS Pharmacy                                  11,168   8/31/00   21

  22                                                                                                                             22
------------------------------------------------------------------------------------------------------------------------------------
 22a Mayfair Auto Parts, Inc.                  4,000   7/31/01  Century 21 Select                              3,400   2/28/99  22a
 22b Wamhoff Accounting/Dibo Enterprises       3,500   6/30/01  United Resources Realty                        3,450  11/30/98  22b
 22c Dawnmark Supply, Inc.                     2,000   5/31/98  CSL Tax Consulting                             1,750   5/31/99  22c
 22d Charles Smith                             2,290   3/31/00  Home Care Services                             2,033   8/31/98  22d
 22e Maryland Fitness                          5,444  12/31/99  Clayton Business School                        3,025   4/30/98  22e
------------------------------------------------------------------------------------------------------------------------------------
 22f North County National Educational Assoc.  2,000   6/30/01  Applied Power                                  2,000   5/31/99  22f
 22g Robert Marklin DDS                        1,078  10/31/97  ACS Guard Service                              1,000   2/28/98  22g
 22h North County Pet Supply                   1,800   4/30/00  Timber & Stone, Inc. - Forgotten Song          1,700   3/31/99  22h
 22i Abney's Automotive, Inc.                  2,475   6/30/98  Detail Etc.                                    2,475  10/31/98  22i
 22j H & R Block                               1,500   4/30/98  Krause Food Service, Inc.                      1,500   9/30/99  22j
------------------------------------------------------------------------------------------------------------------------------------
 22k North County Dental Specialists           2,400   5/31/99  Edward Jones                                   1,120   8/14/02  22k

  23                                                                                                                             23
 23a                                                                                                                            23a
 23b                                                                                                                            23b
------------------------------------------------------------------------------------------------------------------------------------
 23c                                                                                                                            23c
 23d                                                                                                                            23d
 23e                                                                                                                            23e
 23f                                                                                                                            23f
 23g                                                                                                                            23g
------------------------------------------------------------------------------------------------------------------------------------
 23h                                                                                                                            23h
 23i                                                                                                                            23i

  24                                                                                                                             24
  25                                                                                                                             25
------------------------------------------------------------------------------------------------------------------------------------
  26                                                                                                                             26
  27 ShopRite                                 54,440       NAV  Chester Six Plex, Inc.                        13,281       NAV   27
  28                                                                                                                             28
  29 J.C. Penney                              38,720   4/30/00  BiLo, Inc.                                    38,595   6/30/13   29
  30                                                                                                                             30
------------------------------------------------------------------------------------------------------------------------------------

Control
  No.    Property Name                                            Address
==========================================================================================================================
   31    Shaws Sainsbury                                          50 Boston Post Road
   32    Sandy Mall                                               9405-9560 S. 700 East St. & 830 E. 9400 South St.

   33    Consolidated Cap Care Properties (8)                     Various
  33a    Wynne Skilled                                            400 Arkansas Street
--------------------------------------------------------------------------------------------------------------------------
  33b    Marianna                                                 Highway 79 West
  33c    Forrest City Intermediate - 500 Kittle Road              500 Kittle Road
  33d    DeWitt                                                   1325 Liberty Drive
  33e    Stuttgart                                                West 20th Street
  33f    Forrest City Skilled - 603 Kittle Road                   603 Kittle Road
--------------------------------------------------------------------------------------------------------------------------
  33g    Helena Skilled - 116 November                            116 November Drive
  33h    Helena Intermediate - 111 Hospital                       111 Hospital Drive

   34    Stone Creek / Waters Landing                             12840 Locbury Circle
   35    Temple City Square                                       8847 Las Tunas Drive and 8913 Elm Avenue
--------------------------------------------------------------------------------------------------------------------------
   36    Hechinger Commons Shopping Center                        3101-3231 Duke Street
   37    Steeplechase / Largo                                     150 Steeplechase Way
   38    Sandy Springs Plaza                                      6221 - 6351 Roswell Road NE
   39    The Plantation at Lafayette                              211 Liberty Ave.
   40    North Atherton Place                                     North Atherton & Vairo Road
--------------------------------------------------------------------------------------------------------------------------
   41    Woodholme Medical Building                               1838 Greene Tree Road
   42    GTE Stemmons Crossing                                    9999 West Technology Boulevard
   43    Highland Pinetree Apartments                             1501 S. Highland Avenue

   44    Westmont Business Park (Roll-up)                         Various
--------------------------------------------------------------------------------------------------------------------------
  44a    SWC of Burr Oak Drive and Chestnut Avenue (Westmont)     SWC of Burr Oak Drive and Chestnut Avenue
  44b    2-44 Plaza Drive (Westmont)                              22-44 Plaza Drive
  44c    825 North Cass Avenue (Westmont)                         825 North Cass Avenue
  44d    640-650 Blackhawk Drive (Westmont)                       640-650 Blackhawk Drive

--------------------------------------------------------------------------------------------------------------------------
   45    Wyndham Garden Hotel                                     3350 Avenue of the Arts
   46    Hulen Bend Center                                        6080 South Hulen Road
   47    Cineplex Odeon Movie Theater                             6150 East Avenue
   48    Rose Hill II                                             4910-4926 Knickerbocker Drive
   49    Golf Glen Mart Plaza                                     9000-9196 Golf Road
--------------------------------------------------------------------------------------------------------------------------
   50    Clearwater Crossing Shopping Center                      NWC 82nd Street/Dean Road
   51    Rivercrest Village Apartments                            7928 La Riviera Drive
   52    Super K-Mart Center                                      111 Constitution Drive
   53    Quince Orchard II Apartments                             805 Quince Orchard Blvd
   54    Market at Wolfcreek                                      Germantown Parkway Highway 64 on Stage Road
--------------------------------------------------------------------------------------------------------------------------

   55    Brinker Trust 5                                          Various
  55a    Macaroni Grill - Store #106                              780 Cobb Place Blvd.
  55b    On The Border - Store #24                                8555 S. Quebec St.
  55c    Chili's - Store #364                                     3030 S. Glenstone
--------------------------------------------------------------------------------------------------------------------------
  55d    Chili's - Store #523                                     301 Constitution
  55e    Chili's - Store #256                                     2107 N. Veterans Pkwy.
  55f    Chili's - Store #421                                     3580 Broadway

   56    Brinker Trust 7                                          Various
--------------------------------------------------------------------------------------------------------------------------
  56a    Macaroni Grill - Store #53                               39300 Seven Mile Rd.
  56b    Macaroni Grill - Store #84                               2572 Citiplace Court
  56c    On The Border - Store #40                                8101 Giacosa Dr.
  56d    Chili's - Store #500                                     2319 Iowa St.
  56e    Chili's - Store #404                                     9610 Hwy 5
--------------------------------------------------------------------------------------------------------------------------
  56f    Chili's - Store #314                                     1388 Kildaire Farm Rd.

   57    Northwind                                                1680 Sky Mountain Road

   58    Brinker Trust 2                                          Various
--------------------------------------------------------------------------------------------------------------------------
  58a    Macaroni Grill - Store #50                               11100 West Markham
  58b    Macaroni Grill - Store #115                              740 SE Maynard Rd.
  58c    Chili's - Store #470                                     1706 E. Cheyenne Mountain Rd.
  58d    Chili's - Store #302                                     3795 E. Main St.
  58e    Chili's - Store # 309                                    9009 E. 71st Street
--------------------------------------------------------------------------------------------------------------------------
  58f    Chili's - Store #329                                     1161 Old Salem Rd.

   59    Concorde Centre II Office Building                       2999 NE 191st Street
   60    Sundance West Apartments                                 3245  Clover Way
   61    Old Farm                                                 3751 Appian Way
--------------------------------------------------------------------------------------------------------------------------

                                                       Cross                                         % of Aggregate   Cumulative
Control                                     Zip    Collateralized     Original         Cut-off Date   Cut-off Date    % of Initial
  No.    City                        State  Code       Groups         Balance ($)       Balance ($)      Balance      Pool Balance
====================================================================================================================================
   31    Orange                        CT   44601                   $   13,812,944  $    13,760,326.29     0.40%         31.09%
   32    Sandy                         UT   84093                       13,750,000       13,738,706.98     0.40          31.48

   33    Various                       AR  Various                      13,500,000       13,404,516.00     0.39          31.87
  33a    Wynne                         AR   72396
------------------------------------------------------------------------------------------------------------------------------------
  33b    Marianna                      AR   72342
  33c    Forrest City                  AR   72335
  33d    Dewitt                        AR   72042
  33e    Stuttggart                    AR   72160
  33f    Forrest City                  AR   72335
------------------------------------------------------------------------------------------------------------------------------------
  33g    Helena                        AR   72342
  33h    Helena                        AR   72342

   34    Germantown                    MD   20866                       13,400,000       13,365,532.22     0.38          32.25
   35    Temple City                   CA   91780                       13,280,000       13,269,824.24     0.38          32.64
------------------------------------------------------------------------------------------------------------------------------------
   36    Alexandria                    VA   22314                       13,250,000       13,230,217.88     0.38          33.02
   37    Largo                         MD   20772                       13,240,000       13,205,943.83     0.38          33.40
   38    Sandy Springs (Atlanta)       GA   30328                       13,200,000       13,189,312.81     0.38          33.78
   39    Lafayette                     LA   70508                       12,750,000       12,750,000.00     0.37          34.14
   40    Patton Township               PA   16802                       12,500,000       12,469,243.47     0.36          34.50
------------------------------------------------------------------------------------------------------------------------------------
   41    Baltimore                     MD   21208                       12,500,000       12,443,167.58     0.36          34.86
   42    Dallas                        TX   77071                       12,400,000       12,400,000.00     0.36          35.22
   43    Fullerton                     CA   92632                       12,400,000       12,389,735.13     0.36          35.57

   44    Westmont                      IL   60559                       12,250,000       12,218,749.98     0.35          35.93
------------------------------------------------------------------------------------------------------------------------------------
  44a    Westmont                      IL   60559
  44b    Westmont                      IL   60559
  44c    Westmont                      IL   60559
  44d    Westmont                      IL   60559

------------------------------------------------------------------------------------------------------------------------------------
   45    Costa Mesa                    CA   92626                       12,250,000       12,204,210.32     0.35          36.28
   46    Fort Worth                    TX   76132                       12,200,000       12,168,124.07     0.35          36.63
   47    Hodgkins                      IL   60525                       12,150,000       12,124,123.68     0.35          36.98
   48    Alexandria                    VA   22310                       12,000,000       11,980,750.16     0.34          37.32
   49    Niles                         IL   60714                       11,900,000       11,863,983.65     0.34          37.66
------------------------------------------------------------------------------------------------------------------------------------
   50    Indianapolis                  IN   46250                       11,600,000       11,569,846.73     0.33          37.99
   51    Sacramanto                    CA   95826                       11,600,000       11,564,174.06     0.33          38.33
   52    West Monroe                   LA   71292                       11,300,000       11,283,800.93     0.32          38.65
   53    Gaithersburg                  MD   20878                       10,994,000       10,979,483.59     0.32          38.97
   54    Memphis                       TN   38101     Group A           11,000,000       10,947,916.37     0.32          39.28
------------------------------------------------------------------------------------------------------------------------------------

   55    Various                       GA  Various                      10,680,387       10,671,795.87     0.31          39.59
  55a    Kennesaw                      GA   30144
  55b    Highlands Ranch               CO   80126
  55c    Springfield                   MO   65804
------------------------------------------------------------------------------------------------------------------------------------
  55d    W. Monroe                     LA   71292
  55e    Bloomington                   IL   61704
  55f    Edmond                        OK   73013

   56    Various                       MI  Various                      10,593,697       10,585,153.28     0.30          39.89
------------------------------------------------------------------------------------------------------------------------------------
  56a    Livonia                       MI   48152
  56b    Baton Rouge                   LA   70808
  56c    Memphis                       TN   38133
  56d    Lawrence                      KS   66046
  56e    Douglasville                  GA   30135
------------------------------------------------------------------------------------------------------------------------------------
  56f    Cary                          NC   27511

   57    Reno                          NV   89503                       10,600,000       10,585,106.73     0.30          40.20

   58    Various                       AR  Various                      10,521,645       10,513,286.94     0.30          40.50
------------------------------------------------------------------------------------------------------------------------------------
  58a    Little Rock                   AR   72211
  58b    Cary                          NC   27511
  58c    Colorado Springs              CO   80906
  58d    St. Charles                   IL   60174
  58e    Tulsa                         OK   74133
------------------------------------------------------------------------------------------------------------------------------------
  58f    Conyers                       GA   30207

   59    Aventura                      FL   33180                       10,500,000       10,500,000.00     0.30          40.80
   60    Reno                          NV   89509                       10,125,000       10,092,322.04     0.29          41.09
   61    Lexington                     KY   40517                       10,000,000        9,968,198.82     0.29          41.38
------------------------------------------------------------------------------------------------------------------------------------

                                          Interest                                                      Original       Remaining
Control     Mortgage     Administrative    Accrual              Amortization                          Interest-Only  Interest-Only
  No.       Rate (%)      Cost Rate (%)    Method                   Type                              Period (Mos.)  Period (Mos.)
===================================================================================================================================
   31        7.1250%         0.0962%       30/360   Step Payments: Fully Amortizing(1)                      0             0
   32        6.9900          0.0962      Actual/360 Amortizing Balloon                                      0             0

   33        7.7500          0.0962      Actual/360 Fully Amortizing                                        0             0
  33a
-----------------------------------------------------------------------------------------------------------------------------------
  33b
  33c
  33d
  33e
  33f
-----------------------------------------------------------------------------------------------------------------------------------
  33g
  33h

   34        6.8000          0.0962        30/360   Amortizing Balloon                                      0             0
   35        7.3400          0.1462      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
   36        6.8750          0.0962      Actual/360 Amortizing Balloon                                      0             0
   37        6.8000          0.0962        30/360   Amortizing Balloon                                      0             0
   38        7.0625          0.0962      Actual/360 Amortizing Balloon                                      0             0
   39        7.5400          0.0962      Actual/360 Amortizing Balloon                                      0             0
   40        7.0400          0.1462        30/360   Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
   41        7.6000          0.0962      Actual/360 Amortizing Balloon                                      0             0
   42        7.1300          0.0962      Actual/360 Amortizing Balloon                                      0             0
   43        6.9500          0.1462      Actual/360 Amortizing (ARD)                                        0             0

   44        7.2700          0.1462      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  44a
  44b
  44c
  44d

-----------------------------------------------------------------------------------------------------------------------------------
   45        7.3400          0.0962      Actual/360 Amortizing Balloon                                      0             0
   46        7.1300          0.0962      Actual/360 Amortizing (ARD)                                        0             0
   47        7.9900          0.0962        30/360   Fully Amortizing                                        0             0
   48        7.1250          0.0962        30/360   Amortizing Balloon                                      0             0
   49        7.4500          0.0962      Actual/360 Amortizing (ARD)                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
   50        7.1600          0.1562      Actual/360 Amortizing (ARD)                                        0             0
   51        7.3480          0.0962      Actual/360 Amortizing Balloon                                      0             0
   52        8.3400          0.0962        30/360   Fully Amortizing                                        0             0
   53        7.3750          0.0962      Actual/360 Amortizing Balloon                                      2             0
   54        7.6825          0.1562      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------

   55        7.1560          0.0962        30/360   Step Payments: Balloon(1)                               0             0
  55a
  55b
  55c
-----------------------------------------------------------------------------------------------------------------------------------
  55d
  55e
  55f

   56        7.1560          0.0962        30/360   Step Payments: Balloon(1)                               0             0
-----------------------------------------------------------------------------------------------------------------------------------
  56a
  56b
  56c
  56d
  56e
-----------------------------------------------------------------------------------------------------------------------------------
  56f

   57        7.1250          0.0962      Actual/360 Amortizing Balloon                                      0             0

   58        7.1560          0.0962        30/360   Step Payments: Balloon(1)                               0             0
-----------------------------------------------------------------------------------------------------------------------------------
  58a
  58b
  58c
  58d
  58e
-----------------------------------------------------------------------------------------------------------------------------------
  58f

   59        7.3300          0.1212      Actual/360 Amortizing Balloon                                      0             0
   60        7.1250          0.0962      Actual/360 Amortizing Balloon                                      0             0
   61        7.2000          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------

          Original  Remaining
          Term to    Term to      Original      Remaining
Control   Maturity   Maturity   Amortization   Amortization Origination   Maturity     Balloon
  No.      (Mos.)     (Mos.)     Term (Mos.)    Term (Mos.)    Date        or ARD      Balance ($)      Property Type
===============================================================================================================================
   31       301        297          301            297        12/12/97     2/1/23               -  CTL
   32        84         83          360            359        3/17/98      4/1/05    $ 12,654,243  Retail - Anchored

   33       240        236          240            236        12/5/97      1/1/18         534,562  Health Care - Skilled Nursing
  33a                                                                                              Health Care - Skilled Nursing
-------------------------------------------------------------------------------------------------------------------------------
  33b                                                                                              Health Care - Skilled Nursing
  33c                                                                                              Health Care - Skilled Nursing
  33d                                                                                              Health Care - Skilled Nursing
  33e                                                                                              Health Care - Skilled Nursing
  33f                                                                                              Health Care - Skilled Nursing
-------------------------------------------------------------------------------------------------------------------------------
  33g                                                                                              Health Care - Skilled Nursing
  33h                                                                                              Health Care - Skilled Nursing

   34       120        117          360            357        1/12/98      2/1/08      11,444,184  Multifamily
   35       120        119          360            359        2/24/98      4/1/08      11,687,500  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------
   36       156        154          360            358        2/26/98      3/1/11      10,718,849  Retail - Anchored
   37       120        117          360            357        1/12/98      2/1/08      11,307,537  Multifamily
   38       120        119          360            359         3/3/98      4/1/08      11,533,594  Retail - Unanchored
   39       114        114          360            360         4/8/98      11/1/07     11,384,253  Multifamily
   40       300        298          300            298         2/2/98      3/1/23               -  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------
   41       120        115          324            319        11/6/97      12/1/07     10,589,019  Office
   42       120        120          360            360         4/6/98      5/1/08      10,855,112  Office
   43       120        119          360            359        3/11/98      4/1/08      10,802,294  Multifamily

   44        84         81          360            357        1/30/98      2/1/05      11,323,991  Industrial
-------------------------------------------------------------------------------------------------------------------------------
  44a                                                                                              Industrial
  44b                                                                                              Industrial
  44c                                                                                              Industrial
  44d                                                                                              Industrial

-------------------------------------------------------------------------------------------------------------------------------
   45       120        117          300            297        1/23/98      2/1/08       9,896,587  Hotel - Full Service
   46       120        117          360            357        12/31/97     2/1/08      10,671,302  Retail - Anchored
   47       299        297          299            297        2/12/98      2/1/23               -  Retail - Anchored
   48       120        118          360            358         2/9/98      3/1/08      10,327,564  Multifamily
   49        84         80          360            356        12/31/97     1/1/05      11,034,075  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------
   50       180        177          360            357        1/29/98      2/1/13       8,932,661  Retail - Anchored
   51       120        116          360            356        12/31/97     1/1/08      10,205,195  Multifamily
   52       255        254          255            254        3/13/98      7/1/19               -  CTL
   53       182        178          360            358        12/12/97     3/1/13       8,559,715  Multifamily
   54       180        173          360            353        9/25/97      10/1/12      8,637,733  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------

   55       239        234          316            311        11/24/97     11/1/17      4,627,057  CTL
  55a                                                                                              CTL
  55b                                                                                              CTL
  55c                                                                                              CTL
-------------------------------------------------------------------------------------------------------------------------------
  55d                                                                                              CTL
  55e                                                                                              CTL
  55f                                                                                              CTL

   56       239        234          316            311        11/24/97     11/1/17      4,592,941  CTL
-------------------------------------------------------------------------------------------------------------------------------
  56a                                                                                              CTL
  56b                                                                                              CTL
  56c                                                                                              CTL
  56d                                                                                              CTL
  56e                                                                                              CTL
-------------------------------------------------------------------------------------------------------------------------------
  56f                                                                                              CTL

   57       120        118          360            358         2/3/98      3/1/08       9,278,428  Multifamily

   58       239        234          316            311        11/24/97     11/1/17      4,541,766  CTL
-------------------------------------------------------------------------------------------------------------------------------
  58a                                                                                              CTL
  58b                                                                                              CTL
  58c                                                                                              CTL
  58d                                                                                              CTL
  58e                                                                                              CTL
-------------------------------------------------------------------------------------------------------------------------------
  58f                                                                                              CTL

   59       120        120          360            360         4/2/98      5/1/08       9,239,656  Office
   60       120        116          360            356        12/31/97     1/1/08       8,856,500  Multifamily
   61       120        116          360            356        12/31/97     1/1/08       8,764,220  Multifamily
-------------------------------------------------------------------------------------------------------------------------------

                                                                   Annual
Control                                                             Debt                   Net                   Appraised
  No.    Prepayment Provisions                                    Service ($)         Cash Flow ($)  DSCR (x)     Value ($)
==============================================================================================================================
   31    L(8),YM1%(17.083)                                          Step Loan         $  1,144,048    NAP        $ 13,900,000
   32    L(4),D(2.5),O(.5)                                       $  1,096,641            1,415,627   1.29          19,000,000

   33    L(7),D(8),O(5)                                             1,329,937            2,664,351   2.00          24,200,000
  33a                                                                                                               4,000,000
------------------------------------------------------------------------------------------------------------------------------
  33b                                                                                                               3,600,000
  33c                                                                                                               3,400,000
  33d                                                                                                               3,400,000
  33e                                                                                                               2,900,000
  33f                                                                                                               2,500,000
------------------------------------------------------------------------------------------------------------------------------
  33g                                                                                                               2,200,000
  33h                                                                                                               2,200,000

   34    L(2.25),D(7.25),O(.5)                                      1,048,296            1,334,487   1.27          16,750,000
   35    L(4),D(5.5),O(.5)                                          1,096,861            1,412,378   1.29          16,600,000
------------------------------------------------------------------------------------------------------------------------------
   36    L(4),D(8.75),O(.25)                                        1,044,517            1,498,745   1.43          18,400,000
   37    L(2.25),D(7.25),O(.5)                                      1,035,779            1,351,098   1.30          16,550,000
   38    L(4),YM1%(5.5),O(.5) or D(Borr)                            1,060,496            1,381,687   1.30          16,500,000
   39    L(4),YM1%(5),O(1)                                          1,073,992            1,295,307   1.21          17,000,000
   40    L(10),D(14.75),O(.25)                                      1,063,999            1,508,837   1.42          16,600,000
------------------------------------------------------------------------------------------------------------------------------
   41    L(3),YM1%(6.5),O(.5)                                       1,091,091            1,529,884   1.40          17,400,000
   42    L(3),D(6.75),O(.25)                                        1,002,995            1,269,695   1.27          17,400,000
   43    L(4),YM1%(5.75),O(.25)                                       984,978            1,312,329   1.33          15,850,000

   44    L(4),D(2.75),O(.25)                                        1,004,794            1,315,353   1.31          16,830,000
------------------------------------------------------------------------------------------------------------------------------
  44a                                                                                                               5,800,000
  44b                                                                                                               4,200,000
  44c                                                                                                               3,830,000
  44d                                                                                                               3,000,000

------------------------------------------------------------------------------------------------------------------------------
   45    L(5),5(1),4(1),3(1),2(1),1(.75),O(.25) or D(Borr)          1,071,065            1,500,900   1.40          21,500,000
   46    L(4),D(5.5),O(.5)                                            986,818            1,192,359   1.21          16,250,000
   47    L(12),D(12.67),O(.25)                                      1,125,528            1,406,925   1.25          16,300,000
   48    L(2.167),YM1%(7.33),O(.5)                                    970,155            1,218,671   1.26          15,000,000
   49    L(4),YM1%(2.5),O(.5) or D(Borr)                              993,594            1,194,532   1.20          15,100,000
------------------------------------------------------------------------------------------------------------------------------
   50    L(7),D(7.5),O(.5)                                            941,107            1,232,514   1.31          14,700,000
   51    L(4),D(5.5),O(.5)                                            958,860            1,184,460   1.24          14,500,000
   52    L(8),D(13.25)                                              1,136,809            1,156,473    NAP          12,100,000
   53    L(6)YM1%(8.167)O(1)                                          911,194            1,136,693   1.25          14,658,000
   54    L(8),D(6.5),O(.5)                                            940,805            1,351,972   1.44          15,345,000
------------------------------------------------------------------------------------------------------------------------------

   55    L(2.417),D(17.5)                                           Step Loan              787,266    NAP          10,700,000
  55a                                                                                                               2,960,000
  55b                                                                                                               1,970,000
  55c                                                                                                               1,580,000
------------------------------------------------------------------------------------------------------------------------------
  55d                                                                                                               1,480,000
  55e                                                                                                               1,430,000
  55f                                                                                                               1,280,000

   56    L(2.417),D(17.5)                                           Step Loan              780,897    NAP          10,610,000
------------------------------------------------------------------------------------------------------------------------------
  56a                                                                                                               2,460,000
  56b                                                                                                               1,970,000
  56c                                                                                                               1,970,000
  56d                                                                                                               1,450,000
  56e                                                                                                               1,380,000
------------------------------------------------------------------------------------------------------------------------------
  56f                                                                                                               1,380,000

   57    L(5),D(5)                                                    856,970            1,087,660   1.27          13,275,000

   58    L(2.417),D(17.5)                                           Step Loan              767,712    NAP          10,520,000
------------------------------------------------------------------------------------------------------------------------------
  58a                                                                                                               2,120,000
  58b                                                                                                               1,980,000
  58c                                                                                                               1,880,000
  58d                                                                                                               1,580,000
  58e                                                                                                               1,580,000
------------------------------------------------------------------------------------------------------------------------------
  58f                                                                                                               1,380,000

   59    L(4),D(5.75),O(.25)                                          866,390            1,129,274   1.30          14,300,000
   60    L(4),D(5.83),O(.17)                                          818,568            1,284,903   1.57          13,500,000
   61    L(4),D(5.75),O(.25)                                          814,546            1,066,190   1.31          12,500,000
------------------------------------------------------------------------------------------------------------------------------

                                          Underwritten
                                           Hospitality                        Sq. Ft.,            Loan per
                      Cut-off   Scheduled   Average                            Units           Sq. Ft., Units
Control   Appraisal    Date   Maturity Date  Daily      Year      Year        Bed, Pad            Bed, Pad     Occupancy
  No.       Year      LTV (%)    LTV (%)    Rate ($)    Built   Renovated     or Room            or Room ($)  Percentage (%)
================================================================================================================================
   31       1997        NAP        0.0%                 1997       N/A          65,366 Sq. Ft.  $     211.32     100.0%
   32       1997       72.3%      66.6                1965-1992    N/A         235,295 Sq. Ft.         58.44      93.0

   33       1997       55.4        2.2                                             713 Beds        18,934.08      93.7
  33a       1997                                        1969      1980             110 Beds                       87.3
--------------------------------------------------------------------------------------------------------------------------------
  33b       1997                                        1961      1993              95 Beds                       91.6
  33c       1997                                        1957      1986             116 Beds                       98.3
  33d       1997                                        1968       N/A              80 Beds                       98.8
  33e       1997                                        1965       N/A              74 Beds                       98.7
  33f       1997                                        1970       N/A              82 Beds                      100.0
--------------------------------------------------------------------------------------------------------------------------------
  33g       1997                                        1963      1975              80 Beds                       76.8
  33h       1997                                        1962       N/A              76 Beds                       97.4

   34       1997       79.8       68.3                  1987       N/A             240 Units       55,833.33      94.8
   35       1997       79.9       70.4                  1990       N/A         105,186 Sq. Ft.        126.25      83.9
--------------------------------------------------------------------------------------------------------------------------------
   36       1997       71.9       58.3                  1989       N/A         146,133 Sq. Ft.         90.67      97.6
   37       1997       79.8       68.3                  1987       N/A             240 Units       55,166.67      98.0
   38       1998       79.9       69.9                  1958      1987         125,068 Sq. Ft.        105.54      94.2
   39       1997       75.0       67.0                  1996      1997             222 Units       57,432.43      92.0
   40       1997       75.1        0.0                  1991       N/A         241,495 Sq. Ft.         51.76     100.0
--------------------------------------------------------------------------------------------------------------------------------
   41       1997       71.5       60.9                  1996       N/A         127,158 Sq. Ft.         98.30      92.7
   42       1998       71.3       62.4                1983,1989    N/A         153,102 Sq. Ft.         80.99     100.0
   43       1998       78.2       68.2                  1975    1995,1997          320 Units       38,750.00      95.7

   44       1997       72.6       67.3                                         315,513 Sq. Ft.         38.83      94.4
--------------------------------------------------------------------------------------------------------------------------------
  44a       1997                                        1974       N/A         101,638 Sq. Ft.                    97.0
  44b       1997                                        1973       N/A          92,500 Sq. Ft.                    92.3
  44c       1997                                        1978       N/A          59,751 Sq. Ft.                    88.4
  44d       1997                                        1980       N/A          61,624 Sq. Ft.                   100.0

--------------------------------------------------------------------------------------------------------------------------------
   45       1997       56.8       46.0      $73.83      1987       N/A             238 Rooms       51,470.59       NAP
   46       1997       74.9       65.7                  1987       N/A         170,058 Sq. Ft.         71.74      72.7
   47       1997       74.4        0.0                  1997       N/A          48,217 Sq. Ft.        251.99     100.0
   48       1998       79.9       68.9                  1964      1987             264 Units       45,454.55      95.6
   49       1997       78.6       73.1                  1971       N/A         232,790 Sq. Ft.         51.12      97.0
--------------------------------------------------------------------------------------------------------------------------------
   50       1997       78.7       60.8                 1991-93     N/A         124,716 Sq. Ft.         93.01     100.0
   51       1997       79.8       70.4                  1976       N/A             328 Units       35,365.85      92.0
   52       1998        NAP        0.0                  1994       N/A         167,318 Sq. Ft.         67.54     100.0
   53       1997       74.9       58.4                  1973      1989             288 Units       38,173.61      95.0
   54       1997       71.4       56.3                  1997       N/A         126,779 Sq. Ft.         86.77     100.0
--------------------------------------------------------------------------------------------------------------------------------

   55       1997        NAP       43.0                                          36,793 Sq. Ft.        290.28     100.0
  55a       1997                                        1996       N/A           7,342 Sq. Ft.                   100.0
  55b       1997                                        1995       N/A           6,507 Sq. Ft.                   100.0
  55c       1997                                        1994       N/A           5,693 Sq. Ft.                   100.0
--------------------------------------------------------------------------------------------------------------------------------
  55d       1997                                        1996       N/A           5,997 Sq. Ft.                   100.0
  55e       1997                                        1991       N/A           5,257 Sq. Ft.                   100.0
  55f       1997                                        1995       N/A           5,997 Sq. Ft.                   100.0

   56       1997        NAP       43.0                                          39,896 Sq. Ft.        265.53     100.0
--------------------------------------------------------------------------------------------------------------------------------
  56a       1997                                        1994       N/A           7,328 Sq. Ft.                   100.0
  56b       1997                                        1995       N/A           7,281 Sq. Ft.                   100.0
  56c       1997                                        1997       N/A           7,904 Sq. Ft.                   100.0
  56d       1997                                        1996       N/A           5,997 Sq. Ft.                   100.0
  56e       1997                                        1995       N/A           5,693 Sq. Ft.                   100.0
--------------------------------------------------------------------------------------------------------------------------------
  56f       1997                                        1993       N/A           5,693 Sq. Ft.                   100.0

   57       1997       79.7       69.9                  1997       N/A             185 Units       57,297.30      96.0

   58       1997        NAP       43.0                                          37,746 Sq. Ft.        278.75     100.0
--------------------------------------------------------------------------------------------------------------------------------
  58a       1997                                        1993       N/A           7,328 Sq. Ft.                   100.0
  58b       1997                                        1996       N/A           7,342 Sq. Ft.                   100.0
  58c       1997                                        1996       N/A           5,997 Sq. Ft.                   100.0
  58d       1997                                        1993       N/A           5,693 Sq. Ft.                   100.0
  58e       1997                                        1992       N/A           5,693 Sq. Ft.                   100.0
--------------------------------------------------------------------------------------------------------------------------------
  58f       1997                                        1993       N/A           5,693 Sq. Ft.                   100.0

   59       1998       73.4       64.6                  1987       N/A         105,152 Sq. Ft.         99.86     100.0
   60       1997       74.8       65.6                  1974      1997             350 Units       28,928.57      96.0
   61       1997       79.8       70.1                  1985       N/A             330 Units       30,303.03      97.6
--------------------------------------------------------------------------------------------------------------------------------

                                                                                       Largest Tenant
                                                      ------------------------------------------------------------------------------
                                                                                                          Tenant
Control Rent Roll          Underwriting                                                                 Area Leased         Lease
  No.     Date             Reserves ($)      per                Tenant Name                              (Sq. Ft.)         Exp Date
====================================================================================================================================
   31    5/1/98                      $0.10  Sq. Ft.   Shaw's Supermarket                                    65,366          2/28/23
   32    2/1/98                       0.24  Sq. Ft.   Cinemark                                              24,310         11/30/08

   33   11/10/97                    354.13  Bed
  33a   11/10/97                    219.99  Bed
------------------------------------------------------------------------------------------------------------------------------------
  33b   11/10/97                    212.13  Bed
  33c   11/10/97                    397.35  Bed
  33d   11/10/97                    517.44  Bed
  33e   11/10/97                    307.52  Bed
  33f   11/10/97                    370.90  Bed
------------------------------------------------------------------------------------------------------------------------------------
  33g   11/10/97                    522.06  Bed
  33h   11/10/97                    338.39  Bed

   34   11/7/97                     247.00  Unit
   35    2/19/98                      0.10  Sq. Ft.   TJ Maxx, Inc.                                         25,000         10/31/01
------------------------------------------------------------------------------------------------------------------------------------
   36    1/1/98                       0.10  Sq. Ft.   Hechinger                                             50,778          1/31/10
   37   11/7/97                     248.00  Unit
   38   11/1/97                       0.13  Sq. Ft.   Zany Brainy                                           13,500          1/1/05
   39   12/4/97                     150.00  Unit
   40   10/17/97                      0.24  Sq. Ft.   Wal-Mart                                             112,238          1/28/11
------------------------------------------------------------------------------------------------------------------------------------
   41    3/11/98                      0.15  Sq. Ft.   Health Associates                                     14,278          7/1/06
   42   10/1/96                       0.15  Sq. Ft.   GTE North Incorporated                               153,102         10/6/06
   43    2/2/98                     200.00  Unit

   44    3/28/98                      0.18  Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
  44a    3/28/98                         -            Ansu Manufacturing                                    11,573         10/31/98
  44b    3/28/98                         -            Cable Comm Technologies                               22,100          1/31/01
  44c    3/28/98                         -            Burch Yellow Pages                                     3,873          3/31/00
  44d    3/28/98                         -            Xcell International                                   20,096          4/30/00

------------------------------------------------------------------------------------------------------------------------------------
   45     NAP          4% of Gross Revenue  Room
   46   12/1/97                       0.15  Sq. Ft.   Kroger                                                62,000          5/31/07
   47    2/12/98                      0.23  Sq. Ft.   Plitt Theatres, Inc.                                  63,256          2/28/23
   48    1/16/98                    255.00  Unit
   49   12/2/97                       0.15  Sq. Ft.   Value City (Builder's Square)                        102,530          1/31/06
------------------------------------------------------------------------------------------------------------------------------------
   50   12/1/97                       0.30  Sq. Ft.   Office Max                                            30,120         10/31/02
   51   11/10/97                    239.00  Unit
   52    5/1/98                          -  Sq. Ft.   K-Mart Corporation                                   167,318          7/31/19
   53   10/3/97                     232.00  Unit
   54   11/10/97                      0.05  Sq. Ft.   Homeplace                                             53,000         10/31/12
------------------------------------------------------------------------------------------------------------------------------------

   55    5/1/98                          -  Sq. Ft.
  55a    5/1/98                          -  Sq. Ft.   Macaroni Grill                                         7,342         11/30/17
  55b    5/1/98                          -  Sq. Ft.   On The Border                                          6,507         11/30/17
  55c    5/1/98                          -  Sq. Ft.   Chili's                                                5,693         11/30/17
------------------------------------------------------------------------------------------------------------------------------------
  55d    5/1/98                          -  Sq. Ft.   Chili's                                                5,997         11/30/17
  55e    5/1/98                          -  Sq. Ft.   Chili's                                                5,257         11/30/17
  55f    5/1/98                          -  Sq. Ft.   Chili's                                                5,997         11/30/17

   56    5/1/98                          -  Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
  56a    5/1/98                          -  Sq. Ft.   Macaroni Grill                                         7,328         11/30/17
  56b    5/1/98                          -  Sq. Ft.   Macaroni Grill                                         7,281         11/30/17
  56c    5/1/98                          -  Sq. Ft.   On The Border                                          7,904         11/30/17
  56d    5/1/98                          -  Sq. Ft.   Chili's                                                5,997         11/30/17
  56e    5/1/98                          -  Sq. Ft.   Chili's                                                5,693         11/30/17
------------------------------------------------------------------------------------------------------------------------------------
  56f    5/1/98                          -  Sq. Ft.   Chili's                                                5,693         11/30/17
                                      -
   57   12/13/97                    150.00  Unit

   58    5/1/98                          -  Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
  58a    5/1/98                          -  Sq. Ft.   Macaroni Grill                                         7,328         11/30/17
  58b    5/1/98                          -  Sq. Ft.   Macaroni Grill                                         7,342         11/30/17
  58c    5/1/98                          -  Sq. Ft.   Chili's                                                5,997         11/30/17
  58d    5/1/98                          -  Sq. Ft.   Chili's                                                5,693         11/30/17
  58e    5/1/98                          -  Sq. Ft.   Chili's                                                5,693         11/30/17
------------------------------------------------------------------------------------------------------------------------------------
  58f    5/1/98                          -  Sq. Ft.   Chili's                                                5,693         11/30/17

   59    4/1/98                       0.15  Sq. Ft.   Columbia Aventura Hospital                            33,150          1/31/00
   60   11/17/97                    264.00  Unit
   61   11/30/97                    252.00  Unit
------------------------------------------------------------------------------------------------------------------------------------

                         2nd Largest Tenant                                           3rd Largest Tenant
     ---------------------------------------------------------  -------------------------------------------------------------
                                            Tenant                                                          Tenant
Control                                   Area Leased  Lease                                              Area Leased Lease  Control
  No.         Tenant Name                  (Sq. Ft.)  Exp Date                  Tenant Name                (Sq. Ft.) Exp Date   No.
====================================================================================================================================
  31                                                                                                                             31
  32 MacFrugals                               21,018   1/31/06  Starship Theaters                             15,260  12/14/00   32

  33                                                                                                                             33
 33a                                                                                                                            33a
------------------------------------------------------------------------------------------------------------------------------------
 33b                                                                                                                            33b
 33c                                                                                                                            33c
 33d                                                                                                                            33d
 33e                                                                                                                            33e
 33f                                                                                                                            33f
------------------------------------------------------------------------------------------------------------------------------------
 33g                                                                                                                            33g
 33h                                                                                                                            33h

  34                                                                                                                             34
  35 Value Priced Clothing, Inc.               5,425   1/31/02  Kaya, Inc.                                     5,150   1/7/02    35
------------------------------------------------------------------------------------------------------------------------------------
  36 CVS Pharmacy                             24,000   5/1/00   Lone Star Steakhouse                           5,813  10/31/99   36
  37                                                                                                                             37
  38 Blockbuster Video                         8,700   3/1/01   Buckhead Uniform                               8,300  12/31/00   38
  39                                                                                                                             39
  40 Bi-Lo                                    70,000   3/31/11  Eckerd                                         8,468   4/30/06   40
------------------------------------------------------------------------------------------------------------------------------------
  41 American Radiology                       13,566   7/31/07  Midatlantic Cardiovascular                     9,169   6/30/06   41
  42                                                                                                                             42
  43                                                                                                                             43

  44                                                                                                                             44
------------------------------------------------------------------------------------------------------------------------------------
 44a Rainbow Press                             7,741       NAV  Air Process                                    6,221   2/28/02  44a
 44b APIC U.S.A.                              14,400   6/30/99  Ideal Creations                               12,800   7/31/99  44b
 44c Sutter Corp.                              2,242       NAV  Yuasa-Yi                                       2,100   8/31/98  44c
 44d American Graphics                        14,923   9/30/03  Nextel Communications                         11,757   5/31/99  44d

------------------------------------------------------------------------------------------------------------------------------------
  45                                                                                                                             45
  46 Texas Patio, Inc.                        18,267   4/30/99  B & H Fitness, Inc.                           12,176   6/30/01   46
  47                                                                                                                             47
  48                                                                                                                             48
  49 Golf Glen Theatre                        26,000  12/31/99  Matsushita                                    12,500   1/31/99   49
------------------------------------------------------------------------------------------------------------------------------------
  50 Baby Superstore                          24,135   7/31/02  Barnes & Noble                                20,040   3/1/09    50
  51                                                                                                                             51
  52                                                                                                                             52
  53                                                                                                                             53
  54 Best Buy                                 46,520   1/31/17  Just For Feet                                 15,675  10/31/11   54
------------------------------------------------------------------------------------------------------------------------------------

  55                                                                                                                             55
 55a                                                                                                                            55a
 55b                                                                                                                            55b
 55c                                                                                                                            55c
------------------------------------------------------------------------------------------------------------------------------------
 55d                                                                                                                            55d
 55e                                                                                                                            55e
 55f                                                                                                                            55f

  56                                                                                                                             56
------------------------------------------------------------------------------------------------------------------------------------
 56a                                                                                                                            56a
 56b                                                                                                                            56b
 56c                                                                                                                            56c
 56d                                                                                                                            56d
 56e                                                                                                                            56e
------------------------------------------------------------------------------------------------------------------------------------
 56f                                                                                                                            56f

  57                                                                                                                             57

  58                                                                                                                             58
------------------------------------------------------------------------------------------------------------------------------------
 58a                                                                                                                            58a
 58b                                                                                                                            58b
 58c                                                                                                                            58c
 58d                                                                                                                            58d
 58e                                                                                                                            58e
------------------------------------------------------------------------------------------------------------------------------------
 58f                                                                                                                            58f

  59 City of Aventura                         11,662  12/31/99  Concorde Trading Group, Inc.                   5,197  10/31/02   59
  60                                                                                                                             60
  61                                                                                                                             61
------------------------------------------------------------------------------------------------------------------------------------

Control
  No.    Property Name                                            Address
==========================================================================================================================
   62    River Reach                                              628 River Reach Dr.
   63    Maplewood Center                                         8200-8300 Shoppers Square

   64    Health Care South(6 Prop)                                Various
  64a    Toombs Nursing Home                                      181 Oxley Drive
--------------------------------------------------------------------------------------------------------------------------
  64b    Brentwood Terrace Health Center                          115 Brentwood Drive
  64c    Lee County Health Care                                   214 Main Street
  64d    Liliann G. Carter Nursing Home                           225 Hospital Street
  64e    Sparta Health Care Center                                Broad Street/Military Highway 22
  64f    Oconee Health Care Center                                107 Ridgview Drive
--------------------------------------------------------------------------------------------------------------------------

   65    Spinnaker Reach Apartments                               3875 San Pablo Rd.
   66    Inverrary 441 Apartments                                 1196 NW 40th Avenue
   67    Eastland Plaza                                           678 North Wilson Way
   68    Woodhaven Apartments                                     625 South Redwood Road
--------------------------------------------------------------------------------------------------------------------------
   69    Best Western Greenfield Inn                              3000 Enterprise Drive
   70    Hampton Inn Pensacola Beach                              Two Via Del Luna
   71    Plaza LaFayette                                          13011 - 13051 Newport Avenue

   72    The Broun Portfolio Consolidation                        Various
--------------------------------------------------------------------------------------------------------------------------
  72a    The Glen                                                 148 Governors Court
  72b    The Mews Apartments                                      249 Meadows Drive
  72c    Meadowlark Apartments                                    101 Meadowlark Drive

   73    North Willow Commons Shopping Center                     1410-1520 West 86th Street
--------------------------------------------------------------------------------------------------------------------------
   74    International Club Apartments                            1900 SW 122nd Avenue
   75    Village Green Apartments                                 222 South Clovis Avenue
   76    Liberty Gardens                                          101 Liberty Garden Road
   77    Park Forest                                              7529 Fleta
   78    Kings Harbor Multicare Center                            2000 East Gun Hill Road
--------------------------------------------------------------------------------------------------------------------------
   79    Gateway Shopping Center                                  855 Interstate10 South
   80    Briarcliffe Lakeside Apartments                          1750 East 22nd Street
   81    Daytona Beach Hilton Oceanfront Resort                   2637 S. Atlantic Avenue
   82    Valley Manor                                             141C Marina Drive
   83    North Oaks Plaza                                         7151 Natural Bridge Road
--------------------------------------------------------------------------------------------------------------------------
   84    The Morrison Building                                    6525 Morrison Boulevard
   85    Sandstone Apartments                                     405 East Prince Road
   86    Innsbrook Village                                        800  E Nichols Blvd
   87    1616 Walnut Street                                       1616 Walnut Street
   88    Century Village Apartments                               4801  Spencer Street
--------------------------------------------------------------------------------------------------------------------------
   89    Hampton Inn (Louisville)                                 800 Phillips Lane
   90    Hampton Inn & Suites - Pineville                         401 Towne Centre Boulevard
   91    La Villita Apartments                                    1550  E Harmon
   92    White Marlin Mall, Phase I                               North Side of U.S. Route 50
   93    Claremont Retirement Village                             7041 Bent Tree Blvd.
--------------------------------------------------------------------------------------------------------------------------
   94    Brookside West Apartments                                420 Berman Road
   95    Harris Boulevard I                                       5100 West Harris Bouldevard
   96    Scott Mountain by the Brook                              7828 SE Aspen Summit Drive

   97    Classic Portfolio (Roll-up)                              Various
--------------------------------------------------------------------------------------------------------------------------
  97a    2 Horatio Street (Classic Portfolio)                     2 Horatio Street
  97b    162 W. 56th Street (Classic Portfolio)                   162 W. 56th Street
  97c    400 E. 52nd Street (Classic Portfolio)                   400 E. 52nd Street
  97d    45 E. 66th Street (Classic Portfolio)                    45 E. 66th Street
  97e    129 E. 82nd Street (Classic Portfolio)                   129 E. 82nd Street
--------------------------------------------------------------------------------------------------------------------------

   98    Oak Hills Medical Plaza                                  7345 Medical Center Drive
   99    North Point - Springhouse Phase I                        5010 Split Rail Drive
  100    Kensington Club Apartments                               14250 Kimberley Lane
  101    Village Green Office Park                                5655  Lindero Canyon Road
--------------------------------------------------------------------------------------------------------------------------
  102    West Georgia Commons                                     North Side of Lafayette Parkway
  103    Colleyville Court                                        4904 Colleyville Road
  104    Tlaquepaque Arts & Crafts Village                        336 State Highway 179
  105    Innsbrook Shoppes                                        4206 Cox Road
  106    Glen Harbor Plaza                                        S/W/C School Street and Highland Road
--------------------------------------------------------------------------------------------------------------------------
  107    Hulen Fashion Center                                     5200 South Hulen Street
  108    Decatur Crossing Shopping Center                         248 South Decatur Blvd
  109    Montgomery Street                                        135 Montgomery Street
  110    City Place                                               133 Stuart Street
  111    Sunscape West Apartments                                 8840 19th St.
--------------------------------------------------------------------------------------------------------------------------

                                                       Cross                                         % of Aggregate   Cumulative
Control                                     Zip    Collateralized     Original         Cut-off Date   Cut-off Date    % of Initial
  No.    City                        State  Code       Groups         Balance ($)       Balance ($)      Balance      Pool Balance
====================================================================================================================================
   62    Orlando                       FL   32828                   $    9,945,000  $     9,932,082.23     0.29%         41.67%
   63    Manassas Park                 VA   20111                        9,753,287        9,745,742.13     0.28          41.95

   64    Various                       GA  Various                       9,800,000        9,717,397.08     0.28          42.23
  64a    Lyons                         GA   30436
------------------------------------------------------------------------------------------------------------------------------------
  64b    Waynesboro                    GA   30830
  64c    Leesburg                      GA   31763
  64d    Plains                        GA   31780
  64e    Sparta                        GA   31087
  64f    Oconee                        GA   31067
------------------------------------------------------------------------------------------------------------------------------------

   65    Jacksonville                  FL   32224                        9,700,000        9,687,495.88     0.28          42.51
   66    Lauderhill                    FL   33133                        9,600,000        9,586,461.99     0.28          42.78
   67    Stockton                      CA   95202                        9,600,000        9,565,038.58     0.28          43.06
   68    Salt Lake City                UT   84104                        9,530,000        9,530,000.00     0.27          43.33
------------------------------------------------------------------------------------------------------------------------------------
   69    Allen Park                    MI   48101                        9,300,000        9,265,237.21     0.27          43.60
   70    Pensacola Beach               FL   32561                        9,250,000        9,250,000.00     0.27          43.86
   71    Tustin                        CA   92780                        9,250,000        9,242,654.04     0.27          44.13

   72    Various                       GA  Various                       9,250,000        9,237,003.50     0.27          44.40
------------------------------------------------------------------------------------------------------------------------------------
  72a    Cartersville                  GA   30120
  72b    Loganville                    GA   30249
  72c    McDonough                     GA   30253

   73    Washington Township           IN   46278                        9,230,000        9,205,383.81     0.26          44.66
------------------------------------------------------------------------------------------------------------------------------------
   74    Miami                         FL   33175                        9,200,000        9,186,994.22     0.26          44.92
   75    Frenso                        CA   93727                        9,200,000        9,177,123.74     0.26          45.19
   76    Bergenfield                   NJ   07621                        9,150,000        9,136,905.79     0.26          45.45
   77    St. Louis                     MO   63123                        9,000,000        8,970,695.39     0.26          45.71
   78    Bronx                         NY   10469                        9,000,000        8,951,209.01     0.26          45.97
------------------------------------------------------------------------------------------------------------------------------------
   79    Beaumont                      TX   77701                        8,910,000        8,842,857.83     0.25          46.22
   80    Wheaton                       IL   60187                        8,800,000        8,776,084.48     0.25          46.47
   81    Daytona Beach Shores          FL   32118                        8,300,000        8,281,860.32     0.24          46.71
   82    Edison                        NJ   08817                        8,200,000        8,174,179.08     0.24          46.95
   83    Northwoods                    MO   63121                        8,100,000        8,093,897.78     0.23          47.18
------------------------------------------------------------------------------------------------------------------------------------
   84    Charlotte                     NC   28211                        8,100,000        8,050,981.33     0.23          47.41
   85    Tuscon                        AZ   85705                        7,983,000        7,983,000.00     0.23          47.64
   86    Sparks                        NV   89434                        7,950,000        7,924,512.91     0.23          47.87
   87    Philadelphia                  PA   19103                        7,800,000        7,794,129.65     0.22          48.09
   88    Las Vegas                     NV   89119                        7,800,000        7,774,993.83     0.22          48.32
------------------------------------------------------------------------------------------------------------------------------------
   89    Louisville                    KY   40209                        7,800,000        7,771,500.87     0.22          48.54
   90    Pineville                     NC   28134     Group B            7,800,000        7,766,189.12     0.22          48.77
   91    Las Vegas                     NV   89119                        7,800,000        7,765,332.63     0.22          48.99
   92    Ocean City                    MD   21842                        7,750,000        7,743,942.22     0.22          49.21
   93    Columbus                      OH   43235                        7,600,000        7,589,517.39     0.22          49.43
------------------------------------------------------------------------------------------------------------------------------------
   94    Augusta                       GA   30909                        7,600,000        7,579,696.26     0.22          49.65
   95    Charlotte                     NC   28269                        7,400,000        7,400,000.00     0.21          49.86
   96    Portland                      OR   97266                        7,400,000        7,377,558.77     0.21          50.07

   97    New York                      NY  Various                       7,220,000        7,201,769.35     0.21          50.28
------------------------------------------------------------------------------------------------------------------------------------
  97a    New York                      NY   10001
  97b    New York                      NY   10001
  97c    New York                      NY   10001
  97d    New York                      NY   10021
  97e    New York                      NY   10028
------------------------------------------------------------------------------------------------------------------------------------

   98    West Hills                    CA   91307                        7,200,000        7,181,443.42     0.21          50.49
   99    Winston-Salem                 NC   27106                        7,200,000        7,171,377.96     0.21          50.69
  100    Houston                       TX   77079                        7,150,000        7,131,286.58     0.21          50.90
  101    Westlake Village              CA   91362                        7,125,000        7,096,616.22     0.20          51.10
------------------------------------------------------------------------------------------------------------------------------------
  102    LaGrange                      GA   30241                        7,100,000        7,094,294.06     0.20          51.31
  103    Collyville                    TX   76034                        7,100,000        7,081,449.20     0.20          51.51
  104    Sedona                        AZ   86336                        7,065,000        7,055,984.78     0.20          51.71
  105    Glen Allen                    VA   23060                        7,000,000        7,000,000.00     0.20          51.92
  106    Glen Cove                     NY   11542                        7,000,000        6,990,558.40     0.20          52.12
------------------------------------------------------------------------------------------------------------------------------------
  107    Fort Worth                    TX   76132                        7,000,000        6,968,150.86     0.20          52.32
  108    Las Vegas                     NV   89107                        6,975,000        6,943,380.22     0.20          52.52
  109    Jersey City                   NJ   07302                        6,900,000        6,900,000.00     0.20          52.72
  110    Boston                        MA   02116                        6,900,000        6,892,159.81     0.20          52.91
  111    Rancho Cucamonga              CA   91701                        6,850,000        6,839,980.49     0.20          53.11
------------------------------------------------------------------------------------------------------------------------------------

                                          Interest                                                      Original       Remaining
Control     Mortgage     Administrative    Accrual              Amortization                          Interest-Only  Interest-Only
  No.       Rate (%)      Cost Rate (%)    Method                   Type                              Period (Mos.)  Period (Mos.)
===================================================================================================================================
   62        7.4400%         0.0962%     Actual/360 Fully Amortizing                                        0             0
   63        7.3960          0.0962      Actual/360 Amortizing (ARD)                                        0             0

   64        7.9500          0.0962      Actual/360 Amortizing Balloon                                      0             0
  64a
-----------------------------------------------------------------------------------------------------------------------------------
  64b
  64c
  64d
  64e
  64f
-----------------------------------------------------------------------------------------------------------------------------------

   65        7.4700          0.0962      Actual/360 Fully Amortizing                                        0             0
   66        7.1100          0.0962      Actual/360 Amortizing Balloon                                      0             0
   67        7.3750          0.0962      Actual/360 Amortizing Balloon                                      0             0
   68        8.1400          0.0962      Actual/360 Interest-Only then Amortizing (ARD)                     23            13
-----------------------------------------------------------------------------------------------------------------------------------
   69        7.3400          0.0962      Actual/360 Amortizing Balloon                                      0             0
   70        7.0600          0.1562      Actual/360 Amortizing Balloon                                      0             0
   71        7.1600          0.0962      Actual/360 Amortizing Balloon                                      0             0

   72        7.1250          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  72a
  72b
  72c

   73        7.0100          0.1012      Actual/360 Amortizing (ARD)                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
   74        7.1000          0.0962      Actual/360 Amortizing Balloon                                      0             0
   75        7.4200          0.0962      Actual/360 Amortizing Balloon                                      0             0
   76        7.0500          0.1212      Actual/360 Amortizing Balloon                                      0             0
   77        7.0800          0.0962        30/360   Amortizing Balloon                                      0             0
   78        7.8900          0.0962      Actual/360 Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
   79        8.6100          0.0962      Actual/360 Amortizing Balloon                                      0             0
   80        6.9000          0.0962      Actual/360 Amortizing (ARD)                                        0             0
   81        7.2300          0.0962      Actual/360 Amortizing (ARD)                                        0             0
   82        7.2500          0.0962      Actual/360 Amortizing Balloon                                      0             0
   83        7.4250          0.1462      Actual/360 Amortizing (ARD)                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
   84        7.2000          0.0962        30/360   Amortizing Balloon                                      0             0
   85        8.1400          0.0962      Actual/360 Interest-Only then Amortizing (ARD)                     23            13
   86        7.1590          0.0962      Actual/360 Amortizing Balloon                                      0             0
   87        7.4300          0.1462      Actual/360 Amortizing Balloon                                      0             0
   88        7.1590          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
   89        7.5000          0.1462      Actual/360 Amortizing Balloon                                      0             0
   90        7.8750          0.0962      Actual/360 Amortizing Balloon                                      0             0
   91        7.3560          0.0962      Actual/360 Amortizing Balloon                                      0             0
   92        7.2400          0.1462      Actual/360 Amortizing Balloon                                      0             0
   93        7.2000          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
   94        7.0000          0.0962      Actual/360 Amortizing Balloon                                      0             0
   95        7.1000          0.0962      Actual/360 Fully Amortizing                                        0             0
   96        7.4400          0.0962      Actual/360 Amortizing Balloon                                      0             0

   97        7.3300          0.0962      Actual/360 Amortizing (ARD)                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  97a
  97b
  97c
  97d
  97e
-----------------------------------------------------------------------------------------------------------------------------------

   98        7.2100          0.1462      Actual/360 Amortizing (ARD)                                        0             0
   99        7.2150          0.0962        30/360   Amortizing Balloon                                      0             0
  100        7.1200          0.0962      Actual/360 Amortizing Balloon                                      0             0
  101        7.8630          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  102        7.1000          0.0962      Actual/360 Amortizing Balloon                                      0             0
  103        7.1300          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  104        7.5100          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  105        7.3500          0.0962      Actual/360 Amortizing Balloon                                      0             0
  106        7.2900          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  107        7.1200          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  108        7.2630          0.0962      Actual/360 Amortizing Balloon                                      0             0
  109        7.0600          0.0962      Actual/360 Fully Amortizing                                        0             0
  110        7.5200          0.0962      Actual/360 Amortizing Balloon                                      0             0
  111        6.9600          0.0962      Actual/360 Amortizing (ARD)                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------

          Original  Remaining
          Term to    Term to      Original      Remaining
Control   Maturity   Maturity   Amortization   Amortization Origination   Maturity     Balloon
  No.      (Mos.)     (Mos.)     Term (Mos.)    Term (Mos.)    Date        or ARD      Balance ($)      Property Type
===============================================================================================================================
   62       360        358          360            358         2/6/98      3/1/28    $  1,024,898  Multifamily - Section 42
   63       117        116          357            356        12/4/97      1/1/08       8,610,701  Retail - Anchored

   64       120        115          240            235        11/10/97     12/1/07      6,898,013  Health Care - Skilled Nursing
  64a                                                                                              Health Care - Skilled Nursing
-------------------------------------------------------------------------------------------------------------------------------
  64b                                                                                              Health Care - Skilled Nursing
  64c                                                                                              Health Care - Skilled Nursing
  64d                                                                                              Health Care - Skilled Nursing
  64e                                                                                              Health Care - Skilled Nursing
  64f                                                                                              Health Care - Skilled Nursing
-------------------------------------------------------------------------------------------------------------------------------

   65       360        358          360            358        2/27/98      3/1/28       1,010,991  Multifamily - Section 42
   66       120        118          360            358        2/19/98      3/1/08       8,399,795  Multifamily
   67       120        115          360            355        11/14/97     12/1/07      8,452,851  Retail - Anchored
   68       120        110          360            360        6/16/97      7/1/07       8,806,490  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
   69       180        177          300            297        1/21/98      2/1/13       5,982,702  Hotel - Limited Service
   70       120        120          300            300         4/6/98      5/1/08       7,415,934  Hotel - Limited Service
   71       156        155          360            359        3/17/98      4/1/11       7,561,277  Retail - Unanchored

   72       120        118          360            358        2/24/98      3/1/08       8,096,742  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  72a                                                                                              Multifamily
  72b                                                                                              Multifamily
  72c                                                                                              Multifamily

   73       180        177          360            357        1/23/98      2/1/13       7,059,774  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------
   74       120        118          360            358        2/19/98      3/1/08       8,047,686  Multifamily
   75       119        116          360            357         1/5/98      1/1/08       8,119,184  Multifamily
   76       120        118          360            358         2/9/98      3/1/08       7,993,399  Multifamily
   77       180        176          360            356        12/24/97     1/1/13       6,682,287  Multifamily
   78       240        237          240            237        1/30/98      2/1/18         365,560  Health Care - Skilled Nursing
-------------------------------------------------------------------------------------------------------------------------------
   79       120        109          330            319         5/5/97      6/1/07       7,815,335  Retail - Anchored
   80       120        117          360            357        1/12/98      2/1/08       7,650,822  Multifamily
   81       120        118          300            298        2/25/98      2/29/08      6,689,586  Hotel - Full Service
   82       180        176          360            356        12/30/97     1/1/13       6,341,962  Multifamily
   83       240        239          360            359         3/9/98      4/1/18       5,116,516  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------
   84       120        115          300            295        11/26/97     12/1/07      6,404,801  Office
   85       120        110          360            360        6/16/97      7/1/07       7,376,937  Multifamily
   86       120        116          360            356        12/31/97     1/1/08       6,960,150  Multifamily
   87       120        119          360            359        3/30/98      4/1/08       6,880,415  Office
   88       120        116          360            356        12/31/97     1/1/08       6,828,828  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
   89       120        117          300            297        1/30/98      2/1/08       6,331,846  Hotel - Limited Service
   90       120        116          300            296        12/31/97     1/1/08       6,403,372  Hotel - Limited Service
   91       120        114          360            354        10/28/97     11/1/07      6,863,780  Multifamily
   92       120        119          360            359         3/2/98      4/1/08       6,803,099  Retail - Anchored
   93       120        118          360            358        2/27/98      3/1/08       6,665,513  Health Care - Congregate Care
-------------------------------------------------------------------------------------------------------------------------------
   94       120        117          360            357        1/13/98      2/1/08       6,625,083  Multifamily
   95       240        240          240            240         4/3/98      5/1/18         252,508  Industrial
   96       120        116          360            356        12/10/97     1/1/08       6,525,409  Multifamily

   97       120        117          360            357        1/29/98      2/1/08       6,347,918  Retail - Unanchored
-------------------------------------------------------------------------------------------------------------------------------
  97a                                                                                              Retail - Unanchored
  97b                                                                                              Retail - Unanchored
  97c                                                                                              Retail - Unanchored
  97d                                                                                              Retail - Unanchored
  97e                                                                                              Retail - Unanchored
-------------------------------------------------------------------------------------------------------------------------------

   98       120        117          360            357        1/30/98      2/1/08       6,310,886  Office
   99       120        115          360            355        11/26/97     12/1/07      6,209,383  Multifamily
  100       120        117          360            357        1/29/98      2/1/08       6,252,451  Multifamily
  101       120        114          360            354        10/30/97     11/1/07      6,349,079  Office
-------------------------------------------------------------------------------------------------------------------------------
  102       120        119          360            359         3/5/98      4/1/08       6,209,802  Retail - Anchored
  103       120        117          360            357        12/31/97     2/1/08       6,210,345  Retail - Anchored
  104       120        118          360            358        2/27/98      3/1/08       6,245,703  Retail - Unanchored
  105       180        180          360            360         4/3/98      5/1/13       5,443,635  Retail - Unanchored
  106        72         70          360            358        2/27/98      3/1/04       6,568,393  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------
  107       132        129          276            273        1/30/98      2/1/09       5,094,442  Retail - Anchored
  108       120        114          360            354        10/30/97     11/1/07      6,123,216  Retail - Anchored
  109       360        360          360            360         4/3/98      5/1/28         656,458  Multifamily
  110       120        119          300            299        3/16/98      4/1/08       5,609,345  Retail - Unanchored
  111       120        118          360            358        2/17/98      3/1/08       5,969,833  Multifamily
-------------------------------------------------------------------------------------------------------------------------------

                                                                   Annual
Control                                                             Debt                   Net                   Appraised
  No.    Prepayment Provisions                                    Service ($)         Cash Flow ($)  DSCR (x)     Value ($)
==============================================================================================================================
   62    L(5),YM1%(10),1(15)                                     $    829,545         $  1,049,162   1.26x       $ 11,700,000
   63    L(3.75),D(5.75),O(.25)                                       811,895            1,178,200   1.45          13,300,000

   64    L(3),4(3),3(1),2(1),1(1),O(1) or D(Borr)                     979,997            1,673,993   1.71          16,113,000
  64a                                                                                                               3,630,000
------------------------------------------------------------------------------------------------------------------------------
  64b                                                                                                               3,490,000
  64c                                                                                                               2,650,000
  64d                                                                                                               2,634,000
  64e                                                                                                               2,160,000
  64f                                                                                                               1,549,000
------------------------------------------------------------------------------------------------------------------------------

   65    L(5),YM1%(10),1(15)                                          811,496              982,737   1.21          11,600,000
   66    L(4),YM1%(5.75),O(.25)                                       774,958            1,057,496   1.36          12,000,000
   67    L(2.417),D(7.33),O(.25)                                      795,658              998,687   1.26          12,000,000
   68    L(2),YM1%(3),5(1),4(1),3(1),2(1),1(.5),O(.5)                 850,321 (2)        1,072,873   1.26          13,000,000
------------------------------------------------------------------------------------------------------------------------------
   69    L(4),YM1%(10.75),O(.25) or D(Borr)                           813,135            1,141,302   1.40          14,400,000
   70    L(4),D(5.5),O(.5)                                            788,779            1,738,546   2.20          15,200,000
   71    L(4),D(9)                                                    750,452              946,752   1.26          12,500,000

   72    L(5),YM1%(4.75),O(.25)                                       747,828            1,122,548   1.50          11,615,000
------------------------------------------------------------------------------------------------------------------------------
  72a                                                                                                               5,385,000
  72b                                                                                                               4,130,000
  72c                                                                                                               2,100,000

   73    L(7),D(7.5),O(.5)                                            737,633              970,086   1.32          11,700,000
------------------------------------------------------------------------------------------------------------------------------
   74    L(4),YM1%(5.75),O(.25)                                       741,923              972,209   1.31          11,500,000
   75    L(3),YM1%(6.42),O(.5)                                        765,894              937,374   1.22          11,715,000
   76    L(6),D(4)                                                    734,193              979,532   1.33          11,450,000
   77    L(2),YM1%(8),3(1),2(1),1(1),O(2)                             724,339            1,021,076   1.41          12,750,000
   78    L(2.25),D(17.5),O(.25)                                       895,976            2,088,648   2.33          43,000,000
------------------------------------------------------------------------------------------------------------------------------
   79    L(4),YM1%(5.75),O(.25) or D(Borr)                            847,200            1,058,887   1.25          13,000,000
   80    L(4),D(5.75),O(.25)                                          695,482              870,335   1.25          11,000,000
   81    L(4),D(5.75),O(.25)                                          718,633            1,064,886   1.48          14,000,000
   82    L(1),YM1%(13.5),O(.5)                                        671,262              839,793   1.25          10,300,000
   83    L(10),YM1%(9.5),O(.5)                                        674,652              879,371   1.30          10,800,000
------------------------------------------------------------------------------------------------------------------------------
   84    L(4),YM1%(5.5),O(.5)                                         699,440            1,177,590   1.68          12,400,000
   85    L(2),YM1%(3),5(1),4(1),3(1),2(1),1(.5),O(.5)                 712,289 (2)          850,963   1.19          10,000,000
   86    L(4),D(5.83),O(.17)                                          644,918              985,616   1.53          10,600,000
   87    L(4),D(5.75),O(.25)                                          649,984              922,842   1.42          10,900,000
   88    L(4),D(5.83),O(.17)                                          632,750              877,807   1.39          10,400,000
------------------------------------------------------------------------------------------------------------------------------
   89    L(4),D(5.75),O(.25)                                          691,696            1,031,492   1.49          10,400,000
   90    L(4),D(5.75),O(.25)                                          714,687              984,582   1.38          10,425,000
   91    L(4),D(5.66),O(.33)                                          645,260              855,892   1.33           9,800,000
   92    L(4),D(5.5),O(.5)                                            633,793              854,994   1.35          10,800,000
   93    L(4),D(6)                                                    619,055            1,016,496   1.64          11,000,000
------------------------------------------------------------------------------------------------------------------------------
   94    L(1),YM1%(8.5),O(.5)                                         606,756              788,797   1.30          10,000,000
   95    L(9),YM1%(10.5),O(.5)                                        693,806              871,324   1.26          10,320,000
   96    L(2),YM1%(7.75),O(.25)                                       617,258              771,953   1.25           9,400,000

   97    L(5),D(4.75),O(.25)                                          595,746              795,713   1.34          10,000,000
------------------------------------------------------------------------------------------------------------------------------
  97a
  97b
  97c
  97d
  97e
------------------------------------------------------------------------------------------------------------------------------

   98    L(4),D(5.75),O(.25)                                          587,058              788,557   1.34          10,500,000
   99    L(4),YM1%(5.5),O(.5)                                         587,351              756,576   1.29           9,000,000
  100    L(2.83),YM(6.92),O(.25) or D(Borr)                           577,761              730,096   1.26           9,150,000
  101    L(4),D(5.83),O(.17)                                          619,222              905,615   1.46           9,500,000
------------------------------------------------------------------------------------------------------------------------------
  102    L(4),D(5.5),O(.5)                                            572,571              756,062   1.32          10,350,000
  103    L(4),D(5.5),O(.5)                                            574,296              740,824   1.29           9,470,000
  104    L(4),D(5.75),O(.25)                                          593,375              739,586   1.25           9,600,000
  105    L(5),D(10)                                                   578,737              779,288   1.35           9,350,000
  106    L(4),D(1.5),O(.5)                                            575,309              759,611   1.32          10,000,000
------------------------------------------------------------------------------------------------------------------------------
  107    L(4),D(6.75),O(.25)                                          619,430              793,989   1.28           9,600,000
  108    L(4),D(5.83),O(.17)                                          571,720              823,982   1.44           9,400,000
  109    L(4),YM1%(6),1(19.75),O(.25) or D(Borr)                      554,211              697,376   1.26          14,000,000
  110    L(4),D(5.75),O(.25)                                          612,962              921,889   1.50          11,000,000
  111    L(4),D(5.75),O(.25)                                          544,672              705,735   1.30           9,500,000
------------------------------------------------------------------------------------------------------------------------------

                                          Underwritten
                                           Hospitality                        Sq. Ft.,            Loan per
                      Cut-off   Scheduled   Average                            Units           Sq. Ft., Units
Control   Appraisal    Date   Maturity Date  Daily      Year      Year        Bed, Pad            Bed, Pad     Occupancy
  No.       Year      LTV (%)    LTV (%)    Rate ($)    Built   Renovated     or Room            or Room ($)  Percentage (%)
================================================================================================================================
   62       1997       84.9%       8.8%                 1996       N/A             300 Units    $  33,150.00      98.0%
   63       1998       73.3       64.7                  1991       N/A         136,999 Sq. Ft.         71.19      91.7

   64       1997       60.3       42.8                                             538 Beds        18,215.61      98.3
  64a       1997                                        1974       N/A             144 Beds                       96.7
--------------------------------------------------------------------------------------------------------------------------------
  64b       1997                                        1972      1993             103 Beds                       99.9
  64c       1997                                        1996       N/A              60 Beds                       97.7
  64d       1997                                        1900     1970's            100 Beds                       97.8
  64e       1997                                        1972       N/A              81 Beds                       98.7
  64f       1997                                        1935      1969              50 Beds                       99.5
--------------------------------------------------------------------------------------------------------------------------------

   65       1997       83.5        8.7                  1996       N/A             288 Units       33,680.56      92.2
   66       1997       79.9       70.0                  1972       N/A             324 Units       29,629.63      99.0
   67       1997       79.7       70.4                  1990       N/A         139,221 Sq. Ft.         68.96      90.6
   68       1997       73.3       67.7                  1986       N/A             378 Units       25,211.64      88.5
--------------------------------------------------------------------------------------------------------------------------------
   69       1997       64.3       41.6      $78.00      1966      1988             209 Rooms       44,497.61       NAP
   70       1997       60.9       48.8       91.25      1995       N/A             181 Rooms       51,104.97       NAP
   71       1997       73.9       60.5                  1986      1990          54,126 Sq. Ft.        170.90      97.7

   72       1997       79.5       69.7                                             252 Units       36,706.35      94.1
--------------------------------------------------------------------------------------------------------------------------------
  72a       1997                                      1987,1996    N/A             108 Units                      91.7
  72b       1997                                        1990       N/A              88 Units                      94.3
  72c       1997                                      1986,1989    N/A              56 Units                     100.0

   73       1997       78.7       60.3                1989-1994    N/A         103,934 Sq. Ft.         88.81     100.0
--------------------------------------------------------------------------------------------------------------------------------
   74       1997       79.9       70.0                  1987       N/A             202 Units       45,544.55      98.0
   75       1997       78.3       69.3                 1974-77     N/A             414 Units       22,222.22      90.3
   76       1997       79.8       69.8                  1957       N/A             230 Units       39,782.61      97.0
   77       1997       70.4       52.4                  1972       N/A             252 Units       35,714.29      96.0
   78       1997       20.8        0.9                1974,1980   1995             720 Beds        12,500.00      98.0
--------------------------------------------------------------------------------------------------------------------------------
   79       1997       68.0       60.1                  1957      1996         289,550 Sq. Ft.         30.77      89.4
   80       1997       79.8       69.6                  1978      1994             195 Units       45,128.21      96.4
   81       1997       59.2       47.8       89.17      1973     1994-96           214 Rooms       38,785.05       NAP
   82       1997       79.4       61.6                  1978       N/A             202 Units       40,594.06      97.5
   83       1997       74.9       47.4                  1962    1994-1997      264,230 Sq. Ft.         30.66      99.0
--------------------------------------------------------------------------------------------------------------------------------
   84       1997       64.9       51.7                  1974    1996-1997      113,124 Sq. Ft.         71.60      94.8
   85       1997       79.8       73.8                  1986       N/A             330 Units       24,190.91      82.1
   86       1997       74.8       65.7                  1980      1997             240 Units       33,125.00     100.0
   87       1998       71.5       63.1                  1929      1982         228,949 Sq. Ft.         34.07      99.8
   88       1997       74.8       65.7                  1978      1996             258 Units       30,232.56      92.5
--------------------------------------------------------------------------------------------------------------------------------
   89       1997       74.7       60.9       69.68      1995       N/A             130 Rooms       60,000.00       NAP
   90       1997       74.5       61.4       80.90      1997       N/A             111 Rooms       70,270.27       NAP
   91       1997       79.2       70.0                  1977      1996             246 Units       31,707.32      95.0
   92       1998       71.7       63.0                 1986-87     N/A         147,942 Sq. Ft.         52.39      88.6
   93       1998       69.0       60.6                  1988       N/A             200 Beds        38,000.00      87.0
--------------------------------------------------------------------------------------------------------------------------------
   94       1998       75.8       66.3                  1968    1992-1996          188 Units       40,425.53     100.0
   95       1997       71.7        2.5                  1984       N/A         388,800 Sq. Ft.         19.03      92.1
   96       1997       78.5       69.4                  1997       N/A             138 Units       53,623.19     100.0

   97       1997       72.0       63.5                1916-1941    N/A          14,128 Sq. Ft.        511.04      97.5
--------------------------------------------------------------------------------------------------------------------------------
  97a       1997                                        1929       N/A           2,344 Sq. Ft.                   100.0
  97b       1997                                        1926       N/A           4,779 Sq. Ft.                   100.0
  97c       1997                                        1931     1980's          1,912 Sq. Ft.                   100.0
  97d       1997                                        1941       N/A           1,500 Sq. Ft.                   100.0
  97e       1997                                        1916       N/A           3,593 Sq. Ft.                    90.2
--------------------------------------------------------------------------------------------------------------------------------

   98       1997       68.4       60.1                  1985       N/A          49,308 Sq. Ft.        146.02     100.0
   99       1997       79.7       69.0                  1983       N/A             249 Units       28,915.66      96.0
  100       1998       77.9       68.3                  1972       N/A             182 Units       39,285.71      94.5
  101       1997       74.7       66.8                  1983       N/A          88,895 Sq. Ft.         80.15      96.8
--------------------------------------------------------------------------------------------------------------------------------
  102       1997       68.5       60.0                  1978       N/A         231,299 Sq. Ft.         30.70      88.7
  103       1997       74.8       65.6                  1992       N/A          85,393 Sq. Ft.         83.14     100.0
  104       1997       73.5       65.1                 1972-78     N/A          42,516 Sq. Ft.        166.17     100.0
  105       1998       74.9       58.2                  1989       N/A          74,728 Sq. Ft.         93.67      99.0
  106       1998       69.9       65.7                  1990       N/A          31,800 Sq. Ft.        220.13     100.0
--------------------------------------------------------------------------------------------------------------------------------
  107       1997       72.6       53.1                  1985       N/A         182,069 Sq. Ft.         38.45      94.0
  108       1997       73.9       65.1                  1990       N/A          99,582 Sq. Ft.         70.04      85.0
  109       1998       49.3        4.7                  1965      1995             200 Units       34,500.00      92.0
  110       1998       62.7       51.0                  1983       N/A          55,706 Sq. Ft.        123.86      85.0
  111       1997       72.0       62.8                  1977       N/A             172 Units       39,825.58      97.7
--------------------------------------------------------------------------------------------------------------------------------

                                                                                       Largest Tenant
                                                      ------------------------------------------------------------------------------
                                                                                                          Tenant
Control Rent Roll          Underwriting                                                                 Area Leased         Lease
  No.     Date             Reserves ($)      per                Tenant Name                              (Sq. Ft.)         Exp Date
====================================================================================================================================
   62   10/23/98                   $175.00  Unit
   63    3/3/98                       0.15  Sq. Ft.   Shoppers Food Warehouse                               47,040          4/30/02

   64      0                        225.00  Bed
  64a      0                        225.00  Bed
------------------------------------------------------------------------------------------------------------------------------------
  64b      0                        225.00  Bed
  64c      0                        225.00  Bed
  64d      0                        225.00  Bed
  64e      0                        225.00  Bed
  64f      0                        225.00  Bed
------------------------------------------------------------------------------------------------------------------------------------

   65    9/22/97                    175.00  Unit
   66   12/5/97                     277.00  Unit
   67    3/31/98                      0.10  Sq. Ft.   Food 4 Less                                           50,875          7/1/09
   68    6/5/97                     175.00  Unit
------------------------------------------------------------------------------------------------------------------------------------
   69     NAP          4% of Gross Revenue  Room
   70     NAP          4% of Gross Revenue  Room
   71    3/11/98                      0.11  Sq. Ft.   Nieuport 17 Restaurant                                 6,882          5/31/15

   72                               261.00  Unit
------------------------------------------------------------------------------------------------------------------------------------
  72a    1/16/98                    261.00  Unit
  72b    1/6/98                     261.00  Unit
  72c    1/9/98                     261.00  Unit

   73   12/1/97                       0.24  Sq. Ft.   Stein Mart, Inc.                                      34,690          4/30/04
------------------------------------------------------------------------------------------------------------------------------------
   74   12/5/97                     253.00  Unit
   75    8/31/97                    175.00  Unit
   76   12/2/97                     239.00  Unit
   77   11/30/97                    206.00  Unit
   78    1/1/98                     250.00  Bed
------------------------------------------------------------------------------------------------------------------------------------
   79    3/1/98                       0.10  Sq. Ft.   White House                                           50,000          4/30/03
   80   11/22/97                    270.95  Unit
   81     NAP          4% of Gross Revenue  Room
   82   12/1/97                     200.00  Unit
   83    1/1/98                       0.20  Sq. Ft.   North Oaks Bowl                                       59,000          8/31/03
------------------------------------------------------------------------------------------------------------------------------------
   84    4/1/98                       0.10  Sq. Ft.   SouthTrust Bank                                       23,042          8/14/98
   85    6/16/97                    175.00  Unit
   86   11/17/97                    296.00  Unit
   87    3/4/98                       0.20  Sq. Ft.   Temple University                                     91,538         12/15/01
   88    9/1/97                     220.00  Unit
------------------------------------------------------------------------------------------------------------------------------------
   89     NAP          4% of Gross Revenue  Room
   90     NAP          4% of Gross Revenue  Room
   91    7/28/97                    245.00  Unit
   92    1/15/98                      0.15  Sq. Ft.   Rose's Department Store                               54,000          8/20/06
   93   12/24/97                    250.00  Bed
------------------------------------------------------------------------------------------------------------------------------------
   94   12/30/97                    200.00  Unit
   95    4/1/98                       0.10  Sq. Ft.   Verbatim Corporation                                 213,840          6/30/03
   96   11/25/97                    150.00  Unit

   97    4/15/98                      0.10  Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
  97a    4/15/98                         -            Benne Boy, Inc                                           864          4/30/03
  97b    4/15/98                         -            Joy Delicatessen                                       1,700          7/31/00
  97c    4/15/98                         -            Brancusi of New York                                   1,912          7/31/98
  97d    4/15/98                         -            Widing & Peck Art Gallery                              1,500          4/30/00
  97e    4/15/98                         -            Rug Rat, Ltd.                                            850          4/30/05
------------------------------------------------------------------------------------------------------------------------------------

   98    1/10/98                      0.23  Sq. Ft.   Affiliates in Medical Spec.                            9,251          7/15/05
   99   10/25/97                    294.35  Unit
  100    1/14/98                    250.00  Unit
  101    9/16/97                      0.25  Sq. Ft.   Infotouch Corp.                                        5,790         12/20/00
------------------------------------------------------------------------------------------------------------------------------------
  102    2/27/98                      0.16  Sq. Ft.   Belk                                                  62,109         12/31/99
  103   10/8/97                       0.10  Sq. Ft.   Kroger                                                52,618          4/25/18
  104    2/28/98                      0.15  Sq. Ft.   Rene's at Talquepaque                                  3,682          5/31/00
  105    1/1/98                       0.32  Sq. Ft.   The Place                                             14,155          8/30/06
  106    2/27/98                      0.14  Sq. Ft.   Cineplex Odeon                                        28,000         12/15/09
------------------------------------------------------------------------------------------------------------------------------------
  107   12/1/97                       0.20  Sq. Ft.   Burlington Coat Factory                               48,318          1/31/11
  108    7/28/97                      0.16  Sq. Ft.   Marshalls                                             27,054          1/31/03
  109    4/1/98                     200.00  Unit
  110    8/29/97                      0.15  Sq. Ft.   Brew Moon                                              7,808         12/7/04
  111   12/17/97                    207.43  Unit
------------------------------------------------------------------------------------------------------------------------------------

                         2nd Largest Tenant                                           3rd Largest Tenant
     ---------------------------------------------------------  -------------------------------------------------------------
                                            Tenant                                                          Tenant
Control                                   Area Leased  Lease                                              Area Leased Lease  Control
  No.         Tenant Name                  (Sq. Ft.)  Exp Date                  Tenant Name                (Sq. Ft.) Exp Date   No.
====================================================================================================================================
  62                                                                                                                             62
  63 Gold's Gym                               15,050   2/28/00  Oldie's Music Legends                          8,000  12/31/02   63

  64                                                                                                                             64
 64a                                                                                                                            64a
------------------------------------------------------------------------------------------------------------------------------------
 64b                                                                                                                            64b
 64c                                                                                                                            64c
 64d                                                                                                                            64d
 64e                                                                                                                            64e
 64f                                                                                                                            64f
------------------------------------------------------------------------------------------------------------------------------------

  65                                                                                                                             65
  66                                                                                                                             66
  67 $0.98 Clearance                          13,920   4/1/06   Walgreens                                     13,173   1/7/07    67
  68                                                                                                                             68
------------------------------------------------------------------------------------------------------------------------------------
  69                                                                                                                             69
  70                                                                                                                             70
  71 Great Western Bank                        6,363   4/30/02  Tustin Brewing                                 4,548   5/30/06   71

  72                                                                                                                             72
------------------------------------------------------------------------------------------------------------------------------------
 72a                                                                                                                            72a
 72b                                                                                                                            72b
 72c                                                                                                                            72c

  73 Blockbuster Video                         6,315   4/30/99  Applebee's                                     4,815  12/31/00   73
------------------------------------------------------------------------------------------------------------------------------------
  74                                                                                                                             74
  75                                                                                                                             75
  76                                                                                                                             76
  77                                                                                                                             77
  78                                                                                                                             78
------------------------------------------------------------------------------------------------------------------------------------
  79 Weiners                                  44,750   1/31/01  Beall's                                       21,500   1/31/02   79
  80                                                                                                                             80
  81                                                                                                                             81
  82                                                                                                                             82
  83 Schnucks                                 26,752   1/31/01  Jobs Partnership Center (St. Louis County)    24,710   1/31/09   83
------------------------------------------------------------------------------------------------------------------------------------
  84 McNeary Insurance Consulting             13,918   9/30/98  StaffAmerica Corp.                             7,470   6/30/98   84
  85                                                                                                                             85
  86                                                                                                                             86
  87 Park Amer                                40,195  10/31/00  Levy, Angstreich, Finney                      10,130   5/30/02   87
  88                                                                                                                             88
------------------------------------------------------------------------------------------------------------------------------------
  89                                                                                                                             89
  90                                                                                                                             90
  91                                                                                                                             91
  92 White Marlin Premier Cinemas             18,773   8/31/01  Rite Aid Pharmacy                             10,010   5/31/03   92
  93                                                                                                                             93
------------------------------------------------------------------------------------------------------------------------------------
  94                                                                                                                             94
  95 Simmons Company                         144,180   4/30/03                                                                   95
  96                                                                                                                             96

  97                                                                                                                             97
------------------------------------------------------------------------------------------------------------------------------------
 97a Mxyplyzyk d/b/a Saltwater Pool              708   7/31/02  Mxyplyzyk                                        416   4/30/03  97a
 97b Seventh Avenue Gallery                    1,281   2/28/98  Think New York                                   701   7/31/06  97b
 97c                                                                                                                            97c
 97d                                                                                                                            97d
 97e Mak's Custom Tailoring                      546  12/31/01  Kenneth Bower                                    470  10/31/99  97e
------------------------------------------------------------------------------------------------------------------------------------

  98 OBGYN Affil.                              8,710   7/15/05  Pediatric Affiliates                           4,922   7/15/05   98
  99                                                                                                                             99
 100                                                                                                                            100
 101 Pacific Ent. Suites                       5,447       NAV  P & W Software                                 4,846   1/14/00  101
------------------------------------------------------------------------------------------------------------------------------------
 102 J.C. Penney                              61,115   3/31/99  Goody's Family Clothing                       22,900   3/31/04  102
 103 Healthy Approach Market                   4,517   4/30/99  Trinity Western Title                          4,127   8/31/99  103
 104 El Rincon Restaurant                      3,114   3/14/98  Mothers Nature's                               2,567  12/1/01   104
 105 Damans                                    9,723   6/30/07  YMCA                                           9,154   8/31/99  105
 106 Starbucks Corporation                     1,500   2/28/05  La Famiglia Pizzaria & Rest.                   1,200   3/1/05   106
------------------------------------------------------------------------------------------------------------------------------------
 107 Office Max                               27,350  10/31/11  Coomer's Craft Mall                           12,474  10/14/99  107
 108 Strouds                                  12,000   9/1/99   Learning is Fun                                6,480   7/1/01   108
 109                                                                                                                            109
 110 Bennigan's                                7,186   1/31/07  BNN                                            6,464   6/30/98  110
 111                                                                                                                            111
------------------------------------------------------------------------------------------------------------------------------------

Control
  No.    Property Name                                            Address
==========================================================================================================================
  112    Orangebrook Manor Apartments                             5400  Yarmouth Avenue
  113    Trinity Place Apartments                                 1331 Trinity Place
  114    Le Med Apartments                                        950 W. Sierra Madre Avenue
  115    Pleasant Hills Villas                                    5520  Pleasant Hill Avenue
  116    Westminster Plaza                                        12109-12121 Westheimer Road
--------------------------------------------------------------------------------------------------------------------------
  117    Legacy Apartments                                        1411  East Orangewood Avenue
  118    Valley Breeze Apartments                                 1394  Oro Vista Road
  119    City Center Building                                     227 Bronough Street
  120    Dublin Mall                                              U.S. Highway 80 and Shamrock Drive
  121    Fountain Court                                           6355-6605 Manatee Avenue
--------------------------------------------------------------------------------------------------------------------------
  122    New Market Mall                                          NEQ I 270 & Sawmill Road
  123    Highgate Apartments                                      5710 Fourth St.
  124    Playa Blanca Apartments                                  1905-79 Avenida Del Mexico
  125    Minges Brook Mall                                        5700 Beckley Road
  126    The Addison                                              831 E. Morehead St.
--------------------------------------------------------------------------------------------------------------------------
  127    Carolina Apartments                                      401 Highway 54 Bypass
  128    Holiday Inn Lynchburg                                    601 Main Street
  129    PalmTree Plaza                                           3513-3533 Canon Road
  130    Victoria Apartments                                      414-444  South Ardmore Avenue
  131    Pelham at Hyland Business Center                         Pelham Road at Hyland Road
--------------------------------------------------------------------------------------------------------------------------
  132    Franklin Plaza                                           281-339 Bickett Boulevard
  133    Cumberland Green                                         26 Ladow Avenue
  134    Spring Center                                            8627 16th Street
  135    Rose Hill I                                              6200-6268 Rose Hill Drive
  136    Officemax and Best Buy                                   2420 & 2452 East Springs Drive
--------------------------------------------------------------------------------------------------------------------------
  137    Two Executive Boulevard                                  Two Executive Boulevard
  138    Green Grove                                              99 Green Grove
  139    Constantine Village                                      26 Constantine Place
  140    Q Club Sugarland                                         14111 Southwest Freeway
  141    Shoppes of Olney                                         3110-3134 Olney Sandy Spring Road
--------------------------------------------------------------------------------------------------------------------------
  142    United HealthCare Office Bldg                            13621 NW 12th Street
  143    Linden Court Apartments                                  372 S. Ironwood Ave.
  144    Serra Commons Apartments                                 1580 Southgate Boulevard
  145    A & P Grocery Store                                      179 Stonington Road (U.S. Route 1)
  146    540 Atlantic Avenue                                      540 Atlantic Avenue
--------------------------------------------------------------------------------------------------------------------------
  147    Maple Leaf Plaza                                         540 Water Street
  148    Holiday Inn City Center                                  175 East Town Street
  149    53, 53-West, and 102 Commerce Center                     10551 and 10791 NW 53rd Street and 5401 and 5405 N
  150    K & K Warehousing - 701 Fourth Avenue                    701 Fourth Avenue
  151    Emerald Apartments                                       964 President Avenue
--------------------------------------------------------------------------------------------------------------------------
  152    MacArthur Plaza I & II                                   7945 MacArthur Boulevard and 6500 Seven Locks Road
  153    Mount Vernon                                             38-A Mount Vernon Drive
  154    Evergreen Plaza                                          1710 Route 38
  155    21 DuPont Circle                                         21 DuPont Circle
  156    1-3 Parklands Drive (Parkland Office Park)               1-3 Parklands Drive
--------------------------------------------------------------------------------------------------------------------------
  157    Payne Ranch Centre                                       SWC of Grand Ave. & Peyton Drive
  158    Leonardine Gardens                                       110 Leonardine Avenue
  159    Kroger La Grange                                         203 Commerce Avenue
  160    Park Encino Apartments                                   5325  Newcastle Avenue
  161    Wickes Shopping Center                                   800 Central Expressway North
--------------------------------------------------------------------------------------------------------------------------
  162    Ashby Square West Shopping Center                        SEC of West Broad Street & Tuckernuck Drive
  163    Hampton Inn Detroit Metro Airport                        30847 Flynn Drive
  164    Commerce Park of Palm Beach County                       3111 Fortune Way
  165    Forest Glen Apartments                                   1639  North Forest Road
  166    Home - Springhouse Phase II                              5010 Split Rail Drive
--------------------------------------------------------------------------------------------------------------------------
  167    Southside Comfort Inn                                    120 West Third Street
  168    Mill Park Apartments                                     2900 McCann Road
  169    Warehouse Specialists - Enterprise Park 3.5, 4, 5        8511-8555 Martin Drive
  170    Grand Central Station Shopping Center                    8756 Research Blvd
  171    Ramada Inn Newburgh                                      1055 Union Avenue
--------------------------------------------------------------------------------------------------------------------------
  172    73 Spring Street Limited Partnership                     67-73 Spring Street
  173    Beacon Mill Village                                      2 Main Street
  174    Club at Woodland Pond                                    13801 North 37th Street
  175    La Maison                                                2308 & 2408 Houma Blvd
  176    Connecticut Avenue Days Inn                              4400 Connecticut Avenue, NW
--------------------------------------------------------------------------------------------------------------------------
  177    Dill Creek Commons Shopping Center                       1360 West Wade Hampton Blvd.
  178    Whole Foods Market                                       711 University Avenue
  179    One Sentry Parkway                                       One Sentry Parkway
  180    Hampton Inn - Matthews                                   9615 Independence Point Parkway
  181    Cambridge House                                          250 Bellbrook Avenue
--------------------------------------------------------------------------------------------------------------------------

                                                       Cross                                         % of Aggregate   Cumulative
Control                                     Zip    Collateralized     Original         Cut-off Date   Cut-off Date    % of Initial
  No.    City                        State  Code       Groups         Balance ($)       Balance ($)      Balance      Pool Balance
====================================================================================================================================
  112    Encino                        CA   91316                   $    6,848,492  $     6,838,693.78     0.20%         53.31%
  113    Middletown                    OH   45042                        6,800,000        6,794,491.45     0.20          53.50
  114    Azusa                         CA   91702                        6,750,000        6,744,467.08     0.19          53.70
  115    Las Vegas                     NV   89103                        6,750,000        6,732,378.75     0.19          53.89
  116    Houston                       TX   77077                        6,700,000        6,690,963.03     0.19          54.08
------------------------------------------------------------------------------------------------------------------------------------
  117    Phoenix                       AZ   85020                        6,700,000        6,683,917.14     0.19          54.28
  118    San Diego                     CA   92154                        6,700,000        6,671,562.47     0.19          54.47
  119    Tallahassee                   FL   32301                        6,675,000        6,656,983.36     0.19          54.66
  120    Dublin                        GA   31021                        6,600,000        6,594,695.89     0.19          54.85
  121    Bradenton                     FL   34209                        6,600,000        6,592,324.44     0.19          55.04
------------------------------------------------------------------------------------------------------------------------------------
  122    Columbus                      OH   43235                        6,600,000        6,584,429.79     0.19          55.23
  123    Lubbock                       TX   79416                        6,600,000        6,583,249.29     0.19          55.42
  124    San Diego                     CA   92154                        6,600,000        6,582,428.06     0.19          55.61
  125    Battle Creek                  MI   49015                        6,600,000        6,574,953.93     0.19          55.80
  126    Charlotte                     NC   28204                        6,600,000        6,555,555.55     0.19          55.98
------------------------------------------------------------------------------------------------------------------------------------
  127    Carrboro                      NC   27510                        6,552,000        6,547,029.36     0.19          56.17
  128    Lynchburg                     VA   24504                        6,500,000        6,493,025.24     0.19          56.36
  129    Oceanside                     CA   92056                        6,500,000        6,474,751.79     0.19          56.55
  130    Los Angeles                   CA   90020                        6,480,000        6,458,862.87     0.19          56.73
  131    Greenville                    SC   29615                        6,418,000        6,402,356.16     0.18          56.92
------------------------------------------------------------------------------------------------------------------------------------
  132    Louisburg                     NC   27549                        6,400,000        6,395,007.39     0.18          57.10
  133    Millville                     NJ   08332                        6,400,000        6,381,293.31     0.18          57.28
  134    Silver Spring                 MD   20910                        6,375,000        6,350,417.94     0.18          57.47
  135    Alexandria                    VA   22310                        6,333,000        6,322,891.20     0.18          57.65
  136    Madison                       WI   53704                        6,320,000        6,320,000.00     0.18          57.83
------------------------------------------------------------------------------------------------------------------------------------
  137    Montebello                    NY   10901                        6,300,000        6,295,095.15     0.18          58.01
  138    Keyport                       NJ   07735                        6,300,000        6,294,961.98     0.18          58.19
  139    Summit                        NJ   07836                        6,300,000        6,276,579.44     0.18          58.37
  140    Houston                       TX   77478                        6,259,631        6,251,342.00     0.18          58.55
  141    Olney                         MD   20832                        6,250,000        6,244,629.40     0.18          58.73
------------------------------------------------------------------------------------------------------------------------------------
  142    Sunrise                       FL   33304                        6,200,000        6,200,000.00     0.18          58.91
  143    Rialto                        CA   92376                        6,200,000        6,190,931.25     0.18          59.09
  144    Daly City                     CA   94014                        6,200,000        6,177,199.24     0.18          59.27
  145    Stonington                    CT   06355                        6,200,000        6,163,226.67     0.18          59.44
  146    Brooklyn                      NY   11217                        6,150,000        6,123,872.54     0.18          59.62
------------------------------------------------------------------------------------------------------------------------------------
  147    Chardon                       OH   44024                        6,100,000        6,077,175.58     0.17          59.80
  148    Columbus                      OH   43215                        6,100,000        6,073,664.24     0.17          59.97
  149    Sunrise                       FL   33321                        6,000,000        5,993,027.80     0.17          60.14
  150    Menominee                     MI   49858     Group C            6,000,000        5,989,329.78     0.17          60.32
  151    Toms River                    NJ   08753                        6,000,000        5,984,430.12     0.17          60.49
------------------------------------------------------------------------------------------------------------------------------------
  152    Cabin John                    MD   20818                        6,000,000        5,983,970.74     0.17          60.66
  153    Vernon                        CT   06066                        6,000,000        5,982,462.46     0.17          60.83
  154    Mount Holly                   NJ   08060                        6,000,000        5,982,208.81     0.17          61.00
  155    Washington                    DC   20036                        5,800,000        5,795,439.34     0.17          61.17
  156    Darien                        CT   06820                        5,800,000        5,792,389.77     0.17          61.34
------------------------------------------------------------------------------------------------------------------------------------
  157    Chino Hills                   CA   91709                        5,800,000        5,785,128.07     0.17          61.50
  158    South River                   NJ   08882                        5,800,000        5,784,398.59     0.17          61.67
  159    LaGrange                      GA   30241                        5,795,490        5,774,542.54     0.17          61.84
  160    Encino                        CA   91316                        5,735,450        5,727,244.22     0.16          62.00
  161    Plano                         TX   75074                        5,715,000        5,707,136.81     0.16          62.17
------------------------------------------------------------------------------------------------------------------------------------
  162    Richmond                      VA   23220                        5,700,000        5,685,607.37     0.16          62.33
  163    Romulus                       MI   48174                        5,700,000        5,678,693.80     0.16          62.49
  164    Wellington                    FL   33414                        5,600,000        5,585,217.47     0.16          62.65
  165    La Grange Park                IL   60526                        5,600,000        5,575,834.45     0.16          62.81
  166    Winston-Salem                 NC   27106                        5,520,000        5,502,009.30     0.16          62.97
------------------------------------------------------------------------------------------------------------------------------------
  167    Bethlehem                     PA   18018                        5,500,000        5,493,855.16     0.16          63.13
  168    Longview                      TX   75605                        5,486,000        5,486,000.00     0.16          63.29
  169    Clayton                       WI   54956     Group D            5,500,000        5,467,635.82     0.16          63.45
  170    Austin                        TX   78758                        5,415,000        5,394,496.51     0.16          63.60
  171    Newburgh                      NY   12550                        5,400,000        5,394,205.59     0.16          63.76
------------------------------------------------------------------------------------------------------------------------------------
  172    New York                      NY   10012                        5,400,000        5,382,520.27     0.15          63.91
  173    Beacon Falls                  CT   06403                        5,400,000        5,377,345.73     0.15          64.07
  174    Tampa                         FL   33613                        5,360,000        5,355,892.91     0.15          64.22
  175    Metairie                      LA   70001                        5,360,000        5,355,527.84     0.15          64.37
  176    Washington                    DC   20008                        5,350,000        5,350,000.00     0.15          64.53
------------------------------------------------------------------------------------------------------------------------------------
  177    Greer                         SC   29650                        5,390,000        5,349,731.63     0.15          64.68
  178    San Diego                     CA   92103                        5,336,000        5,331,911.30     0.15          64.83
  179    Whitpain Township             PA   19422                        5,300,000        5,292,378.31     0.15          64.99
  180    Matthews                      NC   28105     Group B            5,300,000        5,277,025.94     0.15          65.14
  181    Bristol                       TN   37620                        5,300,000        5,271,218.92     0.15          65.29
------------------------------------------------------------------------------------------------------------------------------------

                                          Interest                                                      Original       Remaining
Control     Mortgage     Administrative    Accrual              Amortization                          Interest-Only  Interest-Only
  No.       Rate (%)      Cost Rate (%)    Method                   Type                              Period (Mos.)  Period (Mos.)
===================================================================================================================================
  112        7.0510%         0.0962%     Actual/360 Amortizing Balloon                                      0             0
  113        7.0600          0.0962        30/360   Amortizing Balloon                                      0             0
  114        7.0000          0.1462      Actual/360 Amortizing (ARD)                                        0             0
  115        7.1350          0.0962      Actual/360 Amortizing Balloon                                      0             0
  116        7.2900          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  117        7.6270          0.0962      Actual/360 Amortizing Balloon                                      0             0
  118        7.5710          0.0962      Actual/360 Amortizing Balloon                                      0             0
  119        6.9400          0.1462      Actual/360 Amortizing (ARD)                                        0             0
  120        7.1000          0.0962      Actual/360 Amortizing Balloon                                      0             0
  121        7.3750          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  122        7.2400          0.1462        30/360   Amortizing (ARD)                                        0             0
  123        7.3000          0.0962      Actual/360 Amortizing Balloon                                      0             0
  124        7.0200          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  125        7.4500          0.0962        30/360   Amortizing (ARD)                                        0             0
  126        7.5000          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  127        7.3900          0.0962      Actual/360 Fully Amortizing                                        0             0
  128        7.8750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  129        7.0700          0.0962      Actual/360 Fully Amortizing                                        0             0
  130        7.0710          0.0962      Actual/360 Amortizing Balloon                                      0             0
  131        7.3000          0.1562      Actual/360 Amortizing (ARD)                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  132        7.2500          0.0962      Actual/360 Amortizing Balloon                                      0             0
  133        7.6250          0.0962      Actual/360 Amortizing Balloon                                      0             0
  134        7.1100          0.0962      Actual/360 Amortizing Balloon                                      0             0
  135        7.1500          0.0962        30/360   Amortizing Balloon                                      0             0
  136        7.0900          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  137        7.2600          0.0962      Actual/360 Amortizing Balloon                                      0             0
  138        7.1250          0.0962      Actual/360 Amortizing Balloon                                      0             0
  139        7.2800          0.0962      Actual/360 Fully Amortizing                                        0             0
  140        9.1200          0.0962        30/360   Fully Amortizing                                        0             0
  141        6.7600          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  142        7.3000          0.0962      Actual/360 Interest-Only then Amortizing Balloon                   60            56
  143        6.9600          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  144        7.3300          0.1712      Actual/360 Amortizing Balloon                                      0             0
  145        7.4200          0.0962        30/360   Fully Amortizing                                        0             0
  146        8.0000          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  147        7.2500          0.0962      Actual/360 Amortizing Balloon                                      0             0
  148        7.9000          0.0962      Actual/360 Amortizing Balloon                                      0             0
  149        7.3800          0.1462      Actual/360 Amortizing Balloon                                      0             0
  150        7.6250          0.0962      Actual/360 Amortizing Balloon                                      0             0
  151        7.1700          0.0962      Actual/360 Amortizing (ARD)                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  152        7.0000          0.1462      Actual/360 Amortizing Balloon                                      0             0
  153        7.6250          0.0962      Actual/360 Amortizing Balloon                                      0             0
  154        7.5530          0.0962      Actual/360 Amortizing Balloon                                      0             0
  155        7.2100          0.0962      Actual/360 Amortizing Balloon                                      0             0
  156        7.4000          0.1462      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  157        7.2400          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  158        6.9600          0.0962      Actual/360 Fully Amortizing                                        0             0
  159        7.3750          0.0962        30/360   Amortizing Balloon                                      0             0
  160        7.0510          0.0962      Actual/360 Amortizing Balloon                                      0             0
  161        7.2100          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  162        7.3300          0.1562      Actual/360 Amortizing (ARD)                                        0             0
  163        7.3400          0.0962      Actual/360 Amortizing Balloon                                      0             0
  164        7.0700          0.1462      Actual/360 Amortizing (ARD)                                        0             0
  165        7.4940          0.0962      Actual/360 Amortizing Balloon                                      0             0
  166        7.0750          0.0962        30/360   Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  167        7.6250          0.0962      Actual/360 Amortizing Balloon                                      0             0
  168        8.1400          0.0962      Actual/360 Interest-Only then Amortizing (ARD)                     23            13
  169        7.4375          0.0962      Actual/360 Fully Amortizing                                        0             0
  170        7.3750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  171        7.8750          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  172        7.1100          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  173        7.6250          0.0962      Actual/360 Fully Amortizing                                        0             0
  174        7.3400          0.1462      Actual/360 Amortizing Balloon                                      0             0
  175        6.9100          0.0962      Actual/360 Amortizing Balloon                                      0             0
  176        7.5000          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  177        7.3000          0.0962      Actual/360 Fully Amortizing                                        0             0
  178        7.3400          0.1462      Actual/360 Amortizing Balloon                                      0             0
  179        7.0300          0.1462      Actual/360 Amortizing (ARD)                                        0             0
  180        7.8750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  181        7.8750          0.0962      Actual/360 Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------

          Original  Remaining
          Term to    Term to      Original      Remaining
Control   Maturity   Maturity   Amortization   Amortization Origination   Maturity     Balloon
  No.      (Mos.)     (Mos.)     Term (Mos.)    Term (Mos.)    Date        or ARD      Balance ($)      Property Type
===============================================================================================================================
  112       120        118          360            358         2/9/98      3/1/08    $  5,982,969  Multifamily
  113       120        119          360            359        3/30/98      4/1/08       5,843,452  Multifamily
  114       120        119          360            359        2/13/98      4/1/08       5,888,113  Multifamily
  115       120        117          360            357        1/22/98      2/1/08       5,904,970  Multifamily
  116       120        118          360            358        2/27/98      3/1/08       5,889,897  Retail - Unanchored
-------------------------------------------------------------------------------------------------------------------------------
  117       120        117          360            357        1/15/98      2/1/08       5,934,760  Multifamily
  118       120        114          360            354        10/24/97     11/1/07      5,927,801  Multifamily
  119       120        117          360            357        1/12/98      2/1/08       5,809,505  Office
  120       120        119          360            359         3/5/98      4/1/08       5,772,492  Retail - Anchored
  121       120        119          300            299        3/31/98      4/1/08       5,342,060  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------
  122        60         57          360            357        1/21/98      2/1/03       6,228,358  Retail - Unanchored
  123       120        117          360            357        1/13/98      2/1/08       5,798,365  Multifamily
  124       120        117          360            357         1/8/98      2/1/08       5,756,396  Multifamily
  125       240        235          360            355        11/19/97     12/1/17      3,877,239  Retail - Anchored
  126       120        114          300            294        10/1/97      11/1/07      5,359,003  Office
-------------------------------------------------------------------------------------------------------------------------------
  127       360        359          360            359         3/3/98      4/1/28         655,651  Multifamily
  128       120        119          300            299        3/31/98      4/1/08       5,339,898  Hotel - Full Service
  129       300        297          300            297        1/15/98      2/1/23         347,013  Retail - Anchored
  130       120        116          360            356        12/23/97     1/1/08       5,660,160  Multifamily
  131       120        117          360            357        2/18/98      2/1/08       5,649,365  Office
-------------------------------------------------------------------------------------------------------------------------------
  132       240        239          360            359        3/24/98      4/1/18       3,992,899  Retail - Anchored
  133       120        116          360            356        12/30/97     1/1/08       5,669,732  Multifamily
  134       180        175          360            355        11/20/97     12/1/12      4,901,207  Retail - Unanchored
  135       120        118          360            358        2/24/98      3/1/08       5,463,740  Multifamily
  136       120        120          360            360         4/6/98      5/1/08       5,526,794  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------
  137       120        119          360            359        3/12/98      4/1/08       5,533,122  Office
  138       180        179          360            359         4/1/98      4/1/13       4,848,844  Multifamily
  139       360        355          360            355        11/19/97     12/1/27        596,147  Multifamily
  140       252        251          252            251        3/19/98      4/1/19               -  CTL
  141       192        191          360            359        3/18/98      4/1/14       4,562,683  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------
  142       132        128          300            300        12/17/97     1/1/09       5,590,719  Office
  143       120        118          360            358        2/17/98      3/1/08       5,403,353  Multifamily
  144       120        115          360            355        10/31/97     12/1/07      5,452,872  Multifamily
  145       298        293          298            293        11/25/97     10/1/22              -  CTL
  146       120        116          300            296        12/17/97     1/1/08       5,067,055  Office
-------------------------------------------------------------------------------------------------------------------------------
  147       120        115          360            355        11/6/97      12/1/07      5,353,916  Retail - Anchored
  148        84         80          300            296        12/22/97     1/1/05       5,433,709  Hotel - Full Service
  149       120        119          300            299        3/24/98      4/1/08       4,857,155  Industrial
  150       120        119          240            239         3/6/98      4/1/08       4,177,874  Industrial
  151       180        177          360            357        1/22/98      2/1/13       4,622,411  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  152       120        117          360            357        1/30/98      2/1/08       5,230,328  Retail - Unanchored
  153       120        116          360            356        12/10/97     1/1/08       5,315,373  Multifamily
  154       120        116          360            356        12/31/97     1/1/08       5,305,881  Retail - Anchored
  155       120        119          360            359        3/27/98      4/1/08       5,087,393  Office
  156       120        118          360            358        2/10/98      3/1/08       5,113,120  Office
-------------------------------------------------------------------------------------------------------------------------------
  157       180        177          360            357        1/15/98      2/1/13       4,482,308  Retail - Anchored
  158       360        357          360            357        1/22/98      2/1/28         475,415  Multifamily
  159       239        236          296            293        1/26/98      1/1/18       2,041,228  CTL
  160       120        118          360            358         2/9/98      3/1/08       5,010,596  Multifamily
  161       120        118          360            358        2/25/98      3/1/08       5,013,593  Retail - Unanchored
-------------------------------------------------------------------------------------------------------------------------------
  162       120        117          360            357        1/29/98      2/1/08       5,011,513  Retail - Anchored
  163       180        177          300            297        1/21/98      2/1/13       3,666,819  Hotel - Limited Service
  164       120        117          360            357        1/21/98      2/1/08       4,890,632  Industrial
  165       120        114          360            354        10/15/97     11/1/07      4,945,057  Multifamily
  166       120        116          360            356        12/23/97     1/1/08       4,745,168  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  167       180        179          300            299        3/19/98      4/1/13       3,596,484  Hotel - Limited Service
  168       120        110          360            360        6/16/97      7/1/07       5,069,507  Multifamily
  169       180        178          180            178         2/9/98      3/1/13         116,221  Industrial
  170       120        116          330            326        12/17/97     1/1/08       4,596,799  Retail - Anchored
  171       120        119          300            299        3/26/98      4/1/08       4,436,224  Hotel - Full Service
-------------------------------------------------------------------------------------------------------------------------------
  172       120        116          360            356        12/22/97     1/1/08       4,721,619  Office
  173       360        354          360            354        10/23/97     11/1/27        576,573  Multifamily
  174       120        119          360            359        3/19/98      4/1/08       4,717,243  Multifamily
  175       120        119          360            359        3/12/98      4/1/08       4,664,385  Multifamily
  176       120        120          300            300         4/3/98      5/1/08       4,347,319  Hotel - Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  177       240        236          240            236        12/31/97     1/1/18         187,047  Retail - Anchored
  178       120        119          360            359        2/27/98      4/1/08       4,696,121  Retail - Anchored
  179       120        118          360            358        2/10/98      3/1/08       4,627,605  Office
  180       120        116          300            296        12/31/97     1/1/08       4,351,009  Hotel - Limited Service
  181       240        237          240            237        1/16/98      2/1/18         214,352  Health Care - Skilled Nursing
-------------------------------------------------------------------------------------------------------------------------------

                                                                   Annual
Control                                                             Debt                   Net                   Appraised
  No.    Prepayment Provisions                                    Service ($)         Cash Flow ($)  DSCR (x)     Value ($)
==============================================================================================================================
  112    L(4),D(5.67),O(.33)                                     $    549,576         $    769,380   1.40x        $ 9,480,000
  113    L(2.08),D(7.92)                                              546,179              724,626   1.33           8,400,000
  114    L(4),YM1%(5.75),O(.25)                                       538,895              686,633   1.27           8,550,000
  115    L(4),D(5.83),O(.17)                                          546,259              713,796   1.31           8,700,000
  116    L(4),D(5.75),O(.25)                                          550,653              747,466   1.36           9,100,000
------------------------------------------------------------------------------------------------------------------------------
  117    L(4),D(5.83),O(.17)                                          569,177              760,200   1.34           9,035,000
  118    L(4),D(5.83),O(.17)                                          566,082              678,499   1.20           8,725,000
  119    L(7),D(2.75),O(.25)                                          529,683              781,237   1.47           9,100,000
  120    L(4),D(5.5),O(.5)                                            532,249              694,236   1.30           9,200,000
  121    L(2),D(7.75),O(.25)                                          578,857              737,823   1.27           8,800,000
------------------------------------------------------------------------------------------------------------------------------
  122    YM1%(4.75),O(.25)                                            539,747              655,532   1.21           8,800,000
  123    L(4),D(5.5),O(.5)                                            542,972              745,477   1.37           8,300,000
  124    L(2),D(7.75),O(.25)                                          527,984              695,626   1.32           8,325,000
  125    L(4),D(15.5),O(.5)                                           551,069              713,797   1.30           8,380,000
  126    L(4),YM1%(5.5),O(.5)                                         585,281              732,712   1.25           8,575,000
------------------------------------------------------------------------------------------------------------------------------
  127    L(4),D(26)                                                   543,840              682,858   1.26           8,400,000
  128    L(4),YM1%(5.75),O(.25) or D(Borr)                            595,572              894,459   1.50          11,100,000
  129    L(7),YM1%(5),5(5),4(2),3(2),2(2),1(1),O(1) or D(Borr)        554,776              769,284   1.39           9,000,000
  130    L(4),D(5.83),O(.17)                                          521,052              818,656   1.57           8,100,000
  131    L(4),D(5.75),O(.25)                                          527,835              675,647   1.28           8,650,000
------------------------------------------------------------------------------------------------------------------------------
  132    L(4),D(16)                                                   523,911              657,335   1.25           8,000,000
  133    L(4),YM1%(5.75),O(.25)                                       543,586              707,128   1.30           9,000,000
  134    L(7),YM1%(6),O(2) or D(Borr)                                 514,620              725,011   1.41           8,500,000
  135    L(2.17),D(7.33),O(.5)                                        513,282              646,677   1.26           8,500,000
  136    L(4),D(5.75),O(.25)                                          509,158              681,562   1.34           8,000,000
------------------------------------------------------------------------------------------------------------------------------
  137    L(4),D(5.75),O(.25)                                          516,238              681,048   1.32           8,400,000
  138    L(1),YM1%(13.5),O(.5)                                        509,331              620,760   1.22           7,900,000
  139    L(4),YM1%(6),1(19.75),O(.25) or D(Borr)                      517,264              870,127   1.68           9,250,000
  140    L(8),YM1(13) or D(Borr)                                      670,346              670,346    NAP           6,400,000
  141    L(5),D(10),O(1)                                              486,947              705,724   1.45           9,100,000
------------------------------------------------------------------------------------------------------------------------------
  142    L(4),YM1%(6.75),O(.25) or D(Borr)                            540,167 (2)          831,356   1.54          12,400,000
  143    L(4),D(5.75),O(.25)                                          492,988              696,605   1.41           7,750,000
  144    L(4),D(5.5),O(.5)                                            511,582              628,221   1.23           8,070,000
  145    L(8),D(16.83)                                                547,211              573,044    NAP           6,400,000
  146    L(4),D(5.75),O(.25)                                          569,600              807,517   1.42           8,875,000
------------------------------------------------------------------------------------------------------------------------------
  147    L(4),YM1%(5.75),O(.25)                                       499,353              650,265   1.30           8,000,000
  148    L(2.42),YM1%(4.08),O(.5) or D(Borr)                          560,129              918,633   1.64          12,900,000
  149    L(4),D(5.75),O(.25)                                          526,466              727,554   1.38           8,000,000
  150    L(4),D(5.75),O(.25)                                          585,543              849,475   1.45           8,625,000
  151    L(3),D(11.5),O(.5)                                           487,266              707,236   1.45           7,500,000
------------------------------------------------------------------------------------------------------------------------------
  152    L(4),D(5.5),O(.5)                                            479,018              662,700   1.38           7,670,000
  153    L(4),YM1%(4),O(2)                                            509,612              772,840   1.52           9,500,000
  154    L(4),YM1%(5.5),O(.5)                                         506,050              661,646   1.31           8,100,000
  155    L(4),D(5.75),O(.25)                                          472,908              617,228   1.31           8,000,000
  156    L(4),D(5.75),O(.25)                                          481,896              675,027   1.40           8,000,000
------------------------------------------------------------------------------------------------------------------------------
  157    L(7),D(7.75),O(.25)                                          474,323              749,640   1.58           9,600,000
  158    L(4),YM1%(6),1(19.75),O(.25)                                 461,182              583,805   1.27           7,250,000
  159    L(8),D(11.917)                                               510,694              520,908    NAP           6,050,000
  160    L(4),D(5.67),O(.33)                                          460,257              616,663   1.34           7,710,000
  161    L(4),D(5.75),O(.25)                                          465,977              707,496   1.52           7,750,000
------------------------------------------------------------------------------------------------------------------------------
  162    L(4),D(5.75),O(.25)                                          470,326              637,767   1.36           7,300,000
  163    L(4),YM1%(10.75),O(.25) or D(Borr)                           498,373              716,224   1.44           8,800,000
  164    L(4),YM1%(5.5),O(.5)                                         450,247              691,944   1.54           9,200,000
  165    L(4),D(5.83),O(.17)                                          469,596              731,880   1.56           7,100,000
  166    L(4),YM1%(5.5),O(.5)                                         444,038              604,258   1.36           6,900,000
------------------------------------------------------------------------------------------------------------------------------
  167    L(7),YM1%(7.75),O(.25) or D(Borr)                            493,113              759,139   1.54           7,400,000
  168    L(2),YM1%(3),5(1),4(1),3(1),2(1),1(.5),O(.5)                 489,492 (2)          609,938   1.25           7,000,000
  169    L(6),D(8.75),O(.25)                                          609,486              775,936   1.27           8,600,000
  170    L(3),YM5%(2),5(1),4(1),3(1),2(1),1(.75),O(.25)               460,301              581,312   1.26           7,250,000
  171    L(4),D(6)                                                    494,783              690,479   1.40           7,750,000
------------------------------------------------------------------------------------------------------------------------------
  172    L(4),D(5.75),O(.25)                                          435,914              607,313   1.39           7,200,000
  173    L(10),YM1%(10),1(10)                                         458,650              688,382   1.50           7,500,000
  174    L(4),D(5.5),O(.5)                                            442,709              575,098   1.30           6,700,000
  175    L(2),D(7.50),O(.5)                                           424,042              630,618   1.49           6,700,000
  176    L(4),5(1),4(1),3(1),2(1),1(1.5),O(.5) or D(Borr)             474,432              715,121   1.51           7,550,000
------------------------------------------------------------------------------------------------------------------------------
  177    L(10),YM1%(9.5),O(.5) or D(Borr)                             513,177              660,482   1.29           7,190,000
  178    L(4),YM1%(5.75),O(.25)                                       440,727              549,592   1.25           6,670,000
  179    L(4),D(5.75),O(.25)                                          424,415              578,789   1.36           9,175,000
  180    L(4),D(5.75),O(.25)                                          485,620              736,717   1.52           7,075,000
  181    L(7),D(12.75),O(.25)                                         527,039              724,500   1.37           6,700,000
------------------------------------------------------------------------------------------------------------------------------

                                          Underwritten
                                           Hospitality                        Sq. Ft.,            Loan per
                      Cut-off   Scheduled   Average                            Units           Sq. Ft., Units
Control   Appraisal    Date   Maturity Date  Daily      Year      Year        Bed, Pad            Bed, Pad     Occupancy
  No.       Year      LTV (%)    LTV (%)    Rate ($)    Built   Renovated     or Room            or Room ($)  Percentage (%)
================================================================================================================================
  112       1997       72.1%      63.1%                 1971       N/A             147 Units    $  46,588.38      99.0%
  113       1998       80.9       69.6                  1984       N/A             200 Units       34,000.00      93.3
  114       1998       78.9       68.9                  1988       N/A             128 Units       52,734.38      96.1
  115       1997       77.4       67.9                  1989       N/A             172 Units       39,244.19      86.6
  116       1998       73.5       64.7                  1984       N/A         129,855 Sq. Ft.         51.60      87.0
--------------------------------------------------------------------------------------------------------------------------------
  117       1997       74.0       65.7                  1997       N/A              88 Units       76,136.36      94.3
  118       1997       76.5       67.9                  1989       N/A             128 Units       52,343.75      98.0
  119       1997       73.2       63.8                1960,1983   1997         144,783 Sq. Ft.         46.10      98.8
  120       1997       71.7       62.7                  1971      1992         272,675 Sq. Ft.         24.20      88.0
  121       1998       74.9       60.7                1986-1987    N/A         180,240 Sq. Ft.         36.62      96.6
--------------------------------------------------------------------------------------------------------------------------------
  122       1997       74.8       70.8                 1984-85     N/A         171,773 Sq. Ft.         38.42      89.5
  123       1997       79.3       69.9                 1929-77     N/A             224 Units       29,464.29      98.7
  124       1997       79.1       69.2                  1987       N/A             161 Units       40,993.79      97.5
  125       1997       78.5       46.3                  1989       N/A          87,035 Sq. Ft.         75.83      97.0
  126       1997       76.5       62.5                  1929      1996          69,129 Sq. Ft.         95.47      98.6
--------------------------------------------------------------------------------------------------------------------------------
  127       1998       77.9        7.8                  1971       N/A             209 Units       31,349.28      88.5
  128       1998       58.5       48.1      $56.75      1984      1995             238 Rooms       27,310.92       NAP
  129       1997       71.9        3.9                  1991      1996          79,424 Sq. Ft.         81.84      93.2
  130       1997       79.7       69.9                  1972       N/A             218 Units       29,724.77      95.0
  131       1997       74.0       65.3                1996,1997    N/A         100,000 Sq. Ft.         64.18      89.4
--------------------------------------------------------------------------------------------------------------------------------
  132       1998       79.9       49.9                  1983      1987         155,480 Sq. Ft.         41.16      91.9
  133       1997       70.9       63.0                  1975       N/A             280 Units       22,857.14      92.1
  134       1997       74.7       57.7                1986,1992    N/A          43,629 Sq. Ft.        146.12      95.4
  135       1998       74.4       64.3                  1962      1990             181 Units       34,988.95      94.0
  136       1998       79.0       69.1                1996-1997    N/A          69,252 Sq. Ft.         91.26     100.0
--------------------------------------------------------------------------------------------------------------------------------
  137       1998       74.9       65.9                  1989       N/A          69,882 Sq. Ft.         90.15     100.0
  138       1998       79.7       61.4                  1966       N/A             164 Units       38,414.63      95.1
  139       1997       67.9        6.4                  1952       N/A             100 Units       63,000.00     100.0
  140       1998        NAP        0.0                  1994       N/A          46,658 Sq. Ft.        134.16     100.0
  141       1997       68.6       50.1                  1997       N/A          34,350 Sq. Ft.        181.95      91.1
--------------------------------------------------------------------------------------------------------------------------------
  142       1997       50.0       45.1                  1997       N/A         106,910 Sq. Ft.         57.99     100.0
  143       1997       79.9       69.7                  1987       N/A             180 Units       34,444.44      96.0
  144       1997       76.6       67.6                  1987       N/A              89 Units       69,662.92      97.8
  145       1997        NAP        0.0                  1997       N/A          46,449 Sq. Ft.        133.48     100.0
  146       1997       69.0       57.1                  1930      1989          85,718 Sq. Ft.         71.75     100.0
--------------------------------------------------------------------------------------------------------------------------------
  147       1997       76.0       66.9                  1972      1988         148,955 Sq. Ft.         40.95      98.1
  148       1997       47.1       42.1       62.40      1965      1997             240 Rooms       25,416.67       NAP
  149       1998       74.9       60.7               1989, 1996    N/A         177,926 Sq. Ft.         33.72      98.9
  150       1998       69.4       48.4            1985,1988,1995   N/A         440,000 Sq. Ft.         13.64     100.0
  151       1997       79.8       61.6                  1960s   1994-1997          212 Units       28,301.89      93.0
--------------------------------------------------------------------------------------------------------------------------------
  152       1997       78.0       68.2                1982,1992    N/A          41,894 Sq. Ft.        143.22      99.1
  153       1997       63.0       56.0                  1965      1990             260 Units       23,076.92      98.0
  154       1997       73.9       65.5                  1991       N/A          84,649 Sq. Ft.         70.88      94.3
  155       1998       72.4       63.6                  1971      1997          43,392 Sq. Ft.        133.67     100.0
  156       1998       72.4       63.9                 1964,85    1994          60,016 Sq. Ft.         96.64     100.0
--------------------------------------------------------------------------------------------------------------------------------
  157       1997       60.3       46.7                  1990       N/A          40,999 Sq. Ft.        141.47     100.0
  158       1998       79.8        6.6                  1974       N/A             140 Units       41,428.57      91.4
  159       1997        NAP       33.7                  1985      1996          61,331 Sq. Ft.         94.50     100.0
  160       1997       74.3       65.0                  1972      1995             130 Units       44,118.85     100.0
  161       1998       73.6       64.7                  1988       N/A          66,229 Sq. Ft.         86.29      97.5
--------------------------------------------------------------------------------------------------------------------------------
  162       1998       77.9       68.7                  1985       N/A         103,308 Sq. Ft.         55.17      87.4
  163       1997       64.5       41.7       70.00      1988       N/A             136 Rooms       41,911.76       NAP
  164       1997       60.7       53.2                 1982-97     N/A         171,510 Sq. Ft.         32.65      96.7
  165       1997       78.5       69.7                  1957      1997             264 Units       21,212.12      86.4
  166       1997       79.7       68.8                  1985       N/A             184 Units       30,000.00      92.4
--------------------------------------------------------------------------------------------------------------------------------
  167       1998       74.2       48.6       67.00      1992      1997             124 Rooms       44,354.84       NAP
  168       1997       78.4       72.4                1974,1977    N/A             344 Units       15,947.67      91.3
  169       1997       63.6        1.4             1992,1994,1997  N/A         387,500 Sq. Ft.         14.19     100.0
  170       1997       74.4       63.4                  1978       N/A         115,343 Sq. Ft.         46.95      95.0
  171       1998       69.6       57.2       54.82      1974      1990             166 Rooms       32,530.12       NAP
--------------------------------------------------------------------------------------------------------------------------------
  172       1997       74.8       65.6                  1912      1985          58,000 Sq. Ft.         93.10     100.0
  173       1997       71.7        7.7                  1984       N/A             141 Units       38,297.87      95.0
  174       1997       79.9       70.4                  1984       N/A             168 Units       31,904.76      95.2
  175       1998       79.9       69.6                  1972      1995             176 Units       30,454.55      97.2
  176       1998       70.9       57.6       78.00      1948      1993             155 Rooms       34,516.13       NAP
--------------------------------------------------------------------------------------------------------------------------------
  177       1997       74.4        2.6                  1997       N/A          72,528 Sq. Ft.         74.32      96.7
  178       1998       79.9       70.4                  1997       N/A          28,000 Sq. Ft.        190.57     100.0
  179       1997       57.7       50.4                  1981       N/A          81,365 Sq. Ft.         65.14      88.1
  180       1997       74.6       61.5       75.00      1995       N/A              92 Rooms       57,608.70       NAP
  181       1997       78.7        3.2                  1986      1996             130 Beds        40,769.23      96.0
--------------------------------------------------------------------------------------------------------------------------------

                                                                                       Largest Tenant
                                                      ------------------------------------------------------------------------------
                                                                                                          Tenant
Control Rent Roll          Underwriting                                                                 Area Leased         Lease
  No.     Date             Reserves ($)      per                Tenant Name                              (Sq. Ft.)         Exp Date
====================================================================================================================================
  112   12/22/97                   $328.00  Unit
  113    2/25/98                    300.00  Unit
  114   12/12/97                    175.00  Unit
  115   12/12/97                    238.77  Unit
  116    9/20/97                      0.23  Sq. Ft.   Dollar Cinema                                         22,275          8/31/08
------------------------------------------------------------------------------------------------------------------------------------
  117    1/15/98                    180.60  Unit
  118   10/6/97                     483.31  Unit
  119   12/24/97                      0.17  Sq. Ft.   G.S.A.                                                77,519          1/31/03
  120    1/29/98                      0.20  Sq. Ft.   Belk                                                  60,334         11/10/07
  121    3/24/98                      0.13  Sq. Ft.   Bealls                                                87,385          4/30/13
------------------------------------------------------------------------------------------------------------------------------------
  122   12/22/97                      0.15  Sq. Ft.   Media Play                                            50,000          1/31/07
  123    1/18/98                    254.00  Unit
  124   10/9/97                     284.00  Unit
  125   11/1/97                       0.43  Sq. Ft.   TJ Maxx                                               23,862          5/15/05
  126    2/1/98                       0.10  Sq. Ft.   Dellinger & Deese                                      8,322          6/1/02
------------------------------------------------------------------------------------------------------------------------------------
  127    3/3/98                     250.00  Unit
  128     NAP          4% of Gross Revenue  Room
  129    1/1/98                       0.22  Sq. Ft.   Ralphs                                                45,000         10/31/06
  130    7/31/97                    309.67  Unit
  131   12/3/97                       0.10  Sq. Ft.   Gerber                                                48,000          5/31/04
------------------------------------------------------------------------------------------------------------------------------------
  132    3/16/98                      0.17  Sq. Ft.   Wal-Mart                                              61,070          3/1/13
  133   12/10/97                    284.00  Unit
  134    3/2/98                       0.38  Sq. Ft.   Duron Paints                                           4,100          9/1/01
  135    1/22/98                    226.00  Unit
  136    2/19/98                      0.10  Sq. Ft.   Best Buy                                              45,792         10/31/16
------------------------------------------------------------------------------------------------------------------------------------
  137   10/29/97                      0.14  Sq. Ft.   Barclay's                                             10,156          5/31/00
  138    1/27/98                    210.00  Unit
  139    9/23/97                    200.00  Unit
  140    5/1/98                          -  Sq. Ft.   Q Club, Inc                                           46,658          3/31/19
  141    3/17/98                      0.15  Sq. Ft.   CVS                                                   10,120          1/31/18
------------------------------------------------------------------------------------------------------------------------------------
  142      0                             -  Sq. Ft.   United HealthCare                                    106,910          9/30/07
  143   12/17/97                    226.54  Unit
  144   10/1/97                     275.28  Unit
  145    5/1/98                       0.15  Sq. Ft.   The Great Atlantic & Pacific Tea Company              46,449         10/31/22
  146    2/8/98                       0.20  Sq. Ft.   St. Joseph's Children's Services                      63,425          3/30/00
------------------------------------------------------------------------------------------------------------------------------------
  147    9/16/97                      0.10  Sq. Ft.   Quality Farm and Fresh                                49,799         10/31/04
  148     NAP          4% of Gross Revenue  Room
  149    3/18/98                      0.14  Sq. Ft.   Spectramin, Inc.                                       8,608          6/30/99
  150      0                          0.10  Sq. Ft.   K & K Warehousing, Inc.                              225,000          3/5/08
  151   10/23/97                    225.00  Unit
------------------------------------------------------------------------------------------------------------------------------------
  152    1/23/98                      0.19  Sq. Ft.   Bethesda Co-Op                                         4,961          5/31/99
  153    9/1/97                     250.00  Unit
  154   12/8/97                       0.10  Sq. Ft.   Edwards Super Food                                    43,410          4/30/06
  155    2/4/98                       0.30  Sq. Ft.   Assoc Rsch Libr                                        9,200          2/26/04
  156    1/23/98                      0.21  Sq. Ft.   Rogers Casey                                          37,969          5/23/04
------------------------------------------------------------------------------------------------------------------------------------
  157   10/3/97                       0.30  Sq. Ft.   Albertson's (Shadow)                                  42,630           NAV
  158    1/21/98                    250.00  Unit
  159    5/1/98                       0.08  Sq. Ft.   Kroger Company                                        61,331          1/31/18
  160   12/22/97                    300.00  Unit
  161    1/31/98                      0.15  Sq. Ft.   Wickes Furniture Companies, Inc./Wickes Furniture     50,000          1/31/03
------------------------------------------------------------------------------------------------------------------------------------
  162    1/19/98                      0.15  Sq. Ft.   Food Lion                                             33,450          3/23/10
  163     NAP          4% of Gross Revenue  Room
  164    1/31/98                      0.20  Sq. Ft.   PYTLLC                                                19,285           NAV
  165    8/5/97                     251.34  Unit
  166   10/25/97                    290.00  Unit
------------------------------------------------------------------------------------------------------------------------------------
  167     NAP          4% of Gross Revenue  Room
  168    6/5/97                     175.00  Unit
  169      0                          0.06  Sq. Ft.   Warehouse Specialists, Inc.                          387,500          3/1/13
  170    3/13/98                      0.14  Sq. Ft.   Weiner's Stores, Inc.                                 27,000          8/31/03
  171     NAP          4% of Gross Revenue  Room
------------------------------------------------------------------------------------------------------------------------------------
  172   12/1/97                       0.30  Sq. Ft.   Tri Pod                                                7,850          8/31/12
  173    9/18/97                    306.00  Unit
  174   12/12/97                    275.00  Unit
  175    2/25/98                    265.00  Unit
  176     NAP          4% of Gross Revenue  Room
------------------------------------------------------------------------------------------------------------------------------------
  177    3/1/98                       0.10  Sq. Ft.   Bi-Lo                                                 45,876          6/1/17
  178    1/1/98                       0.10  Sq. Ft.   Whole Foods Market                                    28,000          1/31/12
  179   12/4/97                       0.22  Sq. Ft.   Volt Information Sciences, Inc.                       39,812          7/31/01
  180     NAP          4% of Gross Revenue  Room
  181    8/14/97                    250.00  Bed
------------------------------------------------------------------------------------------------------------------------------------

                         2nd Largest Tenant                                           3rd Largest Tenant
     ---------------------------------------------------------  -------------------------------------------------------------
                                            Tenant                                                          Tenant
Control                                   Area Leased  Lease                                              Area Leased Lease  Control
  No.         Tenant Name                  (Sq. Ft.)  Exp Date                  Tenant Name                (Sq. Ft.) Exp Date   No.
====================================================================================================================================
 112                                                                                                                            112
 113                                                                                                                            113
 114                                                                                                                            114
 115                                                                                                                            115
 116 Texas Dept. of Human Services            16,048   8/31/05  Cloth World #1497                             16,000   3/31/04  116
------------------------------------------------------------------------------------------------------------------------------------
 117                                                                                                                            117
 118                                                                                                                            118
 119 Florida Housing Finance Corporation      35,666   5/31/05  Florida Department of Envionmental Affairs    10,242   8/14/99  119
 120 J.C. Penney                              34,364   8/31/98  Goody's Family Clothing                       26,329   4/1/02   120
 121 Scottys                                  54,825   7/31/07  Curtes Hull                                    4,925  10/31/98  121
------------------------------------------------------------------------------------------------------------------------------------
 122 Comp USA                                 31,230  11/30/03  Powerhouse Gym                                14,886   1/31/07  122
 123                                                                                                                            123
 124                                                                                                                            124
 125 Old Country Buffet                       12,000  12/31/09  1/2 Off Cards                                 12,000   1/15/08  125
 126 MarketWise, Inc.                          5,016   1/1/02   Legg Mason Wood Walker                         4,577   1/1/02   126
------------------------------------------------------------------------------------------------------------------------------------
 127                                                                                                                            127
 128                                                                                                                            128
 129 Tutor Time - Pad A                        7,040  11/30/05  Hollywood Video - Pad D                        7,000   9/30/06  129
 130                                                                                                                            130
 131 Insty Prints                              9,000  10/31/02  Southeastern Telecom                           6,350  12/14/02  131
------------------------------------------------------------------------------------------------------------------------------------
 132 Food Lion                                30,720   5/1/15   Eckerd Drug                                    9,600   9/26/98  132
 133                                                                                                                            133
 134 Southland (7-11)                          4,050  12/31/01  Popeyes                                        3,000  12/31/01  134
 135                                                                                                                            135
 136 Office Max                               23,460   8/31/17                                                                  136
------------------------------------------------------------------------------------------------------------------------------------
 137 Dr. M.B. Schachter MD PC                  9,671   3/31/02  Neuromedical Systems                           7,675   5/31/00  137
 138                                                                                                                            138
 139                                                                                                                            139
 140                                                                                                                            140
 141 Blockbuster Video                         6,140   9/30/02  Chicken Out Rotisserie       (A-15 & A-16)     3,635   9/30/07  141
------------------------------------------------------------------------------------------------------------------------------------
 142                                                                                                                            142
 143                                                                                                                            143
 144                                                                                                                            144
 145                                                                                                                            145
 146 St. Mary's Hospital of Brooklyn           9,400   2/28/01  Diagnostic Health Services, Inc. (DHS)         6,814  10/31/05  146
------------------------------------------------------------------------------------------------------------------------------------
 147 Giant Eagle                              40,080   6/30/09  Carlisle's/Peebles                            25,033   1/31/04  147
 148                                                                                                                            148
 149 Bret's Vette                              6,675   8/31/00  Monpak, Inc.                                   5,625   6/30/99  149
 150 Great Lakes Pulp & Fibre                215,000  11/30/16  N/A                                                             150
 151                                                                                                                            151
------------------------------------------------------------------------------------------------------------------------------------
 152 Market on the Boulevard                   3,830  10/31/06  CTX Corp.                                      3,671   9/30/01  152
 153                                                                                                                            153
 154 Thrift Drug Store                         7,200   3/31/11  Social Security Administration                 6,839   9/17/06  154
 155 Oldham & Partners                         7,529   1/10/02  Optasco                                        6,220   8/31/02  155
 156 The Progressive Corporation               7,970   6/30/03  Miles 33                                       3,742   6/30/03  156
------------------------------------------------------------------------------------------------------------------------------------
 157 Wells Fargo                               4,000  11/18/10  Petco                                          3,600   5/31/99  157
 158                                                                                                                            158
 159                                                                                                                            159
 160                                                                                                                            160
 161 El Fenix Corporation/El Fenix             6,362   3/31/02  Eye Care Centers of America, Inc./Eye Masters  4,500   9/30/98  161
------------------------------------------------------------------------------------------------------------------------------------
 162 Victory Fitness                          11,000   9/14/99  Cort Furniture Rental Corp.                    6,500   5/15/00  162
 163                                                                                                                            163
 164 Arpac                                     9,800       NAV  Jack B. Harper Contractor                      6,000       NAV  164
 165                                                                                                                            165
 166                                                                                                                            166
------------------------------------------------------------------------------------------------------------------------------------
 167                                                                                                                            167
 168                                                                                                                            168
 169                                                                                                                            169
 170 Office Depot                             23,925   3/31/99  Fitness Plus of Austin                        10,213   5/31/99  170
 171                                                                                                                            171
------------------------------------------------------------------------------------------------------------------------------------
 172 Quant Trading                             3,326   9/30/04  White-Howlett                                  3,200   1/31/02  172
 173                                                                                                                            173
 174                                                                                                                            174
 175                                                                                                                            175
 176                                                                                                                            176
------------------------------------------------------------------------------------------------------------------------------------
 177 Revco                                     8,450   6/1/12   Fatz CafT                                      7,000  10/1/12   177
 178                                                                                                                            178
 179 United States FID & Guarantee            15,486   5/31/02  Disciplinary Board-Supreme Court               8,180  11/30/02  179
 180                                                                                                                            180
 181                                                                                                                            181
------------------------------------------------------------------------------------------------------------------------------------

Control
  No.    Property Name                                            Address
==========================================================================================================================
  182    Alta Vista Gardens Apartments                            1425  North Alta Vista Blvd.
  183    Kato Road                                                48835-48881  Kato Road
  184    Hearthside                                               8214 Wilson Drive
  185    Hampton Inn - Concord                                    612 Dicken Place
  186    Reddmans Pier Apartments                                 5826 Reddman Road
--------------------------------------------------------------------------------------------------------------------------
  187    Budgetel Inn                                             3701 SW 38th Avenue
  188    Hillside Village Center                                  E/S Route 111
  189    Kroger Huntsville                                        8404 South Memorial Parkway
  190    Q Club Las Vegas                                         601 South Rainbow Blvd

--------------------------------------------------------------------------------------------------------------------------
  191    Thrifty's (Roll-Up)                                      Various
  191a   Thrifty's Neighborhood Center (South Pasadena)           900-914 Fair Oaks Avenue
  191b   2421 West Rosecrans Avenue (Thrifty's-Gardena)           2421 West Rosecrans Avenue
  191c   Thrifty Drug Store No. 650 (Thrifty's Calexico)          244 E. 3rd Street
  191d   72 Springstowne Center (Thrifty's Vallejo)               72 Springtowne Center
--------------------------------------------------------------------------------------------------------------------------

  192    Kelly House                                              106 St. Philip Street
  193    Tiffany Corner Shopping Center                           NEQ of Cactus Road and 67th Avenue
  194    Timbers of Pine Hollow Apartments                        2020 Plantation Drive
  195    Hampton Inn - Gatlinburg, TN                             967 Parkway
--------------------------------------------------------------------------------------------------------------------------
  196    Q Club Tempe                                             2145 East Baseline Road
  197    Agoura Hills Town Center                                 30105-30135 Agoura Road
  198    Foxhill Apartments                                       1900 South Missouri Street
  199    Q Club Jacksonville                                      1731 Wells Road
  200    Southpoint Shopping Center                               12855 Gulf Freeway
--------------------------------------------------------------------------------------------------------------------------
  201    Provincial Towers Apartments                             34 South Main Street
  202    Royal Palms Mobile Home/RV Park                          7901 E. Ben White Boulevard
  203    K&K Warehousing - 3100 Woleske Rd                        3100 Woleske Road
  204    Park Plaza - Salem                                       123-129 South Broadway
  205    Fairesta Apartments                                      3250  Fairesta Street
--------------------------------------------------------------------------------------------------------------------------
  206    Villa Park I                                             8040 Villa Park Drive
  207    Cody's Books                                             1716 4Th Street
  208    Village Faire Shoppes                                    1100-1198 South Coast Highway
  209    South Trust Building                                     402 Kentucky Avenue
  210    South Ridge Apartments                                   440 West Oak Ridge Road
--------------------------------------------------------------------------------------------------------------------------
  211    Fairfield Inn Shreveport                                 6245 Westport Avenue
  212    Santa Ana Plaza                                          710-810  South Harbor Blvd
  213    Oxford Point                                             106 Old Lincoln Highway
  214    Minges Creek Plaza                                       5420 Beckley Road
  215    TransFlorida Bank Plaza                                  1347-1671 South University Drive
--------------------------------------------------------------------------------------------------------------------------
  216    Chesapeake Square                                        U.S. Highway No. 13
  217    Orchard Plaza                                            Plank Road and Orchard Avenue
  218    Sunnyview                                                4502 Sunnyview Drive
  219    Plaza Codorniz                                           4300 North Miller Road
  220    J.P. Morgan Building                                     109 Royal Palm Way
--------------------------------------------------------------------------------------------------------------------------
  221    Villa Creek Apartments                                   2601 McBride Lane
  222    Seminary Place Shopping Center                           9440-9524 Georgia Avenue
  223    Vernon Gardens                                           695 Talcottville Road
  224    Kingston Apartments                                      2701-2731 North Andrews Avenue
  225    Glengary Shopping Center                                 5950-6010 Westerville Road
--------------------------------------------------------------------------------------------------------------------------
  226    1696 and 1700 to 1712 Newport Boulevard                  1696 and 1700 to 1712 Newport Boulevard
  227    Tarzana Tennis Club Apts.                                18440  Hatteras Street
  228    Ramada Inn & Suites                                      1410 South Country Club Drive
  229    L.A. Community College                                   2340  Firestone Boulevard
  230    Walgreens Pharmacy (Chicago)                             NWC West Fullerton Avenue & North Central Avenue
--------------------------------------------------------------------------------------------------------------------------
  231    Karl Plaza Shopping Center                               1620 Dublin Granville Road
  232    Villa Serrano                                            201 South Magnolia
  233    Kendale Plaza Shopping Center                            S/E Corner of Lee Avenue and Main Street
  234    Sunrise Vista                                            300 South Val Vista Drive
  235    Best Buy (Little Rock)                                   Chenal Parkway & Bowman Road
--------------------------------------------------------------------------------------------------------------------------
  236    Alice Nettell Tower                                      550 Third Avenue North
  237    Seagate Facility                                         5898  Condor Drive
  238    Hunters Crossing                                         2801 Bill Owens Parkway
  239    54-57 South Street                                       54-57 South Street
  240    Hansen Village Apartments                                11821 Foothill Boulevard
--------------------------------------------------------------------------------------------------------------------------
  241    Oakwood Apartments                                       4050 NE 1st Avenue
  242    Lake Loft Center                                         641  West Lake Street
  243    5210 Maryland Way Office Building                        NEC of Maryland Way and Westwood Place
  244    Milestone                                                Hopewell Road
  245    Fashion Village and East Colonial Shopping Centers       3817 & 3907-3915 East Colonial Drive
--------------------------------------------------------------------------------------------------------------------------

                                                       Cross                                         % of Aggregate   Cumulative
Control                                     Zip    Collateralized     Original         Cut-off Date   Cut-off Date    % of Initial
  No.    City                        State  Code       Groups         Balance ($)       Balance ($)      Balance      Pool Balance
====================================================================================================================================
  182    Los Angeles                   CA   90046                   $    5,263,000  $     5,246,083.97     0.15%         65.44%
  183    Fremont                       CA   94539                        5,200,000        5,183,443.80     0.15          65.59
  184    Ralston                       NE   68127                        5,120,000        5,120,000.00     0.15          65.74
  185    Concord                       NC   28025     Group B            5,100,000        5,077,892.90     0.15          65.88
  186    Charlotte                     NC   28212                        5,040,000        5,019,965.16     0.14          66.03
------------------------------------------------------------------------------------------------------------------------------------
  187    Ocala                         FL   34474                        5,000,000        4,994,436.22     0.14          66.17
  188    Smithtown                     NY   11787                        5,000,000        4,993,729.36     0.14          66.32
  189    Huntsville                    AL   35801                        5,005,330        4,987,105.52     0.14          66.46
  190    Las Vegas                     NV   89128                        4,980,307        4,973,783.03     0.14          66.60

------------------------------------------------------------------------------------------------------------------------------------
  191    Various                       CA  Various                       4,950,000        4,936,933.47     0.14          66.74
  191a   South Pasadena                CA   91030
  191b   Gardena                       CA   90249
  191c   Calexico                      CA   92231
  191d   Vallejo                       CA   94591
------------------------------------------------------------------------------------------------------------------------------------

  192    Charleston                    SC   29403                        4,921,000        4,907,580.45     0.14          66.89
  193    Glendale                      AZ   85304                        4,904,313        4,904,313.30     0.14          67.03
  194    Conroe                        TX   77301                        4,900,000        4,896,093.16     0.14          67.17
  195    Gatlinburg                    TN   37738                        4,875,000        4,865,111.39     0.14          67.31
------------------------------------------------------------------------------------------------------------------------------------
  196    Tempe                         AZ   85283                        4,858,304        4,851,870.64     0.14          67.45
  197    Agoura Hills                  CA   91301                        4,875,000        4,850,614.46     0.14          67.59
  198    Casper                        WY   82609                        4,800,000        4,787,972.59     0.14          67.72
  199    Orange Park                   FL   32073                        4,787,704        4,781,364.13     0.14          67.86
  200    Houston                       TX   77034                        4,750,000        4,735,219.11     0.14          68.00
------------------------------------------------------------------------------------------------------------------------------------
  201    Wilkes-Barre                  PA   18701                        4,675,000        4,662,868.47     0.13          68.13
  202    Austin                        TX   78741                        4,600,000        4,600,000.00     0.13          68.27
  203    Marinette                     WI   54153     Group C            4,600,000        4,591,819.50     0.13          68.40
  204    Salem                         NH   03079                        4,600,000        4,588,483.58     0.13          68.53
  205    Glendale                      CA   91214                        4,600,000        4,587,970.90     0.13          68.66
------------------------------------------------------------------------------------------------------------------------------------
  206    Richmond                      VA   23228                        4,600,000        4,574,973.46     0.13          68.79
  207    Berkeley                      CA   94710                        4,500,000        4,493,754.73     0.13          68.92
  208    Laguna Beach                  CA   92651                        4,500,000        4,489,166.80     0.13          69.05
  209    Lakeland                      FL   33801                        4,500,000        4,488,810.52     0.13          69.18
  210    Orlando                       FL   32809                        4,500,000        4,485,830.01     0.13          69.31
------------------------------------------------------------------------------------------------------------------------------------
  211    Shreveport                    LA   71129                        4,500,000        4,483,464.26     0.13          69.44
  212    Santa Ana                     CA   92704                        4,496,250        4,482,358.10     0.13          69.57
  213    Falls Township                PA   19030                        4,494,266        4,472,359.24     0.13          69.70
  214    Battle Creek                  MI   49015                        4,450,000        4,445,732.34     0.13          69.82
  215    Plantation                    FL   33324                        4,400,000        4,393,961.09     0.13          69.95
------------------------------------------------------------------------------------------------------------------------------------
  216    Onley                         VA   23418                        4,400,000        4,393,749.31     0.13          70.08
  217    Logan Township                PA   16601                        4,400,000        4,389,461.37     0.13          70.20
  218    Oklahoma City                 OK   73135                        4,360,000        4,356,682.39     0.13          70.33
  219    Scottsdale                    AZ   85251                        4,250,000        4,246,854.08     0.12          70.45
  220    Palm Beach                    FL   33480                        4,200,000        4,196,597.85     0.12          70.57
------------------------------------------------------------------------------------------------------------------------------------
  221    Santa Rosa                    CA   95403                        4,200,000        4,196,581.00     0.12          70.69
  222    Silver Spring                 MD   20901                        4,200,000        4,191,649.51     0.12          70.81
  223    Vernon                        CT   06066                        4,200,000        4,188,585.76     0.12          70.93
  224    Wilton Manors                 FL   33311                        4,200,000        4,180,514.34     0.12          71.05
  225    Blendon Township              OH   43081                        4,180,000        4,174,404.10     0.12          71.17
------------------------------------------------------------------------------------------------------------------------------------
  226    Costa Mesa                    CA   92627                        4,170,000        4,164,473.16     0.12          71.29
  227    Tarzana                       CA   91356                        4,156,400        4,150,453.39     0.12          71.41
  228    Mesa                          AZ   85210     Group E            4,150,000        4,145,337.26     0.12          71.53
  229    South Gate                    CA   90280                        4,200,000        4,121,706.60     0.12          71.65
  230    Chicago                       IL   60630                        4,141,165        4,119,422.58     0.12          71.77
------------------------------------------------------------------------------------------------------------------------------------
  231    Columbus                      OH   43229                        4,120,000        4,114,484.43     0.12          71.89
  232    Anaheim                       CA   92804                        4,111,869        4,111,868.60     0.12          72.01
  233    Sanford                       NC   27330                        4,100,000        4,094,344.90     0.12          72.12
  234    Mesa                          AZ   85204                        4,100,000        4,093,770.79     0.12          72.24
  235    Little Rock                   AR   72211                        4,100,000        4,092,586.34     0.12          72.36
------------------------------------------------------------------------------------------------------------------------------------
  236    Virginia                      MN   55792                        4,100,000        4,085,108.18     0.12          72.48
  237    Moorpark                      CA   93021                        4,100,000        4,082,680.29     0.12          72.59
  238    Longview                      TX   75605                        4,080,000        4,076,595.82     0.12          72.71
  239    Morristown                    NJ   07016                        4,000,000        4,000,000.00     0.12          72.83
  240    Lake View Terrace             CA   91342                        4,000,000        3,996,904.34     0.12          72.94
------------------------------------------------------------------------------------------------------------------------------------
  241    Oakland Park                  FL   33334                        4,000,000        3,990,036.80     0.11          73.06
  242    Chicago                       IL   60661                        4,000,000        3,987,665.78     0.11          73.17
  243    Brentwood                     TN   37027                        4,000,000        3,987,379.97     0.11          73.29
  244    Williamsport                  MD   21795                        3,975,000        3,956,704.30     0.11          73.40
  245    Orlando                       FL   32803                        3,950,000        3,932,520.25     0.11          73.51
------------------------------------------------------------------------------------------------------------------------------------

                                          Interest                                                      Original       Remaining
Control     Mortgage     Administrative    Accrual              Amortization                          Interest-Only  Interest-Only
  No.       Rate (%)      Cost Rate (%)    Method                   Type                              Period (Mos.)  Period (Mos.)
===================================================================================================================================
  182        7.1460%         0.0962%     Actual/360 Amortizing Balloon                                      0             0
  183        7.1940          0.0962      Actual/360 Amortizing Balloon                                      0             0
  184        6.8750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  185        7.8750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  186        7.2150          0.0962        30/360   Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  187        7.6500          0.1462      Actual/360 Amortizing Balloon                                      0             0
  188        6.9000          0.1462      Actual/360 Amortizing Balloon                                      0             0
  189        7.3750          0.0962        30/360   Amortizing Balloon                                      0             0
  190        9.2000          0.0962        30/360   Fully Amortizing                                        0             0

-----------------------------------------------------------------------------------------------------------------------------------
  191        7.0700          0.1462      Actual/360 Amortizing Balloon                                      0             0
  191a
  191b
  191c
  191d
-----------------------------------------------------------------------------------------------------------------------------------

  192        6.8800          0.0962      Actual/360 Amortizing Balloon                                      0             0
  193        7.1161          0.0962      Actual/360 Amortizing Balloon                                      0             0
  194        7.1400          0.0962      Actual/360 Amortizing Balloon                                      0             0
  195        7.6250          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  196        9.1200          0.0962        30/360   Fully Amortizing                                        0             0
  197        7.8750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  198        7.3750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  199        9.1200          0.0962        30/360   Fully Amortizing                                        0             0
  200        7.3100          0.0962      Actual/360 Amortizing (ARD)                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  201        7.1700          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  202        7.3200          0.0962      Actual/360 Amortizing Balloon                                      0             0
  203        7.6250          0.0962      Actual/360 Amortizing Balloon                                      0             0
  204        7.3800          0.1462      Actual/360 Amortizing Balloon                                      0             0
  205        7.1250          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  206        7.6250          0.0962      Actual/360 Amortizing Balloon                                      0             0
  207        7.1750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  208        7.6100          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  209        7.4200          0.0962      Actual/360 Amortizing Balloon                                      0             0
  210        7.2500          0.1712      Actual/360 Amortizing (ARD)                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  211        7.4600          0.0962      Actual/360 Amortizing Balloon                                      0             0
  212        7.3460          0.0962      Actual/360 Amortizing Balloon                                      0             0
  213        8.1300          0.0962      Actual/360 Amortizing Balloon                                      0             0
  214        7.4900          0.1462      Actual/360 Amortizing Balloon                                      0             0
  215        7.2200          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  216        7.0800          0.1562      Actual/360 Amortizing (ARD)                                        0             0
  217        7.2100          0.1462        30/360   Fully Amortizing                                        0             0
  218        7.3750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  219        7.5130          0.0962      Actual/360 Amortizing Balloon                                      0             0
  220        7.0600          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  221        7.0350          0.0962      Actual/360 Amortizing Balloon                                      0             0
  222        6.7100          0.0962      Actual/360 Fully Amortizing                                        0             0
  223        6.9000          0.0962      Actual/360 Amortizing Balloon                                      0             0
  224        7.4500          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  225        7.3200          0.0962      Actual/360 Amortizing (ARD)                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  226        7.3600          0.0962      Actual/360 Amortizing Balloon                                      0             0
  227        7.0510          0.0962      Actual/360 Amortizing Balloon                                      0             0
  228        7.5900          0.0962      Actual/360 Amortizing Balloon                                      0             0
  229        7.2280          0.0962        30/360   Fully Amortizing                                        0             0
  230        7.3600          0.0962        30/360   Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  231        7.3200          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  232        7.7768          0.1712      Actual/360 Amortizing (ARD)                                        0             0
  233        7.2000          0.1462      Actual/360 Amortizing Balloon                                      0             0
  234        6.8020          0.0962      Actual/360 Amortizing Balloon                                      0             0
  235        7.4900          0.1462      Actual/360 Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  236        7.1600          0.1462        30/360   Fully Amortizing                                        0             0
  237        7.5930          0.0962      Actual/360 Amortizing Balloon                                      0             0
  238        6.9100          0.0962      Actual/360 Amortizing Balloon                                      0             0
  239        7.3750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  240        7.2900          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  241        7.4100          0.1462      Actual/360 Amortizing (ARD)                                        0             0
  242        7.3560          0.0962      Actual/360 Amortizing Balloon                                      0             0
  243        7.2400          0.1562        30/360   Amortizing (ARD)                                        0             0
  244        7.5000          0.1212      Actual/360 Fully Amortizing                                        0             0
  245        7.9100          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------

          Original  Remaining
          Term to    Term to      Original      Remaining
Control   Maturity   Maturity   Amortization   Amortization Origination   Maturity     Balloon
  No.      (Mos.)     (Mos.)     Term (Mos.)    Term (Mos.)    Date        or ARD      Balance ($)      Property Type
===============================================================================================================================
  182       120        116          360            356        12/31/97     1/1/08    $  4,606,149  Multifamily
  183       120        116          360            356        12/30/97     1/1/08       4,556,686  Industrial
  184       120        120          360            360         4/3/98      5/1/08       4,451,838  Multifamily
  185       120        116          300            296        12/31/97     1/1/08       4,186,820  Hotel - Limited Service
  186       120        115          360            355        11/26/97     12/1/07      4,346,569  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  187       120        119          300            299         4/1/98      4/1/08       4,080,529  Hotel - Limited Service
  188       120        119          300            299         3/3/98      4/1/08       3,988,066  Retail - Anchored
  189       239        236          295            292        1/26/98      1/1/18       1,739,088  CTL
  190       252        251          252            251         4/1/98      4/1/19               -  CTL

-------------------------------------------------------------------------------------------------------------------------------
  191       120        117          360            357        1/22/98      2/1/08       4,322,981  Retail - Anchored
  191a                                                                                             Retail - Anchored
  191b                                                                                             Retail - Anchored
  191c                                                                                             Retail - Anchored
  191d                                                                                             Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------

  192       120        117          360            357         1/9/98      2/1/08       4,276,090  Multifamily
  193        81         81          357            357        1/30/98      2/1/05       4,534,475  Retail - Anchored
  194       120        119          360            359         3/4/98      4/1/08       4,290,134  Multifamily
  195       120        118          300            298        2/27/98      3/1/08       3,976,334  Hotel - Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  196       252        251          252            251        3/19/98      4/1/19               -  CTL
  197       120        114          330            324        10/30/97     11/1/07      4,194,994  Mixed Use
  198       120        117          360            357         1/6/98      2/1/08       4,225,050  Multifamily
  199       252        251          252            251        3/19/98      4/1/19               -  CTL
  200        84         80          360            356        12/31/97     1/1/05       4,394,255  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------
  201       180        177          360            357        1/22/98      2/1/13       3,601,628  Multifamily
  202       120        120          360            360         4/2/98      5/1/08       4,046,809  Mobile Home Park
  203       120        119          240            239         3/6/98      4/1/08       3,203,036  Industrial
  204       120        117          360            357        1/13/98      2/1/08       4,049,521  Retail - Anchored
  205       120        117          360            357        1/26/98      2/1/08       4,023,081  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  206       180        175          300            295        11/24/97     12/1/12      3,006,138  Office
  207       120        118          360            358        2/25/98      3/1/08       3,944,114  Industrial
  208       180        177          360            357         1/8/98      2/1/13       3,534,566  Retail - Unanchored
  209       120        117          360            357        1/28/98      2/1/08       3,965,496  Office
  210       120        116          360            356        12/16/97     1/1/08       3,948,991  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  211       120        117          300            297        1/20/98      2/1/08       3,648,624  Hotel - Limited Service
  212       120        116          360            356        12/31/97     1/1/08       3,955,412  Retail - Anchored
  213       120        114          327            321        10/8/97      11/1/07      3,877,566  Retail - Unanchored
  214       120        119          324            323        3/31/98      4/1/08       3,759,839  Retail - Anchored
  215       120        118          360            358        2/19/98      3/1/08       3,860,988  Retail - Unanchored
-------------------------------------------------------------------------------------------------------------------------------
  216       120        118          360            358        2/19/98      3/1/08       3,846,867  Retail - Anchored
  217       300        298          300            298        1/30/98      3/1/23               -  Retail - Anchored
  218       120        119          360            359        3/30/98      4/1/08       3,840,596  Multifamily
  219       120        119          360            359        3/11/98      4/1/08       3,756,814  Office
  220       120        119          360            359         3/4/98      4/1/08       3,669,538  Office
-------------------------------------------------------------------------------------------------------------------------------
  221        84         83          360            359        3/12/98      4/1/05       3,868,291  Multifamily
  222       240        239          240            239        3/18/98      4/1/18         125,804  Retail - Anchored
  223       180        177          360            357        1/21/98      2/1/13       3,196,427  Multifamily
  224        60         56          300            296        12/30/97     1/1/03       3,876,461  Multifamily
  225       120        118          360            358        2/17/98      3/1/08       3,677,433  Retail - Unanchored
-------------------------------------------------------------------------------------------------------------------------------
  226       120        118          360            358         2/4/98      3/1/08       3,672,401  Retail - Unanchored
  227       120        118          360            358         2/9/98      3/1/08       3,631,108  Multifamily
  228       240        239          300            299        3/18/98      4/1/18       1,722,472  Hotel - Limited Service
  229       139        135          139            135        12/16/97     8/1/09               -  Industrial
  230       240        236          286            282        12/9/97      1/1/18       1,209,626  CTL
-------------------------------------------------------------------------------------------------------------------------------
  231       120        118          360            358        2/17/98      3/1/08       3,624,647  Retail - Anchored
  232       115        115          355            355        11/20/97     12/1/07      3,668,040  Multifamily
  233       120        118          360            358        2/23/98      3/1/08       3,595,868  Retail - Unanchored
  234       120        118          360            358        2/18/98      3/1/08       3,558,015  Mobile Home Park
  235       240        239          240            239        3/10/98      4/1/18         155,523  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------
  236       300        297          300            297        1/12/98      2/1/23               -  Multifamily
  237       120        114          360            354        10/31/97     11/1/07      3,629,445  Industrial
  238       120        119          360            359        3/12/98      4/1/08       3,550,503  Multifamily
  239       120        120          300            300         4/8/98      5/1/08       3,238,084  Mixed Use
  240       120        119          360            359        3/31/98      4/1/08       3,515,813  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  241       180        177          360            357        1/14/98      2/1/13       3,114,564  Multifamily
  242       120        116          360            356        12/31/97     1/1/08       3,519,749  Office
  243       120        116          360            356        12/22/97     1/1/08       3,451,628  Office
  244       300        296          300            296        12/18/97     1/1/23         248,378  Multifamily
  245       120        113          360            353        9/19/97      10/1/07      3,524,478  Retail - Unanchored
-------------------------------------------------------------------------------------------------------------------------------

                                                                   Annual
Control                                                             Debt                   Net                   Appraised
  No.    Prepayment Provisions                                    Service ($)         Cash Flow ($)  DSCR (x)     Value ($)
==============================================================================================================================
  182    L(4),D(5.83),O(.17)                                     $    426,389         $    558,006   1.31x        $ 7,000,000
  183    L(4),D(5.83),O(.17)                                          423,310              684,041   1.62           8,000,000
  184    L(5),D(5)                                                    403,617              530,233   1.31           6,400,000
  185    L(4),D(5.75),O(.25)                                          467,295              654,061   1.40           6,900,000
  186    L(4),YM1%(5.5),O(.5)                                         411,145              518,432   1.26           6,300,000
------------------------------------------------------------------------------------------------------------------------------
  187    L(2.17),YM1%(7.58),O(.25) or D(Borr)                         449,265              669,348   1.49           6,700,000
  188    L(4),D(5.5),O(.5)                                            420,248              723,868   1.72           8,300,000
  189    L(8),D(11.9167)                                              441,595              450,427    NAP           5,300,000
  190    L(8),YM1%(13) or D(Borr)                                     536,476              536,476    NAP           5,040,000

------------------------------------------------------------------------------------------------------------------------------
  191    D(9.75),O(.25)                                               397,985              536,178   1.35           6,750,000
  191a                                                                                                              3,450,000
  191b                                                                                                              1,225,000
  191c                                                                                                              1,150,000
  191d                                                                                                                925,000
------------------------------------------------------------------------------------------------------------------------------

  192    L(4),YM1%(5.75),O(.25)                                       388,127              513,965   1.32           6,350,000
  193    L(3.75),YM1%(2.5),O(.5)                                      397,102              518,973   1.31           6,565,000
  194    L(3),D(6.75),O(.25)                                          396,742              506,758   1.28           6,500,000
  195    L(4),D(5.75),O(.25)                                          437,077              628,325   1.44           6,500,000
------------------------------------------------------------------------------------------------------------------------------
  196    L(8),YM1%(13) or D(Borr)                                     520,278              520,278    NAP           5,010,000
  197    L(2),D(7.75),O(.25)                                          434,034              603,776   1.39           6,500,000
  198    L(4),YM1%(5.75),O(.25)                                       397,829              512,910   1.29           6,500,000
  199    L(8),YM1%(13) or D(Borr)                                     512,717              512,717    NAP           4,920,000
  200    L(4),D(2.75),O(.25)                                          391,163              508,453   1.30           6,300,000
------------------------------------------------------------------------------------------------------------------------------
  201    L(2.33),D(12.17),O(.5)                                       379,662              465,155   1.23           6,000,000
  202    L(4),D(5.67),O(.33)                                          379,186              521,045   1.37           5,850,000
  203    L(4),D(5.75),O(.25)                                          448,916              645,555   1.44           6,010,000
  204    L(4),D(5.75),O(.25)                                          381,441              479,219   1.26           5,850,000
  205    L(4),D(5.83),O(.17)                                          371,893              475,291   1.28           5,750,000
------------------------------------------------------------------------------------------------------------------------------
  206    L(5),D(9.75),O(.25)                                          412,422              546,309   1.32           6,950,000
  207    L(4),D(5.83),O(.17)                                          365,632              539,744   1.48           7,150,000
  208    L(7),D(7.75),O(.25)                                          381,652              481,379   1.26           8,000,000
  209    L(4),D(5.5),O(.5)                                            374,622              470,882   1.26           6,350,000
  210    L(4),YM1%(5.75),O(.25)                                       368,375              461,328   1.25           6,100,000
------------------------------------------------------------------------------------------------------------------------------
  211    L(4),YM1%(5.75),O(.25) or D(Borr)                            397,651              560,089   1.41           6,500,000
  212    L(4),D(5.83),O(.17)                                          371,588              504,199   1.36           6,000,000
  213    L(4),YM1%(5.75),O(.25) or D(Borr)                            410,509              558,169   1.36           6,150,000
  214    L(4),YM1%(5.75),O(.25)                                       384,517              537,770   1.40           6,010,000
  215    L(4),D(5.75),O(.25)                                          359,115              533,572   1.49           6,100,000
------------------------------------------------------------------------------------------------------------------------------
  216    L(4),D(5.75),O(.25)                                          354,121              453,531   1.28           5,850,000
  217    L(10),D(14.75),O(.25)                                        380,282              497,526   1.31           5,900,000
  218    L(4),D(6)                                                    361,361              482,838   1.34           5,450,000
  219    L(5),D(4.83),O(.17)                                          357,054              451,395   1.26           5,900,000
  220    L(4),D(5.75),O(.25)                                          337,346              430,961   1.28           5,900,000
------------------------------------------------------------------------------------------------------------------------------
  221    L(3),D(3.83),O(.17)                                          336,498              467,293   1.39           5,700,000
  222    L(5),D(15)                                                   382,026              591,356   1.55           7,500,000
  223    L(3),D(12)                                                   331,935              414,261   1.25           5,500,000
  224    L(3),D(1.75),O(.25)                                          370,814              469,568   1.27           5,330,000
  225    L(4),D(6)                                                    344,564              454,012   1.32           5,600,000
------------------------------------------------------------------------------------------------------------------------------
  226    L(4),D(5.5),O(.5)                                            345,102              526,819   1.53           5,580,000
  227    L(4),D(5.67),O(.33)                                          333,542              472,094   1.42           5,550,000
  228    L(4),D(16)                                                   370,938              519,352   1.40           5,465,000
  229    L(4),D(7.41),O(.17)                                          536,345              664,096   1.24           5,600,000
  230    L(8),D(11.5),O(.5)                                           369,420              377,920    NAP           4,350,000
------------------------------------------------------------------------------------------------------------------------------
  231    L(4),D(6)                                                    339,618              439,850   1.30           5,600,000
  232    L(3.58),YM1%(5.5),O(.5)                                      355,674              427,192   1.20           5,370,000
  233    L(4),D(5.75),O(.25)                                          333,964              460,331   1.38           5,575,000
  234    L(5),D(4.75),O(.25)                                          320,813              659,334   2.06           8,750,000
  235    L(10),D(9.75),O(.25)                                         396,051              500,021   1.26           5,500,000
------------------------------------------------------------------------------------------------------------------------------
  236    L(10),D(14.5),O(.5)                                          352,773              462,868   1.31           5,900,000
  237    L(3),D(6.83),O(.17)                                          347,152              454,071   1.31           5,770,000
  238    L(2),D(7.50),O(.5)                                           322,778              407,736   1.26           5,100,000
  239    L(4),D(6)                                                    350,822              549,104   1.57           6,300,000
  240    L(3),D(7)                                                    328,748              414,435   1.26           6,000,000
------------------------------------------------------------------------------------------------------------------------------
  241    L(4),D(10),O(1)                                              332,670              434,245   1.31           5,000,000
  242    L(4),D(5.83),O(.17)                                          330,903              509,842   1.54           5,625,000
  243    L(4),D(5.5),O(.5)                                            327,119              446,124   1.36           5,050,000
  244    L(5),YM1%(15),O(5)                                           352,499              465,995   1.32           5,300,000
  245    L(3),D(6.5),O(.5)                                            344,835              460,201   1.33           5,150,000
------------------------------------------------------------------------------------------------------------------------------

                                          Underwritten
                                           Hospitality                        Sq. Ft.,            Loan per
                      Cut-off   Scheduled   Average                            Units           Sq. Ft., Units
Control   Appraisal    Date   Maturity Date  Daily      Year      Year        Bed, Pad            Bed, Pad     Occupancy
  No.       Year      LTV (%)    LTV (%)    Rate ($)    Built   Renovated     or Room            or Room ($)  Percentage (%)
================================================================================================================================
  182       1997       74.9%      65.8%                 1988       N/A              92 Units    $  57,206.52      98.9%
  183       1997       64.8       57.0                  1980       N/A         137,087 Sq. Ft.         37.93     100.0
  184       1998       80.0       69.6                1963-1972 1995-1997          180 Units       28,444.44      95.6
  185       1997       73.6       60.7      $67.00      1996       N/A             102 Rooms       50,000.00       NAP
  186       1997       79.7       69.0                  1983       N/A             162 Units       31,111.11      93.8
--------------------------------------------------------------------------------------------------------------------------------
  187       1998       74.5       60.9       53.49      1989       N/A             139 Rooms       35,971.22       NAP
  188       1997       60.2       48.1                  1976       N/A          99,336 Sq. Ft.         50.33      98.4
  189       1997        NAP       32.8                  1974      1996          66,720 Sq. Ft.         75.02     100.0
  190       1998        NAP        0.0                  1994       N/A          46,760 Sq. Ft.        106.51     100.0

--------------------------------------------------------------------------------------------------------------------------------
  191       1997       73.1       64.0                                          77,398 Sq. Ft.         63.96     100.0
  191a      1997                                        1981       N/A          25,619 Sq. Ft.                   100.0
  191b      1997                                        1958       N/A          13,889 Sq. Ft.                   100.0
  191c      1997                                        1983       N/A          19,766 Sq. Ft.                   100.0
  191d      1997                                        1981       N/A          18,124 Sq. Ft.                   100.0
--------------------------------------------------------------------------------------------------------------------------------

  192       1997       77.3       67.3                  1995       N/A              58 Units       84,844.83      94.2
  193       1997       74.7       69.1                  1987       N/A         101,073 Sq. Ft.         48.52      90.9
  194       1998       75.3       66.0                  1978       N/A             228 Units       21,491.23      88.2
  195       1997       74.9       61.2       77.50      1992       N/A              96 Rooms       50,781.25       NAP
--------------------------------------------------------------------------------------------------------------------------------
  196       1998        NAP        0.0                  1993       N/A          46,658 Sq. Ft.        104.13     100.0
  197       1997       74.6       64.5                  1990       N/A          56,937 Sq. Ft.         85.62      98.1
  198       1997       73.7       65.0                  1982       N/A             304 Units       15,789.47      99.1
  199       1998        NAP        0.0                  1991       N/A          46,658 Sq. Ft.        102.61     100.0
  200       1997       75.2       69.8                  1983       N/A         103,013 Sq. Ft.         46.11      90.1
--------------------------------------------------------------------------------------------------------------------------------
  201       1997       77.7       60.0                  1970s    1994-97           121 Units       38,636.36      97.5
  202       1997       78.6       69.2                  1972       N/A             233 Pads        19,742.49      93.1
  203       1998       76.4       53.3                  1975      1978         374,000 Sq. Ft.         12.30     100.0
  204       1997       78.4       69.2                 1989,90     N/A          37,993 Sq. Ft.        121.07     100.0
  205       1997       79.8       70.0                  1964       N/A              92 Units       50,000.00     100.0
--------------------------------------------------------------------------------------------------------------------------------
  206       1997       65.8       43.3                  1991       N/A          76,164 Sq. Ft.         60.40     100.0
  207       1997       62.9       55.2                  1949      1997          72,000 Sq. Ft.         62.50     100.0
  208       1997       56.1       44.2                  1973      1992          44,307 Sq. Ft.        101.56      97.4
  209       1997       70.7       62.5                  1975       N/A          66,170 Sq. Ft.         68.01      98.4
  210       1997       73.5       64.7                  1971       N/A             324 Units       13,888.89      90.3
--------------------------------------------------------------------------------------------------------------------------------
  211       1997       69.0       56.1       57.00      1996       N/A             105 Rooms       42,857.14       NAP
  212       1997       74.7       65.9                  1989       N/A          44,000 Sq. Ft.        102.19      95.0
  213       1997       72.7       63.1                  1988       N/A          52,006 Sq. Ft.         86.42      96.1
  214       1998       74.0       62.6                  1988       N/A          72,601 Sq. Ft.         61.29      97.3
  215       1997       72.0       63.3                1957,1975 1976,96,97      77,374 Sq. Ft.         56.87      99.2
--------------------------------------------------------------------------------------------------------------------------------
  216       1997       75.1       65.8                  1987       N/A         109,906 Sq. Ft.         40.03      84.2
  217       1997       74.4        0.0                  1987       N/A          86,048 Sq. Ft.         51.13      97.0
  218       1997       79.9       70.5                  1974      1996             224 Units       19,464.29      96.0
  219       1998       72.0       63.7                  1984       N/A          58,468 Sq. Ft.         72.69      94.0
  220       1998       71.1       62.2                  1986       N/A          11,080 Sq. Ft.        379.06     100.0
--------------------------------------------------------------------------------------------------------------------------------
  221       1998       73.6       67.9                  1975      1996             114 Units       36,842.11      99.0
  222       1997       55.9        1.7                  1960      1990          42,529 Sq. Ft.         98.76     100.0
  223       1997       76.2       58.1                  1965       N/A             152 Units       27,631.58      96.0
  224       1997       78.4       72.7                 1970-73     N/A             156 Units       26,923.08      96.2
  225       1997       74.5       65.7                  1967    1976,1989      100,473 Sq. Ft.         41.60      91.5
--------------------------------------------------------------------------------------------------------------------------------
  226       1997       74.6       65.8                1950,1997    N/A          24,233 Sq. Ft.        172.08     100.0
  227       1997       74.8       65.4                  1977       N/A              86 Units       48,330.23      95.0
  228       1998       75.9       31.5       64.00      1984      1997             121 Rooms       34,297.52       NAP
  229       1997       73.6        0.0                  1997       N/A          49,344 Sq. Ft.         85.12     100.0
  230       1997        NAP       27.8                  1997       N/A          13,905 Sq. Ft.        297.82     100.0
--------------------------------------------------------------------------------------------------------------------------------
  231       1997       73.5       64.7                  1967    1972,84,92      97,349 Sq. Ft.         42.32      92.9
  232       1997       76.6       68.3                  1968      1997             117 Units       35,144.18      94.0
  233       1998       73.4       64.5                1964-1968    N/A         197,498 Sq. Ft.         20.76      93.9
  234       1998       46.8       40.7                  1972       N/A             293 Spaces      13,993.17      99.0
  235       1997       74.4        2.8                  1995       N/A          45,000 Sq. Ft.         91.11     100.0
--------------------------------------------------------------------------------------------------------------------------------
  236       1997       69.2        0.0                  1976       N/A             156 Units       26,282.05      96.8
  237       1997       70.8       62.9                  1984      1997         116,048 Sq. Ft.         35.33     100.0
  238       1998       79.9       69.6                  1977      1993             192 Units       21,250.00      93.5
  239       1998       63.5       51.4                  1922      1990          52,486 Sq. Ft.         76.21      90.8
  240       1997       66.6       58.6                  1986       N/A             116 Units       34,482.76      96.6
--------------------------------------------------------------------------------------------------------------------------------
  241       1997       79.8       62.3                1971-1974    N/A             124 Units       32,258.06      95.2
  242       1997       70.9       62.6                  1899      1991         106,800 Sq. Ft.         37.45     100.0
  243       1997       79.0       68.4                  1997       N/A          38,673 Sq. Ft.        103.43     100.0
  244       1997       74.7        4.7                  1973       N/A             168 Units       23,660.71      91.1
  245       1997       76.4       68.4                1966,1969    N/A          51,723 Sq. Ft.         76.37     100.0
--------------------------------------------------------------------------------------------------------------------------------

                                                                                       Largest Tenant
                                                      ------------------------------------------------------------------------------
                                                                                                          Tenant
Control Rent Roll          Underwriting                                                                 Area Leased         Lease
  No.     Date             Reserves ($)      per                Tenant Name                              (Sq. Ft.)         Exp Date
====================================================================================================================================
  182   10/30/97                   $247.26  Unit
  183   12/19/97                      0.29  Sq. Ft.   Micro Distribution Center                             45,175          7/31/02
  184    1/31/98                    330.00  Unit
  185     NAP          4% of Gross Revenue  Room
  186   11/1/97                     354.80  Unit
------------------------------------------------------------------------------------------------------------------------------------
  187     NAP          4% of Gross Revenue  Room
  188   10/30/97                      0.15  Sq. Ft.   Waldbaum 128, Inc.                                    34,435          5/31/06
  189    5/1/98                       0.08  Sq. Ft.   Kroger Company                                        66,720          1/31/18
  190    5/1/98                          -  Sq. Ft.   Q Club, Inc                                           46,760          3/31/19
                                      -
------------------------------------------------------------------------------------------------------------------------------------
  191    1/28/98                      0.22  Sq. Ft.
  191a   1/28/98                      0.17  Sq. Ft.   Thrifty's                                             25,619         12/31/03
  191b   1/28/98                      0.18  Sq. Ft.   Thrifty's                                             13,889         12/31/03
  191c   1/28/98                      0.20  Sq. Ft.   Thrifty's                                             19,766         12/31/03
  191d   1/28/98                      0.36  Sq. Ft.   Thrifty's                                             18,124         12/31/03
------------------------------------------------------------------------------------------------------------------------------------
                                      -
  192    8/15/97                    312.00  Unit
  193   12/31/97                      0.17  Sq. Ft.   ABCO Markets, Inc.                                    37,546          1/15/08
  194   12/31/97                    225.00  Unit
  195     NAP          4% of Gross Revenue  Room
------------------------------------------------------------------------------------------------------------------------------------
  196    5/1/98                          -  Sq. Ft.   Q Club, Inc                                           46,658          3/31/19
  197    2/28/98                      0.10  Sq. Ft.   State Farm Mutual Auto Insurance Co.                  22,407         11/30/00
  198   12/1/97                     256.00  Unit
  199    5/1/98                          -  Sq. Ft.   Q Club, Inc                                           46,658          3/31/19
  200   11/1/97                       0.15  Sq. Ft.   Lowes Theatre                                         27,805         12/31/12
------------------------------------------------------------------------------------------------------------------------------------
  201   10/2/97                     271.85  Unit
  202    3/27/98                     34.40  Pad
  203      0                          0.10  Sq. Ft.   K & K Warehouse, Inc.                                350,875           NAV
  204   12/18/97                      0.15  Sq. Ft.   Barnes & Noble                                        20,000          6/30/02
  205    1/1/98                     301.05  Unit
------------------------------------------------------------------------------------------------------------------------------------
  206    3/19/98                      0.10  Sq. Ft.   Roche Biomedical                                      56,665          4/1/01
  207   10/1/97                       0.10  Sq. Ft.   Sweet Potatoes                                        26,000          5/31/00
  208   12/2/97                       0.15  Sq. Ft.   Events By Design                                       4,300          7/31/99
  209    3/16/98                      0.15  Sq. Ft.   Commercial Insurance Consultants, Inc.                11,270          6/30/98
  210   10/1/97                     200.00  Unit
------------------------------------------------------------------------------------------------------------------------------------
  211     NAP          4% of Gross Revenue  Room
  212   12/3/97                       0.25  Sq. Ft.   Hollywood Video                                        6,000          7/31/01
  213    3/12/98                      0.19  Sq. Ft.   Papercutters                                          10,600          1/1/01
  214    2/16/98                      0.15  Sq. Ft.   K-Mart (Shadow)                                          NAV           NAV
  215    1/1/98                       0.15  Sq. Ft.   Nordis Network, Inc.                                   9,600          4/30/01
------------------------------------------------------------------------------------------------------------------------------------
  216    1/29/98                      0.15  Sq. Ft.   Food Lion                                             35,296         12/29/17
  217   10/17/97                      0.23  Sq. Ft.   Bi-Lo                                                 49,408          2/28/07
  218   10/1/97                     280.00  Unit
  219    2/23/98                      0.39  Sq. Ft.   Morrison Karsten Group                                   873          1/1/98
  220    2/2/98                       0.16  Sq. Ft.   Morgan Trust Co. of FL                                11,080         11/30/01
------------------------------------------------------------------------------------------------------------------------------------
  221    2/1/98                     162.37  Unit
  222    3/17/98                      0.33  Sq. Ft.   Staples #21                                           19,467          5/31/07
  223    8/15/97                    385.00  Unit
  224   12/5/97                     250.00  Unit
  225    9/20/97                      0.20  Sq. Ft.   Super Saver Cinema                                    25,000          1/14/10
------------------------------------------------------------------------------------------------------------------------------------
  226   12/12/97                      0.15  Sq. Ft.   Kinko's Copies                                         8,500         11/1/06
  227   11/15/97                    306.00  Unit
  228     NAP          4% of Gross Revenue  Room
  229   10/1/97                       0.15  Sq. Ft.   Los Angeles Community College District                49,344          8/14/09
  230    5/1/98                       0.15  Sq. Ft.   Walgreens                                             13,905          8/31/57
------------------------------------------------------------------------------------------------------------------------------------
  231    9/20/97                      0.20  Sq. Ft.   Staples                                               19,489          7/31/99
  232    3/31/98                    170.00  Unit
  233    2/20/98                      0.17  Sq. Ft.   Kendale Flea Market                                   50,000         12/1/00
  234   11/30/98                     38.00  Space
  235    3/10/98                      0.10  Sq. Ft.   Best Buy                                              45,000          9/30/17
------------------------------------------------------------------------------------------------------------------------------------
  236    9/1/97                     250.00  Unit
  237    7/1/97                       0.15  Sq. Ft.   Seagate Technology                                   116,048         10/31/03
  238    2/25/98                    242.00  Unit
  239    1/1/98                       0.13  Sq. Ft.   Fidelity Investments                                   6,309         11/30/03
  240   11/14/97                    225.00  Unit
------------------------------------------------------------------------------------------------------------------------------------
  241   11/8/97                     267.00  Unit
  242   11/17/97                      0.15  Sq. Ft.   Catholic Charties                                     22,847          5/1/04
  243    9/30/97                      0.10  Sq. Ft.   Thomas, Miller & Partners                              8,944          9/30/07
  244   10/1/97                     202.00  Unit
  245   10/3/97                       0.15  Sq. Ft.   Progressive Inc.                                      13,000          1/31/03
------------------------------------------------------------------------------------------------------------------------------------

                         2nd Largest Tenant                                           3rd Largest Tenant
     ---------------------------------------------------------  -------------------------------------------------------------
                                            Tenant                                                          Tenant
Control                                   Area Leased  Lease                                              Area Leased Lease  Control
  No.         Tenant Name                  (Sq. Ft.)  Exp Date                  Tenant Name                (Sq. Ft.) Exp Date   No.
====================================================================================================================================
 182                                                                                                                            182
 183 S & M Moving Systems                     38,640   1/14/02  Media Factory                                 21,109  12/31/03  183
 184                                                                                                                            184
 185                                                                                                                            185
 186                                                                                                                            186
------------------------------------------------------------------------------------------------------------------------------------
 187                                                                                                                            187
 188 Genovese Drug Stores, Inc.               15,000   3/31/01  Apple Bank for Savings                         4,750   3/31/01  188
 189                                                                                                                            189
 190                                                                                                                            190

------------------------------------------------------------------------------------------------------------------------------------
 191                                                                                                                            191
 191a                                                                                                                           191a
 191b                                                                                                                           191b
 191c                                                                                                                           191c
 191d                                                                                                                           191d
------------------------------------------------------------------------------------------------------------------------------------

 192                                                                                                                            192
 193 Dynamic Fitness, Inc.                    13,000   4/30/02  Desert Springs Christian Fellowship            6,500  11/30/00  193
 194                                                                                                                            194
 195                                                                                                                            195
------------------------------------------------------------------------------------------------------------------------------------
 196                                                                                                                            196
 197 Lazer Craze                               6,967   9/30/01  Tony Romas                                     5,000  12/31/99  197
 198                                                                                                                            198
 199                                                                                                                            199
 200 NCA Super Center                          9,400  10/31/98  Chilis                                         6,000   3/31/02  200
------------------------------------------------------------------------------------------------------------------------------------
 201                                                                                                                            201
 202                                                                                                                            202
 203 Karl Schmidt Unisia                      23,125  12/1/02   N/A                                                             203
 204 Pier One Imports                          8,980   4/30/00  Nevada Bob's                                   5,100   5/31/00  204
 205                                                                                                                            205
------------------------------------------------------------------------------------------------------------------------------------
 206 Diversified Engineering                  14,625   6/1/98   J.P. Mancini (sublease to Austin Reed)         4,874  10/31/98  206
 207 Publishers Group West                     2,400  12/31/07  Codys Books                                   12,135  11/30/07  207
 208 China 88                                  3,100   5/31/98  Pure Living                                    3,032   8/31/99  208
 209 Velda Farms                              11,000   6/30/03  South Trust Bank                              10,000   7/31/07  209
 210                                                                                                                            210
------------------------------------------------------------------------------------------------------------------------------------
 211                                                                                                                            211
 212 Super Savers                              6,000   9/30/99  Century 21                                     2,400   1/31/98  212
 213 Floors, USA Inc.                          8,100  12/31/01  International House of Pancakes                6,800  10/31/17  213
 214 Dunham's Discount Sports                 20,000   1/31/03  Fashion Bug                                    8,000   1/31/00  214
 215 Kinko's Copy Center                       6,500   4/17/07  Goodyear Tire & Rubber Co.                     6,264   2/28/10  215
------------------------------------------------------------------------------------------------------------------------------------
 216 Variety Wholesalers, Inc.                18,000   6/30/02  Rite Aid                                      10,010  11/30/07  216
 217 Dollar General                            8,450   8/31/00  Rex                                            7,680   4/30/02  217
 218                                                                                                                            218
 219 Accent Janitorial                           431  12/31/97  Lincoln Studios West                             399   2/28/98  219
 220                                                                                                                            220
------------------------------------------------------------------------------------------------------------------------------------
 221                                                                                                                            221
 222 CVS Pharmacy #1492                       11,874  12/31/03  West Coast Video                               1,838  12/31/00  222
 223                                                                                                                            223
 224                                                                                                                            224
 225 ALDI                                     14,047   5/31/05  Cushions Billiards                             8,098   8/31/02  225
------------------------------------------------------------------------------------------------------------------------------------
 226 Mattress Discounters                      4,020  10/9/99   Big City Bagels                                2,318  11/24/98  226
 227                                                                                                                            227
 228                                                                                                                            228
 229                                                                                                                            229
 230                                                                                                                            230
------------------------------------------------------------------------------------------------------------------------------------
 231 Golden Corral                            10,736   4/12/05  Parts America                                  7,710   4/30/05  231
 232                                                                                                                            232
 233 Eckerd                                   16,000   8/31/05  B.C. Moore                                    15,000   9/30/99  233
 234                                                                                                                            234
 235 Linens N Things (Shadow)                 30,625                                                                            235
------------------------------------------------------------------------------------------------------------------------------------
 236                                                                                                                            236
 237                                                                                                                            237
 238                                                                                                                            238
 239 Whites/GNC Health                         7,768   6/30/03  Bayshore Furriers                              7,210   7/1/05   239
 240                                                                                                                            240
------------------------------------------------------------------------------------------------------------------------------------
 241                                                                                                                            241
 242 Catholic Charities                        8,263   5/1/05   Paper Co.                                      8,706   4/30/02  242
 243 Edwin R. Raskin Company                   8,895   9/30/07  Robert S. Biscan, Co.                          4,759   9/30/07  243
 244                                                                                                                            244
 245 Vision Works                              8,000   7/31/07  Centcuso Inc.                                  3,380   1/31/03  245
------------------------------------------------------------------------------------------------------------------------------------

Control
  No.    Property Name                                            Address
==========================================================================================================================
  246    Arnold Industrial Park                                   1361 Airport Road North
  247    Derby Ridge                                              67 Blue Stone Court
  248    Ventana Row                                              2352  Shattuck Avenue
  249    New Hampshire Apartments                                 445  South New Hampshire Ave
  250    Superstition Marketplace                                 1155 South Power Road
--------------------------------------------------------------------------------------------------------------------------
  251    Blue Grass Plaza                                         2417 Welsh Road (PA 532)
  252    Merrill Crossing Shopping Ctr.                           9119 Merrill Road
  253    River Creek Apartments                                   2525 Center West Parkway
  254    Village Green                                            1000-1013 Village Green, 1005-1013 Milan Drive
  255    Spartan Square Shopping Center                           1435-1499 W. Main St.
--------------------------------------------------------------------------------------------------------------------------
  256    Winn Dixie Eustis                                        1951 State Road 19 North
  257    Versailles of Rockford                                   5145 East State Street
  258    Lynnwood Manor Health Care Center                        5821 188th Street S.W.
  259    Tri-County Square                                        U.S. Highway 25E
  260    Bethesda Court Hotel                                     7740 Wisconsin Avenue
--------------------------------------------------------------------------------------------------------------------------
  261    Winn Dixie Orangeburg                                    1481 Chestnut Street
  262    Roswell Mill Office Buildings                            85 Mill Street
  263    Highland Tech Center                                     8925,8955,8985 East Nichols Avenue
  264    Stor-All Properties                                      Various
  265    Parole Office Park                                       130, 132 and 134 Holiday Court
--------------------------------------------------------------------------------------------------------------------------
  266    McEvers Corners                                          975 Dawsonville Road
  267    Windscape II Apartments                                  3099  Parhan Drive
  268    Courtyards Apartments                                    1906 Sam Houston Drive
  269    Miami Gardens Plaza                                      18351 Northwest 27th Avenue
  270    Village South                                            1243 Bay Area Blvd
--------------------------------------------------------------------------------------------------------------------------
  271    Webtron Building                                         2030 W. McNab Road
  272    Fairway Center                                           9115 Southwest Oleson Road
  273    Santa Fe Square                                          Northeast Corner of Southern Avenue & Gilbert Road
  274    Gomes Plaza                                              1057-1075 Blossom Hill Road
  275    Covington Square                                         4828 Zenith Street
--------------------------------------------------------------------------------------------------------------------------
  276    Best Buy (Sioux Falls)                                   2104 W. 41st Street
  277    Parkway Nursing Home                                     525 13th Street
  278    Grand Manor Nursing and Rehab Center                     3645 Cook Avenue
  279    Terrace View Apartments                                  525 Vaughn Avenue
  280    Hillsdale Manor                                          4710-4738 Wakefield Road
--------------------------------------------------------------------------------------------------------------------------
  281    Amerihost Inn- Players                                   203 Front Street
  282    Walgreens (Las Vegas)                                    9420 Lake Mead Boulevard
  283    Metro Plaza                                              1407-1411 East-West Hgwy & 8397-8399 Colesville Rd
  284    Fidelity Federal Bank Building                           6350 Laurel Canyon Boulevard
  285    White Mountain Village                                   20 East White Mountain Boulevard
--------------------------------------------------------------------------------------------------------------------------
  286    Forestwood On the Creek Apts.                            9601 Forest Lane
  287    Shepherdsville Square                                    Kentucky Highway 44
  288    Westbrook                                                3463-3560 53rd Ave
  289    100 Broadway                                             64, 100 & 102 Broadway
  290    Staples Hazelton                                         180 Susquehanna Boulevard
--------------------------------------------------------------------------------------------------------------------------
  291    Treetops Terace Condominiums                             93-116 Tree Top Court
  292    Estero Woods Village                                     22770 South Tamiami Trail
  293    Green Center (MCG)                                       East Gude Drive and Taft Street
  294    Warehouse Specialists - Fond Du Lac II                   170 W. Larsen Drive
  295    Walgreens Pharmacy (Chicago Heights)                     SWC of Western Avenue and Lincoln Highway
--------------------------------------------------------------------------------------------------------------------------
  296    Everett I-5 Mini-Storage                                 13026 4th Avenue West
  297    Buck Run/Timberline Condominiums                         4689 Buck Run Square

  298    Marketplace Shopping Center (Williamsburg-Loan Level)    Various
  298a   Rivergate Business Center   (Williamsburg-Prop Level)    309 McLaws Circle
--------------------------------------------------------------------------------------------------------------------------
  298b   Marketplace Shopping Center (Williamsburg-Prop Level)    240 McLaws Circle

  299    Mooresmill Village                                       2453 Coronet Way, NE
  300    The Pontiac Building                                     542  South Dearborn
  301    Best Buy Retail Bldg.                                    6900  South Westnedge Avenue
--------------------------------------------------------------------------------------------------------------------------
  302    Sussex Downs Apartments                                  1125 Magnoilia Drive
  303    Foothills Villas Apartments                              2601-2675 West Second Street
  304    Lincoln Arms Apartments                                  190  C Street
  305    2-32 Brighton & 1101-1113 Commonwealth                   2-32 Brighton & 1101-1113 Commonwealth
  306    Manchester Square                                        Kentucky Highway 8 at U.S. Highway 421
--------------------------------------------------------------------------------------------------------------------------
  307    Northgate Villas Apartments                              2305  Carville Drive
  308    South Brook                                              5101 Linbar Drive
  309    The Promenade Apartments                                 2330-2332  West Glenrosa Avenue
  310    Swall Towers East                                        310 S. Swall Drive
  311    Pinnacle                                                 7131 Pinnacle Drive
--------------------------------------------------------------------------------------------------------------------------

                                                       Cross                                         % of Aggregate   Cumulative
Control                                     Zip    Collateralized     Original         Cut-off Date   Cut-off Date    % of Initial
  No.    City                        State  Code       Groups         Balance ($)       Balance ($)      Balance      Pool Balance
====================================================================================================================================
  246    Naples                        FL   34104                   $    3,940,000  $     3,925,345.74     0.11%         73.63%
  247    Lakeside Park                 KY   41017                        3,900,000        3,888,336.27     0.11          73.74
  248    Berkeley                      CA   94704                        3,900,000        3,881,505.61     0.11          73.85
  249    Los Angeles                   CA   90020                        3,850,000        3,836,194.01     0.11          73.96
  250    Mesa                          AZ   85206                        3,800,000        3,800,000.00     0.11          74.07
------------------------------------------------------------------------------------------------------------------------------------
  251    Philadelphia                  PA   19114                        3,800,000        3,793,244.60     0.11          74.18
  252    Jacksonville                  FL   32211                        3,800,000        3,790,289.55     0.11          74.29
  253    Augusta                       GA   30901                        3,800,000        3,788,034.64     0.11          74.40
  254    Norfolk                       NE   68701                        3,800,000        3,787,735.69     0.11          74.51
  255    Salem                         VA   24523                        3,800,000        3,785,732.36     0.11          74.61
------------------------------------------------------------------------------------------------------------------------------------
  256    Eustis                        FL   32726                        3,811,719        3,781,369.71     0.11          74.72
  257    Rockford                      IL   61108                        3,760,000        3,750,108.50     0.11          74.83
  258    Lynnwood                      WA   98037                        3,750,000        3,746,037.63     0.11          74.94
  259    Corbin                        KY   40701     Group F            3,700,000        3,688,584.07     0.11          75.05
  260    Bethesda                      MD   28014                        3,650,000        3,636,395.34     0.10          75.15
------------------------------------------------------------------------------------------------------------------------------------
  261    Orangeburg                    SC   29115                        3,642,092        3,614,562.16     0.10          75.25
  262    Roswell                       GA   30075                        3,625,000        3,614,244.75     0.10          75.36
  263    Englewood                     CO   80112                        3,600,000        3,597,169.25     0.10          75.46
  264    Delray Beach & Riviera Beach  FL  Various                       3,600,000        3,594,923.24     0.10          75.57
  265    Annapolis                     MD   21401                        3,600,000        3,594,810.39     0.10          75.67
------------------------------------------------------------------------------------------------------------------------------------
  266    Gainesville                   GA   30504                        3,600,000        3,591,540.48     0.10          75.77
  267    Grand Prairie                 TX   75052                        3,600,000        3,591,189.64     0.10          75.88
  268    Victoria                      TX   77901                        3,600,000        3,591,078.89     0.10          75.98
  269    Miami                         FL   33056                        3,600,000        3,591,048.41     0.10          76.08
  270    Clear Lake City               TX   77058                        3,580,000        3,577,012.99     0.10          76.18
------------------------------------------------------------------------------------------------------------------------------------
  271    Ft. Lauderdale                FL   33309                        3,550,000        3,547,375.75     0.10          76.29
  272    Portland                      OR   97223                        3,550,000        3,547,372.24     0.10          76.39
  273    Mesa                          AZ   85204                        3,500,000        3,496,073.89     0.10          76.49
  274    San Jose                      CA   95123                        3,500,000        3,492,968.16     0.10          76.59
  275    Metairie                      LA   70001                        3,480,000        3,477,096.43     0.10          76.69
------------------------------------------------------------------------------------------------------------------------------------
  276    Sioux Falls                   SD   57105                        3,475,000        3,475,000.00     0.10          76.79
  277    Snohomish                     WA   98290                        3,450,000        3,446,354.62     0.10          76.89
  278    St Louis                      MO   63113                        3,450,000        3,435,045.19     0.10          76.99
  279    Toms River                    NJ   08753                        3,440,000        3,431,073.27     0.10          77.09
  280    Baltimore                     MD   21207                        3,435,000        3,426,847.77     0.10          77.19
------------------------------------------------------------------------------------------------------------------------------------
  281    Metroplois                    IL   62960                        3,450,000        3,419,679.83     0.10          77.28
  282    Las Vegas                     NV   89134                        3,435,750        3,396,544.93     0.10          77.38
  283    Silver Spring                 MD   20910                        3,400,000        3,394,966.40     0.10          77.48
  284    North Hollywood               CA   91606                        3,400,000        3,392,923.73     0.10          77.58
  285    Pinetop-Lakeside              AZ   85935                        3,400,000        3,390,568.02     0.10          77.67
------------------------------------------------------------------------------------------------------------------------------------
  286    Dallas                        TX   75243                        3,400,000        3,389,912.30     0.10          77.77
  287    Shepardsville                 KY   41065     Group G            3,400,000        3,389,509.68     0.10          77.87
  288    Columbus                      NE   68601                        3,396,000        3,385,039.59     0.10          77.97
  289    Menands                       NY   12204                        3,400,000        3,380,435.75     0.10          78.06
  290    West Hazelton                 PA   18201                        3,380,195        3,361,990.84     0.10          78.16
------------------------------------------------------------------------------------------------------------------------------------
  291    Blommingdale                  NJ   07403                        3,350,000        3,350,000.00     0.10          78.26
  292    Estero                        FL   33928                        3,360,000        3,349,272.58     0.10          78.35
  293    Rockville                     MD   20850                        3,350,000        3,343,708.47     0.10          78.45
  294    Fond Du Lac                   WI   54935     Group D            3,350,000        3,330,287.28     0.10          78.55
  295    Chicago Heights               IL   60630                        3,313,544        3,297,412.39     0.09          78.64
------------------------------------------------------------------------------------------------------------------------------------
  296    Everett                       WA   98204                        3,300,000        3,295,515.58     0.09          78.74
  297    Roanoke                       VA   24014                        3,300,000        3,295,363.42     0.09          78.83

  298    Williamsburg                  VA   23185                        3,300,000        3,291,905.50     0.09          78.93
  298a   Williamsburg                  VA   23185
------------------------------------------------------------------------------------------------------------------------------------
  298b   Williamsburg                  VA   23185

  299    Atlanta                       GA   30318                        3,300,000        3,291,194.91     0.09          79.02
  300    Chicago                       IL   60605                        3,300,000        3,289,824.29     0.09          79.11
  301    Portage                       MI   49002                        3,300,000        3,287,692.89     0.09          79.21
------------------------------------------------------------------------------------------------------------------------------------
  302    Franklin                      TN   37064                        3,275,000        3,266,130.06     0.09          79.30
  303    San Bernadino                 CA   92410                        3,300,000        3,264,848.02     0.09          79.40
  304    Sparks                        NV   89431                        3,262,500        3,252,040.67     0.09          79.49
  305    Boston                        MA   02215                        3,250,000        3,246,220.37     0.09          79.58
  306    Manchester                    KY   40165     Group F            3,250,000        3,239,972.50     0.09          79.68
------------------------------------------------------------------------------------------------------------------------------------
  307    Reno                          NV   89512                        3,240,000        3,231,170.58     0.09          79.77
  308    Nashville                     TN   37211                        3,225,000        3,213,139.91     0.09          79.86
  309    Phoenix                       AZ   85015                        3,220,000        3,208,099.19     0.09          79.96
  310    Los Angeles                   CA   90048                        3,200,000        3,197,448.60     0.09          80.05
  311    Ft. Myers                     FL   33907                        3,200,000        3,191,724.41     0.09          80.14
------------------------------------------------------------------------------------------------------------------------------------

                                          Interest                                                      Original       Remaining
Control     Mortgage     Administrative    Accrual              Amortization                          Interest-Only  Interest-Only
  No.       Rate (%)      Cost Rate (%)    Method                   Type                              Period (Mos.)  Period (Mos.)
===================================================================================================================================
  246        7.3750%         0.0962%     Actual/360 Amortizing Balloon                                      0             0
  247        7.5100          0.0962      Actual/360 Amortizing Balloon                                      0             0
  248        7.3120          0.0962      Actual/360 Amortizing Balloon                                      0             0
  249        7.4460          0.0962      Actual/360 Amortizing Balloon                                      0             0
  250        7.2500          0.0962      Actual/360 Interest-Only then Amortizing Balloon                   24            20
-----------------------------------------------------------------------------------------------------------------------------------
  251        7.1000          0.1212      Actual/360 Amortizing Balloon                                      0             0
  252        7.2600          0.1462      Actual/360 Amortizing Balloon                                      0             0
  253        7.2500          0.0962        30/360   Amortizing Balloon                                      0             0
  254        7.1250          0.0962      Actual/360 Amortizing Balloon                                      0             0
  255        6.8000          0.0962      Actual/360 Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  256        7.0300          0.0962        30/360   Fully Amortizing                                        0             0
  257        7.0900          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  258        7.9700          0.1462      Actual/360 Amortizing Balloon                                      0             0
  259        7.3530          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  260        7.3600          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  261        7.2600          0.0962        30/360   Amortizing Balloon                                      0             0
  262        7.5500          0.1562      Actual/360 Amortizing (ARD)                                        0             0
  263        7.2100          0.1462      Actual/360 Amortizing (ARD)                                        0             0
  264        7.1100          0.1462      Actual/360 Amortizing (ARD)                                        0             0
  265        7.0200          0.1462      Actual/360 Amortizing (ARD)                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  266        7.3300          0.1462        30/360   Fully Amortizing                                        0             0
  267        7.0540          0.0962        30/360   Amortizing Balloon                                      0             0
  268        7.4400          0.0962      Actual/360 Amortizing Balloon                                      0             0
  269        7.4200          0.1762      Actual/360 Amortizing Balloon                                      0             0
  270        6.9100          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  271        7.5200          0.1462      Actual/360 Amortizing Balloon                                      0             0
  272        7.5130          0.0962      Actual/360 Amortizing Balloon                                      0             0
  273        7.6000          0.1462      Actual/360 Amortizing Balloon                                      0             0
  274        7.6750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  275        6.9100          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  276        7.4300          0.1462      Actual/360 Amortizing Balloon                                      0             0
  277        7.9700          0.1462      Actual/360 Amortizing Balloon                                      0             0
  278        7.8750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  279        7.1700          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  280        7.2100          0.0962        30/360   Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  281        7.6250          0.0962      Actual/360 Fully Amortizing                                        0             0
  282        7.2000          0.0962        30/360   Fully Amortizing                                        0             0
  283        6.9100          0.0962      Actual/360 Amortizing Balloon                                      0             0
  284        7.4900          0.1462      Actual/360 Amortizing Balloon                                      0             0
  285        6.7800          0.1462      Actual/360 Amortizing (ARD)                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  286        7.5500          0.0962      Actual/360 Amortizing Balloon                                      0             0
  287        7.3530          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  288        7.1250          0.0962      Actual/360 Amortizing Balloon                                      0             0
  289        7.3600          0.1462      Actual/360 Amortizing Balloon                                      0             0
  290        7.6000          0.0962        30/360   Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  291        7.2500          0.0962      Actual/360 Amortizing Balloon                                      0             0
  292        7.1800          0.0962      Actual/360 Amortizing Balloon                                      0             0
  293        7.1800          0.1462      Actual/360 Amortizing Balloon                                      0             0
  294        7.4375          0.0962      Actual/360 Fully Amortizing                                        0             0
  295        7.4300          0.0962        30/360   Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  296        7.2600          0.1462      Actual/360 Amortizing Balloon                                      0             0
  297        7.1250          0.0962      Actual/360 Amortizing Balloon                                      0             0

  298        7.5000          0.1462      Actual/360 Amortizing (ARD)                                        0             0
  298a
-----------------------------------------------------------------------------------------------------------------------------------
  298b

  299        9.0625          0.0962        30/360   Fully Amortizing                                        0             0
  300        7.3560          0.0962      Actual/360 Amortizing Balloon                                      0             0
  301        7.3560          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  302        6.9200          0.0962      Actual/360 Amortizing Balloon                                      0             0
  303        7.7700          0.0962        30/360   Fully Amortizing                                        0             0
  304        7.1590          0.0962      Actual/360 Amortizing Balloon                                      0             0
  305        7.3750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  306        7.3530          0.0962      Actual/360 Amortizing (ARD)                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  307        6.8840          0.0962      Actual/360 Amortizing Balloon                                      0             0
  308        7.3300          0.0962      Actual/360 Amortizing Balloon                                      0             0
  309        7.3070          0.0962      Actual/360 Amortizing Balloon                                      0             0
  310        7.1400          0.0962      Actual/360 Amortizing Balloon                                      0             0
  311        7.1900          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------

          Original  Remaining
          Term to    Term to      Original      Remaining
Control   Maturity   Maturity   Amortization   Amortization Origination   Maturity     Balloon
  No.      (Mos.)     (Mos.)     Term (Mos.)    Term (Mos.)    Date        or ARD      Balance ($)      Property Type
===============================================================================================================================
  246       120        117          300            297        1/22/98      2/1/08    $  3,186,429  Industrial
  247       120        116          360            356        12/31/97     1/1/08       3,445,120  Multifamily
  248        84         80          300            296        12/11/97     1/1/05       3,435,073  Retail - Anchored
  249       120        115          360            355        11/25/97     12/1/07      3,396,051  Multifamily
  250       181        177          336            336        12/19/97     2/1/13       2,977,919  Retail - Unanchored
-------------------------------------------------------------------------------------------------------------------------------
  251       120        118          330            328        2/13/98      3/1/08       3,203,336  Retail - Anchored
  252       120        117          360            357        1/20/98      2/1/08       3,335,034  Retail - Anchored
  253       120        116          360            356        12/18/97     1/1/08       3,279,793  Multifamily
  254       120        116          360            356        12/15/97     1/1/08       3,323,922  Multifamily
  255       240        238          240            238        2/11/98      3/1/18         118,616  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------
  256       236        232          236            232        12/22/97     9/1/17               -  CTL
  257       120        117          360            357        1/13/98      2/1/08       3,285,430  Multifamily
  258       120        119          300            299         3/6/98      4/1/08       3,089,220  Health Care - Skilled Nursing
  259       120        116          360            356        12/31/97     1/1/08       3,255,519  Retail - Anchored
  260       120        117          300            297        1/29/98      2/1/08       2,950,561  Hotel - Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  261       234        228          294            288        10/31/97     5/1/17       1,324,996  CTL
  262       120        116          360            356        12/16/97     1/1/08       3,205,398  Office
  263       240        239          360            359         3/2/98      4/1/18       2,239,627  Office
  264       120        118          360            358        2/24/98      3/1/08       3,149,923  Industrial
  265       120        118          360            358        1/30/98      3/1/08       3,142,446  Office
-------------------------------------------------------------------------------------------------------------------------------
  266       300        298          300            298         2/3/98      3/1/23               -  Retail - Anchored
  267       120        117          360            357        1/30/98      2/1/08       3,093,159  Multifamily
  268       120        117          360            357         1/9/98      2/1/08       3,173,997  Multifamily
  269       120        117          360            357         1/6/98      2/1/08       3,172,397  Retail - Anchored
  270       120        119          360            359        3/12/98      4/1/08       3,115,391  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  271       120        119          360            359        3/26/98      4/1/08       3,138,597  Industrial
  272       120        119          360            359        3/11/98      4/1/08       3,138,046  Office
  273        84         83          300            299         3/2/98      4/1/05       3,100,869  Retail - Anchored
  274       120        118          300            298        2/25/98      3/1/08       2,859,047  Retail - Unanchored
  275       120        119          360            359        3/12/98      4/1/08       3,028,369  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  276       120        120          360            360        3/28/98      5/1/08       3,065,706  Retail - Anchored
  277       120        119          300            299         3/6/98      4/1/08       2,842,082  Health Care - Skilled Nursing
  278       180        176          300            296        12/19/97     1/1/13       2,282,705  Health Care - Skilled Nursing
  279       180        177          360            357        1/22/98      2/1/13       2,650,183  Multifamily
  280       120        117          360            357        1/12/98      2/1/08       2,962,054  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  281       240        235          240            235        11/7/97      12/1/17        133,657  Hotel - Limited Service
  282       240        234          240            234        10/29/97     11/1/17              -  CTL
  283       180        178          360            358         2/9/98      3/1/13       2,592,085  Retail - Unanchored
  284       120        118          300            298        2/12/98      3/1/08       2,762,055  Office
  285       120        117          360            357        1/29/98      2/1/08       2,946,491  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------
  286       120        116          360            356        12/4/97      1/1/08       3,006,441  Multifamily
  287       120        116          360            356        12/31/97     1/1/08       2,991,558  Retail - Anchored
  288       120        116          360            356        12/15/97     1/1/08       2,970,536  Multifamily
  289       120        117          240            237        1/28/98      2/1/08       2,342,918  Office
  290       240        237          240            237         1/9/98      2/1/18               -  CTL
-------------------------------------------------------------------------------------------------------------------------------
  291       180        180          360            360         4/3/98      5/1/13       2,593,554  Multifamily
  292        84         80          360            356        12/31/97     1/1/05       3,101,626  Multifamily
  293       120        119          240            239        3/24/98      4/1/08       2,295,825  Retail - Unanchored
  294       180        178          180            178         2/9/98      3/1/13          70,791  Industrial
  295       240        236          294            290        12/22/97     1/1/18       1,119,966  CTL
-------------------------------------------------------------------------------------------------------------------------------
  296       120        118          360            358        2/20/98      3/1/08       2,898,748  Self Storage
  297       120        118          360            358        2/27/98      3/1/08       2,888,567  Multifamily

  298       120        117          360            357         1/9/98      2/1/08       2,913,881  Retail - Unanchored
  298a                                                                                             Office
-------------------------------------------------------------------------------------------------------------------------------
  298b                                                                                             Retail - Unanchored

  299       300        297          300            297         2/1/98      2/1/23               -  Multifamily - Section 42
  300       120        116          360            356        12/31/97     1/1/08       2,903,794  Office
  301       120        117          300            297        1/21/98      2/1/08       2,667,308  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------
  302       120        117          360            357        1/22/98      2/1/08       2,848,841  Multifamily
  303       240        234          240            234        10/29/97     11/1/17              -  Multifamily
  304       120        116          360            356        12/31/97     1/1/08       2,856,288  Multifamily
  305       120        119          300            299        3/23/98      4/1/08       2,630,560  Mixed Use
  306       120        116          360            356        12/31/97     1/1/08       2,859,579  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------
  307       120        117          360            357        1/23/98      2/1/08       2,815,691  Multifamily
  308       180        175          360            355        11/26/97     12/1/12      2,503,965  Multifamily
  309       120        115          360            355        11/14/97     12/1/07      2,830,309  Multifamily
  310       120        119          360            359        3/25/98      4/1/08       2,801,721  Multifamily
  311       120        117          360            357        1/22/98      2/1/08       2,803,390  Multifamily
-------------------------------------------------------------------------------------------------------------------------------

                                                                   Annual
Control                                                             Debt                   Net                   Appraised
  No.    Prepayment Provisions                                    Service ($)         Cash Flow ($)  DSCR (x)     Value ($)
==============================================================================================================================
  246    L(4),D(5.75),O(.25)                                     $    345,560         $    465,545   1.35x        $ 7,000,000
  247    L(5),3(1),2(1),1(1),O(2)                                     327,553              433,845   1.32           5,620,000
  248    L(3),D(3.5),O(.5)                                            340,145              545,158   1.60           6,630,000
  249    L(4),D(5.83),O(.17)                                          321,330              404,188   1.26           4,800,000
  250    L(5),3(1),2(1),1(7.583),O(.5) or D(Borr)                     317,448              464,324   1.46           6,550,000
------------------------------------------------------------------------------------------------------------------------------
  251    L(5),D(4.75),O(.25)                                          314,723              403,661   1.28           5,300,000
  252    L(4),D(5.5),O(.5)                                            311,382              434,738   1.40           5,150,000
  253    L(4),D(5.5),O(.5)                                            311,072              437,914   1.41           5,100,000
  254    L(4),D(6)                                                    307,216              482,965   1.57           4,700,000
  255    L(5),D(14.75),O(.25)                                         348,083              574,129   1.65           5,860,000
------------------------------------------------------------------------------------------------------------------------------
  256    L(8),D(11.67)                                                358,216              368,962    NAP           4,375,000
  257    L(4),D(5.75),O(.25)                                          302,917              371,431   1.23           4,700,000
  258    L(5),D(4.75),O(.25)                                          346,423              792,539   2.29           7,910,000
  259    L(4),D(5.75),O(.25)                                          305,994              445,634   1.46           4,900,000
  260    L(5.33),D(4.42),O(.25)                                       319,700              506,538   1.58           5,500,000
------------------------------------------------------------------------------------------------------------------------------
  261    L(8),YM1%(11.25),O(.25) or D(Borr)                           318,649              328,208    NAP           3,800,000
  262    L(4),D(5.75),O(.25)                                          305,649              399,534   1.31           5,485,000
  263    L(10),YM1%(9.75),O(.25)                                      293,529              368,692   1.26           4,800,000
  264    L(4),D(5.75),O(.25)                                          290,609              380,276   1.31           4,850,000
  265    L(4),D(5.5),O(.5)                                            287,991              384,840   1.34           4,600,000
------------------------------------------------------------------------------------------------------------------------------
  266    L(12),D(12.5),O(.5)                                          314,483              392,938   1.25           4,800,000
  267    L(4),D(5.5),O(.5)                                            288,979              441,527   1.53           4,740,000
  268    L(3),D(6.75),O(.25)                                          300,288              378,762   1.26           4,502,000
  269    L(4),D(5.5),O(.5)                                            299,698              496,705   1.66           5,000,000
  270    L(2),D(7.5),O(.5)                                            283,222              382,277   1.35           4,475,000
------------------------------------------------------------------------------------------------------------------------------
  271    L(4),YM1%(5.5),O(.5)                                         298,449              402,556   1.35           4,750,000
  272    L(5),D(4.83),O(.17)                                          298,245              383,749   1.29           5,000,000
  273    L(2),YM1%(2),2(2),1(.5),O(.5)                                313,113              626,896   2.00          11,300,000
  274    L(4),D(5.83),O(.17)                                          315,173              504,760   1.60           6,500,000
  275    L(2),D(7.5),O(.5)                                            275,311              370,540   1.35           4,350,000
------------------------------------------------------------------------------------------------------------------------------
  276    L(4),YM1%(5.75),O(.25)                                       289,576              360,543   1.25           4,500,000
  277    L(5),D(4.75),O(.25)                                          318,710              710,976   2.23           6,680,000
  278    L(3),D(11.75),O(.25)                                         316,111              624,897   1.98           4,600,000
  279    L(3),D(11.5),O(.5)                                           279,366              345,897   1.24           4,300,000
  280    L(4),YM1%(4),O(2)                                            280,076              351,260   1.25           4,580,000
------------------------------------------------------------------------------------------------------------------------------
  281    L(5),D(14.75),O(.25)                                         336,687              472,036   1.40           5,000,000
  282    L(5),YM1%(15) or D(Borr)                                     324,616              418,803    NAP           4,920,000
  283    L(7),D(6),O(2)                                               268,982              404,105   1.50           4,615,000
  284    L(4),YM1%(5.5),O(.5)                                         301,243              395,855   1.31           4,700,000
  285    L(4),YM1%(5.75),O(.25)                                       265,442              368,357   1.39           4,600,000
------------------------------------------------------------------------------------------------------------------------------
  286    L(4),D(5.75),O(.25)                                          286,678              363,215   1.27           4,800,000
  287    L(4),D(5.75),O(.25)                                          281,184              437,714   1.56           4,625,000
  288    L(4),D(6)                                                    274,554              404,855   1.47           4,200,000
  289    L(4),D(5.75),O(.25)                                          325,198              443,407   1.36           5,000,000
  290    L(8),YM1%(12)                                                329,252              330,240    NAP           3,500,000
------------------------------------------------------------------------------------------------------------------------------
  291    L(2),D(13)                                                   274,235              354,965   1.29           4,200,000
  292    L(4),YM1%(2.5),O(.5)                                         273,142              383,516   1.40           4,200,000
  293    L(4),D(5.75),O(.25)                                          316,028              405,263   1.28           4,800,000
  294    L(6),D(8.75),O(.25)                                          371,233              501,809   1.35           5,300,000
  295    L(8),YM1%(11.5),O(.5) or D(Borr)                             294,144              300,914    NAP           3,500,000
------------------------------------------------------------------------------------------------------------------------------
  296    L(4),D(5.75),O(.25)                                          270,410              414,710   1.53           5,100,000
  297    L(4),D(5.75),O(.25)                                          266,793              347,986   1.30           4,300,000

  298    L(4),D(5.75),O(.25)                                          276,889              366,594   1.32           4,440,000
  298a                                                                                                              2,540,000
------------------------------------------------------------------------------------------------------------------------------
  298b                                                                                                              1,900,000

  299    L(10),1%(15)                                                 334,018              401,215   1.20           4,370,000
  300    L(4),D(5.83),O(.17)                                          272,995              460,961   1.69           4,700,000
  301    L(4),D(5.83),O(.17)                                          288,941              391,735   1.36           4,500,000
------------------------------------------------------------------------------------------------------------------------------
  302    L(4),D(5.75),O(.25)                                          259,356              328,893   1.27           4,100,000
  303    L(4),YM1%(15.5),O(.5)                                        325,584              419,628   1.29           5,000,000
  304    L(4),D(5.83),O(.17)                                          264,660              413,354   1.56           4,350,000
  305    L(3),D(6),O(1)                                               285,043              371,216   1.30           5,300,000
  306    L(4),D(5.75),O(.25)                                          268,779              486,982   1.81           4,850,000
------------------------------------------------------------------------------------------------------------------------------
  307    L(4),D(5.83),O(.17)                                          255,648              356,447   1.39           4,320,000
  308    L(2),YM1%(6),4(1),3(1),2(1),1(1),O(3)                        266,105              475,448   1.79           6,500,000
  309    L(4),D(5.83),O(.17)                                          265,088              380,616   1.44           4,025,000
  310    L(4),D(5.75),O(.25)                                          259,097              333,855   1.29           4,000,000
  311    L(4),YM1%(5.75),O(.25)                                       260,395              364,351   1.40           4,035,000
------------------------------------------------------------------------------------------------------------------------------

                                          Underwritten
                                           Hospitality                        Sq. Ft.,            Loan per
                      Cut-off   Scheduled   Average                            Units           Sq. Ft., Units
Control   Appraisal    Date   Maturity Date  Daily      Year      Year        Bed, Pad            Bed, Pad     Occupancy
  No.       Year      LTV (%)    LTV (%)    Rate ($)    Built   Renovated     or Room            or Room ($)  Percentage (%)
================================================================================================================================
  246       1997       56.1%      45.5%                 1990       N/A         118,300 Sq. Ft.  $      33.31      95.8%
  247       1997       69.2       61.3                  1973      1982             240 Units       16,250.00      89.6
  248       1997       58.5       51.8                  1992      1992          25,390 Sq. Ft.        153.60     100.0
  249       1997       79.9       70.8                  1969       N/A             149 Units       25,838.93      94.6
  250       1997       58.0       45.5                  1988       N/A          54,426 Sq. Ft.         69.82      98.2
--------------------------------------------------------------------------------------------------------------------------------
  251       1997       71.6       60.4                  1968      1989          86,997 Sq. Ft.         43.68      95.9
  252       1997       73.6       64.8                 1989-90     N/A          60,350 Sq. Ft.         62.97      88.1
  253       1997       74.3       64.3                  1980       N/A             224 Units       16,964.29      92.0
  254       1997       80.6       70.7                  1991       N/A             132 Units       28,787.88      98.5
  255       1997       64.6        2.0                  1974      1990         168,349 Sq. Ft.         22.57      91.9
--------------------------------------------------------------------------------------------------------------------------------
  256       1997        NAP        0.0                  1997       N/A          44,000 Sq. Ft.         86.63     100.0
  257       1997       79.8       69.9                  1974       N/A             125 Units       30,080.00      91.0
  258       1997       47.4       39.1                1957-1976    N/A             109 Beds        34,403.67      89.8
  259       1997       75.3       66.4                1981-1982    N/A         140,543 Sq. Ft.         26.33      93.5
  260       1997       66.1       53.7      $77.54      1958     1996-97            74 Rooms       49,324.32       NAP
--------------------------------------------------------------------------------------------------------------------------------
  261       1997        NAP       34.9                  1997       N/A          44,000 Sq. Ft.         82.77     100.0
  262       1997       65.9       58.4                  1882     1996-97        63,174 Sq. Ft.         57.38     100.0
  263       1998       74.9       46.7                  1982       N/A          61,089 Sq. Ft.         58.93     100.0
  264       1998       74.1       65.0                 1973-85     N/A         121,612 Sq. Ft.         29.60      90.1
  265       1997       78.2       68.3                  1984       N/A          43,360 Sq. Ft.         83.03      99.2
--------------------------------------------------------------------------------------------------------------------------------
  266       1997       74.8        0.0                  1985       N/A          77,643 Sq. Ft.         46.37      94.6
  267       1997       75.8       65.3                  1986       N/A             154 Units       23,376.62      88.0
  268       1997       79.8       70.5                  1978       N/A             157 Units       22,929.94      98.7
  269       1997       71.8       63.5                 1958,72     N/A          86,756 Sq. Ft.         41.50     100.0
  270       1998       79.9       69.6                  1977       N/A             168 Units       21,309.52      95.2
--------------------------------------------------------------------------------------------------------------------------------
  271       1998       74.7       66.1                1975,1978    N/A         102,412 Sq. Ft.         34.66     100.0
  272       1998       71.0       62.8                  1981      1995          46,421 Sq. Ft.         76.47      96.0
  273       1998       30.9       27.4                  1986       N/A         261,202 Sq. Ft.         13.40      89.3
  274       1997       53.7       44.0                  1986       N/A          36,856 Sq. Ft.         94.96     100.0
  275       1998       79.9       69.6                  1976      1995             135 Units       25,777.78      93.7
--------------------------------------------------------------------------------------------------------------------------------
  276       1998       77.2       68.1                  1969      1996          48,035 Sq. Ft.         72.34     100.0
  277       1997       51.6       42.6                1964,1976    N/A             109 Beds        31,651.38      89.0
  278       1997       74.7       49.6                  1986       N/A             120 Beds        28,750.00      93.3
  279       1997       79.8       61.6                  1969       N/A             104 Units       33,076.92      92.3
  280       1997       74.8       64.7                  1968       N/A             180 Units       19,083.33      92.2
--------------------------------------------------------------------------------------------------------------------------------
  281       1997       68.4        2.7       42.87      1994       N/A             120 Rooms       28,750.00       NAP
  282       1997        NAP        0.0                  1997       N/A          13,905 Sq. Ft.        247.09     100.0
  283       1998       73.6       56.2                  1997       N/A          23,051 Sq. Ft.        147.50     100.0
  284       1997       72.2       58.8                  1979       N/A          50,699 Sq. Ft.         67.06      90.2
  285       1997       73.7       64.1                  1982       N/A         110,357 Sq. Ft.         30.81      84.1
--------------------------------------------------------------------------------------------------------------------------------
  286       1997       70.6       62.6                  1983       N/A             112 Units       30,357.14      91.0
  287       1997       73.3       64.7                  1982       N/A         133,007 Sq. Ft.         25.56      93.1
  288       1997       80.6       70.7                  1994       N/A             120 Units       28,300.00      95.0
  289       1997       67.6       46.9                 1961,72   1980's        100,315 Sq. Ft.         33.89     100.0
  290       1997        NAP        0.0                  1997       N/A          24,000 Sq. Ft.        140.84     100.0
--------------------------------------------------------------------------------------------------------------------------------
  291       1998       79.8       61.8                  1972       N/A              93 Units       36,021.51      98.0
  292       1997       79.7       73.9                1976-1978    N/A             147 Units       22,857.14      95.3
  293       1998       69.7       47.8                 1969-71     N/A          48,012 Sq. Ft.         69.77     100.0
  294       1997       62.8        1.3                  1994       N/A         228,250 Sq. Ft.         14.68     100.0
  295       1997        NAP       32.0                  1997       N/A          13,943 Sq. Ft.        237.65     100.0
--------------------------------------------------------------------------------------------------------------------------------
  296       1997       64.6       56.8                 1986-89     N/A             924 Units        3,571.43      93.0
  297       1997       76.6       67.2                  1989       N/A              96 Units       34,375.00     100.0

  298       1997       74.1       65.6                                          68,664 Sq. Ft.         48.06      94.4
  298a      1997                                        1985       N/A          37,804 Sq. Ft.                   100.0
--------------------------------------------------------------------------------------------------------------------------------
  298b      1997                                        1985       N/A          30,860 Sq. Ft.                    86.9

  299       1997       75.3        0.0                  1965      1996             172 Units       19,186.05      98.8
  300       1997       70.0       61.8                  1891      1985          86,417 Sq. Ft.         38.19      95.7
  301       1997       73.1       59.3                  1996       N/A          45,800 Sq. Ft.         72.05     100.0
--------------------------------------------------------------------------------------------------------------------------------
  302       1997       79.7       69.5                  1986       N/A              72 Units       45,486.11      98.6
  303       1997       65.3        0.0                  1969       N/A             239 Units       13,807.53      97.9
  304       1997       74.8       65.7                  1972      1997             128 Units       25,488.28     100.0
  305       1998       61.3       49.6                  1916       N/A         103,936 Sq. Ft.         31.27     100.0
  306       1997       66.8       59.0                  1982       N/A         178,725 Sq. Ft.         18.18      89.7
--------------------------------------------------------------------------------------------------------------------------------
  307       1997       74.8       65.2                  1977      1997             116 Units       27,931.03      92.3
  308       1997       49.4       38.5                  1973       N/A             262 Units       12,309.16      92.0
  309       1997       79.7       70.3                  1984      1996             182 Units       17,692.31      92.0
  310       1998       79.9       70.0                  1989       N/A              28 Units      114,285.71     100.0
  311       1998       79.1       69.5                  1989       N/A             100 Units       32,000.00      98.0
--------------------------------------------------------------------------------------------------------------------------------

                                                                                       Largest Tenant
                                                      ------------------------------------------------------------------------------
                                                                                                          Tenant
Control Rent Roll          Underwriting                                                                 Area Leased         Lease
  No.     Date             Reserves ($)      per                Tenant Name                              (Sq. Ft.)         Exp Date
====================================================================================================================================
  246    1/1/98                      $0.19  Sq. Ft.   Fischer International                                 25,400         12/31/99
  247   12/8/97                     200.00  Unit
  248    9/1/97                       0.08  Sq. Ft.   Barnes And Noble Bookstore                            15,875          5/31/02
  249    7/1/97                     340.00  Unit
  250    2/28/98                      0.31  Sq. Ft.   Home Mart                                             11,171          5/31/07
------------------------------------------------------------------------------------------------------------------------------------
  251    2/13/98                      0.13  Sq. Ft.   Shop N Bag Supermarket                                25,785          3/31/03
  252   12/23/97                      0.43  Sq. Ft.   Walmart (Shadow)                                         NAV           NAV
  253   10/8/97                     200.00  Unit
  254   12/8/97                     200.00  Unit
  255    8/1/97                       0.19  Sq. Ft.   Kroger                                                54,729          6/30/16
------------------------------------------------------------------------------------------------------------------------------------
  256    5/1/98                       0.25  Sq. Ft.   Winn Dixie Stores, Inc.                               44,000         10/15/17
  257   11/25/97                    198.40  Unit
  258   11/21/97                    350.00  Bed
  259   12/1/97                       0.15  Sq. Ft.   Winn Dixie                                            35,360         12/8/08
  260     NAP          4% of Gross Revenue  Room
------------------------------------------------------------------------------------------------------------------------------------
  261    5/1/98                       0.15  Sq. Ft.   Winn-Dixie, Charlotte, Inc.                           44,000          6/18/17
  262   11/12/97                      0.21  Sq. Ft.   Mimms Enterprises                                     13,453          8/31/02
  263   12/1/97                       0.39  Sq. Ft.   Rocky Mountain Marketing                              16,689          3/10/03
  264    2/10/98                      0.19  Sq. Ft.
  265   12/30/97                      0.26  Sq. Ft.   Science Applic.                                        3,344         10/31/99
------------------------------------------------------------------------------------------------------------------------------------
  266    1/12/98                      0.19  Sq. Ft.   Bi-Lo                                                 26,853          4/30/08
  267   12/1/97                     252.49  Unit
  268   11/26/97                    225.00  Unit
  269    1/1/98                       0.33  Sq. Ft.   Smart & Final                                         24,000          1/31/07
  270    3/6/98                     221.00  Unit
------------------------------------------------------------------------------------------------------------------------------------
  271   10/1/97                       0.15  Sq. Ft.   Webtron Corp.                                        102,412          2/28/03
  272    2/1/98                       0.16  Sq. Ft.   Western International Forest Products                 12,105          7/31/01
  273    7/7/97                       0.24  Sq. Ft.   ABCO Foods (Simons)                                   35,000         11/30/06
  274    1/31/98                      0.46  Sq. Ft.   Lamps Plus                                            11,808          1/31/01
  275   12/22/97                    216.00  Unit
------------------------------------------------------------------------------------------------------------------------------------
  276    3/27/96                      0.16  Sq. Ft.   Best Buy                                              48,035
  277   11/27/97                    350.00  Bed
  278      0                        300.00  Bed
  279    8/1/97                     250.00  Unit
  280   11/1/97                     239.00  Unit
------------------------------------------------------------------------------------------------------------------------------------
  281     NAP          4% of Gross Revenue  Room
  282    5/1/98                       0.31  Sq. Ft.   Walgreens                                             13,905         11/30/57
  283    1/5/98                       0.10  Sq. Ft.   Rite Aid                                              11,798          7/31/07
  284   11/6/97                       0.16  Sq. Ft.   Chase Credit Companies                                17,432          8/31/03
  285   11/4/97                       0.15  Sq. Ft.   Safeway                                               40,157          7/31/04
------------------------------------------------------------------------------------------------------------------------------------
  286   12/2/97                     211.00  Unit
  287   12/1/97                       0.15  Sq. Ft.   Winn Dixie                                            35,195          2/28/08
  288   12/8/97                     200.00  Unit
  289   12/24/97                      0.15  Sq. Ft.   NYS Department of Labor                               97,097         10/31/07
  290    5/1/98                       0.10  Sq. Ft.   Staples, Inc.                                         24,000          3/31/18
------------------------------------------------------------------------------------------------------------------------------------
  291    3/25/98                    150.00  Unit
  292   12/1/97                     215.00  Unit
  293    2/6/98                       0.17  Sq. Ft.   Ara Melkonian and Haiganosh Melkonian                  6,160         11/30/00
  294      0                          0.07  Sq. Ft.   Warehouse Specialists, Inc.                          228,250          3/1/13
  295    5/1/98                       0.15  Sq. Ft.   Bond Drug Comany of Illinois (Walgreen)               13,943         10/31/57
------------------------------------------------------------------------------------------------------------------------------------
  296    1/27/98                     19.08  Unit
  297    2/24/98                    263.00  Unit
                                      -
  298   11/1/97                       0.29  Sq. Ft.
  298a  10/29/97                      0.27  Sq. Ft.   Syscon Corporation                                    16,171         12/31/99
------------------------------------------------------------------------------------------------------------------------------------
  298b  11/13/97                      0.30  Sq. Ft.   Morrisette & Hammond, Inc.                             5,260          4/30/02
                                      -
  299   10/24/97                    240.00  Unit
  300   11/18/97                      0.20  Sq. Ft.   Comcorp Inc.                                          12,334          5/31/99
  301    5/1/98                       0.10  Sq. Ft.   Best Buy                                              45,056         12/22/17
------------------------------------------------------------------------------------------------------------------------------------
  302    1/8/98                     200.00  Unit
  303    7/31/97                    250.00  Unit
  304   11/17/97                    203.00  Unit
  305   12/29/97                      0.16  Sq. Ft.   Village Automotive Group, Inc                         46,700         11/1/03
  306   12/1/97                       0.16  Sq. Ft.   Wal-Mart                                              45,570         11/7/03
------------------------------------------------------------------------------------------------------------------------------------
  307    1/6/98                     250.87  Unit
  308   11/1/97                     252.00  Unit
  309   10/30/97                    251.00  Unit
  310    3/1/98                     200.00  Unit
  311   12/15/97                    200.00  Unit
------------------------------------------------------------------------------------------------------------------------------------

                         2nd Largest Tenant                                           3rd Largest Tenant
     ---------------------------------------------------------  -------------------------------------------------------------
                                            Tenant                                                          Tenant
Control                                   Area Leased  Lease                                              Area Leased Lease  Control
  No.         Tenant Name                  (Sq. Ft.)  Exp Date                  Tenant Name                (Sq. Ft.) Exp Date   No.
====================================================================================================================================
 246 Gorman Company                           18,000   4/30/00  US Post Office                                15,000   6/1/03   246
 247                                                                                                                            247
 248 Blockbuster                               7,131  12/31/99                                                                  248
 249                                                                                                                            249
 250 Pier One Imports                          9,386   2/28/08  Sleep Time                                     5,000  10/31/02  250
------------------------------------------------------------------------------------------------------------------------------------
 251 Eckerd Drug/Thrift Drug                   6,400  12/31/99  Tele-Research                                  5,770   4/30/01  251
 252 Gold's Gym                               11,800   6/24/04  Cato Fashions                                  6,000   1/31/01  252
 253                                                                                                                            253
 254                                                                                                                            254
 255 Heironimus                               38,360   1/31/05  Revco                                         14,720   8/31/98  255
------------------------------------------------------------------------------------------------------------------------------------
 256                                                                                                                            256
 257                                                                                                                            257
 258                                                                                                                            258
 259 Goody's                                  32,005   5/31/02  Eastern Kentucky University                   27,411   6/30/98  259
 260                                                                                                                            260
------------------------------------------------------------------------------------------------------------------------------------
 261                                                                                                                            261
 262 Events Limited                           10,000   3/28/96  Randall Paulson Architects                     8,500   9/30/03  262
 263 Luzenac America                          16,689   7/20/99  CRP Aquisition                                15,268  12/16/04  263
 264                                                                                                                            264
 265 Carpenter Ins.                            2,780  12/31/00  American Academy                               1,809   6/30/99  265
------------------------------------------------------------------------------------------------------------------------------------
 266 K-Mart Corp.                             15,440   6/30/08  Blockbuster SC Music Corp.                     5,950   7/31/98  266
 267                                                                                                                            267
 268                                                                                                                            268
 269 Eckerd                                   10,000  10/24/03  Gem Physical Therapy                           5,000   8/30/02  269
 270                                                                                                                            270
------------------------------------------------------------------------------------------------------------------------------------
 271                                                                                                                            271
 272 Crossland Mortgage Corp.                  4,656   2/28/98  American Show Management                       3,941   3/31/99  272
 273 Goldens Health Club                      30,893   8/2/02   Cloth World                                   21,638   1/31/02  273
 274 Krauses Sofa Factory                      9,650   8/31/00  Elegant Lace                                   4,060  12/31/04  274
 275                                                                                                                            275
------------------------------------------------------------------------------------------------------------------------------------
 276                                                                                                                            276
 277                                                                                                                            277
 278                                                                                                                            278
 279                                                                                                                            279
 280                                                                                                                            280
------------------------------------------------------------------------------------------------------------------------------------
 281                                                                                                                            281
 282                                                                                                                            282
 283 Kinko's of Washington, Inc.               8,013   8/14/07  Einstein Bros. Bagels                          1,645   6/14/07  283
 284 American Pacific State Bank              11,581   9/30/99  Fidelity Federal Savings                       4,200   8/16/99  284
 285 Thrifty Drug                             19,545   5/31/02  Lakeside Entertainment                        10,001   3/31/02  285
------------------------------------------------------------------------------------------------------------------------------------
 286                                                                                                                            286
 287 Big Lots                                 29,697   1/31/02  Rite Aid                                      14,690   5/31/01  287
 288                                                                                                                            288
 289 NYS Dept. of Labor (Worker's Comp Bd.)    3,218       NAV                                                                  289
 290                                                                                                                            290
------------------------------------------------------------------------------------------------------------------------------------
 291                                                                                                                            291
 292                                                                                                                            292
 293 Central Auto Body                         5,867   8/31/01  KLS Motors                                     4,085   7/31/01  293
 294                                                                                                                            294
 295                                                                                                                            295
------------------------------------------------------------------------------------------------------------------------------------
 296                                                                                                                            296
 297                                                                                                                            297

 298                                                                                                                            298
 298aLogicon Syscon, Inc.                      6,675   5/31/02  Office Pro Technology                          5,761   5/31/00  298a
------------------------------------------------------------------------------------------------------------------------------------
 298bRap, Inc.                                 3,328   2/28/98  Colonial Outdoors, Inc.                        2,948   5/31/00  298b

 299                                                                                                                            299
 300                                                                                                                            300
 301                                                                                                                            301
------------------------------------------------------------------------------------------------------------------------------------
 302                                                                                                                            302
 303                                                                                                                            303
 304                                                                                                                            304
 305 Maverick Designs                         11,830   1/31/00  Hydrotherapy Supply company                    7,430   7/31/99  305
 306 Winn-Dixie                               30,625   8/25/02  Eastern Kentucky University                   13,032   6/30/00  306
------------------------------------------------------------------------------------------------------------------------------------
 307                                                                                                                            307
 308                                                                                                                            308
 309                                                                                                                            309
 310                                                                                                                            310
 311                                                                                                                            311
------------------------------------------------------------------------------------------------------------------------------------

Control
  No.    Property Name                                            Address
==========================================================================================================================
  312    Hillside Village Plaza                                   50 Route 111
  313    Access Self Storage of Wayne                             575 Route 23
  314    Kaiser Permanente Health Center                          65 Kane Street
  315    Winn Dixie Morganton                                     111 Independence Boulevard
  316    Swall Towers West                                        311 S. Swall Drive
--------------------------------------------------------------------------------------------------------------------------
  317    Wind & Sea Shopping Center                               4140-4150 Capitola Road
  318    Grandview                                                1319 E. 45th Street
  319    Salt Lake Medical Plaza Office Building                  24 South 1100 East
  320    Pep Boys Union                                           2525 U.S. Highway 22
  321    9031 Snowden Square Drive                                9031 Snowden Square Drive
--------------------------------------------------------------------------------------------------------------------------
  322    Carriage Hills Apartments                                114-116 Surrey Circle
  323    Village on the Pike Shopping Center                      2940 Covington Pike
  324    101 Park Avenue                                          101 Park Avenue
  325    San Leandro Furniture Center                             2756 Alvarado Boulevard
  326    General Cinema                                           4016 East 82nd Street
--------------------------------------------------------------------------------------------------------------------------
  327    Westlake Commerce Center                                 31121-31131  Via Colinas
  328    Valencia Gardens Apartments                              2704 to 2734 Juniper Avenue
  329    Barnes & Noble                                           12170  Jefferson Avenue
  330    Mcghan Medical Buildings                                 5511, 5531, 5551, & 5571 Ekwill Street
  331    Woodmere Apartments                                      2135 West County Line Road
--------------------------------------------------------------------------------------------------------------------------
  332    Safeway Milton Freewater                                 455 North Columbia St.
  333    Rite Aid Portage                                         Westnedge Avenue and Kilgore Road
  334    Rain Forest Apartments                                   17714 Red Oak Drive
  335    Nexstar Pharmaceuticals Building                         2860 Wilderness Place
  336    Meadowrock Apartments                                    1598 Becky Court
--------------------------------------------------------------------------------------------------------------------------
  337    544 Lawrence Expressway                                  540-548 Lawrence Expressway
  338    Courtyard At Scottsdale North                            9160  East Shea Boulevard
  339    Mountain Vista Apartments                                4400  E Busby Drive
  340    Walgreen St John                                         9280 Wicker Avenue
  341    Timberfalls Apartments                                   2600 East 113th Ave.
--------------------------------------------------------------------------------------------------------------------------
  342    Chancellor Care Center of Delmar                         101 E. Delaware Avenue
  343    118 South Clinton Street                                 118  S Clinton Street
  344    University Village Shopping Center                       2441, 2529-2539 University Boulevard
  345    Walgreen Lafayette                                       SEC 18TH Street and State Road 26
  346    Northfield Lodge                                         603 East Northfield Boulevard
--------------------------------------------------------------------------------------------------------------------------
  347    Greenbrier Valley Mall                                   U.S. Route 219
  348    Somserset Chambers                                       156-158 Summer Street
  349    Village Plaza of Margate                                 1360-1456 N. State Rd. 7
  350    Bentley Avenue Apartments                                1633  South Bentley Avenue
  351    Pheasant Glen                                            447 West Clinton Avenue
--------------------------------------------------------------------------------------------------------------------------
  352    Maple Plaza Shopping Center                              1102-1198 E. West Maple Road
  353    11312 Westheimer Shopping Center                         11312 Westheimer
  354    Old Country Plaza                                        3940 Plank Road Road
  355    West Court Office Building                               2448 Holly Avenue
  356    Walgreen Miami                                           9675 Northwest 41st Street
--------------------------------------------------------------------------------------------------------------------------
  357    Paradise Shopping Plaza                                  NEQ of 40th Street and Thunderbird Road
  358    Century Analysis, Inc., Building                         60 Berry Drive
  359    Americana Apartments                                     3701  East Chapman Avenue
  360    Warehouse Specialists - Stevens Point I & II             4400 Industrial Park Rd. & 2557 Leahy Court
  361    Dolly Creek Shopping Center                              2409 Acton Road
--------------------------------------------------------------------------------------------------------------------------
  362    Littleton Lyne                                           119-125 Littleton Road
  363    Raintree Apartments                                      7601 North 9th Avenue
  364    Auburn Blvd Mini Storage                                 6230 Auburn Blvd
  365    Springs Office Building                                  2101 West State Road 434
  366    Covington Club Apartments                                1308 W. Covington Court
--------------------------------------------------------------------------------------------------------------------------
  367    Park East Apartments                                     1845 Summit Place, N.W.
  368    Shadow Trail Apartments                                  15520 Foothill Boulevard
  369    Inn at Saratoga                                          20645 Fourth Street
  370    Regency Park Apartments                                  2973  West Swain Road
  371    Marketplace at Ken Caryl                                 10143 West Chatfield Avenue
--------------------------------------------------------------------------------------------------------------------------
  372    Three West Carillo Building                              931-939 State Street
  373    Linda Granada                                            16600 San Fernanado Mission
  374    633 Building                                             633 Germantown Pike
  375    Shoreline  View Alzheimer Care Center                    9324 North Harborview Drive
  376    Tudor Gardens Apartments                                 15128-15144  Burbank Blvd
--------------------------------------------------------------------------------------------------------------------------
  377    Cobblestone Village                                      1237-1263 North Riverside Av.
  378    K-Mart Plaza Shopping Center (Galveston)                 6105-6327 Stewart Road
  379    303 Winding Road                                         303 Winding Road
  380    West Sahara Mini Storage                                 6318  West Sahara Avenue
  381    Amerihost Inn - Hammond                                  7813 Indianapolis Boulevard
--------------------------------------------------------------------------------------------------------------------------

                                                       Cross                                         % of Aggregate   Cumulative
Control                                     Zip    Collateralized     Original         Cut-off Date   Cut-off Date    % of Initial
  No.    City                        State  Code       Groups         Balance ($)       Balance ($)      Balance      Pool Balance
====================================================================================================================================
  312    Smithtown                     NY   11787                   $    3,200,000  $     3,191,710.26     0.09%         80.23%
  313    Wayne Township                NJ   07470                        3,200,000        3,188,308.05     0.09          80.32
  314    West Hartford                 CT   06119                        3,200,000        3,184,959.64     0.09          80.41
  315    Morganton                     NC   28655                        3,173,928        3,154,360.17     0.09          80.50
  316    Los Angeles                   CA   90048                        3,150,000        3,147,488.47     0.09          80.60
------------------------------------------------------------------------------------------------------------------------------------
  317    Capitola                      CA   95010                        3,150,000        3,146,055.81     0.09          80.69
  318    Kearny                        NE   68847                        3,154,000        3,143,820.62     0.09          80.78
  319    Salt Lake City                UT   84102                        3,146,561        3,134,338.76     0.09          80.87
  320    Union Township                NJ   07083                        3,137,611        3,124,248.80     0.09          80.96
  321    Columbia                      MD   21045                        3,150,000        3,117,577.56     0.09          81.05
------------------------------------------------------------------------------------------------------------------------------------
  322    Chamblee                      GA   30341                        3,160,000        3,113,343.36     0.09          81.14
  323    Memphis                       TN   38134                        3,100,000        3,097,528.33     0.09          81.22
  324    Oklahoma City                 OK   73102                        3,100,000        3,093,350.46     0.09          81.31
  325    San Leandro                   CA   94577                        3,100,000        3,093,291.66     0.09          81.40
  326    Indianapolis                  IN   46250                        3,100,000        3,090,238.46     0.09          81.49
------------------------------------------------------------------------------------------------------------------------------------
  327    Westlake Village              CA   91362                        3,100,000        3,086,819.64     0.09          81.58
  328    Boulder                       CO   80301                        3,080,000        3,071,470.37     0.09          81.67
  329    Newport News                  VA   23602                        3,070,000        3,058,550.65     0.09          81.76
  330    Goleta                        CA   93111                        3,045,000        3,033,799.44     0.09          81.84
  331    Jackson                       NJ   08527                        3,040,000        3,032,111.26     0.09          81.93
------------------------------------------------------------------------------------------------------------------------------------
  332    Milton Freewater              OR   98762                        3,032,576        3,022,231.31     0.09          82.02
  333    Portage                       MI   49081                        3,010,493        3,010,493.00     0.09          82.11
  334    Houston                       TX   77090                        3,000,000        2,997,655.06     0.09          82.19
  335    Boulder                       CO   80301                        3,000,000        2,997,612.80     0.09          82.28
  336    Santa Rosa                    CA   95403                        3,000,000        2,997,495.94     0.09          82.36
------------------------------------------------------------------------------------------------------------------------------------
  337    Sunnyvale                     CA   95086                        3,000,000        2,996,584.65     0.09          82.45
  338    Scottsdale                    AZ   85257                        3,000,000        2,989,267.88     0.09          82.54
  339    Sierra Vista                  AZ   85635                        3,000,000        2,988,062.61     0.09          82.62
  340    St. John                      IN   46373                        2,960,504        2,960,504.00     0.09          82.71
  341    Tampa                         FL   33612                        2,960,000        2,955,617.80     0.09          82.79
------------------------------------------------------------------------------------------------------------------------------------
  342    Delmar                        DE   19940                        2,960,000        2,944,904.07     0.08          82.88
  343    Chicago                       IL   60661                        2,950,000        2,940,903.52     0.08          82.96
  344    Houston                       TX   77005                        2,950,000        2,936,468.90     0.08          83.05
  345    Lafayette                     IN   47905                        2,922,389        2,922,389.00     0.08          83.13
  346    Murfreesboro                  TN   37130                        2,908,000        2,897,305.71     0.08          83.21
------------------------------------------------------------------------------------------------------------------------------------
  347    Fairlea                       WV   24901     Group G            2,900,000        2,891,052.37     0.08          83.30
  348    Summerville                   MA   02143                        2,880,000        2,876,550.45     0.08          83.38
  349    Margate                       FL   33063                        2,850,000        2,843,054.28     0.08          83.46
  350    Los Angeles                   CA   90025                        2,850,000        2,836,527.64     0.08          83.54
  351    State College                 PA   16803                        2,822,000        2,815,365.88     0.08          83.62
------------------------------------------------------------------------------------------------------------------------------------
  352    Walled Lake                   MI   48390                        2,800,000        2,792,929.95     0.08          83.70
  353    Houston                       TX   77077                        2,800,000        2,791,474.94     0.08          83.78
  354    Fredericksburg                VA   22407                        2,800,000        2,778,954.47     0.08          83.86
  355    Annapolis                     MD   21401                        2,750,000        2,745,987.29     0.08          83.94
  356    Miami                         FL   33178                        2,745,744        2,718,069.24     0.08          84.02
------------------------------------------------------------------------------------------------------------------------------------
  357    Phoenix                       AZ   85032                        2,700,000        2,697,988.17     0.08          84.10
  358    Pacheco                       CA   94553                        2,700,000        2,696,563.47     0.08          84.18
  359    Orange                        CA   92869                        2,700,000        2,688,048.26     0.08          84.25
  360    Stevens Point                 WI   54481     Group H            2,700,000        2,684,112.12     0.08          84.33
  361    Vestavia Hills                AL   35243                        2,675,000        2,672,871.41     0.08          84.41
------------------------------------------------------------------------------------------------------------------------------------
  362    Ayer                          MA   01432                        2,670,000        2,656,383.08     0.08          84.49
  363    Pensacola                     FL   32514                        2,660,000        2,652,844.86     0.08          84.56
  364    Citrus Heights                CA   95621                        2,650,000        2,639,793.95     0.08          84.64
  365    Altomonta Springs/Longwood    FL   32714                        2,650,000        2,639,786.71     0.08          84.71
  366    Peoria                        IL   61614                        2,600,000        2,596,257.41     0.07          84.79
------------------------------------------------------------------------------------------------------------------------------------
  367    Washington                    DC   20009                        2,600,000        2,596,160.04     0.07          84.86
  368    Sylmar                        CA   91342                        2,600,000        2,593,160.14     0.07          84.94
  369    Saratoga                      CA   95070                        2,600,000        2,588,127.92     0.07          85.01
  370    Stockton                      CA   95207                        2,600,000        2,587,545.22     0.07          85.09
  371    Littleton                     CO   80127                        2,550,000        2,547,125.71     0.07          85.16
------------------------------------------------------------------------------------------------------------------------------------
  372    Santa Barbara                 CA   93101                        2,550,000        2,546,696.96     0.07          85.23
  373    Granda Hills                  CA   91344                        2,550,000        2,542,686.75     0.07          85.31
  374    Plymouth Meeting              PA   19401                        2,550,000        2,540,682.96     0.07          85.38
  375    Gig Harbor                    WA   98332                        2,550,000        2,538,946.43     0.07          85.45
  376    Los Angeles                   CA   91411                        2,550,000        2,538,067.74     0.07          85.53
------------------------------------------------------------------------------------------------------------------------------------
  377    Medford                       OR   97501                        2,500,000        2,500,000.00     0.07          85.60
  378    Galveston                     TX   77551                        2,500,000        2,494,392.42     0.07          85.67
  379    Bethpage                      NY   11804                        2,500,000        2,491,811.51     0.07          85.74
  380    Las Vegas                     NV   89102                        2,500,000        2,489,026.58     0.07          85.81
  381    Hammond                       IN   46324                        2,500,000        2,481,770.36     0.07          85.88
------------------------------------------------------------------------------------------------------------------------------------

                                          Interest                                                      Original       Remaining
Control     Mortgage     Administrative    Accrual              Amortization                          Interest-Only  Interest-Only
  No.       Rate (%)      Cost Rate (%)    Method                   Type                              Period (Mos.)  Period (Mos.)
===================================================================================================================================
  312        7.1800%         0.1462%     Actual/360 Amortizing Balloon                                      0             0
  313        7.5000          0.0962      Actual/360 Amortizing Balloon                                      0             0
  314        7.6500          0.1262      Actual/360 Amortizing Balloon                                      0             0
  315        7.0000          0.0962        30/360   Fully Amortizing                                        0             0
  316        7.1400          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  317        7.5840          0.0962      Actual/360 Amortizing Balloon                                      0             0
  318        7.1250          0.0962      Actual/360 Amortizing Balloon                                      0             0
  319        7.0700          0.1462      Actual/360 Amortizing Balloon                                      0             0
  320        7.4100          0.0962        30/360   Step Payments: Fully Amortizing(1)                      0             0
  321        7.8750          0.0962      Actual/360 Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  322        8.1200          0.0962      Actual/360 Amortizing Balloon                                      0             0
  323        7.1400          0.0962      Actual/360 Amortizing Balloon                                      0             0
  324        7.3300          0.0962      Actual/360 Amortizing Balloon                                      0             0
  325        7.2830          0.0962      Actual/360 Amortizing Balloon                                      0             0
  326        7.2500          0.1012      Actual/360 Amortizing (ARD)                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  327        7.5630          0.0962      Actual/360 Amortizing Balloon                                      0             0
  328        6.7900          0.1462      Actual/360 Amortizing (ARD)                                        0             0
  329        7.3560          0.0962      Actual/360 Amortizing Balloon                                      0             0
  330        7.3290          0.0962      Actual/360 Amortizing Balloon                                      0             0
  331        7.1700          0.0962      Actual/360 Amortizing (ARD)                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  332        7.2500          0.0962        30/360   Step Payments: Fully Amortizing(1)                      0             0
  333        7.1250          0.0962        30/360   Amortizing Balloon                                      0             0
  334        7.2400          0.0962      Actual/360 Amortizing Balloon                                      0             0
  335        7.1500          0.1462      Actual/360 Amortizing Balloon                                      0             0
  336        6.9080          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  337        7.5080          0.0962      Actual/360 Amortizing Balloon                                      0             0
  338        7.4570          0.0962      Actual/360 Amortizing Balloon                                      0             0
  339        7.2100          0.0962        30/360   Amortizing Balloon                                      0             0
  340        7.0000          0.0962        30/360   Fully Amortizing                                        0             0
  341        6.9100          0.1462      Actual/360 Amortizing (ARD)                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  342        8.0000          0.0962      Actual/360 Amortizing Balloon                                      0             0
  343        7.3560          0.0962      Actual/360 Amortizing Balloon                                      0             0
  344        9.0100          0.1712      Actual/360 Amortizing Balloon                                      0             0
  345        6.8750          0.0962        30/360   Fully Amortizing                                        0             0
  346        7.3300          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  347        7.3530          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  348        7.1900          0.0962        30/360   Fully Amortizing                                        0             0
  349        7.5000          0.0962      Actual/360 Fully Amortizing                                        0             0
  350        7.6250          0.0962      Actual/360 Amortizing Balloon                                      0             0
  351        8.7000          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  352        7.3300          0.1462      Actual/360 Amortizing (ARD)                                        0             0
  353        7.4200          0.1462      Actual/360 Amortizing Balloon                                      0             0
  354        7.2500          0.0962      Actual/360 Fully Amortizing                                        0             0
  355        6.9700          0.1462      Actual/360 Amortizing (ARD)                                        0             0
  356        7.5000          0.0962        30/360   Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  357        7.4800          0.0962      Actual/360 Amortizing Balloon                                      0             0
  358        7.5200          0.1462      Actual/360 Amortizing (ARD)                                        0             0
  359        7.3750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  360        7.4375          0.0962      Actual/360 Fully Amortizing                                        0             0
  361        7.1500          0.1162      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  362        8.0000          0.0962      Actual/360 Amortizing Balloon                                      0             0
  363        6.9600          0.0962      Actual/360 Amortizing Balloon                                      0             0
  364        7.1300          0.0962      Actual/360 Amortizing Balloon                                      0             0
  365        7.1250          0.0962      Actual/360 Amortizing Balloon                                      0             0
  366        7.0260          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  367        6.9200          0.1462      Actual/360 Amortizing (ARD)                                        0             0
  368        7.0900          0.1462      Actual/360 Amortizing (ARD)                                        0             0
  369        7.5500          0.1462      Actual/360 Amortizing (ARD)                                        0             0
  370        7.5670          0.0962      Actual/360 Amortizing Balloon                                      0             0
  371        7.5700          0.1462      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  372        7.4510          0.0962      Actual/360 Amortizing Balloon                                      0             0
  373        7.7200          0.0962      Actual/360 Amortizing Balloon                                      0             0
  374        7.5000          0.0962      Actual/360 Amortizing Balloon                                      0             0
  375        7.8750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  376        7.1130          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  377        7.2500          0.0962      Actual/360 Amortizing Balloon                                      0             0
  378        7.0900          0.1462      Actual/360 Amortizing (ARD)                                        0             0
  379        7.0500          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  380        7.7970          0.0962      Actual/360 Amortizing Balloon                                      0             0
  381        7.5000          0.0962      Actual/360 Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------

          Original  Remaining
          Term to    Term to      Original      Remaining
Control   Maturity   Maturity   Amortization   Amortization Origination   Maturity     Balloon
  No.      (Mos.)     (Mos.)     Term (Mos.)    Term (Mos.)    Date        or ARD      Balance ($)      Property Type
===============================================================================================================================
  312       120        117          360            357        1/30/98      2/1/08    $  2,802,665  Office
  313       120        117          300            297        1/20/98      2/1/08       2,597,680  Self Storage
  314       120        113          360            353        9/23/97      10/1/07      2,837,229  Office
  315       232        229          232            229        1/30/98      6/1/17               -  CTL
  316       120        119          360            359        3/25/98      4/1/08       2,757,945  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  317       120        118          360            358        2/23/98      3/1/08       2,789,886  Retail - Unanchored
  318       120        116          360            356        12/15/97     1/1/08       2,758,855  Multifamily
  319       120        117          300            297         1/5/98      2/1/08       2,521,177  Office
  320       238        234          238            234        12/18/97     11/1/17              -  CTL
  321       240        234          240            234        10/20/97     11/1/17        129,747  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------
  322        60         51          240            231        7/17/97      8/1/02       2,792,119  Multifamily
  323       120        119          360            359        3/11/98      4/1/08       2,714,167  Retail - Anchored
  324       120        118          300            298        2/23/98      3/1/08       2,506,174  Office
  325       120        118          300            298        2/18/98      3/1/08       2,502,582  Industrial
  326       180        176          360            356        12/31/97     1/1/13       2,397,573  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------
  327       120        114          360            354        10/30/97     11/1/07      2,742,168  Industrial
  328       120        117          360            357        1/12/98      2/1/08       2,669,896  Multifamily
  329       120        117          300            297        1/21/98      2/1/08       2,481,404  Retail - Anchored
  330       120        115          360            355        11/12/97     12/1/07      2,677,995  Industrial
  331       180        177          360            357        1/22/98      2/1/13       2,342,021  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  332       233        231          233            231        2/20/98      8/1/17               -  CTL
  333       236        236          266            266         4/2/98      1/1/18         617,795  CTL
  334       120        119          360            359         3/5/98      4/1/08       2,633,457  Multifamily
  335       120        119          360            359        3/26/98      4/1/08       2,627,301  Industrial
  336       120        119          360            359         3/6/98      4/1/08       2,610,524  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  337       120        119          300            299         3/5/98      4/1/08       2,437,968  Retail - Unanchored
  338       120        115          360            355        11/14/97     12/1/07      2,647,008  Retail - Unanchored
  339       120        115          360            355        11/24/97     12/1/07      2,586,947  Multifamily
  340       235        235          235            235         4/9/98      12/1/17              -  CTL
  341       120        118          360            358        2/18/98      3/1/08       2,576,213  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  342       120        115          300            295        12/1/97      12/1/07      2,439,308  Health Care - Skilled Nursing
  343       120        116          360            356        12/31/97     1/1/08       2,595,815  Office
  344       180        170          360            350        6/18/97      7/1/12       2,458,852  Retail - Unanchored
  345       238        238          238            238         4/2/98      3/1/18               -  CTL
  346       180        175          360            355        11/26/97     12/1/12      2,257,840  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  347       120        116          360            356        12/31/97     1/1/08       2,551,623  Retail - Anchored
  348       300        299          300            299        3/20/98      4/1/23               -  Multifamily - Section 42
  349       204        203          204            203         4/1/98      4/1/15          76,909  Retail - Unanchored
  350       120        113          360            353        9/30/97      10/1/07      2,525,345  Multifamily
  351       300        296          360            356        12/31/97     1/1/23       1,354,981  Multifamily - Section 42
-------------------------------------------------------------------------------------------------------------------------------
  352       120        117          360            357        1/29/98      2/1/08       2,461,797  Retail - Unanchored
  353       120        116          360            356        12/23/97     1/1/08       2,467,827  Retail - Unanchored
  354       240        236          240            236        12/23/97     1/1/18          95,731  Retail - Unanchored
  355       120        118          360            358        1/30/98      3/1/08       2,397,287  Office
  356       228        223          228            223        12/1/97      12/1/16              -  CTL
-------------------------------------------------------------------------------------------------------------------------------
  357       120        119          360            359        3/27/98      4/1/08       2,384,698  Retail - Unanchored
  358       120        118          360            358         2/4/98      3/1/08       2,387,494  Office
  359       120        114          360            354        10/30/97     11/1/07      2,377,072  Multifamily
  360       180        178          180            178         2/9/98      3/1/13          57,053  Industrial
  361       120        119          360            359        3/31/98      4/1/08       2,342,676  Retail - Unanchored
-------------------------------------------------------------------------------------------------------------------------------
  362       120        115          300            295        11/10/97     12/1/07      2,200,322  Multifamily
  363        84         81          360            357        1/28/98      2/1/05       2,446,058  Multifamily
  364       120        117          300            297        1/15/98      2/1/08       2,127,237  Self Storage
  365       120        117          300            297         1/9/98      2/1/08       2,126,910  Office
  366       120        118          360            358        2/24/98      3/1/08       2,269,905  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  367       120        118          360            358        1/27/98      3/1/08       2,263,498  Multifamily
  368       120        117          360            357        1/15/98      2/1/08       2,271,840  Multifamily
  369       120        116          300            296        12/31/97     1/1/08       2,114,174  Hotel - Limited Service
  370       120        113          360            353        9/30/97      10/1/07      2,300,503  Multifamily
  371       120        119          300            299        3/27/98      4/1/08       2,076,121  Retail - Unanchored
-------------------------------------------------------------------------------------------------------------------------------
  372       120        118          360            358        2/26/98      3/1/08       2,250,927  Office
  373       120        116          360            356        12/3/97      1/1/08       2,264,320  Multifamily
  374       120        117          300            297        1/29/98      2/1/08       2,070,026  Office
  375       120        116          300            296        12/19/97     1/1/08       2,093,409  Health Care - Assisted Living
  376       120        114          360            354        10/30/97     11/1/07      2,229,909  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  377       120        120          360            360         4/8/98      5/1/08       2,195,384  Retail - Unanchored
  378       120        118          300            298        2/27/98      3/1/08       2,006,244  Retail - Anchored
  379        84         80          360            356        12/16/97     1/1/05       2,302,679  Industrial
  380       120        116          300            296        12/10/97     1/1/08       2,047,711  Self Storage
  381       240        236          240            236        12/30/97     1/1/18          92,039  Hotel - Limited Service
-------------------------------------------------------------------------------------------------------------------------------

                                                                   Annual
Control                                                             Debt                   Net                   Appraised
  No.    Prepayment Provisions                                    Service ($)         Cash Flow ($)  DSCR (x)     Value ($)
==============================================================================================================================
  312    L(4),D(5.5),O(.5)                                       $    260,135         $    338,425   1.30x        $ 4,400,000
  313    L(4),D(5.75),O(.25)                                          283,773              515,828   1.82           4,900,000
  314    L(4),D(5.5),O(.5)                                            272,454              348,502   1.28           4,200,000
  315    L(8),D(11.33)                                                299,991              311,240    NAP           3,500,000
  316    L(4),D(5.75),O(.25)                                          255,048              327,693   1.28           4,125,000
------------------------------------------------------------------------------------------------------------------------------
  317    L(4),D(5.83),O(.17)                                          266,481              345,794   1.30           4,200,000
  318    L(4),D(6)                                                    254,989              366,151   1.44           3,900,000
  319    L(4),D(5.5),O(.5)                                            268,559              397,937   1.48           4,925,000
  320    L(8),YM1%(11.83)                                           Step Loan              282,150    NAP           3,140,000
  321    L(4),YM1%(15.75),O(.25)                                      313,240              400,447   1.28           4,500,000
------------------------------------------------------------------------------------------------------------------------------
  322    L(3),D(1.5),O(.5)                                            320,016              498,676   1.56           4,000,000
  323    L(4),D(5.5),O(.5)                                            251,000              348,994   1.39           4,200,000
  324    L(4),D(5.5),O(.5)                                            270,804              359,803   1.33           4,300,000
  325    L(4),D(5.83),O(.17)                                          269,676              383,510   1.42           5,160,000
  326    L(7),D(7.5),O(.5)                                            253,770              327,240   1.29           3,900,000
------------------------------------------------------------------------------------------------------------------------------
  327    L(4),D(5.83),O(.17)                                          261,714              390,578   1.49           4,400,000
  328    L(4),YM1%(5.5),O(.5)                                         240,705              310,170   1.29           3,850,000
  329    L(4),D(5.83),O(.17)                                          268,803              347,785   1.29           4,100,000
  330    L(4),D(5.83),O(.17)                                          251,228              410,884   1.64           4,100,000
  331    L(2.33),D(12.17),O(.5)                                       246,882              320,003   1.30           3,800,000
------------------------------------------------------------------------------------------------------------------------------
  332    L(6),D(13.417)                                             Step Loan              295,830    NAP           3,200,000
  333    L(6),D(13.67)                                                270,512              271,324    NAP           3,100,000
  334    L(3),D(6.75),O(.25)                                          245,339              322,257   1.31           3,920,000
  335    L(5),YM1%(4.75),O(.25)                                       243,146              321,775   1.32           4,200,000
  336    L(4),D(5.83),O(.17)                                          237,289              335,676   1.41           4,400,000
------------------------------------------------------------------------------------------------------------------------------
  337    L(4),D(5.83),O(.17)                                          266,224              400,105   1.50           4,500,000
  338    L(4),D(5.83),O(.17)                                          250,658              448,583   1.79           5,000,000
  339    L(4),D(5.50),O(.50)                                          244,608              317,589   1.30           4,000,000
  340    L(6),D(13.58)                                                278,134              278,968    NAP           3,175,000
  341    L(4),YM1%(5.75),O(.25)                                       234,172              329,302   1.41           3,700,000
------------------------------------------------------------------------------------------------------------------------------
  342    L(4),D(5.75),O(.25)                                          274,149              396,350   1.45           4,300,000
  343    L(4),D(5.83),O(.17)                                          244,041              425,689   1.74           4,000,000
  344    L(10),YM1%(4),O(1)                                           285,091              368,861   1.29           4,200,000
  345    L(6),D(13.834)                                               270,319              291,944    NAP           3,340,000
  346    L(2),YM1%(6),4(1),3(1),2(1),1(1),O(3)                        239,949              311,375   1.30           4,350,000
------------------------------------------------------------------------------------------------------------------------------
  347    L(4),D(5.75),O(.25)                                          239,833              311,727   1.30           4,100,000
  348    YM1%(20),O(5)                                                248,468              313,685   1.26           3,600,000
  349    L(9),D(8)                                                    297,099              372,952   1.26           4,000,000
  350    L(4),D(5.83),O(.17)                                          242,065              291,787   1.21           4,000,000
  351    L(2.33),D(12.67),O(10)                                       265,200              312,231   1.18           3,320,000
------------------------------------------------------------------------------------------------------------------------------
  352    L(4),D(5.75),O(.25)                                          231,037              317,891   1.38           4,900,000
  353    L(4),YM1%(5.5),O(.5)                                         233,098              300,787   1.29           3,710,000
  354    L(4),YM1%(15.75),O(.25) or D(Borr)                           265,566              361,518   1.36           3,950,000
  355    L(4),D(5.5),O(.5)                                            218,885              283,028   1.29           3,500,000
  356    L(8),YM1(10),O(1)                                            271,525              297,320    NAP           3,525,000
------------------------------------------------------------------------------------------------------------------------------
  357    L(4),D(5.75),O(.25)                                          226,102              315,330   1.39           3,610,000
  358    L(4),D(5.75),O(.25)                                          226,989              287,628   1.27           3,600,000
  359    L(4),D(5.83),O(.17)                                          223,779              312,362   1.40           3,600,000
  360    L(6),D(8.75),O(.25)                                          299,202              401,957   1.34           4,500,000
  361    L(4),D(5.75),O(.25)                                          216,806              299,431   1.38           3,450,000
------------------------------------------------------------------------------------------------------------------------------
  362    L(4),YM1%(5.5),O(.5)                                         247,290              312,711   1.26           3,400,000
  363    L(3),D(3.5),O(.5)                                            211,508              325,704   1.54           3,800,000
  364    L(4),D(5.75),O(.25)                                          227,400              314,606   1.38           3,575,000
  365    L(4),YM1%(5.75),O(.25)                                       227,298              296,265   1.30           3,838,000
  366    L(5),D(4.83),O(.17)                                          208,119              295,713   1.42           3,275,000
------------------------------------------------------------------------------------------------------------------------------
  367    L(4),D(5.75),O(.25)                                          205,901              268,543   1.30           3,261,000
  368    L(5),D(4.75),O(.25)                                          209,464              275,551   1.32           3,300,000
  369    L(4),D(5.75),O(.25)                                          231,581              816,831   3.53           6,500,000
  370    L(4),D(5.83),O(.17)                                          219,588              281,301   1.28           3,290,000
  371    L(4),D(5.75),O(.25)                                          227,526              297,816   1.31           3,410,000
------------------------------------------------------------------------------------------------------------------------------
  372    L(4),D(5.83),O(.17)                                          212,934              271,053   1.27           3,800,000
  373    L(4),YM1%(5.75),O(.25)                                       218,588              286,047   1.31           3,290,000
  374    L(4),YM1%(5.75),O(.25) or D(Borr)                            226,131              294,092   1.30           3,700,000
  375    L(4),D(5.75),O(.25)                                          233,648              319,873   1.37           3,400,000
  376    L(4),D(5.83),O(.17)                                          205,910              296,358   1.44           3,400,000
------------------------------------------------------------------------------------------------------------------------------
  377    L(2),D(8)                                                    204,653              256,127   1.25           3,450,000
  378    L(4),D(5.75),O(.25)                                          213,759              279,836   1.31           3,800,000
  379    L(4),D(2.75),O(.25)                                          200,599              250,872   1.25           4,000,000
  380    L(4),D(5.83),O(.17)                                          227,525              332,764   1.46           3,930,000
  381    L(5),D(14.75),O(.25)                                         241,678              343,192   1.42           3,950,000
------------------------------------------------------------------------------------------------------------------------------

                                          Underwritten
                                           Hospitality                        Sq. Ft.,            Loan per
                      Cut-off   Scheduled   Average                            Units           Sq. Ft., Units
Control   Appraisal    Date   Maturity Date  Daily      Year      Year        Bed, Pad            Bed, Pad     Occupancy
  No.       Year      LTV (%)    LTV (%)    Rate ($)    Built   Renovated     or Room            or Room ($)  Percentage (%)
================================================================================================================================
  312       1997       72.5%      63.7%                 1984       N/A          52,877 Sq. Ft.  $      60.52      93.7%
  313       1997       65.1       53.0                  1985       N/A             766 Units        4,177.55      97.4
  314       1997       75.8       67.6                  1983      1992          34,500 Sq. Ft.         92.75     100.0
  315       1998        NAP        0.0                  1997       N/A          44,984 Sq. Ft.         70.56     100.0
  316       1998       76.3       66.9                  1989       N/A              28 Units      112,500.00      96.4
--------------------------------------------------------------------------------------------------------------------------------
  317       1998       74.9       66.4                  1960      1985          24,344 Sq. Ft.        129.40     100.0
  318       1997       80.6       70.7                  1996       N/A              96 Units       32,854.17     100.0
  319       1997       63.6       51.2                  1989       N/A          41,703 Sq. Ft.         75.45     100.0
  320       1997        NAP        0.0                  1997       N/A          18,560 Sq. Ft.        169.05     100.0
  321       1997       69.3        2.9                  1994       N/A          46,000 Sq. Ft.         68.48     100.0
--------------------------------------------------------------------------------------------------------------------------------
  322       1997       77.8       69.8                  1965       N/A             168 Units       18,809.52      87.0
  323       1997       73.8       64.6                  1987       N/A          36,676 Sq. Ft.         84.52      92.6
  324       1997       71.9       58.3                 1936,74   1990's        189,090 Sq. Ft.         16.39      87.1
  325       1997       60.0       48.5                  1962      1995         139,508 Sq. Ft.         22.22     100.0
  326       1997       79.2       61.5                  1993       N/A          54,817 Sq. Ft.         56.55     100.0
--------------------------------------------------------------------------------------------------------------------------------
  327       1997       70.2       62.3                  1977       N/A          63,867 Sq. Ft.         48.54     100.0
  328       1997       79.8       69.4                  1987       N/A              52 Units       59,230.77     100.0
  329       1997       74.6       60.5                  1996       N/A          26,000 Sq. Ft.        118.08     100.0
  330       1997       74.0       65.3                  1974       N/A          44,800 Sq. Ft.         67.97     100.0
  331       1997       79.8       61.6                  1962     1994-97           104 Units       29,230.77      93.3
--------------------------------------------------------------------------------------------------------------------------------
  332       1998        NAP        0.0                  1995       N/A          29,945 Sq. Ft.        101.27     100.0
  333       1998        NAP       19.9                  1998       N/A          11,060 Sq. Ft.        272.20     100.0
  334       1998       76.5       67.2                  1981       N/A             132 Units       22,727.27      97.0
  335       1998       71.4       62.6                  1983    1992,93,98      60,000 Sq. Ft.         50.00     100.0
  336       1998       68.1       59.3                  1987       N/A              72 Units       41,666.67     100.0
--------------------------------------------------------------------------------------------------------------------------------
  337       1998       66.6       54.2                  1981       N/A          23,158 Sq. Ft.        129.54     100.0
  338       1997       59.8       52.9                  1987       N/A          38,142 Sq. Ft.         78.65     100.0
  339       1997       74.7       64.7                  1987       N/A             196 Units       15,306.12      78.6
  340       1998        NAP        0.0                  1997       N/A          13,905 Sq. Ft.        212.91     100.0
  341       1997       79.9       69.6                  1973       N/A             184 Units       16,086.96      97.3
--------------------------------------------------------------------------------------------------------------------------------
  342       1997       68.5       56.7                  1973       N/A             109 Beds        27,155.96      94.0
  343       1997       73.5       64.9                  1905      1987          77,873 Sq. Ft.         37.88      97.5
  344       1997       69.9       58.5                  1949      1995          23,067 Sq. Ft.        127.89     100.0
  345       1998        NAP        0.0                  1998       N/A          13,905 Sq. Ft.        210.17     100.0
  346       1997       66.6       51.9                  1972       N/A             146 Units       19,917.81      89.7
--------------------------------------------------------------------------------------------------------------------------------
  347       1997       70.5       62.2                1974,1980   1986          98,184 Sq. Ft.         29.54      95.1
  348       1998       79.9        0.0                  1925      1997              59 Units       48,813.56      96.6
  349       1998       71.1        1.9                  1985       N/A          65,542 Sq. Ft.         43.48     100.0
  350       1997       70.9       63.1                  1987      1994              25 Units      114,000.00     100.0
  351       1997       84.8       40.8                  1997       N/A              92 Units       30,673.91     100.0
--------------------------------------------------------------------------------------------------------------------------------
  352       1997       57.0       50.2                  1972       N/A          75,571 Sq. Ft.         37.05     100.0
  353       1997       75.2       66.5                  1978     1995-96        29,970 Sq. Ft.         93.43     100.0
  354       1997       70.4        2.4                  1988       N/A          45,266 Sq. Ft.         61.86      93.4
  355       1997       78.5       68.5                  1985       N/A          30,269 Sq. Ft.         90.85      92.0
  356       1997        NAP        0.0                  1996       N/A          15,525 Sq. Ft.        176.86     100.0
--------------------------------------------------------------------------------------------------------------------------------
  357       1998       74.7       66.1                  1997       N/A          23,026 Sq. Ft.        117.26      93.3
  358       1997       74.9       66.3                  1997       N/A          31,680 Sq. Ft.         85.23     100.0
  359       1997       74.7       66.0                  1963       N/A              64 Units       42,187.50     100.0
  360       1997       59.7        1.3                  1977      1990         242,300 Sq. Ft.         11.14     100.0
  361       1998       77.5       67.9                  1998       N/A          25,200 Sq. Ft.        106.15     100.0
--------------------------------------------------------------------------------------------------------------------------------
  362       1997       78.1       64.7                  1968      1987              76 Units       35,131.58      98.0
  363       1997       69.8       64.4                  1972      1993             168 Units       15,833.33      87.5
  364       1997       73.8       59.5                  1985       N/A             798 Units        3,320.80      81.7
  365       1997       68.8       55.4                  1985       N/A          32,975 Sq. Ft.         80.36     100.0
  366       1997       79.3       69.3                  1968      1997              88 Units       29,545.45     100.0
--------------------------------------------------------------------------------------------------------------------------------
  367       1997       79.6       69.4                  1962    1989-1992           88 Units       29,545.45      97.0
  368       1997       78.6       68.8                  1985     1994-95            64 Units       40,625.00      96.9
  369       1997       39.8       32.5      $135.56     1986     1993-96            45 Rooms       57,777.78       NAP
  370       1997       78.7       69.9                  1973      1996             120 Units       21,666.67      98.3
  371       1997       74.7       60.9                1981,1985    N/A          47,615 Sq. Ft.         53.55      94.4
--------------------------------------------------------------------------------------------------------------------------------
  372       1998       67.0       59.2                  1920      1995          33,404 Sq. Ft.         76.34      98.0
  373       1997       77.3       68.8                1959,1963   1994              62 Units       41,129.03      96.0
  374       1997       68.7       56.0                  1983       N/A          30,555 Sq. Ft.         83.46     100.0
  375       1997       74.7       61.6                  1991      1993              43 Beds        59,302.33      91.0
  376       1997       74.7       65.6                  1980       N/A              58 Units       43,965.52     100.0
--------------------------------------------------------------------------------------------------------------------------------
  377       1998       72.5       63.6                  1950      1984          34,311 Sq. Ft.         72.86      96.9
  378       1997       65.6       52.8                  1968     1996-97       140,496 Sq. Ft.         17.79      97.8
  379       1997       62.3       57.6                  1969       N/A         108,500 Sq. Ft.         23.04     100.0
  380       1997       63.3       52.1                  1989      1996             686 Units        3,644.31      75.0
  381       1997       62.8        2.3       60.83      1996       N/A              86 Rooms       29,069.77       NAP
--------------------------------------------------------------------------------------------------------------------------------

                                                                                       Largest Tenant
                                                      ------------------------------------------------------------------------------
                                                                                                          Tenant
Control Rent Roll          Underwriting                                                                 Area Leased         Lease
  No.     Date             Reserves ($)      per                Tenant Name                              (Sq. Ft.)         Exp Date
====================================================================================================================================
  312   11/30/97                     $0.19  Sq. Ft.   Devitt, Spellman, ET. AL. LLP                          9,767         12/31/99
  313    9/30/97                      8.50  Unit
  314    6/21/96                      0.10  Sq. Ft.   Kaiser Foundation Health Plan of Connecticut, Inc.    34,500          1/31/07
  315    5/1/98                       0.15  Sq. Ft.   Winn-Dixie Charlotte, Inc.                            44,984          7/16/17
  316    3/1/98                     207.14  Unit
------------------------------------------------------------------------------------------------------------------------------------
  317   11/24/97                      0.48  Sq. Ft.   Big 5 Sporting Goods                                   9,129          1/31/02
  318   12/8/97                     200.00  Unit
  319    1/1/98                       0.15  Sq. Ft.   Salt Lake Endoscopy                                    5,583         12/31/00
  320    5/1/98                          -  Sq. Ft.   Pep Boys Manny, Moe & Jack, Inc.                      18,560         11/30/17
  321      0                          0.10  Sq. Ft.   Best Buy                                              46,000          8/1/16
------------------------------------------------------------------------------------------------------------------------------------
  322    6/6/97                     250.00  Unit
  323    2/1/98                       0.20  Sq. Ft.   Walgreens                                             15,103          7/31/27
  324    1/31/98                      0.18  Sq. Ft.   Sonic Corporation                                     56,383         11/30/02
  325   12/8/97                       0.28  Sq. Ft.   Inter-Pack                                            48,000          1/14/01
  326   12/9/97                          -  Sq. Ft.   General Cinema                                        54,817          7/31/13
------------------------------------------------------------------------------------------------------------------------------------
  327    7/1/97                       0.24  Sq. Ft.   Applied Microwave                                      5,280          3/31/99
  328   11/1/97                     288.75  Unit
  329    5/1/98                       0.20  Sq. Ft.   Barnes & Noble                                        25,000          1/31/12
  330   12/18/97                      0.15  Sq. Ft.   Mcghan Medical                                        44,800          6/1/99
  331    8/1/97                     225.00  Unit
------------------------------------------------------------------------------------------------------------------------------------
  332    5/1/98                       0.12  Sq. Ft.   Safeway Inc.                                          29,945          9/12/17
  333    5/1/98                       0.30  Sq. Ft.   Rite Aid of Michigan, Inc.                            11,060          2/18/18
  334    1/16/98                    218.18  Unit
  335    1/1/98                       0.15  Sq. Ft.   Nexstar, Inc.                                         60,000         10/15/01
  336    1/2/98                     257.81  Unit
------------------------------------------------------------------------------------------------------------------------------------
  337    1/8/98                       0.35  Sq. Ft.   Sarovar Indian Resturant                               4,615         12/31/02
  338   10/6/97                       0.18  Sq. Ft.   Laurence Tashman                                      12,868          4/30/02
  339   10/11/97                    220.08  Unit
  340    5/1/98                       0.30  Sq. Ft.   Walgreen Company                                      13,905          1/30/18
  341   12/31/97                    225.00  Unit
------------------------------------------------------------------------------------------------------------------------------------
  342      0                        250.00  Bed
  343   12/23/97                      0.20  Sq. Ft.   Baker Engineering                                     10,880         10/31/99
  344    7/1/97                       0.21  Sq. Ft.   Half Price Book Store                                 11,351          3/30/09
  345    5/1/98                       0.15  Sq. Ft.   Walgreen Company                                      13,905          3/31/58
  346   11/1/97                     297.00  Unit
------------------------------------------------------------------------------------------------------------------------------------
  347   12/1/97                       0.20  Sq. Ft.   K-Mart (Shadow)                                       94,841           NAV
  348    3/19/98                    210.00  Unit
  349    4/1/98                       0.31  Sq. Ft.   Party Supermarket                                      9,995          6/1/02
  350    8/11/97                    382.00  Unit
  351   12/17/97                    175.00  Unit
------------------------------------------------------------------------------------------------------------------------------------
  352   10/1/97                       0.15  Sq. Ft.   A & P                                                 24,341          3/31/06
  353   11/5/97                       0.16  Sq. Ft.   Computer Expo                                         13,200          3/31/06
  354    3/16/98                      0.26  Sq. Ft.   Office Products, Inc.                                 10,200          7/31/98
  355   12/12/97                      0.19  Sq. Ft.   Plastic Surgery                                        7,347          9/30/06
  356    5/1/98                       0.20  Sq. Ft.   Walgreen Company                                      15,525         12/31/16
------------------------------------------------------------------------------------------------------------------------------------
  357    2/17/98                      0.21  Sq. Ft.   NWFC                                                  14,442           NAV
  358    8/1/97                       0.32  Sq. Ft.   Century Analysis Incorporated                         31,680          7/31/17
  359    7/1/97                     200.00  Unit
  360      0                          0.13  Sq. Ft.   Warehouse Specialists, Inc.                          242,300          3/1/13
  361    3/31/98                      0.10  Sq. Ft.   Brigham-Williams Realtors                              5,600          5/31/03
------------------------------------------------------------------------------------------------------------------------------------
  362   11/1/97                     205.00  Unit
  363   12/31/97                    250.00  Unit
  364   12/4/97                      13.00  Unit
  365    3/11/98                      0.15  Sq. Ft.   Cool 105..9 Radio                                      7,570          2/16/01
  366    1/16/98                    209.00  Unit
------------------------------------------------------------------------------------------------------------------------------------
  367   12/3/97                     346.90  Unit
  368   10/1/97                     224.73  Unit
  369     NAP          4% of Gross Revenue  Room
  370    9/12/97                    216.73  Unit
  371    4/16/98                      0.21  Sq. Ft.   Goodyear Chatfield Tire & Auto                         5,084          3/31/01
------------------------------------------------------------------------------------------------------------------------------------
  372    2/11/98                      0.36  Sq. Ft.   City Storage                                           9,072          8/31/00
  373    6/1/97                     295.00  Unit
  374   11/25/97                      0.11  Sq. Ft.   American Independent Insurance                        15,434          8/31/02
  375   10/6/97                     225.00  Bed
  376    9/1/97                     387.36  Unit
------------------------------------------------------------------------------------------------------------------------------------
  377    3/20/98                      0.26  Sq. Ft.   Azteca Mexican Restaurant                              5,856          6/15/00
  378    2/26/98                      0.15  Sq. Ft.   KMart                                                103,800          7/31/01
  379   12/8/97                       0.15  Sq. Ft.   US Postal Service                                     59,444         12/31/99
  380    6/30/97                     14.58  Unit
  381     NAP          4% of Gross Revenue  Room
------------------------------------------------------------------------------------------------------------------------------------

                         2nd Largest Tenant                                           3rd Largest Tenant
     ---------------------------------------------------------  -------------------------------------------------------------
                                            Tenant                                                          Tenant
Control                                   Area Leased  Lease                                              Area Leased Lease  Control
  No.         Tenant Name                  (Sq. Ft.)  Exp Date                  Tenant Name                (Sq. Ft.) Exp Date   No.
====================================================================================================================================
 312 Merril Lynch Pierce Fenn                  7,608  11/1/00   Irving Weber Assocites I                       6,604  10/31/02  312
 313                                                                                                                            313
 314                                                                                                                            314
 315                                                                                                                            315
 316                                                                                                                            316
------------------------------------------------------------------------------------------------------------------------------------
 317 ERA Realty                                3,267  11/30/99  Computer Ware                                  3,198   8/31/00  317
 318                                                                                                                            318
 319 Salt Lake Regional Medical Center         4,656  11/30/99  Comprehensive Orthopedic Spec.                 4,591   3/31/01  319
 320                                                                                                                            320
 321                                                                                                                            321
------------------------------------------------------------------------------------------------------------------------------------
 322                                                                                                                            322
 323 Asian Palace                              4,400  10/31/00  Sparkle Cleaners                               3,420  11/30/03  323
 324 Spalding, Alpern, Friot & Gum            13,655   1/31/00  Kirk & Chaney                                 10,162   5/31/98  324
 325 Oriental Vase & Furniture                39,320   9/15/05  San Leonardo Disposal                         30,000   4/30/02  325
 326                                                                                                                            326
------------------------------------------------------------------------------------------------------------------------------------
 327 E.P.I.C.                                  3,212   5/31/98  US Flight                                      3,157   2/28/98  327
 328                                                                                                                            328
 329                                                                                                                            329
 330                                                                                                                            330
 331                                                                                                                            331
------------------------------------------------------------------------------------------------------------------------------------
 332                                                                                                                            332
 333                                                                                                                            333
 334                                                                                                                            334
 335                                                                                                                            335
 336                                                                                                                            336
------------------------------------------------------------------------------------------------------------------------------------
 337 Manpower, Inc.                            4,000   1/31/03  Digital Guru                                   3,558   4/14/99  337
 338 Fitness For Life, Inc.                    4,400  12/31/98  Jade Palace                                    4,400   6/30/00  338
 339                                                                                                                            339
 340                                                                                                                            340
 341                                                                                                                            341
------------------------------------------------------------------------------------------------------------------------------------
 342                                                                                                                            342
 343 Tri-City Brokerage of IL.                10,597   3/31/06  Premier Print & Svcs.                          6,250   5/31/98  343
 344 Fu's Garden                               5,124  12/31/00  Baci's Restaurant                              4,500   4/30/99  344
 345                                                                                                                            345
 346                                                                                                                            346
------------------------------------------------------------------------------------------------------------------------------------
 347 Stone & Thomas                           23,002   7/31/08  SAV-A-LOT                                     21,580  12/31/98  347
 348                                                                                                                            348
 349 Furniture Clearance                       7,657   5/3/03   Women in Distress                              6,623   6/1/99   349
 350                                                                                                                            350
 351                                                                                                                            351
------------------------------------------------------------------------------------------------------------------------------------
 352 New York Carpet World                    14,710  11/30/05  Arbor Drugs                                   13,382   7/31/05  352
 353 Slick Willie's                            7,140   9/2/06   Hasta La Pasta                                 5,480   9/6/06   353
 354 Old Country Buffet                        9,439  12/1/10   Progressive Casualty Insurance Co              3,611   5/31/02  354
 355 Greenspring Health Svs.                   4,917  12/31/01  MD Primary Care                                4,672  11/30/06  355
 356                                                                                                                            356
------------------------------------------------------------------------------------------------------------------------------------
 357 Einstein Brothers Bagels                  2,400       NAV  Malibu Dry Cleaners                            2,083       NAV  357
 358                                                                                                                            358
 359                                                                                                                            359
 360                                                                                                                            360
 361 Richard's BBQ and Grill, L.L.C.           4,200   1/18/03  Papa Joe's Acton Road, Inc.                    2,800   3/14/03  361
------------------------------------------------------------------------------------------------------------------------------------
 362                                                                                                                            362
 363                                                                                                                            363
 364                                                                                                                            364
 365 Merrill Lynch                             5,061   9/30/98  First Union National Bank                      4,596  10/31/00  365
 366                                                                                                                            366
------------------------------------------------------------------------------------------------------------------------------------
 367                                                                                                                            367
 368                                                                                                                            368
 369                                                                                                                            369
 370                                                                                                                            370
 371 Forte Academy of Music                    4,708  10/31/00  Columbine Gardens                              4,116  12/31/01  371
------------------------------------------------------------------------------------------------------------------------------------
 372 Roy                                       2,370   8/31/00  The Enchanted Forest                           1,818   6/30/01  372
 373                                                                                                                            373
 374 Britt, Hankins, Schiable                  2,650   3/31/98  Green Tree Consumer Disc Co.                   2,514  12/31/01  374
 375                                                                                                                            375
 376                                                                                                                            376
------------------------------------------------------------------------------------------------------------------------------------
 377 State of Oregon                           3,992   6/30/98  Encore Broadcasting Corp                       2,688   3/2/00   377
 378 EZ Pawn                                   8,741   5/31/01  Sherwin Williams Paint                         7,313   5/31/03  378
 379 Alside                                   30,019  12/31/00  Cheap Auto Glass                              10,000   8/30/98  379
 380                                                                                                                            380
 381                                                                                                                            381
------------------------------------------------------------------------------------------------------------------------------------

Control
  No.    Property Name                                            Address
==========================================================================================================================
  382    Holiday Inn Express - Albany, GA                         911 East Oglethorpe Blvd.
  383    Hillside Apartments                                      501 Eric Avenue
  384    Walgreen Store (Wolfcreek)                               SEC of Germantown Parkway & U.S. Highway 64
  385    Southgate Village Life Care Center                       4101 SW Martin Drive
  386    Walgreen Houston                                         10850 Scarsdale Boulevard
--------------------------------------------------------------------------------------------------------------------------
  387    Kushner Seiden Madison 64th LP                           26 East 64th Street
  388    Miramar/Chapparone Auto Center                           6590-6598 Miramar Road
  389    Stor-It Rental Storage                                   1435 Malad Street
  390    Jefferson Centre                                         105 East Jefferson Boulevard
  391    Best Western - Dunn                                      603 Spring Branch Road
--------------------------------------------------------------------------------------------------------------------------
  392    Ocean Villa Townhomes #2                                 4400-4600 Dallas Drive
  393    Central Park Professional Center                         1450 Madruga Avenue
  394    Safeguard Self Storage                                   1007-09 Edgewood Road
  395    Tuscany Village Phase I                                  235 Ocala
  396    Concord Village West                                     137-A West Concord Drive
--------------------------------------------------------------------------------------------------------------------------
  397    Peoria Town Center                                       8110-8140  Peoria Avenue
  398    Days Inn - Forest Park                                   5116 Highway 85
  399    Tech Center                                              300 Kimberton Road
  400    Amerihost Inn - Parkersburg                              401 37th Street
  401    Comfort Inn - Gaffney, SC                                143 Corona Drive
--------------------------------------------------------------------------------------------------------------------------
  402    Food Pavilion                                            1000 West  4th Avenue
  403    Eckerd Drug Store (Lexington)                            NWC of Columbia Avenue and Old Chapin Road
  404    Keep It Self Storage - Santa Clarita                     25333 San Fernando Road
  405    Country Creek                                            398 Bethel Avenue
  406    1803 Park Center Drive                                   1803 Park Center Drive
--------------------------------------------------------------------------------------------------------------------------
  407    Willow Trace Apartments                                  8100 Pines Road
  408    Walgreen Coral Springs                                   5480 University Drive
  409    Fox Crossing                                             6410 Walther Avenue
  410    Emmorton Village Shopping Center                         3101-05 Emmorton Road (Rt. 24)
  411    Slauson Plaza                                            9402-9448  Slauson Avenue
--------------------------------------------------------------------------------------------------------------------------
  412    Walgreen Chicago                                         1546 North Central Ave.
  413    Warehouse Specialists - Specialists Ave # 1-4            720 - 772 Specialists Avenue
  414    Wanamassa Gardens Apartments                             1515 Allen Avenue
  415    Inn of Payson                                            801 North Beeline Highway
  416    River Oaks Apartments                                    3001 Medical Arts Street
--------------------------------------------------------------------------------------------------------------------------
  417    Val Halla                                                1224 Lake Avenue
  418    Timm Office Building                                     136 West Canon Perdido Street
  419    Twin Fountains Apartments                                2135  South Depew Street
  420    Hillcroft Plaza Shopping Center                          6401 Hillcroft
  421    Plantation House                                         2625 Hudnell Street
--------------------------------------------------------------------------------------------------------------------------
  422    Olde Towne Shopping Center                               210-800 Olde Towne Road
  423    5 Walk-Up Residential Buildings (Formerly 70 East)       70 East 3rd, 157,162 Stanton, 166,178 Norfolk
  424    Comfort Inn - Franklin                                   4206 Franklin Commons Court
  425    Days Inn (Winter Park)                                   901 North Orlando Avenue
  426    Office Depot Aurora                                      SEC East Mississippi Avenue & South Potomac Street
--------------------------------------------------------------------------------------------------------------------------
  427    Tara Woods Apartments                                    661 Sherwood Drive
  428    Sneaker Stadium                                          Hurfville Road (Route 41)
  429    Andora Apartments                                        3305 Linda Drive
  430    1212-1216 Broadway                                       1212-1216 Broadway
  431    3610 Birch Street (Apollo Office Building)               3610 Birch Street
--------------------------------------------------------------------------------------------------------------------------
  432    Walgreens Pharmacy (Miami)                               15900 Northwest 27th Avenue
  433    Eckerd Ventnor                                           6701 Ventnor Avenue
  434    Capitol Warehouse Building                               4355 Duraform Lane
  435    North Oaks Manor Apartments                              600-616  North Oaks Drive
  436    6100 Capital Center                                      6100  South Fashion Blvd
--------------------------------------------------------------------------------------------------------------------------
  437    Rite Aid Virginia Beach                                  324 Virginia Beach Blvd
  438    Rite Aid Roanoke                                         1168 Peters Creek Road
  439    The Business Centre at Riverside                         1362 Brass Mill Road
  440    The Manors Apartments                                    985 Manor Drive
  441    FAA Building                                             8808 Beck Road
--------------------------------------------------------------------------------------------------------------------------
  442    Eckerd Houma                                             7015 West Park Avenue
  443    Antelope Valley Mall                                     1201 W Avenue P
  444    Chateau Imperial                                         3000-3320 Parklane Drive
  445    Glenoaks Apartments                                      1019  East Glenoaks Blvd
  446    Lucky/Sav-On Center                                      2006  Avenue K
--------------------------------------------------------------------------------------------------------------------------
  447    Eckerd Winslow                                           S.W. Willaimstown - New Freedom Road
  448    Walgreens - Richmond                                     11119 Hull Street Road
  449    Stoughton Plaza                                          397-423 Washington Street
  450    PetsMart Inc.                                            2677 East Main Street
  451    Cobblestone Village Shopping Center                      2001-2099 East Orangethorpe Avenue
--------------------------------------------------------------------------------------------------------------------------

                                                       Cross                                         % of Aggregate   Cumulative
Control                                     Zip    Collateralized     Original         Cut-off Date   Cut-off Date    % of Initial
  No.    City                        State  Code       Groups         Balance ($)       Balance ($)      Balance      Pool Balance
====================================================================================================================================
  382    Albany                        GA   31705                   $    2,500,000   $    2,479,063.65     0.07%         85.96%
  383    Bowling Green                 KY   42101                        2,475,000        2,472,995.16     0.07          86.03
  384    Memphis                       TN   38133     Group A            2,500,000        2,467,814.73     0.07          86.10
  385    Topeka                        KS   66612                        2,475,000        2,464,054.16     0.07          86.17
  386    Houston                       TX   77089                        2,478,496        2,459,764.86     0.07          86.24
------------------------------------------------------------------------------------------------------------------------------------
  387    New York                      NY   10021                        2,460,000        2,453,681.46     0.07          86.31
  388    San Diego                     CA   92121                        2,450,000        2,448,027.16     0.07          86.38
  389    Boise                         ID   83705                        2,460,000        2,447,179.29     0.07          86.45
  390    South Bend                    IN   46601                        2,450,000        2,446,687.19     0.07          86.52
  391    Dunn                          NC   28334                        2,450,000        2,416,635.89     0.07          86.59
------------------------------------------------------------------------------------------------------------------------------------
  392    Oxnard                        CA   93033                        2,400,000        2,396,690.52     0.07          86.66
  393    Coral Gables                  FL   33146                        2,400,000        2,396,615.50     0.07          86.73
  394    Edgewood                      MD   21040                        2,400,000        2,394,644.70     0.07          86.80
  395    Tallahassee                   FL   32304                        2,400,000        2,392,627.30     0.07          86.87
  396    Clarksvile                    TN   37042                        2,400,000        2,391,173.89     0.07          86.93
------------------------------------------------------------------------------------------------------------------------------------
  397    Peoria                        AZ   85354                        2,400,000        2,388,976.76     0.07          87.00
  398    Forest Park                   GA   30050                        2,400,000        2,382,514.19     0.07          87.07
  399    Phoenixville                  PA   19460                        2,400,000        2,382,499.53     0.07          87.14
  400    Parkersburg                   WV   26101                        2,400,000        2,378,907.69     0.07          87.21
  401    Gaffney                       SC   29341                        2,380,000        2,360,068.62     0.07          87.28
------------------------------------------------------------------------------------------------------------------------------------
  402    Kennewick                     WA   99336                        2,345,000        2,343,111.70     0.07          87.34
  403    Lexington                     SC   29072                        2,348,385        2,340,959.27     0.07          87.41
  404    Santa Clarita                 CA   91350                        2,350,000        2,339,388.61     0.07          87.48
  405    Sanger                        CA   93757                        2,334,000        2,326,171.64     0.07          87.55
  406    Orlando                       FL   32835                        2,325,000        2,322,167.35     0.07          87.61
------------------------------------------------------------------------------------------------------------------------------------
  407    Shreveport                    LA   71129                        2,322,000        2,322,000.00     0.07          87.68
  408    Coral Springs                 FL   33076                        2,338,792        2,320,085.38     0.07          87.75
  409    Baltimore                     MD   21206                        2,325,000        2,319,272.57     0.07          87.81
  410    Abingdon                      MD   21009                        2,300,000        2,291,829.34     0.07          87.88
  411    Pico Rivera                   CA   90660                        2,287,500        2,280,921.21     0.07          87.94
------------------------------------------------------------------------------------------------------------------------------------
  412    Chicago                       IL   60639                        2,275,000        2,261,719.41     0.07          88.01
  413    Menasha                       WI   54956                        2,275,000        2,261,613.00     0.07          88.08
  414    Wannamassa                    NJ   07712                        2,260,000        2,254,135.36     0.06          88.14
  415    Payson                        AZ   85541     Group E            2,250,000        2,247,472.01     0.06          88.20
  416    Austin                        TX   78705                        2,250,000        2,246,834.81     0.06          88.27
------------------------------------------------------------------------------------------------------------------------------------
  417    Metairie                      LA   70002                        2,224,000        2,222,177.00     0.06          88.33
  418    Santa Barbara                 CA   93101                        2,225,000        2,222,028.77     0.06          88.40
  419    Denver                        CO   80227                        2,225,000        2,216,216.51     0.06          88.46
  420    Houston                       TX   77081                        2,210,000        2,205,232.78     0.06          88.52
  421    Dallas                        TX   75235                        2,200,000        2,200,000.00     0.06          88.59
------------------------------------------------------------------------------------------------------------------------------------
  422    Vestiva Hills                 AL   35216                        2,200,000        2,197,192.71     0.06          88.65
  423    New York                      NY   10002                        2,200,000        2,197,106.08     0.06          88.71
  424    Franklin                      TN   37064                        2,200,000        2,196,876.93     0.06          88.78
  425    Winter Park                   FL   32789                        2,200,000        2,195,718.51     0.06          88.84
  426    Aurora                        CO   80012                        2,210,511        2,194,462.46     0.06          88.90
------------------------------------------------------------------------------------------------------------------------------------
  427    Jonesboro                     GA   30236                        2,200,000        2,194,360.59     0.06          88.97
  428    Deptford                      NJ   08096                        2,200,000        2,193,031.27     0.06          89.03
  429    Dallas                        TX   75220                        2,200,000        2,192,153.17     0.06          89.09
  430    New York                      NY   10001                        2,200,000        2,189,021.81     0.06          89.16
  431    Newport Beach                 CA   92660                        2,185,000        2,183,388.13     0.06          89.22
------------------------------------------------------------------------------------------------------------------------------------
  432    Miami                         FL   33054                        2,180,454        2,170,234.76     0.06          89.28
  433    Ventnor City                  NJ   08408                        2,174,396        2,167,394.14     0.06          89.34
  434    Windsor                       WI   53598                        2,175,000        2,156,227.94     0.06          89.41
  435    Osseo                         MN   55369                        2,160,000        2,154,267.86     0.06          89.47
  436    Murray                        UT   84107     Group I            2,160,000        2,153,054.25     0.06          89.53
------------------------------------------------------------------------------------------------------------------------------------
  437    Virginia Beach                VA   23451                        2,154,314        2,149,999.09     0.06          89.59
  438    Roanoke                       VA   24017                        2,150,000        2,145,860.84     0.06          89.65
  439    Belcamp                       MD   21017                        2,150,000        2,145,240.02     0.06          89.71
  440    Palm Springs                  FL   33461                        2,150,000        2,142,586.73     0.06          89.78
  441    Van Buren Township            MI   48111                        2,152,500        2,141,611.88     0.06          89.84
------------------------------------------------------------------------------------------------------------------------------------
  442    Houma                         LA   70364                        2,134,290        2,126,984.61     0.06          89.90
  443    Palmdale                      CA   93551                        2,125,000        2,125,000.00     0.06          89.96
  444    Hastings                      NE   68901                        2,120,000        2,120,000.00     0.06          90.02
  445    Glendale                      CA   91206                        2,122,500        2,112,568.12     0.06          90.08
  446    Lancaster                     CA   93536                        2,115,000        2,106,979.91     0.06          90.14
------------------------------------------------------------------------------------------------------------------------------------
  447    Winslow Township              NJ   08095                        2,113,064        2,106,916.60     0.06          90.20
  448    Richmond                      VA   23112                        2,137,294        2,100,455.05     0.06          90.26
  449    Stoughton                     MA   02072                        2,100,000        2,098,425.83     0.06          90.32
  450    Plainfield                    IN   46168                        2,100,000        2,098,410.02     0.06          90.38
  451    Placentia                     CA   92670                        2,100,000        2,098,381.24     0.06          90.45
------------------------------------------------------------------------------------------------------------------------------------

                                          Interest                                                      Original       Remaining
Control     Mortgage     Administrative    Accrual              Amortization                          Interest-Only  Interest-Only
  No.       Rate (%)      Cost Rate (%)    Method                   Type                              Period (Mos.)  Period (Mos.)
===================================================================================================================================
  382        8.0000%         0.0962%     Actual/360 Fully Amortizing                                        0             0
  383        7.0600          0.0962      Actual/360 Amortizing Balloon                                      0             0
  384        7.5000          0.1562      Actual/360 Fully Amortizing                                        0             0
  385        7.7500          0.1212      Actual/360 Amortizing Balloon                                      0             0
  386        7.2700          0.0962        30/360   Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  387        7.2300          0.0962      Actual/360 Fully Amortizing                                        0             0
  388        7.0900          0.1462      Actual/360 Amortizing Balloon                                      0             0
  389        7.8750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  390        7.2800          0.1462      Actual/360 Amortizing Balloon                                      0             0
  391        8.6250          0.0962      Actual/360 Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  392        7.2010          0.0962      Actual/360 Amortizing Balloon                                      0             0
  393        7.1100          0.0962      Actual/360 Amortizing Balloon                                      0             0
  394        7.5200          0.0962        30/360   Amortizing Balloon                                      0             0
  395        7.3750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  396        7.3300          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  397        7.7500          0.0962      Actual/360 Amortizing Balloon                                      0             0
  398        8.8750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  399        7.5000          0.0962      Actual/360 Amortizing Balloon                                      0             0
  400        7.6250          0.0962      Actual/360 Fully Amortizing                                        0             0
  401        8.0000          0.0962      Actual/360 Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  402        7.0900          0.0962      Actual/360 Amortizing Balloon                                      0             0
  403        7.5700          0.0962        30/360   Step Payments: Balloon(1)                               0             0
  404        7.6200          0.0962      Actual/360 Amortizing Balloon                                      0             0
  405        7.7500          0.0962      Actual/360 Amortizing Balloon                                      0             0
  406        7.6900          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  407        8.1400          0.0962      Actual/360 Interest-Only then Amortizing (ARD)                     23            13
  408        7.1250          0.0962        30/360   Fully Amortizing                                        0             0
  409        7.0200          0.0962        30/360   Amortizing Balloon                                      0             0
  410        7.3000          0.0962        30/360   Amortizing Balloon                                      0             0
  411        7.7060          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  412        7.0000          0.0962        30/360   Fully Amortizing                                        0             0
  413        7.4375          0.0962      Actual/360 Fully Amortizing                                        0             0
  414        7.1700          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  415        7.5900          0.0962      Actual/360 Amortizing Balloon                                      0             0
  416        7.1200          0.1462      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  417        7.0000          0.0962      Actual/360 Amortizing Balloon                                      0             0
  418        7.3300          0.1462      Actual/360 Amortizing Balloon                                      0             0
  419        7.0000          0.0962      Actual/360 Amortizing Balloon                                      0             0
  420        7.3000          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  421        8.1400          0.0962      Actual/360 Interest-Only then Amortizing (ARD)                     23            13
-----------------------------------------------------------------------------------------------------------------------------------
  422        7.5100          0.1562      Actual/360 Amortizing (ARD)                                        0             0
  423        7.3900          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  424        7.8750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  425        7.8400          0.1462      Actual/360 Amortizing Balloon                                      0             0
  426        7.6250          0.0962        30/360   Step Payments: Fully Amortizing(1)                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  427        6.7800          0.0962        30/360   Amortizing Balloon                                      0             0
  428        7.2200          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  429        7.1800          0.1462      Actual/360 Fully Amortizing                                        0             0
  430        8.1250          0.1212      Actual/360 Amortizing Balloon                                      0             0
  431        7.5300          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  432        7.4500          0.0962        30/360   Amortizing Balloon                                      0             0
  433        7.3100          0.0962        30/360   Step Payments: Fully Amortizing(1)                      0             0
  434        7.5010          0.0962        30/360   Fully Amortizing                                        0             0
  435        7.0390          0.0962      Actual/360 Amortizing Balloon                                      0             0
  436        7.9390          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  437        7.1700          0.0962        30/360   Fully Amortizing                                        0             0
  438        7.1700          0.0962        30/360   Fully Amortizing                                        0             0
  439        7.5600          0.0962        30/360   Amortizing Balloon                                      0             0
  440        7.6250          0.0962      Actual/360 Amortizing Balloon                                      0             0
  441        7.0600          0.1462        30/360   Step Payments: Fully Amortizing(3)                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  442        7.0900          0.0962        30/360   Step Payments: Fully Amortizing(1)                      0             0
  443        7.2100          0.0962      Actual/360 Amortizing Balloon                                      0             0
  444        6.8750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  445        7.1130          0.0962      Actual/360 Amortizing Balloon                                      0             0
  446        7.1880          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  447        7.6900          0.0962        30/360   Step Payments: Fully Amortizing(1)                      0             0
  448        7.7700          0.0962        30/360   Fully Amortizing                                        0             0
  449        7.4500          0.1462      Actual/360 Amortizing Balloon                                      0             0
  450        7.4000          0.1462      Actual/360 Amortizing Balloon                                      0             0
  451        7.3100          0.1462      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------

          Original  Remaining
          Term to    Term to      Original      Remaining
Control   Maturity   Maturity   Amortization   Amortization Origination   Maturity     Balloon
  No.      (Mos.)     (Mos.)     Term (Mos.)    Term (Mos.)    Date        or ARD      Balance ($)      Property Type
===============================================================================================================================
  382       240        235          240            235        11/26/97     12/1/17   $    107,927  Hotel - Limited Service
  383       120        119          360            359        3/18/98      4/1/08       2,162,406  Multifamily
  384       237        230          237            230        9/25/97      7/1/17               -  Retail - Anchored
  385       120        116          300            296        12/29/97     1/1/08       2,024,450  Health Care - Skilled Nursing
  386       239        235          239            235        12/15/97     12/1/17              -  CTL
-------------------------------------------------------------------------------------------------------------------------------
  387       360        357          360            357        1/16/98      2/1/28         223,446  Mixed Use
  388       120        119          360            359        3/17/98      4/1/08       2,142,257  Retail - Unanchored
  389       180        175          300            295        11/14/97     12/1/12      1,628,468  Self Storage
  390       120        118          360            358        2/12/98      3/1/08       2,153,213  Office
  391       180        175          180            175        11/21/97     12/1/12         66,605  Hotel - Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  392       120        118          360            358        2/26/98      3/1/08       2,104,954  Multifamily
  393       120        118          360            358        2/13/98      3/1/08       2,099,949  Office
  394       120        117          360            357        1/12/98      2/1/08       2,083,997  Mixed Use
  395       120        116          360            356        12/19/97     1/1/08       2,112,871  Multifamily
  396       180        175          360            355        11/26/97     12/1/12      1,863,416  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  397       120        113          360            353        9/22/97      10/1/07      2,133,162  Retail - Anchored
  398       120        114          264            258        10/22/97     11/1/07      1,876,126  Hotel - Limited Service
  399       120        116          240            236        12/18/97     1/1/08       1,662,473  Industrial
  400       240        235          240            235        11/7/97      12/1/17         92,977  Hotel - Limited Service
  401       240        235          240            235        11/26/97     12/1/17        102,748  Hotel - Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  402       120        119          360            359         3/9/98      4/1/08       2,050,445  Retail - Anchored
  403       235        232          283            280        12/16/97     9/1/17         733,651  CTL
  404       240        236          300            296        12/29/97     1/1/18         975,171  Self Storage
  405       180        175          360            355        11/24/97     12/1/12      1,845,732  Multifamily
  406       120        118          360            358        2/18/98      3/1/08       2,064,638  Office
-------------------------------------------------------------------------------------------------------------------------------
  407       120        110          360            360        6/16/97      7/1/07       2,145,715  Multifamily
  408       234        230          234            230        12/22/97     7/1/17               -  CTL
  409       120        117          360            357        1/14/98      2/1/08       1,996,076  Multifamily
  410       120        117          300            297        1/12/98      2/1/08       1,823,634  Retail - Unanchored
  411       120        116          360            356        12/29/97     1/1/08       2,030,532  Retail - Unanchored
-------------------------------------------------------------------------------------------------------------------------------
  412       239        236          239            236         1/9/98      1/1/18               -  CTL
  413       180        178          180            178         2/9/98      3/1/13          48,075  Industrial
  414       180        177          360            357        1/22/98      2/1/13       1,741,109  Multifamily
  415       240        239          300            299        3/18/98      4/1/18         933,871  Hotel - Limited Service
  416       120        118          360            358         2/9/98      3/1/08       1,969,220  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  417       120        119          360            359        3/12/98      4/1/08       1,940,024  Multifamily
  418       120        118          360            358        2/19/98      3/1/08       1,957,988  Office
  419        84         79          360            355        11/3/97      12/5/04      2,047,806  Multifamily
  420       120        118          300            298        2/25/98      3/1/08       1,785,024  Retail - Unanchored
  421       120        110          360            360        6/16/97      7/1/07       2,032,977  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  422       120        118          360            358        2/10/98      3/1/08       1,944,875  Retail - Unanchored
  423       120        118          360            358        2/17/98      3/1/08       1,938,965  Multifamily
  424       180        179          264            263        3/12/98      4/1/13       1,193,735  Hotel - Limited Service
  425       120        118          300            298        2/13/98      3/1/08       1,805,873  Hotel - Limited Service
  426       176        173          176            173        1/12/98      10/1/12              -  CTL
-------------------------------------------------------------------------------------------------------------------------------
  427       120        118          300            298        2/19/98      3/1/08       1,719,176  Multifamily
  428       120        116          360            356        12/9/97      1/1/08       1,929,125  Retail - Unanchored
  429       240        238          240            238        2/20/98      3/1/18          77,120  Multifamily
  430       120        115          300            295        11/21/97     12/1/07      1,819,497  Mixed Use
  431       120        119          360            359         3/6/98      4/1/08       1,932,269  Office
-------------------------------------------------------------------------------------------------------------------------------
  432       233        230          260            257        1/28/98      7/1/17         419,467  CTL
  433       236        233          236            233         1/9/98      10/1/17              -  CTL
  434       144        142          144            142        2/27/98      3/1/10               -  Industrial
  435       120        117          360            357        1/29/98      2/1/08       1,884,854  Multifamily
  436       120        115          360            355        11/25/97     12/1/07      1,928,565  Office
-------------------------------------------------------------------------------------------------------------------------------
  437       232        231          232            231        3/13/98      8/1/17               -  CTL
  438       237        236          237            236         3/3/98      1/1/18               -  CTL
  439       120        117          360            357        1/14/98      2/1/08       1,868,550  Industrial
  440       120        115          360            355        11/4/97      12/1/07      1,905,004  Multifamily
  441       160        159          160            159        3/11/98      8/1/11               -  Office
-------------------------------------------------------------------------------------------------------------------------------
  442       236        233          236            233         1/9/98      10/1/17              -  CTL
  443       120        120          240            240         4/3/98      5/1/08       1,458,149  Retail - Anchored
  444       120        120          360            360         4/3/98      5/1/08       1,843,340  Multifamily
  445       120        114          360            354        10/30/97     11/1/07      1,856,071  Multifamily
  446       120        115          360            355        11/5/97      12/1/07      1,853,343  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------
  447       237        234          237            234        1/29/98      11/1/17              -  CTL
  448       233        223          233            223        6/28/97      12/1/16              -  CTL
  449       120        119          360            359        3/18/98      4/1/08       1,853,360  Retail - Anchored
  450       120        119          360            359        3/31/98      4/1/08       1,851,007  Retail - Anchored
  451       120        119          360            359        3/25/98      4/1/08       1,846,753  Retail - Unanchored
-------------------------------------------------------------------------------------------------------------------------------

                                                                   Annual
Control                                                             Debt                   Net                   Appraised
  No.    Prepayment Provisions                                    Service ($)         Cash Flow ($)  DSCR (x)     Value ($)
==============================================================================================================================
  382    L(2.42),D(17.08),O(.5)                                  $    250,932         $    378,175   1.51x        $ 3,750,000
  383    L(4),D(5.75),O(.25)                                          198,793              263,445   1.33           3,100,000
  384    L(10),D(9.25),O(.5)                                          243,453              288,529   1.19           2,970,000
  385    L(4),D(5.75),O(.25)                                          224,333              360,397   1.61           3,300,000
  386    L(10),YM1%(9.9167)                                           235,872              242,948    NAP           2,825,000
------------------------------------------------------------------------------------------------------------------------------
  387    L(4),D(25.75),O(.25)                                         200,978              290,759   1.45           3,300,000
  388    L(4),YM1%(5.5),O(.5)                                         197,379              286,136   1.45           3,300,000
  389    L(4),YM1%(10.75),O(.25) or D(Borr)                           225,401              307,465   1.36           3,300,000
  390    L(4),D(5.5),O(.5)                                            201,158              316,781   1.57           3,300,000
  391    L(5),D(9.75),O(.25)                                          291,672              547,540   1.88           3,500,000
------------------------------------------------------------------------------------------------------------------------------
  392    L(4),D(5.83),O(.17)                                          195,510              277,681   1.42           2,990,000
  393    L(4),D(5.75),O(.25)                                          193,739              243,972   1.26           3,500,000
  394    L(4),YM1%(4),O(2)                                            201,768              275,138   1.36           3,350,000
  395    L(4),D(5.75),O(.25)                                          198,914              280,182   1.41           3,100,000
  396    L(2),YM1%(6),4(1),3(1),2(1),1(1),O(3)                        198,032              279,861   1.41           3,550,000
------------------------------------------------------------------------------------------------------------------------------
  397    L(4),D(5.83),O(.17)                                          206,327              317,930   1.54           3,200,000
  398    L(4),YM1%(5.75),O(.25) or D(Borr)                            248,525              351,023   1.41           3,800,000
  399    L(4),D(5.75),O(.25)                                          232,011              305,530   1.32           3,400,000
  400    L(5),D(14.75),O(.25)                                         234,217              332,581   1.42           4,200,000
  401    L(5),5(2),4(2),3(2),2(2),1(2),O(5) or D(Borr)                238,887              338,009   1.41           3,400,000
------------------------------------------------------------------------------------------------------------------------------
  402    L(4),YM1%(5.75),O(.25) or D(Borr)                            188,920              268,087   1.42           3,125,000
  403    L(10),D(9.58)                                              Step Loan              221,361    NAP           2,400,000
  404    L(4),D(15.75),O(.25)                                         210,602              283,620   1.35           3,150,000
  405    L(4),YM1%(10.75),O(.25)                                      200,653              250,121   1.25           3,410,000
  406    D(9.5),O(.5)                                                 198,723              274,262   1.38           3,100,000
------------------------------------------------------------------------------------------------------------------------------
  407    L(2),YM1%(3),5(1),4(1),3(1),2(1),1(.5),O(.5)                 207,182 (2)          263,762   1.27           3,650,000
  408    L(8),D(11.5)                                                 222,261              233,375    NAP           2,775,000
  409    L(4),YM1%(4),O(2)                                            185,994              248,014   1.33           3,100,000
  410    L(4),YM1%(4),O(2)                                            200,385              262,649   1.31           3,200,000
  411    L(4),D(5.83),O(.17)                                          195,821              291,672   1.49           3,050,000
------------------------------------------------------------------------------------------------------------------------------
  412    L(8),D(11.92)                                                212,064              332,797    NAP           3,850,000
  413    L(6),D(8.75),O(.25)                                          252,106              562,854   2.23           5,850,000
  414    L(2.33),D(12.17),O(.5)                                       183,537              220,802   1.20           2,900,000
  415    L(4),D(16)                                                   201,111              282,531   1.40           4,650,000
  416    L(4),D(5.75),O(.25)                                          181,813              259,759   1.43           3,050,000
------------------------------------------------------------------------------------------------------------------------------
  417    L(2),D(7.50),O(.50)                                          177,556              255,934   1.44           2,780,000
  418    L(4),YM1%(5.5),O(.5)                                         183,592              241,434   1.32           3,000,000
  419    L(3),D(3.83),O(.17)                                          177,636              294,403   1.66           3,310,000
  420    L(4),D(5.75),O(.25)                                          192,544              284,574   1.48           3,100,000
  421    L(2),YM1%(3),5(1),4(1),3(1),2(1),1(.5),O(.5)                 196,297 (2)          337,453   1.72           2,750,000
------------------------------------------------------------------------------------------------------------------------------
  422    L(5),D(4.5),O(.5)                                            184,773              255,217   1.38           3,000,000
  423    L(4),D(5.5),O(.5)                                            182,608              373,611   2.05           4,545,000
  424    L(5),D(9.75),O(.25)                                          210,727              347,012   1.65           3,400,000
  425    L(4),D(5.75),O(.25)                                          200,969              309,454   1.54           3,100,000
  426    L(8),D(6.67)                                               Step Loan              243,956    NAP           2,550,000
------------------------------------------------------------------------------------------------------------------------------
  427    L(7),D(2.5),O(.5)                                            182,901              289,444   1.58           3,050,000
  428    L(4),D(5.5),O(.5)                                            179,558              232,628   1.30           2,975,000
  429    L(7),D(12.75),O(.25)                                         207,541              251,329   1.21           3,150,000
  430    L(5),YM1%(4.75),O(.25)                                       205,950              283,461   1.38           4,600,000
  431    L(4),D(5.75),O(.25)                                          183,873              229,732   1.25           2,800,000
------------------------------------------------------------------------------------------------------------------------------
  432    L(10),D(9.42)                                                203,068              205,095    NAP           2,300,000
  433    L(8),YM1%(11.67)                                           Step Loan              188,318    NAP           2,180,000
  434    L(4),D(7.83),O(.17)                                          275,428              362,956   1.32           2,900,000
  435    L(4),D(5.83),O(.17)                                          173,126              265,303   1.53           2,700,000
  436    L(4),D(5.83),O(.17)                                          189,091              242,886   1.28           2,875,000
------------------------------------------------------------------------------------------------------------------------------
  437    L(4),D(15.33)                                                206,243              229,936    NAP           2,275,000
  438    L(4),D(15.75)                                                203,825              227,242    NAP           2,460,000
  439    L(4),YM1%(4),O(2)                                            181,458              259,668   1.43           3,100,000
  440    L(4),YM1%(5.75),O(.25)                                       182,611              245,416   1.34           2,825,000
  441    L(4),D(8.83),O(.5)                                         Step Loan              310,698   1.10           3,400,000
------------------------------------------------------------------------------------------------------------------------------
  442    L(8),YM1(11.67)                                            Step Loan              224,201    NAP           2,480,000
  443    L(4),D(5.75),O(.25)                                          200,928              261,023   1.30           2,850,000
  444    L(5),D(5)                                                    167,123              232,311   1.39           2,650,000
  445    L(4),D(5.83),O(.17)                                          171,390              253,757   1.48           2,830,000
  446    L(4),D(5.83),O(.17)                                          172,070              270,178   1.57           3,740,000
------------------------------------------------------------------------------------------------------------------------------
  447    L(8),YM1%(11.5),O(.25)                                     Step Loan              187,488    NAP           2,170,000
  448    L(10),D(8.92),O(.5)                                          213,928              220,346    NAP           2,450,000
  449    L(4),YM1%(5.75),O(.25)                                       175,340              225,707   1.29           2,800,000
  450    L(4),D(5.5),O(.5)                                            174,480              221,479   1.27           2,650,000
  451    L(5),D(4.5),O(.5)                                            172,935              265,626   1.54           3,600,000
------------------------------------------------------------------------------------------------------------------------------

                                          Underwritten
                                           Hospitality                        Sq. Ft.,            Loan per
                      Cut-off   Scheduled   Average                            Units           Sq. Ft., Units
Control   Appraisal    Date   Maturity Date  Daily      Year      Year        Bed, Pad            Bed, Pad     Occupancy
  No.       Year      LTV (%)    LTV (%)    Rate ($)    Built   Renovated     or Room            or Room ($)  Percentage (%)
================================================================================================================================
  382       1997       66.1%       2.9%     $45.25      1972      1983             151 Rooms    $  16,556.29       NAP
  383       1997       79.8       69.8                  1987       N/A             100 Units       24,750.00      97.0%
  384       1997       83.1        0.0                  1997       N/A          13,905 Sq. Ft.        179.79     100.0
  385       1997       74.7       61.4                  1974      1987             120 Beds        20,625.00      83.3
  386       1997        NAP        0.0                  1997       N/A          13,905 Sq. Ft.        178.24     100.0
--------------------------------------------------------------------------------------------------------------------------------
  387       1997       74.4        6.8                  1882      1996           7,865 Sq. Ft.        312.78     100.0
  388       1997       74.2       64.9                  1990       N/A          21,408 Sq. Ft.        114.44     100.0
  389       1997       74.2       49.4                1983;1986    N/A             868 Units        2,834.10      99.6
  390       1997       74.1       65.3                 1924-28    1970          98,011 Sq. Ft.         25.00      87.1
  391       1997       69.1        1.9       34.00      1966      1996             144 Rooms       17,013.89       NAP
--------------------------------------------------------------------------------------------------------------------------------
  392       1998       80.2       70.4                  1973       N/A              52 Units       46,153.85     100.0
  393       1998       68.5       60.0                  1972       N/A          31,334 Sq. Ft.         76.59     100.0
  394       1997       71.5       62.2                  1986      1989          53,752 Sq. Ft.         44.65      99.1
  395       1997       77.2       68.2                  1997       N/A              24 Units      100,000.00     100.0
  396       1997       67.4       52.5                  1983       N/A             119 Units       20,168.07      94.1
--------------------------------------------------------------------------------------------------------------------------------
  397       1997       74.7       66.7                  1996       N/A          33,877 Sq. Ft.         70.84     100.0
  398       1997       62.7       49.4       37.00      1976      1991             206 Rooms       11,650.49       NAP
  399       1997       70.1       48.9                 1946,93    1970          67,274 Sq. Ft.         35.68     100.0
  400       1997       56.6        2.2       56.50      1995       N/A              79 Rooms       30,379.75       NAP
  401       1997       69.4        3.0       42.00      1987       N/A              83 Rooms       28,674.70       NAP
--------------------------------------------------------------------------------------------------------------------------------
  402       1998       75.0       65.6                  1980      1996          44,500 Sq. Ft.         52.70     100.0
  403       1997        NAP       30.6                  1997       N/A          10,908 Sq. Ft.        215.29     100.0
  404       1997       74.3       31.0                  1990      1998             581 Units        4,044.75      99.7
  405       1997       68.2       54.1                  1986       N/A             144 Units       16,208.33      98.0
  406       1998       74.9       66.6                 1996-97     N/A          19,687 Sq. Ft.        118.10     100.0
--------------------------------------------------------------------------------------------------------------------------------
  407       1997       63.6       58.8                  1979       N/A             192 Units       12,093.75      82.2
  408       1997        NAP        0.0                  1997       N/A          15,930 Sq. Ft.        146.82     100.0
  409       1997       74.8       64.4                  1964      1997             117 Units       19,871.79      97.4
  410       1997       71.6       57.0                  1989       N/A          29,800 Sq. Ft.         77.18     100.0
  411       1997       74.8       66.6                  1982       N/A          30,169 Sq. Ft.         75.82      99.0
--------------------------------------------------------------------------------------------------------------------------------
  412       1997        NAP        0.0                  1997       N/A          12,154 Sq. Ft.        187.18     100.0
  413       1997       38.7        0.8                  1981       N/A         285,000 Sq. Ft.          7.98     100.0
  414       1997       77.7       60.0                  1967     1994-97            66 Units       34,242.42     100.0
  415       1998       48.3       20.1       53.50      1973      1997              99 Rooms       22,727.27       NAP
  416       1998       73.7       64.6                  1962       N/A              66 Units       34,090.91     100.0
--------------------------------------------------------------------------------------------------------------------------------
  417       1998       79.9       69.8                  1970       N/A              79 Units       28,151.90      94.5
  418       1997       74.1       65.3                  1989       N/A          18,054 Sq. Ft.        123.24     100.0
  419       1997       67.0       61.9                  1973       N/A              96 Units       23,177.08     100.0
  420       1998       71.1       57.6                  1979       N/A          36,007 Sq. Ft.         61.38      93.9
  421       1997       80.0       73.9                  1961       N/A             125 Units       17,600.00      91.2
--------------------------------------------------------------------------------------------------------------------------------
  422       1997       73.2       64.8                  1983       N/A          36,069 Sq. Ft.         60.99      91.0
  423       1997       48.3       42.7                1910-1930    N/A             107 Units       20,560.75      99.0
  424       1997       64.6       35.1       53.35      1995       N/A              59 Rooms       37,288.14       NAP
  425       1997       70.8       58.3       36.12      1966       N/A             105 Rooms       20,952.38       NAP
  426       1997        NAP        0.0                  1997       N/A          30,936 Sq. Ft.         71.45     100.0
--------------------------------------------------------------------------------------------------------------------------------
  427       1997       72.0       56.4                 1961,63     N/A             106 Units       20,754.72      94.3
  428       1997       73.7       64.8                  1997       N/A          17,000 Sq. Ft.        129.41     100.0
  429       1997       69.6        2.5                  1968      1997             150 Units       14,666.67      93.3
  430       1997       47.6       39.6                  1920      1970          26,334 Sq. Ft.         83.54      68.3
  431       1997       78.0       69.0                  1989       N/A          17,158 Sq. Ft.        127.35     100.0
--------------------------------------------------------------------------------------------------------------------------------
  432       1997        NAP       18.2                  1997       N/A          13,905 Sq. Ft.        156.81     100.0
  433       1997        NAP        0.0                  1997       N/A           9,505 Sq. Ft.        228.76     100.0
  434       1997       74.4        0.0                  1995      1996          80,000 Sq. Ft.         27.19     100.0
  435       1997       79.8       69.8                  1971       N/A              81 Units       26,666.67     100.0
  436       1997       74.9       67.1                  1983      1995          31,140 Sq. Ft.         69.36     100.0
--------------------------------------------------------------------------------------------------------------------------------
  437       1998        NAP        0.0                  1997       N/A          12,213 Sq. Ft.        176.40     100.0
  438       1998        NAP        0.0                  1998       N/A          11,288 Sq. Ft.        190.47     100.0
  439       1997       69.2       60.3                  1989       N/A          45,000 Sq. Ft.         47.78     100.0
  440       1997       75.8       67.4                  1968       N/A              93 Units       23,118.28      93.5
  441       1997       63.0        0.0                 1981-97    1997          35,031 Sq. Ft.         61.45     100.0
--------------------------------------------------------------------------------------------------------------------------------
  442       1997        NAP        0.0                  1997       N/A          10,908 Sq. Ft.        195.66     100.0
  443       1997       74.6       51.2                  1996       N/A          15,000 Sq. Ft.        141.67     100.0
  444       1998       80.0       69.6                  1971      1994              66 Units       32,121.21      99.0
  445       1997       74.7       65.6                  1988       N/A              37 Units       57,364.86     100.0
  446       1997       56.3       49.6                  1992       N/A          25,217 Sq. Ft.         83.87      90.0
--------------------------------------------------------------------------------------------------------------------------------
  447       1997        NAP        0.0                  1997       N/A          10,908 Sq. Ft.        193.72     100.0
  448       1997        NAP        0.0                  1996       N/A          13,905 Sq. Ft.        153.71     100.0
  449       1997       74.9       66.2                1960,1965    N/A          20,812 Sq. Ft.        100.90     100.0
  450       1997       79.2       69.9                  1997       N/A          26,344 Sq. Ft.         79.71     100.0
  451       1998       58.3       51.3                  1979       N/A          40,191 Sq. Ft.         52.25      88.5
--------------------------------------------------------------------------------------------------------------------------------

                                                                                       Largest Tenant
                                                      ------------------------------------------------------------------------------
                                                                                                          Tenant
Control Rent Roll          Underwriting                                                                 Area Leased         Lease
  No.     Date             Reserves ($)      per                Tenant Name                              (Sq. Ft.)         Exp Date
====================================================================================================================================
  382     NAP          4% of Gross Revenue  Room
  383   12/1/97                    $233.00  Unit
  384    5/1/98                       0.25  Sq. Ft.   Walgreens                                             13,905          4/13/57
  385   10/31/97                    225.00  Bed
  386    5/1/98                       0.15  Sq. Ft.   Walgreen Company                                      13,905          9/30/57
------------------------------------------------------------------------------------------------------------------------------------
  387    1/1/98                       0.60  Sq. Ft.   Kushner (1st Flr.)                                     1,725          9/1/02
  388   12/1/97                       0.15  Sq. Ft.   Chapparone Auto                                        9,720          7/31/11
  389    3/1/98                       7.00  Unit
  390    1/1/98                       0.20  Sq. Ft.   Holy Cross Care Services                              12,935         10/14/02
  391     NAP          4% of Gross Revenue  Room
------------------------------------------------------------------------------------------------------------------------------------
  392   11/12/97                    206.19  Unit
  393    1/29/98                      0.20  Sq. Ft.   McGuire Company                                        3,949          6/30/99
  394   11/1/97                       0.11  Sq. Ft.   Self Storage Units                                    43,560          4/5/19
  395   12/18/97                    250.00  Unit
  396   10/20/97                    309.00  Unit
------------------------------------------------------------------------------------------------------------------------------------
  397    7/31/97                      0.13  Sq. Ft.   Family  Bargin Center                                  8,064          2/28/03
  398     NAP          4% of Gross Revenue  Room
  399    8/1/97                       0.25  Sq. Ft.   Proclinical                                           58,221         12/31/03
  400     NAP          4% of Gross Revenue  Room
  401     NAP          4% of Gross Revenue  Room
------------------------------------------------------------------------------------------------------------------------------------
  402    4/2/98                       0.10  Sq. Ft.   Associated Grocers, Incorporated                      44,500          6/1/16
  403    5/1/98                       0.25  Sq. Ft.   Eckerd                                                10,908          9/20/17
  404   11/19/97                     14.00  Unit
  405    8/22/97                    220.00  Unit
  406    1/29/98                      0.25  Sq. Ft.   Component Design Marketing                             4,396         10/31/01
------------------------------------------------------------------------------------------------------------------------------------
  407    3/26/97                    175.00  Unit
  408    5/1/98                       0.20  Sq. Ft.   Walgreens Co.                                         15,930          8/29/17
  409   11/1/97                     225.00  Unit
  410    3/10/98                      0.18  Sq. Ft.   Wilson Young & Scheide Co.                             6,400          8/31/99
  411   12/18/97                      0.41  Sq. Ft.   Serve-Rite Drugs                                       6,020          1/31/02
------------------------------------------------------------------------------------------------------------------------------------
  412    5/1/98                       0.15  Sq. Ft.   Bond Drug Company of Illinois                         12,154         10/31/57
  413    2/8/97                       0.05  Sq. Ft.   Warehouse Specialists, Inc.                          285,000          3/1/13
  414    8/1/97                     225.00  Unit
  415     NAP          4% of Gross Revenue  Room
  416   12/30/97                    289.23  Unit
------------------------------------------------------------------------------------------------------------------------------------
  417   12/22/97                    250.00  Unit
  418    2/2/98                       0.15  Sq. Ft.   Broughton Ball, Inc.                                   6,730          2/1/01
  419    8/31/97                    310.00  Unit
  420    2/1/98                       0.15  Sq. Ft.   Principe Azul                                          5,200         12/31/99
  421    6/16/97                    175.00  Unit
------------------------------------------------------------------------------------------------------------------------------------
  422   11/1/97                       0.20  Sq. Ft.   CVS                                                    9,000         11/30/98
  423   12/1/97                     252.34  Unit
  424     NAP          4% of Gross Revenue  Room
  425     NAP          4% of Gross Revenue  Room
  426    5/1/98                       0.10  Sq. Ft.   Office Depot, Inc.                                    30,936         12/31/12
------------------------------------------------------------------------------------------------------------------------------------
  427   12/1/97                     250.00  Unit
  428   10/24/97                      0.10  Sq. Ft.   Sneaker Stadium                                       17,000          1/31/18
  429   12/31/97                    242.25  Unit
  430   11/15/97                      0.52  Sq. Ft.   Lifetime Inc.                                          2,300          3/31/00
  431    3/3/98                       0.19  Sq. Ft.   ALCOTT Inc.                                           17,158          3/3/18
------------------------------------------------------------------------------------------------------------------------------------
  432    5/1/98                       0.25  Sq. Ft.   Walgreen Co.                                          13,905          6/30/31
  433    5/1/98                       0.30  Sq. Ft.   Eckerd Corporation                                     9,505         11/8/17
  434   12/16/97                      0.10  Sq. Ft.   Capitol Warehousing                                    8,000         11/30/15
  435   11/30/97                    293.00  Unit
  436   10/1/97                       0.21  Sq. Ft.   Department Of Corrections - State Of Utah             31,140         11/30/01
------------------------------------------------------------------------------------------------------------------------------------
  437    5/1/98                       0.20  Sq. Ft.   Rite Aid of Virginia, Inc.                            12,213          8/31/17
  438    5/1/98                       0.20  Sq. Ft.   Rite Aid of Virginia, Inc.                            11,288          1/31/18
  439    3/10/98                      0.10  Sq. Ft.   California Microwave                                  45,000         12/31/99
  440    9/1/97                     260.00  Unit
  441    2/24/98                      0.13  Sq. Ft.   Federal Aviation Administration                       29,170          9/30/17
------------------------------------------------------------------------------------------------------------------------------------
  442    5/1/98                          -  Sq. Ft.   Eckerd Corporation                                    10,908         12/3/17
  443    8/15/97                      0.11  Sq. Ft.   Shaw Retail Properties                                 6,000          8/14/06
  444    1/31/98                    292.00  Unit
  445    9/1/97                     364.22  Unit
  446    8/13/97                      0.14  Sq. Ft.   Jack In The Box                                        3,915          9/30/12
------------------------------------------------------------------------------------------------------------------------------------
  447    5/1/98                       0.30  Sq. Ft.   Eckerd Corporation                                    10,908         12/28/17
  448    5/1/98                       0.27  Sq. Ft.   Walgreens                                             13,905         12/31/56
  449    1/13/98                      0.20  Sq. Ft.   Walgreens                                             11,879          6/30/02
  450   11/6/97                       0.15  Sq. Ft.   Target (Shadow)                                          NAV           NAV
  451    2/1/98                       0.36  Sq. Ft.   Lakeview Restaurant                                    4,658          6/30/04
------------------------------------------------------------------------------------------------------------------------------------

                         2nd Largest Tenant                                           3rd Largest Tenant
     ---------------------------------------------------------  -------------------------------------------------------------
                                            Tenant                                                          Tenant
Control                                   Area Leased  Lease                                              Area Leased Lease  Control
  No.         Tenant Name                  (Sq. Ft.)  Exp Date                  Tenant Name                (Sq. Ft.) Exp Date   No.
====================================================================================================================================
 382                                                                                                                            382
 383                                                                                                                            383
 384                                                                                                                            384
 385                                                                                                                            385
 386                                                                                                                            386
------------------------------------------------------------------------------------------------------------------------------------
 387 Fellini's Corp (Street Level)             1,700  12/31/01  Biologique (3rd Flr)                           1,475   7/31/01  387
 388 Brake World                               5,688   5/31/03  Precision Tune                                 3,000   3/31/01  388
 389                                                                                                                            389
 390 Legal Services Program                   10,653   5/1/02   The Executive Suite                            7,319   1/1/03   390
 391                                                                                                                            391
------------------------------------------------------------------------------------------------------------------------------------
 392                                                                                                                            392
 393 McGuire & Associates                      2,076   6/30/99  McGuire Company                                1,844   6/30/00  393
 394 Carpets by Denny Lee                      4,368  12/31/99  Professional Details                           2,464  12/31/99  394
 395                                                                                                                            395
 396                                                                                                                            396
------------------------------------------------------------------------------------------------------------------------------------
 397 Ici Paints                                7,220  12/31/01  Super Silk                                     6,014  11/30/01  397
 398                                                                                                                            398
 399 Conrex                                    4,723  10/31/98  Chemical seperators                            2,200   8/31/00  399
 400                                                                                                                            400
 401                                                                                                                            401
------------------------------------------------------------------------------------------------------------------------------------
 402                                                                                                                            402
 403                                                                                                                            403
 404                                                                                                                            404
 405                                                                                                                            405
 406 Florida Physicians                        2,684  12/31/01  Allergy Care Center                            2,023   2/28/06  406
------------------------------------------------------------------------------------------------------------------------------------
 407                                                                                                                            407
 408                                                                                                                            408
 409                                                                                                                            409
 410 Healthy Options, Inc.                     3,360  10/31/01  Nurturing Car Learning                         3,200  11/30/98  410
 411 Alta Med                                  5,502   3/31/00  Chief Auto Parts                               4,868   4/30/01  411
------------------------------------------------------------------------------------------------------------------------------------
 412                                                                                                                            412
 413                                                                                                                            413
 414                                                                                                                            414
 415                                                                                                                            415
 416                                                                                                                            416
------------------------------------------------------------------------------------------------------------------------------------
 417                                                                                                                            417
 418 Softshare                                 6,824   5/1/00   Shadoweastern, Inc                             2,763   8/1/00   418
 419                                                                                                                            419
 420 Hillcroft Newstand                        3,445   2/28/01  Super One Hour Cleaners                        2,600  12/31/98  420
 421                                                                                                                            421
------------------------------------------------------------------------------------------------------------------------------------
 422 Ichiban, Inc. (Restaurant)                4,197  11/30/98  Sound Deals, Inc.                              3,600   4/30/99  422
 423                                                                                                                            423
 424                                                                                                                            424
 425                                                                                                                            425
 426                                                                                                                            426
------------------------------------------------------------------------------------------------------------------------------------
 427                                                                                                                            427
 428                                                                                                                            428
 429                                                                                                                            429
 430 Monami Trading                            1,300   8/31/99  New York Accessories Inc.                      1,200   5/1/00   430
 431                                                                                                                            431
------------------------------------------------------------------------------------------------------------------------------------
 432                                                                                                                            432
 433                                                                                                                            433
 434                                                                                                                            434
 435                                                                                                                            435
 436                                                                                                                            436
------------------------------------------------------------------------------------------------------------------------------------
 437                                                                                                                            437
 438                                                                                                                            438
 439                                                                                                                            439
 440                                                                                                                            440
 441 FAA Airports District Office              5,861   9/30/01                                                                  441
------------------------------------------------------------------------------------------------------------------------------------
 442                                                                                                                            442
 443 Men's Warehouse                           4,500   8/18/09  LA Cellular                                    2,500   8/18/02  443
 444                                                                                                                            444
 445                                                                                                                            445
 446 Boston Market                             3,416            Green Burrito                                  1,960            446
------------------------------------------------------------------------------------------------------------------------------------
 447                                                                                                                            447
 448                                                                                                                            448
 449 Hibernia Savings Bank                     2,200  11/30/05  Dorothy Jean's Bakery                          1,890  12/31/01  449
 450 Pet Smart                                26,344   1/31/18                                                                  450
 451 Kaiser Foundation                         3,773   1/31/99  Cobblestone Liquor                             3,200  11/30/98  451
------------------------------------------------------------------------------------------------------------------------------------

Control
  No.    Property Name                                            Address
==========================================================================================================================
  452    Villa d'Venus                                            3124 Lake Villa Drive
  453    Eckerd Drugs                                             State Route 211 and Blumel Road
  454    3848-3870 East Foothill Boulevard (East Pasadena)        3848-3870 East Foothill Boulevard
  455    Westporte Apartments                                     2805 Larchmont Lane
  456    Best Western St. Augustine                               2445 State Road 16
--------------------------------------------------------------------------------------------------------------------------
  457    Nalley Valley Self Storage                               2201 S. Tacoma Way
  458    Woodley Apartments                                       7035  Woodley Avenue
  459    Hidden Park Apartments                                   10613  Lookaway Drive
  460    Saum Apartments                                          1919  South Grand Boulevard
  461    Days Inn/Kingsland                                       1050 East King Avenue
--------------------------------------------------------------------------------------------------------------------------
  462    P Street                                                 1743 P Street
  463    Canoga Apartments                                        10400  East Canoga Avenue
  464    Rite Aid Pharmacy (Liberty)                              Route 52
  465    Woodway Apartments                                       2895 Dorthy Jeanie Drive
  466    CVS Pharmacy (Philadelphia)                              1099 Washington Avenue
--------------------------------------------------------------------------------------------------------------------------
  467    Eckerd Wildwood                                          4201 Atlantic Ave.
  468    Arrow Press Properties                                   52-60  West 200 South Street
  469    Northbrook Apartments                                    584 East Bullard Ave.
  470    Best Western Statesville                                 1121 Morland Drive
  471    CVS Drug Store (Martinsville)                            S.R. 39 & Randolph Street
--------------------------------------------------------------------------------------------------------------------------
  472    Sunnyside Acres Mobile Home Park                         905 West Sunnyside Road
  473    Auto/Retail Facility (Lauderhill)                        6440 W. Commercial Boulevard
  474    Campostella Corners Shopping Center                      South Military Highway/Campostella Road
  475    Shops at State Bridge                                    5950 State Bridge Road
  476    901 W. Jackson Boulevard                                 901  W Jackson Boulevard
--------------------------------------------------------------------------------------------------------------------------
  477    155 North Beacon Street                                  155 North Beacon Street
  478    Eckerd Oviedo                                            Mitchell Hammock & Lockwood
  479    Fairfield Inn (Musselman-Mt.Sterling)                    105 Stone Trace Drive
  480    Hampton Inn (Musselman-Elizabethtown)                    1035 Executive Drive
  481    Stone Pine Center                                        20-40  Stone Pine Road
--------------------------------------------------------------------------------------------------------------------------
  482    CVS Pharmacy (Vernon)                                    142 Talcottville Road
  483    Shannon Square                                           3605-45 Library Road
  484    The Aspens                                               10130 Donner Trail Road
  485    Casa Del Sol                                             951-969 Contra Costa Blvd.
  486    Newtonian Gardens                                        70 West End Avenue
--------------------------------------------------------------------------------------------------------------------------
  487    Rite Aid Gaylord                                         419 Main Street
  488    Springwood Village Shopping Center                       6-48  West 7200 South
  489    Bella Mar                                                825 Ocean Avenue
  490    Amerihost Inn - Macomb                                   1646 North Lafayette
  491    Amerihost Inn-Lancaster                                  1721 River Valley Circle North
--------------------------------------------------------------------------------------------------------------------------
  492    Amerihost Inn - Logan                                    12819 State Road 664
  493    Amerihost Inn- Jeffersonville                            11431 Allen Road NW
  494    Eckerd Drug Store (Jacksonville)                         NWC Southside Boulevard and Touchton Road
  495    CVS Brazil                                               SEC Forest Ave & National Ave
  496    Gardner Plaza                                            Pearson Boulevard
--------------------------------------------------------------------------------------------------------------------------
  497    Lobo Canyon Shopping Center                              700 East Roosevelt Ave.
  498    Officemax Free-Standing Retail/Commercial Building       South Side of Route 611
  499    Saint Charles Place                                      2199 Southwest 81st Ave.
  500    The In-Line Retail Shop Space (Peoria)                   8940 and 8960 West Bell Road
  501    Western Hills Shopping Center                            Highway 105 West
--------------------------------------------------------------------------------------------------------------------------
  502    Eckerd Drug Store (Ft. Myers)                            South Side of Palm Beach Boulevard (S.R. 80)
  503    Keep it Self Storage - Van Nuys                          6827 Woodley Avenue
  504    Crystal Inn (Brigham City)                               480 Westland Drive
  505    421 Germantown Pike                                      421 Germantown Pike
  506    Katella/Knott Shopping Center                            7003-7063 Katella Avenue
--------------------------------------------------------------------------------------------------------------------------
  507    Amerihost Inn-Sycamore                                   1475 South Peace Rd.
  508    Bashas Square                                            5136, 5140 & 5190 West Peoria Avenue
  509    Eckerd Shreveport                                        Mansfield Rd/Bert Kouns Ind Loop
  510    825 Pine Street Apartments                               825  Pine Street
  511    Ocean Villa Townhomes #1                                 4330-4204 Dallas Drive
--------------------------------------------------------------------------------------------------------------------------
  512    Revco Pharmacy (Decatur)                                 SWC of Candler Road and Misty Candler Road
  513    Burbank Villas Apartments                                14640  Burbank Blvd
  514    Crestwood Apartments                                     1428 Raymond Street
  515    121 Greene Street                                        121 Green Street
  516    Payson Center                                            SEC of State Route 87 and State Route 260
--------------------------------------------------------------------------------------------------------------------------
  517    Sunrise Condominiums                                     550  El Camino Real
  518    Village Woods Commons Shopping Center                    42 Nichols Street
  519    Days Inn (Prescott Valley)                               7875 East Highway 69
  520    Inbus Engineering Building                               6233  Industrial Way
  521    CVS Pharmacy (Lancaster)                                 32-54 W. Lemon Street
--------------------------------------------------------------------------------------------------------------------------

                                                       Cross                                         % of Aggregate   Cumulative
Control                                     Zip    Collateralized     Original         Cut-off Date   Cut-off Date    % of Initial
  No.    City                        State  Code       Groups         Balance ($)       Balance ($)      Balance      Pool Balance
====================================================================================================================================
  452    Metairie                      LA   70002                   $    2,100,000  $     2,098,247.85     0.06%         90.51%
  453    Wallkill                      NY   10941                        2,100,000        2,098,030.42     0.06          90.57
  454    Pasadena                      CA   91107                        2,100,000        2,096,994.77     0.06          90.63
  455    Peoria                        IL   61615                        2,100,000        2,096,775.81     0.06          90.69
  456    St. Augustine                 FL   32092                        2,100,000        2,096,489.79     0.06          90.75
------------------------------------------------------------------------------------------------------------------------------------
  457    Tacoma                        WA   98409                        2,100,000        2,095,512.36     0.06          90.81
  458    Van Nuys                      CA   91406                        2,100,000        2,093,358.54     0.06          90.87
  459    St Louis                      MO   63137                        2,100,000        2,093,340.17     0.06          90.93
  460    St Louis                      MO   63104                        2,100,000        2,093,340.17     0.06          90.99
  461    Kingsland                     GA   31548                        2,100,000        2,093,196.67     0.06          91.05
------------------------------------------------------------------------------------------------------------------------------------
  462    Washington                    DC   20036                        2,100,000        2,092,352.17     0.06          91.11
  463    Chatsworth                    CA   91311                        2,100,000        2,090,173.44     0.06          91.17
  464    Liberty                       NY   12754                        2,086,236        2,080,599.32     0.06          91.23
  465    Fayetteville                  AR   72704                        2,080,000        2,078,377.40     0.06          91.29
  466    Philadelphia                  PA   19147                        2,079,485        2,074,140.20     0.06          91.35
------------------------------------------------------------------------------------------------------------------------------------
  467    Wildwood                      NJ   08260                        2,081,092        2,072,762.95     0.06          91.41
  468    Salt Lake City                UT   84101     Group I            2,070,000        2,064,387.08     0.06          91.47
  469    Fresno                        CA   93710                        2,060,000        2,057,124.09     0.06          91.53
  470    Statesville                   NC   28677                        2,080,000        2,051,019.67     0.06          91.59
  471    Martinsville                  IN   46151                        2,050,000        2,038,393.46     0.06          91.64
------------------------------------------------------------------------------------------------------------------------------------
  472    Idaho Falls                   ID   83402                        2,025,000        2,022,107.75     0.06          91.70
  473    Lauderhill                    FL   33119                        2,000,000        1,997,734.77     0.06          91.76
  474    Chesapeake                    VA   23320                        2,000,000        1,997,261.83     0.06          91.82
  475    Alpharetta                    GA   30136                        2,000,000        1,995,371.55     0.06          91.87
  476    Chicago                       IL   60607                        2,000,000        1,993,832.91     0.06          91.93
------------------------------------------------------------------------------------------------------------------------------------
  477    Brighton                      MA   02135                        2,000,000        1,993,519.50     0.06          91.99
  478    Oveido                        FL   32765                        2,006,086        1,991,102.10     0.06          92.05
  479    Mt. Sterling                  KY   40353                        2,000,000        1,991,043.78     0.06          92.10
  480    Elizabethtown                 KY   42701                        2,000,000        1,991,043.78     0.06          92.16
  481    Half Moon Bay                 CA   94019                        2,000,000        1,989,373.41     0.06          92.22
------------------------------------------------------------------------------------------------------------------------------------
  482    Vernon                        CT   06066                        1,992,500        1,969,899.72     0.06          92.27
  483    Castle Shannon                PA   15234                        1,950,000        1,947,537.00     0.06          92.33
  484    Truckee                       CA   96161                        1,950,000        1,947,409.68     0.06          92.39
  485    Pleasant Hill                 CA   94523                        1,950,000        1,946,082.26     0.06          92.44
  486    Newton                        NJ   07860                        1,950,000        1,945,508.29     0.06          92.50
------------------------------------------------------------------------------------------------------------------------------------
  487    Gaylord                       MI   49735                        1,946,593        1,943,949.59     0.06          92.55
  488    Midvale                       UT   84047     Group I            1,950,000        1,943,757.63     0.06          92.61
  489    Santa Monica                  CA   90403                        1,950,000        1,941,881.28     0.06          92.67
  490    Macomb                        IL   61455                        1,950,000        1,932,862.50     0.06          92.72
  491    Lancaster                     OH   43130                        1,950,000        1,932,862.50     0.06          92.78
------------------------------------------------------------------------------------------------------------------------------------
  492    Logan                         OH   43138                        1,925,000        1,908,082.25     0.05          92.83
  493    Octa                          OH   43128                        1,925,000        1,908,082.25     0.05          92.89
  494    Jacksonville                  FL   32216                        1,910,000        1,905,798.57     0.05          92.94
  495    Brazil                        IN   47834                        1,912,074        1,900,652.99     0.05          93.00
  496    Gardner                       MA   01440                        1,900,000        1,898,520.76     0.05          93.05
------------------------------------------------------------------------------------------------------------------------------------
  497    Grants                        NM   87020                        1,900,000        1,897,834.17     0.05          93.11
  498    Stroud Township               PA   18360                        1,900,000        1,897,760.17     0.05          93.16
  499    Miramar                       FL   33025                        1,900,000        1,894,978.07     0.05          93.22
  500    Peoria                        AZ   85345                        1,900,000        1,893,035.93     0.05          93.27
  501    Montgomery                    TX   77356                        1,900,000        1,892,853.54     0.05          93.32
------------------------------------------------------------------------------------------------------------------------------------
  502    Ft. Myers Shores              FL   33905                        1,900,000        1,892,262.33     0.05          93.38
  503    Van Nuys                      CA   91406                        1,900,000        1,891,488.86     0.05          93.43
  504    Brigham City                  UT   84302                        1,900,000        1,891,128.86     0.05          93.49
  505    Plymouth Meeting              PA   19462                        1,900,000        1,891,079.46     0.05          93.54
  506    Stanton                       CA   90680                        1,900,000        1,888,355.34     0.05          93.60
------------------------------------------------------------------------------------------------------------------------------------
  507    Sycamore                      IL   60178                        1,900,000        1,883,301.94     0.05          93.65
  508    Glendale                      AZ   85302                        1,875,000        1,869,403.60     0.05          93.70
  509    Shreveport                    LA   71118                        1,872,806        1,864,065.74     0.05          93.76
  510    San Francisco                 CA   94108                        1,870,000        1,862,440.71     0.05          93.81
  511    Oxnard                        CA   93033                        1,850,000        1,847,448.95     0.05          93.86
------------------------------------------------------------------------------------------------------------------------------------
  512    Decatur                       GA   30032                        1,844,000        1,840,419.99     0.05          93.92
  513    Los Angeles                   CA   91411                        1,827,000        1,824,386.08     0.05          93.97
  514    Boise                         ID   83701                        1,820,000        1,817,376.36     0.05          94.02
  515    New York                      NY   10012                        1,800,000        1,800,000.00     0.05          94.07
  516    Payson                        AZ   85541     Group J            1,800,000        1,797,620.30     0.05          94.13
------------------------------------------------------------------------------------------------------------------------------------
  517    Burlingame                    CA   94010                        1,800,000        1,794,157.35     0.05          94.18
  518    Ogden                         NY   14559                        1,800,000        1,792,241.27     0.05          94.23
  519    Prescott                      AZ   86314                        1,800,000        1,790,697.82     0.05          94.28
  520    Livermoore                    CA   94550                        1,800,000        1,777,871.31     0.05          94.33
  521    Lancaster                     PA   17603                        1,765,000        1,765,000.00     0.05          94.38
------------------------------------------------------------------------------------------------------------------------------------

                                          Interest                                                      Original       Remaining
Control     Mortgage     Administrative    Accrual              Amortization                          Interest-Only  Interest-Only
  No.       Rate (%)      Cost Rate (%)    Method                   Type                              Period (Mos.)  Period (Mos.)
===================================================================================================================================
  452        6.9100%         0.0962%     Actual/360 Amortizing Balloon                                      0             0
  453        7.3750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  454        7.0500          0.1462      Actual/360 Amortizing (ARD)                                        0             0
  455        6.7580          0.0962      Actual/360 Amortizing Balloon                                      0             0
  456        8.1250          0.0962      Actual/360 Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  457        7.3500          0.0962      Actual/360 Amortizing Balloon                                      0             0
  458        7.2280          0.0962      Actual/360 Amortizing Balloon                                      0             0
  459        7.2140          0.0962      Actual/360 Amortizing Balloon                                      0             0
  460        7.2140          0.0962      Actual/360 Amortizing Balloon                                      0             0
  461        7.8750          0.0962      Actual/360 Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  462        7.3750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  463        7.1130          0.0962      Actual/360 Amortizing Balloon                                      0             0
  464        7.0200          0.0962        30/360   Amortizing Balloon                                      0             0
  465        7.2500          0.0962      Actual/360 Amortizing Balloon                                      0             0
  466        6.9700          0.0962        30/360   Step Payments: Fully Amortizing(1)                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  467        7.6900          0.0962        30/360   Step Payments: Fully Amortizing(1)                      0             0
  468        7.9990          0.0962      Actual/360 Amortizing Balloon                                      0             0
  469        7.1510          0.0962      Actual/360 Amortizing Balloon                                      0             0
  470        8.3750          0.0962      Actual/360 Fully Amortizing                                        0             0
  471        7.3200          0.0962        30/360   Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  472        7.0580          0.0962      Actual/360 Amortizing Balloon                                      0             0
  473        7.5400          0.1462      Actual/360 Amortizing Balloon                                      0             0
  474        7.2300          0.1562      Actual/360 Amortizing Balloon                                      0             0
  475        6.9200          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  476        7.3560          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  477        7.8750          0.0962        30/360   Amortizing Balloon                                      0             0
  478        7.1600          0.0962        30/360   Step Payments: Fully Amortizing(1)                      0             0
  479        7.6720          0.1462      Actual/360 Amortizing Balloon                                      0             0
  480        7.6720          0.1462      Actual/360 Amortizing Balloon                                      0             0
  481        7.7630          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  482        7.2500          0.0962        30/360   Fully Amortizing                                        0             0
  483        7.5500          0.1462      Actual/360 Amortizing (ARD)                                        0             0
  484        7.3510          0.0962      Actual/360 Amortizing Balloon                                      0             0
  485        7.6750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  486        7.8700          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  487        7.1250          0.0962        30/360   Amortizing Balloon                                      0             0
  488        7.9590          0.0962      Actual/360 Amortizing Balloon                                      0             0
  489        8.1250          0.0962      Actual/360 Amortizing Balloon                                      0             0
  490        7.6250          0.0962      Actual/360 Fully Amortizing                                        0             0
  491        7.6250          0.0962      Actual/360 Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  492        7.6250          0.0962      Actual/360 Fully Amortizing                                        0             0
  493        7.6250          0.0962      Actual/360 Fully Amortizing                                        0             0
  494        7.2800          0.0962      Actual/360 Amortizing Balloon                                      0             0
  495        6.9375          0.0962        30/360   Fully Amortizing                                        0             0
  496        7.2600          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  497        7.5000          0.0962      Actual/360 Amortizing Balloon                                      0             0
  498        7.2900          0.0962      Actual/360 Amortizing Balloon                                      0             0
  499        7.0625          0.0962      Actual/360 Amortizing Balloon                                      0             0
  500        8.2400          0.1712      Actual/360 Amortizing Balloon                                      0             0
  501        7.6560          0.1462      Actual/360 Amortizing (ARD)                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  502        6.9200          0.0962        30/360   Fully Amortizing                                        0             0
  503        7.6700          0.0962      Actual/360 Amortizing Balloon                                      0             0
  504        7.4100          0.1712      Actual/360 Amortizing (ARD)                                        0             0
  505        7.3750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  506        7.3690          0.0962        30/360   Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  507        7.6250          0.0962      Actual/360 Fully Amortizing                                        0             0
  508        7.5200          0.1712      Actual/360 Amortizing (ARD)                                        0             0
  509        7.7800          0.0962        30/360   Step Payments: Fully Amortizing(1)                      0             0
  510        7.7960          0.0962      Actual/360 Amortizing Balloon                                      0             0
  511        7.2010          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  512        7.1000          0.0962        30/360   Fully Amortizing                                        0             0
  513        7.0510          0.0962      Actual/360 Amortizing Balloon                                      0             0
  514        7.0200          0.0962      Actual/360 Amortizing Balloon                                      0             0
  515        7.4600          0.0962      Actual/360 Amortizing Balloon                                      0             0
  516        7.3700          0.1462      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  517        7.0960          0.0962      Actual/360 Amortizing Balloon                                      0             0
  518        7.9100          0.1662      Actual/360 Amortizing (ARD)                                        0             0
  519        7.9360          0.1462        30/360   Fully Amortizing                                        0             0
  520        7.4060          0.0962        30/360   Fully Amortizing                                        0             0
  521        6.9000          0.0962        30/360   Step Payments: Fully Amortizing(1)                      0             0
-----------------------------------------------------------------------------------------------------------------------------------

          Original  Remaining
          Term to    Term to      Original      Remaining
Control   Maturity   Maturity   Amortization   Amortization Origination   Maturity     Balloon
  No.      (Mos.)     (Mos.)     Term (Mos.)    Term (Mos.)    Date        or ARD      Balance ($)      Property Type
===============================================================================================================================
  452       120        119          360            359        3/12/98      4/1/08    $  1,827,465  Multifamily
  453       120        119          330            329         4/1/98      4/1/08       1,783,764  Retail - Unanchored
  454       144        142          360            358        2/17/98      3/1/10       1,754,530  Retail - Unanchored
  455       120        118          360            358        2/20/98      3/1/08       1,820,218  Multifamily
  456       240        239          240            239        3/17/98      4/1/18          95,741  Hotel - Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  457       240        238          300            298        2/18/98      3/1/18         854,449  Self Storage
  458       120        116          360            356        12/16/97     1/1/08       1,841,818  Multifamily
  459       120        116          360            356        12/22/97     1/15/08      1,841,153  Multifamily
  460       120        116          360            356        12/23/97     1/15/08      1,841,153  Multifamily
  461       240        238          240            238        2/17/98      3/1/18          90,368  Hotel - Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  462       120        115          360            355        11/20/97     12/1/07      1,849,060  Multifamily
  463       120        114          360            354        10/30/97     11/1/07      1,836,396  Multifamily
  464       238        236          288            286        2/27/98      1/1/18         641,401  CTL
  465       120        119          360            359        3/23/98      4/1/08       1,826,336  Multifamily
  466       239        237          239            237         2/2/98      2/1/18               -  CTL
-------------------------------------------------------------------------------------------------------------------------------
  467       239        236          239            236        1/29/98      1/1/18               -  CTL
  468       120        116          360            356        12/18/97     1/1/08       1,850,508  Retail - Unanchored
  469       120        118          360            358        2/26/98      3/1/08       1,804,395  Multifamily
  470       180        175          180            175        11/13/97     12/1/12         53,276  Hotel - Limited Service
  471       238        235          238            235        1/16/98      12/1/17              -  CTL
-------------------------------------------------------------------------------------------------------------------------------
  472       120        118          360            358        2/20/98      3/1/08       1,769,404  Mobile Home Park
  473       120        119          300            299        3/25/98      4/1/08       1,626,871  Retail - Unanchored
  474       120        118          360            358        2/12/98      3/1/08       1,755,450  Retail - Anchored
  475       120        118          300            298        2/19/98      3/1/08       1,596,489  Retail - Unanchored
  476       120        116          360            356        12/31/97     1/1/08       1,759,875  Office
-------------------------------------------------------------------------------------------------------------------------------
  477        84         81          300            297        1/22/98      2/1/05       1,760,523  Mixed Use
  478       227        223          227            223        12/22/97     12/1/16              -  CTL
  479       120        116          300            296        12/31/97     1/1/08       1,632,176  Hotel - Limited Service
  480       120        116          300            296        12/31/97     1/1/08       1,632,176  Hotel - Limited Service
  481       120        115          300            295        11/20/97     12/1/07      1,636,878  Retail - Unanchored
-------------------------------------------------------------------------------------------------------------------------------
  482       240        234          240            234        10/29/97     11/1/17              -  CTL
  483       120        118          360            358        2/24/98      3/1/08       1,725,602  Retail - Anchored
  484       120        118          360            358        2/26/98      3/1/08       1,716,915  Multifamily
  485       120        118          300            298        2/25/98      3/1/08       1,592,897  Retail - Unanchored
  486       120        117          360            357        1/26/98      2/1/08       1,737,535  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  487       237        236          284            283        3/26/98      1/1/18         580,927  CTL
  488       120        115          360            355        11/25/97     12/1/07      1,741,900  Retail - Unanchored
  489       120        116          300            296        12/10/97     1/1/08       1,612,376  Health Care - Assisted Living
  490       240        235          240            235        11/7/97      12/1/17         75,543  Hotel - Limited Service
  491       240        235          240            235        11/14/97     12/1/17         75,543  Hotel - Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  492       240        235          240            235        11/7/97      12/1/17         74,578  Hotel - Limited Service
  493       240        235          240            235        11/7/97      12/1/17         74,578  Hotel - Limited Service
  494       238        236          298            296         2/4/98      1/1/18         773,007  Retail - Anchored
  495       237        234          237            234        1/12/98      11/1/17              -  CTL
  496       120        119          360            359        3/13/98      4/1/08       1,668,719  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------
  497       120        119          300            299        3/30/98      4/1/08       1,543,676  Retail - Anchored
  498       120        119          300            299        3/31/98      4/1/08       1,533,895  Retail - Anchored
  499       120        117          360            357        1/13/98      2/1/08       1,658,996  Multifamily
  500       120        114          360            354        10/7/97      11/1/07      1,708,249  Retail - Anchored
  501       120        116          324            320        12/31/97     1/1/08       1,611,719  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------
  502       234        232          234            232         2/4/98      9/1/17               -  CTL
  503       240        236          300            296        12/29/97     1/1/18         791,862  Self Storage
  504       180        176          300            296        12/23/97    12/31/12      1,227,294  Hotel - Limited Service
  505       120        116          300            296        12/16/97     1/1/08       1,536,892  Retail - Unanchored
  506       180        178          180            178        2/12/98      3/1/13               -  Retail - Unanchored
-------------------------------------------------------------------------------------------------------------------------------
  507       240        235          240            235        11/21/97     12/1/17         73,608  Hotel - Limited Service
  508       120        116          360            356        12/30/97     1/1/08       1,656,723  Retail - Anchored
  509       237        232          237            232        11/25/97     9/1/17               -  CTL
  510       120        114          360            354        10/22/97     11/1/07      1,663,654  Multifamily
  511       120        118          360            358        2/26/98      3/1/08       1,622,569  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  512       237        236          237            236        3/30/98      1/1/18               -  CTL
  513       120        118          360            358         2/9/98      3/1/08       1,596,101  Multifamily
  514       120        118          360            358         2/5/98      3/1/08       1,588,681  Multifamily
  515       120        120          360            360         4/2/98      5/1/08       1,589,200  Retail - Unanchored
  516       120        118          360            358         2/6/98      3/1/08       1,585,615  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------
  517       120        116          360            356        12/31/97     1/1/08       1,573,297  Multifamily
  518       120        116          300            296        12/8/97      1/1/08       1,479,199  Retail - Unanchored
  519       240        237          240            237         1/5/98      2/1/18               -  Hotel - Limited Service
  520       180        176          180            176        12/30/97     1/1/13               -  Industrial
  521       249        249          249            249         4/6/98      2/1/19               -  CTL
-------------------------------------------------------------------------------------------------------------------------------

                                                                   Annual
Control                                                             Debt                   Net                   Appraised
  No.    Prepayment Provisions                                    Service ($)         Cash Flow ($)  DSCR (x)     Value ($)
==============================================================================================================================
  452    L(2),D(7.50),O(.50)                                     $    166,136         $    223,906   1.35x        $ 2,625,000
  453    L(4),D(5.75),O(.25)                                          178,510              242,479   1.36           2,720,000
  454    L(6.5),YM1%(3),1(2),O(.5)                                    168,503              217,073   1.29           2,680,000
  455    L(5),D(4.83),O(.17)                                          163,581              250,815   1.53           2,830,000
  456    L(2.083),D(17.417),O(.5)                                     212,748              363,272   1.71           3,000,000
------------------------------------------------------------------------------------------------------------------------------
  457    L(4),D(15.75),O(.25)                                         183,774              240,502   1.31           3,100,000
  458    L(4),D(5.83),O(.17)                                          171,533              269,551   1.57           2,800,000
  459    L(4),D(5.83),O(.17)                                          171,294              254,071   1.48           2,700,000
  460    L(4),D(5.83),O(.17)                                          171,294              255,729   1.49           2,700,000
  461    L(4),D(15.75),O(.25)                                         208,827              348,801   1.67           2,950,000
------------------------------------------------------------------------------------------------------------------------------
  462    L(4),YM1%(5.75),O(.25)                                       174,050              216,737   1.25           2,725,000
  463    L(4),D(5.83),O(.17)                                          169,573              241,797   1.43           2,790,000
  464    L(8),D(11.33),O(.5)                                          180,175              186,120    NAP           2,125,000
  465    L(4),D(5.75),O(.25)                                          170,271              222,725   1.31           2,600,000
  466    L(10),D(9.92)                                              Step Loan              182,756    NAP           2,140,000
------------------------------------------------------------------------------------------------------------------------------
  467    L(8),YM1%(11.67),O(.25)                                    Step Loan              193,719    NAP           2,200,000
  468    L(4),D(5.83),O(.17)                                          182,250              201,905   1.11           2,750,000
  469    L(4),D(5.83),O(.17)                                          166,977              223,812   1.34           2,980,000
  470    L(5),YM1%(9.75),O(.25)                                       243,966              342,182   1.40           3,100,000
  471    L(10),D(9.83)                                                196,204              201,150    NAP           2,170,000
------------------------------------------------------------------------------------------------------------------------------
  472    L(4),D(5.83),O(.17)                                          162,616              213,204   1.31           2,700,000
  473    L(5),D(4.75),O(.25)                                          177,983              250,211   1.41           2,675,000
  474    L(4),D(5.75),O(.25)                                          163,397              212,131   1.30           2,600,000
  475    L(5),D(4.75),O(.25)                                          168,404              225,663   1.34           2,680,000
  476    L(4),D(5.83),O(.17)                                          165,451              255,436   1.54           2,900,000
------------------------------------------------------------------------------------------------------------------------------
  477    L(4),YM1%(2),O(1)                                            183,253              265,697   1.45           2,600,000
  478    L(8),D(10.917)                                             Step Loan              211,711    NAP           2,625,000
  479    L(5),D(4.5),O(.5)                                            180,052              276,131   1.53           2,900,000
  480    L(5),D(4.5),O(.5)                                            180,052              305,322   1.70           3,600,000
  481    L(4),D(5.83),O(.17)                                          181,484              273,637   1.51           2,850,000
------------------------------------------------------------------------------------------------------------------------------
  482    L(5),YM1%(15) or D(Borr)                                     188,979              254,625    NAP           3,100,000
  483    L(4),D(5.75),O(.25)                                          164,418              219,554   1.34           2,600,000
  484    L(4),D(5.83),O(.17)                                          161,235              201,193   1.25           2,530,000
  485    L(4),D(5.83),O(.17)                                          175,596              275,982   1.57           3,450,000
  486    L(4),YM1%(5.75),O(.25)                                       169,585              222,178   1.31           3,000,000
------------------------------------------------------------------------------------------------------------------------------
  487    L(6),D(13.75)                                                170,416              170,927    NAP           1,900,000
  488    L(4),D(5.83),O(.17)                                          171,033              223,036   1.30           2,600,000
  489    L(4),YM1%(5.75),O(.25)                                       182,547              259,530   1.42           5,500,000
  490    L(5),D(14.75),O(.25)                                         190,301              269,876   1.42           2,800,000
  491    L(5),D(14.75),O(.25)                                         190,301              283,118   1.49           3,500,000
------------------------------------------------------------------------------------------------------------------------------
  492    L(5),D(14.75),O(.25)                                         187,862              263,470   1.40           3,000,000
  493    L(5),D(14.75),O(.25)                                         187,862              264,848   1.41           3,000,000
  494    L(10),D(9.33),O(.5)                                          166,505              201,681   1.21           2,450,000
  495    L(8),YM1%(11.25),O(.5)                                       178,071              183,413    NAP           1,925,000
  496    L(4),D(5.75),O(.25)                                          155,691              239,693   1.54           2,900,000
------------------------------------------------------------------------------------------------------------------------------
  497    L(4),D(6)                                                    168,490              224,250   1.33           2,600,000
  498    L(4),D(5.75),O(.25)                                          165,388              219,611   1.33           2,600,000
  499    L(4),D(5.75),O(.25)                                          152,647              228,937   1.50           2,600,000
  500    L(4),YM1%(5.5),O(.5)                                         171,129              242,712   1.42           2,935,000
  501    L(4),D(5.5),O(.5)                                            166,699              213,603   1.28           2,800,000
------------------------------------------------------------------------------------------------------------------------------
  502    L(10),D(9.5)                                                 177,773              195,933    NAP           2,290,000
  503    L(4),D(15.75),O(.25)                                         171,019              226,308   1.32           2,750,000
  504    L(7),D(7.5),O(.5)                                            167,157              249,780   1.49           3,200,000
  505    L(4),D(6)                                                    166,641              209,685   1.26           2,550,000
  506    L(4),D(10.83),O(.17)                                         209,665              304,676   1.45           3,520,000
------------------------------------------------------------------------------------------------------------------------------
  507    L(5),D(14.75),O(.25)                                         185,422              261,967   1.41           2,800,000
  508    L(4),YM1%(5.5),O(.5)                                         157,632              214,734   1.36           2,500,000
  509    L(10),YM1%(9.75)                                           Step Loan              206,850    NAP           2,250,000
  510    L(4),D(5.83),O(.17)                                          161,477              193,214   1.20           2,660,000
  511    L(4),D(5.83),O(.17)                                          150,706              210,987   1.40           2,300,000
------------------------------------------------------------------------------------------------------------------------------
  512    L(10),D(9.75)                                                173,884              165,654    NAP           2,285,000
  513    L(4),D(5.67),O(.33)                                          146,613              196,431   1.34           2,500,000
  514    L(4),YM1%(5.75),O(.25)                                       145,596              190,083   1.31           2,850,000
  515    L(4),D(5.5),O(.5)                                            150,439              206,852   1.37           2,400,000
  516    L(4),YM1%(5.75),O(.25)                                       149,112              202,922   1.36           2,500,000
------------------------------------------------------------------------------------------------------------------------------
  517    L(4),D(5.83),O(.17)                                          145,101              188,553   1.30           2,775,000
  518    L(5),D(4.75),O(.25)                                          165,427              221,200   1.34           2,400,000
  519    L(10),D(9.5),O(.5)                                           179,812              260,767   1.45           2,400,000
  520    L(4),D(10.83),O(.17)                                         199,083              273,807   1.38           3,345,000
  521    L(10),D(10.75)                                             Step Loan              157,499    NAP           1,800,000
------------------------------------------------------------------------------------------------------------------------------

                                          Underwritten
                                           Hospitality                        Sq. Ft.,            Loan per
                      Cut-off   Scheduled   Average                            Units           Sq. Ft., Units
Control   Appraisal    Date   Maturity Date  Daily      Year      Year        Bed, Pad            Bed, Pad     Occupancy
  No.       Year      LTV (%)    LTV (%)    Rate ($)    Built   Renovated     or Room            or Room ($)  Percentage (%)
================================================================================================================================
  452       1998       79.9%      69.6%                 1971      1995              79 Units    $  26,582.28      96.2%
  453       1998       77.1       65.6                  1997       N/A          13,500 Sq. Ft.        155.56     100.0
  454       1997       78.3       65.5                  1997       N/A          12,124 Sq. Ft.        173.21     100.0
  455       1997       74.1       64.3                  1974      1997              92 Units       22,826.09      95.7
  456       1997       69.9        3.2      $43.00      1967      1993             120 Rooms       17,500.00       NAP
--------------------------------------------------------------------------------------------------------------------------------
  457       1997       67.6       27.6                  1914      1987             692 Units        3,034.68      92.0
  458       1997       74.8       65.8                  1989       N/A              50 Units       42,000.00      94.0
  459       1997       77.5       68.2                  1964       N/A             168 Units       12,500.00      88.7
  460       1997       77.5       68.2                  1926      1997             114 Units       18,421.05      97.0
  461       1997       71.0        3.1       38.90      1986       N/A             120 Rooms       17,500.00       NAP
--------------------------------------------------------------------------------------------------------------------------------
  462       1997       76.8       67.9                  1910      1990              27 Units       77,777.78     100.0
  463       1997       74.9       65.8                  1989       N/A              43 Units       48,837.21     100.0
  464       1998        NAP       30.2                  1997       N/A          11,180 Sq. Ft.        186.60     100.0
  465       1998       79.9       70.2                  1993       N/A              72 Units       28,888.89      97.2
  466       1998        NAP        0.0                  1997       N/A          10,125 Sq. Ft.        205.38     100.0
--------------------------------------------------------------------------------------------------------------------------------
  467       1997        NAP        0.0                  1997       N/A          10,908 Sq. Ft.        190.79     100.0
  468       1997       75.1       67.3                  1914      1998          35,638 Sq. Ft.         58.08      94.0
  469       1998       69.0       60.6                  1971       N/A              90 Units       22,888.89      91.1
  470       1997       66.2        1.7       55.00      1995       N/A              69 Rooms       30,144.93       NAP
  471       1997        NAP        0.0                  1998       N/A          12,608 Sq. Ft.        162.60     100.0
--------------------------------------------------------------------------------------------------------------------------------
  472       1998       74.9       65.5                  1971       N/A             222 Spaces       9,121.62     100.0
  473       1998       74.7       60.8                  1985       N/A          19,463 Sq. Ft.        102.76     100.0
  474       1997       76.8       67.5                  1986       N/A          43,750 Sq. Ft.         45.71     100.0
  475       1997       74.5       59.6                 1997-98     N/A          16,340 Sq. Ft.        122.40     100.0
  476       1997       68.8       60.7                  1904      1985          54,642 Sq. Ft.         36.60     100.0
--------------------------------------------------------------------------------------------------------------------------------
  477       1997       76.7       67.7                  1952       N/A         127,365 Sq. Ft.         15.70      93.3
  478       1997        NAP        0.0                  1997       N/A          10,908 Sq. Ft.        183.91     100.0
  479       1997       68.7       56.3       49.29      1997       N/A              61 Rooms       32,786.89       NAP
  480       1997       55.3       45.3       55.88      1996       N/A              60 Rooms       33,333.33       NAP
  481       1997       69.8       57.4                  1997       N/A          17,945 Sq. Ft.        111.45     100.0
--------------------------------------------------------------------------------------------------------------------------------
  482       1997        NAP        0.0                  1997       N/A          10,500 Sq. Ft.        189.76     100.0
  483       1997       74.9       66.4                 1988-89     N/A          31,012 Sq. Ft.         62.88     100.0
  484       1998       77.0       67.9                  1997       N/A              32 Units       60,937.50     100.0
  485       1997       56.4       46.2                  1977       N/A          22,714 Sq. Ft.         85.85     100.0
  486       1997       64.9       57.9                  1963      1994              92 Units       21,195.65      99.0
--------------------------------------------------------------------------------------------------------------------------------
  487       1998        NAP       30.6                  1998       N/A           9,905 Sq. Ft.        196.53     100.0
  488       1997       74.8       67.0                  1984       N/A          29,510 Sq. Ft.         66.08     100.0
  489       1997       35.3       29.3                  1952      1996              32 Beds        60,937.50      96.0
  490       1997       69.0        2.7       55.00      1995       N/A              60 Rooms       32,500.00       NAP
  491       1997       55.2        2.2       55.00      1992      1996              60 Rooms       32,500.00       NAP
--------------------------------------------------------------------------------------------------------------------------------
  492       1998       63.6        2.5       60.50      1993       N/A              60 Rooms       32,083.33       NAP
  493       1997       63.6        2.5       58.00      1994       N/A              60 Rooms       32,083.33       NAP
  494       1998       77.8       31.6                  1998       N/A          10,908 Sq. Ft.        175.10     100.0
  495       1997        NAP        0.0                  1997       N/A          10,722 Sq. Ft.        178.33     100.0
  496       1998       65.5       57.5                  1965      1990          77,679 Sq. Ft.         24.46      97.7
--------------------------------------------------------------------------------------------------------------------------------
  497       1997       73.0       59.4                  1978       N/A         114,614 Sq. Ft.         16.58      96.0
  498       1998       73.0       59.0                  1997       N/A          23,619 Sq. Ft.         80.44     100.0
  499       1998       72.9       63.8                  1986       N/A              64 Units       29,687.50      96.9
  500       1997       64.5       58.2                  1997       N/A          21,552 Sq. Ft.         88.16      74.1
  501       1997       67.6       57.6                 1984-94     N/A          58,444 Sq. Ft.         32.51      80.7
--------------------------------------------------------------------------------------------------------------------------------
  502       1997        NAP        0.0                  1997       N/A          10,908 Sq. Ft.        174.18     100.0
  503       1997       68.8       28.8                  1987       N/A             452 Units        4,203.54      82.0
  504       1997       59.1       38.4       50.60      1994       N/A              52 Rooms       36,538.46       NAP
  505       1997       74.2       60.3                  1969      1988          10,119 Sq. Ft.        187.77     100.0
  506       1997       53.7        0.0                  1986       N/A          31,689 Sq. Ft.         59.96      96.0
--------------------------------------------------------------------------------------------------------------------------------
  507       1997       67.3        2.6       51.00      1996       N/A              60 Rooms       31,666.67       NAP
  508       1997       74.8       66.3                1986-1987    N/A          49,569 Sq. Ft.         37.83      84.2
  509       1997        NAP        0.0                  1997       N/A          10,908 Sq. Ft.        171.69     100.0
  510       1997       70.0       62.5                  1923      1997              15 Units      124,666.67     100.0
  511       1998       80.3       70.6                  1973       N/A              40 Units       46,250.00     100.0
--------------------------------------------------------------------------------------------------------------------------------
  512       1998        NAP        0.0                  1997       N/A          10,722 Sq. Ft.        171.98     100.0
  513       1997       73.0       63.8                  1981       N/A              36 Units       50,750.00     100.0
  514       1997       63.8       55.7                  1993       N/A              68 Units       26,764.71      96.0
  515       1998       75.0       66.2                  1880s      N/A           7,500 Sq. Ft.        240.00     100.0
  516       1997       71.9       63.4                1976-1977    N/A          60,968 Sq. Ft.         29.52     100.0
--------------------------------------------------------------------------------------------------------------------------------
  517       1997       64.7       56.7                  1997       N/A              12 Units      150,000.00     100.0
  518       1997       74.7       61.6                  1989       N/A          41,600 Sq. Ft.         43.27     100.0
  519       1997       74.6        0.0       58.07    1991,1993    N/A              59 Rooms       30,508.47       NAP
  520       1997       53.2        0.0                  1983       N/A          59,359 Sq. Ft.         30.32     100.0
  521       1998        NAP        0.0                  1998       N/A          10,004 Sq. Ft.        176.43     100.0
--------------------------------------------------------------------------------------------------------------------------------

                                                                                       Largest Tenant
                                                      ------------------------------------------------------------------------------
                                                                                                          Tenant
Control Rent Roll          Underwriting                                                                 Area Leased         Lease
  No.     Date             Reserves ($)      per                Tenant Name                              (Sq. Ft.)         Exp Date
====================================================================================================================================
  452    2/25/98                   $205.00  Unit
  453      0                          0.10  Sq. Ft.   Eckerd Drugs                                          13,500          4/1/12
  454   12/1/97                       0.10  Sq. Ft.   Hollywood Video                                        6,500          6/26/07
  455    1/16/98                    328.00  Unit
  456     NAP          4% of Gross Revenue  Room
------------------------------------------------------------------------------------------------------------------------------------
  457   10/15/97                     29.33  Unit
  458   10/22/97                    285.50  Unit
  459   10/16/97                    292.80  Unit
  460   12/1/97                     175.82  Unit
  461     NAP          4% of Gross Revenue  Room
------------------------------------------------------------------------------------------------------------------------------------
  462    9/1/97                     212.00  Unit
  463    9/1/97                     312.23  Unit
  464    5/1/98                       0.16  Sq. Ft.   Rite-Aid of New York, Inc.                            11,180         12/31/17
  465    3/1/98                     200.00  Unit
  466    5/1/98                       0.20  Sq. Ft.   Eleventh Street CVS, Inc.                             10,125          1/31/18
------------------------------------------------------------------------------------------------------------------------------------
  467    5/1/98                       0.30  Sq. Ft.   Eckerd Corporation                                    10,908          2/1/98
  468   10/21/97                      0.22  Sq. Ft.   Benihana Of Tokyo                                      7,530          3/11/06
  469    2/17/98                    258.62  Unit
  470     NAP          4% of Gross Revenue  Room
  471    5/1/98                       0.25  Sq. Ft.   Revco                                                 12,608          8/31/15
------------------------------------------------------------------------------------------------------------------------------------
  472   11/3/97                      63.00  Space
  473    1/1/98                       0.21  Sq. Ft.   Tire Kingdom                                           8,475          7/31/14
  474   11/14/97                      0.15  Sq. Ft.   Food Lion                                             25,000          5/31/06
  475    1/1/98                       0.15  Sq. Ft.   Kinkos, Inc.                                           5,600          1/12/03
  476   11/17/97                      0.18  Sq. Ft.   Catholic Charties                                     34,065          8/31/04
------------------------------------------------------------------------------------------------------------------------------------
  477   10/18/97                      0.10  Sq. Ft.   Cort Furniture Rental, Corp.                          43,600          4/30/07
  478    5/1/98                          -  Sq. Ft.   Eckerd Corporation                                    10,908          1/29/17
  479     NAP          4% of Gross Revenue  Room
  480     NAP          4% of Gross Revenue  Room
  481    9/25/97                      0.09  Sq. Ft.   Robert & Kay Lynn, d/b/a/ Half Moon Bay Coffee         2,590          2/28/02
------------------------------------------------------------------------------------------------------------------------------------
  482    5/1/98                       0.25  Sq. Ft.   Vernon CVS, Inc.                                      10,500          1/31/18
  483    2/9/98                       0.15  Sq. Ft.   Goodyear                                               6,192          3/31/04
  484    1/28/98                    160.31  Unit
  485   11/1/97                       0.42  Sq. Ft.   Carlos Murphys                                         7,792          8/31/03
  486    8/15/97                    250.00  Unit
------------------------------------------------------------------------------------------------------------------------------------
  487    5/1/98                       0.30  Sq. Ft.   Rite Aid of Michigan                                   9,905          2/22/18
  488    9/1/97                       0.34  Sq. Ft.   Seagull Printing                                      16,964          8/31/00
  489    9/30/97                    265.00  Bed
  490     NAP          4% of Gross Revenue  Room
  491     NAP          4% of Gross Revenue  Room
------------------------------------------------------------------------------------------------------------------------------------
  492     NAP          4% of Gross Revenue  Room
  493     NAP          4% of Gross Revenue  Room
  494    5/29/97                      0.20  Sq. Ft.   Eckerd Corporation                                    10,908
  495    5/1/98                       0.15  Sq. Ft.   Hook-SupeRx, Inc                                      10,722         12/31/17
  496    2/23/98                      0.15  Sq. Ft.   Ocean State Job Lot                                   25,600          1/31/08
------------------------------------------------------------------------------------------------------------------------------------
  497   10/1/97                       0.10  Sq. Ft.   Smith's Food King                                     25,600         12/31/03
  498    7/10/97                      0.11  Sq. Ft.   Office Max                                            23,619          2/1/13
  499   12/29/97                    243.00  Unit
  500    8/19/97                      0.12  Sq. Ft.   Albertson's (Shadow)                                  50,245           NAV
  501   12/29/97                      0.10  Sq. Ft.   Mariels                                               22,694          4/1/04
------------------------------------------------------------------------------------------------------------------------------------
  502    5/1/98                       0.25  Sq. Ft.   Eckerd Corporation                                    10,908         10/12/17
  503    9/22/97                     18.34  Unit
  504     NAP          4% of Gross Revenue  Room
  505   10/22/97                      0.10  Sq. Ft.   Pearle, Inc.                                           6,104         10/1/00
  506    1/2/98                       0.29  Sq. Ft.   Pet City                                               7,536         12/31/06
------------------------------------------------------------------------------------------------------------------------------------
  507     NAP          4% of Gross Revenue  Room
  508   11/1/97                       0.28  Sq. Ft.   Basha's (Shadow)                                      30,600           NAV
  509    5/1/98                          -  Sq. Ft.   Eckerd Corporation                                    10,908          9/30/17
  510    7/27/97                    406.00  Unit
  511   11/12/97                    191.88  Unit
------------------------------------------------------------------------------------------------------------------------------------
  512    5/1/98                       0.25  Sq. Ft.   Revco                                                 10,722         12/31/17
  513   12/12/97                    318.00  Unit
  514    8/13/97                    247.00  Unit
  515    3/1/98                       0.15  Sq. Ft.
  516    1/1/98                       0.25  Sq. Ft.   Webbers IGA                                           22,400         12/31/01
------------------------------------------------------------------------------------------------------------------------------------
  517   12/31/97                    200.00  Unit
  518    6/17/97                      0.20  Sq. Ft.   Atlas Gym                                              7,668          7/31/07
  519     NAP          4% of Gross Revenue  Room
  520    7/28/97                      0.24  Sq. Ft.   Inbus Engineering                                     59,359          2/29/04
  521    5/1/98                       0.25  Sq. Ft.   West Lemon CVS, Inc.                                  10,004          1/31/19
------------------------------------------------------------------------------------------------------------------------------------

                         2nd Largest Tenant                                           3rd Largest Tenant
     ---------------------------------------------------------  -------------------------------------------------------------
                                            Tenant                                                          Tenant
Control                                   Area Leased  Lease                                              Area Leased Lease  Control
  No.         Tenant Name                  (Sq. Ft.)  Exp Date                  Tenant Name                (Sq. Ft.) Exp Date   No.
====================================================================================================================================
 452                                                                                                                            452
 453                                                                                                                            453
 454 Lakeshore Learning                        5,624   7/4/07                                                                   454
 455                                                                                                                            455
 456                                                                                                                            456
------------------------------------------------------------------------------------------------------------------------------------
 457                                                                                                                            457
 458                                                                                                                            458
 459                                                                                                                            459
 460                                                                                                                            460
 461                                                                                                                            461
------------------------------------------------------------------------------------------------------------------------------------
 462                                                                                                                            462
 463                                                                                                                            463
 464                                                                                                                            464
 465                                                                                                                            465
 466                                                                                                                            466
------------------------------------------------------------------------------------------------------------------------------------
 467                                                                                                                            467
 468 Absolute Rest                             5,460  11/1/06   Blue Iguana                                    4,161   7/1/01   468
 469                                                                                                                            469
 470                                                                                                                            470
 471                                                                                                                            471
------------------------------------------------------------------------------------------------------------------------------------
 472                                                                                                                            472
 473 Fred's Auto Service                       2,730   9/30/15  Precision Tune                                 2,728   8/31/06  473
 474 Eckerd                                    9,375   4/30/01  Moovies                                        3,750   1/31/00  474
 475 Bell South Mobility                       4,500  12/31/02  Re/Max Realty                                  3,440  12/31/02  475
 476 901 Jackson L.L.C.                        7,816   6/30/04  Paralyzed Vets of USA                          3,214   5/31/00  476
------------------------------------------------------------------------------------------------------------------------------------
 477 Spectrowax Corporation                   34,445   8/31/02  Rehearsal Services, Inc.                      29,915   7/31/04  477
 478                                                                                                                            478
 479                                                                                                                            479
 480                                                                                                                            480
 481 Christine Besser                          2,050       NAV  PG&E                                           2,050       NAV  481
------------------------------------------------------------------------------------------------------------------------------------
 482                                                                                                                            482
 483 Sherwin-Williams                          5,000   9/30/98  Meineke                                        4,800   4/30/02  483
 484                                                                                                                            484
 485 Computer Renaissance                      6,837  12/31/03  Luggage Center                                 3,062   4/30/01  485
 486                                                                                                                            486
------------------------------------------------------------------------------------------------------------------------------------
 487                                                                                                                            487
 488 Micron Electronics, Inc.                  9,396  12/31/00  America's Best                                 3,150  12/31/99  488
 489                                                                                                                            489
 490                                                                                                                            490
 491                                                                                                                            491
------------------------------------------------------------------------------------------------------------------------------------
 492                                                                                                                            492
 493                                                                                                                            493
 494                                                                                                                            494
 495                                                                                                                            495
 496 Donelan's Supermarket                    20,250   7/31/99  Brooks Drugs                                   9,200   1/31/03  496
------------------------------------------------------------------------------------------------------------------------------------
 497 TG & Y - Coast to Coast Hardware         25,000  10/31/03  Heilig - Myers                                25,000   9/30/07  497
 498                                                                                                                            498
 499                                                                                                                            499
 500 Video Update Inc.                         6,597   5/30/07  Fuzzy's Pizza                                  1,690  10/2/02   500
 501 Lighthouse Fellowship                     4,000  11/1/00   Lake Conroe Medical Center                     3,250   4/1/00   501
------------------------------------------------------------------------------------------------------------------------------------
 502                                                                                                                            502
 503                                                                                                                            503
 504                                                                                                                            504
 505 Hear-X Ltd. Incorporated                  1,935   1/31/02  Starbucks                                      1,480   3/30/06  505
 506 Shoe City                                 7,361  12/31/06  Nevada Bobs Golf                               5,555   2/3/03   506
------------------------------------------------------------------------------------------------------------------------------------
 507                                                                                                                            507
 508 Direct Marketing Services                12,396   7/31/03  One Heart Day Care                             3,500   5/31/02  508
 509                                                                                                                            509
 510                                                                                                                            510
 511                                                                                                                            511
------------------------------------------------------------------------------------------------------------------------------------
 512                                                                                                                            512
 513                                                                                                                            513
 514                                                                                                                            514
 515                                                                                                                            515
 516 Auto Zone                                12,000   9/30/01  Coast to Coast Hardware                        8,000  12/31/01  516
------------------------------------------------------------------------------------------------------------------------------------
 517                                                                                                                            517
 518 BOCES                                     4,575   6/30/02  Louis Ferrari Enterprises, Inc.                4,404  10/31/99  518
 519                                                                                                                            519
 520                                                                                                                            520
 521                                                                                                                            521
------------------------------------------------------------------------------------------------------------------------------------

Control
  No.    Property Name                                            Address
==========================================================================================================================
  522    Warehouse Specialists - 1097 Ehlers Road                 1097 Ehlers Road
  523    Cedars St. Paul Apts.                                    1276 Wilson Avenue
  524    McClintock Office Plaza                                  4700 S. McClintock Drive
  525    Galaxy Shopping Center                                   2300 Planet Avenue
  526    Crestwood Station Shopping Center                        Kentucky Highway 146
--------------------------------------------------------------------------------------------------------------------------
  527    Village Pines                                            25 South Lincoln Ave.
  528    395-435 East O'Keefe Street                              395-435 East O'Keefe Street
  529    Price Savers Center                                      2049 West Broadway Road
  530    Indian Village Shopping Center                           SEC of Indian School Road and 16th Street
  531    Caledon Wood Professional Park                           Pelham Road
--------------------------------------------------------------------------------------------------------------------------
  532    4445 West 16th Street                                    4445 W. 16th Avenue
  533    6 Fortune Drive                                          6 Fortune Drive
  534    Fairmount Apartments                                     345-57 W. Johnson Streets
  535    Palms Apartments                                         11007-  Palms Blvd
  536    Georgetown Village Apartments                            1421 Reidville Road
--------------------------------------------------------------------------------------------------------------------------
  537    336 Washington Street (Boston Private)                   336 Washington Street
  538    CVS Tipton                                               711 East Jefferson St
  539    State Farm Cranford                                      70 Myrtle Street
  540    La Jolla Court Apartments                                1322 North La Jolla Boulevard
  541    CVS York                                                 820 Edgewood Road
--------------------------------------------------------------------------------------------------------------------------
  542    Hodges Warehouse (Hodges II)                             800 South Madison Avenue
  543    Kling Street Apartments                                  11922  Kling Street
  544    Eckerd Drug Store (Camden)                               SWC of DeKalb Street and Campbell Street
  545    CVS Drug Store (Mableton)                                5846-5856 Mableton Parkway
  546    CVS Rockville                                            NWC US 36 & SR 41
--------------------------------------------------------------------------------------------------------------------------
  547    CVS Edinburgh                                            NEC US 31 & Eisenhower Rd
  548    Fry's Greenfield Plaza                                   NEC Greenfield Road and University Drive
  549    Target Center                                            15329 Palmdale Blvd.
  550    CVS Greece                                               3750 Mt. Read Boulevard
  551    Ames Plaza (Amenia)                                      Route 22
--------------------------------------------------------------------------------------------------------------------------
  552    North Creek Townhomes                                    515- 112th ST. S.E.
  553    Hilltop Village Shopping Center                          U.S. Highway 158
  554    Friendly Square Shopping Center                          11651 West 64th Avenue
  555    Eckerd Oldsmar                                           3771 Tampa Road
  556    Henderson Mall                                           675 Mall Ring Circle
--------------------------------------------------------------------------------------------------------------------------
  557    Anchor Self Storage - Glendora                           700 E. Acosta
  558    8614 Burton Way Apts.                                    8614 Burton Way
  559    Four Industrial Buildings (Great S.W. Industrial)        Various
  560    Spa Business Center                                      145-155  East 6100 South
  561    Warehouse Specialists - Harrison Street                  2440 Harrison Street
--------------------------------------------------------------------------------------------------------------------------
  562    Port Jefferson Medical Park                              5380 Nesconset Highway
  563    Ashcroft Industrial Park                                 7313-7399 Ashcroft
  564    8586-8588 Potter Park Drive (Palmer Ranch)               8586-8588 Potter Park Drive
  565    New Hampshire Apartments                                 345 South New Hampshire St.
  566    Villa Fontana Apartments                                 7540 S.W. 59th Court
--------------------------------------------------------------------------------------------------------------------------
  567    Briarcliff                                               4314 Commomwealth Ave, A-1
  568    Norton Plaza Shopping Center                             SEQ Park Avenue and Coeburn Avenue
  569    Duna Vista Mobile Home Park                              2400  Cienega
  570    Calvert Apartments                                       11434-11450  Calvert Street
  571    177 E. Evelyn Avenue                                     177 E. Evelyn Avenue
--------------------------------------------------------------------------------------------------------------------------
  572    Oakland State Garage                                     401  27Th Street
  573    IHOP Kannapolis                                          800 Cloverleaf Plaza
  574    Park Rochester Apartments                                11425  Rochester Avenue
  575    West Town Professional Center                            21675  Longview Drive
  576    CVS Aiken                                                Whiskey Rd & Shannon Lane
--------------------------------------------------------------------------------------------------------------------------
  577    Garage Loft Apartments                                   113 N.W. 13th Street
  578    Rite-Aid Pharmacy (Waynesburg)                           8619 Waynesburg Drive
  579    Forest Glen                                              2800-2875 Forest Glen Road
  580    Revco Drug Store                                         2939 The Plaza Road
  581    Rite Aid Pharmacey (Hogansville)                         100 South Highway 29
--------------------------------------------------------------------------------------------------------------------------
  582    Revco Pharmacy (Oak Ridge)                               1287 Oak Ridge Turnpike
  583    Imperial Plaza Office Building                           1129 Watertower Lane
  584    Overlook Court                                           4620-40 Richmond Road
  585    10051 Pasadena Avenue                                    10051 Pasadena Avenue
  586    Clifford Pacific Business Park                           20382 & 20412 Barents Sea Circle
--------------------------------------------------------------------------------------------------------------------------
  587    Glynbrook Estates                                        3642 Glynbrook Avenue
  588    Cypress Winds                                            2105 Cleary
  589    66 West 84th Street                                      66 West 84th Street
  590    Canon Perdido                                            433 E. Canon Perdido Street
  591    Panorama Medical Arts Building                           8215  Van Nuys Blvd
--------------------------------------------------------------------------------------------------------------------------

                                                       Cross                                         % of Aggregate   Cumulative
Control                                     Zip    Collateralized     Original         Cut-off Date   Cut-off Date    % of Initial
  No.    City                        State  Code       Groups         Balance ($)       Balance ($)      Balance      Pool Balance
====================================================================================================================================
  522    Menasha                       WI   54956     Group H        $   1,775,000  $     1,764,555.20     0.05%         94.43%
  523    St. Paul                      MN   55106                        1,760,000        1,757,481.94     0.05          94.48
  524    Tempe                         AZ   85282                        1,750,000        1,748,704.62     0.05          94.53
  525    Salina                        KS   67401                        1,750,000        1,745,149.43     0.05          94.58
  526    Crestwood                     KY   40014     Group F            1,750,000        1,744,600.57     0.05          94.63
------------------------------------------------------------------------------------------------------------------------------------
  527    Orchard Park                  NY   14127                        1,746,325        1,742,848.98     0.05          94.69
  528    East Palo Alto                CA   94303                        1,746,000        1,741,530.67     0.05          94.74
  529    Mesa                          AZ   85202                        1,725,000        1,722,787.60     0.05          94.78
  530    Phoenix                       AZ   85016                        1,725,000        1,708,262.64     0.05          94.83
  531    Greenville                    SC   29615                        1,710,000        1,705,674.66     0.05          94.88
------------------------------------------------------------------------------------------------------------------------------------
  532    Hialeah                       FL   33012                        1,698,201        1,698,200.81     0.05          94.93
  533    Billerica                     MA   01821                        1,700,000        1,697,966.99     0.05          94.98
  534    Philadelphia                  PA   19144                        1,700,000        1,697,942.60     0.05          95.03
  535    Los Angeles                   CA   90034                        1,700,000        1,697,751.38     0.05          95.08
  536    Spartanburg                   SC   29306                        1,700,000        1,697,602.64     0.05          95.13
------------------------------------------------------------------------------------------------------------------------------------
  537    Wellesley                     MA   02181                        1,700,000        1,697,590.85     0.05          95.18
  538    Tipton                        IN   46072                        1,678,241        1,668,582.84     0.05          95.22
  539    Cranford                      NJ   07016                        1,706,438        1,666,978.73     0.05          95.27
  540    Goodyear                      AZ   85338                        1,660,000        1,652,187.67     0.05          95.32
  541    York                          PA   17402                        1,652,486        1,645,957.00     0.05          95.37
------------------------------------------------------------------------------------------------------------------------------------
  542    Okmulgee                      OK   74447     Group K            1,650,000        1,645,107.98     0.05          95.41
  543    Los Angeles                   CA   91607                        1,640,000        1,635,711.37     0.05          95.46
  544    Camden                        SC   29020                        1,640,000        1,631,475.16     0.05          95.51
  545    Mableton                      GA   30059                        1,610,000        1,605,822.34     0.05          95.55
  546    Rockville                     IN   47872                        1,613,847        1,604,207.35     0.05          95.60
------------------------------------------------------------------------------------------------------------------------------------
  547    Edinburgh                     IN   46124                        1,609,064        1,599,803.95     0.05          95.65
  548    Mesa                          AZ   85205     Group J            1,600,000        1,597,884.71     0.05          95.69
  549    Victorville                   CA   92392                        1,600,000        1,596,484.25     0.05          95.74
  550    Greece                        NY   14616                        1,599,730        1,595,748.59     0.05          95.78
  551    Amenia                        NY   12501                        1,600,000        1,595,195.82     0.05          95.83
------------------------------------------------------------------------------------------------------------------------------------
  552    Everett                       WA   98208                        1,600,000        1,594,881.62     0.05          95.88
  553    Oxford                        NC   27565                        1,597,530        1,594,743.67     0.05          95.92
  554    Arvada                        CO   80004                        1,590,000        1,588,764.57     0.05          95.97
  555    Oldsmar                       FL   34677                        1,604,801        1,587,542.88     0.05          96.01
  556    Henderson                     NV   89014                        1,575,000        1,575,000.00     0.05          96.06
------------------------------------------------------------------------------------------------------------------------------------
  557    Glendora                      CA   91740                        1,560,000        1,556,622.29     0.04          96.10
  558    Los Angeles                   CA   90048                        1,550,000        1,548,751.88     0.04          96.15
  559    Ft. Worth                     TX   75224                        1,550,000        1,546,386.62     0.04          96.19
  560    Murray                        UT   84107     Group I            1,550,000        1,545,038.11     0.04          96.24
  561    Neenah                        WI   54956     Group H            1,550,000        1,540,879.18     0.04          96.28
------------------------------------------------------------------------------------------------------------------------------------
  562    Port Jefferson Station        NY   11776                        1,525,000        1,520,687.32     0.04          96.33
  563    Houston                       TX   77081                        1,520,000        1,515,445.10     0.04          96.37
  564    Sarasota                      FL   34238                        1,500,000        1,498,880.08     0.04          96.41
  565    Los Angeles                   CA   90020                        1,500,000        1,498,839.13     0.04          96.46
  566    South Miami                   FL   33143                        1,500,000        1,496,067.38     0.04          96.50
------------------------------------------------------------------------------------------------------------------------------------
  567    Charlotte                     NC   28205                        1,500,000        1,493,242.99     0.04          96.54
  568    Norton                        VA   24273                        1,496,513        1,492,989.06     0.04          96.58
  569    Oceano                        CA   93445                        1,500,000        1,486,040.28     0.04          96.63
  570    North Hollywood               CA   91606                        1,475,000        1,470,406.50     0.04          96.67
  571    Mountain View                 CA   94041                        1,470,000        1,467,025.62     0.04          96.71
------------------------------------------------------------------------------------------------------------------------------------
  572    Oakland                       CA   94612                        1,475,000        1,462,085.02     0.04          96.75
  573    Kannapolis                    NC   28083                        1,458,706        1,457,928.76     0.04          96.80
  574    Los Angeles                   CA   90025                        1,456,000        1,453,916.87     0.04          96.84
  575    Brookfield                    WI   53205                        1,450,000        1,446,464.48     0.04          96.88
  576    Aiken                         SC   29803                        1,438,882        1,436,118.62     0.04          96.92
------------------------------------------------------------------------------------------------------------------------------------
  577    Oklahoma City                 OK   73103                        1,440,000        1,435,402.50     0.04          96.96
  578    Sandy Township                OH   44688                        1,428,741        1,426,496.18     0.04          97.00
  579    Baltimore                     MD   21216                        1,425,000        1,421,618.18     0.04          97.04
  580    Charlotte                     NC   28205                        1,424,000        1,420,431.88     0.04          97.08
  581    Hogansville                   GA   30230                        1,428,000        1,413,906.15     0.04          97.13
------------------------------------------------------------------------------------------------------------------------------------
  582    Oak Ridge                     TN   19147                        1,415,000        1,413,228.06     0.04          97.17
  583    West Carrollton               OH   45449                        1,400,000        1,398,946.34     0.04          97.21
  584    Warrensville Heights          OH   44128                        1,400,000        1,398,927.25     0.04          97.25
  585    Cupertino                     CA   95014                        1,400,000        1,397,163.99     0.04          97.29
  586    Lake Forest                   CA   92630                        1,400,000        1,396,259.85     0.04          97.33
------------------------------------------------------------------------------------------------------------------------------------
  587    Keizer                        OR   97303                        1,400,000        1,395,038.52     0.04          97.37
  588    Metairie                      LA   70002                        1,392,000        1,390,838.57     0.04          97.41
  589    New York                      NY   10024                        1,380,000        1,376,574.41     0.04          97.45
  590    Santa Barbara                 CA   93101                        1,375,000        1,373,982.61     0.04          97.49
  591    Panorama City                 CA   91402                        1,370,000        1,365,634.97     0.04          97.53
------------------------------------------------------------------------------------------------------------------------------------

                                          Interest                                                      Original       Remaining
Control     Mortgage     Administrative    Accrual              Amortization                          Interest-Only  Interest-Only
  No.       Rate (%)      Cost Rate (%)    Method                   Type                              Period (Mos.)  Period (Mos.)
===================================================================================================================================
  522        7.4375%         0.0962%     Actual/360 Fully Amortizing                                        0             0
  523        7.0510          0.0962      Actual/360 Amortizing Balloon                                      0             0
  524        7.5130          0.0962      Actual/360 Amortizing Balloon                                      0             0
  525        7.8900          0.1712      Actual/360 Amortizing (ARD)                                        0             0
  526        7.3530          0.0962      Actual/360 Amortizing (ARD)                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  527        7.3800          0.1462      Actual/360 Amortizing Balloon                                      0             0
  528        7.2500          0.0962      Actual/360 Amortizing Balloon                                      0             0
  529        7.4900          0.1462      Actual/360 Amortizing (ARD)                                        0             0
  530        7.6400          0.1712        30/360   Fully Amortizing                                        0             0
  531        7.3200          0.1562      Actual/360 Amortizing (ARD)                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  532        7.7400          0.0962      Actual/360 Amortizing Balloon                                      0             0
  533        7.2000          0.0962      Actual/360 Amortizing Balloon                                      0             0
  534        7.1250          0.0962      Actual/360 Amortizing Balloon                                      0             0
  535        7.3680          0.0962      Actual/360 Amortizing Balloon                                      0             0
  536        7.1100          0.1462      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  537        7.0900          0.1462      Actual/360 Amortizing (ARD)                                        0             0
  538        7.2500          0.0962        30/360   Fully Amortizing                                        0             0
  539        7.5625          0.0962        30/360   Step Payments: Fully Amortizing(1)                      0             0
  540        7.3600          0.0962      Actual/360 Amortizing Balloon                                      0             0
  541        6.8500          0.0962        30/360   Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  542        7.7100          0.0962        30/360   Fully Amortizing                                        0             0
  543        7.1250          0.0962      Actual/360 Amortizing Balloon                                      0             0
  544        7.4200          0.0962        30/360   Step Payments: Fully Amortizing(1)                      0             0
  545        6.9700          0.0962        30/360   Step Payments: Fully Amortizing(1)                      0             0
  546        6.9375          0.0962        30/360   Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  547        7.2500          0.0962        30/360   Fully Amortizing                                        0             0
  548        7.3700          0.1462      Actual/360 Amortizing Balloon                                      0             0
  549        7.2010          0.0962      Actual/360 Amortizing Balloon                                      0             0
  550        7.0000          0.0962        30/360   Step Payments: Fully Amortizing(1)                      0             0
  551        7.4900          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  552        7.1700          0.0962      Actual/360 Amortizing Balloon                                      0             0
  553        7.5200          0.1562      Actual/360 Amortizing (ARD)                                        0             0
  554        7.2700          0.1462      Actual/360 Amortizing Balloon                                      0             0
  555        7.3000          0.0962        30/360   Step Payments: Fully Amortizing(1)                      0             0
  556        7.2100          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  557        7.2800          0.0962      Actual/360 Amortizing Balloon                                      0             0
  558        7.0900          0.0962      Actual/360 Amortizing Balloon                                      0             0
  559        7.3800          0.0962        30/360   Amortizing Balloon                                      0             0
  560        7.9590          0.0962      Actual/360 Amortizing Balloon                                      0             0
  561        7.4375          0.0962      Actual/360 Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  562        7.7900          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  563        7.5000          0.1462      Actual/360 Amortizing (ARD)                                        0             0
  564        7.4700          0.1462      Actual/360 Amortizing Balloon                                      0             0
  565        7.2900          0.0962      Actual/360 Amortizing Balloon                                      0             0
  566        7.1100          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  567        7.6350          0.0962      Actual/360 Fully Amortizing                                        0             0
  568        7.7400          0.1462      Actual/360 Amortizing Balloon                                      0             0
  569        7.2630          0.0962        30/360   Fully Amortizing                                        0             0
  570        7.3060          0.0962      Actual/360 Amortizing Balloon                                      0             0
  571        7.6380          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  572        7.6540          0.0962      Actual/360 Amortizing Balloon                                      0             0
  573        7.8750          0.0962        30/360   Step Payments: Fully Amortizing(1)                      0             0
  574        7.0510          0.0962      Actual/360 Amortizing Balloon                                      0             0
  575        7.5350          0.0962      Actual/360 Amortizing Balloon                                      0             0
  576        7.1250          0.0962        30/360   Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  577        7.1800          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  578        7.2300          0.0962        30/360   Amortizing Balloon                                      0             0
  579        7.2100          0.0962        30/360   Amortizing Balloon                                      0             0
  580        7.3750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  581        7.5400          0.0962        30/360   Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  582        7.3400          0.0962        30/360   Step Payments: Fully Amortizing(1)                      0             0
  583        7.4300          0.1462      Actual/360 Amortizing (ARD)                                        0             0
  584        7.3400          0.1462      Actual/360 Amortizing Balloon                                      0             0
  585        7.6320          0.0962      Actual/360 Amortizing Balloon                                      0             0
  586        7.0000          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  587        7.5000          0.0962      Actual/360 Amortizing Balloon                                      0             0
  588        6.9100          0.0962      Actual/360 Amortizing Balloon                                      0             0
  589        7.4300          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  590        7.5150          0.0962      Actual/360 Amortizing Balloon                                      0             0
  591        7.9800          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------

          Original  Remaining
          Term to    Term to      Original      Remaining
Control   Maturity   Maturity   Amortization   Amortization Origination   Maturity     Balloon
  No.      (Mos.)     (Mos.)     Term (Mos.)    Term (Mos.)    Date        or ARD      Balance ($)      Property Type
===============================================================================================================================
  522       180        178          180            178         2/9/98      3/1/13    $     37,508  Industrial
  523       120        118          360            358        2/27/98      3/1/08       1,537,568  Multifamily
  524       120        119          360            359        3/11/98      4/1/08       1,546,923  Office
  525       120        116          360            356        12/23/97     1/1/08       1,560,367  Retail - Unanchored
  526       120        116          360            356        12/31/97     1/1/08       1,539,772  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------
  527       120        116          300            296        12/23/97     1/1/08       1,408,020  Multifamily
  528       120        117          360            357        1/22/98      2/1/08       1,531,967  Multifamily
  529       240        238          360            358        2/18/98      3/1/18       1,095,413  Retail - Unanchored
  530       204        200          204            200        12/16/97     1/1/15               -  Retail - Unanchored
  531       120        117          360            357         1/8/98      2/1/08       1,503,061  Office
-------------------------------------------------------------------------------------------------------------------------------
  532       118        118          358            358         2/3/98      3/1/08       1,511,242  Office
  533       120        119          300            299        3/19/98      4/1/08       1,368,654  Office
  534       120        119          300            299        3/19/98      4/1/08       1,365,493  Multifamily
  535       120        118          360            358        2/10/98      3/1/08       1,497,449  Multifamily
  536       120        118          360            358        2/27/98      3/1/08       1,487,463  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  537       180        178          360            358        2/10/98      3/1/13       1,306,748  Retail - Unanchored
  538       237        234          237            234         1/7/98      11/1/17              -  CTL
  539       120        115          120            115        8/15/97      12/1/07              -  CTL
  540        84         80          300            296        12/11/97     1/1/05       1,463,488  Multifamily
  541       239        237          239            237        2/13/98      2/1/18               -  CTL
-------------------------------------------------------------------------------------------------------------------------------
  542       180        179          180            179        3/13/98      4/1/13               -  Industrial
  543       120        117          360            357        1/30/98      2/1/08       1,434,316  Multifamily
  544       238        234          238            234        12/30/97     11/1/17              -  CTL
  545       238        236          238            236        2/12/98      1/1/18               -  CTL
  546       237        234          237            234        1/12/98      11/1/17              -  CTL
-------------------------------------------------------------------------------------------------------------------------------
  547       237        234          237            234         1/7/98      11/1/17              -  CTL
  548       120        118          360            358         2/6/98      3/1/08       1,409,436  Retail - Unanchored
  549       120        118          300            298        2/26/98      3/1/08       1,288,409  Retail - Anchored
  550       238        236          238            236        2/25/98      1/1/18               -  CTL
  551       120        116          360            356        12/31/97     1/1/08       1,412,674  Retail - Anchored
-------------------------------------------------------------------------------------------------------------------------------
  552       120        116          360            356        12/31/97     1/1/08       1,401,185  Multifamily
  553       117        116          298            297        3/23/98      1/1/08       1,303,527  Retail - Anchored
  554       120        119          360            359        3/27/98      4/1/08       1,396,815  Retail - Unanchored
  555       230        224          230            224        10/24/97     1/1/17               -  CTL
  556       120        120          252            252         4/3/98      5/1/08       1,126,958  Retail - Unanchored
-------------------------------------------------------------------------------------------------------------------------------
  557       120        118          300            298        2/13/98      3/1/08       1,259,247  Self Storage
  558       120        119          360            359        3/25/98      4/1/08       1,355,306  Multifamily
  559       120        118          300            298         2/4/98      3/1/08       1,231,642  Industrial
  560       120        115          360            355        11/25/97     12/1/07      1,384,587  Office
  561       180        178          180            178         2/9/98      3/1/13          32,753  Industrial
-------------------------------------------------------------------------------------------------------------------------------
  562       120        116          360            356        12/15/97     1/1/08       1,356,466  Office
  563       120        116          360            356        12/19/97     1/1/08       1,342,378  Industrial
  564       120        119          360            359         3/4/98      4/1/08       1,324,498  Office
  565        84         83          360            359         3/5/98      4/1/05       1,387,500  Multifamily
  566       120        117          360            357        1/30/98      2/1/08       1,311,361  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  567       300        296          300            296        12/23/97     1/1/23          98,025  Multifamily
  568       120        117          360            357        1/30/98      2/1/08       1,329,269  Retail - Anchored
  569       180        177          180            177         1/5/98      2/1/13               -  Mobile Home Park
  570       120        116          360            356        12/31/97     1/1/08       1,296,252  Multifamily
  571       120        118          300            298        2/18/98      3/1/08       1,199,482  Retail - Unanchored
-------------------------------------------------------------------------------------------------------------------------------
  572       120        115          240            235        12/1/97      12/1/07      1,027,554  Industrial
  573       293        292          293            292        3/24/98      9/1/22               -  CTL
  574       120        118          360            358         2/9/98      3/1/08       1,271,988  Multifamily
  575       120        117          360            357        1/23/98      2/1/08       1,281,462  Office
  576       238        237          238            237        3/31/98      2/1/18               -  CTL
-------------------------------------------------------------------------------------------------------------------------------
  577       120        116          360            356        12/23/97     1/1/08       1,261,393  Multifamily
  578       212        211          263            262         3/5/98      12/1/15        470,001  CTL
  579       120        117          360            357        1/12/98      2/1/08       1,228,800  Multifamily
  580       120        117          360            357        1/12/98      2/1/08       1,253,433  Retail - Anchored
  581       230        225          230            225        11/21/97     2/1/17               -  CTL
-------------------------------------------------------------------------------------------------------------------------------
  582       208        207          208            207        3/31/98      8/1/15               -  CTL
  583       120        119          360            359         3/6/98      4/1/08       1,234,946  Office
  584       120        119          360            359        3/13/98      4/1/08       1,232,116  Office
  585       120        118          300            298        2/12/98      3/1/08       1,142,159  Office
  586        84         81          360            357        1/12/98      2/1/05       1,288,286  Industrial
-------------------------------------------------------------------------------------------------------------------------------
  587       120        115          360            355        11/26/97     12/1/07      1,236,608  Multifamily
  588       120        119          360            359        3/12/98      4/1/08       1,211,347  Multifamily
  589       120        117          360            357        1/29/98      2/1/08       1,216,392  Retail - Unanchored
  590       120        119          360            359         3/2/98      4/1/08       1,215,500  Office
  591       120        115          360            355        11/13/97     12/1/07      1,224,410  Office
-------------------------------------------------------------------------------------------------------------------------------

                                                                   Annual
Control                                                             Debt                   Net                   Appraised
  No.    Prepayment Provisions                                    Service ($)         Cash Flow ($)  DSCR (x)     Value ($)
==============================================================================================================================
  522    L(6),D(8.75),O(.25)                                     $    196,698         $    302,436   1.54x        $ 3,300,000
  523    L(4),D(5.83),O(.17)                                          141,236              212,624   1.51           2,250,000
  524    L(5),D(4.83),O(.17)                                          147,022              196,528   1.34           2,350,000
  525    L(4),YM1%(5.75),O(.25)                                       152,483              213,814   1.40           2,400,000
  526    L(4),D(5.75),O(.25)                                          144,727              267,534   1.85           4,500,000
------------------------------------------------------------------------------------------------------------------------------
  527    L(4),D(5.75),O(.25)                                          153,553              192,961   1.26           2,200,000
  528    L(4),D(6)                                                    142,930              181,222   1.27           2,400,000
  529    L(12),YM1%(7.75),O(.25)                                      144,596              199,238   1.38           2,300,000
  530    L(7),YM1%(9.5),O(.5)                                         181,525              262,851   1.45           2,300,000
  531    L(4),D(5.75),O(.25)                                          140,959              189,385   1.34           2,280,000
------------------------------------------------------------------------------------------------------------------------------
  532    L(3.83),D(5.5),O(.5)                                         146,060              207,356   1.42           2,800,000
  533    L(4),D(5.67),O(.33)                                          146,796              200,056   1.36           2,800,000
  534    L(4),D(6)                                                    145,814              184,325   1.26           2,200,000
  535    L(4),D(5.83),O(.17)                                          140,800              189,296   1.34           2,270,000
  536    L(4),D(5.75),O(.25)                                          137,232              171,666   1.25           2,160,000
------------------------------------------------------------------------------------------------------------------------------
  537    L(7),YM1%(7.75),O(.25)                                       136,957              186,542   1.36           2,350,000
  538    L(8),YM1%(11.25),O(.5)                                       160,073              164,875    NAP           1,750,000
  539    L(4),YM1%(5.75),O(.25)                                     Step Loan              223,233    NAP           2,100,000
  540    L(3),D(3.75),O(.25)                                          145,398              194,101   1.33           2,215,000
  541    L(8),YM1%(11.91)                                             152,258              152,715    NAP           1,675,000
------------------------------------------------------------------------------------------------------------------------------
  542    L(7),D(7.75),O(.25)                                          185,919              239,665   1.29           2,500,000
  543    L(4),D(5.83),O(.17)                                          132,588              169,447   1.28           2,050,000
  544    L(10),D(9.83)                                              Step Loan              153,829    NAP           1,650,000
  545    L(10),D(9.83)                                              Step Loan              149,344    NAP           1,630,000
  546    L(8),YM1%(11.25),O(.5)                                       150,297              154,806    NAP           1,620,000
------------------------------------------------------------------------------------------------------------------------------
  547    L(8),YM1%(11.25),O(.5)                                       153,474              158,079    NAP           1,650,000
  548    L(4),YM1%(5.75),O(.25)                                       132,544              218,413   1.65           2,500,000
  549    L(4),D(5.83),O(.17)                                          138,173              215,650   1.56           2,140,000
  550    L(8),D(11.833)                                             Step Loan              148,838    NAP           1,600,000
  551    L(3),YM1%(6.5),O(.5)                                         134,118              184,472   1.38           2,500,000
------------------------------------------------------------------------------------------------------------------------------
  552    L(2.33),D(7.417),O(.25)                                      129,938              166,893   1.28           2,200,000
  553    L(3.75),D(5.75),O(.25)                                       142,322              190,318   1.34           2,400,000
  554    L(3),YM1%(6.5),O(.5)                                         130,418              177,246   1.36           2,300,000
  555    L(8),YM,1%(10.917),O(.25)                                  Step Loan              202,535    NAP           2,335,000
  556    L(4),D(5.75),O(.25)                                          145,774              186,481   1.28           2,325,000
------------------------------------------------------------------------------------------------------------------------------
  557    L(4),D(5.75),O(.25)                                          135,672              175,821   1.30           2,375,000
  558    L(4),D(5.75),O(.25)                                          124,872              163,041   1.31           2,200,000
  559    L(4),D(5.5),O(.5)                                            136,004              226,901   1.67           3,500,000
  560    L(4),D(5.83),O(.17)                                          135,949              181,333   1.33           2,075,000
  561    L(6),D(8.75),O(.25)                                          171,764              251,123   1.46           2,400,000
------------------------------------------------------------------------------------------------------------------------------
  562    L(7),D(2.75),O(.25)                                          131,610              166,251   1.26           2,450,000
  563    L(4),D(5.75),O(.25)                                          127,537              166,248   1.30           1,950,000
  564    L(5),D(4.75),O(.25)                                          125,489              162,001   1.29           2,000,000
  565    L(2.083),D(4.417),O(.5)                                      123,280              158,413   1.28           2,000,000
  566    L(4),D(5.5),O(.5)                                            121,087              168,165   1.39           2,000,000
------------------------------------------------------------------------------------------------------------------------------
  567    L(2.33),D(22.67)                                             134,603              193,013   1.43           2,200,000
  568    L(4),D(5.5),O(.5)                                            128,530              160,664   1.25           2,150,000
  569    L(4),D(10.83),O(.17)                                         164,447              186,844   1.14           2,700,000
  570    L(4),D(5.83),O(.17)                                          121,418              181,687   1.50           1,840,000
  571    L(4),D(5.83),O(.17)                                          131,946              202,365   1.53           2,100,000
------------------------------------------------------------------------------------------------------------------------------
  572    L(4),D(5.83),O(.17)                                          144,261              205,214   1.42           1,950,000
  573    L(8),D(16.417)                                             Step Loan              136,620    NAP           1,500,000
  574    L(4),D(5.67),O(.33)                                          116,841              179,408   1.54           2,570,000
  575    L(4),D(5.83),O(.17)                                          122,081              181,065   1.48           2,000,000
  576    L(3),D(16.833)                                               135,681              168,244    NAP           1,930,000
------------------------------------------------------------------------------------------------------------------------------
  577    L(4),D(5.5),O(.5)                                            117,061              164,311   1.40           1,800,000
  578    L(8),YM1%(9.67)                                              130,236              134,571    NAP           1,465,000
  579    L(4),YM1%(4),O(2)                                            116,189              160,333   1.38           1,900,000
  580    L(4),D(6)                                                    118,023              152,219   1.29           1,770,000
  581    L(10),D(9.17)                                                141,074              145,479    NAP           1,610,000
------------------------------------------------------------------------------------------------------------------------------
  582    L(10),D(7.33)                                              Step Loan              131,130    NAP           1,600,000
  583    L(4),D(5.5),O(.5)                                            116,664              143,108   1.23           1,750,000
  584    L(5),D(4.75),O(.25)                                          115,633              147,428   1.27           1,930,000
  585    L(4),D(5.83),O(.17)                                          125,597              172,877   1.38           2,150,000
  586    L(3),D(3.83),O(.17)                                          111,771              152,088   1.36           1,936,000
------------------------------------------------------------------------------------------------------------------------------
  587    L(4),YM1%(5.75),O(.25)                                       117,468              153,015   1.30           1,900,000
  588    L(2),D(7.50),O(.50)                                          110,124              141,608   1.29           1,740,000
  589    L(5),D(4.75),O(.25)                                          114,997              152,895   1.33           2,000,000
  590    L(4),D(5.83),O(.17)                                          115,540              149,614   1.29           2,100,000
  591    L(4),D(5.83),O(.17)                                          120,402              163,337   1.36           1,750,000
------------------------------------------------------------------------------------------------------------------------------

                                          Underwritten
                                           Hospitality                        Sq. Ft.,            Loan per
                      Cut-off   Scheduled   Average                            Units           Sq. Ft., Units
Control   Appraisal    Date   Maturity Date  Daily      Year      Year        Bed, Pad            Bed, Pad     Occupancy
  No.       Year      LTV (%)    LTV (%)    Rate ($)    Built   Renovated     or Room            or Room ($)  Percentage (%)
================================================================================================================================
  522       1997       53.5%       1.1%                 1984       N/A         157,898 Sq. Ft.  $      11.24     100.0%
  523       1997       78.1       68.3                  1970       N/A             102 Units       17,254.90      99.0
  524       1998       74.4       65.8                  1986       N/A          23,053 Sq. Ft.         75.91     100.0
  525       1997       72.7       65.0                  1987       N/A          32,930 Sq. Ft.         53.14      90.0
  526       1997       38.8       34.2                  1982       N/A         156,684 Sq. Ft.         11.17      94.5
--------------------------------------------------------------------------------------------------------------------------------
  527       1997       79.2       64.0                 1900's     1997              33 Units       52,918.94      91.2
  528       1997       72.6       63.8                  1950      1994              70 Units       24,942.86      97.0
  529       1998       74.9       47.6                 1976,96     N/A          45,158 Sq. Ft.         38.20     100.0
  530       1997       74.3        0.0                  1974       N/A          64,278 Sq. Ft.         26.84      94.7
  531       1997       74.8       65.9                1996,1997    N/A          15,682 Sq. Ft.        109.04      91.7
--------------------------------------------------------------------------------------------------------------------------------
  532       1997       60.7       54.0                  1984       N/A          34,177 Sq. Ft.         49.69     100.0
  533       1998       60.6       48.9                  1987       N/A          26,500 Sq. Ft.         64.15      92.0
  534       1997       77.2       62.1                  1965       N/A              67 Units       25,373.13      89.6
  535       1997       74.8       66.0                  1971      1993              30 Units       56,666.67     100.0
  536       1997       78.6       68.9                  1964       N/A              75 Units       22,666.67      98.7
--------------------------------------------------------------------------------------------------------------------------------
  537       1997       72.2       55.6                  1880      1982           6,667 Sq. Ft.        254.99     100.0
  538       1997        NAP        0.0                  1997       N/A          10,722 Sq. Ft.        156.52     100.0
  539       1997        NAP        0.0                  1960      1997          21,152 Sq. Ft.         80.68     100.0
  540       1997       74.6       66.1                  1964       N/A              69 Units       24,057.97      98.6
  541       1997        NAP        0.0                  1998       N/A          10,722 Sq. Ft.        154.12     100.0
--------------------------------------------------------------------------------------------------------------------------------
  542       1998       65.8        0.0              1929,56,65,68  N/A         344,100 Sq. Ft.          4.80     100.0
  543       1997       79.8       70.0                  1964       N/A              36 Units       45,555.56     100.0
  544       1997        NAP        0.0                  1997       N/A          10,908 Sq. Ft.        150.35     100.0
  545       1997        NAP        0.0                  1997       N/A          10,125 Sq. Ft.        159.01     100.0
  546       1997        NAP        0.0                  1997       N/A          10,722 Sq. Ft.        150.52     100.0
--------------------------------------------------------------------------------------------------------------------------------
  547       1997        NAP        0.0                  1997       N/A          10,722 Sq. Ft.        150.07     100.0
  548       1997       63.9       56.4                  1987       N/A          39,043 Sq. Ft.         40.98     100.0
  549       1997       74.6       60.2                  1983      1995          23,300 Sq. Ft.         68.67     100.0
  550       1997        NAP        0.0                  1997       N/A          10,125 Sq. Ft.        158.00     100.0
  551       1997       63.8       56.5                  1975      1985          85,652 Sq. Ft.         18.68      91.6
--------------------------------------------------------------------------------------------------------------------------------
  552       1997       72.5       63.7                  1989       N/A              36 Units       44,444.44     100.0
  553       1997       66.5       54.3                  1980       N/A          64,631 Sq. Ft.         24.72      87.0
  554       1997       69.1       60.7                  1980       N/A          57,220 Sq. Ft.         27.79      98.6
  555       1997        NAP        0.0                  1997       N/A          10,908 Sq. Ft.        147.12     100.0
  556       1997       67.7       48.5                  1997       N/A           7,564 Sq. Ft.        208.22     100.0
--------------------------------------------------------------------------------------------------------------------------------
  557       1997       65.5       53.0                  1977       N/A             416 Units        3,750.00      91.0
  558       1998       70.4       61.6                  1989       N/A              18 Units       86,111.11     100.0
  559       1998       44.2       35.2                1968,78,80   N/A         190,436 Sq. Ft.          8.14     100.0
  560       1997       74.5       66.7                  1972      1996          17,985 Sq. Ft.         86.18     100.0
  561       1998       64.2        1.4              1965,70,74,89  N/A         171,250 Sq. Ft.          9.05     100.0
--------------------------------------------------------------------------------------------------------------------------------
  562       1997       62.1       55.4                  1975       N/A          40,076 Sq. Ft.         38.05      79.9
  563       1997       77.7       68.8                  1965       N/A          98,050 Sq. Ft.         15.50      97.5
  564       1998       74.9       66.2                  1997       N/A          15,884 Sq. Ft.         94.43     100.0
  565       1997       74.9       69.4                  1972       N/A              66 Units       22,727.27      95.5
  566       1997       74.8       65.6                  1966       N/A              40 Units       37,500.00      94.7
--------------------------------------------------------------------------------------------------------------------------------
  567       1997       67.9        4.5                  1964       N/A              84 Units       17,857.14      91.7
  568       1997       69.4       61.8                1976-1977   1980          70,575 Sq. Ft.         21.20      86.1
  569       1997       55.0        0.0                  1977       N/A             105 Spaces      14,285.71      99.0
  570       1997       79.9       70.5                  1977       N/A              80 Units       18,437.50     100.0
  571       1997       69.9       57.1                  1957      1989          19,415 Sq. Ft.         75.71     100.0
--------------------------------------------------------------------------------------------------------------------------------
  572       1997       75.0       52.7                  1957      1997          28,800 Sq. Ft.         51.22     100.0
  573       1997        NAP        0.0                  1997       N/A           4,950 Sq. Ft.        294.69     100.0
  574       1997       56.6       49.5                  1973       N/A              23 Units       63,304.35     100.0
  575       1997       72.3       64.1                  1995       N/A          16,362 Sq. Ft.         88.62     100.0
  576       1998        NAP        0.0                  1998       N/A          10,125 Sq. Ft.        142.11     100.0
--------------------------------------------------------------------------------------------------------------------------------
  577       1997       79.7       70.1                  1929      1995              24 Units       60,000.00      96.0
  578       1998        NAP       32.1                  1997       N/A          10,363 Sq. Ft.        137.87     100.0
  579       1997       74.8       64.7                  1972      1997              64 Units       22,265.63      93.8
  580       1997       80.3       70.8                  1997       N/A          10,640 Sq. Ft.        133.83     100.0
  581       1997        NAP        0.0                  1997       N/A          11,325 Sq. Ft.        126.09     100.0
--------------------------------------------------------------------------------------------------------------------------------
  582       1997        NAP        0.0                  1994       N/A          10,722 Sq. Ft.        131.97     100.0
  583       1997       79.9       70.6                  1970       N/A          23,244 Sq. Ft.         60.23      94.9
  584       1998       72.5       63.8                  1976       N/A          44,553 Sq. Ft.         31.42      84.0
  585       1998       65.0       53.1                  1986       N/A          11,514 Sq. Ft.        121.59     100.0
  586       1997       72.1       66.5                  1997       N/A          23,339 Sq. Ft.         59.99     100.0
--------------------------------------------------------------------------------------------------------------------------------
  587       1997       73.4       65.1                  1978       N/A              35 Units       40,000.00     100.0
  588       1998       79.9       69.6                  1970       N/A              56 Units       24,857.14      98.2
  589       1997       68.8       60.8                  1900       N/A           3,340 Sq. Ft.        413.17     100.0
  590       1998       65.4       57.9                  1961       N/A          18,046 Sq. Ft.         76.19     100.0
  591       1997       78.0       70.0                  1957      1996          25,395 Sq. Ft.         53.95      96.0
--------------------------------------------------------------------------------------------------------------------------------

                                                                                       Largest Tenant
                                                      ------------------------------------------------------------------------------
                                                                                                          Tenant
Control Rent Roll          Underwriting                                                                 Area Leased         Lease
  No.     Date             Reserves ($)      per                Tenant Name                              (Sq. Ft.)         Exp Date
====================================================================================================================================
  522      0                         $0.05  Sq. Ft.   Warehouse Specialists, Inc.                          157,898          3/1/13
  523   11/19/97                    250.00  Unit
  524   12/1/97                       0.15  Sq. Ft.   Norwest Mortgage                                       7,573          8/31/99
  525   10/15/97                      0.18  Sq. Ft.   Copy Co.                                               3,250         11/30/00
  526   12/1/97                       0.20  Sq. Ft.   Wal-Mart                                              45,570          5/16/03
------------------------------------------------------------------------------------------------------------------------------------
  527    2/24/98                    207.00  Unit
  528    1/13/98                    250.00  Unit
  529    1/4/98                       0.17  Sq. Ft.   Savers                                                28,136          4/30/10
  530   11/1/97                       0.24  Sq. Ft.   Pets Mart                                             26,514          9/9/00
  531   12/3/97                       0.15  Sq. Ft.   Greenville Psych. PA                                   4,929         12/9/06
------------------------------------------------------------------------------------------------------------------------------------
  532   10/31/97                      0.20  Sq. Ft.   USA Money Center                                       6,300         10/31/99
  533    2/1/98                       0.15  Sq. Ft.   SAIC, Inc.                                             9,381          1/31/02
  534    2/20/98                    248.00  Unit
  535    1/12/98                    277.47  Unit
  536   12/1/97                     281.41  Unit
------------------------------------------------------------------------------------------------------------------------------------
  537    3/27/98                      0.46  Sq. Ft.   Boston Private Bank and Trust                          6,667         11/30/12
  538    5/1/98                       0.15  Sq. Ft.   Hook-SupeRx, Inc                                      10,722         11/30/17
  539    5/1/98                       0.50  Sq. Ft.   State Farm Mutual Automobile Insurance Company        21,152          9/30/07
  540    9/16/97                    289.00  Unit
  541    5/1/98                       0.30  Sq. Ft.   White Cross Stores, Inc.                              10,722          2/28/18
------------------------------------------------------------------------------------------------------------------------------------
  542    2/23/98                      0.10  Sq. Ft.   Port City Properties                                 344,100          5/1/13
  543   11/25/97                    155.44  Unit
  544    5/1/98                       0.25  Sq. Ft.   Eckerd Corporation                                    10,908         12/13/17
  545    5/1/98                       0.25  Sq. Ft.   CVS                                                   10,125          1/31/18
  546    5/1/98                       0.15  Sq. Ft.   Hook-SupeRx, Inc                                      10,722         12/31/17
------------------------------------------------------------------------------------------------------------------------------------
  547    5/1/98                       0.15  Sq. Ft.   Hook-SupeRx, Inc                                      10,722         11/30/17
  548    1/1/98                       0.34  Sq. Ft.   Furniture Depot                                        6,720         10/1/99
  549    8/28/97                      0.29  Sq. Ft.   Quality Sleep Center                                   3,190          5/25/00
  550    5/1/98                       0.15  Sq. Ft.   Mt. Read Street CVS, Inc.                             10,125          1/31/18
  551    9/25/97                      0.21  Sq. Ft.   Ames                                                  48,000          1/31/06
------------------------------------------------------------------------------------------------------------------------------------
  552   11/30/97                    291.00  Unit
  553   10/30/97                      0.48  Sq. Ft.   Food Lion                                             31,231          5/19/02
  554    3/17/98                      0.16  Sq. Ft.   Circle Bingo, Inc.                                    14,066          6/30/03
  555    5/1/98                          -  Sq. Ft.   Eckerd  Corporation                                   10,908          1/29/17
  556    3/30/98                      0.14  Sq. Ft.   Wolf Camera                                            4,659         12/1/08
------------------------------------------------------------------------------------------------------------------------------------
  557    3/5/98                      12.50  Unit
  558    3/23/98                    218.61  Unit
  559    2/2/98                       0.15  Sq. Ft.   Tandy Corporation                                     72,000          2/28/99
  560   11/5/97                       0.22  Sq. Ft.   Department Of Corrections of Utah                     11,718         11/30/01
  561      0                          0.07  Sq. Ft.   Warehouse Specialists, Inc.                          171,250          3/1/13
------------------------------------------------------------------------------------------------------------------------------------
  562    7/16/97                      0.38  Sq. Ft.   St. Charles Hospital                                   3,975          3/31/00
  563   12/11/97                      0.21  Sq. Ft.   Unique Arts of Houston                                 9,218          8/31/98
  564    2/10/98                      0.12  Sq. Ft.   Kimley Horn and Associates, Inc.                       8,384          5/31/07
  565   10/9/97                     295.59  Unit
  566   12/4/97                     418.28  Unit
------------------------------------------------------------------------------------------------------------------------------------
  567   11/10/97                    313.00  Unit
  568    2/17/98                      0.15  Sq. Ft.   Helig-Meyers                                          30,051          7/31/04
  569   11/30/97                    141.96  Space
  570    8/20/97                    299.32  Unit
  571    1/23/98                      0.31  Sq. Ft.   M2 Collision Centers                                  19,415          6/30/02
------------------------------------------------------------------------------------------------------------------------------------
  572   10/1/97                       0.10  Sq. Ft.   State Of California                                   28,800          5/31/08
  573    5/1/98                          -  Sq. Ft.   IHOP Properties, Inc.                                  4,950          9/30/22
  574   12/22/97                    288.00  Unit
  575   12/15/97                      0.04  Sq. Ft.   Welman Architects, Inc.                                5,536         12/1/00
  576    5/1/98                          -  Sq. Ft.   Revco Discount Drug Stores                            10,125          2/28/18
------------------------------------------------------------------------------------------------------------------------------------
  577   12/11/97                    239.58  Unit
  578    5/1/98                       0.17  Sq. Ft.   Rite-Aid of Pennsylvania, Inc.                        10,363         12/15/15
  579    1/12/98                    225.00  Unit
  580    8/15/97                      0.10  Sq. Ft.   The Revco Drug Store                                  10,640          8/14/17
  581    5/1/98                       0.24  Sq. Ft.   Rite Aid of Georgia, Inc.                             11,325          3/19/17
------------------------------------------------------------------------------------------------------------------------------------
  582    5/1/98                       0.25  Sq. Ft.   Revco                                                 10,722          8/31/15
  583   11/10/97                      0.15  Sq. Ft.   Crabar Business Systems                                4,800          6/30/99
  584    2/25/98                      0.15  Sq. Ft.   Federal Process                                        5,975          6/30/03
  585   11/30/98                      0.19  Sq. Ft.   Online Focus, Inc.                                    11,514         10/17/99
  586   12/1/97                       0.21  Sq. Ft.   Forever Green Art                                     11,881         10/17/02
------------------------------------------------------------------------------------------------------------------------------------
  587   10/1/97                     220.00  Unit
  588   12/22/97                    233.00  Unit
  589    1/29/98                      0.10  Sq. Ft.   Jeffrey Stein Hair Salon                               1,650         10/31/08
  590    9/15/97                      0.24  Sq. Ft.   City Commerce Bank                                     9,607         12/31/98
  591   10/10/97                      0.20  Sq. Ft.   Nobel Medical Group                                    6,046          3/31/99
------------------------------------------------------------------------------------------------------------------------------------

                         2nd Largest Tenant                                           3rd Largest Tenant
     ---------------------------------------------------------  -------------------------------------------------------------
                                            Tenant                                                          Tenant
Control                                   Area Leased  Lease                                              Area Leased Lease  Control
  No.         Tenant Name                  (Sq. Ft.)  Exp Date                  Tenant Name                (Sq. Ft.) Exp Date   No.
====================================================================================================================================
 522                                                                                                                            522
 523                                                                                                                            523
 524 Media Communications                      3,952  12/31/99  Great American                                 3,102   6/30/00  524
 525 Phillip Archer                            2,650   5/31/99  Lite House Garden Cafe & Espresso              2,600   9/1/00   525
 526 Winn-Dixie                               25,600   9/2/01   Craig's Pharmacy                              10,078   9/30/03  526
------------------------------------------------------------------------------------------------------------------------------------
 527                                                                                                                            527
 528                                                                                                                            528
 529 Terri's                                  14,222   6/30/03  Econ Lube                                      2,800   8/31/10  529
 530 Popular Stores                            8,677  11/30/01  Pets Plus                                      4,483   7/31/00  530
 531 Cothran Properties, LL                    2,650   5/31/02  Dr. Hoffman                                    2,600   3/5/03   531
------------------------------------------------------------------------------------------------------------------------------------
 532 Terrabank                                 5,262   5/30/07  Miguel Rebollar, MD                            3,200  12/31/01  532
 533 Joyce Chen, Inc.                          4,404   4/30/00  Mint Technology                                4,136   2/28/99  533
 534                                                                                                                            534
 535                                                                                                                            535
 536                                                                                                                            536
------------------------------------------------------------------------------------------------------------------------------------
 537                                                                                                                            537
 538                                                                                                                            538
 539                                                                                                                            539
 540                                                                                                                            540
 541                                                                                                                            541
------------------------------------------------------------------------------------------------------------------------------------
 542                                                                                                                            542
 543                                                                                                                            543
 544                                                                                                                            544
 545                                                                                                                            545
 546                                                                                                                            546
------------------------------------------------------------------------------------------------------------------------------------
 547                                                                                                                            547
 548 Discount Card Outlet                      4,960   6/30/99  Premier Childcare                              3,900  11/30/04  548
 549 Fashion Stop                              2,700   4/30/02  Payless Shoe Store                             2,700   7/31/06  549
 550                                                                                                                            550
 551 Grand Union                              20,020   1/10/02  Colonial Pharmacy                              5,700   3/31/02  551
------------------------------------------------------------------------------------------------------------------------------------
 552                                                                                                                            552
 553 Dollar General                            7,200  11/14/02  Home Choice                                    5,000  11/30/02  553
 554 Academy Child Development                 8,299   8/14/99  Rocky Mountain                                 5,120  10/31/98  554
 555                                                                                                                            555
 556 Baja Fresh Mexican Restaurant             2,905  12/1/06                                                                   556
------------------------------------------------------------------------------------------------------------------------------------
 557                                                                                                                            557
 558                                                                                                                            558
 559 Buehler-Mayflower Storage                20,000   2/28/98  Burlington Northern Railroad                  15,000  12/15/99  559
 560 Rhino Grille                              5,467   7/31/06                                                                  560
 561                                                                                                                            561
------------------------------------------------------------------------------------------------------------------------------------
 562 Manufacturers Hanover                     3,000  12/31/00  Drs. Kurtz, Dubrw & Bly                        2,600   8/31/98  562
 563 World Class Embroidery                    4,400  10/31/99  B. Roman & Associates                          4,047   3/31/99  563
 564 Sarasota Realty                           4,500   8/31/02  Palmer Ranch Enterprises                       3,000   5/31/07  564
 565                                                                                                                            565
 566                                                                                                                            566
------------------------------------------------------------------------------------------------------------------------------------
 567                                                                                                                            567
 568 Piggly Wiggly                            28,208   2/3/02   Druthers                                       2,506   2/28/02  568
 569                                                                                                                            569
 570                                                                                                                            570
 571                                                                                                                            571
------------------------------------------------------------------------------------------------------------------------------------
 572                                                                                                                            572
 573                                                                                                                            573
 574                                                                                                                            574
 575 Westown Dental                            5,390       NAV                                                                  575
 576                                                                                                                            576
------------------------------------------------------------------------------------------------------------------------------------
 577                                                                                                                            577
 578                                                                                                                            578
 579                                                                                                                            579
 580 N/A                                                        N/A                                                             580
 581                                                                                                                            581
------------------------------------------------------------------------------------------------------------------------------------
 582                                                                                                                            582
 583 Reynolds & Reynolds                       3,653   3/31/02  Ohio Financial                                 2,745   7/31/00  583
 584 North Coast Engineering                   4,518  10/30/02  A Beverage Connection                          4,231  12/31/98  584
 585                                                                                                                            585
 586 Stanley Steamer Internat.                 1,142  11/30/04                                                                  586
------------------------------------------------------------------------------------------------------------------------------------
 587                                                                                                                            587
 588                                                                                                                            588
 589 Nice Price, Inc.                            840   4/30/06  Sco Video                                        275   9/30/04  589
 590 Anderson Corrigan & Co.                   3,739   5/31/01  Color Lab                                      4,700   2/7/00   590
 591 Northeast Valley Health Corp.             5,155   4/1/02   Panorama Pharmacy                              2,023   9/30/00  591
------------------------------------------------------------------------------------------------------------------------------------

Control
  No.    Property Name                                            Address
==========================================================================================================================
  592    IHOP Gastonia                                            500 Cox Road
  593    Taylor Gardens                                           7601-7715 Hillendale Road
  594    Tara Ridge Apartments                                    6700 Tara Boulevard
  595    Camelot and Circle Inn Mobile Home Parks                 330 W. Chubbuck Rd. and 210 Circle Inn St.
  596    Shoppes of Pembroke                                      12101 Taft Street
--------------------------------------------------------------------------------------------------------------------------
  597    Normandy Retail Center                                   957, 969 & 1111 Normandy Drive
  598    La Tijera Manor Apartments                               7100-7124  Alvern Street
  599    Applied Companies Building                               28020 Avenue Standford
  600    238-268 Post Road                                        238-268 Post Road
  601    Warehouse Specialists - 1286 Ehlers Road                 1286 Ehlers Road
--------------------------------------------------------------------------------------------------------------------------
  602    Warehouse Specialists - Dixie Street                     356 Dixie Street
  603    Unicom Plaza                                             15535  San Fernando Mission Blvd
  604    IHOP Wilmington                                          5355 Market Street
  605    Eckerd Kernersville                                      SEC Nelson St & Piney Grove Rd
  606    Eckerds Easley                                           5991 Calhoun Memorial Highway
--------------------------------------------------------------------------------------------------------------------------
  607    Rincon Plaza                                             SWC of Golf Links Road and Harrison Road
  608    Eckerd Store (Mt. Holly)                                 617 Highland Street
  609    University Court Apartments                              1414  3Rd Street South
  610    Patrick Business Park                                    6165  Annie Oakley Drive
  611    Eckerd Store (Florence)                                  W. Palmetto Street/Cashua Drive
--------------------------------------------------------------------------------------------------------------------------
  612    222 Post Road                                            222 Post Road
  613    Ocean Villa Townhomes #3                                 4401-4601 Dallas Drive
  614    Kennestone Corners Business Center                       1265 Kennestone Circle
  615    Kings Tree Apartments                                    1800 Kingsley Avenue
  616    Rite Aid Pharmacy (Williamsport)                         14 West Fifth Street
--------------------------------------------------------------------------------------------------------------------------
  617    CVS Pharmacy (Westbrook)                                 870 Main Street
  618    Brookhill Plaza                                          1787  Fort Union Blvd
  619    Lexington Village Apartments                             200-206 Lexington Drive and 902-911 Christy Court
  620    2715 Agate Court                                         2175  Agate Court
  621    Townsgate Atrium                                         2277  Townsgate Road
--------------------------------------------------------------------------------------------------------------------------
  622    Carey Hill Plaza                                         220 E. Ashland Street
  623    Edison Apartments                                        5651  East Edison Street
  624    Warehouse Specialists - Bell Street                      555 Bell Street
  625    Warehouse Specialists - Combined Locks                   100 West Prospect Street
  626    A-Advance Self-Storage                                   301  West Indian School Road
--------------------------------------------------------------------------------------------------------------------------
  627    Williamstown Bay                                         4809 Dale Street
  628    52 Liberty Street                                        52 Liberty Street
  629    Highview Apartments                                      930-934 Greenbriar Drive and 1024 Hillcrest Drive
  630    Kingwood                                                 118 Kingwood Drive
  631    Nob Hill Office Park                                     2520 Longview Street
--------------------------------------------------------------------------------------------------------------------------
  632    North Post Oak Business Center                           1500 North Poast Oak Road
  633    Morningside Square Apartments                            2401-2414  Shakespeare Road
  634    Randall Court Apartments                                 6716-6728 Randall Court
  635    Dillard Office Building                                  2424 Springer Drive
  636    128th Street Warehouse                                   4590 N.W. 128th Street
--------------------------------------------------------------------------------------------------------------------------
  637    Briarcliff Mews Apartments                               803 Briarcliff Road
  638    Westgate Apartments                                      8721  Owensmouth Avenue
  639    Broadmoor Apartments                                     725  S. Tucson Blvd
  640    Wolfpack Village Apartments                              643-733,735&738 Knox Street N. & 99&31 Gentle Ave.
  641    William Tell Apartments                                  203  Eden Drive
--------------------------------------------------------------------------------------------------------------------------
  642    13Th South Self Storage                                  1150  South 500 West
  643    19-25 Brighton Avenue                                    19-25 Brighton Avenue
  644    The In-Line Shop Space (Chandler)                        940 North Alma School Road
  645    Haverford Apartments                                     870  North Haverford Avenue
  646    Crates shopping center                                   14 North Bridge Avenue
--------------------------------------------------------------------------------------------------------------------------
  647    Dahnert Park Apartments                                  One Dahnert Park Lane
  648    Roger Post                                               4022 North Rogers Avenue
  649    Ruffolo Plaza                                            9701-9711 West Sample Road
  650    Continental House                                        4318 South 25th Street
  651    NTB Store Site                                           Vestal Parkway East
--------------------------------------------------------------------------------------------------------------------------
  652    Pier 1 Imports                                           1524 Skyland Boulevard
  653    Sunbelt Newport News                                     745 Industrial Park Drive
  654    Northpointe Apartments                                   1329-1357 No. Redwood Road
  655    Francesca Apartments                                     775 East 11th Avenue
  656    514 - 524 Huron Blvd. SE                                 514 - 524 Huron Boulevard, SE
--------------------------------------------------------------------------------------------------------------------------
  657    4030 Pacheco Boulevard                                   4030  Pacheco Boulevard
  658    USPS Fallon                                              120 Allen Road
  659    Las Flores Apartments                                    145  South Avenue B
  660    Woodlawn Village                                         6601-6705 Kincheloe
  661    Monmouth Beach Village                                   108 South Cookman Avenue
--------------------------------------------------------------------------------------------------------------------------

                                                       Cross                                         % of Aggregate   Cumulative
Control                                     Zip    Collateralized     Original         Cut-off Date   Cut-off Date    % of Initial
  No.    City                        State  Code       Groups         Balance ($)       Balance ($)      Balance      Pool Balance
====================================================================================================================================
  592    Gastonia                      NC   28054                   $    1,363,071  $     1,362,341.15     0.04%         97.56%
  593    Baltimore                     MD   21234                        1,350,000        1,346,725.69     0.04          97.60
  594    Jonesboro                     GA   30236                        1,350,000        1,346,566.52     0.04          97.64
  595    Chubbuck                      ID   83202                        1,350,000        1,345,749.00     0.04          97.68
  596    Pembroke Pines                FL   33026                        1,330,000        1,326,253.83     0.04          97.72
------------------------------------------------------------------------------------------------------------------------------------
  597    Miami Beach                   FL   33134                        1,300,000        1,298,285.64     0.04          97.76
  598    Los Angeles                   CA   90045                        1,300,000        1,298,280.46     0.04          97.79
  599    Santa Clarita                 CA   91355                        1,300,000        1,297,300.01     0.04          97.83
  600    Fairfield                     CT   06430                        1,300,000        1,295,028.76     0.04          97.87
  601    Neenah                        WI   54956     Group H            1,300,000        1,292,350.28     0.04          97.91
------------------------------------------------------------------------------------------------------------------------------------
  602    Fond Du Lac                   WI   54935     Group H            1,300,000        1,292,350.28     0.04          97.94
  603    Mission Hills                 CA   91345                        1,300,000        1,284,407.81     0.04          97.98
  604    Wilmington                    NC   28405                        1,264,815        1,264,040.35     0.04          98.02
  605    Kernersville                  NC   27284                        1,260,824        1,258,690.89     0.04          98.05
  606    Easley                        SC   29640                        1,261,213        1,256,879.83     0.04          98.09
------------------------------------------------------------------------------------------------------------------------------------
  607    Tucson                        AZ   85730     Group J            1,255,000        1,253,340.82     0.04          98.12
  608    Mt. Holly                     NC   28120                        1,250,000        1,235,810.25     0.04          98.16
  609    Minneapolis                   MN   55454                        1,235,000        1,230,003.85     0.04          98.20
  610    Las Vegas                     NV   89120                        1,230,000        1,225,749.60     0.04          98.23
  611    Florence                      SC   29501                        1,230,000        1,217,660.73     0.04          98.27
------------------------------------------------------------------------------------------------------------------------------------
  612    Fairfield                     CT   06430                        1,220,000        1,215,334.67     0.03          98.30
  613    Oxnard                        CA   93033                        1,200,000        1,198,345.26     0.03          98.34
  614    Marietta                      GA   30066                        1,200,000        1,197,430.82     0.03          98.37
  615    Orange Park                   FL   32073                        1,200,000        1,196,993.15     0.03          98.40
  616    Williamsport                  PA   17701                        1,200,000        1,192,416.56     0.03          98.44
------------------------------------------------------------------------------------------------------------------------------------
  617    Westbrook                     ME   04092                        1,176,000        1,162,826.18     0.03          98.47
  618    Salt Lake City                UT   84121     Group I            1,162,500        1,158,791.94     0.03          98.51
  619    Clarksville                   TN   37040                        1,150,000        1,149,068.46     0.03          98.54
  620    Simi Valley                   CA   93065                        1,150,000        1,147,038.62     0.03          98.57
  621    Thousand Oaks                 CA   91361                        1,135,000        1,130,478.49     0.03          98.60
------------------------------------------------------------------------------------------------------------------------------------
  622    Brockton                      MA   02402                        1,125,000        1,120,962.08     0.03          98.64
  623    Tucson                        AZ   85712                        1,106,250        1,102,685.96     0.03          98.67
  624    Neenah                        WI   54956     Group H            1,100,000        1,093,527.16     0.03          98.70
  625    Combined Locks                WI   54113     Group H            1,100,000        1,093,527.16     0.03          98.73
  626    Phoenix                       AZ   85013                        1,100,000        1,083,699.73     0.03          98.76
------------------------------------------------------------------------------------------------------------------------------------
  627    McFarland                     WI   53558                        1,077,000        1,074,983.00     0.03          98.79
  628    Kearny                        NJ   07032                        1,068,000        1,064,955.41     0.03          98.82
  629    DeKalb                        IL   60115                        1,060,000        1,060,000.00     0.03          98.85
  630    Murfreesboro                  TN   37130                        1,063,000        1,059,090.79     0.03          98.88
  631    Austin                        TX   78705                        1,050,000        1,048,643.01     0.03          98.91
------------------------------------------------------------------------------------------------------------------------------------
  632    Houston                       TX   77055                        1,050,000        1,047,141.55     0.03          98.94
  633    Houston                       TX   77030                        1,050,000        1,044,004.88     0.03          98.97
  634    Gladstone                     MO   64118                        1,016,000        1,012,794.54     0.03          99.00
  635    Norman                        OK   73609                        1,000,000          997,934.48     0.03          99.03
  636    Opa Locka                     FL   33054                        1,000,000          997,930.56     0.03          99.06
------------------------------------------------------------------------------------------------------------------------------------
  637    Atlanta                       GA   30306                        1,000,000          997,476.59     0.03          99.09
  638    Canoga Park                   CA   91304                        1,000,000          997,277.19     0.03          99.12
  639    Tucson                        AZ   85716                        1,000,000          997,248.62     0.03          99.15
  640    Monmouth                      OR   97361                        1,000,000          995,293.89     0.03          99.18
  641    Longview                      TX   75605                        1,000,000          993,266.00     0.03          99.20
------------------------------------------------------------------------------------------------------------------------------------
  642    Salt Lake City                UT   84101                        1,000,000          992,949.59     0.03          99.23
  643    Allston                       MA   02134                          990,000          989,227.70     0.03          99.26
  644    Chandler                      AZ   85224                          975,000          972,608.45     0.03          99.29
  645    Pacific Palisades             CA   90272                          975,000          970,329.45     0.03          99.32
  646    Redbank                       NJ   07701                          960,000          958,969.88     0.03          99.35
------------------------------------------------------------------------------------------------------------------------------------
  647    Garfield                      NJ   07026                          960,000          957,508.82     0.03          99.37
  648    Baltimore                     MD   21207                          953,000          950,688.06     0.03          99.40
  649    Coral Springs                 FL   33065                          938,000          933,851.66     0.03          99.43
  650    Omaha                         NE   68107                          930,000          930,000.00     0.03          99.45
  651    Vestal                        NY   13805                          920,000          918,191.46     0.03          99.48
------------------------------------------------------------------------------------------------------------------------------------
  652    Tuscaloosa                    AL   35405                          900,000          899,313.12     0.03          99.51
  653    Newport News                  VA   23608                          894,013          891,617.14     0.03          99.53
  654    Salt Lake City                UT   84116                          888,000          886,820.11     0.03          99.56
  655    Denver                        CO   80218                          880,000          879,261.42     0.03          99.58
  656    Minneapolis                   MN   55414                          864,000          862,793.79     0.02          99.61
------------------------------------------------------------------------------------------------------------------------------------
  657    Martinez                      CA   94553                          836,250          834,233.40     0.02          99.63
  658    Fallon                        NV   89406                          831,745          828,685.79     0.02          99.66
  659    Yuma                          AZ   85364                          820,000          817,376.30     0.02          99.68
  660    Baltimore                     MD   21207                          788,000          786,130.46     0.02          99.70
  661    Long Branch                   NJ   07740                          780,000          780,000.00     0.02          99.72
------------------------------------------------------------------------------------------------------------------------------------

                                          Interest                                                      Original       Remaining
Control     Mortgage     Administrative    Accrual              Amortization                          Interest-Only  Interest-Only
  No.       Rate (%)      Cost Rate (%)    Method                   Type                              Period (Mos.)  Period (Mos.)
===================================================================================================================================
  592        7.8750%         0.0962%       30/360   Step Payments: Fully Amortizing(1)                      0             0
  593        7.1000          0.0962        30/360   Amortizing Balloon                                      0             0
  594        6.8300          0.0962        30/360   Amortizing Balloon                                      0             0
  595        7.2500          0.0962      Actual/360 Amortizing Balloon                                      0             0
  596        7.8100          0.1562      Actual/360 Amortizing (ARD)                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  597        7.3800          0.1462      Actual/360 Amortizing Balloon                                      0             0
  598        7.3680          0.0962      Actual/360 Amortizing Balloon                                      0             0
  599        7.5010          0.0962      Actual/360 Amortizing Balloon                                      0             0
  600        7.1800          0.1462      Actual/360 Amortizing Balloon                                      0             0
  601        7.4375          0.0962      Actual/360 Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  602        7.4375          0.0962      Actual/360 Fully Amortizing                                        0             0
  603        7.6910          0.0962        30/360   Fully Amortizing                                        0             0
  604        7.8750          0.0962        30/360   Step Payments: Fully Amortizing(1)                      0             0
  605        7.1250          0.0962        30/360   Step Payments: Fully Amortizing(1)                      0             0
  606        6.7900          0.0962        30/360   Step Payments: Fully Amortizing(1)                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  607        7.3700          0.1462      Actual/360 Amortizing Balloon                                      0             0
  608        7.5800          0.0962        30/360   Fully Amortizing                                        0             0
  609        6.7840          0.0962      Actual/360 Amortizing Balloon                                      0             0
  610        7.6150          0.0962      Actual/360 Amortizing Balloon                                      0             0
  611        7.4700          0.0962        30/360   Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  612        7.1800          0.1462      Actual/360 Amortizing Balloon                                      0             0
  613        7.2010          0.0962      Actual/360 Amortizing Balloon                                      0             0
  614        7.3400          0.1462      Actual/360 Amortizing Balloon                                      0             0
  615        7.3750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  616        7.0600          0.0962        30/360   Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  617        7.4200          0.0962        30/360   Fully Amortizing                                        0             0
  618        7.9750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  619        7.0600          0.0962      Actual/360 Amortizing Balloon                                      0             0
  620        7.2150          0.0962      Actual/360 Amortizing Balloon                                      0             0
  621        7.8630          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  622        7.6250          0.0962      Actual/360 Amortizing Balloon                                      0             0
  623        7.1340          0.0962      Actual/360 Amortizing Balloon                                      0             0
  624        7.4375          0.0962      Actual/360 Fully Amortizing                                        0             0
  625        7.4375          0.0962      Actual/360 Fully Amortizing                                        0             0
  626        7.8630          0.0962        30/360   Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  627        9.1100          0.0962      Actual/360 Amortizing Balloon                                      0             0
  628        7.7500          0.0962      Actual/360 Amortizing Balloon                                      0             0
  629        7.2500          0.0962      Actual/360 Amortizing Balloon                                      0             0
  630        7.3300          0.0962      Actual/360 Amortizing Balloon                                      0             0
  631        7.4600          0.1462      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  632        6.8900          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  633        7.3410          0.0962      Actual/360 Amortizing Balloon                                      0             0
  634        7.2400          0.1712        30/360   Amortizing Balloon                                      0             0
  635        7.5300          0.0962      Actual/360 Amortizing Balloon                                      0             0
  636        7.5200          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  637        6.8800          0.0962        30/360   Amortizing Balloon                                      0             0
  638        6.8890          0.0962      Actual/360 Amortizing Balloon                                      0             0
  639        6.8280          0.0962      Actual/360 Amortizing Balloon                                      0             0
  640        7.3600          0.1462        30/360   Fully Amortizing                                        0             0
  641        7.5000          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  642        8.0000          0.0962      Actual/360 Amortizing Balloon                                      0             0
  643        7.2500          0.0962      Actual/360 Amortizing Balloon                                      0             0
  644        7.5000          0.1462      Actual/360 Amortizing (ARD)                                        0             0
  645        7.5670          0.0962      Actual/360 Amortizing Balloon                                      0             0
  646        7.8750          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  647        7.1700          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  648        7.1000          0.0962        30/360   Amortizing Balloon                                      0             0
  649        7.7500          0.0962      Actual/360 Amortizing Balloon                                      0             0
  650        6.8750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  651        7.2900          0.0962        30/360   Step Payments: Fully Amortizing(1)                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  652        7.3600          0.0962      Actual/360 Amortizing (ARD)                                        0             0
  653        8.1250          0.0962        30/360   Step Payments: Fully Amortizing(1)                      0             0
  654        7.3500          0.0962      Actual/360 Amortizing Balloon                                      0             0
  655        6.8800          0.0962      Actual/360 Amortizing Balloon                                      0             0
  656        7.1510          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------
  657        7.6000          0.0962      Actual/360 Amortizing Balloon                                      0             0
  658        7.8500          0.0962        30/360   Fully Amortizing                                        0             0
  659        7.1690          0.0962      Actual/360 Amortizing Balloon                                      0             0
  660        7.2100          0.0962        30/360   Amortizing Balloon                                      0             0
  661        6.9600          0.0962      Actual/360 Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------

          Original  Remaining
          Term to    Term to      Original      Remaining
Control   Maturity   Maturity   Amortization   Amortization Origination   Maturity     Balloon
  No.      (Mos.)     (Mos.)     Term (Mos.)    Term (Mos.)    Date        or ARD      Balance ($)      Property Type
===============================================================================================================================
  592       284        283          284            283        3/24/98      12/1/21              -  CTL
  593       120        117          360            357        1/14/98      2/1/08    $  1,161,178  Multifamily
  594       120        118          300            298        2/19/98      3/1/08       1,056,458  Multifamily
  595       120        116          360            356        12/22/97     1/1/08       1,184,697  Mobile Home Park
  596       180        176          360            356        12/9/97      1/1/13       1,054,074  Retail - Unanchored
-------------------------------------------------------------------------------------------------------------------------------
  597       120        118          360            358        2/18/98      3/1/08       1,145,459  Retail - Anchored
  598       120        118          360            358        2/10/98      3/1/08       1,145,107  Multifamily
  599       120        118          300            298        2/26/98      3/1/08       1,056,430  Industrial
  600       180        177          300            297         1/7/98      2/1/13         829,284  Retail - Unanchored
  601       180        178          180            178         2/9/98      3/1/13          27,469  Industrial
-------------------------------------------------------------------------------------------------------------------------------
  602       180        178          180            178         2/9/98      3/1/13          27,469  Industrial
  603       180        176          180            176        12/31/97     1/1/13               -  Office
  604       281        280          281            280        3/24/98      9/1/21               -  CTL
  605       230        229          230            229        3/30/98      6/1/17               -  CTL
  606       227        225          227            225         2/4/98      2/1/17               -  CTL
-------------------------------------------------------------------------------------------------------------------------------
  607       120        118          360            358         2/6/98      3/1/08       1,105,526  Retail - Anchored
  608       235        229          235            229        10/31/97     6/1/17               -  CTL
  609       120        117          300            297         1/8/98      2/1/08         980,741  Multifamily
  610       120        115          360            355        11/25/97     12/1/07      1,089,571  Industrial
  611       229        224          229            224        11/10/97     1/1/17               -  CTL
-------------------------------------------------------------------------------------------------------------------------------
  612       180        177          300            297         1/7/98      2/1/13         778,250  Retail - Unanchored
  613       120        118          360            358        2/26/98      3/1/08       1,052,477  Multifamily
  614       120        118          300            298        2/24/98      3/1/08         970,428  Industrial
  615       120        117          360            357        1/26/98      2/1/08       1,056,263  Multifamily
  616       228        225          228            225         1/6/98      2/1/17               -  CTL
-------------------------------------------------------------------------------------------------------------------------------
  617       239        233          239            233        10/23/97     10/1/17              -  CTL
  618       120        115          360            355        12/1/97      12/1/07      1,038,838  Office
  619       120        119          360            359        3/23/98      4/1/08       1,004,755  Multifamily
  620       120        117          360            357        1/29/98      2/1/08       1,008,118  Industrial
  621       120        114          360            354        10/30/97     11/1/07      1,011,396  Office
-------------------------------------------------------------------------------------------------------------------------------
  622       120        117          300            297         1/6/98      2/1/08         916,641  Retail - Anchored
  623       120        116          360            356        12/30/97     1/1/08         967,882  Multifamily
  624       180        178          180            178         2/9/98      3/1/13          23,244  Industrial
  625       180        178          180            178         2/9/98      3/1/13          23,244  Industrial
  626       180        175          180            175        11/20/97     12/1/12              -  Self Storage
-------------------------------------------------------------------------------------------------------------------------------
  627       300        297          360            357        1/28/98      2/1/23         541,259  Multifamily - Section 42
  628       120        116          360            356        12/31/97     1/1/08         949,047  Multifamily
  629       120        120          360            360         4/3/98      5/1/08         930,843  Multifamily
  630       180        175          360            355        11/26/97     12/1/12        825,339  Multifamily
  631       120        118          360            358        2/10/98      3/1/08         927,063  Office
-------------------------------------------------------------------------------------------------------------------------------
  632        84         81          360            357        1/28/98      2/1/05         964,379  Office
  633       120        115          300            295        11/10/97     12/1/07        848,620  Multifamily
  634       120        116          360            356        12/12/97     1/1/08         876,713  Multifamily
  635       120        118          300            298         2/2/98      3/1/08         813,345  Office
  636       120        118          300            298        2/19/98      3/1/08         813,101  Industrial
-------------------------------------------------------------------------------------------------------------------------------
  637       120        118          300            298        2/19/98      3/1/08         783,676  Multifamily
  638       120        117          360            357        1/30/98      2/1/08         869,156  Multifamily
  639       120        117          360            357        1/15/98      2/1/08         867,738  Multifamily
  640       300        296          300            296        12/24/97     1/1/23               -  Multifamily
  641       120        114          300            294        10/30/97     11/1/07        811,971  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  642       120        113          300            293        9/30/97      10/1/07        824,134  Self Storage
  643       120        119          360            359         3/4/98      4/1/08         869,265  Multifamily
  644       120        117          360            357         1/9/98      2/1/08         860,920  Retail - Anchored
  645       120        113          360            353        9/30/97      10/1/07        862,689  Multifamily
  646       180        179          300            299         3/3/98      4/1/13         635,911  Mixed Use
-------------------------------------------------------------------------------------------------------------------------------
  647       180        177          360            357        1/22/98      2/1/13         739,586  Multifamily
  648       120        117          360            357        1/14/98      2/1/08         819,705  Multifamily
  649       120        116          300            296        12/19/97     1/1/08         767,247  Retail - Unanchored
  650       120        120          360            360         4/3/98      5/1/08         808,634  Multifamily
  651       238        236          238            236         2/4/98      1/1/18               -  CTL
-------------------------------------------------------------------------------------------------------------------------------
  652       120        119          360            359         3/2/98      4/1/08         792,480  Retail - Anchored
  653       236        234          236            234        2/27/98      11/1/17              -  CTL
  654       120        118          360            358        2/10/98      3/1/08         781,837  Multifamily
  655        84         83          360            359        3/30/98      4/1/05         808,326  Multifamily
  656       120        118          360            358        2/27/98      3/1/08         756,795  Multifamily
-------------------------------------------------------------------------------------------------------------------------------
  657       120        117          360            357        1/30/98      2/1/08         740,244  Industrial
  658       233        231          233            231        2/18/98      8/1/17               -  CTL
  659       120        116          360            356        12/18/97     1/1/08         718,088  Multifamily
  660       120        117          360            357        1/14/98      2/1/08         679,505  Multifamily
  661       360        360          360            360         4/3/98      5/1/28          66,807  Multifamily - Section 42
-------------------------------------------------------------------------------------------------------------------------------

                                                                   Annual
Control                                                             Debt                   Net                   Appraised
  No.    Prepayment Provisions                                    Service ($)         Cash Flow ($)  DSCR (x)     Value ($)
==============================================================================================================================
  592    L(8),D(15.67)                                              Step Loan         $    127,710    NAP        $  1,410,000
  593    L(4),YM1%(4),O(2)                                       $    108,869              160,410   1.47x          1,800,000
  594    L(7),D(2.5),O(.5)                                            112,747              145,801   1.29           1,750,000
  595    L(4),D(5.75),O(.25)                                          110,513              157,504   1.43           1,800,000
  596    L(10),D(4.75),O(.25)                                         115,002              151,953   1.32           1,775,000
------------------------------------------------------------------------------------------------------------------------------
  597    L(4),D(5.75),O(.25)                                          107,799              152,753   1.42           1,800,000
  598    L(4),D(5.83),O(.17)                                          107,671              155,981   1.45           1,750,000
  599    L(4),D(5.83),O(.17)                                          115,293              190,349   1.65           2,180,000
  600    L(7.5),D(7),O(.5)                                            112,055              142,465   1.27           1,850,000
  601    L(6),D(8.75),O(.25)                                          144,060              219,879   1.53           2,500,000
------------------------------------------------------------------------------------------------------------------------------
  602    L(6),D(8.75),O(.25)                                          144,060              216,957   1.51           2,370,000
  603    L(4),D(10.83),O(.17)                                         146,312              155,441   1.06           1,850,000
  604    L(8),D(15.42)                                              Step Loan              119,790    NAP           1,320,000
  605    L(4),D(15.167)                                             Step Loan              138,517    NAP           1,550,000
  606    L(8),YM1%(10.92)                                           Step Loan              113,793    NAP           1,600,000
------------------------------------------------------------------------------------------------------------------------------
  607    L(4),YM1%(5.75),O(.25)                                       103,964              136,360   1.31           1,680,000
  608    L(8),D(11.58)                                                122,685              163,487    NAP           1,760,000
  609    L(4),D(5.83),O(.17)                                          102,711              159,654   1.55           1,600,000
  610    L(4),D(5.83),O(.17)                                          104,369              140,082   1.34           1,614,000
  611    L(10),D(9.08)                                                121,129              126,938    NAP           1,400,000
------------------------------------------------------------------------------------------------------------------------------
  612    L(7.5),D(7),O(.5)                                            105,160              140,946   1.34           1,700,000
  613    L(4),D(5.83),O(.17)                                           97,755              144,087   1.47           1,560,000
  614    L(5),D(4.5),O(.5)                                            104,921              135,403   1.29           1,835,000
  615    L(4),D(5.75),O(.25)                                           99,457              126,335   1.27           1,800,000
  616    L(12),YM1%(7)                                                114,876              168,015    NAP           1,850,000
------------------------------------------------------------------------------------------------------------------------------
  617    L(10),D(9.42),O(.5)                                          113,202              116,093    NAP           1,300,000
  618    L(4),D(5.83),O(.17)                                          102,117              133,539   1.31           1,550,000
  619    L(4),D(5.5),O(.5)                                             92,368              122,895   1.33           1,500,000
  620    L(4),D(5.83),O(.17)                                           93,813              129,900   1.38           2,100,000
  621    L(4),D(5.83),O(.17)                                           98,641              142,284   1.44           1,600,000
------------------------------------------------------------------------------------------------------------------------------
  622    L(4),D(5.75),O(.25)                                          100,864              125,756   1.25           1,550,000
  623    L(4),D(5.83),O(.17)                                           89,517              123,121   1.38           1,430,000
  624    L(6),D(8.75),O(.25)                                          121,897              168,887   1.39           1,890,000
  625    L(6),D(8.75),O(.25)                                          121,897              172,566   1.42           1,630,000
  626    L(4),D(10.83),O(.17)                                         125,104              172,649   1.38           1,700,000
------------------------------------------------------------------------------------------------------------------------------
  627    L(2.25),D(12.75),O(10)                                       105,014              126,644   1.21           1,460,000
  628    L(4),D(5.75),O(.25)                                           91,815              116,321   1.27           1,425,000
  629    L(4),D(5.5),O(.5)                                             86,773              106,651   1.23           1,300,000
  630    L(2),YM1%(6),4(1),3(1),2(1),1(1),O(3)                         87,712              113,383   1.29           3,550,000
  631    L(4),D(5.75),O(.25)                                           87,756              107,996   1.23           1,610,000
------------------------------------------------------------------------------------------------------------------------------
  632    L(4),D(2.75),O(.25)                                           82,899              118,073   1.42           1,400,000
  633    L(4),D(5.83),O(.17)                                           91,814              132,816   1.45           1,400,000
  634    L(4),YM1%(5),O(1)                                             83,088              121,769   1.47           1,280,000
  635    L(4),D(5.5),O(.5)                                             88,913              113,915   1.28           1,350,000
  636    L(4),D(5.75),O(.25)                                           88,835              121,191   1.36           1,350,000
------------------------------------------------------------------------------------------------------------------------------
  637    L(7),D(2.5),O(.5)                                             83,897              108,035   1.29           1,275,000
  638    L(4),D(5.83),O(.17)                                           78,944              134,149   1.70           1,540,000
  639    L(4),D(5.83),O(.17)                                           78,455              124,247   1.58           1,500,000
  640    L(12),D(12.75),O(.25)                                         87,589              146,749   1.68           1,725,000
  641    L(4),D(5.83),O(.17)                                           88,679              125,606   1.42           1,500,000
------------------------------------------------------------------------------------------------------------------------------
  642    L(4),D(5.83),O(.17)                                           92,618              135,510   1.46           1,670,000
  643    L(3),D(7)                                                     81,043              103,282   1.27           1,275,000
  644    L(4),YM1%(5.5),O(.5)                                          81,808              131,609   1.61           1,300,000
  645    L(4),D(5.83),O(.17)                                           82,346               97,921   1.19           1,480,000
  646    L(1),YM1%(13.5),O(.5)                                         87,961              116,262   1.32           1,275,000
------------------------------------------------------------------------------------------------------------------------------
  647    L(3),D(11.5),O(.5)                                            77,963               96,914   1.24           1,200,000
  648    L(4),YM1%(4),O(2)                                             76,854              105,588   1.37           1,270,000
  649    L(4),D(5.75),O(.25)                                           85,020              114,191   1.34           1,250,000
  650    L(5),D(5)                                                     73,313              116,485   1.59           1,300,000
  651    L(10),D(9.83)                                              Step Loan               79,415    NAP           1,000,000
------------------------------------------------------------------------------------------------------------------------------
  652    L(4),YM1%(5.75),O(.25)                                        74,483              100,973   1.36           1,200,000
  653    L(8)YM1%(11.417),O(.25)                                    Step Loan               91,313    NAP             975,000
  654    L(4),YM1%(5.83),O(.17) or D(Borr)                             73,417              101,048   1.38           1,110,000
  655    L(3),D(3.75),O(.25)                                           69,407               83,923   1.21           1,100,000
  656    L(4),D(5.83),O(.17)                                           70,033               91,980   1.31           1,080,000
------------------------------------------------------------------------------------------------------------------------------
  657    L(4),D(5.83),O(.17)                                           70,855              100,767   1.42           1,115,000
  658    L(8)D(11.417)                                                 83,587               87,767    NAP           1,200,000
  659    L(4),D(5.83),O(.17)                                           66,586               97,950   1.47           1,070,000
  660    L(4),YM1%(4),O(2)                                             64,250               90,071   1.40           1,050,000
  661    L(4),YM1(6),1(19.75),O(.25) or D(Borr)                        62,021               81,608   1.32             975,000
------------------------------------------------------------------------------------------------------------------------------

                                          Underwritten
                                           Hospitality                        Sq. Ft.,            Loan per
                      Cut-off   Scheduled   Average                            Units           Sq. Ft., Units
Control   Appraisal    Date   Maturity Date  Daily      Year      Year        Bed, Pad            Bed, Pad     Occupancy
  No.       Year      LTV (%)    LTV (%)    Rate ($)    Built   Renovated     or Room            or Room ($)  Percentage (%)
================================================================================================================================
  592       1997        NAP        0.0%                 1997       N/A           4,558 Sq. Ft.  $     299.05     100.0%
  593       1997       74.8%      64.5                  1960      1990              54 Units       25,000.00      92.6
  594       1997       77.0       60.4                  1970       N/A              70 Units       19,285.71      94.3
  595       1997       74.8       65.8                  1965      1986             135 Pads        10,000.00      99.2
  596       1997       74.7       59.4                  1982     1992-93        21,729 Sq. Ft.         61.21     100.0
--------------------------------------------------------------------------------------------------------------------------------
  597       1998       72.1       63.6                1949,1987    N/A          19,725 Sq. Ft.         65.91     100.0
  598       1997       74.2       65.4                  1950      1989              32 Units       40,625.00     100.0
  599       1998       59.5       48.5                  1968      1995          37,546 Sq. Ft.         34.62     100.0
  600       1997       70.0       44.8                  1987       N/A          12,227 Sq. Ft.        106.32     100.0
  601       1997       51.7        1.1                  1979       N/A         120,000 Sq. Ft.         10.83     100.0
--------------------------------------------------------------------------------------------------------------------------------
  602       1997       54.5        1.2                  1973       N/A         130,000 Sq. Ft.         10.00     100.0
  603       1997       69.4        0.0                  1992       N/A          25,448 Sq. Ft.         51.08     100.0
  604       1997        NAP        0.0                  1996       N/A           4,558 Sq. Ft.        277.49     100.0
  605       1998        NAP        0.0                  1997       N/A          10,908 Sq. Ft.        115.59     100.0
  606       1997        NAP        0.0                  1997       N/A          10,938 Sq. Ft.        115.31     100.0
--------------------------------------------------------------------------------------------------------------------------------
  607       1997       74.6       65.8                  1988       N/A          25,592 Sq. Ft.         49.04      95.7
  608       1997        NAP        0.0                  1997       N/A          10,908 Sq. Ft.        114.59     100.0
  609       1997       76.9       61.3                  1968       N/A              70 Units       17,642.86     100.0
  610       1997       75.9       67.5                  1997       N/A          26,883 Sq. Ft.         45.75     100.0
  611       1997        NAP        0.0                  1997       N/A          10,908 Sq. Ft.        112.76     100.0
--------------------------------------------------------------------------------------------------------------------------------
  612       1997       71.5       45.8                  1989       N/A          11,760 Sq. Ft.        103.74     100.0
  613       1998       76.8       67.5                  1973       N/A              27 Units       44,444.44     100.0
  614       1997       65.3       52.9                  1985       N/A          33,350 Sq. Ft.         35.98     100.0
  615       1997       66.5       58.7                  1971       N/A              80 Units       15,000.00      96.3
  616       1997        NAP        0.0                  1997       N/A          10,004 Sq. Ft.        119.95     100.0
--------------------------------------------------------------------------------------------------------------------------------
  617       1997        NAP        0.0                  1997       N/A           8,775 Sq. Ft.        134.02     100.0
  618       1997       74.8       67.0                  1983       N/A          18,880 Sq. Ft.         61.57     100.0
  619       1998       76.6       67.0                  1981       N/A              48 Units       23,958.33      96.0
  620       1997       54.6       48.0                  1986       N/A          38,434 Sq. Ft.         29.92     100.0
  621       1997       70.7       63.2                  1983       N/A          17,334 Sq. Ft.         65.48      99.0
--------------------------------------------------------------------------------------------------------------------------------
  622       1997       72.3       59.1                  1974       N/A          34,864 Sq. Ft.         32.27     100.0
  623       1997       77.1       67.7                  1985       N/A              56 Units       19,754.46      94.7
  624       1997       57.9        1.2                  1983       N/A          97,000 Sq. Ft.         11.34     100.0
  625       1997       67.1        1.4                1967-1968    N/A         124,800 Sq. Ft.          8.81     100.0
  626       1997       63.8        0.0                  1963      1996             333 Units        3,303.30      98.0
--------------------------------------------------------------------------------------------------------------------------------
  627       1997       73.6       37.1                  1996       N/A              40 Units       26,925.00      97.5
  628       1997       74.7       66.6                  1940      1990              36 Units       29,666.67      97.2
  629       1998       81.5       71.6                  1977       N/A              40 Units       26,500.00      97.0
  630       1997       29.8       23.3                  1976       N/A             112 Units        9,491.07      95.5
  631       1997       65.1       57.6                  1963     1980's         23,570 Sq. Ft.         44.55     100.0
--------------------------------------------------------------------------------------------------------------------------------
  632       1997       74.8       68.9                  1986       N/A          31,012 Sq. Ft.         33.86     100.0
  633       1997       74.6       60.6                  1950      1996              53 Units       19,811.32      98.0
  634       1997       79.1       68.5                  1987       N/A              44 Units       23,090.91     100.0
  635       1997       73.9       60.3                  1983       N/A          22,772 Sq. Ft.         43.91      93.5
  636       1997       73.9       60.2                  1972    1985,89,90      36,519 Sq. Ft.         27.38     100.0
--------------------------------------------------------------------------------------------------------------------------------
  637       1997       78.2       61.5                  1960       N/A              32 Units       31,250.00      87.5
  638       1997       64.8       56.4                  1977       N/A              40 Units       25,000.00      95.0
  639       1997       66.5       57.9                  1987       N/A              69 Units       14,492.75     100.0
  640       1997       57.7        0.0                1965,1966    N/A              50 Units       20,000.00      96.0
  641       1997       66.2       54.1                  1969       N/A              96 Units       10,416.67      94.0
--------------------------------------------------------------------------------------------------------------------------------
  642       1997       59.5       49.4                  1995       N/A             354 Units        2,824.86      97.0
  643       1998       77.6       68.2                  1910      1997              31 Units       31,935.48     100.0
  644       1997       74.8       66.2                  1976       N/A          21,100 Sq. Ft.         46.21     100.0
  645       1997       65.6       58.3                  1954      1996              18 Units       54,166.67     100.0
  646       1997       75.2       49.9                1930,75,78   N/A          18,731 Sq. Ft.         51.25     100.0
--------------------------------------------------------------------------------------------------------------------------------
  647       1997       79.8       61.6                  1965       N/A              24 Units       40,000.00      95.9
  648       1997       74.9       64.5                  1972      1997              44 Units       21,659.09      89.9
  649       1997       74.7       61.4                  1983      1996          22,154 Sq. Ft.         42.34      89.9
  650       1998       71.5       62.2                  1966      1997              55 Units       16,909.09      90.8
  651       1997        NAP        0.0                  1997       N/A          12,410 Sq. Ft.         74.13     100.0
--------------------------------------------------------------------------------------------------------------------------------
  652       1997       74.9       66.0                  1995       N/A           9,032 Sq. Ft.         99.65     100.0
  653       1998        NAP        0.0                  1997       N/A           8,750 Sq. Ft.        102.17     100.0
  654       1998       79.9       70.4                  1974       N/A              26 Units       34,153.85      84.0
  655       1998       79.9       73.5                 1940-46     N/A              37 Units       23,783.78     100.0
  656       1997       79.9       70.1                  1966       N/A              34 Units       25,411.76     100.0
--------------------------------------------------------------------------------------------------------------------------------
  657       1998       74.8       66.4                  1988       N/A          12,089 Sq. Ft.         69.17     100.0
  658       1997        NAP        0.0                  1997       N/A           5,173 Sq. Ft.        160.79     100.0
  659       1997       76.4       67.1                  1985       N/A              48 Units       17,083.33      95.0
  660       1997       74.9       64.7                  1960       N/A              36 Units       21,888.89      92.5
  661       1998       80.0        6.9                  1965      1998              20 Units       39,000.00      95.0
--------------------------------------------------------------------------------------------------------------------------------

                                                                                       Largest Tenant
                                                      ------------------------------------------------------------------------------
                                                                                                          Tenant
Control Rent Roll          Underwriting                                                                 Area Leased         Lease
  No.     Date             Reserves ($)      per                Tenant Name                              (Sq. Ft.)         Exp Date
====================================================================================================================================
  592    5/1/98                          -  Sq. Ft.   IHOP Properties, Inc.                                  4,558         12/31/21
  593    1/14/98                   $265.00  Unit
  594   10/25/97                    250.00  Unit
  595   10/1/97                      33.00  Pad
  596   11/25/97                      0.17  Sq. Ft.   Remax Realty                                           3,100          1/31/00
------------------------------------------------------------------------------------------------------------------------------------
  597    2/20/98                      0.44  Sq. Ft.   Normandy #1                                            7,875          3/1/99
  598    1/12/98                    269.94  Unit
  599   12/1/97                       0.09  Sq. Ft.   Applied Companies                                     37,012          2/28/08
  600   12/11/97                      0.16  Sq. Ft.   Classic Fitness                                        4,200          6/30/99
  601      0                          0.09  Sq. Ft.   Warehouse Specialists, Inc.                          120,000          3/1/13
------------------------------------------------------------------------------------------------------------------------------------
  602    1/1/98                       0.10  Sq. Ft.   Warehouse Specialists, Inc.                          130,000          3/1/13
  603   11/20/97                      0.19  Sq. Ft.   City Of Los Angeles                                   13,500          6/30/99
  604    5/1/98                          -  Sq. Ft.   IHOP Properties, Inc.                                  4,558          9/30/21
  605    5/1/98                       0.20  Sq. Ft.   Eckerd Corporation                                    10,908          8/2/17
  606    5/1/98                       0.15  Sq. Ft.   Eckerd Corporation                                    10,938          3/8/17
------------------------------------------------------------------------------------------------------------------------------------
  607   12/31/97                      0.32  Sq. Ft.   ABCO Markets (Shadow)                                 42,843          5/31/09
  608    5/1/98                       0.10  Sq. Ft.   Eckerd                                                10,908          6/29/17
  609   12/12/97                    181.00  Unit
  610   10/1/97                       0.15  Sq. Ft.   Usa Pre-Sort And Mailing Services, Inc. & Copelco     13,745          6/1/02
  611    5/1/98                       0.25  Sq. Ft.   Eckerd                                                10,908          2/17/17
------------------------------------------------------------------------------------------------------------------------------------
  612    4/23/98                      0.16  Sq. Ft.   In Stereo, LLC                                         3,195          3/31/99
  613   11/12/97                    228.26  Unit
  614    3/21/98                      0.10  Sq. Ft.   Piedmont Industries                                   17,153          8/14/99
  615   12/22/97                    285.00  Unit
  616    5/1/98                       0.25  Sq. Ft.   Rite Aid of Pennsylvania, Inc.                        10,004          2/28/17
------------------------------------------------------------------------------------------------------------------------------------
  617    5/1/98                       0.25  Sq. Ft.   Westbrook Maine CVS, Inc.                              8,775          1/31/18
  618    9/1/97                       0.37  Sq. Ft.   Distributor Benefits                                   2,117          3/31/99
  619    2/25/98                    175.00  Unit
  620    1/16/98                      0.10  Sq. Ft.   Cortez & Iverson                                      19,172          7/31/01
  621    7/15/97                      0.29  Sq. Ft.   Grenhill Development                                   2,302          7/31/98
------------------------------------------------------------------------------------------------------------------------------------
  622    1/6/98                       0.17  Sq. Ft.   Save-A-Lot                                            25,114          3/31/09
  623   11/1/97                     242.00  Unit
  624      0                          0.10  Sq. Ft.   Warehouse Specialists, Inc.                           97,000          3/1/13
  625      0                          0.05  Sq. Ft.   Warehouse Specialists, Inc.                          124,800          3/1/13
  626    7/30/97                     14.29  Unit
------------------------------------------------------------------------------------------------------------------------------------
  627    1/14/98                    175.00  Unit
  628   12/1/97                     274.00  Unit
  629    3/30/98                    237.00  Unit
  630   11/26/97                    268.00  Unit
  631   11/4/97                       0.19  Sq. Ft.   Inge Lisa Weber                                        1,983          6/30/98
------------------------------------------------------------------------------------------------------------------------------------
  632    1/1/98                       0.15  Sq. Ft.   Marimon Business Machines                             10,575          7/31/99
  633   10/1/97                     200.00  Unit
  634    9/20/97                    202.07  Unit
  635   11/1/97                       0.15  Sq. Ft.   Hardees                                                9,257          8/31/98
  636    2/25/98                      0.15  Sq. Ft.   Tinter, Inc.                                          36,519          5/31/00
------------------------------------------------------------------------------------------------------------------------------------
  637   11/25/97                    256.00  Unit
  638   12/31/97                    250.00  Unit
  639    9/9/97                     308.00  Unit
  640    9/24/97                    250.00  Unit
  641    9/23/97                    250.00  Unit
------------------------------------------------------------------------------------------------------------------------------------
  642    7/21/97                     11.68  Unit
  643    9/1/97                     250.00  Unit
  644    1/1/98                       0.28  Sq. Ft.   Food City (Shadow)                                       NAV           NAV
  645    8/6/97                     193.00  Unit
  646   12/1/97                       0.13  Sq. Ft.   VNA of New Jersey                                      8,960          9/30/98
------------------------------------------------------------------------------------------------------------------------------------
  647    8/1/97                     250.00  Unit
  648   10/1/97                     285.00  Unit
  649    3/1/98                       0.29  Sq. Ft.   Physiotherapy Rehabilitation                          12,074          4/1/99
  650    1/31/98                    254.00  Unit
  651    5/1/98                       0.45  Sq. Ft.   Sears, Roebuck and Co.                                12,410          1/12/18
------------------------------------------------------------------------------------------------------------------------------------
  652    2/11/98                      0.20  Sq. Ft.   Pier 1 Imports                                         9,032          3/31/05
  653    5/1/98                       0.20  Sq. Ft.   Sunbelt Rentals                                        8,750         12/14/17
  654    1/19/98                    308.00  Unit
  655   10/31/97                    413.00  Unit
  656    1/1/98                     356.26  Unit
------------------------------------------------------------------------------------------------------------------------------------
  657    1/28/98                      0.36  Sq. Ft.   Clementina Refinery                                   12,089          1/29/08
  658    5/1/98                       0.25  Sq. Ft.   United States Postal Service                           5,173          9/10/17
  659   10/23/97                    281.00  Unit
  660    5/16/97                    289.00  Unit
  661    3/1/98                     250.00  Unit
------------------------------------------------------------------------------------------------------------------------------------

                         2nd Largest Tenant                                           3rd Largest Tenant
     ---------------------------------------------------------  -------------------------------------------------------------
                                            Tenant                                                          Tenant
Control                                   Area Leased  Lease                                              Area Leased Lease  Control
  No.         Tenant Name                  (Sq. Ft.)  Exp Date                  Tenant Name                (Sq. Ft.) Exp Date   No.
====================================================================================================================================
 592                                                                                                                            592
 593                                                                                                                            593
 594                                                                                                                            594
 595                                                                                                                            595
 596 Chair Hut                                 2,540  12/15/98  JDC Bicycles                                   2,254   1/31/98  596
------------------------------------------------------------------------------------------------------------------------------------
 597 Rose Auto                                 6,600   5/1/98   Sherwin Williams                               5,250   9/1/02   597
 598                                                                                                                            598
 599                                                                                                                            599
 600 Gianetta's Cucina Italiana                2,382  10/31/00  Reminisce with Kathy                           2,275   5/31/98  600
 601                                                                                                                            601
------------------------------------------------------------------------------------------------------------------------------------
 602                                                                                                                            602
 603                                                                                                                            603
 604                                                                                                                            604
 605                                                                                                                            605
 606                                                                                                                            606
------------------------------------------------------------------------------------------------------------------------------------
 607 Ace Hardware                              8,493   4/30/01  Goodyear Tire & Rubber                         5,266   1/17/99  607
 608                                                                                                                            608
 609                                                                                                                            609
 610 National Equipment Rental                13,138  10/1/02                                                                   610
 611                                                                                                                            611
------------------------------------------------------------------------------------------------------------------------------------
 612 Hwang's School of Tae Kwan Do             1,715   8/31/99  Royal Beauty Supply                            1,640   4/30/02  612
 613                                                                                                                            613
 614 Viromed                                  12,459   6/14/02  Longleaf Industries                            3,738   6/1/02   614
 615                                                                                                                            615
 616                                                                                                                            616
------------------------------------------------------------------------------------------------------------------------------------
 617                                                                                                                            617
 618 High Country Insurance                    2,107   4/30/00  Garraa                                         2,078   4/30/00  618
 619                                                                                                                            619
 620 Poly-Tainer, Inc.                        18,773   3/14/01                                                                  620
 621 Security Life                             2,283   4/30/98  Lincoln Title                                  2,085   5/31/00  621
------------------------------------------------------------------------------------------------------------------------------------
 622 CVS                                       9,750   3/31/99                                                                  622
 623                                                                                                                            623
 624                                                                                                                            624
 625                                                                                                                            625
 626                                                                                                                            626
------------------------------------------------------------------------------------------------------------------------------------
 627                                                                                                                            627
 628                                                                                                                            628
 629                                                                                                                            629
 630                                                                                                                            630
 631 Jan Maclean                               1,749  10/31/00  Doc Exchange                                   1,734  11/30/98  631
------------------------------------------------------------------------------------------------------------------------------------
 632 Renick Computer Products                  6,862  10/31/00  Sun Drilling Products                          6,375   1/31/99  632
 633                                                                                                                            633
 634                                                                                                                            634
 635 Dean Witter Reynolds, Inc.                4,721   5/31/00  Moore-Norman Hospice                           2,383   7/31/00  635
 636                                                                                                                            636
------------------------------------------------------------------------------------------------------------------------------------
 637                                                                                                                            637
 638                                                                                                                            638
 639                                                                                                                            639
 640                                                                                                                            640
 641                                                                                                                            641
------------------------------------------------------------------------------------------------------------------------------------
 642                                                                                                                            642
 643                                                                                                                            643
 644 Famous Sam's                              6,000   3/31/06  98 Cent Store                                  4,400  12/31/00  644
 645                                                                                                                            645
 646 Crates Beverage                           3,550   6/30/98  WAWA, Inc.                                     2,700   6/30/99  646
------------------------------------------------------------------------------------------------------------------------------------
 647                                                                                                                            647
 648                                                                                                                            648
 649 NMM Liquors                               2,667   2/28/02  Butler & Co                                    2,570   2/1/02   649
 650                                                                                                                            650
 651                                                                                                                            651
------------------------------------------------------------------------------------------------------------------------------------
 652                                                                                                                            652
 653                                                                                                                            653
 654                                                                                                                            654
 655                                                                                                                            655
 656                                                                                                                            656
------------------------------------------------------------------------------------------------------------------------------------
 657                                                                                                                            657
 658                                                                                                                            658
 659                                                                                                                            659
 660                                                                                                                            660
 661                                                                                                                            661
------------------------------------------------------------------------------------------------------------------------------------

Control
  No.    Property Name                                            Address
==========================================================================================================================
  662    325 North Howard Street                                  325 North Howard Street
  663    Pikesville Professional Building                         7 Church Lane
  664    Washington Place                                         944 Old Washington Road
  665    1416-1430 S. Main Street                                 1416-1430 S. Main Street
  666    Hodges Warehouse and Corporate Offices (Hodges I)        4401 South 72nd East Avenue
--------------------------------------------------------------------------------------------------------------------------
  667    Commerce Square Shopping Center                          203 Commerce Avenue
  668    Villa Apartments                                         1111  7Th Street  South
  669    Magnolia                                                 2100 River View Rd.
  670    Blockbuster Video Store                                  6324  Custer Road
  671    Creamery Hills                                           355 Creamery Road
--------------------------------------------------------------------------------------------------------------------------
  672    13348 Newport Boulevard (Walgreen - Tustin)              13348 Newport Boulevard
  673    Wells Court                                              1856 Wells Drive
  674    Logan Square Shopping Center                             SWC of Logan Drive and Memorial Pkwy (Highway 231)
  675    2486 Morris Avenue                                       2486 Morris Avenue
  676    Branford Apartments                                      12850  Bradford Street
--------------------------------------------------------------------------------------------------------------------------

                                                       Cross                                         % of Aggregate   Cumulative
Control                                     Zip    Collateralized     Original         Cut-off Date   Cut-off Date    % of Initial
  No.    City                        State  Code       Groups         Balance ($)       Balance ($)      Balance      Pool Balance
====================================================================================================================================
  662    Glendale                      CA   91206                   $      775,000  $       773,913.25     0.02%         99.75%
  663    Pikesville                    MD   21208                          770,000          767,358.36     0.02          99.77
  664    Thomson                       GA   30824                          765,000          764,538.46     0.02          99.79
  665    Milpitas                      CA   95035                          760,000          758,402.60     0.02          99.81
  666    Tulsa                         OK   74145     Group K              750,000          747,776.36     0.02          99.83
------------------------------------------------------------------------------------------------------------------------------------
  667    La Grange                     GA   30240                          750,000          747,308.05     0.02          99.85
  668    Minneapolis                   MN   55415                          740,000          737,006.36     0.02          99.88
  669    Tunica                        MS   38646                          725,000          722,827.14     0.02          99.90
  670    Plano                         TX   75023                          700,000          695,387.84     0.02          99.92
  671    Harford                       NY   13784                          608,000          606,231.70     0.02          99.93
------------------------------------------------------------------------------------------------------------------------------------
  672    Tustin                        CA   92680                          500,000          494,859.06     0.01          99.95
  673    Atlanta                       GA   30311                          490,000          490,000.00     0.01          99.96
  674    Huntsville                    AL   35802                          450,000          448,384.84     0.01          99.98
  675    Bronx                         NY   10468                          440,000          438,203.46     0.01          99.99
  676    Arleta                        CA   91331                          410,000          408,723.18     0.01         100.00
------------------------------------------------------------------------------------------------------------------------------------

                                                                                    $ 3,475,264,082.79   100.00%
                                                                                    ==================   ======

                                          Interest                                                      Original       Remaining
Control     Mortgage     Administrative    Accrual              Amortization                          Interest-Only  Interest-Only
  No.       Rate (%)      Cost Rate (%)    Method                   Type                              Period (Mos.)  Period (Mos.)
===================================================================================================================================
  662        7.1330%         0.0962%     Actual/360 Amortizing Balloon                                      0             0
  663        7.5200          0.0962        30/360   Amortizing Balloon                                      0             0
  664        8.5200          0.0962      Actual/360 Amortizing Balloon                                      0             0
  665        7.4380          0.0962      Actual/360 Amortizing Balloon                                      0             0
  666        7.7100          0.0962        30/360   Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  667        7.6250          0.0962      Actual/360 Amortizing Balloon                                      0             0
  668        6.7840          0.0962      Actual/360 Amortizing Balloon                                      0             0
  669        8.2500          0.0962      Actual/360 Amortizing Balloon                                      0             0
  670        8.3750          0.0962      Actual/360 Amortizing Balloon                                      0             0
  671        7.6500          0.0962      Actual/360 Fully Amortizing                                        0             0
-----------------------------------------------------------------------------------------------------------------------------------
  672        7.0600          0.0962        30/360   Fully Amortizing                                        0             0
  673        7.5000          0.0962      Actual/360 Fully Amortizing                                        0             0
  674        7.6250          0.0962      Actual/360 Amortizing Balloon                                      0             0
  675        7.7500          0.0962      Actual/360 Amortizing Balloon                                      0             0
  676        7.3060          0.0962      Actual/360 Amortizing Balloon                                      0             0
-----------------------------------------------------------------------------------------------------------------------------------

             7.2569%
             ======

          Original  Remaining
          Term to    Term to      Original      Remaining
Control   Maturity   Maturity   Amortization   Amortization Origination   Maturity     Balloon
  No.      (Mos.)     (Mos.)     Term (Mos.)    Term (Mos.)    Date        or ARD      Balance ($)      Property Type
===============================================================================================================================
  662       120        118          360            358        2/10/98      3/1/08    $    678,519  Multifamily
  663       120        117          300            297        1/14/98      2/1/08         614,152  Office
  664       300        299          360            359        3/27/98      4/1/23         361,569  Multifamily - Section 42
  665       120        118          300            298        2/18/98      3/1/08         616,433  Retail - Unanchored
  666       180        179          180            179        3/13/98      4/1/13               -  Industrial
-------------------------------------------------------------------------------------------------------------------------------
  667       120        117          300            297        1/26/98      2/1/08         611,094  Retail - Anchored
  668       120        117          300            297         1/8/98      2/1/08         587,651  Multifamily
  669       120        115          360            355        11/6/97      12/1/07        652,084  Multifamily
  670       120        113          300            293         9/5/97      10/1/07        583,059  Retail - Anchored
  671       360        356          360            356        12/18/97     1/1/28          65,346  Multifamily - Section 42
-------------------------------------------------------------------------------------------------------------------------------
  672       171        168          171            168        1/29/98      5/1/12               -  CTL
  673       300        300          300            300         4/7/98      5/1/23          35,191  Multifamily - Section 42
  674       120        117          300            297        1/26/98      2/1/08         366,658  Retail - Anchored
  675       120        114          360            354        10/22/97     11/1/07        391,010  Multifamily
  676       120        116          360            356        12/31/97     1/1/08         360,315  Multifamily
-------------------------------------------------------------------------------------------------------------------------------

            155        152          319            316
            ===        ===          ===            ===

                                                                   Annual
Control                                                             Debt                   Net                   Appraised
  No.    Prepayment Provisions                                    Service ($)         Cash Flow ($)  DSCR (x)     Value ($)
==============================================================================================================================
  662    L(4),D(5.83),O(.17)                                     $     62,706         $     79,277   1.26x        $ 1,000,000
  663    L(4),YM1%(4),O(2)                                             68,403               87,370   1.28           1,100,000
  664    L(15),O(10)                                                   70,716               92,363   1.31             900,000
  665    L(4),D(5.83),O(.17)                                           67,029              116,532   1.74           1,360,000
  666    L(7),D(7.75),O(.25)                                           84,509              106,367   1.26           1,200,000
------------------------------------------------------------------------------------------------------------------------------
  667    L(4),D(5.75),O(.25)                                           67,243               92,162   1.37           1,000,000
  668    L(4),D(5.83),O(.17)                                           61,544               85,352   1.39           1,055,000
  669    L(4),YM1%(5.5),O(.5)                                          65,360               85,353   1.31             935,000
  670    L(4),D(5.83),O(.17)                                           66,933               88,130   1.32           1,100,000
  671    L(2.33),D(27.417)O(.25)                                       51,766               64,308   1.24             780,000
------------------------------------------------------------------------------------------------------------------------------
  672    L(7),D(6.25),O(1)                                             55,743               55,800    NAP             750,000
  673    L(13),O(12)                                                   43,453              110,944   2.55           1,625,000
  674    L(4),D(5.75),O(.25)                                           40,346               51,974   1.29             600,000
  675    L(4),YM1%(5.75),O(.25)                                        37,827               51,483   1.36             590,000
  676    L(4),D(5.83),O(.17)                                           33,750               47,816   1.42             510,000
------------------------------------------------------------------------------------------------------------------------------

                                          Underwritten
                                           Hospitality                        Sq. Ft.,            Loan per
                      Cut-off   Scheduled   Average                            Units           Sq. Ft., Units
Control   Appraisal    Date   Maturity Date  Daily      Year      Year        Bed, Pad            Bed, Pad     Occupancy
  No.       Year      LTV (%)    LTV (%)    Rate ($)    Built   Renovated     or Room            or Room ($)  Percentage (%)
================================================================================================================================
  662       1997       77.4%      67.9%                 1965       N/A              18 Units    $  43,055.56     100.0%
  663       1997       69.8       55.8                  1964      1995          13,420 Sq. Ft.         57.38     100.0
  664       1998       85.0       40.2                  1996       N/A              42 Units       18,214.29     100.0
  665       1997       55.8       45.3                  1988      1995          14,071 Sq. Ft.         54.01     100.0
  666       1998       62.3        0.0                  1970       N/A          52,800 Sq. Ft.         14.20     100.0
--------------------------------------------------------------------------------------------------------------------------------
  667       1997       74.7       61.1                  1985      1996          14,079 Sq. Ft.         53.27     100.0
  668       1997       69.9       55.7                  1964       N/A              47 Units       15,744.68     100.0
  669       1997       77.3       69.7                  1994       N/A              21 Units       34,523.81     100.0
  670       1997       63.2       53.0                  1997       N/A           6,500 Sq. Ft.        107.69     100.0
  671       1997       77.7        8.4                  1997       N/A              24 Units       25,333.33     100.0
--------------------------------------------------------------------------------------------------------------------------------
  672       1997        NAP        0.0                  1997       N/A           1,950 Sq. Ft.        256.41     100.0
  673       1998       30.2        2.2                  1971      1996              62 Units        7,903.23      95.2
  674       1997       74.7       61.1                  1974      1996           6,800 Sq. Ft.         66.18     100.0
  675       1997       74.3       66.3                  1920      1990              20 Units       22,000.00      95.0
  676       1997       80.1       70.7                  1978       N/A              28 Units       14,642.86     100.0
--------------------------------------------------------------------------------------------------------------------------------

                                                                                       Largest Tenant
                                                      ------------------------------------------------------------------------------
                                                                                                          Tenant
Control Rent Roll          Underwriting                                                                 Area Leased         Lease
  No.     Date             Reserves ($)      per                Tenant Name                              (Sq. Ft.)         Exp Date
====================================================================================================================================
  662    1/30/98                   $250.00  Unit
  663    3/10/98                      0.22  Sq. Ft.   Multi-Properties, Inc. (Unit 0019-0025)                4,726         12/31/00
  664    2/25/98                    200.00  Unit
  665    1/31/98                      0.19  Sq. Ft.   M2 Collision Centers                                  13,371          6/30/02
  666    2/23/98                      0.10  Sq. Ft.   Port City Properties                                  52,800          5/1/13
------------------------------------------------------------------------------------------------------------------------------------
  667    3/10/98                      0.15  Sq. Ft.   Cato Plus                                              5,698          3/1/01
  668   12/12/97                    261.00  Unit
  669    7/31/97                    227.00  Unit
  670    8/27/97                      0.05  Sq. Ft.   Blockbuster Video Store                                6,500          7/24/07
  671   11/30/97                    150.00  Unit
------------------------------------------------------------------------------------------------------------------------------------
  672    5/1/98                          -  Sq. Ft.   Walgreen Co.                                           1,950          3/31/32
  673    1/31/98                    250.00  Unit
  674    2/18/98                      0.10  Sq. Ft.   New China Restaurant                                   2,800          5/15/02
  675   10/21/97                    264.00  Unit
  676   10/6/97                     295.00  Unit
------------------------------------------------------------------------------------------------------------------------------------

                         2nd Largest Tenant                                           3rd Largest Tenant
     ---------------------------------------------------------  -------------------------------------------------------------
                                            Tenant                                                          Tenant
Control                                   Area Leased  Lease                                              Area Leased Lease  Control
  No.         Tenant Name                  (Sq. Ft.)  Exp Date                  Tenant Name                (Sq. Ft.) Exp Date   No.
====================================================================================================================================
 662                                                                                                                            662
 663 Blaxberg, Neal  (Unit 0012 &11A)          1,172   6/30/01  CAM-Tour Corporation (Unit 0008)               1,160   1/16/99  663
 664                                                                                                                            664
 665 Enterprise Rent-A-Car                       700   7/31/00                                                                  665
 666                                                                                                                            666
------------------------------------------------------------------------------------------------------------------------------------
 667 Shoe City                                 2,800   2/3/00   Fantastic Sams                                 1,700   8/8/02   667
 668                                                                                                                            668
 669                                                                                                                            669
 670                                                                                                                            670
 671                                                                                                                            671
------------------------------------------------------------------------------------------------------------------------------------
 672                                                                                                                            672
 673                                                                                                                            673
 674 Hair Care                                 1,400   5/30/01  Super Rose Nails                               1,400   8/15/01  674
 675                                                                                                                            675
 676                                                                                                                            676
------------------------------------------------------------------------------------------------------------------------------------

Total/Weighted Average:


(1) The Mortgage Loan provides for changes in the amount of its Monthly Payments at specified times in the future which coincide with rent increases on the underlying Credit Lease. Refer to the sheet "step" in the file named "FULBBA.XLS" contained in the back cover of the Prospectus Supplement for detailed information on Monthly Payments for the Mortgage Loan.

(2) The Annual Debt Service, hence the DSCR, reflects the annualized monthly principal and interest during the period in which the Mortgage Loan is amortizing.

(3) The Mortgage Loan provides for changes in the amount of its Monthly Payments at specified times in the future which coincide with rent increases on the underlying property. Refer to the sheet "step" in the file named "FULBBA.XLS" contained in the back cover of the Prospectus Supplement for detailed information on Monthly Payments for the Mortgage Loan.

First Union / Lehman Brothers / Bank of America Commercial Mortgage Trust
1998-C2

                                                               Original         Remaining
Control                                                     Interest-Only     Interest-Only     Amortization       Cut-off Date
  No.                     Property Name                    Period (months)   Period (months)        Type            Balance ($)
   1     IBM Corporate Office Complex                                                         Fully Amortizing     $ 178,378,814.33
   2     Broadmoor Austin                                         36                35        ARD                    154,000,000.00
   3     Fox Valley Mall                                         108               105        ARD                     85,527,649.00
   4     Hawthorn Center                                         132               129        ARD                     77,863,877.00
   5     First Union Plaza                                        60                60        Balloon                 64,000,000.00
   6     Oakwood Village                                                                      Fully Amortizing        63,766,163.27
   7     Phillips Place                                                                       Balloon                 25,328,344.54
   8     Prince George's Metro Center                                                         ARD                     24,500,000.00
   9     Musselman Portfolio (Roll-Up)                                                        Balloon                 23,892,525.17
   10    Ohio Edison Office Building                                                          ARD                     22,468,036.24
   11    The Ridge Gardens Apartments                                                         Balloon                 22,168,011.77
   12    Holiday Inn Downtown                                                                 Balloon                 21,840,552.21
   13    Peach Tree Apartments                                    2                 0         Balloon                 21,172,007.68
   14    St. Andrews Place                                                                    Balloon                 20,942,733.05
   15    Hunt Club                                                                            Balloon                 20,806,341.65
   16    100 West Chestnut St.                                                                Balloon                 20,000,000.00
   17    Hickory Ridge Commons Shopping Center                                                ARD                     17,952,727.94
   18    Holly Hall                                               23                13        ARD                     17,697,000.00
   19    1066 Third Avenue (Royale Retail Condominiums)                                       Balloon                 17,344,007.86
   20    Richardson Highlands                                                                 Balloon                 16,847,577.42
   21    Burke Centre                                                                         Balloon                 16,446,273.67
   22    Stallings Portfolio (Loan Level)                                                     ARD                     16,277,350.35
   23    Brinker Trust 11                                                                     Balloon                 15,391,930.50
   24    Brinker Trust 9                                                                      Balloon                 15,373,841.14
   25    Quince Orchard I Apartments                              2                 0         Balloon                 15,161,953.80
   26    Levittown Trace Apartments                                                           ARD                     14,522,217.09
   27    Chester Mall                                                                         Balloon                 14,488,711.07
   28    Peachtree Walk                                                                       Balloon                 14,452,038.73
   29    Statesboro Mall                                                                      Balloon                 14,288,507.76
   30    Days Inn & Suites Historic Savannah                                                  Balloon                 13,770,454.32
   31    Shaws Sainsbury                                                                      Fully Amortizing        13,760,326.29
   32    Sandy Mall                                                                           Balloon                 13,738,706.98
   33    Consolidated Cap Care Properties (8)                                                 Fully Amortizing        13,404,516.00
   34    Stone Creek / Waters Landing                                                         Balloon                 13,365,532.22
   35    Temple City Square                                                                   Balloon                 13,269,824.24
   36    Hechinger Commons Shopping Center                                                    Balloon                 13,230,217.88
   37    Steeplechase / Largo                                                                 Balloon                 13,205,943.83
   38    Sandy Springs Plaza                                                                  Balloon                 13,189,312.81
   39    The Plantation at Lafayette                                                          Balloon                 12,750,000.00
   40    North Atherton Place                                                                 Fully Amortizing        12,469,243.47
   41    Woodholme Medical Building                                                           Balloon                 12,443,167.58
   42    GTE Stemmons Crossing                                                                Balloon                 12,400,000.00
   43    Highland Pinetree Apartments                                                         ARD                     12,389,735.13
   44    Westmont Business Park (Roll-up)                                                     Balloon                 12,218,749.98
   45    Wyndham Garden Hotel                                                                 Balloon                 12,204,210.32
   46    Hulen Bend Center                                                                    ARD                     12,168,124.07
   47    Cineplex Odeon Movie Theater                                                         Fully Amortizing        12,124,123.68
   48    Rose Hill II                                                                         Balloon                 11,980,750.16
   49    Golf Glen Mart Plaza                                                                 ARD                     11,863,983.65
   50    Clearwater Crossing Shopping Center                                                  ARD                     11,569,846.73
   51    Rivercrest Village Apartments                                                        Balloon                 11,564,174.06
   52    Super K-Mart Center                                                                  Fully Amortizing        11,283,800.93
   53    Quince Orchard II Apartments                             2                 0         Balloon                 10,979,483.59
   54    Market at Wolfcreek                                                                  Balloon                 10,947,916.37
   55    Brinker Trust 5                                                                      Balloon                 10,671,795.87
   56    Brinker Trust 7                                                                      Balloon                 10,585,153.28
   57    Northwind                                                                            Balloon                 10,585,106.73
   58    Brinker Trust 2                                                                      Balloon                 10,513,286.94
   59    Concorde Centre II Office Building                                                   Balloon                 10,500,000.00

                              Balloon/                                                       Original
Control       Monthly           ARD                                           Gross        Amortization    Seasoning
  No.         P&I ($)         Balance        ARD           Maturity          Rate (%)     Term (months)     (months)
   1      $ 1,561,831.11              -                     10/1/13          6.8300%           188             3
   2               Step*   $ 76,967,566     4/10/11         4/10/23          7.0400            190             1
   3       Interest-Only     85,527,649    11/10/06        11/10/31          6.7500             0              6
   4       Interest-Only     77,863,879    11/10/08        11/10/33          6.7500             0              6
   5          415,102.78     55,463,657                     5/1/13           6.7500            360             0
   6          441,378.01      6,241,605                     12/1/27          7.3600            360             5
   7          165,094.21     21,988,816                     4/1/08           6.7900            360             1
   8          162,999.11     18,754,361     5/1/13          11/1/14          7.0000            360             0
   9          180,051.65     19,586,097                     1/1/08           7.6720            300             4
   10         150,903.88     20,740,744     3/1/05          3/1/28           7.0800            360             2
   11         149,609.90     18,202,030                     1/1/10           7.1100            360             4
   12         177,903.72     19,267,850                     1/1/03           7.5500            240             4
   13         146,423.13     16,505,912                     3/1/13           7.3750            360             4
   14         138,025.22     18,247,894                     2/1/08           6.8800            360             3
   15         135,991.59     17,815,347                     2/1/08           6.8000            360             3
   16         131,051.84     17,378,274                     5/1/08           6.8500            360             0
   17         120,965.75     15,732,230     2/1/08          2/1/28           7.1000            360             3
   18         131,585.62     16,353,456     7/1/07          7/1/27           8.1400            360             10
   19         117,403.24     15,226,011                     1/1/08           7.1400            360             4
   20         116,160.25     15,638,434                     1/1/05           7.3260            360             4
   21         110,662.85     12,664,341                     1/1/13           7.0800            360             4
   22         110,311.64     14,284,591     3/1/08          3/1/28           7.1700            360             2
   23              Step*      6,674,050                     11/1/17          7.1560            316             5
   24              Step*      6,610,082                     11/1/17          7.1560            316             5
   25         104,858.30     11,820,413                     3/1/13           7.3750            360             4
   26          98,536.04     11,217,049     2/1/13          2/1/28           7.1700            360             3
   27          99,013.93     12,734,965                     4/1/08           7.2600            360             1
   28          96,468.86     12,641,824                     1/1/08           7.0000            360             4
   29          96,100.57     12,507,067                     4/1/08           7.1000            360             1
   30         100,548.92     11,159,915                     3/1/08           7.3400            300             2
   31              Step*              -                     2/1/23           7.1250            301             4
   32          91,386.77     12,654,243                     4/1/05           6.9900            360             1
   33         110,828.06        534,562                     1/1/18           7.7500            240             4
   34          87,357.98     11,444,184                     2/1/08           6.8000            360             3
   35          91,405.09     11,687,500                     4/1/08           7.3400            360             1
   36          87,043.07     10,718,849                     3/1/11           6.8750            360             2
   37          86,314.90     11,307,537                     2/1/08           6.8000            360             3
   38          88,374.69     11,533,594                     4/1/08           7.0625            360             1
   39          89,499.33     11,384,253                     11/1/07          7.5400            360             0
   40          88,666.62              -                     3/1/23           7.0400            300             2
   41          90,924.24     10,589,019                     12/1/07          7.6000            324             5
   42          83,582.95     10,855,112                     5/1/08           7.1300            360             0
   43          82,081.54     10,802,294     4/1/08          4/1/28           6.9500            360             1
   44          83,732.84     11,323,991                     2/1/05           7.2700            360             3
   45          89,255.38      9,896,587                     2/1/08           7.3400            300             3
   46          82,234.84     10,671,302     2/1/08          2/1/28           7.1300            360             3
   47          93,793.98              -                     2/1/23           7.9900            299             2
   48          80,846.22     10,327,564                     3/1/08           7.1250            360             2
   49          82,799.48     11,034,075     1/1/05          1/1/28           7.4500            360             4
   50          78,425.57      8,932,661     2/1/13          2/1/28           7.1600            360             3
   51          79,904.97     10,205,195                     1/1/08           7.3480            360             4
   52          94,734.07              -                     7/1/19           8.3400            255             1
   53          75,932.83      8,559,715                     3/1/13           7.3750            360             4
   54          78,400.40      8,637,733                     10/1/12          7.6825            360             7
   55              Step*      4,627,057                     11/1/17          7.1560            316             5
   56              Step*      4,592,941                     11/1/17          7.1560            316             5
   57          71,414.16      9,278,428                     3/1/08           7.1250            360             2
   58              Step*      4,541,766                     11/1/17          7.1560            316             5
   59          72,199.14      9,239,656                     5/1/08           7.3300            360             0

            Remaining Term    Remaining                         LTV at
Control   to ARD or Maturity  Lockout            Cut-off Date   ARD or
  No.          (months)       Months    DSCR (x)    LTV (%)    Maturity (%)
   1              185            25       1.32x       63.7%       0.0
   2              155            25       1.50        76.2        38.1%
   3              102            25       1.91        61.5        61.5
   4              126            25       2.00        58.8        58.8
   5              180            96       1.40        61.0        52.8
   6              355            43       1.30        79.7        7.8
   7              119            47       1.29        78.6        68.3
   8              180            48       1.26        72.1        55.2
   9              116            56       1.41        68.2        55.9
   10              82            34       1.42        74.2        68.5
   11             140            44       1.37        79.7        65.5
   12              56            49       1.53        55.0        48.5
   13             178            68       1.29        78.4        61.1
   14             117            45       1.33        77.6        67.6
   15             117            24       1.21        79.6        68.1
   16             120            60       1.21        76.5        66.5
   17             117            45       1.25        78.2        68.6
   18             110            14       1.22        80.4        74.3
   19             116            32       1.21        74.4        65.4
   20              80            32       1.22        78.4        72.7
   21             176            56       1.51        66.6        51.3
   22             118            34       1.44        74.7        65.5
   23             234            24        NAP        NAP         43.0
   24             234            24        NAP        NAP         43.0
   25             178            68       1.26        74.9        58.4
   26             177            33       1.27        79.8        61.6
   27             119            47       1.40        74.7        65.6
   28             116            32       1.26        72.3        63.2
   29             119            47       1.41        71.8        62.9
   30             118             0       1.40        74.4        60.3
   31             297            92        NAP        NAP         0.0
   32              83            47       1.29        72.3        66.6
   33             236            80       2.00        55.4        2.2
   34             117            24       1.27        79.8        68.3
   35             119            47       1.29        79.9        70.4
   36             154            46       1.43        71.9        58.3
   37             117            24       1.30        79.8        68.3
   38             119            47       1.30        79.9        69.9
   39             114            48       1.21        75.0        67.0
   40             298            118      1.42        75.1        0.0
   41             115            31       1.40        71.5        60.9
   42             120            36       1.27        71.3        62.4
   43             119            47       1.33        78.2        68.2
   44              81            45       1.31        72.6        67.3
   45             117            57       1.40        56.8        46.0
   46             117            45       1.21        74.9        65.7
   47             297            142      1.25        74.4        0.0
   48             118            24       1.26        79.9        68.9
   49              80            44       1.20        78.6        73.1
   50             177            81       1.31        78.7        60.8
   51             116            44       1.24        79.8        70.4
   52             254            95        NAP        NAP         0.0
   53             178            68       1.25        74.9        58.4
   54             173            89       1.44        71.4        56.3
   55             234            24        NAP        NAP         43.0
   56             234            24        NAP        NAP         43.0
   57             118            58       1.27        79.7        69.9
   58             234            24        NAP        NAP         43.0
   59             120            48       1.30        73.4        64.6

* Refer to the sheet "step" in the file named "FULBBA.XLS" contained in the back cover of the Preliminary Prospectus Supplement for detailed information on Monthly Payments for the Mortgage Loan.

                                                               Original         Remaining
Control                                                     Interest-Only     Interest-Only     Amortization       Cut-off Date
  No.                     Property Name                    Period (months)   Period (months)        Type            Balance ($)
   60    Sundance West Apartments                                                             Balloon               $ 10,092,322.04
   61    Old Farm                                                                             Balloon                  9,968,198.82
   62    River Reach                                                                          Fully Amortizing         9,932,082.23
   63    Maplewood Center                                                                     ARD                      9,745,742.13
   64    Health Care South(6 Prop)                                                            Balloon                  9,717,397.08
   65    Spinnaker Reach Apartments                                                           Fully Amortizing         9,687,495.88
   66    Inverrary 441 Apartments                                                             Balloon                  9,586,461.99
   67    Eastland Plaza                                                                       Balloon                  9,565,038.58
   68    Woodhaven Apartments                                     23                13        ARD                      9,530,000.00
   69    Best Western Greenfield Inn                                                          Balloon                  9,265,237.21
   70    Hampton Inn Pensacola Beach                                                          Balloon                  9,250,000.00
   71    Plaza LaFayette                                                                      Balloon                  9,242,654.04
   72    The Broun Portfolio Consolidation                                                    Balloon                  9,237,003.50
   73    North Willow Commons Shopping Center                                                 ARD                      9,205,383.81
   74    International Club Apartments                                                        Balloon                  9,186,994.22
   75    Village Green Apartments                                                             Balloon                  9,177,123.74
   76    Liberty Gardens                                                                      Balloon                  9,136,905.79
   77    Park Forest                                                                          Balloon                  8,970,695.39
   78    Kings Harbor Multicare Center                                                        Fully Amortizing         8,951,209.01
   79    Gateway Shopping Center                                                              Balloon                  8,842,857.83
   80    Briarcliffe Lakeside Apartments                                                      ARD                      8,776,084.48
   81    Daytona Beach Hilton Oceanfront Resort                                               ARD                      8,281,860.32
   82    Valley Manor                                                                         Balloon                  8,174,179.08
   83    North Oaks Plaza                                                                     ARD                      8,093,897.78
   84    The Morrison Building                                                                Balloon                  8,050,981.33
   85    Sandstone Apartments                                     23                13        ARD                      7,983,000.00
   86    Innsbrook Village                                                                    Balloon                  7,924,512.91
   87    1616 Walnut Street                                                                   Balloon                  7,794,129.65
   88    Century Village Apartments                                                           Balloon                  7,774,993.83
   89    Hampton Inn (Louisville)                                                             Balloon                  7,771,500.87
   90    Hampton Inn & Suites - Pineville                                                     Balloon                  7,766,189.12
   91    La Villita Apartments                                                                Balloon                  7,765,332.63
   92    White Marlin Mall, Phase I                                                           Balloon                  7,743,942.22
   93    Claremont Retirement Village                                                         Balloon                  7,589,517.39
   94    Brookside West Apartments                                                            Balloon                  7,579,696.26
   95    Harris Boulevard I                                                                   Fully Amortizing         7,400,000.00
   96    Scott Mountain by the Brook                                                          Balloon                  7,377,558.77
   97    Classic Portfolio (Roll-up)                                                          ARD                      7,201,769.35
   98    Oak Hills Medical Plaza                                                              ARD                      7,181,443.42
   99    North Point - Springhouse Phase I                                                    Balloon                  7,171,377.96
  100    Kensington Club Apartments                                                           Balloon                  7,131,286.58
  101    Village Green Office Park                                                            Balloon                  7,096,616.22
  102    West Georgia Commons                                                                 Balloon                  7,094,294.06
  103    Colleyville Court                                                                    ARD                      7,081,449.20
  104    Tlaquepaque Arts & Crafts Village                                                    ARD                      7,055,984.78
  105    Innsbrook Shoppes                                                                    Balloon                  7,000,000.00
  106    Glen Harbor Plaza                                                                    Balloon                  6,990,558.40
  107    Hulen Fashion Center                                                                 ARD                      6,968,150.86
  108    Decatur Crossing Shopping Center                                                     Balloon                  6,943,380.22
  109    Montgomery Street                                                                    Fully Amortizing         6,900,000.00
  110    City Place                                                                           Balloon                  6,892,159.81
  111    Sunscape West Apartments                                                             ARD                      6,839,980.49
  112    Orangebrook Manor Apartments                                                         Balloon                  6,838,693.78
  113    Trinity Place Apartments                                                             Balloon                  6,794,491.45
  114    Le Med Apartments                                                                    ARD                      6,744,467.08
  115    Pleasant Hills Villas                                                                Balloon                  6,732,378.75
  116    Westminster Plaza                                                                    Balloon                  6,690,963.03
  117    Legacy Apartments                                                                    Balloon                  6,683,917.14
  118    Valley Breeze Apartments                                                             Balloon                  6,671,562.47
  119    City Center Building                                                                 ARD                      6,656,983.36
  120    Dublin Mall                                                                          Balloon                  6,594,695.89
  121    Fountain Court                                                                       Balloon                  6,592,324.44

                              Balloon/                                                       Original
Control        Monthly          ARD                                           Gross        Amortization    Seasoning
  No.          P&I ($)        Balance        ARD           Maturity          Rate (%)     Term (months)     (months)
   60        $ 68,214.00    $ 8,856,500                     1/1/08           7.1250%           360             4
   61          67,878.82      8,764,220                     1/1/08           7.2000            360             4
   62          69,128.75      1,024,898                     3/1/28           7.4400            360             2
   63          67,657.93      8,610,701     1/1/08          1/1/28           7.3960            357             1
   64          81,666.44      6,898,013                     12/1/07          7.9500            240             5
   65          67,624.66      1,010,991                     3/1/28           7.4700            360             2
   66          64,579.81      8,399,795                     3/1/08           7.1100            360             2
   67          66,304.81      8,452,851                     12/1/07          7.3750            360             5
   68          70,860.08      8,806,490     7/1/07          7/1/27           8.1400            360             10
   69          67,761.23      5,982,702                     2/1/13           7.3400            300             3
   70          65,731.55      7,415,934                     5/1/08           7.0600            300             0
   71          62,537.63      7,561,277                     4/1/11           7.1600            360             1
   72          62,318.96      8,096,742                     3/1/08           7.1250            360             2
   73          61,469.42      7,059,774     2/1/13          2/1/28           7.0100            360             3
   74          61,826.94      8,047,686                     3/1/08           7.1000            360             2
   75          63,824.51      8,119,184                     1/1/08           7.4200            360             3
   76          61,182.74      7,993,399                     3/1/08           7.0500            360             2
   77          60,361.55      6,682,287                     1/1/13           7.0800            360             4
   78          74,664.64        365,560                     2/1/18           7.8900            240             3
   79          70,600.01      7,815,335                     6/1/07           8.6100            330             11
   80          57,956.81      7,650,822     2/1/08          2/1/28           6.9000            360             3
   81          59,886.06      6,689,586     2/29/08         2/28/23          7.2300            300             2
   82          55,938.46      6,341,962                     1/1/13           7.2500            360             4
   83          56,220.97      5,116,516     4/1/18          4/1/28           7.4250            360             1
   84          58,286.68      6,404,801                     12/1/07          7.2000            300             5
   85          59,357.40      7,376,937     7/1/07          7/1/27           8.1400            360             10
   86          53,743.19      6,960,150                     1/1/08           7.1590            360             4
   87          54,165.35      6,880,415                     4/1/08           7.4300            360             1
   88          52,729.16      6,828,828                     1/1/08           7.1590            360             4
   89          57,641.31      6,331,846                     2/1/08           7.5000            300             3
   90          59,557.21      6,403,372                     1/1/08           7.8750            300             4
   91          53,771.69      6,863,780                     11/1/07          7.3560            360             6
   92          52,816.11      6,803,099                     4/1/08           7.2400            360             1
   93          51,587.90      6,665,513                     3/1/08           7.2000            360             2
   94          50,562.99      6,625,083                     2/1/08           7.0000            360             3
   95          57,817.15        252,508                     5/1/18           7.1000            240             0
   96          51,438.18      6,525,409                     1/1/08           7.4400            360             4
   97          49,645.50      6,347,918     2/1/08          2/1/28           7.3300            360             3
   98          48,921.50      6,310,886     2/1/08          2/1/28           7.2100            360             3
   99          48,945.88      6,209,383                     12/1/07          7.2150            360             5
  100          48,146.75      6,252,451                     2/1/08           7.1200            360             3
  101          51,601.86      6,349,079                     11/1/07          7.8630            360             6
  102          47,714.27      6,209,802                     4/1/08           7.1000            360             1
  103          47,857.98      6,210,345     2/1/08          2/1/28           7.1300            360             3
  104          49,447.89      6,245,703     3/1/08          3/1/28           7.5100            360             2
  105          48,228.05      5,443,635                     5/1/13           7.3500            360             0
  106          47,942.40      6,568,393                     3/1/04           7.2900            360             2
  107          51,619.17      5,094,442     2/1/09          2/1/21           7.1200            276             3
  108          47,643.31      6,123,216                     11/1/07          7.2630            360             6
  109          46,184.25        656,458                     5/1/28           7.0600            360             0
  110          51,080.19      5,609,345                     4/1/08           7.5200            300             1
  111          45,389.35      5,969,833     3/1/08          3/1/28           6.9600            360             2
  112          45,798.00      5,982,969                     3/1/08           7.0510            360             2
  113          45,514.91      5,843,452                     4/1/08           7.0600            360             1
  114          44,907.92      5,888,113     4/1/08          4/1/28           7.0000            360             1
  115          45,521.57      5,904,970                     2/1/08           7.1350            360             3
  116          45,887.73      5,889,897                     3/1/08           7.2900            360             2
  117          47,431.40      5,934,760                     2/1/08           7.6270            360             3
  118          47,173.54      5,927,801                     11/1/07          7.5710            360             6
  119          44,140.29      5,809,505     2/1/08          2/1/28           6.9400            360             3
  120          44,354.11      5,772,492                     4/1/08           7.1000            360             1
  121          48,238.06      5,342,060                     4/1/08           7.3750            300             1

            Remaining Term    Remaining                         LTV at
Control   to ARD or Maturity  Lockout            Cut-off Date   ARD or
  No.          (months)       Months    DSCR (x)    LTV (%)    Maturity (%)
   60          116            44       1.57x       74.8%       65.6%
   61          116            44       1.31        79.8        70.1
   62          358            58       1.26        84.9        8.8
   63          116            44       1.45        73.3        64.7
   64          115            31       1.71        60.3        42.8
   65          358            58       1.21        83.5        8.7
   66          118            46       1.36        79.9        70.0
   67          115            24       1.26        79.7        70.4
   68          110            14       1.26        73.3        67.7
   69          177            45       1.40        64.3        41.6
   70          120            48       2.20        60.9        48.8
   71          155            47       1.26        73.9        60.5
   72          118            58       1.50        79.5        69.7
   73          177            81       1.32        78.7        60.3
   74          118            46       1.31        79.9        70.0
   75          116            33       1.22        78.3        69.3
   76          118            70       1.33        79.8        69.8
   77          176            20       1.41        70.4        52.4
   78          237            24       2.33        20.8        0.9
   79          109            37       1.25        68.0        60.1
   80          117            45       1.25        79.8        69.6
   81          118            46       1.48        59.2        47.8
   82          176             8       1.25        79.4        61.6
   83          239            119      1.30        74.9        47.4
   84          115            43       1.68        64.9        51.7
   85          110            14       1.19        79.8        73.8
   86          116            44       1.53        74.8        65.7
   87          119            47       1.42        71.5        63.1
   88          116            44       1.39        74.8        65.7
   89          117            45       1.49        74.7        60.9
   90          116            44       1.38        74.5        61.4
   91          114            42       1.33        79.2        70.0
   92          119            47       1.35        71.7        63.0
   93          118            46       1.64        69.0        60.6
   94          117             9       1.30        75.8        66.3
   95          240            108      1.26        71.7        2.5
   96          116            20       1.25        78.5        69.4
   97          117            57       1.34        72.0        63.5
   98          117            45       1.34        68.4        60.1
   99          115            43       1.29        79.7        69.0
  100          117            31       1.26        77.9        68.3
  101          114            42       1.46        74.7        66.8
  102          119            47       1.32        68.5        60.0
  103          117            45       1.29        74.8        65.6
  104          118            46       1.25        73.5        65.1
  105          180            60       1.35        74.9        58.2
  106           70            46       1.32        69.9        65.7
  107          129            45       1.28        72.6        53.1
  108          114            42       1.44        73.9        65.1
  109          360            48       1.26        49.3        4.7
  110          119            47       1.50        62.7        51.0
  111          118            46       1.30        72.0        62.8
  112          118            46       1.40        72.1        63.1
  113          119            24       1.33        80.9        69.6
  114          119            47       1.27        78.9        68.9
  115          117            45       1.31        77.4        67.9
  116          118            46       1.36        73.5        64.7
  117          117            45       1.34        74.0        65.7
  118          114            42       1.20        76.5        67.9
  119          117            81       1.47        73.2        63.8
  120          119            47       1.30        71.7        62.7
  121          119            23       1.27        74.9        60.7

* Refer to the sheet "step" in the file named "FULBBA.XLS" contained in the back cover of the Preliminary Prospectus Supplement for detailed information on Monthly Payments for the Mortgage Loan.

                                                               Original         Remaining
Control                                                     Interest-Only     Interest-Only     Amortization       Cut-off Date
  No.                     Property Name                    Period (months)   Period (months)        Type            Balance ($)
  122    New Market Mall                                                                      ARD                    $ 6,584,429.79
  123    Highgate Apartments                                                                  Balloon                  6,583,249.29
  124    Playa Blanca Apartments                                                              ARD                      6,582,428.06
  125    Minges Brook Mall                                                                    ARD                      6,574,953.93
  126    The Addison                                                                          Balloon                  6,555,555.55
  127    Carolina Apartments                                                                  Fully Amortizing         6,547,029.36
  128    Holiday Inn Lynchburg                                                                Balloon                  6,493,025.24
  129    PalmTree Plaza                                                                       Fully Amortizing         6,474,751.79
  130    Victoria Apartments                                                                  Balloon                  6,458,862.87
  131    Pelham at Hyland Business Center                                                     ARD                      6,402,356.16
  132    Franklin Plaza                                                                       Balloon                  6,395,007.39
  133    Cumberland Green                                                                     Balloon                  6,381,293.31
  134    Spring Center                                                                        Balloon                  6,350,417.94
  135    Rose Hill I                                                                          Balloon                  6,322,891.20
  136    Officemax and Best Buy                                                               Balloon                  6,320,000.00
  137    Two Executive Boulevard                                                              Balloon                  6,295,095.15
  138    Green Grove                                                                          Balloon                  6,294,961.98
  139    Constantine Village                                                                  Fully Amortizing         6,276,579.44
  140    Q Club Sugarland                                                                     Fully Amortizing         6,251,342.00
  141    Shoppes of Olney                                                                     Balloon                  6,244,629.40
  142    United HealthCare Office Bldg                            60                56        Balloon                  6,200,000.00
  143    Linden Court Apartments                                                              ARD                      6,190,931.25
  144    Serra Commons Apartments                                                             Balloon                  6,177,199.24
  145    A & P Grocery Store                                                                  Fully Amortizing         6,163,226.67
  146    540 Atlantic Avenue                                                                  Balloon                  6,123,872.54
  147    Maple Leaf Plaza                                                                     Balloon                  6,077,175.58
  148    Holiday Inn City Center                                                              Balloon                  6,073,664.24
  149    53, 53-West, and 102 Commerce Center                                                 Balloon                  5,993,027.80
  150    K & K Warehousing - 701 Fourth Avenue                                                Balloon                  5,989,329.78
  151    Emerald Apartments                                                                   ARD                      5,984,430.12
  152    MacArthur Plaza I & II                                                               Balloon                  5,983,970.74
  153    Mount Vernon                                                                         Balloon                  5,982,462.46
  154    Evergreen Plaza                                                                      Balloon                  5,982,208.81
  155    21 DuPont Circle                                                                     Balloon                  5,795,439.34
  156    1-3 Parklands Drive (Parkland Office Park)                                           Balloon                  5,792,389.77
  157    Payne Ranch Centre                                                                   ARD                      5,785,128.07
  158    Leonardine Gardens                                                                   Fully Amortizing         5,784,398.59
  159    Kroger La Grange                                                                     Balloon                  5,774,542.54
  160    Park Encino Apartments                                                               Balloon                  5,727,244.22
  161    Wickes Shopping Center                                                               Balloon                  5,707,136.81
  162    Ashby Square West Shopping Center                                                    ARD                      5,685,607.37
  163    Hampton Inn Detroit Metro Airport                                                    Balloon                  5,678,693.80
  164    Commerce Park of Palm Beach County                                                   ARD                      5,585,217.47
  165    Forest Glen Apartments                                                               Balloon                  5,575,834.45
  166    Home - Springhouse Phase II                                                          Balloon                  5,502,009.30
  167    Southside Comfort Inn                                                                Balloon                  5,493,855.16
  168    Mill Park Apartments                                     23                13        ARD                      5,486,000.00
  169    Warehouse Specialists - Enterprise Park 3.5, 4, 5                                    Fully Amortizing         5,467,635.82
  170    Grand Central Station Shopping Center                                                Balloon                  5,394,496.51
  171    Ramada Inn Newburgh                                                                  Balloon                  5,394,205.59
  172    73 Spring Street Limited Partnership                                                 ARD                      5,382,520.27
  173    Beacon Mill Village                                                                  Fully Amortizing         5,377,345.73
  174    Club at Woodland Pond                                                                Balloon                  5,355,892.91
  175    La Maison                                                                            Balloon                  5,355,527.84
  176    Connecticut Avenue Days Inn                                                          Balloon                  5,350,000.00
  177    Dill Creek Commons Shopping Center                                                   Fully Amortizing         5,349,731.63
  178    Whole Foods Market                                                                   Balloon                  5,331,911.30
  179    One Sentry Parkway                                                                   ARD                      5,292,378.31
  180    Hampton Inn - Matthews                                                               Balloon                  5,277,025.94
  181    Cambridge House                                                                      Fully Amortizing         5,271,218.92
  182    Alta Vista Gardens Apartments                                                        Balloon                  5,246,083.97
  183    Kato Road                                                                            Balloon                  5,183,443.80

                              Balloon/                                                       Original
Control        Monthly          ARD                                           Gross        Amortization    Seasoning
  No.          P&I ($)        Balance        ARD           Maturity          Rate (%)     Term (months)     (months)
  122        $ 44,978.88    $ 6,228,358     2/1/03          2/1/28           7.2400%           360             3
  123          45,247.68      5,798,365                     2/1/08           7.3000            360             3
  124          43,998.65      5,756,396     2/1/08          2/1/28           7.0200            360             3
  125          45,922.40      3,877,239     12/1/17         12/1/27          7.4500            360             5
  126          48,773.42      5,359,003                     11/1/07          7.5000            300             6
  127          45,320.04        655,651                     4/1/28           7.3900            360             1
  128          49,631.01      5,339,898                     4/1/08           7.8750            300             1
  129          46,231.31        347,013                     2/1/23           7.0700            300             3
  130          43,421.03      5,660,160                     1/1/08           7.0710            360             4
  131          43,986.27      5,649,365     2/1/08          2/1/28           7.3000            360             3
  132          43,659.28      3,992,899                     4/1/18           7.2500            360             1
  133          45,298.80      5,669,732                     1/1/08           7.6250            360             4
  134          42,885.03      4,901,207                     12/1/12          7.1100            360             5
  135          42,773.51      5,463,740                     3/1/08           7.1500            360             2
  136          42,429.81      5,526,794                     5/1/08           7.0900            360             0
  137          43,019.85      5,533,122                     4/1/08           7.2600            360             1
  138          42,444.27      4,848,844                     4/1/13           7.1250            360             1
  139          43,105.37        596,147                     12/1/27          7.2800            360             5
  140          55,862.20              -                     4/1/19           9.1200            252             1
  141          40,578.93      4,562,683                     4/1/14           6.7600            360             1
  142          45,013.94      5,590,719                     1/1/09           7.3000            300             4
  143          41,082.33      5,403,353     3/1/08          3/1/28           6.9600            360             2
  144          42,631.87      5,452,872                     12/1/07          7.3300            360             5
  145          45,600.94              -                     10/1/22          7.4200            298             5
  146          47,466.70      5,067,055                     1/1/08           8.0000            300             4
  147          41,612.75      5,353,916                     12/1/07          7.2500            360             5
  148          46,677.41      5,433,709                     1/1/05           7.9000            300             4
  149          43,872.20      4,857,155                     4/1/08           7.3800            300             1
  150          48,795.22      4,177,874                     4/1/08           7.6250            240             1
  151          40,605.51      4,622,411     2/1/13          2/1/28           7.1700            360             3
  152          39,918.15      5,230,328                     2/1/08           7.0000            360             3
  153          42,467.63      5,315,373                     1/1/08           7.6250            360             4
  154          42,170.84      5,305,881                     1/1/08           7.5530            360             4
  155          39,408.99      5,087,393                     4/1/08           7.2100            360             1
  156          40,158.03      5,113,120                     3/1/08           7.4000            360             2
  157          39,526.89      4,482,308     2/1/13          2/1/28           7.2400            360             3
  158          38,431.86        475,415                     2/1/28           6.9600            360             3
  159          42,557.86      2,041,228                     1/1/18           7.3750            296             3
  160          38,354.74      5,010,596                     3/1/08           7.0510            360             2
  161          38,831.45      5,013,593                     3/1/08           7.2100            360             2
  162          39,193.83      5,011,513     2/1/08          2/1/28           7.3300            360             3
  163          41,531.07      3,666,819                     2/1/13           7.3400            300             3
  164          37,520.58      4,890,632     2/1/08          2/1/28           7.0700            360             3
  165          39,133.01      4,945,057                     11/1/07          7.4940            360             6
  166          37,003.16      4,745,168                     1/1/08           7.0750            360             4
  167          41,092.76      3,596,484                     4/1/13           7.6250            300             1
  168          40,791.02      5,069,507     7/1/07          7/1/27           8.1400            360             10
  169          50,790.54        116,221                     3/1/13           7.4375            180             2
  170          38,358.39      4,596,799                     1/1/08           7.3750            330             4
  171          41,231.91      4,436,224                     4/1/08           7.8750            300             1
  172          36,326.14      4,721,619     1/1/08          1/1/28           7.1100            360             4
  173          38,220.86        576,573                     11/1/27          7.6250            360             6
  174          36,892.42      4,717,243                     4/1/08           7.3400            360             1
  175          35,336.83      4,664,385                     4/1/08           6.9100            360             1
  176          39,536.03      4,347,319                     5/1/08           7.5000            300             0
  177          42,764.71        187,047                     1/1/18           7.3000            240             4
  178          36,727.23      4,696,121                     4/1/08           7.3400            360             1
  179          35,367.88      4,627,605     3/1/08          3/1/28           7.0300            360             2
  180          40,468.36      4,351,009                     1/1/08           7.8750            300             4
  181          43,919.90        214,352                     2/1/18           7.8750            240             3
  182          35,532.44      4,606,149                     1/1/08           7.1460            360             4
  183          35,275.87      4,556,686                     1/1/08           7.1940            360             4

            Remaining Term    Remaining                         LTV at
Control   to ARD or Maturity  Lockout            Cut-off Date   ARD or
  No.          (months)       Months    DSCR (x)    LTV (%)    Maturity (%)
  122             57             0       1.21x       74.8%       70.8%
  123            117            45       1.37        79.3        69.9
  124            117            21       1.32        79.1        69.2
  125            235            43       1.30        78.5        46.3
  126            114            42       1.25        76.5        62.5
  127            359            47       1.26        77.9        7.8
  128            119            47       1.50        58.5        48.1
  129            297            81       1.39        71.9        3.9
  130            116            44       1.57        79.7        69.9
  131            117            45       1.28        74.0        65.3
  132            239            47       1.25        79.9        49.9
  133            116            44       1.30        70.9        63.0
  134            175            79       1.41        74.7        57.7
  135            118            24       1.26        74.4        64.3
  136            120            48       1.34        79.0        69.1
  137            119            47       1.32        74.9        65.9
  138            179            11       1.22        79.7        61.4
  139            355            43       1.68        67.9        6.4
  140            251            95        NAP        NAP         0.0
  141            191            59       1.45        68.6        50.1
  142            128            44       1.54        50.0        45.1
  143            118            46       1.41        79.9        69.7
  144            115            43       1.23        76.6        67.6
  145            293            91        NAP        NAP         0.0
  146            116            44       1.42        69.0        57.1
  147            115            43       1.30        76.0        66.9
  148             80            25       1.64        47.1        42.1
  149            119            47       1.38        74.9        60.7
  150            119            47       1.45        69.4        48.4
  151            177            33       1.45        79.8        61.6
  152            117            45       1.38        78.0        68.2
  153            116            44       1.52        63.0        56.0
  154            116            44       1.31        73.9        65.5
  155            119            47       1.31        72.4        63.6
  156            118            46       1.40        72.4        63.9
  157            177            81       1.58        60.3        46.7
  158            357            45       1.27        79.8        6.6
  159            236            93        NAP        NAP         33.7
  160            118            46       1.34        74.3        65.0
  161            118            46       1.52        73.6        64.7
  162            117            45       1.36        77.9        68.7
  163            177            45       1.44        64.5        41.7
  164            117            45       1.54        60.7        53.2
  165            114            42       1.56        78.5        69.7
  166            116            44       1.36        79.7        68.8
  167            179            83       1.54        74.2        48.6
  168            110            14       1.25        78.4        72.4
  169            178            70       1.27        63.6        1.4
  170            116            32       1.26        74.4        63.4
  171            119            47       1.40        69.6        57.2
  172            116            44       1.39        74.8        65.6
  173            354            114      1.50        71.7        7.7
  174            119            47       1.30        79.9        70.4
  175            119            23       1.49        79.9        69.6
  176            120            48       1.51        70.9        57.6
  177            236            116      1.29        74.4        2.6
  178            119            47       1.25        79.9        70.4
  179            118            46       1.36        57.7        50.4
  180            116            44       1.52        74.6        61.5
  181            237            81       1.37        78.7        3.2
  182            116            44       1.31        74.9        65.8
  183            116            44       1.62        64.8        57.0

* Refer to the sheet "step" in the file named "FULBBA.XLS" contained in the back cover of the Preliminary Prospectus Supplement for detailed information on Monthly Payments for the Mortgage Loan.

                                                               Original         Remaining
Control                                                     Interest-Only     Interest-Only     Amortization       Cut-off Date
  No.                     Property Name                    Period (months)   Period (months)        Type            Balance ($)
  184    Hearthside                                                                           Balloon                $ 5,120,000.00
  185    Hampton Inn - Concord                                                                Balloon                  5,077,892.90
  186    Reddmans Pier Apartments                                                             Balloon                  5,019,965.16
  187    Budgetel Inn                                                                         Balloon                  4,994,436.22
  188    Hillside Village Center                                                              Balloon                  4,993,729.36
  189    Kroger Huntsville                                                                    Balloon                  4,987,105.52
  190    Q Club Las Vegas                                                                     Fully Amortizing         4,973,783.03
  191    Thrifty's (Roll-Up)                                                                  Balloon                  4,936,933.47
  192    Kelly House                                                                          Balloon                  4,907,580.45
  193    Tiffany Corner Shopping Center                                                       Balloon                  4,904,313.30
  194    Timbers of Pine Hollow Apartments                                                    Balloon                  4,896,093.16
  195    Hampton Inn - Gatlinburg, TN                                                         Balloon                  4,865,111.39
  196    Q Club Tempe                                                                         Fully Amortizing         4,851,870.64
  197    Agoura Hills Town Center                                                             Balloon                  4,850,614.46
  198    Foxhill Apartments                                                                   Balloon                  4,787,972.59
  199    Q Club Jacksonville                                                                  Fully Amortizing         4,781,364.13
  200    Southpoint Shopping Center                                                           ARD                      4,735,219.11
  201    Provincial Towers Apartments                                                         ARD                      4,662,868.47
  202    Royal Palms Mobile Home/RV Park                                                      Balloon                  4,600,000.00
  203    K&K Warehousing - 3100 Woleske Rd                                                    Balloon                  4,591,819.50
  204    Park Plaza - Salem                                                                   Balloon                  4,588,483.58
  205    Fairesta Apartments                                                                  Balloon                  4,587,970.90
  206    Villa Park I                                                                         Balloon                  4,574,973.46
  207    Cody's Books                                                                         Balloon                  4,493,754.73
  208    Village Faire Shoppes                                                                ARD                      4,489,166.80
  209    South Trust Building                                                                 Balloon                  4,488,810.52
  210    South Ridge Apartments                                                               ARD                      4,485,830.01
  211    Fairfield Inn Shreveport                                                             Balloon                  4,483,464.26
  212    Santa Ana Plaza                                                                      Balloon                  4,482,358.10
  213    Oxford Point                                                                         Balloon                  4,472,359.24
  214    Minges Creek Plaza                                                                   Balloon                  4,445,732.34
  215    TransFlorida Bank Plaza                                                              Balloon                  4,393,961.09
  216    Chesapeake Square                                                                    ARD                      4,393,749.31
  217    Orchard Plaza                                                                        Fully Amortizing         4,389,461.37
  218    Sunnyview                                                                            Balloon                  4,356,682.39
  219    Plaza Codorniz                                                                       Balloon                  4,246,854.08
  220    J.P. Morgan Building                                                                 Balloon                  4,196,597.85
  221    Villa Creek Apartments                                                               Balloon                  4,196,581.00
  222    Seminary Place Shopping Center                                                       Fully Amortizing         4,191,649.51
  223    Vernon Gardens                                                                       Balloon                  4,188,585.76
  224    Kingston Apartments                                                                  ARD                      4,180,514.34
  225    Glengary Shopping Center                                                             ARD                      4,174,404.10
  226    1696 and 1700 to 1712 Newport Boulevard                                              Balloon                  4,164,473.16
  227    Tarzana Tennis Club Apts.                                                            Balloon                  4,150,453.39
  228    Ramada Inn & Suites                                                                  Balloon                  4,145,337.26
  229    L.A. Community College                                                               Fully Amortizing         4,121,706.60
  230    Walgreens Pharmacy (Chicago)                                                         Balloon                  4,119,422.58
  231    Karl Plaza Shopping Center                                                           ARD                      4,114,484.43
  232    Villa Serrano                                                                        ARD                      4,111,868.60
  233    Kendale Plaza Shopping Center                                                        Balloon                  4,094,344.90
  234    Sunrise Vista                                                                        Balloon                  4,093,770.79
  235    Best Buy (Little Rock)                                                               Fully Amortizing         4,092,586.34
  236    Alice Nettell Tower                                                                  Fully Amortizing         4,085,108.18
  237    Seagate Facility                                                                     Balloon                  4,082,680.29
  238    Hunters Crossing                                                                     Balloon                  4,076,595.82
  239    54-57 South Street                                                                   Balloon                  4,000,000.00
  240    Hansen Village Apartments                                                            Balloon                  3,996,904.34
  241    Oakwood Apartments                                                                   ARD                      3,990,036.80
  242    Lake Loft Center                                                                     Balloon                  3,987,665.78
  243    5210 Maryland Way Office Building                                                    ARD                      3,987,379.97
  244    Milestone                                                                            Fully Amortizing         3,956,704.30
  245    Fashion Village and East Colonial Shopping Centers                                   Balloon                  3,932,520.25

                              Balloon/                                                       Original
Control        Monthly          ARD                                           Gross        Amortization    Seasoning
  No.          P&I ($)        Balance        ARD           Maturity          Rate (%)     Term (months)     (months)
  184       $ 33,634.76    $ 4,451,838                     5/1/08           6.8750%           360             0
  185         38,941.25      4,186,820                     1/1/08           7.8750            300             4
  186         34,262.12      4,346,569                     12/1/07          7.2150            360             5
  187         37,438.78      4,080,529                     4/1/08           7.6500            300             1
  188         35,020.64      3,988,066                     4/1/08           6.9000            300             1
  189         36,799.57      1,739,088                     1/1/18           7.3750            295             3
  190         44,706.33              -                     4/1/19           9.2000            252             1
  191         33,165.45      4,322,981                     2/1/08           7.0700            360             3
  192         32,343.91      4,276,090                     2/1/08           6.8800            360             3
  193         33,091.81      4,534,475                     2/1/05           7.1161            357             0
  194         33,061.84      4,290,134                     4/1/08           7.1400            360             1
  195         36,423.12      3,976,334                     3/1/08           7.6250            300             2
  196         43,356.47              -                     4/1/19           9.1200            252             1
  197         36,169.49      4,194,994                     11/1/07          7.8750            330             6
  198         33,152.41      4,225,050                     2/1/08           7.3750            360             3
  199         42,726.43              -                     4/1/19           9.1200            252             1
  200         32,596.91      4,394,255     1/1/05          1/1/28           7.3100            360             4
  201         31,638.46      3,601,628     2/1/13          2/1/28           7.1700            360             3
  202         31,598.81      4,046,809                     5/1/08           7.3200            360             0
  203         37,409.67      3,203,036                     4/1/08           7.6250            240             1
  204         31,786.73      4,049,521                     2/1/08           7.3800            360             3
  205         30,991.05      4,023,081                     2/1/08           7.1250            360             3
  206         34,368.49      3,006,138                     12/1/12          7.6250            300             5
  207         30,469.35      3,944,114                     3/1/08           7.1750            360             2
  208         31,804.30      3,534,566     2/1/13          2/1/28           7.6100            360             3
  209         31,218.51      3,965,496                     2/1/08           7.4200            360             3
  210         30,697.93      3,948,991     1/1/08          1/1/28           7.2500            360             4
  211         33,137.61      3,648,624                     2/1/08           7.4600            300             3
  212         30,965.66      3,955,412                     1/1/08           7.3460            360             4
  213         34,209.10      3,877,566                     11/1/07          8.1300            327             6
  214         32,043.08      3,759,839                     4/1/08           7.4900            324             1
  215         29,926.28      3,860,988                     3/1/08           7.2200            360             2
  216         29,510.09      3,846,867     3/1/08          3/1/28           7.0800            360             2
  217         31,690.20              -                     3/1/23           7.2100            300             2
  218         30,113.44      3,840,596                     4/1/08           7.3750            360             1
  219         29,754.46      3,756,814                     4/1/08           7.5130            360             1
  220         28,112.15      3,669,538                     4/1/08           7.0600            360             1
  221         28,041.50      3,868,291                     4/1/05           7.0350            360             1
  222         31,835.49        125,804                     4/1/18           6.7100            240             1
  223         27,661.21      3,196,427                     2/1/13           6.9000            360             3
  224         30,901.16      3,876,461     1/1/03          1/1/23           7.4500            300             4
  225         28,713.70      3,677,433     3/1/08          3/1/28           7.3200            360             2
  226         28,758.54      3,672,401                     3/1/08           7.3600            360             2
  227         27,795.14      3,631,108                     3/1/08           7.0510            360             2
  228         30,911.49      1,722,472                     4/1/18           7.5900            300             1
  229         44,695.39              -                     8/1/09           7.2280            139             4
  230         30,785.00      1,209,626                     1/1/18           7.3600            286             4
  231         28,301.54      3,624,647     3/1/08          3/1/28           7.3200            360             2
  232         29,639.51      3,668,040     12/1/07         12/1/27          7.7768            355             0
  233         27,830.32      3,595,868                     3/1/08           7.2000            360             2
  234         26,734.40      3,558,015                     3/1/08           6.8020            360             2
  235         33,004.26        155,523                     4/1/18           7.4900            240             1
  236         29,397.77              -                     2/1/23           7.1600            300             3
  237         28,929.34      3,629,445                     11/1/07          7.5930            360             6
  238         26,898.18      3,550,503                     4/1/08           6.9100            360             1
  239         29,235.19      3,238,084                     5/1/08           7.3750            300             0
  240         27,395.66      3,515,813                     4/1/08           7.2900            360             1
  241         27,722.49      3,114,564     2/1/13          2/1/28           7.4100            360             3
  242         27,575.23      3,519,749                     1/1/08           7.3560            360             4
  243         27,259.93      3,451,628     1/1/08          1/1/28           7.2400            360             4
  244         29,374.90        248,378                     1/1/23           7.5000            300             4
  245         28,736.26      3,524,478                     10/1/07          7.9100            360             7

            Remaining Term    Remaining                         LTV at
Control   to ARD or Maturity  Lockout            Cut-off Date   ARD or
  No.          (months)       Months    DSCR (x)    LTV (%)    Maturity (%)
  184          120            60       1.31x       80.0%       69.6%
  185          116            44       1.40        73.6        60.7
  186          115            43       1.26        79.7        69.0
  187          119            25       1.49        74.5        60.9
  188          119            47       1.72        60.2        48.1
  189          236            93        NAP        NAP         32.8
  190          251            95        NAP        NAP         0.0
  191          117             0       1.35        73.1        64.0
  192          117            45       1.32        77.3        67.3
  193           81            45       1.31        74.7        69.1
  194          119            35       1.28        75.3        66.0
  195          118            46       1.44        74.9        61.2
  196          251            95        NAP        NAP         0.0
  197          114            18       1.39        74.6        64.5
  198          117            45       1.29        73.7        65.0
  199          251            95        NAP        NAP         0.0
  200           80            44       1.30        75.2        69.8
  201          177            25       1.23        77.7        60.0
  202          120            48       1.37        78.6        69.2
  203          119            47       1.44        76.4        53.3
  204          117            45       1.26        78.4        69.2
  205          117            45       1.28        79.8        70.0
  206          175            55       1.32        65.8        43.3
  207          118            46       1.48        62.9        55.2
  208          177            81       1.26        56.1        44.2
  209          117            45       1.26        70.7        62.5
  210          116            44       1.25        73.5        64.7
  211          117            45       1.41        69.0        56.1
  212          116            44       1.36        74.7        65.9
  213          114            42       1.36        72.7        63.1
  214          119            47       1.40        74.0        62.6
  215          118            46       1.49        72.0        63.3
  216          118            46       1.28        75.1        65.8
  217          298            118      1.31        74.4        0.0
  218          119            47       1.34        79.9        70.5
  219          119            59       1.26        72.0        63.7
  220          119            47       1.28        71.1        62.2
  221           83            35       1.39        73.6        67.9
  222          239            59       1.55        55.9        1.7
  223          177            33       1.25        76.2        58.1
  224           56            32       1.27        78.4        72.7
  225          118            46       1.32        74.5        65.7
  226          118            46       1.53        74.6        65.8
  227          118            46       1.42        74.8        65.4
  228          239            47       1.40        75.9        31.5
  229          135            44       1.24        73.6        0.0
  230          236            92        NAP        NAP         27.8
  231          118            46       1.30        73.5        64.7
  232          115            43       1.20        76.6        68.3
  233          118            46       1.38        73.4        64.5
  234          118            58       2.06        46.8        40.7
  235          239            119      1.26        74.4        2.8
  236          297            117      1.31        69.2        0.0
  237          114            30       1.31        70.8        62.9
  238          119            23       1.26        79.9        69.6
  239          120            48       1.57        63.5        51.4
  240          119            35       1.26        66.6        58.6
  241          177            45       1.31        79.8        62.3
  242          116            44       1.54        70.9        62.6
  243          116            44       1.36        79.0        68.4
  244          296            56       1.32        74.7        4.7
  245          113            29       1.33        76.4        68.4

* Refer to the sheet "step" in the file named "FULBBA.XLS" contained in the back cover of the Preliminary Prospectus Supplement for detailed information on Monthly Payments for the Mortgage Loan.

                                                               Original         Remaining
Control                                                     Interest-Only     Interest-Only     Amortization       Cut-off Date
  No.                     Property Name                    Period (months)   Period (months)        Type            Balance ($)
  246    Arnold Industrial Park                                                               Balloon                $ 3,925,345.74
  247    Derby Ridge                                                                          Balloon                  3,888,336.27
  248    Ventana Row                                                                          Balloon                  3,881,505.61
  249    New Hampshire Apartments                                                             Balloon                  3,836,194.01
  250    Superstition Marketplace                                 24                20        Balloon                  3,800,000.00
  251    Blue Grass Plaza                                                                     Balloon                  3,793,244.60
  252    Merrill Crossing Shopping Ctr.                                                       Balloon                  3,790,289.55
  253    River Creek Apartments                                                               Balloon                  3,788,034.64
  254    Village Green                                                                        Balloon                  3,787,735.69
  255    Spartan Square Shopping Center                                                       Fully Amortizing         3,785,732.36
  256    Winn Dixie Eustis                                                                    Fully Amortizing         3,781,369.71
  257    Versailles of Rockford                                                               ARD                      3,750,108.50
  258    Lynnwood Manor Health Care Center                                                    Balloon                  3,746,037.63
  259    Tri-County Square                                                                    ARD                      3,688,584.07
  260    Bethesda Court Hotel                                                                 Balloon                  3,636,395.34
  261    Winn Dixie Orangeburg                                                                Balloon                  3,614,562.16
  262    Roswell Mill Office Buildings                                                        ARD                      3,614,244.75
  263    Highland Tech Center                                                                 ARD                      3,597,169.25
  264    Stor-All Properties                                                                  ARD                      3,594,923.24
  265    Parole Office Park                                                                   ARD                      3,594,810.39
  266    McEvers Corners                                                                      Fully Amortizing         3,591,540.48
  267    Windscape II Apartments                                                              Balloon                  3,591,189.64
  268    Courtyards Apartments                                                                Balloon                  3,591,078.89
  269    Miami Gardens Plaza                                                                  Balloon                  3,591,048.41
  270    Village South                                                                        Balloon                  3,577,012.99
  271    Webtron Building                                                                     Balloon                  3,547,375.75
  272    Fairway Center                                                                       Balloon                  3,547,372.24
  273    Santa Fe Square                                                                      Balloon                  3,496,073.89
  274    Gomes Plaza                                                                          Balloon                  3,492,968.16
  275    Covington Square                                                                     Balloon                  3,477,096.43
  276    Best Buy (Sioux Falls)                                                               Balloon                  3,475,000.00
  277    Parkway Nursing Home                                                                 Balloon                  3,446,354.62
  278    Grand Manor Nursing and Rehab Center                                                 Balloon                  3,435,045.19
  279    Terrace View Apartments                                                              ARD                      3,431,073.27
  280    Hillsdale Manor                                                                      Balloon                  3,426,847.77
  281    Amerihost Inn- Players                                                               Fully Amortizing         3,419,679.83
  282    Walgreens (Las Vegas)                                                                Fully Amortizing         3,396,544.93
  283    Metro Plaza                                                                          Balloon                  3,394,966.40
  284    Fidelity Federal Bank Building                                                       Balloon                  3,392,923.73
  285    White Mountain Village                                                               ARD                      3,390,568.02
  286    Forestwood On the Creek Apts.                                                        Balloon                  3,389,912.30
  287    Shepherdsville Square                                                                ARD                      3,389,509.68
  288    Westbrook                                                                            Balloon                  3,385,039.59
  289    100 Broadway                                                                         Balloon                  3,380,435.75
  290    Staples Hazelton                                                                     Fully Amortizing         3,361,990.84
  291    Treetops Terace Condominiums                                                         Balloon                  3,350,000.00
  292    Estero Woods Village                                                                 Balloon                  3,349,272.58
  293    Green Center (MCG)                                                                   Balloon                  3,343,708.47
  294    Warehouse Specialists - Fond Du Lac II                                               Fully Amortizing         3,330,287.28
  295    Walgreens Pharmacy (Chicago Heights)                                                 Balloon                  3,297,412.39
  296    Everett I-5 Mini-Storage                                                             Balloon                  3,295,515.58
  297    Buck Run/Timberline Condominiums                                                     Balloon                  3,295,363.42
  298    Marketplace Shopping Center (Williamsburg-Loan Level)                                ARD                      3,291,905.50
  299    Mooresmill Village                                                                   Fully Amortizing         3,291,194.91
  300    The Pontiac Building                                                                 Balloon                  3,289,824.29
  301    Best Buy Retail Bldg.                                                                Balloon                  3,287,692.89
  302    Sussex Downs Apartments                                                              Balloon                  3,266,130.06
  303    Foothills Villas Apartments                                                          Fully Amortizing         3,264,848.02
  304    Lincoln Arms Apartments                                                              Balloon                  3,252,040.67
  305    2-32 Brighton & 1101-1113 Commonwealth                                               Balloon                  3,246,220.37
  306    Manchester Square                                                                    ARD                      3,239,972.50
  307    Northgate Villas Apartments                                                          Balloon                  3,231,170.58

                              Balloon/                                                       Original
Control        Monthly          ARD                                           Gross        Amortization    Seasoning
  No.          P&I ($)        Balance        ARD           Maturity          Rate (%)     Term (months)     (months)
  246        $ 28,796.66    $ 3,186,429                     2/1/08           7.3750%           300             3
  247          27,296.08      3,445,120                     1/1/08           7.5100            360             4
  248          28,345.44      3,435,073                     1/1/05           7.3120            300             4
  249          26,777.54      3,396,051                     12/1/07          7.4460            360             5
  250          26,453.96      2,977,919                     2/1/13           7.2500            336             4
  251          26,226.90      3,203,336                     3/1/08           7.1000            330             2
  252          25,948.48      3,335,034                     2/1/08           7.2600            360             3
  253          25,922.70      3,279,793                     1/1/08           7.2500            360             4
  254          25,601.30      3,323,922                     1/1/08           7.1250            360             4
  255          29,006.90        118,616                     3/1/18           6.8000            240             2
  256          29,851.29              -                     9/1/17           7.0300            236             4
  257          25,243.05      3,285,430     2/1/08          2/1/28           7.0900            360             3
  258          28,868.62      3,089,220                     4/1/08           7.9700            300             1
  259          25,499.53      3,255,519     1/1/08          1/1/28           7.3530            360             4
  260          26,641.67      2,950,561                     2/1/08           7.3600            300             3
  261          26,554.05      1,324,996                     5/1/17           7.2600            294             6
  262          25,470.75      3,205,398     1/1/08          1/1/28           7.5500            360             4
  263          24,460.75      2,239,627     4/1/18          4/1/28           7.2100            360             1
  264          24,217.43      3,149,923     3/1/08          3/1/28           7.1100            360             2
  265          23,999.26      3,142,446     3/1/08          3/1/28           7.0200            360             2
  266          26,206.88              -                     3/1/23           7.3300            300             2
  267          24,081.59      3,093,159                     2/1/08           7.0540            360             3
  268          25,023.98      3,173,997                     2/1/08           7.4400            360             3
  269          24,974.81      3,172,397                     2/1/08           7.4200            360             3
  270          23,601.84      3,115,391                     4/1/08           6.9100            360             1
  271          24,870.75      3,138,597                     4/1/08           7.5200            360             1
  272          24,853.72      3,138,046                     4/1/08           7.5130            360             1
  273          26,092.78      3,100,869                     4/1/05           7.6000            300             1
  274          26,264.41      2,859,047                     3/1/08           7.6750            300             2
  275          22,942.57      3,028,369                     4/1/08           6.9100            360             1
  276          24,131.36      3,065,706                     5/1/08           7.4300            360             0
  277          26,559.13      2,842,082                     4/1/08           7.9700            300             1
  278          26,342.61      2,282,705                     1/1/13           7.8750            300             4
  279          23,280.49      2,650,183     2/1/13          2/1/28           7.1700            360             3
  280          23,339.63      2,962,054                     2/1/08           7.2100            360             3
  281          28,057.25        133,657                     12/1/17          7.6250            240             5
  282          27,051.35              -                     11/1/17          7.2000            240             6
  283          22,415.15      2,592,085                     3/1/13           6.9100            360             2
  284          25,103.59      2,762,055                     3/1/08           7.4900            300             2
  285          22,120.18      2,946,491     2/1/08          2/1/28           6.7800            360             3
  286          23,889.81      3,006,441                     1/1/08           7.5500            360             4
  287          23,432.00      2,991,558     1/1/08          1/1/28           7.3530            360             4
  288          22,879.48      2,970,536                     1/1/08           7.1250            360             4
  289          27,099.85      2,342,918                     2/1/08           7.3600            240             3
  290          27,437.69              -                     2/1/18           7.6000            240             3
  291          22,852.91      2,593,554                     5/1/13           7.2500            360             0
  292          22,761.81      3,101,626                     1/1/05           7.1800            360             4
  293          26,335.70      2,295,825                     4/1/08           7.1800            240             1
  294          30,936.05         70,791                     3/1/13           7.4375            180             2
  295          24,512.00      1,119,966                     1/1/18           7.4300            294             4
  296          22,534.20      2,898,748                     3/1/08           7.2600            360             2
  297          22,232.71      2,888,567                     3/1/08           7.1250            360             2
  298          23,074.08      2,913,881     2/1/08          2/1/28           7.5000            360             3
  299          27,834.85              -                     2/1/23           9.0625            300             3
  300          22,749.56      2,903,794                     1/1/08           7.3560            360             4
  301          24,078.45      2,667,308                     2/1/08           7.3560            300             3
  302          21,612.98      2,848,841                     2/1/08           6.9200            360             3
  303          27,132.04              -                     11/1/17          7.7700            240             6
  304          22,054.99      2,856,288                     1/1/08           7.1590            360             4
  305          23,753.59      2,630,560                     4/1/08           7.3750            300             1
  306          22,398.23      2,859,579     1/1/08          1/1/28           7.3530            360             4
  307          21,303.98      2,815,691                     2/1/08           6.8840            360             3

            Remaining Term    Remaining                         LTV at
Control   to ARD or Maturity  Lockout            Cut-off Date   ARD or
  No.          (months)       Months    DSCR (x)    LTV (%)    Maturity (%)
  246            117            45       1.35x       56.1%       45.5%
  247            116            56       1.32        69.2        61.3
  248             80            32       1.60        58.5        51.8
  249            115            43       1.26        79.9        70.8
  250            177            56       1.46        58.0        45.5
  251            118            58       1.28        71.6        60.4
  252            117            45       1.40        73.6        64.8
  253            116            44       1.41        74.3        64.3
  254            116            44       1.57        80.6        70.7
  255            238            58       1.65        64.6        2.0
  256            232            92        NAP        NAP         0.0
  257            117            45       1.23        79.8        69.9
  258            119            59       2.29        47.4        39.1
  259            116            44       1.46        75.3        66.4
  260            117            61       1.58        66.1        53.7
  261            228            90        NAP        NAP         34.9
  262            116            44       1.31        65.9        58.4
  263            239            119      1.26        74.9        46.7
  264            118            46       1.31        74.1        65.0
  265            118            46       1.34        78.2        68.3
  266            298            142      1.25        74.8        0.0
  267            117            45       1.53        75.8        65.3
  268            117            33       1.26        79.8        70.5
  269            117            45       1.66        71.8        63.5
  270            119            23       1.35        79.9        69.6
  271            119            47       1.35        74.7        66.1
  272            119            59       1.29        71.0        62.8
  273             83            23       2.00        30.9        27.4
  274            118            46       1.60        53.7        44.0
  275            119            23       1.35        79.9        69.6
  276            120            48       1.25        77.2        68.1
  277            119            59       2.23        51.6        42.6
  278            176            32       1.98        74.7        49.6
  279            177            33       1.24        79.8        61.6
  280            117            45       1.25        74.8        64.7
  281            235            55       1.40        68.4        2.7
  282            234            54        NAP        NAP         0.0
  283            178            82       1.50        73.6        56.2
  284            118            46       1.31        72.2        58.8
  285            117            45       1.39        73.7        64.1
  286            116            44       1.27        70.6        62.6
  287            116            44       1.56        73.3        64.7
  288            116            44       1.47        80.6        70.7
  289            117            45       1.36        67.6        46.9
  290            237            93        NAP        NAP         0.0
  291            180            24       1.29        79.8        61.8
  292             80            44       1.40        79.7        73.9
  293            119            47       1.28        69.7        47.8
  294            178            70       1.35        62.8        1.3
  295            236            92        NAP        NAP         32.0
  296            118            46       1.53        64.6        56.8
  297            118            46       1.30        76.6        67.2
  298            117            45       1.32        74.1        65.6
  299            297            117      1.20        75.3        0.0
  300            116            44       1.69        70.0        61.8
  301            117            45       1.36        73.1        59.3
  302            117            45       1.27        79.7        69.5
  303            234            42       1.29        65.3        0.0
  304            116            44       1.56        74.8        65.7
  305            119            35       1.30        61.3        49.6
  306            116            44       1.81        66.8        59.0
  307            117            45       1.39        74.8        65.2

* Refer to the sheet "step" in the file named "FULBBA.XLS" contained in the back cover of the Preliminary Prospectus Supplement for detailed information on Monthly Payments for the Mortgage Loan.

                                                               Original         Remaining
Control                                                     Interest-Only     Interest-Only     Amortization       Cut-off Date
  No.                     Property Name                    Period (months)   Period (months)        Type            Balance ($)
  308    South Brook                                                                          Balloon                $ 3,213,139.91
  309    The Promenade Apartments                                                             Balloon                  3,208,099.19
  310    Swall Towers East                                                                    Balloon                  3,197,448.60
  311    Pinnacle                                                                             Balloon                  3,191,724.41
  312    Hillside Village Plaza                                                               Balloon                  3,191,710.26
  313    Access Self Storage of Wayne                                                         Balloon                  3,188,308.05
  314    Kaiser Permanente Health Center                                                      Balloon                  3,184,959.64
  315    Winn Dixie Morganton                                                                 Fully Amortizing         3,154,360.17
  316    Swall Towers West                                                                    Balloon                  3,147,488.47
  317    Wind & Sea Shopping Center                                                           Balloon                  3,146,055.81
  318    Grandview                                                                            Balloon                  3,143,820.62
  319    Salt Lake Medical Plaza Office Building                                              Balloon                  3,134,338.76
  320    Pep Boys Union                                                                       Fully Amortizing         3,124,248.80
  321    9031 Snowden Square Drive                                                            Fully Amortizing         3,117,577.56
  322    Carriage Hills Apartments                                                            Balloon                  3,113,343.36
  323    Village on the Pike Shopping Center                                                  Balloon                  3,097,528.33
  324    101 Park Avenue                                                                      Balloon                  3,093,350.46
  325    San Leandro Furniture Center                                                         Balloon                  3,093,291.66
  326    General Cinema                                                                       ARD                      3,090,238.46
  327    Westlake Commerce Center                                                             Balloon                  3,086,819.64
  328    Valencia Gardens Apartments                                                          ARD                      3,071,470.37
  329    Barnes & Noble                                                                       Balloon                  3,058,550.65
  330    Mcghan Medical Buildings                                                             Balloon                  3,033,799.44
  331    Woodmere Apartments                                                                  ARD                      3,032,111.26
  332    Safeway Milton Freewater                                                             Fully Amortizing         3,022,231.31
  333    Rite Aid Portage                                                                     Balloon                  3,010,493.00
  334    Rain Forest Apartments                                                               Balloon                  2,997,655.06
  335    Nexstar Pharmaceuticals Building                                                     Balloon                  2,997,612.80
  336    Meadowrock Apartments                                                                Balloon                  2,997,495.94
  337    544 Lawrence Expressway                                                              Balloon                  2,996,584.65
  338    Courtyard At Scottsdale North                                                        Balloon                  2,989,267.88
  339    Mountain Vista Apartments                                                            Balloon                  2,988,062.61
  340    Walgreen St John                                                                     Fully Amortizing         2,960,504.00
  341    Timberfalls Apartments                                                               ARD                      2,955,617.80
  342    Chancellor Care Center of Delmar                                                     Balloon                  2,944,904.07
  343    118 South Clinton Street                                                             Balloon                  2,940,903.52
  344    University Village Shopping Center                                                   Balloon                  2,936,468.90
  345    Walgreen Lafayette                                                                   Fully Amortizing         2,922,389.00
  346    Northfield Lodge                                                                     Balloon                  2,897,305.71
  347    Greenbrier Valley Mall                                                               ARD                      2,891,052.37
  348    Somserset Chambers                                                                   Fully Amortizing         2,876,550.45
  349    Village Plaza of Margate                                                             Fully Amortizing         2,843,054.28
  350    Bentley Avenue Apartments                                                            Balloon                  2,836,527.64
  351    Pheasant Glen                                                                        Balloon                  2,815,365.88
  352    Maple Plaza Shopping Center                                                          ARD                      2,792,929.95
  353    11312 Westheimer Shopping Center                                                     Balloon                  2,791,474.94
  354    Old Country Plaza                                                                    Fully Amortizing         2,778,954.47
  355    West Court Office Building                                                           ARD                      2,745,987.29
  356    Walgreen Miami                                                                       Fully Amortizing         2,718,069.24
  357    Paradise Shopping Plaza                                                              Balloon                  2,697,988.17
  358    Century Analysis, Inc., Building                                                     ARD                      2,696,563.47
  359    Americana Apartments                                                                 Balloon                  2,688,048.26
  360    Warehouse Specialists - Stevens Point I & II                                         Fully Amortizing         2,684,112.12
  361    Dolly Creek Shopping Center                                                          Balloon                  2,672,871.41
  362    Littleton Lyne                                                                       Balloon                  2,656,383.08
  363    Raintree Apartments                                                                  Balloon                  2,652,844.86
  364    Auburn Blvd Mini Storage                                                             Balloon                  2,639,793.95
  365    Springs Office Building                                                              Balloon                  2,639,786.71
  366    Covington Club Apartments                                                            Balloon                  2,596,257.41
  367    Park East Apartments                                                                 ARD                      2,596,160.04
  368    Shadow Trail Apartments                                                              ARD                      2,593,160.14
  369    Inn at Saratoga                                                                      ARD                      2,588,127.92

                              Balloon/                                                       Original
Control        Monthly          ARD                                           Gross        Amortization    Seasoning
  No.          P&I ($)        Balance        ARD           Maturity          Rate (%)     Term (months)     (months)
  308        $ 22,175.45    $ 2,503,965                     12/1/12          7.3300%           360             5
  309          22,090.70      2,830,309                     12/1/07          7.3070            360             5
  310          21,591.40      2,801,721                     4/1/08           7.1400            360             1
  311          21,699.56      2,803,390                     2/1/08           7.1900            360             3
  312          21,677.91      2,802,665                     2/1/08           7.1800            360             3
  313          23,647.72      2,597,680                     2/1/08           7.5000            300             3
  314          22,704.46      2,837,229                     10/1/07          7.6500            360             7
  315          24,999.29              -                     6/1/17           7.0000            232             3
  316          21,254.03      2,757,945                     4/1/08           7.1400            360             1
  317          22,206.73      2,789,886                     3/1/08           7.5840            360             2
  318          21,249.08      2,758,855                     1/1/08           7.1250            360             4
  319          22,379.95      2,521,177                     2/1/08           7.0700            300             3
  320              Step*              -                     11/1/17          7.4100            238             4
  321          26,103.34        129,747                     11/1/17          7.8750            240             6
  322          26,667.99      2,792,119                     8/1/02           8.1200            240             9
  323          20,916.67      2,714,167                     4/1/08           7.1400            360             1
  324          22,567.04      2,506,174                     3/1/08           7.3300            300             2
  325          22,472.96      2,502,582                     3/1/08           7.2830            300             2
  326          21,147.46      2,397,573     1/1/13          1/1/28           7.2500            360             4
  327          21,809.54      2,742,168                     11/1/07          7.5630            360             6
  328          20,058.78      2,669,896     2/1/08          2/1/28           6.7900            360             3
  329          22,400.26      2,481,404                     2/1/08           7.3560            300             3
  330          20,935.68      2,677,995                     12/1/07          7.3290            360             5
  331          20,573.46      2,342,021     2/1/13          2/1/28           7.1700            360             3
  332              Step*              -                     8/1/17           7.2500            233             2
  333          22,542.69        617,795                     1/1/18           7.1250            266             0
  334          20,444.95      2,633,457                     4/1/08           7.2400            360             1
  335          20,262.20      2,627,301                     4/1/08           7.1500            360             1
  336          19,774.06      2,610,524                     4/1/08           6.9080            360             1
  337          22,185.35      2,437,968                     4/1/08           7.5080            300             1
  338          20,888.17      2,647,008                     12/1/07          7.4570            360             5
  339          20,383.96      2,586,947                     12/1/07          7.2100            360             5
  340          23,177.84              -                     12/1/17          7.0000            235             0
  341          19,514.37      2,576,213     3/1/08          3/1/28           6.9100            360             2
  342          22,845.76      2,439,308                     12/1/07          8.0000            300             5
  343          20,336.73      2,595,815                     1/1/08           7.3560            360             4
  344          23,757.60      2,458,852                     7/1/12           9.0100            360             10
  345          22,526.56              -                     3/1/18           6.8750            238             0
  346          19,995.72      2,257,840                     12/1/12          7.3300            360             5
  347          19,986.12      2,551,623     1/1/08          1/1/28           7.3530            360             4
  348          20,705.64              -                     4/1/23           7.1900            300             1
  349          24,758.22         76,909                     4/1/15           7.5000            204             1
  350          20,172.12      2,525,345                     10/1/07          7.6250            360             7
  351          22,099.99      1,354,981                     1/1/23           8.7000            360             4
  352          19,253.10      2,461,797     2/1/08          2/1/18           7.3300            360             3
  353          19,424.85      2,467,827                     1/1/08           7.4200            360             4
  354          22,130.53         95,731                     1/1/18           7.2500            240             4
  355          18,240.45      2,397,287     3/1/08          3/1/28           6.9700            360             2
  356          22,627.10              -                     12/1/16          7.5000            228             5
  357          18,841.83      2,384,698                     4/1/08           7.4800            360             1
  358          18,915.78      2,387,494     3/1/08          3/1/28           7.5200            360             2
  359          18,648.23      2,377,072                     11/1/07          7.3750            360             6
  360          24,933.54         57,053                     3/1/13           7.4375            180             2
  361          18,067.13      2,342,676                     4/1/08           7.1500            360             1
  362          20,607.49      2,200,322                     12/1/07          8.0000            300             5
  363          17,625.65      2,446,058                     2/1/05           6.9600            360             3
  364          18,949.99      2,127,237                     2/1/08           7.1300            300             3
  365          18,941.49      2,126,910                     2/1/08           7.1250            300             3
  366          17,343.29      2,269,905                     3/1/08           7.0260            360             2
  367          17,158.40      2,263,498     3/1/08          3/1/28           6.9200            360             2
  368          17,455.30      2,271,840     2/1/08          2/1/28           7.0900            360             3
  369          19,298.41      2,114,174     1/1/08          1/1/23           7.5500            300             4

            Remaining Term    Remaining                         LTV at
Control   to ARD or Maturity  Lockout            Cut-off Date   ARD or
  No.          (months)       Months    DSCR (x)    LTV (%)    Maturity (%)
  308             175            19       1.79x       49.4%       38.5%
  309             115            43       1.44        79.7        70.3
  310             119            47       1.29        79.9        70.0
  311             117            45       1.40        79.1        69.5
  312             117            45       1.30        72.5        63.7
  313             117            45       1.82        65.1        53.0
  314             113            41       1.28        75.8        67.6
  315             229            93        NAP        NAP         0.0
  316             119            47       1.28        76.3        66.9
  317             118            46       1.30        74.9        66.4
  318             116            44       1.44        80.6        70.7
  319             117            45       1.48        63.6        51.2
  320             234            92        NAP        NAP         0.0
  321             234            42       1.28        69.3        2.9
  322              51            27       1.56        77.8        69.8
  323             119            47       1.39        73.8        64.6
  324             118            46       1.33        71.9        58.3
  325             118            46       1.42        60.0        48.5
  326             176            80       1.29        79.2        61.5
  327             114            42       1.49        70.2        62.3
  328             117            45       1.29        79.8        69.4
  329             117            45       1.29        74.6        60.5
  330             115            43       1.64        74.0        65.3
  331             177            25       1.30        79.8        61.6
  332             231            70        NAP        NAP         0.0
  333             236            72        NAP        NAP         19.9
  334             119            35       1.31        76.5        67.2
  335             119            59       1.32        71.4        62.6
  336             119            47       1.41        68.1        59.3
  337             119            47       1.50        66.6        54.2
  338             115            43       1.79        59.8        52.9
  339             115            43       1.30        74.7        64.7
  340             235            72        NAP        NAP         0.0
  341             118            46       1.41        79.9        69.6
  342             115            43       1.45        68.5        56.7
  343             116            44       1.74        73.5        64.9
  344             170            110      1.29        69.9        58.5
  345             238            72        NAP        NAP         0.0
  346             175            19       1.30        66.6        51.9
  347             116            44       1.30        70.5        62.2
  348             299             0       1.26        79.9        0.0
  349             203            107      1.26        71.1        1.9
  350             113            41       1.21        70.9        63.1
  351             296            24       1.18        84.8        40.8
  352             117            45       1.38        57.0        50.2
  353             116            44       1.29        75.2        66.5
  354             236            44       1.36        70.4        2.4
  355             118            46       1.29        78.5        68.5
  356             223            91        NAP        NAP         0.0
  357             119            47       1.39        74.7        66.1
  358             118            46       1.27        74.9        66.3
  359             114            42       1.40        74.7        66.0
  360             178            70       1.34        59.7        1.3
  361             119            47       1.38        77.5        67.9
  362             115            43       1.26        78.1        64.7
  363              81            33       1.54        69.8        64.4
  364             117            45       1.38        73.8        59.5
  365             117            45       1.30        68.8        55.4
  366             118            58       1.42        79.3        69.3
  367             118            46       1.30        79.6        69.4
  368             117            57       1.32        78.6        68.8
  369             116            44       3.53        39.8        32.5

* Refer to the sheet "step" in the file named "FULBBA.XLS" contained in the back cover of the Preliminary Prospectus Supplement for detailed information on Monthly Payments for the Mortgage Loan.

                                                               Original         Remaining
Control                                                     Interest-Only     Interest-Only     Amortization       Cut-off Date
  No.                     Property Name                    Period (months)   Period (months)        Type            Balance ($)
  370    Regency Park Apartments                                                              Balloon                $ 2,587,545.22
  371    Marketplace at Ken Caryl                                                             Balloon                  2,547,125.71
  372    Three West Carillo Building                                                          Balloon                  2,546,696.96
  373    Linda Granada                                                                        Balloon                  2,542,686.75
  374    633 Building                                                                         Balloon                  2,540,682.96
  375    Shoreline  View Alzheimer Care Center                                                Balloon                  2,538,946.43
  376    Tudor Gardens Apartments                                                             Balloon                  2,538,067.74
  377    Cobblestone Village                                                                  Balloon                  2,500,000.00
  378    K-Mart Plaza Shopping Center (Galveston)                                             ARD                      2,494,392.42
  379    303 Winding Road                                                                     ARD                      2,491,811.51
  380    West Sahara Mini Storage                                                             Balloon                  2,489,026.58
  381    Amerihost Inn - Hammond                                                              Fully Amortizing         2,481,770.36
  382    Holiday Inn Express - Albany, GA                                                     Fully Amortizing         2,479,063.65
  383    Hillside Apartments                                                                  Balloon                  2,472,995.16
  384    Walgreen Store (Wolfcreek)                                                           Fully Amortizing         2,467,814.73
  385    Southgate Village Life Care Center                                                   Balloon                  2,464,054.16
  386    Walgreen Houston                                                                     Fully Amortizing         2,459,764.86
  387    Kushner Seiden Madison 64th LP                                                       Fully Amortizing         2,453,681.46
  388    Miramar/Chapparone Auto Center                                                       Balloon                  2,448,027.16
  389    Stor-It Rental Storage                                                               Balloon                  2,447,179.29
  390    Jefferson Centre                                                                     Balloon                  2,446,687.19
  391    Best Western - Dunn                                                                  Fully Amortizing         2,416,635.89
  392    Ocean Villa Townhomes #2                                                             Balloon                  2,396,690.52
  393    Central Park Professional Center                                                     Balloon                  2,396,615.50
  394    Safeguard Self Storage                                                               Balloon                  2,394,644.70
  395    Tuscany Village Phase I                                                              Balloon                  2,392,627.30
  396    Concord Village West                                                                 Balloon                  2,391,173.89
  397    Peoria Town Center                                                                   Balloon                  2,388,976.76
  398    Days Inn - Forest Park                                                               Balloon                  2,382,514.19
  399    Tech Center                                                                          Balloon                  2,382,499.53
  400    Amerihost Inn - Parkersburg                                                          Fully Amortizing         2,378,907.69
  401    Comfort Inn - Gaffney, SC                                                            Fully Amortizing         2,360,068.62
  402    Food Pavilion                                                                        Balloon                  2,343,111.70
  403    Eckerd Drug Store (Lexington)                                                        Balloon                  2,340,959.27
  404    Keep It Self Storage - Santa Clarita                                                 Balloon                  2,339,388.61
  405    Country Creek                                                                        Balloon                  2,326,171.64
  406    1803 Park Center Drive                                                               Balloon                  2,322,167.35
  407    Willow Trace Apartments                                  23                13        ARD                      2,322,000.00
  408    Walgreen Coral Springs                                                               Fully Amortizing         2,320,085.38
  409    Fox Crossing                                                                         Balloon                  2,319,272.57
  410    Emmorton Village Shopping Center                                                     Balloon                  2,291,829.34
  411    Slauson Plaza                                                                        Balloon                  2,280,921.21
  412    Walgreen Chicago                                                                     Fully Amortizing         2,261,719.41
  413    Warehouse Specialists - Specialists Ave # 1-4                                        Fully Amortizing         2,261,613.00
  414    Wanamassa Gardens Apartments                                                         ARD                      2,254,135.36
  415    Inn of Payson                                                                        Balloon                  2,247,472.01
  416    River Oaks Apartments                                                                Balloon                  2,246,834.81
  417    Val Halla                                                                            Balloon                  2,222,177.00
  418    Timm Office Building                                                                 Balloon                  2,222,028.77
  419    Twin Fountains Apartments                                                            Balloon                  2,216,216.51
  420    Hillcroft Plaza Shopping Center                                                      ARD                      2,205,232.78
  421    Plantation House                                         23                13        ARD                      2,200,000.00
  422    Olde Towne Shopping Center                                                           ARD                      2,197,192.71
  423    5 Walk-Up Residential Buildings (Formerly 70 East)                                   ARD                      2,197,106.08
  424    Comfort Inn - Franklin                                                               Balloon                  2,196,876.93
  425    Days Inn (Winter Park)                                                               Balloon                  2,195,718.51
  426    Office Depot Aurora                                                                  Fully Amortizing         2,194,462.46
  427    Tara Woods Apartments                                                                Balloon                  2,194,360.59
  428    Sneaker Stadium                                                                      ARD                      2,193,031.27
  429    Andora Apartments                                                                    Fully Amortizing         2,192,153.17
  430    1212-1216 Broadway                                                                   Balloon                  2,189,021.81
  431    3610 Birch Street (Apollo Office Building)                                           Balloon                  2,183,388.13

                              Balloon/                                                       Original
Control        Monthly          ARD                                           Gross        Amortization    Seasoning
  No.          P&I ($)        Balance        ARD           Maturity          Rate (%)     Term (months)     (months)
  370        $ 18,299.01    $ 2,300,503                     10/1/07          7.5670%           360             7
  371          18,960.54      2,076,121                     4/1/08           7.5700            300             1
  372          17,744.49      2,250,927                     3/1/08           7.4510            360             2
  373          18,215.68      2,264,320                     1/1/08           7.7200            360             4
  374          18,844.28      2,070,026                     2/1/08           7.5000            300             3
  375          19,470.63      2,093,409                     1/1/08           7.8750            300             4
  376          17,159.17      2,229,909                     11/1/07          7.1130            360             6
  377          17,054.41      2,195,384                     5/1/08           7.2500            360             0
  378          17,813.27      2,006,244     3/1/08          3/1/23           7.0900            300             2
  379          16,716.60      2,302,679     1/1/05          1/1/28           7.0500            360             4
  380          18,960.43      2,047,711                     1/1/08           7.7970            300             4
  381          20,139.83         92,039                     1/1/18           7.5000            240             4
  382          20,911.00        107,927                     12/1/17          8.0000            240             5
  383          16,566.09      2,162,406                     4/1/08           7.0600            360             1
  384          20,287.76              -                     7/1/17           7.5000            237             7
  385          18,694.39      2,024,450                     1/1/08           7.7500            300             4
  386          19,656.00              -                     12/1/17          7.2700            239             4
  387          16,748.18        223,446                     2/1/28           7.2300            360             3
  388          16,448.26      2,142,257                     4/1/08           7.0900            360             1
  389          18,783.43      1,628,468                     12/1/12          7.8750            300             5
  390          16,763.20      2,153,213                     3/1/08           7.2800            360             2
  391          24,305.97         66,605                     12/1/12          8.6250            180             5
  392          16,292.54      2,104,954                     3/1/08           7.2010            360             2
  393          16,144.95      2,099,949                     3/1/08           7.1100            360             2
  394          16,814.03      2,083,997                     2/1/08           7.5200            360             3
  395          16,576.20      2,112,871                     1/1/08           7.3750            360             4
  396          16,502.66      1,863,416                     12/1/12          7.3300            360             5
  397          17,193.89      2,133,162                     10/1/07          7.7500            360             7
  398          20,710.39      1,876,126                     11/1/07          8.8750            264             6
  399          19,334.24      1,662,473                     1/1/08           7.5000            240             4
  400          19,518.09         92,977                     12/1/17          7.6250            240             5
  401          19,907.27        102,748                     12/1/17          8.0000            240             5
  402          15,743.34      2,050,445                     4/1/08           7.0900            360             1
  403              Step*        733,651                     9/1/17           7.5700            283             3
  404          17,550.14        975,171                     1/1/18           7.6200            300             4
  405          16,721.06      1,845,732                     12/1/12          7.7500            360             5
  406          16,560.29      2,064,638                     3/1/08           7.6900            360             2
  407          17,265.18      2,145,715     7/1/07          7/1/27           8.1400            360             10
  408          18,521.79              -                     7/1/17           7.1250            234             4
  409          15,499.53      1,996,076                     2/1/08           7.0200            360             3
  410          16,698.72      1,823,634                     2/1/08           7.3000            300             3
  411          16,318.43      2,030,532                     1/1/08           7.7060            360             4
  412          17,671.97              -                     1/1/18           7.0000            239             3
  413          21,008.81         48,075                     3/1/13           7.4375            180             2
  414          15,294.74      1,741,109     2/1/13          2/1/28           7.1700            360             3
  415          16,759.24        933,871                     4/1/18           7.5900            300             1
  416          15,151.07      1,969,220                     3/1/08           7.1200            360             2
  417          14,796.33      1,940,024                     4/1/08           7.0000            360             1
  418          15,299.34      1,957,988                     3/1/08           7.3300            360             2
  419          14,802.98      2,047,806                     12/5/04          7.0000            360             5
  420          16,045.30      1,785,024     3/1/08          3/1/23           7.3000            300             2
  421          16,358.05      2,032,977     7/1/07          7/1/27           8.1400            360             10
  422          15,397.79      1,944,875     3/1/08          3/1/28           7.5100            360             2
  423          15,217.35      1,938,965     3/1/08          3/1/28           7.3900            360             2
  424          17,560.57      1,193,735                     4/1/13           7.8750            264             1
  425          16,747.44      1,805,873                     3/1/08           7.8400            300             2
  426              Step*              -                     10/1/12          7.6250            176             3
  427          15,241.76      1,719,176                     3/1/08           6.7800            300             2
  428          14,963.14      1,929,125     1/1/08          1/1/28           7.2200            360             4
  429          17,295.09         77,120                     3/1/18           7.1800            240             2
  430          17,162.53      1,819,497                     12/1/07          8.1250            300             5
  431          15,322.75      1,932,269                     4/1/08           7.5300            360             1

            Remaining Term    Remaining                         LTV at
Control   to ARD or Maturity  Lockout            Cut-off Date   ARD or
  No.          (months)       Months    DSCR (x)    LTV (%)    Maturity (%)
  370           113            41       1.28x       78.7%       69.9%
  371           119            47       1.31        74.7        60.9
  372           118            46       1.27        67.0        59.2
  373           116            44       1.31        77.3        68.8
  374           117            45       1.30        68.7        56.0
  375           116            44       1.37        74.7        61.6
  376           114            42       1.44        74.7        65.6
  377           120            24       1.25        72.5        63.6
  378           118            46       1.31        65.6        52.8
  379            80            44       1.25        62.3        57.6
  380           116            44       1.46        63.3        52.1
  381           236            56       1.42        62.8        2.3
  382           235            24       1.51        66.1        2.9
  383           119            47       1.33        79.8        69.8
  384           230            113      1.19        83.1        0.0
  385           116            44       1.61        74.7        61.4
  386           235            116       NAP        NAP         0.0
  387           357            45       1.45        74.4        6.8
  388           119            47       1.45        74.2        64.9
  389           175            43       1.36        74.2        49.4
  390           118            46       1.57        74.1        65.3
  391           175            55       1.88        69.1        1.9
  392           118            46       1.42        80.2        70.4
  393           118            46       1.26        68.5        60.0
  394           117            45       1.36        71.5        62.2
  395           116            44       1.41        77.2        68.2
  396           175            19       1.41        67.4        52.5
  397           113            41       1.54        74.7        66.7
  398           114            42       1.41        62.7        49.4
  399           116            44       1.32        70.1        48.9
  400           235            55       1.42        56.6        2.2
  401           235            55       1.41        69.4        3.0
  402           119            47       1.42        75.0        65.6
  403           232            117       NAP        NAP         30.6
  404           236            44       1.35        74.3        31.0
  405           175            43       1.25        68.2        54.1
  406           118             0       1.38        74.9        66.6
  407           110            14       1.27        63.6        58.8
  408           230            92        NAP        NAP         0.0
  409           117            45       1.33        74.8        64.4
  410           117            45       1.31        71.6        57.0
  411           116            44       1.49        74.8        66.6
  412           236            93        NAP        NAP         0.0
  413           178            70       2.23        38.7        0.8
  414           177            25       1.20        77.7        60.0
  415           239            47       1.40        48.3        20.1
  416           118            46       1.43        73.7        64.6
  417           119            23       1.44        79.9        69.8
  418           118            46       1.32        74.1        65.3
  419            79            31       1.66        67.0        61.9
  420           118            46       1.48        71.1        57.6
  421           110            14       1.72        80.0        73.9
  422           118            58       1.38        73.2        64.8
  423           118            46       2.05        48.3        42.7
  424           179            59       1.65        64.6        35.1
  425           118            46       1.54        70.8        58.3
  426           173            93        NAP        NAP         0.0
  427           118            82       1.58        72.0        56.4
  428           116            44       1.30        73.7        64.8
  429           238            82       1.21        69.6        2.5
  430           115            55       1.38        47.6        39.6
  431           119            47       1.25        78.0        69.0

* Refer to the sheet "step" in the file named "FULBBA.XLS" contained in the back cover of the Preliminary Prospectus Supplement for detailed information on Monthly Payments for the Mortgage Loan.

                                                               Original         Remaining
Control                                                     Interest-Only     Interest-Only     Amortization       Cut-off Date
  No.                     Property Name                    Period (months)   Period (months)        Type            Balance ($)
  432    Walgreens Pharmacy (Miami)                                                           Balloon                $ 2,170,234.76
  433    Eckerd Ventnor                                                                       Fully Amortizing         2,167,394.14
  434    Capitol Warehouse Building                                                           Fully Amortizing         2,156,227.94
  435    North Oaks Manor Apartments                                                          Balloon                  2,154,267.86
  436    6100 Capital Center                                                                  Balloon                  2,153,054.25
  437    Rite Aid Virginia Beach                                                              Fully Amortizing         2,149,999.09
  438    Rite Aid Roanoke                                                                     Fully Amortizing         2,145,860.84
  439    The Business Centre at Riverside                                                     Balloon                  2,145,240.02
  440    The Manors Apartments                                                                Balloon                  2,142,586.73
  441    FAA Building                                                                         Fully Amortizing         2,141,611.88
  442    Eckerd Houma                                                                         Fully Amortizing         2,126,984.61
  443    Antelope Valley Mall                                                                 Balloon                  2,125,000.00
  444    Chateau Imperial                                                                     Balloon                  2,120,000.00
  445    Glenoaks Apartments                                                                  Balloon                  2,112,568.12
  446    Lucky/Sav-On Center                                                                  Balloon                  2,106,979.91
  447    Eckerd Winslow                                                                       Fully Amortizing         2,106,916.60
  448    Walgreens - Richmond                                                                 Fully Amortizing         2,100,455.05
  449    Stoughton Plaza                                                                      Balloon                  2,098,425.83
  450    PetsMart Inc.                                                                        Balloon                  2,098,410.02
  451    Cobblestone Village Shopping Center                                                  Balloon                  2,098,381.24
  452    Villa d'Venus                                                                        Balloon                  2,098,247.85
  453    Eckerd Drugs                                                                         Balloon                  2,098,030.42
  454    3848-3870 East Foothill Boulevard (East Pasadena)                                    ARD                      2,096,994.77
  455    Westporte Apartments                                                                 Balloon                  2,096,775.81
  456    Best Western St. Augustine                                                           Fully Amortizing         2,096,489.79
  457    Nalley Valley Self Storage                                                           Balloon                  2,095,512.36
  458    Woodley Apartments                                                                   Balloon                  2,093,358.54
  459    Hidden Park Apartments                                                               Balloon                  2,093,340.17
  460    Saum Apartments                                                                      Balloon                  2,093,340.17
  461    Days Inn/Kingsland                                                                   Fully Amortizing         2,093,196.67
  462    P Street                                                                             Balloon                  2,092,352.17
  463    Canoga Apartments                                                                    Balloon                  2,090,173.44
  464    Rite Aid Pharmacy (Liberty)                                                          Balloon                  2,080,599.32
  465    Woodway Apartments                                                                   Balloon                  2,078,377.40
  466    CVS Pharmacy (Philadelphia)                                                          Fully Amortizing         2,074,140.20
  467    Eckerd Wildwood                                                                      Fully Amortizing         2,072,762.95
  468    Arrow Press Properties                                                               Balloon                  2,064,387.08
  469    Northbrook Apartments                                                                Balloon                  2,057,124.09
  470    Best Western Statesville                                                             Fully Amortizing         2,051,019.67
  471    CVS Drug Store (Martinsville)                                                        Fully Amortizing         2,038,393.46
  472    Sunnyside Acres Mobile Home Park                                                     Balloon                  2,022,107.75
  473    Auto/Retail Facility (Lauderhill)                                                    Balloon                  1,997,734.77
  474    Campostella Corners Shopping Center                                                  Balloon                  1,997,261.83
  475    Shops at State Bridge                                                                ARD                      1,995,371.55
  476    901 W. Jackson Boulevard                                                             Balloon                  1,993,832.91
  477    155 North Beacon Street                                                              Balloon                  1,993,519.50
  478    Eckerd Oviedo                                                                        Fully Amortizing         1,991,102.10
  479    Fairfield Inn (Musselman-Mt.Sterling)                                                Balloon                  1,991,043.78
  480    Hampton Inn (Musselman-Elizabethtown)                                                Balloon                  1,991,043.78
  481    Stone Pine Center                                                                    Balloon                  1,989,373.41
  482    CVS Pharmacy (Vernon)                                                                Fully Amortizing         1,969,899.72
  483    Shannon Square                                                                       ARD                      1,947,537.00
  484    The Aspens                                                                           Balloon                  1,947,409.68
  485    Casa Del Sol                                                                         Balloon                  1,946,082.26
  486    Newtonian Gardens                                                                    Balloon                  1,945,508.29
  487    Rite Aid Gaylord                                                                     Balloon                  1,943,949.59
  488    Springwood Village Shopping Center                                                   Balloon                  1,943,757.63
  489    Bella Mar                                                                            Balloon                  1,941,881.28
  490    Amerihost Inn - Macomb                                                               Fully Amortizing         1,932,862.50
  491    Amerihost Inn-Lancaster                                                              Fully Amortizing         1,932,862.50
  492    Amerihost Inn - Logan                                                                Fully Amortizing         1,908,082.25
  493    Amerihost Inn- Jeffersonville                                                        Fully Amortizing         1,908,082.25

                              Balloon/                                                       Original
Control        Monthly          ARD                                           Gross        Amortization    Seasoning
  No.          P&I ($)        Balance        ARD           Maturity          Rate (%)     Term (months)     (months)
  432        $ 16,922.34      $ 419,467                     7/1/17           7.4500%           260             3
  433              Step*              -                     10/1/17          7.3100            236             3
  434          22,952.35              -                     3/1/10           7.5010            144             2
  435          14,427.15      1,884,854                     2/1/08           7.0390            360             3
  436          15,757.56      1,928,565                     12/1/07          7.9390            360             5
  437          17,186.93              -                     8/1/17           7.1700            232             1
  438          16,985.41              -                     1/1/18           7.1700            237             1
  439          15,121.54      1,868,550                     2/1/08           7.5600            360             3
  440          15,217.57      1,905,004                     12/1/07          7.6250            360             5
  441              Step*              -                     8/1/11           7.0600            160             1
  442              Step*              -                     10/1/17          7.0900            236             3
  443          16,744.03      1,458,149                     5/1/08           7.2100            240             0
  444          13,926.89      1,843,340                     5/1/08           6.8750            360             0
  445          14,282.49      1,856,071                     11/1/07          7.1130            360             6
  446          14,339.19      1,853,343                     12/1/07          7.1880            360             5
  447              Step*              -                     11/1/17          7.6900            237             3
  448          17,827.32              -                     12/1/16          7.7700            233             10
  449          14,611.67      1,853,360                     4/1/08           7.4500            360             1
  450          14,539.98      1,851,007                     4/1/08           7.4000            360             1
  451          14,411.26      1,846,753                     4/1/08           7.3100            360             1
  452          13,844.65      1,827,465                     4/1/08           6.9100            360             1
  453          14,875.83      1,783,764                     4/1/08           7.3750            330             1
  454          14,041.94      1,754,530     3/1/10          3/1/28           7.0500            360             2
  455          13,631.73      1,820,218                     3/1/08           6.7580            360             2
  456          17,728.96         95,741                     4/1/18           8.1250            240             1
  457          15,314.50        854,449                     3/1/18           7.3500            300             2
  458          14,294.38      1,841,818                     1/1/08           7.2280            360             4
  459          14,274.46      1,841,153                     1/15/08          7.2140            360             4
  460          14,274.46      1,841,153                     1/15/08          7.2140            360             4
  461          17,402.23         90,368                     3/1/18           7.8750            240             2
  462          14,504.18      1,849,060                     12/1/07          7.3750            360             5
  463          14,131.08      1,836,396                     11/1/07          7.1130            360             6
  464          15,014.60        641,401                     1/1/18           7.0200            288             2
  465          14,189.27      1,826,336                     4/1/08           7.2500            360             1
  466              Step*              -                     2/1/18           6.9700            239             2
  467              Step*              -                     1/1/18           7.6900            239             3
  468          15,187.48      1,850,508                     1/1/08           7.9990            360             4
  469          13,914.77      1,804,395                     3/1/08           7.1510            360             2
  470          20,330.46         53,276                     12/1/12          8.3750            180             5
  471          16,350.34              -                     12/1/17          7.3200            238             3
  472          13,551.35      1,769,404                     3/1/08           7.0580            360             2
  473          14,831.90      1,626,871                     4/1/08           7.5400            300             1
  474          13,616.41      1,755,450                     3/1/08           7.2300            360             2
  475          14,033.68      1,596,489     3/1/08          3/1/23           6.9200            300             2
  476          13,787.61      1,759,875                     1/1/08           7.3560            360             4
  477          15,271.08      1,760,523                     2/1/05           7.8750            300             3
  478              Step*              -                     12/1/16          7.1600            227             4
  479          15,004.30      1,632,176                     1/1/08           7.6720            300             4
  480          15,004.30      1,632,176                     1/1/08           7.6720            300             4
  481          15,123.65      1,636,878                     12/1/07          7.7630            300             5
  482          15,748.24              -                     11/1/17          7.2500            240             6
  483          13,701.51      1,725,602     3/1/08          3/1/28           7.5500            360             2
  484          13,436.28      1,716,915                     3/1/08           7.3510            360             2
  485          14,633.03      1,592,897                     3/1/08           7.6750            300             2
  486          14,132.09      1,737,535                     2/1/08           7.8700            360             3
  487          14,201.31        580,927                     1/1/18           7.1250            284             1
  488          14,252.71      1,741,900                     12/1/07          7.9590            360             5
  489          15,212.24      1,612,376                     1/1/08           8.1250            300             4
  490          15,858.45         75,543                     12/1/17          7.6250            240             5
  491          15,858.45         75,543                     12/1/17          7.6250            240             5
  492          15,655.13         74,578                     12/1/17          7.6250            240             5
  493          15,655.13         74,578                     12/1/17          7.6250            240             5

            Remaining Term    Remaining                         LTV at
Control   to ARD or Maturity  Lockout            Cut-off Date   ARD or
  No.          (months)       Months    DSCR (x)    LTV (%)    Maturity (%)
  432           230            117       NAP        NAP         18.2%
  433           233            93        NAP        NAP         0.0
  434           142            46       1.32x       74.4%       0.0
  435           117            45       1.53        79.8        69.8
  436           115            43       1.28        74.9        67.1
  437           231            47        NAP        NAP         0.0
  438           236            47        NAP        NAP         0.0
  439           117            45       1.43        69.2        60.3
  440           115            43       1.34        75.8        67.4
  441           159            47       1.10        63.0        0.0
  442           233            93        NAP        NAP         0.0
  443           120            48       1.30        74.6        51.2
  444           120            60       1.39        80.0        69.6
  445           114            42       1.48        74.7        65.6
  446           115            43       1.57        56.3        49.6
  447           234            93        NAP        NAP         0.0
  448           223            110       NAP        NAP         0.0
  449           119            47       1.29        74.9        66.2
  450           119            47       1.27        79.2        69.9
  451           119            59       1.54        58.3        51.3
  452           119            23       1.35        79.9        69.6
  453           119            47       1.36        77.1        65.6
  454           142            76       1.29        78.3        65.5
  455           118            58       1.53        74.1        64.3
  456           239            24       1.71        69.9        3.2
  457           238            46       1.31        67.6        27.6
  458           116            44       1.57        74.8        65.8
  459           116            44       1.48        77.5        68.2
  460           116            44       1.49        77.5        68.2
  461           238            46       1.67        71.0        3.1
  462           115            43       1.25        76.8        67.9
  463           114            42       1.43        74.9        65.8
  464           236            94        NAP        NAP         30.2
  465           119            47       1.31        79.9        70.2
  466           237            118       NAP        NAP         0.0
  467           236            93        NAP        NAP         0.0
  468           116            44       1.11        75.1        67.3
  469           118            46       1.34        69.0        60.6
  470           175            55       1.40        66.2        1.7
  471           235            117       NAP        NAP         0.0
  472           118            46       1.31        74.9        65.5
  473           119            59       1.41        74.7        60.8
  474           118            46       1.30        76.8        67.5
  475           118            58       1.34        74.5        59.6
  476           116            44       1.54        68.8        60.7
  477            81            45       1.45        76.7        67.7
  478           223            92        NAP        NAP         0.0
  479           116            56       1.53        68.7        56.3
  480           116            56       1.70        55.3        45.3
  481           115            43       1.51        69.8        57.4
  482           234            54        NAP        NAP         0.0
  483           118            46       1.34        74.9        66.4
  484           118            46       1.25        77.0        67.9
  485           118            46       1.57        56.4        46.2
  486           117            45       1.31        64.9        57.9
  487           236            71        NAP        NAP         30.6
  488           115            43       1.30        74.8        67.0
  489           116            44       1.42        35.3        29.3
  490           235            55       1.42        69.0        2.7
  491           235            55       1.49        55.2        2.2
  492           235            55       1.40        63.6        2.5
  493           235            55       1.41        63.6        2.5

* Refer to the sheet "step" in the file named "FULBBA.XLS" contained in the back cover of the Preliminary Prospectus Supplement for detailed information on Monthly Payments for the Mortgage Loan.

                                                               Original         Remaining
Control                                                     Interest-Only     Interest-Only     Amortization       Cut-off Date
  No.                     Property Name                    Period (months)   Period (months)        Type            Balance ($)
  494    Eckerd Drug Store (Jacksonville)                                                     Balloon                $ 1,905,798.57
  495    CVS Brazil                                                                           Fully Amortizing         1,900,652.99
  496    Gardner Plaza                                                                        Balloon                  1,898,520.76
  497    Lobo Canyon Shopping Center                                                          Balloon                  1,897,834.17
  498    Officemax Free-Standing Retail/Commercial Building                                   Balloon                  1,897,760.17
  499    Saint Charles Place                                                                  Balloon                  1,894,978.07
  500    The In-Line Retail Shop Space (Peoria)                                               Balloon                  1,893,035.93
  501    Western Hills Shopping Center                                                        ARD                      1,892,853.54
  502    Eckerd Drug Store (Ft. Myers)                                                        Fully Amortizing         1,892,262.33
  503    Keep it Self Storage - Van Nuys                                                      Balloon                  1,891,488.86
  504    Crystal Inn (Brigham City)                                                           ARD                      1,891,128.86
  505    421 Germantown Pike                                                                  Balloon                  1,891,079.46
  506    Katella/Knott Shopping Center                                                        Fully Amortizing         1,888,355.34
  507    Amerihost Inn-Sycamore                                                               Fully Amortizing         1,883,301.94
  508    Bashas Square                                                                        ARD                      1,869,403.60
  509    Eckerd Shreveport                                                                    Fully Amortizing         1,864,065.74
  510    825 Pine Street Apartments                                                           Balloon                  1,862,440.71
  511    Ocean Villa Townhomes #1                                                             Balloon                  1,847,448.95
  512    Revco Pharmacy (Decatur)                                                             Fully Amortizing         1,840,419.99
  513    Burbank Villas Apartments                                                            Balloon                  1,824,386.08
  514    Crestwood Apartments                                                                 Balloon                  1,817,376.36
  515    121 Greene Street                                                                    Balloon                  1,800,000.00
  516    Payson Center                                                                        Balloon                  1,797,620.30
  517    Sunrise Condominiums                                                                 Balloon                  1,794,157.35
  518    Village Woods Commons Shopping Center                                                ARD                      1,792,241.27
  519    Days Inn (Prescott Valley)                                                           Fully Amortizing         1,790,697.82
  520    Inbus Engineering Building                                                           Fully Amortizing         1,777,871.31
  521    CVS Pharmacy (Lancaster)                                                             Fully Amortizing         1,765,000.00
  522    Warehouse Specialists - 1097 Ehlers Road                                             Fully Amortizing         1,764,555.20
  523    Cedars St. Paul Apts.                                                                Balloon                  1,757,481.94
  524    McClintock Office Plaza                                                              Balloon                  1,748,704.62
  525    Galaxy Shopping Center                                                               ARD                      1,745,149.43
  526    Crestwood Station Shopping Center                                                    ARD                      1,744,600.57
  527    Village Pines                                                                        Balloon                  1,742,848.98
  528    395-435 East O'Keefe Street                                                          Balloon                  1,741,530.67
  529    Price Savers Center                                                                  ARD                      1,722,787.60
  530    Indian Village Shopping Center                                                       Fully Amortizing         1,708,262.64
  531    Caledon Wood Professional Park                                                       ARD                      1,705,674.66
  532    4445 West 16th Street                                                                Balloon                  1,698,200.81
  533    6 Fortune Drive                                                                      Balloon                  1,697,966.99
  534    Fairmount Apartments                                                                 Balloon                  1,697,942.60
  535    Palms Apartments                                                                     Balloon                  1,697,751.38
  536    Georgetown Village Apartments                                                        Balloon                  1,697,602.64
  537    336 Washington Street (Boston Private)                                               ARD                      1,697,590.85
  538    CVS Tipton                                                                           Fully Amortizing         1,668,582.84
  539    State Farm Cranford                                                                  Fully Amortizing         1,666,978.73
  540    La Jolla Court Apartments                                                            Balloon                  1,652,187.67
  541    CVS York                                                                             Fully Amortizing         1,645,957.00
  542    Hodges Warehouse (Hodges II)                                                         Fully Amortizing         1,645,107.98
  543    Kling Street Apartments                                                              Balloon                  1,635,711.37
  544    Eckerd Drug Store (Camden)                                                           Fully Amortizing         1,631,475.16
  545    CVS Drug Store (Mableton)                                                            Fully Amortizing         1,605,822.34
  546    CVS Rockville                                                                        Fully Amortizing         1,604,207.35
  547    CVS Edinburgh                                                                        Fully Amortizing         1,599,803.95
  548    Fry's Greenfield Plaza                                                               Balloon                  1,597,884.71
  549    Target Center                                                                        Balloon                  1,596,484.25
  550    CVS Greece                                                                           Fully Amortizing         1,595,748.59
  551    Ames Plaza (Amenia)                                                                  Balloon                  1,595,195.82
  552    North Creek Townhomes                                                                Balloon                  1,594,881.62
  553    Hilltop Village Shopping Center                                                      ARD                      1,594,743.67
  554    Friendly Square Shopping Center                                                      Balloon                  1,588,764.57
  555    Eckerd Oldsmar                                                                       Fully Amortizing         1,587,542.88

                              Balloon/                                                       Original
Control        Monthly          ARD                                           Gross        Amortization    Seasoning
  No.          P&I ($)        Balance        ARD           Maturity          Rate (%)     Term (months)     (months)
  494       $ 13,875.41      $ 773,007                     1/1/18           7.2800%           298             2
  495         14,839.26              -                     11/1/17          6.9375            237             3
  496         12,974.24      1,668,719                     4/1/08           7.2600            360             1
  497         14,040.83      1,543,676                     4/1/08           7.5000            300             1
  498         13,782.33      1,533,895                     4/1/08           7.2900            300             1
  499         12,720.60      1,658,996                     2/1/08           7.0625            360             3
  500         14,260.71      1,708,249                     11/1/07          8.2400            360             6
  501         13,891.55      1,611,719     1/1/08          1/1/25           7.6560            324             4
  502         14,814.38              -                     9/1/17           6.9200            234             2
  503         14,251.60        791,862                     1/1/18           7.6700            300             4
  504         13,929.79      1,227,294    12/31/12         1/1/23           7.4100            300             4
  505         13,886.71      1,536,892                     1/1/08           7.3750            300             4
  506         17,472.09              -                     3/1/13           7.3690            180             2
  507         15,451.82         73,608                     12/1/17          7.6250            240             5
  508         13,135.96      1,656,723     1/1/08          1/1/28           7.5200            360             4
  509             Step*              -                     9/1/17           7.7800            237             5
  510         13,456.40      1,663,654                     11/1/07          7.7960            360             6
  511         12,558.83      1,622,569                     3/1/08           7.2010            360             2
  512         14,490.34              -                     1/1/18           7.1000            237             1
  513         12,217.72      1,596,101                     3/1/08           7.0510            360             2
  514         12,132.96      1,588,681                     3/1/08           7.0200            360             2
  515         12,536.60      1,589,200                     5/1/08           7.4600            360             0
  516         12,426.02      1,585,615                     3/1/08           7.3700            360             2
  517         12,091.72      1,573,297                     1/1/08           7.0960            360             4
  518         13,785.55      1,479,199     1/1/08          1/1/23           7.9100            300             4
  519         14,984.31              -                     2/1/18           7.9360            240             3
  520         16,590.22              -                     1/1/13           7.4060            180             4
  521             Step*              -                     2/1/19           6.9000            249             0
  522         16,391.49         37,508                     3/1/13           7.4375            180             2
  523         11,769.67      1,537,568                     3/1/08           7.0510            360             2
  524         12,251.84      1,546,923                     4/1/08           7.5130            360             1
  525         12,706.94      1,560,367     1/1/08          1/1/28           7.8900            360             4
  526         12,060.59      1,539,772     1/1/08          1/1/28           7.3530            360             4
  527         12,796.06      1,408,020                     1/1/08           7.3800            300             4
  528         11,910.80      1,531,967                     2/1/08           7.2500            360             3
  529         12,049.64      1,095,413     3/1/18          3/1/28           7.4900            360             2
  530         15,127.09              -                     1/1/15           7.6400            204             4
  531         11,746.57      1,503,061     2/1/08          2/1/28           7.3200            360             3
  532         12,171.66      1,511,242                     3/1/08           7.7400            358             0
  533         12,233.01      1,368,654                     4/1/08           7.2000            300             1
  534         12,151.15      1,365,493                     4/1/08           7.1250            300             1
  535         11,733.37      1,497,449                     3/1/08           7.3680            360             2
  536         11,436.01      1,487,463                     3/1/08           7.1100            360             2
  537         11,413.09      1,306,748     3/1/13          3/1/28           7.0900            360             2
  538         13,339.39              -                     11/1/17          7.2500            237             3
  539             Step*              -                     12/1/07          7.5625            120             5
  540         12,116.49      1,463,488                     1/1/05           7.3600            300             4
  541         12,688.15              -                     2/1/18           6.8500            239             2
  542         15,493.27              -                     4/1/13           7.7100            180             1
  543         11,048.98      1,434,316                     2/1/08           7.1250            360             3
  544             Step*              -                     11/1/17          7.4200            238             4
  545             Step*              -                     1/1/18           6.9700            238             2
  546         12,524.77              -                     11/1/17          6.9375            237             3
  547         12,789.54              -                     11/1/17          7.2500            237             3
  548         11,045.35      1,409,436                     3/1/08           7.3700            360             2
  549         11,514.45      1,288,409                     3/1/08           7.2010            300             2
  550             Step*              -                     1/1/18           7.0000            238             2
  551         11,176.48      1,412,674                     1/1/08           7.4900            360             4
  552         10,828.14      1,401,185                     1/1/08           7.1700            360             4
  553         11,860.17      1,303,527     1/1/08          1/1/23           7.5200            298             1
  554         10,868.18      1,396,815                     4/1/08           7.2700            360             1
  555             Step*              -                     1/1/17           7.3000            230             6

            Remaining Term    Remaining                         LTV at
Control   to ARD or Maturity  Lockout            Cut-off Date   ARD or
  No.          (months)       Months    DSCR (x)    LTV (%)    Maturity (%)
  494           236            118      1.21x       77.8%       31.6%
  495           234            93        NAP        NAP         0.0
  496           119            47       1.54        65.5        57.5
  497           119            47       1.33        73.0        59.4
  498           119            47       1.33        73.0        59.0
  499           117            45       1.50        72.9        63.8
  500           114            42       1.42        64.5        58.2
  501           116            44       1.28        67.6        57.6
  502           232            118       NAP        NAP         0.0
  503           236            44       1.32        68.8        28.8
  504           176            80       1.49        59.1        38.4
  505           116            44       1.26        74.2        60.3
  506           178            46       1.45        53.7        0.0
  507           235            55       1.41        67.3        2.6
  508           116            44       1.36        74.8        66.3
  509           232            115       NAP        NAP         0.0
  510           114            42       1.20        70.0        62.5
  511           118            46       1.40        80.3        70.6
  512           236            119       NAP        NAP         0.0
  513           118            46       1.34        73.0        63.8
  514           118            46       1.31        63.8        55.7
  515           120            48       1.37        75.0        66.2
  516           118            46       1.36        71.9        63.4
  517           116            44       1.30        64.7        56.7
  518           116            56       1.34        74.7        61.6
  519           237            117      1.45        74.6        0.0
  520           176            44       1.38        53.2        0.0
  521           249            120       NAP        NAP         0.0
  522           178            70       1.54        53.5        1.1
  523           118            46       1.51        78.1        68.3
  524           119            59       1.34        74.4        65.8
  525           116            44       1.40        72.7        65.0
  526           116            44       1.85        38.8        34.2
  527           116            44       1.26        79.2        64.0
  528           117            45       1.27        72.6        63.8
  529           238            142      1.38        74.9        47.6
  530           200            80       1.45        74.3        0.0
  531           117            45       1.34        74.8        65.9
  532           118            46       1.42        60.7        54.0
  533           119            47       1.36        60.6        48.9
  534           119            47       1.26        77.2        62.1
  535           118            46       1.34        74.8        66.0
  536           118            46       1.25        78.6        68.9
  537           178            82       1.36        72.2        55.6
  538           234            93        NAP        NAP         0.0
  539           115            43        NAP        NAP         0.0
  540            80            32       1.33        74.6        66.1
  541           237            94        NAP        NAP         0.0
  542           179            83       1.29        65.8        0.0
  543           117            45       1.28        79.8        70.0
  544           234            116       NAP        NAP         0.0
  545           236            118       NAP        NAP         0.0
  546           234            93        NAP        NAP         0.0
  547           234            93        NAP        NAP         0.0
  548           118            46       1.65        63.9        56.4
  549           118            46       1.56        74.6        60.2
  550           236            94        NAP        NAP         0.0
  551           116            32       1.38        63.8        56.5
  552           116            24       1.28        72.5        63.7
  553           116            44       1.34        66.5        54.3
  554           119            35       1.36        69.1        60.7
  555           224            90        NAP        NAP         0.0

* Refer to the sheet "step" in the file named "FULBBA.XLS" contained in the back cover of the Preliminary Prospectus Supplement for detailed information on Monthly Payments for the Mortgage Loan.

                                                               Original         Remaining
Control                                                     Interest-Only     Interest-Only     Amortization       Cut-off Date
  No.                     Property Name                    Period (months)   Period (months)        Type            Balance ($)
  556    Henderson Mall                                                                       Balloon                $ 1,575,000.00
  557    Anchor Self Storage - Glendora                                                       Balloon                  1,556,622.29
  558    8614 Burton Way Apts.                                                                Balloon                  1,548,751.88
  559    Four Industrial Buildings (Great S.W. Industrial)                                    Balloon                  1,546,386.62
  560    Spa Business Center                                                                  Balloon                  1,545,038.11
  561    Warehouse Specialists - Harrison Street                                              Fully Amortizing         1,540,879.18
  562    Port Jefferson Medical Park                                                          ARD                      1,520,687.32
  563    Ashcroft Industrial Park                                                             ARD                      1,515,445.10
  564    8586-8588 Potter Park Drive (Palmer Ranch)                                           Balloon                  1,498,880.08
  565    New Hampshire Apartments                                                             Balloon                  1,498,839.13
  566    Villa Fontana Apartments                                                             Balloon                  1,496,067.38
  567    Briarcliff                                                                           Fully Amortizing         1,493,242.99
  568    Norton Plaza Shopping Center                                                         Balloon                  1,492,989.06
  569    Duna Vista Mobile Home Park                                                          Fully Amortizing         1,486,040.28
  570    Calvert Apartments                                                                   Balloon                  1,470,406.50
  571    177 E. Evelyn Avenue                                                                 Balloon                  1,467,025.62
  572    Oakland State Garage                                                                 Balloon                  1,462,085.02
  573    IHOP Kannapolis                                                                      Fully Amortizing         1,457,928.76
  574    Park Rochester Apartments                                                            Balloon                  1,453,916.87
  575    West Town Professional Center                                                        Balloon                  1,446,464.48
  576    CVS Aiken                                                                            Fully Amortizing         1,436,118.62
  577    Garage Loft Apartments                                                               ARD                      1,435,402.50
  578    Rite-Aid Pharmacy (Waynesburg)                                                       Balloon                  1,426,496.18
  579    Forest Glen                                                                          Balloon                  1,421,618.18
  580    Revco Drug Store                                                                     Balloon                  1,420,431.88
  581    Rite Aid Pharmacey (Hogansville)                                                     Fully Amortizing         1,413,906.15
  582    Revco Pharmacy (Oak Ridge)                                                           Fully Amortizing         1,413,228.06
  583    Imperial Plaza Office Building                                                       ARD                      1,398,946.34
  584    Overlook Court                                                                       Balloon                  1,398,927.25
  585    10051 Pasadena Avenue                                                                Balloon                  1,397,163.99
  586    Clifford Pacific Business Park                                                       Balloon                  1,396,259.85
  587    Glynbrook Estates                                                                    Balloon                  1,395,038.52
  588    Cypress Winds                                                                        Balloon                  1,390,838.57
  589    66 West 84th Street                                                                  ARD                      1,376,574.41
  590    Canon Perdido                                                                        Balloon                  1,373,982.61
  591    Panorama Medical Arts Building                                                       Balloon                  1,365,634.97
  592    IHOP Gastonia                                                                        Fully Amortizing         1,362,341.15
  593    Taylor Gardens                                                                       Balloon                  1,346,725.69
  594    Tara Ridge Apartments                                                                Balloon                  1,346,566.52
  595    Camelot and Circle Inn Mobile Home Parks                                             Balloon                  1,345,749.00
  596    Shoppes of Pembroke                                                                  ARD                      1,326,253.83
  597    Normandy Retail Center                                                               Balloon                  1,298,285.64
  598    La Tijera Manor Apartments                                                           Balloon                  1,298,280.46
  599    Applied Companies Building                                                           Balloon                  1,297,300.01
  600    238-268 Post Road                                                                    Balloon                  1,295,028.76
  601    Warehouse Specialists - 1286 Ehlers Road                                             Fully Amortizing         1,292,350.28
  602    Warehouse Specialists - Dixie Street                                                 Fully Amortizing         1,292,350.28
  603    Unicom Plaza                                                                         Fully Amortizing         1,284,407.81
  604    IHOP Wilmington                                                                      Fully Amortizing         1,264,040.35
  605    Eckerd Kernersville                                                                  Fully Amortizing         1,258,690.89
  606    Eckerds Easley                                                                       Fully Amortizing         1,256,879.83
  607    Rincon Plaza                                                                         Balloon                  1,253,340.82
  608    Eckerd Store (Mt. Holly)                                                             Fully Amortizing         1,235,810.25
  609    University Court Apartments                                                          Balloon                  1,230,003.85
  610    Patrick Business Park                                                                Balloon                  1,225,749.60
  611    Eckerd Store (Florence)                                                              Fully Amortizing         1,217,660.73
  612    222 Post Road                                                                        Balloon                  1,215,334.67
  613    Ocean Villa Townhomes #3                                                             Balloon                  1,198,345.26
  614    Kennestone Corners Business Center                                                   Balloon                  1,197,430.82
  615    Kings Tree Apartments                                                                Balloon                  1,196,993.15
  616    Rite Aid Pharmacy (Williamsport)                                                     Fully Amortizing         1,192,416.56
  617    CVS Pharmacy (Westbrook)                                                             Fully Amortizing         1,162,826.18

                              Balloon/                                                       Original
Control        Monthly          ARD                                           Gross        Amortization    Seasoning
  No.          P&I ($)        Balance        ARD           Maturity          Rate (%)     Term (months)     (months)
  556        $ 12,147.87    $ 1,126,958                     5/1/08           7.2100%           252             0
  557          11,305.96      1,259,247                     3/1/08           7.2800            300             2
  558          10,406.04      1,355,306                     4/1/08           7.0900            360             1
  559          11,333.65      1,231,642                     3/1/08           7.3800            300             2
  560          11,329.08      1,384,587                     12/1/07          7.9590            360             5
  561          14,313.70         32,753                     3/1/13           7.4375            180             2
  562          10,967.47      1,356,466     1/1/08          1/1/28           7.7900            360             4
  563          10,628.06      1,342,378     1/1/08          1/1/28           7.5000            360             4
  564          10,457.42      1,324,498                     4/1/08           7.4700            360             1
  565          10,273.37      1,387,500                     4/1/05           7.2900            360             1
  566          10,090.60      1,311,361                     2/1/08           7.1100            360             3
  567          11,216.92         98,025                     1/1/23           7.6350            300             4
  568          10,710.86      1,329,269                     2/1/08           7.7400            360             3
  569          13,703.94              -                     2/1/13           7.2630            180             3
  570          10,118.19      1,296,252                     1/1/08           7.3060            360             4
  571          10,995.46      1,199,482                     3/1/08           7.6380            300             2
  572          12,021.78      1,027,554                     12/1/07          7.6540            240             5
  573           Step*                 -                     9/1/22           7.8750            293             1
  574           9,736.73      1,271,988                     3/1/08           7.0510            360             2
  575          10,173.38      1,281,462                     2/1/08           7.5350            360             3
  576          11,306.74              -                     2/1/18           7.1250            238             1
  577           9,755.07      1,261,393     1/1/08          1/1/28           7.1800            360             4
  578          10,852.98        470,001                     12/1/15          7.2300            263             1
  579           9,682.38      1,228,800                     2/1/08           7.2100            360             3
  580           9,835.21      1,253,433                     2/1/08           7.3750            360             3
  581          11,756.17              -                     2/1/17           7.5400            230             5
  582              Step*              -                     8/1/15           7.3400            208             1
  583           9,721.99      1,234,946     4/1/08          4/1/28           7.4300            360             1
  584           9,636.08      1,232,116                     4/1/08           7.3400            360             1
  585          10,466.38      1,142,159                     3/1/08           7.6320            300             2
  586           9,314.23      1,288,286                     2/1/05           7.0000            360             3
  587           9,789.00      1,236,608                     12/1/07          7.5000            360             5
  588           9,177.03      1,211,347                     4/1/08           6.9100            360             1
  589           9,583.10      1,216,392     2/1/08          2/1/28           7.4300            360             3
  590           9,628.33      1,215,500                     4/1/08           7.5150            360             1
  591          10,033.48      1,224,410                     12/1/07          7.9800            360             5
  592              Step*              -                     12/1/21          7.8750            284             1
  593           9,072.43      1,161,178                     2/1/08           7.1000            360             3
  594           9,395.62      1,056,458                     3/1/08           6.8300            300             2
  595           9,209.38      1,184,697                     1/1/08           7.2500            360             4
  596           9,583.49      1,054,074     1/1/13          1/1/28           7.8100            360             4
  597           8,983.21      1,145,459                     3/1/08           7.3800            360             2
  598           8,972.58      1,145,107                     3/1/08           7.3680            360             2
  599           9,607.73      1,056,430                     3/1/08           7.5010            300             2
  600           9,337.94        829,284                     2/1/13           7.1800            300             3
  601          12,005.04         27,469                     3/1/13           7.4375            180             2
  602          12,005.04         27,469                     3/1/13           7.4375            180             2
  603          12,192.69              -                     1/1/13           7.6910            180             4
  604              Step*              -                     9/1/21           7.8750            281             1
  605              Step*              -                     6/1/17           7.1250            230             1
  606              Step*              -                     2/1/17           6.7900            227             2
  607           8,663.70      1,105,526                     3/1/08           7.3700            360             2
  608          10,223.72              -                     6/1/17           7.5800            235             6
  609           8,559.29        980,741                     2/1/08           6.7840            300             3
  610           8,697.40      1,089,571                     12/1/07          7.6150            360             5
  611          10,094.07              -                     1/1/17           7.4700            229             5
  612           8,763.30        778,250                     2/1/13           7.1800            300             3
  613           8,146.27      1,052,477                     3/1/08           7.2010            360             2
  614           8,743.38        970,428                     3/1/08           7.3400            300             2
  615           8,288.10      1,056,263                     2/1/08           7.3750            360             3
  616           9,573.00              -                     2/1/17           7.0600            228             3
  617           9,433.54              -                     10/1/17          7.4200            239             6

            Remaining Term    Remaining                         LTV at
Control   to ARD or Maturity  Lockout            Cut-off Date   ARD or
  No.          (months)       Months    DSCR (x)    LTV (%)    Maturity (%)
  556           120            48       1.28x       67.7%       48.5%
  557           118            46       1.30        65.5        53.0
  558           119            47       1.31        70.4        61.6
  559           118            46       1.67        44.2        35.2
  560           115            43       1.33        74.5        66.7
  561           178            70       1.46        64.2        1.4
  562           116            80       1.26        62.1        55.4
  563           116            44       1.30        77.7        68.8
  564           119            59       1.29        74.9        66.2
  565            83            24       1.28        74.9        69.4
  566           117            45       1.39        74.8        65.6
  567           296            24       1.43        67.9        4.5
  568           117            45       1.25        69.4        61.8
  569           177            45       1.14        55.0        0.0
  570           116            44       1.50        79.9        70.5
  571           118            46       1.53        69.9        57.1
  572           115            43       1.42        75.0        52.7
  573           292            95        NAP        NAP         0.0
  574           118            46       1.54        56.6        49.5
  575           117            45       1.48        72.3        64.1
  576           237            35        NAP        NAP         0.0
  577           116            44       1.40        79.7        70.1
  578           211            95        NAP        NAP         32.1
  579           117            45       1.38        74.8        64.7
  580           117            45       1.29        80.3        70.8
  581           225            115       NAP        NAP         0.0
  582           207            119       NAP        NAP         0.0
  583           119            47       1.23        79.9        70.6
  584           119            59       1.27        72.5        63.8
  585           118            46       1.38        65.0        53.1
  586            81            33       1.36        72.1        66.5
  587           115            43       1.30        73.4        65.1
  588           119            23       1.29        79.9        69.6
  589           117            57       1.33        68.8        60.8
  590           119            47       1.29        65.4        57.9
  591           115            43       1.36        78.0        70.0
  592           283            95        NAP        NAP         0.0
  593           117            45       1.47        74.8        64.5
  594           118            82       1.29        77.0        60.4
  595           116            44       1.43        74.8        65.8
  596           176            116      1.32        74.7        59.4
  597           118            46       1.42        72.1        63.6
  598           118            46       1.45        74.2        65.4
  599           118            46       1.65        59.5        48.5
  600           177            87       1.27        70.0        44.8
  601           178            70       1.53        51.7        1.1
  602           178            70       1.51        54.5        1.2
  603           176            44       1.06        69.4        0.0
  604           280            95        NAP        NAP         0.0
  605           229            47        NAP        NAP         0.0
  606           225            94        NAP        NAP         0.0
  607           118            46       1.31        74.6        65.8
  608           229            90        NAP        NAP         0.0
  609           117            45       1.55        76.9        61.3
  610           115            43       1.34        75.9        67.5
  611           224            115       NAP        NAP         0.0
  612           177            87       1.34        71.5        45.8
  613           118            46       1.47        76.8        67.5
  614           118            58       1.29        65.3        52.9
  615           117            45       1.27        66.5        58.7
  616           225            141       NAP        NAP         0.0
  617           233            114       NAP        NAP         0.0

* Refer to the sheet "step" in the file named "FULBBA.XLS" contained in the back cover of the Preliminary Prospectus Supplement for detailed information on Monthly Payments for the Mortgage Loan.

                                                               Original         Remaining
Control                                                     Interest-Only     Interest-Only     Amortization       Cut-off Date
  No.                     Property Name                    Period (months)   Period (months)        Type            Balance ($)
  618    Brookhill Plaza                                                                      Balloon                $ 1,158,791.94
  619    Lexington Village Apartments                                                         Balloon                  1,149,068.46
  620    2715 Agate Court                                                                     Balloon                  1,147,038.62
  621    Townsgate Atrium                                                                     Balloon                  1,130,478.49
  622    Carey Hill Plaza                                                                     Balloon                  1,120,962.08
  623    Edison Apartments                                                                    Balloon                  1,102,685.96
  624    Warehouse Specialists - Bell Street                                                  Fully Amortizing         1,093,527.16
  625    Warehouse Specialists - Combined Locks                                               Fully Amortizing         1,093,527.16
  626    A-Advance Self-Storage                                                               Fully Amortizing         1,083,699.73
  627    Williamstown Bay                                                                     Balloon                  1,074,983.00
  628    52 Liberty Street                                                                    Balloon                  1,064,955.41
  629    Highview Apartments                                                                  Balloon                  1,060,000.00
  630    Kingwood                                                                             Balloon                  1,059,090.79
  631    Nob Hill Office Park                                                                 Balloon                  1,048,643.01
  632    North Post Oak Business Center                                                       ARD                      1,047,141.55
  633    Morningside Square Apartments                                                        Balloon                  1,044,004.88
  634    Randall Court Apartments                                                             Balloon                  1,012,794.54
  635    Dillard Office Building                                                              Balloon                    997,934.48
  636    128th Street Warehouse                                                               Balloon                    997,930.56
  637    Briarcliff Mews Apartments                                                           Balloon                    997,476.59
  638    Westgate Apartments                                                                  Balloon                    997,277.19
  639    Broadmoor Apartments                                                                 Balloon                    997,248.62
  640    Wolfpack Village Apartments                                                          Fully Amortizing           995,293.89
  641    William Tell Apartments                                                              Balloon                    993,266.00
  642    13Th South Self Storage                                                              Balloon                    992,949.59
  643    19-25 Brighton Avenue                                                                Balloon                    989,227.70
  644    The In-Line Shop Space (Chandler)                                                    ARD                        972,608.45
  645    Haverford Apartments                                                                 Balloon                    970,329.45
  646    Crates shopping center                                                               Balloon                    958,969.88
  647    Dahnert Park Apartments                                                              ARD                        957,508.82
  648    Roger Post                                                                           Balloon                    950,688.06
  649    Ruffolo Plaza                                                                        Balloon                    933,851.66
  650    Continental House                                                                    Balloon                    930,000.00
  651    NTB Store Site                                                                       Fully Amortizing           918,191.46
  652    Pier 1 Imports                                                                       ARD                        899,313.12
  653    Sunbelt Newport News                                                                 Fully Amortizing           891,617.14
  654    Northpointe Apartments                                                               Balloon                    886,820.11
  655    Francesca Apartments                                                                 Balloon                    879,261.42
  656    514 - 524 Huron Blvd. SE                                                             Balloon                    862,793.79
  657    4030 Pacheco Boulevard                                                               Balloon                    834,233.40
  658    USPS Fallon                                                                          Fully Amortizing           828,685.79
  659    Las Flores Apartments                                                                Balloon                    817,376.30
  660    Woodlawn Village                                                                     Balloon                    786,130.46
  661    Monmouth Beach Village                                                               Fully Amortizing           780,000.00
  662    325 North Howard Street                                                              Balloon                    773,913.25
  663    Pikesville Professional Building                                                     Balloon                    767,358.36
  664    Washington Place                                                                     Balloon                    764,538.46
  665    1416-1430 S. Main Street                                                             Balloon                    758,402.60
  666    Hodges Warehouse and Corporate Offices (Hodges I)                                    Fully Amortizing           747,776.36
  667    Commerce Square Shopping Center                                                      Balloon                    747,308.05
  668    Villa Apartments                                                                     Balloon                    737,006.36
  669    Magnolia                                                                             Balloon                    722,827.14
  670    Blockbuster Video Store                                                              Balloon                    695,387.84
  671    Creamery Hills                                                                       Fully Amortizing           606,231.70
  672    13348 Newport Boulevard (Walgreen - Tustin)                                          Fully Amortizing           494,859.06
  673    Wells Court                                                                          Fully Amortizing           490,000.00
  674    Logan Square Shopping Center                                                         Balloon                    448,384.84
  675    2486 Morris Avenue                                                                   Balloon                    438,203.46
  676    Branford Apartments                                                                  Balloon                    408,723.18

         Total                                                                                                      $ 3,475,264,083
                                                                                                                    ===============
                              Balloon/                                                       Original
Control        Monthly          ARD                                           Gross        Amortization    Seasoning
  No.          P&I ($)        Balance        ARD           Maturity          Rate (%)     Term (months)     (months)
  618        $ 8,509.76    $ 1,038,838                     12/1/07          7.9750%           360             5
  619          7,697.37      1,004,755                     4/1/08           7.0600            360             1
  620          7,817.75      1,008,118                     2/1/08           7.2150            360             3
  621          8,220.09      1,011,396                     11/1/07          7.8630            360             6
  622          8,405.34        916,641                     2/1/08           7.6250            300             3
  623          7,459.73        967,882                     1/1/08           7.1340            360             4
  624         10,158.11         23,244                     3/1/13           7.4375            180             2
  625         10,158.11         23,244                     3/1/13           7.4375            180             2
  626         10,425.36              -                     12/1/12          7.8630            180             5
  627          8,751.16        541,259                     2/1/23           9.1100            360             3
  628          7,651.28        949,047                     1/1/08           7.7500            360             4
  629          7,231.07        930,843                     5/1/08           7.2500            360             0
  630          7,309.30        825,339                     12/1/12          7.3300            360             5
  631          7,313.02        927,063                     3/1/08           7.4600            360             2
  632          6,908.28        964,379     2/1/05          2/1/28           6.8900            360             3
  633          7,651.14        848,620                     12/1/07          7.3410            300             5
  634          6,924.02        876,713                     1/1/08           7.2400            360             4
  635          7,409.44        813,345                     3/1/08           7.5300            300             2
  636          7,402.93        813,101                     3/1/08           7.5200            300             2
  637          6,991.43        783,676                     3/1/08           6.8800            300             2
  638          6,578.65        869,156                     2/1/08           6.8890            360             3
  639          6,537.91        867,738                     2/1/08           6.8280            360             3
  640          7,299.09              -                     1/1/23           7.3600            300             4
  641          7,389.91        811,971                     11/1/07          7.5000            300             6
  642          7,718.16        824,134                     10/1/07          8.0000            300             7
  643          6,753.55        869,265                     4/1/08           7.2500            360             1
  644          6,817.34        860,920     2/1/08          2/1/28           7.5000            360             3
  645          6,862.13        862,689                     10/1/07          7.5670            360             7
  646          7,330.12        635,911                     4/1/13           7.8750            300             1
  647          6,496.88        739,586     2/1/13          2/1/28           7.1700            360             3
  648          6,404.46        819,705                     2/1/08           7.1000            360             3
  649          7,084.98        767,247                     1/1/08           7.7500            300             4
  650          6,109.44        808,634                     5/1/08           6.8750            360             0
  651             Step*              -                     1/1/18           7.2900            238             2
  652          6,206.88        792,480     4/1/08          4/1/28           7.3600            360             1
  653             Step*              -                     11/1/17          8.1250            236             2
  654          6,118.07        781,837                     3/1/08           7.3500            360             2
  655          5,783.91        808,326                     4/1/05           6.8800            360             1
  656          5,836.10        756,795                     3/1/08           7.1510            360             2
  657          5,904.55        740,244                     2/1/08           7.6000            360             3
  658          6,965.62              -                     8/1/17           7.8500            233             2
  659          5,548.87        718,088                     1/1/08           7.1690            360             4
  660          5,354.19        679,505                     2/1/08           7.2100            360             3
  661          5,168.42         66,807                     5/1/28           6.9600            360             0
  662          5,225.50        678,519                     3/1/08           7.1330            360             2
  663          5,700.25        614,152                     2/1/08           7.5200            300             3
  664          5,893.04        361,569                     4/1/23           8.5200            360             1
  665          5,585.72        616,433                     3/1/08           7.4380            300             2
  666          7,042.39              -                     4/1/13           7.7100            180             1
  667          5,603.56        611,094                     2/1/08           7.6250            300             3
  668          5,128.64        587,651                     2/1/08           6.7840            300             3
  669          5,446.68        652,084                     12/1/07          8.2500            360             5
  670          5,577.75        583,059                     10/1/07          8.3750            300             7
  671          4,313.85         65,346                     1/1/28           7.6500            360             4
  672          4,645.27              -                     5/1/12           7.0600            171             3
  673          3,621.06         35,191                     5/1/23           7.5000            300             0
  674          3,362.13        366,658                     2/1/08           7.6250            300             3
  675          3,152.21        391,010                     11/1/07          7.7500            360             6
  676          2,812.51        360,315                     1/1/08           7.3060            360             4

            Remaining Term    Remaining                         LTV at
Control   to ARD or Maturity  Lockout            Cut-off Date   ARD or
  No.          (months)       Months    DSCR (x)    LTV (%)    Maturity (%)
  618            115            43       1.31x       74.8%       67.0%
  619            119            47       1.33        76.6        67.0
  620            117            45       1.38        54.6        48.0
  621            114            42       1.44        70.7        63.2
  622            117            45       1.25        72.3        59.1
  623            116            44       1.38        77.1        67.7
  624            178            70       1.39        57.9        1.2
  625            178            70       1.42        67.1        1.4
  626            175            43       1.38        63.8        0.0
  627            297            24       1.21        73.6        37.1
  628            116            44       1.27        74.7        66.6
  629            120            48       1.23        81.5        71.6
  630            175            19       1.29        29.8        23.3
  631            118            46       1.23        65.1        57.6
  632             81            45       1.42        74.8        68.9
  633            115            43       1.45        74.6        60.6
  634            116            44       1.47        79.1        68.5
  635            118            46       1.28        73.9        60.3
  636            118            46       1.36        73.9        60.2
  637            118            82       1.29        78.2        61.5
  638            117            45       1.70        64.8        56.4
  639            117            45       1.58        66.5        57.9
  640            296            140      1.68        57.7        0.0
  641            114            42       1.42        66.2        54.1
  642            113            41       1.46        59.5        49.4
  643            119            35       1.27        77.6        68.2
  644            117            45       1.61        74.8        66.2
  645            113            41       1.19        65.6        58.3
  646            179            11       1.32        75.2        49.9
  647            177            33       1.24        79.8        61.6
  648            117            45       1.37        74.9        64.5
  649            116            44       1.34        74.7        61.4
  650            120            60       1.59        71.5        62.2
  651            236            118       NAP        NAP         0.0
  652            119            47       1.36        74.9        66.0
  653            234            94        NAP        NAP         0.0
  654            118            46       1.38        79.9        70.4
  655             83            35       1.21        79.9        73.5
  656            118            46       1.31        79.9        70.1
  657            117            45       1.42        74.8        66.4
  658            231            94        NAP        NAP         0.0
  659            116            44       1.47        76.4        67.1
  660            117            45       1.40        74.9        64.7
  661            360            48       1.32        80.0        6.9
  662            118            46       1.26        77.4        67.9
  663            117            45       1.28        69.8        55.8
  664            299            179      1.31        85.0        40.2
  665            118            46       1.74        55.8        45.3
  666            179            83       1.26        62.3        0.0
  667            117            45       1.37        74.7        61.1
  668            117            45       1.39        69.9        55.7
  669            115            43       1.31        77.3        69.7
  670            113            41       1.32        63.2        53.0
  671            356            24       1.24        77.7        8.4
  672            168            81        NAP        NAP         0.0
  673            300            156      2.55        30.2        2.2
  674            117            45       1.29        74.7        61.1
  675            114            42       1.36        74.3        66.3
  676            116            44       1.42        80.1        70.7

* Refer to the sheet "step" in the file named "FULBBA.XLS" contained in the back cover of the Preliminary Prospectus Supplement for detailed information on Monthly Payments for the Mortgage Loan.

First Union / Lehman Brothers / Bank of America Commercial Mortgage Trust
1998-C2

Multifamily Schedule

 Control                                          Cut-off Date                                         # of     Avg Rent     # of
   No.     Property Name                           Balance ($)     Utilities paid by Tenant           Studios  Studios ($)  1 Bed
===================================================================================================================================
    6      Oakwood Village                        $ 63,766,163     varies                                0        NAP        790
    11     The Ridge Gardens Apartments             22,168,012     all                                   0        NAP        138
    13     Peach Tree Apartments                    21,172,008     Electric                              2       $800        148
    14     St. Andrews Place                        20,942,733     Electric, Water & Sewer               0        NAP        108
    15     Hunt Club                                20,806,342     Electric                              0        NAP        165
    16     100 West Chestnut St.                    20,000,000     Electric                              56      1000        112
    18     Holly Hall                               17,697,000     Electric                              0        NAP        337
    20     Richardson Highlands                     16,847,577     Electric                              0        NAP        135
    25     Quince Orchard I Apartments              15,161,954     Electric                              0        NAP        150
    26     Levittown Trace Apartments               14,522,217     Electric                              0        NAP        431
    28     Peachtree Walk                           14,452,039     Electric                              0        NAP        103
    34     Stone Creek / Waters Landing             13,365,532     all                                   0        NAP        108
    37     Steeplechase / Largo                     13,205,944     all                                   0        NAP        120
    43     Highland Pinetree Apartments             12,389,735     Electric                             146     590.00        42
    48     Rose Hill II                             11,980,750     all                                   0        NAP        156
    39     The Plantation at Lafayette              12,750,000     all                                   0        NAP        102
    51     Rivercrest Village Apartments            11,564,174     Electric & Gas                        0        NAP         84
    53     Quince Orchard II Apartments             10,979,484     Electric                              0        NAP        108
    57     Northwind                                10,585,107     all                                   0        NAP         56
    60     Sundance West Apartments                 10,092,322     None                                  60     480.00       207
    61     Old Farm                                  9,968,199     Electric                              0        NAP        144
    62     River Reach                               9,932,082     all                                   0        NAP         0
    65     Spinnaker Reach Apartments                9,687,496     all                                   0        NAP         0
    66     Inverrary 441 Apartments                  9,586,462     Electric                              0        NAP        202
    68     Woodhaven Apartments                      9,530,000     Electric                              0        NAP        342

    72     The Broun Portfolio Consolidation         9,237,004                                           0        NAP         96
   72a     The Glen                                         --     Electric, Water, Telephone            0        NAP         36
   72b     The Mews Apartments                              --     Electric, Water, Telephone            0        NAP         36
   72c     Meadowlark Apartments                            --     Electric, Water, Telephone            0        NAP         24

    74     International Club Apartments             9,186,994     Electric                              0        NAP         40
    75     Village Green Apartments                  9,177,124     Electric                              0        NAP         96
    76     Liberty Gardens                           9,136,906     none                                  0        NAP        120
    77     Park Forest                               8,970,695     Electric                              0        NAP         40
    80     Briarcliffe Lakeside Apartments           8,776,084     Electric                              0        NAP        101
    82     Valley Manor                              8,174,179     none                                  2        584        148
    85     Sandstone Apartments                      7,983,000     Electric                              0        NAP        297
    86     Innsbrook Village                         7,924,513     Electric and Gas                      0        NAP        129
    88     Century Village Apartments                7,774,994     Electric                              0        NAP        128
    91     La Villita Apartments                     7,765,333     None                                  0        NAP        139
    94     Brookside West Apartments                 7,579,696     Electric                              8        370         0
    96     Scott Mountain by the Brook               7,377,559     none                                  0        NAP         36
    99     North Point - Springhouse Phase I         7,171,378     all                                   0        NAP         89
   100     Kensington Club Apartments                7,131,287     Electric                              0        NAP         0
   109     Montgomery Street                         6,900,000     all                                   0        NAP        120
   111     Sunscape West Apartments                  6,839,980     Electric & Gas                        0        NAP         88
   112     Orangebrook Manor Apartments              6,838,694     Electric                              3      526.00        97
   113     Trinity Place Apartments                  6,794,491     Electric                              0        NAP         96
   114     Le Med Apartments                         6,744,467     Electric                              0        NAP         64
   115     Pleasant Hills Villas                     6,732,379     All Utilities                         0        NAP         60
   117     Legacy Apartments                         6,683,917     Electric                              0        NAP         18
   118     Valley Breeze Apartments                  6,671,562     NAV                                   0        NAP         0
   123     Highgate Apartments                       6,583,249     Electric                              24     399.00        80
   124     Playa Blanca Apartments                   6,582,428     Electric                              0        NAP         64
   127     Carolina Apartments                       6,547,029     all                                   0        NAP         0
   130     Victoria Apartments                       6,458,863     Electric                              33     445.00       165
   133     Cumberland Green                          6,381,293     all                                   0        NAP        140
   135     Rose Hill I                               6,322,891     none                                  0        NAP         96
   138     Green Grove                               6,294,962     none                                  14       610        118
   139     Constantine Village                       6,276,579     varies                                0        NAP         0

 Control      Avg Rent      # of      Avg Rent      # of     Avg Rent    # of    Avg Rent
   No.        1 Bed ($)     2 Bed     2 Bed ($)     3 Bed    3 Bed ($)   4 Bed   4 Bed ($)   Elevator
========================================================================================================
    6           $671         434        $804          0         NAP        0        NAP         No
    11           545         422         607         43        $704        0        NAP         No
    13           920         145        1050         45        1200        0        NAP        Yes
    14         778.89        176       957.50        48      1,112.50      0        NAP         No
    15           818         171         840          0         NAP        0        NAP         No
    16          1050         112        1525          0         NAP        0        NAP        Yes
    18           563         192         870         40        1215        0        NAP         No
    20        1,172.00       63       1,428.57        0         NAP        0        NAP         No
    25           842         168         829         78         818        0        NAP         No
    26         463.40        184       605.00         0         NAP        0        NAP         No
    28           880         115        1000          0         NAP        0        NAP        Yes
    34           775         114         858         18         980        0        NAP         No
    37           800         120         915          0         NAP        0        NAP         No
    43         650.00        132       800.00         0         NAP        0        NAP         No
    48           744         96          816         12         965        0        NAP         No
    39           685         102         855         18         995        0        NAP         No
    51         550-565       212       635-655       32       855-880      0        NAP         No
    53           842         120         829         60         818        0        NAP         No
    57           610         92          755         37         925        0        NAP         No
    60         560-600       83        655-680        0         NAP        0        NAP        Yes
    61           533         186         630          0         NAP        0        NAP         No
    62           NAP         156         507         124        590       20       $655         No
    65           NAP         144         507         120        590       24        655         No
    66         493.00        122       583.00         0         NAP        0        NAP        Yes
    68           431         36          605          0         NAP        0        NAP         No

    72           592         120         682         36         798        0        NAP
   72a           577         48          677         24         800        0        NAP         No
   72b           613         44          683          8         800        0        NAP         No
   72c           585         28          685          4         795        0        NAP         No

    74         609.00        162       715.00         0         NAP        0        NAP        Yes
    75         395.33        270       431.60        48       603.00       0        NAP         No
    76           737         100         916         12         981        0        NAP         No
    77           540         212         607          0         NAP        0        NAP         No
    80         665.00        91        838.13        12      1,020.00      0        NAP         No
    82           667         52          881          0         NAP        0        NAP         No
    85           434         33          570          0         NAP        0        NAP         No
    86         555.00        104       682.69        16       900.00       0        NAP         No
    88         550.00        116       650.34        14       889.29       0        NAP         No
    91         501.22        106       623.68         0         NAP        0        NAP         No
    94           NAP         140         560         40         663        0        NAP         No
    96           586         88          730         14         845        0        NAP         No
    99           505         160         637          0         NAP        0        NAP         No
   100           NAP         92        649.00        56       860.00      34      925.00        No
   109           917         80         1114          0         NAP        0        NAP        Yes
   111         615.00        84        722.00         0         NAP        0        NAP         No
   112         694-770       47        864-882        0         NAP        0        NAP        Yes
   113           478         104         641          0         NAP        0        NAP         No
   114         716.25        64        864.38         0         NAP        0        NAP         No
   115         595.00        112       695-175        0         NAP        0        NAP         No
   117         791.00        44       1,060.00       26      1,250.00      0        NAP         No
   118           NAP         88         75.00        80       925.00       0        NAP         No
   123         508.00        96        637.50        24       860.00       0        NAP         No
   124         600-630       97        700-730        0         NAP        0        NAP         No
   127           NAP         150         640         59         840        0        NAP         No
   130         578.33        26        835.77         0         NAP        0        NAP         No
   133           574         140         687          0         NAP        0        NAP         No
   135           678         85          783          0         NAP        0        NAP         No
   138           704         32          898          0         NAP        0        NAP         No
   139           NAP         100        1158          0         NAP        0        NAP         No

 Control                                          Cut-off Date                                         # of     Avg Rent     # of
   No.     Property Name                           Balance ($)     Utilities paid by Tenant           Studios  Studios ($)  1 Bed
===================================================================================================================================
   143     Linden Court Apartments                 $ 6,190,931     Electric & Gas                        0        NAP         0
   144     Serra Commons Apartments                  6,177,199     Electric                              0        NAP         51
   151     Emerald Apartments                        5,984,430     Electric                              0        NAP        168
   153     Mount Vernon                              5,982,462     Electric                              32      $530        168
   158     Leonardine Gardens                        5,784,399     Electric                              0        NAP        112
   160     Park Encino Apartments                    5,727,244     Electric                              0        NAP         0
   165     Forest Glen Apartments                    5,575,834     None                                  0        NAP        129
   166     Home - Springhouse Phase II               5,502,009     all                                   0        NAP         84
   168     Mill Park Apartments                      5,486,000     Electric & Gas                        0        NAP        168
   173     Beacon Mill Village                       5,377,346     all                                   0        NAP         0
   174     Club at Woodland Pond                     5,355,893     Water & Sewer                         0        NAP         0
   175     La Maison                                 5,355,528     Electric                              1        605         70
   182     Alta Vista Gardens Apartments             5,246,084     Electric and Gas                      9      540-635       12
   184     Hearthside                                5,120,000     Telephone                             30       370         63
   186     Reddmans Pier Apartments                  5,019,965     all                                   0        NAP         75
   192     Kelly House                               4,907,580     none                                  0        NAP         0
   194     Timbers of Pine Hollow Apartments         4,896,093     Electric                              0        NAP        160
   198     Foxhill Apartments                        4,787,973     Electric                              5        230        184
   201     Provincial Towers Apartments              4,662,868     Landlord pays all utilities           22     450.00        55
   205     Fairesta Apartments                       4,587,971     Electric, Gas and Water               0        NAP         16
   210     South Ridge Apartments                    4,485,830     Electric                              0        NAP        216
   218     Sunnyview                                 4,356,682     Telephone                             0        NAP        104
   221     Villa Creek Apartments                    4,196,581     Water, Sewer & Trash                  28     525.00        74
   223     Vernon Gardens                            4,188,586     Electric                              0        NAP        104
   224     Kingston Apartments                       4,180,514     Electric                              2      390.00        98
   227     Tarzana Tennis Club Apts.                 4,150,453     Electric                              0        NAP         20
   232     Villa Serrano                             4,111,869     Electric & Gas                        0        NAP         27
   236     Alice Nettell Tower                       4,085,108     Electric                              0        NAP        153
   238     Hunters Crossing                          4,076,596     Electric                              52       356         52
   240     Hansen Village Apartments                 3,996,904     Electric                              24       450         48
   241     Oakwood Apartments                        3,990,037     Half of tenants pay for electricity,
                                                                   water & sewer                         0        NAP         25
   244     Milestone                                 3,956,704     Electric                              0        NAP         24
   247     Derby Ridge                               3,888,336     Electric                              0        NAP         40
   249     New Hampshire Apartments                  3,836,194     Electric                              58     404.31        83
   253     River Creek Apartments                    3,788,035     Electric                              0        NAP        112
   254     Village Green                             3,787,736     Gas and Electric                      0        NAP         0
   257     Versailles of Rockford                    3,750,109     Electric                              2      370.00        30
   267     Windscape II Apartments                   3,591,190     Electric                              0        NAP         96
   268     Courtyards Apartments                     3,591,079     Electric                              24     340.00        70
   270     Village South                             3,577,013     Electric                              40       410         64
   275     Covington Square                          3,477,096     Electric                              1        390         76
   279     Terrace View Apartments                   3,431,073     Electric                              0        NAP         80
   280     Hillsdale Manor                           3,426,848     Electric                              0        NAP         25
   286     Forestwood On the Creek Apts.             3,389,912     all                                   0        NAP         82
   288     Westbrook                                 3,385,040     Electricity, Telephone, Cable         0        NAP         0
   291     Treetops Terace Condominiums              3,350,000     Telephone                             0        NAP         75
   292     Estero Woods Village                      3,349,273     Electric                              0        NAP         86
   297     Buck Run/Timberline Condominiums          3,295,363     Electricity, Telephone, Cable         0        NAP         0
   299     Mooresmill Village                        3,291,195     Telephone                             0        NAP         48
   302     Sussex Downs Apartments                   3,266,130     Electric                              0        NAP         0
   303     Foothills Villas Apartments               3,264,848     Electric                              0        NAP         79
   304     Lincoln Arms Apartments                   3,252,041     Electric                              0        NAP         64
   307     Northgate Villas Apartments               3,231,171     All Utilities                         0        NAP         88
   308     South Brook                               3,213,140     all                                   0        NAP        143
   309     The Promenade Apartments                  3,208,099     Electric                              0        NAP         0
   310     Swall Towers East                         3,197,449     Electric                              4     975-1000       12
   311     Pinnacle                                  3,191,724     Electric                              0        NAP         44
   316     Swall Towers West                         3,147,488     Electric                              6      850-950       7
   318     Grandview                                 3,143,821     Electricity, Telephone                0        NAP         0
   322     Carriage Hills Apartments                 3,113,343     Electric                              0        NAP         32
   328     Valencia Gardens Apartments               3,071,470     Electric & Gas                        0        NAP         28
   331     Woodmere Apartments                       3,032,111     Electric                              0        NAP         64
   334     Rain Forest Apartments                    2,997,655     Electric                              0        NAP         64
   336     Meadowrock Apartments                     2,997,496     Electric                              0        NAP         0

 Control      Avg Rent      # of      Avg Rent      # of     Avg Rent    # of    Avg Rent
   No.        1 Bed ($)     2 Bed     2 Bed ($)     3 Bed    3 Bed ($)   4 Bed   4 Bed ($)   Elevator
========================================================================================================
   143           NAP         90        $662.50       90       $787.50      0        NAP         No
   144         $829.00       38       1,090.00        0         NAP        0        NAP        Yes
   151         590.00        44        681.00         0         NAP        0        NAP         No
   153           540         68          670          0         NAP        0        NAP         No
   158           706         28          830          0         NAP        0        NAP         No
   160           NAP         37        575.00         2       725.00      75     $775-825      Yes
   165         587.58        135       712.00         0         NAP        0        NAP         No
   166           483         100         542          0         NAP        0        NAP         No
   168           330         176         414          0         NAP        0        NAP         No
   173           NAP         141         690          0         NAP        0        NAP         No
   174           NAP         168       615.00         0         NAP        0        NAP         No
   175           498         105         637          0         NAP        0        NAP         No
   182         675-750       68        795-995        0         NAP        0        NAP         No
   184           450         84          538          2         610        1        660         No
   186           530         87          663          0         NAP        0        NAP         No
   192           NAP         27          975          5        1325       26       1585         No
   194         410-439       68        535-610        0         NAP        0        NAP         No
   198           273         115         335          0         NAP        0        NAP         No
   201         578.00        44        725.00         0         NAP        0        NAP        Yes
   205         625.00        60        775.00        16       875.00       0        NAP         No
   210         345.00        108       445.00         0         NAP        0        NAP         No
   218           403         80          478         40         560        0        NAP         No
   221         600.41        12        710.00         0         NAP        0        NAP         No
   223           600         48          738          0         NAP        0        NAP         No
   224         530.00        56        652.00         0         NAP        0        NAP         No
   227         850.00        64        850.00         2      1,050.00      0        NAP         No
   232         595.00        85        719.00         5       885.00       0        NAP         No
   236         499.00         3        526.00         0         NAP        0        NAP        Yes
   238           416         88          503          0         NAP        0        NAP         No
   240           650         44          780          0         NAP        0        NAP         No
   241         560.00        99        650.00         0         NAP        0        NAP         No
   244           478         144         535          0         NAP        0        NAP         No
   247           410         200         460          0         NAP        0        NAP         No
   249         608.25         8        775.00         0         NAP        0        NAP         No
   253         406.00        112       494.00         0         NAP        0        NAP         No
   254           NAP         88          445         44         568        0        NAP         No
   257         519.00        92        657.82         6       825.00       0        NAP         No
   267         503.00        58        605.00         0         NAP        0        NAP         No
   268         408.00        53        538.06        10       635.00       0        NAP         No
   270           450         64          570          0         NAP        0        NAP         No
   275           415         58          582          0         NAP        0        NAP         No
   279         613.00        24        716.00         0         NAP        0        NAP         No
   280           425         155         490          0         NAP        0        NAP         No
   286           573         30          797          0         NAP        0        NAP         No
   288           NAP         80          425         40         538        0        NAP         No
   291           776         12          907          6        1311        0        NAP         No
   292           513         57          618          4         690        0        NAP         No
   297           NAP         96          600          0         NAP        0        NAP         No
   299           450         112         550         12         610        0        NAP        Yes
   302           NAP         72        665.00         0         NAP        0        NAP         No
   303         425.00        83        475.00        77       525.00       0        NAP         No
   304         465.00        64        562.50         0         NAP        0        NAP         No
   307         505.00        24        625.00         4       775.00       0        NAP         No
   308           420         119         495          0         NAP        0        NAP         No
   309           NAP         181       440.00         0         NAP        0        NAP         No
   310        1175-1430      12       1575-1700       0         NAP        0        NAP        Yes
   311           535         56          635          0         NAP        0        NAP         No
   316        1150-1250      17       1550-1725       0         NAP        0        NAP        Yes
   318           NAP         64          503         32         608        0        NAP         No
   322         465-485       104       535-595       32       625-695      0        NAP         No
   328         635.00        24        759.00         0         NAP        0        NAP         No
   331         635.00        40        736.00         0         NAP        0        NAP         No
   334         447.50        64        911.50         0         NAP        0        NAP         No
   336           NAP         72        640.00         0         NAP        0        NAP         No

 Control                                          Cut-off Date                                         # of     Avg Rent     # of
   No.     Property Name                           Balance ($)     Utilities paid by Tenant           Studios  Studios ($)  1 Bed
===================================================================================================================================
   339     Mountain Vista Apartments               $ 2,988,063     Individually Metered                  0        NAP         82
   341     Timberfalls Apartments                    2,955,618     Electric                              0        NAP         92
   346     Northfield Lodge                          2,897,306     Telephone                             0        NAP         40
   348     Somserset Chambers                        2,876,550     Telephone                             8       $700         51
   350     Bentley Avenue Apartments                 2,836,528     Electric                              0        NAP         0
   351     Pheasant Glen                             2,815,366     none                                  0        NAP         0
   359     Americana Apartments                      2,688,048     None                                  0        NAP         0
   362     Littleton Lyne                            2,656,383     Electric & Gas                        3        447         33
   363     Raintree Apartments                       2,652,845     Electric                              0        NAP         56
   366     Covington Club Apartments                 2,596,257     Electric and Gas                      0        NAP         0
   367     Park East Apartments                      2,596,160     Included in rent                      35     550.00        52
   368     Shadow Trail Apartments                   2,593,160     Electric, Gas, Cable & 50% of
                                                                   Sewer & Trash                         4      580.00        30
   370     Regency Park Apartments                   2,587,545     Unable to determine                   0        NAP         48
   373     Linda Granada                             2,542,687     none                                  1        475         11
   376     Tudor Gardens Apartments                  2,538,068     Electric and Gas                      4      550.00        34
   383     Hillside Apartments                       2,472,995     Electric                              0        NAP         27
   392     Ocean Villa Townhomes #2                  2,396,691     Electric                              0        NAP         0
   395     Tuscany Village Phase I                   2,392,627     Electric                              0        NAP         0
   396     Concord Village West                      2,391,174     Telephone                             0        NAP         0
   405     Country Creek                             2,326,172     Gas                                   32       325         40
   407     Willow Trace Apartments                   2,322,000     Electric                              56       330         48
   409     Fox Crossing                              2,319,273     Electric                              19       365         59
   414     Wanamassa Gardens Apartments              2,254,135     Electric                              0        NAP         50
   416     River Oaks Apartments                     2,246,835     Electric                              0        NAP         21
   417     Val Halla                                 2,222,177     Electric                              11       405         49
   419     Twin Fountains Apartments                 2,216,217     Electric                              0        NAP         32
   421     Plantation House                          2,200,000     Electric                              8        380         58
   423     5 Walk-Up Residential Buildings
           (Formerly 70 East)                        2,197,106     Unable to determine                  UAV       UAV        UAV
   427     Tara Woods Apartments                     2,194,361     Electric                              0        NAP         1
   429     Andora Apartments                         2,192,153     Electric                              64     365.00        24
   435     North Oaks Manor Apartments               2,154,268     Electric                              0        NAP         45
   440     The Manors Apartments                     2,142,587     Electric                              12       425         54
   444     Chateau Imperial                          2,120,000     Electric and Gas                      0        NAP         12
   445     Glenoaks Apartments                       2,112,568     None                                  0        NAP         2
   452     Villa d'Venus                             2,098,248     Electric                              1        512         54
   455     Westporte Apartments                      2,096,776     Electric                              0        NAP         44
   458     Woodley Apartments                        2,093,359     None                                  0        NAP         5
   459     Hidden Park Apartments                    2,093,340     Electric and Gas                      0        NAP         27
   460     Saum Apartments                           2,093,340     None                                  81     400.00        23
   462     P Street                                  2,092,352     Electric                              9        634         6
   463     Canoga Apartments                         2,090,173     Unable to determine                   1      735.00        27
   465     Woodway Apartments                        2,078,377     Electric                              0        NAP         6
   469     Northbrook Apartments                     2,057,124     Electric                              0        NAP         31
   484     The Aspens                                1,947,410     Electric and Gas                      0        NAP         16
   486     Newtonian Gardens                         1,945,508     Electric                              0        NAP         68
   499     Saint Charles Place                       1,894,978     Electric                              0        NAP         12
   510     825 Pine Street Apartments                1,862,441     Electric and Gas                      5     1,200.00       11
   511     Ocean Villa Townhomes #1                  1,847,449     Electric                              0        NAP         0
   513     Burbank Villas Apartments                 1,824,386     Electric and Gas                      0        NAP         23
   514     Crestwood Apartments                      1,817,376     Electric                              0        NAP         20
   517     Sunrise Condominiums                      1,794,157     None                                 UAV       UAV        UAV
   523     Cedars St. Paul Apts.                     1,757,482     Unable to determine                   1      350.00        85
   527     Village Pines                             1,742,849     Electric & Gas                        2      377.00        7
   528     395-435 East O'Keefe Street               1,741,531     Electric                              68       600         2
   534     Fairmount Apartments                      1,697,943     Electric                              9        380         48
   535     Palms Apartments                          1,697,751     Electric                              0        NAP         18
   536     Georgetown Village Apartments             1,697,603     All                                   1      270.00        7
   540     La Jolla Court Apartments                 1,652,188     All (except water and trash)          0        NAP         23
   543     Kling Street Apartments                   1,635,711     None                                  0        NAP         25
   552     North Creek Townhomes                     1,594,882     Electric                              0        NAP         0
   558     8614 Burton Way Apts.                     1,548,752     Electric                              0        NAP         6
   565     New Hampshire Apartments                  1,498,839     Electricity, Gas, Telephone           31       375         33

 Control      Avg Rent      # of      Avg Rent      # of     Avg Rent    # of    Avg Rent
   No.        1 Bed ($)     2 Bed     2 Bed ($)     3 Bed    3 Bed ($)   4 Bed   4 Bed ($)   Elevator
========================================================================================================
   339         $386.54       114       $480.79        0         NAP        0        NAP         No
   341         370.00        92        440.00         0         NAP        0        NAP         No
   346           440         82          558         24        $740        0        NAP         No
   348           888          0          NAP          0         NAP        0        NAP         No
   350           NAP         25       1200-1800       0         NAP        0        NAP        Yes
   351           NAP          0          NAP         68         524       24       $583         No
   359           NAP         52        750-795       12       820-925      0        NAP         No
   362           540         36          611          4         965        0        NAP        Yes
   363         435.00        112       495.00         0         NAP        0        NAP         No
   366           NAP         88        530.33         0         NAP        0        NAP         No
   367         679.79         1        Manager        0         NAP        0        NAP        Yes
   368         665-685       30        795-810        0         NAP        0        NAP         No
   370           UAV         72          UAV          0         NAP        0        NAP         No
   373           575         50          742          0         NAP        0        NAP         No
   376         700.88        20        903.50         0         NAP        0        NAP         No
   383         385.00        81        435.00         5       575.00       0        NAP         No
   392           NAP         52        699.00         0         NAP        0        NAP         No
   395           NAP          0          NAP          0         NAP       24       1312         No
   396           NAP         119         460          0         NAP        0        NAP         No
   405           345         70          455          2         595        0        NAP         No
   407           400         88          480          0         NAP        0        NAP         No
   409           430         35          535          4         625        0        NAP         No
   414         677.50        16        775.00         0         NAP        0        NAP         No
   416         565.00        44        820.45         0         NAP        0        NAP         No
   417           510         18          640          1         690        0        NAP         No
   419         425.00        64        535.00         0         NAP        0        NAP         No
   421           536         59          542          0         NAP        0        NAP         No
   423           UAV         UAV         UAV         UAV        UAV       UAV       UAV         No
   427         500.00        78        551.53        27       615.00       0        NAP         No
   429         420.00        50        516.00        12       730.00       0        NAP         No
   435         475.00        36        570.00         0         NAP        0        NAP         No
   440           495         27          673          0         NAP        0        NAP         No
   444           420         54          537          0         NAP        0        NAP         No
   445         665-825       27        700-995        8      995-1295      0        NAP         No
   452           470         24          620          0         NAP        0        NAP         No
   455         433.00        48        512.00         0         NAP        0        NAP         No
   458         605.00        37        699-799        8       950.00       2     1,050.00       No
   459         344.00        141       394.00         0         NAP        0        NAP         No
   460         547.82         9        675.00         0         NAP        1     1,800.00       No
   462           847          9         1312          3        1658        0        NAP         No
   463         772.00        15        830.00         0         NAP        0        NAP         No
   465           370          6          480         30         500       30        585         No
   469         420.00        61        475.00         0         NAP        0        NAP         No
   484         695.00        16        895.00         0         NAP        0        NAP         No
   486           613         24          690          0         NAP        0        NAP         No
   499           594         52          694          0         NAP        0        NAP         No
   510        2,022.00        0          NAP          0         NAP        0        NAP         No
   511           NAP         40        699.00         0         NAP        0        NAP         No
   513         747.83        13        859.62         0         NAP        0        NAP         No
   514           490         48          575          0         NAP        0        NAP         No
   517           UAV         UAV         UAV         UAV        UAV       UAV       UAV        Yes
   523         370-470       16        530-570        0         NAP        0        NAP         No
   527        600-1040       24       800-2100        0         NAP        0        NAP         No
   528           725          0          NAP          0         NAP        0        NAP         No
   534           460         10          582          0         NAP        0        NAP         No
   535         780.56        12        975.00         0         NAP        0        NAP         No
   536         410.00        60        475.00         7       575.00       0        NAP         No
   540         435.00        43        535.00         0         NAP        0        NAP         No
   543         660.00        11        750.00         0         NAP        0        NAP        Yes
   552           NAP         28          695          8         775        0        NAP         No
   558        1000-1100      12       1350-1575       0         NAP        0        NAP        Yes
   565           563          2          650          0         NAP        0        NAP        Yes

 Control                                          Cut-off Date                                         # of     Avg Rent     # of
   No.     Property Name                           Balance ($)     Utilities paid by Tenant           Studios  Studios ($)  1 Bed
===================================================================================================================================
   566     Villa Fontana Apartments            $     1,496,067     Electric                              0        NAP         39
   567     Briarcliff                                1,493,243     Telephone                             0        NAP         40
   570     Calvert Apartments                        1,470,407     Electric & Gas                        18     $390.00       62
   574     Park Rochester Apartments                 1,453,917     Electric                              0        NAP         15
   577     Garage Loft Apartments                    1,435,403     Electric, Water, Sewer & Gas          23     761.00        0
   579     Forest Glen                               1,421,618     Electric                              0        NAP         0
   587     Glynbrook Estates                         1,395,039     Electric                              0        NAP         0
   588     Cypress Winds                             1,390,839     Electric                              1        400         55
   593     Taylor Gardens                            1,346,726     Electricity, Telephone, Cable         0        NAP         14
   594     Tara Ridge Apartments                     1,346,567     All                                   0        NAP         15
   598     La Tijera Manor Apartments                1,298,280     Electric and Gas                      0        NAP         26
   609     University Court Apartments               1,230,004     None                                  68     475.00        0
   613     Ocean Villa Townhomes #3                  1,198,345     Electric                              0        NAP         0
   615     Kings Tree Apartments                     1,196,993     Telephone                             0        NAP         16
   619     Lexington Village Apartments              1,149,068     Electric                              0        NAP         0
   623     Edison Apartments                         1,102,686     Water                                 0        NAP         32
   627     Williamstown Bay                          1,074,983     None                                  0        NAP         22
   628     52 Liberty Street                         1,064,955     Electric and Gas                      0        NAP         36
   629     Highview Apartments                       1,060,000     Electric                              0        NAP         1
   630     Kingwood                                  1,059,091     Electric                              0        NAP         48
   633     Morningside Square Apartments             1,044,005     Electric                              0        NAP         44
   634     Randall Court Apartments                  1,012,795     Electric                              0        NAP         0
   637     Briarcliff Mews Apartments                  997,477     Electric                              0        NAP         17
   638     Westgate Apartments                         997,277     Electric                              16     443.43        16
   639     Broadmoor Apartments                        997,249     Electric                              12     300.00        40
   640     Wolfpack Village Apartments                 995,294     Electric                              0        NAP         16
   641     William Tell Apartments                     993,266     NAV                                   0        NAP         40
   643     19-25 Brighton Avenue                       989,228     Electric                              0        NAP         30
   645     Haverford Apartments                        970,329     NAV                                   3      530.00        13
   647     Dahnert Park Apartments                     957,509     Electric                              0        NAP         24
   648     Roger Post                                  950,688     Electric                              0        NAP         0
   650     Continental House                           930,000     Electric                              5        330         48
   654     Northpointe Apartments                      886,820     Electric and Gas                      0        NAP         0
   655     Francesca Apartments                        879,261     Tenant pays all utilities             3      325.00        29
   656     514 - 524 Huron Blvd. SE                    862,794     None                                  1      385.00        31
   659     Las Flores Apartments                       817,376     Electric                              0        NAP         24
   660     Woodlawn Village                            786,130     Electric                              0        NAP         0
   661     Monmouth Beach Village                      780,000     Electric & Gas                        0        NAP         16
   662     325 North Howard Street                     773,913     Electric                              0        NAP         10
   664     Washington Place                            764,538     Electric                              0        NAP         0
   668     Villa Apartments                            737,006     Electric                              38     350-450       8
   669     Magnolia                                    722,827     Telephone                             0        NAP         6
   671     Creamery Hills                              606,232     Electric                              0        NAP         10
   673     Wells Court                                 490,000     all                                   0        NAP         0
   675     2486 Morris Avenue                          438,203     Electric                              0        NAP         1
   676     Branford Apartments                         408,723     Electric & Gas                        15     350.00        13

                                               ---------------
           Total:                              $ 1,080,369,433
                                               ===============

 Control      Avg Rent      # of      Avg Rent      # of     Avg Rent    # of    Avg Rent
   No.        1 Bed ($)     2 Bed     2 Bed ($)     3 Bed    3 Bed ($)   4 Bed   4 Bed ($)   Elevator
========================================================================================================
   566         $644.61        0          NAP          1       Manager      0        NAP         No
   567           395         44         $435          0         NAP        0        NAP         No
   570         450.00         0          NAP          0         NAP        0        NAP         No
   574         880.33         8       1,373.25        0         NAP        0        NAP         No
   577           NAP          0          NAP          0         NAP        0        NAP        Yes
   579           NAP         64          474          0         NAP        0        NAP         No
   587           NAP         18          610         17        $700        0        NAP         No
   588           472          0          NAP          0         NAP        0        NAP         No
   593           470         36          525          4         665        0        NAP         No
   594         456.53        30        515.00        25       610.00       0        NAP         No
   598         672.00         6        827.00         0         NAP        0        NAP         No
   609           NAP          2        850.00         0         NAP        0        NAP         No
   613           NAP         26        687.00         1       Manager      0        NAP         No
   615           400         56          475          8         600        0        NAP         No
   619           NAP         48        435.00         0         NAP        0        NAP         No
   623         375.00        24        440.00         0         NAP        0        NAP         No
   627           485         18          580          0         NAP        0        NAP         No
   628           611          0          NAP          0         NAP        0        NAP         No
   629           325          1          100         37         538        1       $750         No
   630           465         64          633          0         NAP        0        NAP         No
   633         450.00         6        625.00         3       866.00       0        NAP         No
   634           NAP         44        465.00         0         NAP        0        NAP         No
   637         600.00        15        700.00         0         NAP        0        NAP         No
   638         618.12         8        690.62         0         NAP        0        NAP         No
   639         350.00        16        440.00         1       Manager      0        NAP         No
   640         372.81        33        481.36         0         NAP        1      700.00        No
   641         327.50        56        435.00         0         NAP        0        NAP         No
   643           688          1          825          0         NAP        0        NAP         No
   645         810.52         1       1,175.00        0         NAP        0        NAP         No
   647         700.00         0          NAP          0         NAP        0        NAP         No
   648           NAP         44          477          0         NAP        0        NAP         No
   650           330          2          400          0         NAP        0        NAP         No
   654           NAP         24        550.00         2       675.00       0        NAP         No
   655         403.00         4        525.00         1       850.00       0        NAP         No
   656         510.00         2        700.00         0         NAP        0        NAP         No
   659         375-475       24        425-525        0         NAP        0        NAP         No
   660           NAP         36          470          0         NAP        0        NAP         No
   661           667          4          800          0         NAP        0        NAP         No
   662         565.00         6        662.50         2       732.50       0        NAP         No
   664           NAP         22          297         20         400        0        NAP         No
   668         475-525        1        700.00         0         NAP        0        NAP        Yes
   669           530         15          640          0         NAP        0        NAP         No
   671           360         10          405          4         455        0        NAP         No
   673           NAP         62          441          0         NAP        0        NAP         No
   675           545         19          619          0         NAP        0        NAP         No
   676         450.00         0          NAP          0         NAP        0        NAP         No

                                                           ANNEX B


                      Structural and Collateral Term Sheet

                 First Union - Lehman Brothers - Bank of America
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C2

                                  $3.1 Billion
                                  (Approximate)
                              Offered Certificates


                                  [MAP OMITTED]

                   % of Mortgage Pool by Cut-off Date Balance

LEHMAN BROTHERS                                      FIRST UNION CAPITAL MARKETS

                         BANCAMERICA ROBERTSON STEPHENS

                                                                       Page 1/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                 First Union - Lehman Brothers - Bank of America
          Commercial Mortgage Pass-Through Certificates, Series 1998-C2
                                (FULBBA 1998-C2)

================================================================================
                                                                     %
    -------------------------------------------------------
        Class A-1
    -------------------------------------
        Class A-2                             Class IO
    -------------------------------------
        Class B
    -------------------------------------
        Class C
    -------------------------------------
        Class D
    -------------------------------------
        Class E
    -------------------------------------
        Class F
    -------------------------------------
        Class G
    -------------------------------------
        Class H
    -------------------------------------
        Class J
    -------------------------------------
        Class K
    -------------------------------------
        Class L
    -------------------------------------
        Class M
    -------------------------------------
        Class N
    -------------------------------------------------------
================================================================================

=================================================================================================================
          Original                                                 Avg          Principal        Legal
Class     Face          Rating(1)      Description    Coupon       Life(2)      Window(2)        Status
-----------------------------------------------------------------------------------------------------------------
A-1                     AAA                                                                      Public
-----------------------------------------------------------------------------------------------------------------
A-2                     AAA                                                                      Public
-----------------------------------------------------------------------------------------------------------------
IO        (3)           AAA            WAC IO                      (4)                           Public
-----------------------------------------------------------------------------------------------------------------
B                       AA                                                                       Public
-----------------------------------------------------------------------------------------------------------------
C                       A                                                                        Public
-----------------------------------------------------------------------------------------------------------------
D                       BBB                                                                      Public
-----------------------------------------------------------------------------------------------------------------
E                       BBB-                                                                     Public
-----------------------------------------------------------------------------------------------------------------
F                       Not Offered                                                              Private, 144A
-----------------------------------------------------------------------------------------------------------------
G                       Not Offered                                                              Private, 144A
-----------------------------------------------------------------------------------------------------------------
H                       Not Offered                                                              Private, 144A
-----------------------------------------------------------------------------------------------------------------
J                       Not Offered                                                              Private, 144A
-----------------------------------------------------------------------------------------------------------------
K                       Not Offered                                                              Private, 144A
-----------------------------------------------------------------------------------------------------------------
L                       Not Offered                                                              Private, 144A
-----------------------------------------------------------------------------------------------------------------
M                       Not Offered                                                              Private, 144A
-----------------------------------------------------------------------------------------------------------------
N                       Not Offered                                                              Private, 144A
=================================================================================================================
Total
=================================================================================================================

(2)   Anticipated rating.
(2) Assuming among other things, 0% CPR, no losses and that ARD loans pay off on their Anticipated Repayment Date. Expressed in years.
(3)   Represents notional amount on Class IO.
(4)   Represents average life of related principal notional amounts on Class IO.

                                                                       Page 2/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

Certain Offering Points

o Newly Originated Collateral. The collateral consists of 676 Mortgage Loans with a principal balance (as of May 1, 1998) of approximately $3.475 billion. The Mortgage Loans were originated by an affiliate of Lehman Brothers, or its approved conduit originators (50%, by balance), First Union, or its approved conduit originators (40%, by balance), or Bank of America (10%, by balance).

o Call Protection. 100% of the Mortgage Loans contain call protection provisions. 99.1% of the Mortgage Loans provide for initial lockout period followed by i) defeasance; or ii) yield maintenance; or/and iii) percentage penalty. The weighted average lockout and defeasance period for all loans is 9.9 years. The Mortgage Loans are generally prepayable without penalty between zero to six months from Mortgage Loan maturity or Anticipated Repayment Date ("ARD").

================================================================================
Type of Call Protection                           # of Loans       % of Balance
--------------------------------------------------------------------------------
Lockout and/or Defeasance                             495              72.5
--------------------------------------------------------------------------------
Lockout and/or Defeasance, the Yield
Maintenance and/or Declining Penalities               178              26.8
--------------------------------------------------------------------------------
Lockout and/or Declining Penalties                      3               0.7
================================================================================

o     Weighted average lock-out and treasury defeasance of 9.9 years.

o     No loan delinquent 30 days or more as of the Cut-off Date.

o     $5.1 million average loan balance as of the Cut-off Date.

o 1.41x Weighted Average Debt Service Coverage Ratio ("DSCR") as of the Cut-off Date.

o     71.6% Weighted Average Loan to Value ("LTV") as of the Cut-off Date.

o Property Type Diversification. 31.1% Multifamily, 27.2% Retail (73.9% Anchored and Regional Mall and 26.1% Unanchored), 20.4% Office, 7.3% Credit Tenant Lease ("CTL"), 6.7% Hotel, 3.8% Industrial/Warehouse, 1.9% Health Care and 1.7% Other.

o Geographic Diversification. California (11.8%), Texas (10.3%), New York (9.1%), Illinois (7.8%), Florida (7.1%), Georgia (6.2%), Maryland (5.9%);
      all other states less than 5% each.

o Monthly Investor Reporting. Updated collateral summary information will be part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and Occupancy information to the extent delivered by borrowers, will be available to Certificateholders.

o     Cash Flows will be Modeled on BLOOMBERG.

      (Except as otherwise indicated, percentages (%) represent the principal amount of loan or loans compared to aggregate pool balance, as of the Cut-off Date (the "Initial Pool Balance."))

                                                                       Page 3/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                       Priority and Timing of Cash Flows *

                            [ Intentionally omitted ]

      o     Assuming 0% CPR, no losses. Otherwise based on Table Assumptions.

Rating Agencies:       To be determined.

Trustee:               Norwest Bank Minnesota, National Association.

Master Servicer:       First Union National Bank.

Special Servicer:      CRIIMI MAE Services Limited Partnership.

Closing Date:          On or about May 28, 1998.

Cut-off Date:          May 1, 1998.

ERISA: Classes A-1, A-2 and IO are expected to be eligible for Lehman's individual prohibited transaction exemption with respect to ERISA.

SMMEA: Classes A-1, A-2, B and IO are "mortgage related securities" for purposes of SMMEA.

Payment: Pays on 18th of each month or, if such date is not a business day, then the following business day, commencing June 18, 1998.

The Class IO:          The Class IO is comprised of fourteen components, one
                       relating to each class of Sequential Pay Certificates.

Optional Call:         1% Clean-up Call.

                                                                       Page 4/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

MORTGAGE LOANS:        The collateral consists of an approximately $3.475
                       billion pool of 676 fixed rate mortgage loans secured by first liens on commercial and multifamily properties in 43 different states and the District of Columbia. The mortgage loans were originated by an affiliate of Lehman
                       Brothers, or its approved conduit originators, First
                       Union, or its approved conduit originators, or Bank of America. As of the Cut-off Date, the Mortgage Loans have a weighted average coupon ("WAC") of 7.257% and a weighted average maturity ("WAM") of 152 months (based upon the anticipated repayment date of ARD loans). See the Collateral Summary tables at the end of this memo for more Mortgage Loan details.

CREDIT ENHANCEMENT:    Credit enhancement for each class of Certificates will be
                       provided by the classes of Certificates which are subordinate in priority with respect to payments of interest and principal.

DISTRIBUTIONS:         Principal and interest payments will generally be made to
                       Certificateholders in the following order:

                       1) Interest to the Senior Classes: Class A-1, Class A-2
                          and Class IO, pro rata,

                       2) Principal to Class A-1 until such Class is retired,*

                       3) Principal to Class A-2 until such Class is retired,*

                       4) Interest to Class B, then Principal to Class B until
                          such Class is retired,

                       5) Interest to Class C, then Principal to Class C until
                          such Class is retired,

                       6) Interest to Class D, then Principal to Class D until
                          such Class is retired,

                       7) Interest to Class E, then Principal to Class E until
                          such Class is retired,

                       8) Interest and Principal to the Private Classes,
                          sequentially.

                       * Pro rata if Classes B through N are retired.

REALIZED LOSSES:       Realized Losses from any Mortgage Loan will be allocated
                       in reverse sequential order (i.e. Classes N, M, L, K, J,
                       H, G, F, E, D, C and B, in that order, and then pro-rata to Classes A-1 and A-2).

APPRAISAL REDUCTIONS:  With respect to certain specially serviced Mortgage Loans as to which an appraisal is required (including any Mortgage Loan that becomes 60 days delinquent), an Appraisal Reduction Amount may be created, in the amount, if any, by which the Stated Principal Balance of such Mortgage Loan, together with unadvanced interest, unreimbursed P&I advances and certain other items, exceeds 90% of the appraised value of the related Mortgaged Property. The Appraisal Reduction Amount will reduce proportionately the amount of any P&I Advance for such loan, which reduction may result in a shortfall of interest to the most subordinate class of Principal Balance Certificates outstanding. The Appraisal Reduction Amount will be reduced to zero as of the date the related Mortgage Loan has been brought current for three months, paid in full, repurchased or otherwise liquidated, and any shortfalls borne by the subordinate classes may be made up.

MINIMUM DENOMINATIONS:
                           Minimum        Increments
Classes                    Denomination   Thereafter                Delivery
------------------------------------------------------------------------------
A-1, A-2, B, C, D, and E   $10,000        $1                        DTC
------------------------------------------------------------------------------
IO                         $100,000       $1                        DTC

                                                                       Page 5/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

PREPAYMENT PREMIUMS

=================================================================================================================
Prepayment
 Premium      5/98      5/99     5/00     5/01      5/02     5/03      5/04     5/05     5/06     5/07    5/08
-----------------------------------------------------------------------------------------------------------------
 Lock-out     99.1%    98.5%     90.2%    68.6%    23.1%     15.3%    12.5%     10.0%    3.7%      3.5%    1.5%
-----------------------------------------------------------------------------------------------------------------
Defeasance     0.2%     0.2%      6.0%    24.5%    57.3%     62.6%    63.9%     65.8%   69.9%     68.9%   70.7%
-----------------------------------------------------------------------------------------------------------------
    YM         0.3%     0.9%      3.4%     6.2%    18.6%     18.0%    19.4%     20.1%   21.3%     20.4%   18.3%
=================================================================================================================
Sub Total     99.6%    99.6%     99.6%    99.3%    99.0%     95.9%    95.9%     95.9%   94.9%     92.8%   90.5%
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
    5%                                              0.2%      1.9%     0.1%
-----------------------------------------------------------------------------------------------------------------
    4%                                     0.3%     0.3%      0.4%     1.8%      0.1%    0.4%
-----------------------------------------------------------------------------------------------------------------
    3%         0.4%     0.4%      0.4%                        0.8%     1.0%      1.9%              0.4%    0.8%
-----------------------------------------------------------------------------------------------------------------
    2%                                     0.4%     0.5%      0.5%     0.2%      1.1%    2.5%              0.7%
-----------------------------------------------------------------------------------------------------------------
    1%                                                        0.4%     0.9%      1.1%    1.4%      1.9%    6.5%
-----------------------------------------------------------------------------------------------------------------
   Open                                             0.1%               0.1%              0.8%      5.0%    1.5%
=================================================================================================================
  Total      100.0%   100.0%    100.0%   100.0%   100.0%    100.0%   100.0%    100.0%  100.0%    100.0%  100.0%
=================================================================================================================

* % represents % of then outstanding balance as of the date shown utilizing cut-off date balances.

OPEN PREPAYMENT PERIOD AT END OF LOAN:

==================================================
   Open Period        #          % of Balance
     at End         Loans
==================================================
      None           101             16.5
--------------------------------------------------
  2 to 3 months      364             51.9
--------------------------------------------------
  4 to 6 months      167             26.7
--------------------------------------------------
    12 months         16              3.9
--------------------------------------------------
   12+ months         28              3.0
==================================================

* Weighted average open period at end of loan is 5 months.

ALLOCATION OF PREPAYMENT PREMIUMS:

      All Prepayment Premiums are distributed to Certificateholders on the Distribution Date following the one-month collection period in which the prepayment occurred. All Prepayment Premiums will be allocated to the Classes A through G, in each case, up to the product of (i) the Prepayment Premium, (ii) the "Discount Rate Fraction" and (iii) the percentage of the total principal distribution to Certificateholders to which such Class is entitled. Any excess amounts will be distributed to Class IO. The Discount Rate Fraction for Classes A through G is defined as:

      (Coupon on Class - Reinvestment Yield) / (Coupon on Mortgage Loan - Reinvestment Yield)

                                                                       Page 6/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

PREPAYMENT PREMIUM ALLOCATION EXAMPLE:

      The Yield Maintenance prepayment premium will generally be equal to the present value of the reduction in interest payments as a result of the prepayment through the maturity of the Mortgage Loan, discounted at the yield of a Treasury security of similar maturity in most cases (converted from semi-annual to monthly pay). The following example reflects that method.

      General Yield Maintenance Example:

      Assuming the structure presented on pages 3 and 4 of this memo and the following assumptions: Mortgage Loan Characteristics of loan being prepaid:

                     Balance                  $10,000,000
                     Coupon                   8.0%
                     Maturity                 10 yrs (April 1, 2008)
      Treasury Rate (monthly)                 5.75%
      Certificate Characteristics
                     Class A-1 Coupon         7.00%

      Discount Rate Fraction Example:

Discount Rate Fraction Example:

================================================================================
                                                Class A-1          Class IO
                                               Certificates      Certificates
================================================================================
Discount Rate Fraction Calculation           (7.00% - 5.75%)/
(Class A-1 Coupon - Reinvestment Yield) /    (8.00% - 5.75%)=   (100% - 55.56%)=
(Gross Mortgage Rate - Reinvestment Yield) =  1.25% / 2.25%=
% of Premium allocated to Classes
  (Discount Rate Fraction)                        55.56%            44.44%
================================================================================

CREDIT TENANT LEASE LOANS:

      Credit Tenant Lease Loans are secured by mortgages on properties which are leased (each a "Credit Tenant Lease"), to a tenant which possesses (or whose parent or other affiliate which guarantees the lease obligation possesses) the rating indicated in the following table. Scheduled monthly rent payments under the Credit Tenant Leases are generally sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Tenant Lease Loans.

      The Credit Lease Loans generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Credit Tenant Lease property and that, in the event of a casualty or condemnation of a material portion of the related Mortgaged Property:

      (i)   the Tenant is obligated to continue making payments;

      (ii) the Tenant must make an offer to purchase the applicable property subject to the Credit Tenant Lease for an amount not less than the unpaid principal balance plus accrued interest on the related Credit Tenant Lease Loan; or

      (iii) the Trustee on behalf of the Certificateholders will have the benefit of certain non-cancelable credit lease enhancement policies obtained to cover certain casualty and/or condemnation risks.

      Approximately 7.3% of the Mortgage Loans are Credit Tenant Lease Loans.

                                                                       Page 7/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

=======================================================================================================================
                                   #         Cut-off Date      Property                 Lease              Credit
      Tenant / Guarantor          Loans       Balance ($)         Type                 Type (1)            Rating
-----------------------------------------------------------------------------------------------------------------------
Brinker International                 5         62,536,008   Restaurant                  B                    (4)
-----------------------------------------------------------------------------------------------------------------------
Walgreen Company                     12         31,221,461   Drug Store                 NN                   Aa3/A+
-----------------------------------------------------------------------------------------------------------------------
Eckerd Corporation                    4          6,814,403   Drug Store                 NNN                 A2/A(2)
-----------------------------------------------------------------------------------------------------------------------
Eckerd Corporation                   10         17,936,104   Drug Store                 NN                  A2/A(2)
-----------------------------------------------------------------------------------------------------------------------
Q Club                                4         20,858,360   Health Club                 B                    (4)
-----------------------------------------------------------------------------------------------------------------------
Rite Aid Corp.                        8         15,363,721   Drug Store                 NN                 Baa1/BBB+
-----------------------------------------------------------------------------------------------------------------------
J. Sainsbury PLC                      1         13,760,326   Grocery                    NN                   Aa3/A+
-----------------------------------------------------------------------------------------------------------------------
CVS Corporation                       8         13,255,513   Drug Store                 NN                   A3/A-
-----------------------------------------------------------------------------------------------------------------------
Revco D.S. Inc.                       7         12,065,289   Drug Store                 NN                  Baa1/A-
-----------------------------------------------------------------------------------------------------------------------
K-Mart                                1         11,283,801   Retail                     NNN                  Ba2/BB
-----------------------------------------------------------------------------------------------------------------------
Kroger Company                        2         10,761,648   Grocery                    NNN                Baa3/BBB-
-----------------------------------------------------------------------------------------------------------------------
Winn-Dixie Stores, Inc.               3         10,550,292   Grocery                    NN                  P1/A1(3)
-----------------------------------------------------------------------------------------------------------------------
A & P                                 1          6,163,227   Grocery                    NNN                Baa3/BBB-
-----------------------------------------------------------------------------------------------------------------------
IHOP Corp                             3          4,084,310   Restaurant                 NNN                   (4)
-----------------------------------------------------------------------------------------------------------------------
Staples                               1          3,361,991   Office Supplies            NN                  Baa3/BB+
-----------------------------------------------------------------------------------------------------------------------
Pep Boys                              1          3,124,249   Auto Parts                 NNN                Baa2/BBB+
-----------------------------------------------------------------------------------------------------------------------
Safeway                               1          3,022,231   Grocery                    NN                  Baa2/BBB
-----------------------------------------------------------------------------------------------------------------------
Office Depot                          1          2,194,462   Office Supplies            NNN               Baa2/BB+(5)
-----------------------------------------------------------------------------------------------------------------------
State Farm                            1          1,666,979   Operations Center          NN                 Aaa/AAA(6)
-----------------------------------------------------------------------------------------------------------------------
Sears Roebuck & Co.                   1            918,191   Retail                     NNN                  A2/A-
-----------------------------------------------------------------------------------------------------------------------
Ashtead Group PLC                     1            891,617   Equipment Rental           NN                    (4)
-----------------------------------------------------------------------------------------------------------------------
United States Postal Service          1            828,686   Post Office                NN                    (4)
-----------------------------------------------------------------------------------------------------------------------
Total CTLs:                          77       $252,662,868             -                 -
=======================================================================================================================

Unless otherwise indicated, such ratings were the highest rating assigned to the applicable tenant or guarantor, as applicable, by Moody's and Standard & Poor's, respectively.

(1) "NNN" means triple net lease; "NN" means double net lease; "B" means bond-type lease.

(2) Based upon the rating of Eckerd's parent, J.C. Penney Corporation, although it has made no explicit guaranty of Eckerd's obligations.

(3)   Commercial paper rating.

(4)   Private rating; disclosure not available.

(5)   Unsecured bank facility rating.

(6)   Claims paying ability rating.

                                                                       Page 8/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

Large Loans:      There are 6 loans over $60mm in balance totaling $623.5mm. The following table provides a summary of the 6 largest loans (the
                  "Large Loans").

Mortgage Loan Summary:

================================================================================================================================
                                                                 Maturity
 Mortgage    Property       # of       Cut-off Date               Date/               Amort
   Loan        Type      Properties      Balance       Coupon      ARD                Term                DSCR         LTV
================================================================================================================================
IBM Somers    Office          1        $178,378,814     6.83%    10/1/2013          188 mos.              1.32x       63.7%
--------------------------------------------------------------------------------------------------------------------------------
IBM           Office          1        $154,000,000     7.04%    4/10/2011   IO 36 mos then 190 mos.      1.50x       76.2%
Broadmoor
--------------------------------------------------------------------------------------------------------------------------------
Fox           Retail          1        $ 85,527,649     6.75%    11/10/2006       Interest Only           1.91x       61.5%
Valley
Mall
--------------------------------------------------------------------------------------------------------------------------------
Hawthorn      Retail          1        $ 77,863,877     6.75%    11/10/2008       Interest Only           2.00x       58.8%
Center
--------------------------------------------------------------------------------------------------------------------------------
First         Office          1        $ 64,000,000     6.75%    5/1/2013    IO 60 mos. then 360 mos.     1.40x(1)    61.0%
Union
Plaza
--------------------------------------------------------------------------------------------------------------------------------
Oakwood     Multifamily       1        $ 63,766,163     7.36%    12/1/2027           360 mos.             1.30x       79.7%
Village
================================================================================================================================
 Total /         -            6        $623,536,504     6.907%        -                   -               1.54x       67.2%
Weighted
Average
================================================================================================================================

(1) DSCR shown is based upon the required debt service payments during the loan's amortization period. DSCR based upon required debt service payments during the loan's interest only period is 1.61x.

IBM Somers:

================================================================================
Cut-Off Date Balance:        $178,378,814
--------------------------------------------------------------------------------
Coupon/Term:                 6.83% / 16 year self amortizing
--------------------------------------------------------------------------------
Sponsor:                     IBM (50%), Shorenstein Company (25%), Fremont
                             Investors (25%)
--------------------------------------------------------------------------------
Lease:                       100% triple-net leased to IBM (A+/A1) through
                             October 31, 2013
--------------------------------------------------------------------------------
Property:                    Class A office complex designed by I.M. Pei and
                             built in 1987. The property includes four
                             four-story office buildings and one four-story
                             corporate services building located on a 747-acre
                             property.
--------------------------------------------------------------------------------
Size:                        1,078,060 net rentable square feet
--------------------------------------------------------------------------------
Location:                    Somers (Westchester County), New York
--------------------------------------------------------------------------------
Appraised Value:             $280,000,000  (as of December 1, 1997) as leased
--------------------------------------------------------------------------------
LTV:                         63.7%
--------------------------------------------------------------------------------
DSCR:                        1.32x
--------------------------------------------------------------------------------
Lockbox:                     All base rent will be deposited directly into a
                             lockbox account
--------------------------------------------------------------------------------
Reserves:                    NA
================================================================================

                                                                       Page 9/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

IBM Broadmoor:

================================================================================
Cut-Off Date Balance:        $154,000,000
--------------------------------------------------------------------------------
Coupon/Term:                 7.04% / 13 years; 3 years interest-only then
                             amortization on a 190 month amortization schedule.
--------------------------------------------------------------------------------
Sponsor:                     IBM (50%), Prentiss Properties (50%)
--------------------------------------------------------------------------------
Lease:                       100% triple-net leased to IBM (A+/A1) through March
                             2006 and 70% triple-net leased through 2011.
--------------------------------------------------------------------------------
Property:                    Leasehold interest in Class A office complex built
                             in 1991. The Property includes seven buildings: one
                             single-story, three six-story, and three
                             eight-story. The fee simple interest is owned 100%
                             by IBM.
--------------------------------------------------------------------------------
Size:                        1,112,236 net rentable square feet
--------------------------------------------------------------------------------
Location:                    Austin, Texas
--------------------------------------------------------------------------------
Appraised Value:             $202,000,000 (as of February 1, 1998) as leased
--------------------------------------------------------------------------------
LTV:                         76.2%
--------------------------------------------------------------------------------
DSCR:                        1.50x
--------------------------------------------------------------------------------
Lockbox:                     All base rents will be deposited directly into a
                             lockbox account.
--------------------------------------------------------------------------------
Reserves:                    If the occupancy of IBM falls below 100%, the
                             Borrower must establish reserves for capital
                             expenditures, leasing commissions, and tenant
                             improvements in the amount of $20 multiplied by the
                             number of square feet not occupied by IBM. The
                             reserves must always equal $20 multiplied by the
                             number of square feet not occupied by IBM.
================================================================================

Fox Valley Mall:

================================================================================
Cut-Off Date Balance:        $85,527,649
--------------------------------------------------------------------------------
Coupon/Term:                 6.75% / 9 year interest-only
--------------------------------------------------------------------------------
Sponsor:                     Urban Shopping Centers, Inc.
--------------------------------------------------------------------------------
Anchors:                     Marshall Field, Sears, Carson Pirie Scott and JC
                             Penney
--------------------------------------------------------------------------------
Size:                        Two level, 1.4 million square foot regional mall
                             with 566,001 square foot of In-Line Mall Space as
                             well as two pads leased to a health club and
                             theatre with 1997 mall store sales of $277 per
                             square foot.
--------------------------------------------------------------------------------
Location:                    Aurora (outside Chicago), Illinois
--------------------------------------------------------------------------------
Value:                       $138,994,118 assuming a 8.5% cap rate on
                             underwritten NOI
--------------------------------------------------------------------------------
LTV:                         61.5%
--------------------------------------------------------------------------------
DSCR:                        1.91x
--------------------------------------------------------------------------------
Lockbox:                     Springing lockbox if the DSCR falls below 1.25x
                             DSCR and other standard criteria related to the ARD
                             and the refinancing of the loan.
--------------------------------------------------------------------------------
Reserves:                    None. Borrower has covenanted that it will spend a
                             minimum of $7.0 million prior to April 1, 1999 on
                             the continued repositioning of the mall.
================================================================================

                                                                      Page 10/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

Hawthorn Center:

================================================================================
Cut-Off Date Balance:        $77,863,877
--------------------------------------------------------------------------------
Coupon/Term:                 6.75% / 11 year interest-only
--------------------------------------------------------------------------------
Sponsor:                     Urban Shopping Centers, Inc.
--------------------------------------------------------------------------------
Anchors:                     Marshall Field, Sears, Carson Pirie Scott and JC
                             Penney
--------------------------------------------------------------------------------
Size:                        Two level, 1.2 million square foot regional mall
                             with 499,282 square feet of In-Line Mall Space as
                             well as one pad leased to a health club with 1997
                             mall store sales of $295 per square foot.
--------------------------------------------------------------------------------
Location:                    Vernon Hills (outside Chicago), Illinois
--------------------------------------------------------------------------------
Value:                       $132,421,624 assuming a 8.5% cap rate on
                             underwritten NOI
--------------------------------------------------------------------------------
LTV:                         58.8%
--------------------------------------------------------------------------------
DSCR:                        2.00x
--------------------------------------------------------------------------------
Lockbox:                     Springing lockbox if the DSCR falls below 1.25x
                             DSCR and other standard criteria related to the ARD
                             and the refinancing of the loan.
--------------------------------------------------------------------------------
Reserves:                    None
================================================================================

First Union Plaza:

================================================================================
Cut-Off Date Balance:        $64,000,000
--------------------------------------------------------------------------------
Coupon/Term:                 6.75% / 15 year; 5 years interest-only then 10
                             years on a 30 year amortization schedule
--------------------------------------------------------------------------------
Sponsor:                     Childress Klein (25%) and BBV Real Estate Services,
                             Inc. (75%)
--------------------------------------------------------------------------------
Largest Tenants:             First Union National Bank 19%; Sutherland, Asbill &
                             Brennan 17%.
--------------------------------------------------------------------------------
Property:                    28 story Class A office building built in 1987.
--------------------------------------------------------------------------------
Size:                        615,726 square feet
--------------------------------------------------------------------------------
Location:                    Atlanta, Georgia
--------------------------------------------------------------------------------
Appraised Value:             $105,000,000 (as of March 28, 1998)
--------------------------------------------------------------------------------
LTV:                         61.0%
--------------------------------------------------------------------------------
DSCR:                        1.40x (1.61x based on required payments during the
                             interest only period)
--------------------------------------------------------------------------------
Reserves:                    A $2 million TI/LC reserve was funded at closing
                             for a possible one time lease rollover in year
                             2000.
================================================================================

                                                                      Page 11/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

Oakwood Village:

================================================================================
Cut-Off Date Balance:        $63,766,163
--------------------------------------------------------------------------------
Coupon/Term:                 7.36% / 30 year
--------------------------------------------------------------------------------
Sponsor:                     The Kushner Companies
--------------------------------------------------------------------------------
Occupancy:                   98%
--------------------------------------------------------------------------------
Property:                    Apartment complex built in phases between 1973 and
                             1985. The improvements consist of 107 2-story brick
                             residential buildings plus ancillary buildings on
                             174.4 acre site.
--------------------------------------------------------------------------------
Size:                        1,224 units
--------------------------------------------------------------------------------
Location:                    Mount Olive, NJ (approximately 30 miles NW of New
                             York City)
--------------------------------------------------------------------------------
Appraised Value:             $80,000,000 (as of October 6, 1997)
--------------------------------------------------------------------------------
LTV:                         79.7%
--------------------------------------------------------------------------------
DSCR:                        1.30x
--------------------------------------------------------------------------------
Lockbox:                     None
--------------------------------------------------------------------------------
Reserves:                    Replacement reserves in the amount of $20,400 ($200
                             per unit per year) will be escrowed monthly for
                             property upkeep.
================================================================================

AFFILIATED BORROWER CONCENTRATIONS:

================================================================================
Sponsor Name                               Number of Loans  % by Cut-off Balance
--------------------------------------------------------------------------------
IBM/Shorenstein Company/Fremont Investors         1                 5.1
--------------------------------------------------------------------------------
Urban Shopping Centers, Inc.                      2                 4.7
--------------------------------------------------------------------------------
IBM/Prentiss Properties                           1                 4.4
--------------------------------------------------------------------------------
The Kushner Companies                             6                 2.5
--------------------------------------------------------------------------------
Oxford Realty Services                            7                 2.1
================================================================================
* No other borrower concentration equals or exceeds 2.0%.

UNDERWRITING:

The below table relates only to "conduit" loans and excludes all CTL loans as well as the Large Loans.

================================================================================
                                  % of Pool
                               w/Funded Escrow   Current Balance  Annual Deposit
--------------------------------------------------------------------------------
Replacement Reserves                91.6%            $3.8 mm         $16.0 mm
--------------------------------------------------------------------------------
Taxes                               94.0%              NA            $40.8 mm
--------------------------------------------------------------------------------
Insurance                           84.6%              NA             $7.2 mm
--------------------------------------------------------------------------------
TI & LC (Retail)                    66.2%            $3.3 mm         $4.1 mm*
--------------------------------------------------------------------------------
TI & LC (Office)                    87.2%            $3.5 mm         $2.9 mm*
--------------------------------------------------------------------------------
TI & LC (Industrial/W'hse)          48.9%            $0.6 mm         $0.6 mm*
================================================================================
* In addition, ten loans reserve periodically for lease specific events.


The below table relates to all Mortgage Loans.
--------------------------------------------------------------------------------
Non-Consolidation       Delivered for substantially for all loans with principal
Opinions                balances greater than $15 million and the majority of
                        Credit Tenant Lease Loans.
--------------------------------------------------------------------------------
                        17.2% of all loans, by balance, have hard lockboxes
Lockboxes               29.4% of all loans, by balance, have springing lockboxes
================================================================================

                                                                      Page 12/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

ANTICIPATED REPAYMENT DATE LOANS:

      Mortgage Loans representing 24.2% of the Initial Pool Balance provide that if the unamortized principal amount thereof is not repaid on a date (the "Anticipated Repayment Date") set forth in the related Mortgage Note, the Mortgage Loan will accrue additional interest at the rate set forth therein and the borrower will be required to apply excess monthly cash flow generated by the Mortgaged Property (as determined in the related Mortgage) to the repayment of principal outstanding on the Mortgage Loan. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date. For purposes of analysis, such loans are assumed to pay off at the ARD.

DETAILED MONTHLY INVESTOR REPORTING:

      Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and Occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the Trustee. The following is a list of all the reports that will be available to Certificateholders:

       Name of Report                           Description (information provided)
-----------------------------------------------------------------------------------------------------------
1      Remittance Report                        principal and interest distributions, principal balances
-----------------------------------------------------------------------------------------------------------
2      Mortgage Loan Status Report              portfolio stratifications
-----------------------------------------------------------------------------------------------------------
3      Comparative Financial Status Report      revenue, NOI, DSCR to the extent available
-----------------------------------------------------------------------------------------------------------
4      Delinquent Loan Status Report            listing of delinquent mortgage loans
-----------------------------------------------------------------------------------------------------------
5      Historical Loan Modification Report      information on modified mortgage loans
-----------------------------------------------------------------------------------------------------------
6      Historical Loss Estimate Report          liquidation proceeds, expenses, and realized losses
-----------------------------------------------------------------------------------------------------------
7      REO Status Report                        NOI and value of REO
-----------------------------------------------------------------------------------------------------------
8      Watch List                               listing of loans in jeopardy of becoming Specially Serviced
-----------------------------------------------------------------------------------------------------------
9      Loan Payoff Notification Report          listing of loans that have given notice of intent to payoff

ADVANCING:           The Master Servicer will be obligated to make advances of
                     scheduled principal and interest payments (excluding balloon payments and subject to reduction for Appraisal
                     Reduction Amounts) and certain servicing expenses
                     ("Advances"), to the extent that such Advances are deemed to be recoverable out of the related loan. If the Master
                     Servicer fails to make a required Advance, the Trustee will be obligated to make such advances.

CONTROLLING CLASS    A Controlling Class Representative will be appointed by a
REPRESENTATIVE:      majority of Certificateholders of the Controlling Class,
                     which will generally be the most subordinate class with a Certificate Balance outstanding that is at least 25% of the initial Certificate Balance of such Class. The Controlling
                     Class Representative will, subject to certain limitations, be entitled to direct the Special Servicer on how to resolve delinquent or defaulted loans.

                                                                      Page 13/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

SPECIAL SERVICER     The Pooling and Servicing Agreement will generally permit
FLEXIBILITY:         the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard, that it is appropriate to do so and
                     (b) among other things, such modification, waiver or amendment will not, subject to certain exceptions:

                     (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan;

                     (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period;

                     (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment, or;

                     (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

SPECIAL SERVICER:    CRIIMI MAE Services Limited Partnership ("CRIIMI"), a
                     Maryland limited partnership, the general partner of which is CRIIMI MAE Management, Inc.

                     As of December 31, 1997, CRIIMI had a total commercial and multifamily mortgage loan servicing portfolio (including loans serviced for its own account and for others) of approximately $16.3 billion.

MASTER SERVICER:     First Union. As of December 31, 1997, First Union had a
                     total commercial and multifamily mortgage loan servicing portfolio (including loans serviced for its own account and for others) of approximately $16.5 billion.

                                                                      Page 14/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

FULBBA 98-C2 Collateral Overview (as of the cut-off date - May 1, 1998):

                         GENERAL CHARACTERISTICS
             ===============================================
                    Characteristics
             -----------------------------------------------
                 Initial Pool Balance         $3,475,264,083
             -----------------------------------------------
                      # of Loans                   676
             -----------------------------------------------
                       Gross WAC                  7.257%
             -----------------------------------------------
                     Original WAM               155 months
             -----------------------------------------------
                     Remaining WAM              152 months
             -----------------------------------------------
                   Avg. Loan Balance            $5,140,923
             -----------------------------------------------
                       WA DSCR*                   1.41x
             -----------------------------------------------
              WA Cut-off Date LTV Ratio*          71.6%
             -----------------------------------------------
                 Balloon or ARD Loans             81.1%
             ===============================================
             *Excluding CTL loans

                             PROPERTY TYPES
             ===============================================
                     Property           % of Initial Pool
                      Types                  Balance
             -----------------------------------------------
                   Multifamily                31.1%
             -----------------------------------------------
                      Retail                  27.2%
             -----------------------------------------------
                      Office                  20.4%
             -----------------------------------------------
                       CTL                     7.3%
             -----------------------------------------------
                      Hotel                    6.7%
             -----------------------------------------------
               Industrial/Warehouse            3.8%
             -----------------------------------------------
                   Health Care                 1.9%
             -----------------------------------------------
                   Self Storage                0.7%
             -----------------------------------------------
                 Mobile Home Park              0.4%
             -----------------------------------------------
                    Mixed Use                  0.6%
             ===============================================

                                                    DEAL SUMMARY BY PROPERTY TYPE
====================================================================================================================================
                                  Aggregate               Average     Gross    Rem.     WA                  WA
                         # of    Cut-off Date     % of  Cut-off Date   WAC     WAM      LTV        WA     Occup.      CA  Balloon
      Property Type     Loans    Balance ($)      Pool   Balance ($)   (%)    (mos)    Ratio    DSCR (x)  Rate(%)      %     %
------------------------------------------------------------------------------------------------------------------------------------
Multifamily               228   1,080,369,433     31.1     4,738,462   7.24    153      76.8      1.32      95.3      5.9    27.1
------------------------------------------------------------------------------------------------------------------------------------
Conventional              218   1,048,050,991     30.2     4,807,573   7.23    147      76.6      1.33      95.2      5.9    27.0
------------------------------------------------------------------------------------------------------------------------------------
Sec. 42                    10      32,318,443      0.9     3,231,844   7.78    337      81.6      1.25      96.3      N/A     0.1
------------------------------------------------------------------------------------------------------------------------------------
Retail                    172     945,486,874     27.2     5,497,017   7.20    136      70.7      1.46      93.7      3.0    25.2
------------------------------------------------------------------------------------------------------------------------------------
Anchored(3)               103     698,296,242     20.1     6,779,575   7.15    138      70.1      1.49      92.9      1.7    18.3
------------------------------------------------------------------------------------------------------------------------------------
Unanchored                 69     247,190,633      7.1     3,582,473   7.33    130      72.4      1.36      96.0      1.3     6.8
------------------------------------------------------------------------------------------------------------------------------------
CTL                        77     252,662,868      7.3     3,281,336   7.45    240       N/A       N/A     100.0      N/A     2.8
------------------------------------------------------------------------------------------------------------------------------------
Office                     74     709,291,586     20.4     9,585,021   7.08    150      69.6      1.39      98.2      1.0    15.2
------------------------------------------------------------------------------------------------------------------------------------
Hotel                      45     231,622,284      6.7     5,147,162   7.61    136      65.3      1.52       N/A      0.4     5.7
------------------------------------------------------------------------------------------------------------------------------------
Full Service                7      74,057,972      2.1    10,579,710   7.52     97      60.1      1.48       N/A      0.4     2.1
------------------------------------------------------------------------------------------------------------------------------------
Limited Service            38     157,564,312      4.5     4,146,429   7.65    155      67.8      1.54       N/A      0.1     3.6
------------------------------------------------------------------------------------------------------------------------------------
Industrial/W'hse           44     130,726,130      3.8     2,971,048   7.36    133      67.1      1.40      98.4      1.0     2.6
------------------------------------------------------------------------------------------------------------------------------------
Health Care                12      65,451,082      1.9     5,454,257   7.80    170      56.7      1.86      93.5      0.1     1.1
------------------------------------------------------------------------------------------------------------------------------------
Assisted Living             2       4,480,828      0.1     2,240,414   7.98    116      57.6      1.39      93.2      0.1     0.1
------------------------------------------------------------------------------------------------------------------------------------
Congregate Care             1       7,589,517      0.2     7,589,517   7.20    118      69.0      1.64      87.0      N/A     0.2
------------------------------------------------------------------------------------------------------------------------------------
Skilled Nursing             9      53,380,737      1.5     5,931,193   7.87    182      54.8      1.93      94.4      N/A     0.7
------------------------------------------------------------------------------------------------------------------------------------
Self Storage               11      24,019,485      0.7     2,183,590   7.53    157      67.9      1.45      91.1      0.2     0.7
------------------------------------------------------------------------------------------------------------------------------------
Mixed Use                   8      22,086,672      0.6     2,760,834   7.63    143      67.8      1.41      94.1      0.1     0.6
------------------------------------------------------------------------------------------------------------------------------------
Mobile Home Park            5      13,547,668      0.4     2,709,534   7.11    125      65.5      1.55      97.2      N/A     0.3
------------------------------------------------------------------------------------------------------------------------------------
Total/Avg/Min/Max
Wtd.Avg:                  676   3,475,264,083    100.0     5,140,923   7.26    152      71.6(2)   1.41(2)   95.9(1)  11.8    81.2
====================================================================================================================================

(1)   Excluding Hotels.
(2) Excludes credit tenant lease properties but includes Section 42 mutifamily properties.
(3)   Includes Regional Mall.

                                                                      Page 15/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

FULBBA 98-C2 Collateral Overview (as of the cut-off date - May 1, 1998):

                                              DEAL SUMMARY BY PROPERTY TYPE (CONTINUED)
====================================================================================================================================
                                             Aggregate       % of         Average        Minimum        Maximum
                                           Cut-off Date     Initial     Cut-off Date     Cut-off      Cut-off Date    Gross     Min
        Property               # of           Balance        Pool         Balance          Date         Balance        WAC      WAC
          Type                Loans             ($)           (%)           ($)         Balance ($)       ($)          (%)      (%)
------------------------------------------------------------------------------------------------------------------------------------
Multifamily                     228        1,080,369,433      31.1        4,738,462       408,723       63,766,163     7.24     6.76
------------------------------------------------------------------------------------------------------------------------------------
Conventional                    218        1,048,050,991      30.2        4,807,573       408,723       63,766,163     7.23     6.76
------------------------------------------------------------------------------------------------------------------------------------
Sec. 42                          10           32,318,443       0.9        3,231,844       490,000        9,932,082     7.78     6.96
------------------------------------------------------------------------------------------------------------------------------------
Retail                          172          945,486,874      27.2        5,497,017       448,385       85,527,649     7.20     6.71
------------------------------------------------------------------------------------------------------------------------------------
Anchored                        103          698,296,242      20.1        6,779,575       448,385       85,527,649     7.15     6.71
------------------------------------------------------------------------------------------------------------------------------------
Unanchored                       69          247,190,633       7.1        3,582,473       758,403       25,328,345     7.33     6.79
------------------------------------------------------------------------------------------------------------------------------------
CTL                              77          252,662,868       7.3        3,281,336       494,859       15,391,931     7.45     6.79
------------------------------------------------------------------------------------------------------------------------------------
Office                           74          709,291,586      20.4        9,585,021       767,358      178,378,814     7.08     6.75
------------------------------------------------------------------------------------------------------------------------------------
Hotel                            45          231,622,284       6.7        5,147,162     1,790,698       23,892,525     7.61     7.06
------------------------------------------------------------------------------------------------------------------------------------
Full Service                      7           74,057,972       2.1       10,579,710     5,394,206       21,840,552     7.52     7.23
------------------------------------------------------------------------------------------------------------------------------------
Limited Service                  38          157,564,312       4.5        4,146,429     1,790,698       23,892,525     7.65     7.06
------------------------------------------------------------------------------------------------------------------------------------
Industrial/W'hse                 44          130,726,130       3.8        2,971,048       747,776       12,218,750     7.36     7.00
------------------------------------------------------------------------------------------------------------------------------------
Health Care                      12           65,451,082       1.9        5,454,257     1,941,881       13,404,516     7.80     7.20
------------------------------------------------------------------------------------------------------------------------------------
Assisted Living                   2            4,480,828       0.1        2,240,414     1,941,881        2,538,946     7.98     7.88
------------------------------------------------------------------------------------------------------------------------------------
Congregate Care                   1            7,589,517       0.2        7,589,517     7,589,517        7,589,517     7.20     7.20
------------------------------------------------------------------------------------------------------------------------------------
Skilled Nursing                   9           53,380,737       1.5        5,931,193     2,464,054       13,404,516     7.87     7.75
------------------------------------------------------------------------------------------------------------------------------------
Self Storage                     11           24,019,485       0.7        2,183,590       992,950        3,295,516     7.53     7.13
------------------------------------------------------------------------------------------------------------------------------------
Mixed Use                         8           22,086,672       0.6        2,760,834       958,970        4,850,614     7.63     7.23
------------------------------------------------------------------------------------------------------------------------------------
Mobile Home Park                  5           13,547,668       0.4        2,709,534     1,345,749        4,600,000     7.11     6.80
------------------------------------------------------------------------------------------------------------------------------------
Total/Avg/Min/
Max/Wtd Avg.:                   676        3,475,264,083     100.0        5,140,923       408,723      178,378,814     7.26     6.71
====================================================================================================================================

                                     DEAL SUMMARY BY PROPERTY TYPE (CONTINUED)
==================================================================================================================
                                                                                         WA       Min      Max
                                  Max                         WA      Min       Max      LTV      LTV      LTV
        Property                  WAC      Min      Max      DSCR     DSCR     DSCR     Ratio    Ratio    Ratio
          Type                    (%)      WAM      WAM      (x)      (x)       (x)      (%)      (%)      (%)
------------------------------------------------------------------------------------------------------------------
Multifamily                       9.11       51      360     1.32     1.18      2.55     76.8     29.8     85.0
------------------------------------------------------------------------------------------------------------------
Conventional                      8.25       51      360     1.33     1.19      2.05     76.6     29.8     81.5
------------------------------------------------------------------------------------------------------------------
Sec. 42                           9.11      296      360     1.25     1.18      2.55     81.6     30.2     85.0
------------------------------------------------------------------------------------------------------------------
Retail                            9.01       57      298     1.46     1.11      2.00     70.7     30.9     83.1
------------------------------------------------------------------------------------------------------------------
Anchored                          8.61       70      298     1.49     1.19      2.00     70.1     30.9     83.1
------------------------------------------------------------------------------------------------------------------
Unanchored                        9.01       57      238     1.36     1.11(2)   1.79     72.4     53.7     79.9
------------------------------------------------------------------------------------------------------------------
CTL                               9.20      115      297      N/A      N/A       N/A      N/A      N/A      N/A
------------------------------------------------------------------------------------------------------------------
Office                            8.00       81      239     1.39     1.06(3)   1.74     69.6     50.0     79.9
------------------------------------------------------------------------------------------------------------------
Hotel                             8.88       56      239     1.52     1.38      3.53     65.3     39.8     75.9
------------------------------------------------------------------------------------------------------------------
Full Service                      7.90       56      119     1.48     1.40      1.64     60.1     47.1     74.4
------------------------------------------------------------------------------------------------------------------
Limited Service                   8.88      114      239     1.54     1.38      3.53     67.8     39.8     75.9
------------------------------------------------------------------------------------------------------------------
Industrial/W'hse                  7.71       80      240     1.40     1.24      2.23     67.1     38.7     77.7
------------------------------------------------------------------------------------------------------------------
Health Care                       8.13      115      237     1.86     1.37      2.33     56.7     20.8     78.7
------------------------------------------------------------------------------------------------------------------
Assisted Living                   8.13      116      116     1.39     1.37      1.42     57.6     35.3     74.7
------------------------------------------------------------------------------------------------------------------
Congregate Care                   7.20      118      118     1.64     1.64      1.64     69.0     69.0     69.0
------------------------------------------------------------------------------------------------------------------
Skilled Nursing                   8.00      115      237     1.93     1.37      2.33     54.8     20.8     78.7
------------------------------------------------------------------------------------------------------------------
Self Storage                      8.00      113      238     1.45     1.30      1.82     67.9     59.5     74.3
------------------------------------------------------------------------------------------------------------------
Mixed Use                         8.13       81      357     1.41     1.30      1.57     67.8     47.6     76.7
------------------------------------------------------------------------------------------------------------------
Mobile Home Park                  7.32      116      177     1.55     1.14(4)   2.06     65.5     46.8     78.6
------------------------------------------------------------------------------------------------------------------
Total/Avg/Min/
Max/Wtd Avg.:                     9.20       51      360     1.41(1)  1.06(1)   3.53(1)  71.6(1)  20.8(1)  85.0(1)
==================================================================================================================

(1) Excludes Credit Tenant Lease Loan but includes Section 42 multifamily properties.
(2) $2.064mm 75% LTV retail loan, part of an $8.8mm crossed portfolio with 1.26x DSCR.
(3)   $1.284mm 15-year self-liquidating loan, at 69.4% LTV.
(4)   $1.486 mm 15-year self-liquidating loan at 55.0% LTV.

                                                                      Page 16/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

FULBBA 98-C2 Collateral Overview (as of the cut-off date - May 1, 1998):

                         LOAN SIZE DISTRIBUTION
=======================================================================
                                          # of          % of Initial
        Balance Ranges ($)                Loans         Pool Balance
-----------------------------------------------------------------------
         408,723 -   2,000,000             204                8.3
-----------------------------------------------------------------------
       2,000,001 -   4,000,000             234               19.0
-----------------------------------------------------------------------
       4,000,001 -   6,000,000              90               12.7
-----------------------------------------------------------------------
       6,000,001 -   8,000,000              64               12.6
-----------------------------------------------------------------------
       8,000,001 -  10,000,000              24                6.3
-----------------------------------------------------------------------
      10,000,001 -  12,000,000              14                4.5
-----------------------------------------------------------------------
      12,000,001 -  14,000,000              17                6.3
-----------------------------------------------------------------------
      14,000,001 -  16,000,000               7                3.0
-----------------------------------------------------------------------
      16,000,001 -  18,000,000               6                3.0
-----------------------------------------------------------------------
      18,000,001 -  20,000,000               1                0.6
-----------------------------------------------------------------------
      20,000,001 -  22,000,000               4                2.4
-----------------------------------------------------------------------
      22,000,001 -  24,000,000               3                2.0
-----------------------------------------------------------------------
      24,000,001 -  26,000,000               2                1.4
-----------------------------------------------------------------------
      62,000,001 -  64,000,000               2                3.7
-----------------------------------------------------------------------
      76,000,001 -  78,000,000               1                2.2
-----------------------------------------------------------------------
      84,000,001 -  86,000,000               1                2.5
-----------------------------------------------------------------------
     152,000,001 - 154,000,000               1                4.4
-----------------------------------------------------------------------
     178,000,001 - 180,000,000               1                5.1
=======================================================================
         Minimum Balance:               $408,723
         Maximum Balance:             $178,378,814
         Average Balance:              $5,140,923

                          GROSS RATE DISTRIBUTION
             ================================================
                    Gross Rate             % of Initial
                       (%)                 Pool Balance
             ------------------------------------------------
                  6.500 - 6.749%                0.1
             ------------------------------------------------
                  6.750 - 6.999%               20.5
             ------------------------------------------------
                  7.000 - 7.249%               34.0
             ------------------------------------------------
                  7.250 - 7.499%               24.9
             ------------------------------------------------
                  7.500 - 7.749%               11.1
             ------------------------------------------------
                  7.750 - 7.999%                5.3
             ------------------------------------------------
                  8.000 - 8.249%                2.3
             ------------------------------------------------
                  8.250 - 8.499%                0.4
             ------------------------------------------------
                  8.500 - 8.749%                0.4
             ------------------------------------------------
                  8.750 - 8.999%                0.1
             ------------------------------------------------
                  9.000 - 9.249%                0.8
             ================================================

                  Minimum Rate:               6.710%
                  Maximum Rate:               9.200%
                       WAC:                   7.257%

                       REMAINING TERMS TO MATURITY*
            =================================================
                                              % of Initial
                          Months              Pool Balance
            -------------------------------------------------
                          49 -  60                1.0
            -------------------------------------------------
                          61 -  84                3.8
            -------------------------------------------------
                          97 - 108                2.5
            -------------------------------------------------
                         109 - 120               51.4
            -------------------------------------------------
                         121 - 144                3.5
            -------------------------------------------------
                         145 - 168                5.2
            -------------------------------------------------
                         169 - 192               16.3
            -------------------------------------------------
                         193 - 216                0.2
            -------------------------------------------------
                         217 - 240                9.3
            -------------------------------------------------
                         241 - 264                1.0
            -------------------------------------------------
                         277 - 300                2.5
            -------------------------------------------------
                         349 - 360                3.4
            =================================================
                     Minimum Remaining
                     Term to Maturity*:         51 months
                     Maximum Remaining
                     Term to Maturity*:        360 months
                     Weighted Average
               Remaining Term to Maturity*:    152 months


                        REMAINING AMORTIZATION TERM
            ================================================
                                        % of Initial
                      Months            Pool Balance
            ------------------------------------------------
                    109 - 144                0.3
            ------------------------------------------------
                    157 - 180                1.3
            ------------------------------------------------
                    181 - 204               10.1
            ------------------------------------------------
                    205 - 228                0.4
            ------------------------------------------------
                    229 - 252                7.7
            ------------------------------------------------
                    253 - 276                0.9
            ------------------------------------------------
                    277 - 300               15.1
            ------------------------------------------------
                    301 - 324                3.0
            ------------------------------------------------
                    325 - 360               61.2
            ================================================
              Minimum Remaining
              Amortization Term:           115 months
              Maximum Remaining
              Amortization Term:           360 months
               Weighted Average
              Amortization Term:           316 months

         *Assumes ARD Loans mature on their Anticipated Repayment Date.

                                                                      Page 17/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

FULBBA 98-C2 Collateral Overview (as of the cut-off date - May 1, 1998):

                          DEBT SERVICE COVERAGE RATIOS*
           ========================================================
                                                  % of Initial
                    DSCR Ranges (x)               Pool Balance
           --------------------------------------------------------
                      1.06 - 1.14                      0.2
           --------------------------------------------------------
                      1.15 - 1.24                      7.4
           --------------------------------------------------------
                      1.25 - 1.29                      20.6
           --------------------------------------------------------
                      1.30 - 1.34                      23.1
           --------------------------------------------------------
                      1.35 - 1.44                      21.8
           --------------------------------------------------------
                      1.45 - 1.54                      14.4
           --------------------------------------------------------
                      1.55 - 1.64                      3.1
           --------------------------------------------------------
                      1.65 - 1.74                      1.9
           --------------------------------------------------------
                      1.75 - 1.84                      0.4
           --------------------------------------------------------
                      1.85 - 1.94                      2.8
           --------------------------------------------------------
                      1.95 - 2.04                      3.0
           --------------------------------------------------------
                      2.05 - 2.24                      0.7
           --------------------------------------------------------
                      2.25 - 2.34                      0.4
           --------------------------------------------------------
                         2.50+                         0.1
           ========================================================

                    Minimum DSCR*:            1.06x
                    Maximum DSCR*:            3.53x
                Weighted Average DSCR*:       1.41x

                                 LOAN TO VALUE % (LTV)*
           ============================================================
                                                     % of Initial
                       LTV Ranges                    Pool Balance
           ------------------------------------------------------------
                      20.01 - 30.00                       0.3
           ------------------------------------------------------------
                      30.01 - 40.00                       0.4
           ------------------------------------------------------------
                      40.01 - 45.00                       0.0
           ------------------------------------------------------------
                      45.01 - 50.00                       1.1
           ------------------------------------------------------------
                      50.01 - 55.00                       0.5
           ------------------------------------------------------------
                      55.01 - 60.00                       6.2
           ------------------------------------------------------------
                      60.01 - 65.00                       14.8
           ------------------------------------------------------------
                      65.01 - 70.00                       8.1
           ------------------------------------------------------------
                      70.01 - 75.00                       31.8
           ------------------------------------------------------------
                      75.01 - 80.00                       34.5
           ------------------------------------------------------------
                      80.01 - 85.00                       2.1
           ============================================================

             Minimum LTV*:             20.82%

             Maximum LTV*:             84.95%

        Weighted Average LTV*:         71.60%


                              *EXCLUDES CTL LOANS.

                               STATE DISTRIBUTION
                 ==============================================
                                             % of Initial
                         State               Pool Balance
                 ----------------------------------------------
                      California                 11.8
                 ----------------------------------------------
                         Texas                   10.3
                 ----------------------------------------------
                       New York                  9.1
                 ----------------------------------------------
                       Illinois                  7.8
                 ----------------------------------------------
                        Florida                  7.1
                 ----------------------------------------------
                        Georgia                  6.2
                 ----------------------------------------------
                       Maryland                  5.9
                 ----------------------------------------------
                      New Jersey                 4.7
                 ----------------------------------------------
                       Virginia                  3.9
                 ----------------------------------------------
                    North Carolina               3.4
                 ----------------------------------------------
                       Arizona                   2.7
                 ----------------------------------------------
                     Pennsylvania                2.5
                 ----------------------------------------------
                        Nevada                   2.3
                 ----------------------------------------------
                         Ohio                    2.1
                 ----------------------------------------------
                       Tennessee                 1.9
                 ----------------------------------------------
                       Kentucky                  1.8
                 ----------------------------------------------
                       Michigan                  1.6
                 ----------------------------------------------
                      Connecticut                1.4
                 ----------------------------------------------
                       Louisiana                 1.4
                 ----------------------------------------------
                        Indiana                  1.3
                 ----------------------------------------------
                       Missouri                  1.2
                 ----------------------------------------------
                         Other                   9.5
                 ==============================================
                  No other state greater than 1.1%.


                   =============================================
                        Loan Type              % of Pool
                   ---------------------------------------------
                         Balloon                  57.0
                   ---------------------------------------------
                     Fully Amortizing             18.8
                   ---------------------------------------------
                         ARD Loan                 24.2
                   =============================================

                                                                      Page 18/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                                                                                                                            ANNEX C


    [NORWEST BANKS LOGO           FIRST UNION - LEHMAN BROTHERS - BANK OF AMERICA        For Additional Information, please contact
                                             COMMERCIAL MORTGAGE TRUST                                 Leslie Gaskill
NORWEST BANK MINNESOTA, N. A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       (212) 509-1630
CORPORATE TRUST SERVICES                          SERIES 1998-C2                          Reports Available on the World Wide Web
3 NEW YORK PLAZA, 15TH FLOOR                                                                  @ www. securitieslink. net/cmbs
NEW YORK, NY 10004                                                                              PAYMENT DATE:       6/18/98
                                                                                                RECORD DATE:        5/29/98
-----------------------------------------------------------------------------------------------------------------------------------

                                                   DISTRIBUTION DATE STATEMENT

                                                        TABLE OF CONTENTS

                        --------------------------------------------------------------------------------
                           STATEMENT SECTIONS                                                  PAGE(S)
                           Certificate Distribution Detail                                        2
                           Certificate Factor Detail                                              3
                           Reconciliation Detail                                                  4
                           Other Required Information                                             5
                           Ratings Detail                                                         6
                           Current Mortgage Loan and Property Stratification Tables             7 - 9
                           Mortgage Loan Detail                                                  10
                           Principal Prepayment Detail                                           11
                           Historical Detail                                                     12
                           Delinquency Loan Detail                                               13
                           Specially Serviced Loan Detail                                      14 - 15
                           Modified Loan Detail                                                  16
                           Liquidated Loan Detail                                                17
                        --------------------------------------------------------------------------------

     UNDERWRITER                      UNDERWRITER                          SERVICER                        SPECIAL SERVICER
-----------------------------    ---------------------------    ---------------------------------     -----------------------------
Lehman Brothers Inc.             First Union Capital Markets    First Union National Bank             CRIIMI MAE Services
3 World Financial Center         One First Union Center         First Union Capital Markets Group     Limited Partnership
New York, NY 10285               301 South College Street       One First Union Center                11200 Rockville Pike
                                 Charlotte, NC 28288            301 South College Street              Rockville, MD 20852
                                                                Charlotte, NC 28288

Contact:      Tricia Hall        Contact:                       Contact:      Timothy S. Ryan         Contact:      Brian Hanson
Phone Number: (212) 526- 5850    Phone Number:                  Phone Number: (704) 374- 2217         Phone Number: (301) 816- 2300
-----------------------------    ---------------------------    ---------------------------------     -----------------------------


This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special
Servicer and others.
Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N. A.                                                                          Page 1 of 17



    [NORWEST BANKS LOGO           FIRST UNION - LEHMAN BROTHERS - BANK OF AMERICA        For Additional Information, please contact
                                             COMMERCIAL MORTGAGE TRUST                                 Leslie Gaskill
NORWEST BANK MINNESOTA, N. A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       (212) 509-1630
CORPORATE TRUST SERVICES                          SERIES 1998-C2                          Reports Available on the World Wide Web
3 NEW YORK PLAZA, 15TH FLOOR                                                                  @ www. securitieslink. net/cmbs
NEW YORK, NY 10004                                                                              PAYMENT DATE:       6/18/98
                                                                                                RECORD DATE:        5/29/98
-----------------------------------------------------------------------------------------------------------------------------------

                                                 CERTIFICATE DISTRIBUTION DETAIL
===================================================================================================================================
 Class\            Pass-Through    Original   Beginning   Principal       Interest      Prepayment  Realized Loss /       Total
            CUSIP      Rate        Balance     Balance   Distribution   Distribution     Premium    Additional Trust   Distribution
Component                                                                                           Fund Expenses
===================================================================================================================================
   A-1                0.000000%        0.00        0.00          0.00           0.00          0.00              0.00           0.00
   A-2                0.000000%        0.00        0.00          0.00           0.00          0.00              0.00           0.00
    B                 0.000000%        0.00        0.00          0.00           0.00          0.00              0.00           0.00
    C                 0.000000%        0.00        0.00          0.00           0.00          0.00              0.00           0.00
    D                 0.000000%        0.00        0.00          0.00           0.00          0.00              0.00           0.00
    E                 0.000000%        0.00        0.00          0.00           0.00          0.00              0.00           0.00
    F                 0.000000%        0.00        0.00          0.00           0.00          0.00              0.00           0.00
    G                 0.000000%        0.00        0.00          0.00           0.00          0.00              0.00           0.00
    H                 0.000000%        0.00        0.00          0.00           0.00          0.00              0.00           0.00
    J                 0.000000%        0.00        0.00          0.00           0.00          0.00              0.00           0.00
    K                 0.000000%        0.00        0.00          0.00           0.00          0.00              0.00           0.00
    L                 0.000000%        0.00        0.00          0.00           0.00          0.00              0.00           0.00
    M                 0.000000%        0.00        0.00          0.00           0.00          0.00              0.00           0.00
    N                 0.000000%        0.00        0.00          0.00           0.00          0.00              0.00           0.00
   R-I                0.000000%        0.00        0.00          0.00           0.00          0.00              0.00           0.00
  R-II                0.000000%        0.00        0.00          0.00           0.00          0.00              0.00           0.00
 R-III                0.000000%        0.00        0.00          0.00           0.00          0.00              0.00           0.00
===================================================================================================================================
Totals                                 0.00        0.00          0.00           0.00          0.00              0.00           0.00
===================================================================================================================================


=======================================
 Class\        Ending       Current
               Balance   Subordination
Component                  Level (1)
=======================================
   A-1            0.00           0.00%
   A-2            0.00           0.00%
    B             0.00           0.00%
    C             0.00           0.00%
    D             0.00           0.00%
    E             0.00           0.00%
    F             0.00           0.00%
    G             0.00           0.00%
    H             0.00           0.00%
    J             0.00           0.00%
    K             0.00           0.00%
    L             0.00           0.00%
    M             0.00           0.00%
    N             0.00           0.00%
   R-I            0.00           0.00%
  R-II            0.00           0.00%
 R-III            0.00           0.00%
=======================================
Totals            0.00
=======================================


=========================================================================================================
                Pass-Through    Original   Beginning    Interest      Prepayment     Total        Ending
 Class   CUSIP      Rate        Notional   Notional   Distribution     Premium    Distribution   Notional
                                 Amount                                                           Amount
=========================================================================================================
  IO               0.000000%        0.00        0.00          0.00          0.00          0.00       0.00
=========================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

-----------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N. A.                                                                          Page 2 of 17



    [NORWEST BANKS LOGO           FIRST UNION - LEHMAN BROTHERS - BANK OF AMERICA        For Additional Information, please contact
                                             COMMERCIAL MORTGAGE TRUST                                 Leslie Gaskill
NORWEST BANK MINNESOTA, N. A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       (212) 509-1630
CORPORATE TRUST SERVICES                          SERIES 1998-C2                          Reports Available on the World Wide Web
3 NEW YORK PLAZA, 15TH FLOOR                                                                  @ www. securitieslink. net/cmbs
NEW YORK, NY 10004                                                                              PAYMENT DATE:       6/18/98
                                                                                                RECORD DATE:        5/29/98
-----------------------------------------------------------------------------------------------------------------------------------

                                                    CERTIFICATE FACTOR DETAIL

       ===========================================================================================================
        Class\               Beginning   Principal       Interest      Prepayment    Realized Loss /       Ending
                    CUSIP     Balance   Distribution   Distribution     Premium      Additional Trust      Balance
       Component                                                                     Fund Expenses
       ===========================================================================================================
          A-1               0.00000000    0.00000000     0.00000000    0.00000000          0.00000000   0.00000000
          A-2               0.00000000    0.00000000     0.00000000    0.00000000          0.00000000   0.00000000
           B                0.00000000    0.00000000     0.00000000    0.00000000          0.00000000   0.00000000
           C                0.00000000    0.00000000     0.00000000    0.00000000          0.00000000   0.00000000
           D                0.00000000    0.00000000     0.00000000    0.00000000          0.00000000   0.00000000
           E                0.00000000    0.00000000     0.00000000    0.00000000          0.00000000   0.00000000
           F                0.00000000    0.00000000     0.00000000    0.00000000          0.00000000   0.00000000
           G                0.00000000    0.00000000     0.00000000    0.00000000          0.00000000   0.00000000
           H                0.00000000    0.00000000     0.00000000    0.00000000          0.00000000   0.00000000
           J                0.00000000    0.00000000     0.00000000    0.00000000          0.00000000   0.00000000
           K                0.00000000    0.00000000     0.00000000    0.00000000          0.00000000   0.00000000
           L                0.00000000    0.00000000     0.00000000    0.00000000          0.00000000   0.00000000
           M                0.00000000    0.00000000     0.00000000    0.00000000          0.00000000   0.00000000
           N                0.00000000    0.00000000     0.00000000    0.00000000          0.00000000   0.00000000
          R-I               0.00000000    0.00000000     0.00000000    0.00000000          0.00000000   0.00000000
         R-II               0.00000000    0.00000000     0.00000000    0.00000000          0.00000000   0.00000000
        R-III               0.00000000    0.00000000     0.00000000    0.00000000          0.00000000   0.00000000
       ===========================================================================================================

       ========================================================================
                          Beginning        Interest      Prepayment
        Class   CUSIP      Notional      Distribution     Premium      Notional
                            Amount                                      Amount
       ========================================================================
         IO              0.00000000        0.00000000    0.00000000  0.00000000
       ========================================================================

-----------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N. A.                                                                          Page 3 of 17



    [NORWEST BANKS LOGO           FIRST UNION - LEHMAN BROTHERS - BANK OF AMERICA        For Additional Information, please contact
                                             COMMERCIAL MORTGAGE TRUST                                 Leslie Gaskill
NORWEST BANK MINNESOTA, N. A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       (212) 509-1630
CORPORATE TRUST SERVICES                          SERIES 1998-C2                          Reports Available on the World Wide Web
3 NEW YORK PLAZA, 15TH FLOOR                                                                  @ www. securitieslink. net/cmbs
NEW YORK, NY 10004                                                                              PAYMENT DATE:       6/18/98
                                                                                                RECORD DATE:        5/29/98
-----------------------------------------------------------------------------------------------------------------------------------

                                                      RECONCILIATION DETAIL

           ADVANCE SUMMARY                                                  MASTER SERVICING FEE SUMMARY

P & I Advances Outstanding                      0.00        Current Period Accrued Master Servicing Fees                       0.00
Servicing Advances Outstanding                  0.00        Less Master Servicing Fees on Delinquent Payments                  0.00
                                                            Less Reductions to Master Servicing Fees                           0.00
Reimbursement for Interest on P&I               0.00
Advances paid from general collections                      Plus Master Servicing Fees for Delinquent Payments Received        0.00
                                                            Plus Adjustments for Prior Master Servicing Calculation            0.00

Reimbursement for Interest on Servicing         0.00        Total Master Servicing Fees Collected                              0.00
Advances paid from general collections

                      CERTIFICATE INTEREST RECONCILIATION

===================================================================================================================================
           Accrued       Net Aggregate      Distributable      Distributable       Additional                    Remaining Unpaid
 Class   Certificate      Prepayment         Certificate    Certificate Interest   Trust Fund     Interest        Distributable
          Interest     Interest Shortfall     Interest          Adjustment          Expenses    Distribution   Certificate Interest
===================================================================================================================================
  A-1           0.00                 0.00            0.00                   0.00         0.00           0.00                   0.00
  A-2           0.00                 0.00            0.00                   0.00         0.00           0.00                   0.00
  IO            0.00                 0.00            0.00                   0.00         0.00           0.00                   0.00
  B             0.00                 0.00            0.00                   0.00         0.00           0.00                   0.00
  C             0.00                 0.00            0.00                   0.00         0.00           0.00                   0.00
  D             0.00                 0.00            0.00                   0.00         0.00           0.00                   0.00
  E             0.00                 0.00            0.00                   0.00         0.00           0.00                   0.00
  F             0.00                 0.00            0.00                   0.00         0.00           0.00                   0.00
  G             0.00                 0.00            0.00                   0.00         0.00           0.00                   0.00
  H             0.00                 0.00            0.00                   0.00         0.00           0.00                   0.00
  J             0.00                 0.00            0.00                   0.00         0.00           0.00                   0.00
  K             0.00                 0.00            0.00                   0.00         0.00           0.00                   0.00
  L             0.00                 0.00            0.00                   0.00         0.00           0.00                   0.00
  M             0.00                 0.00            0.00                   0.00         0.00           0.00                   0.00
  N             0.00                 0.00            0.00                   0.00         0.00           0.00                   0.00
===================================================================================================================================
Total           0.00                 0.00            0.00                   0.00         0.00           0.00                   0.00
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N. A.                                                                          Page 4 of 17



    [NORWEST BANKS LOGO           FIRST UNION - LEHMAN BROTHERS - BANK OF AMERICA        For Additional Information, please contact
                                             COMMERCIAL MORTGAGE TRUST                                 Leslie Gaskill
NORWEST BANK MINNESOTA, N. A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       (212) 509-1630
CORPORATE TRUST SERVICES                          SERIES 1998-C2                          Reports Available on the World Wide Web
3 NEW YORK PLAZA, 15TH FLOOR                                                                  @ www. securitieslink. net/cmbs
NEW YORK, NY 10004                                                                              PAYMENT DATE:       6/18/98
                                                                                                RECORD DATE:        5/29/98
-----------------------------------------------------------------------------------------------------------------------------------

                                                    OTHER REQUIRED INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------

                                                                      Appraisal Reduction Amount

Available Distribution Amount                              0.00       ===================================================
                                                                                         Appraisal         Date Appraisal
                                                                         Loan            Reduction           Reduction
                                                                        Number            Amount             Effected
Aggregate Number of Outstanding Loans                         0       ===================================================
Aggregate Unpaid Principal Balance of Loans                0.00
Aggregate Stated Principal Balance of Loans                0.00



Aggregate Amount of Servicing Fee                          0.00
Aggregate Amount of Special Servicing Fee                  0.00
Aggregate Amount of Trustee Fee                            0.00
Aggregate Stand-by Fee                                     0.00
Aggregate Trust Fund Expenses                              0.00




Specially Serviced Loans not Delinquent
     Number of Outstanding Loans                              0       ===================================================
     Aggregate Unpaid Principal Balance                    0.00         Total
                                                                      ===================================================

-----------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N. A.                                                                          Page 5 of 17



    [NORWEST BANKS LOGO           FIRST UNION - LEHMAN BROTHERS - BANK OF AMERICA        For Additional Information, please contact
                                             COMMERCIAL MORTGAGE TRUST                                 Leslie Gaskill
NORWEST BANK MINNESOTA, N. A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       (212) 509-1630
CORPORATE TRUST SERVICES                          SERIES 1998-C2                          Reports Available on the World Wide Web
3 NEW YORK PLAZA, 15TH FLOOR                                                                  @ www. securitieslink. net/cmbs
NEW YORK, NY 10004                                                                              PAYMENT DATE:       6/18/98
                                                                                                RECORD DATE:        5/29/98
-----------------------------------------------------------------------------------------------------------------------------------

                                                          RATINGS DETAIL

                             =======================================================================
                                                  Original Ratings            Current Ratings (1)
                             Class   CUSIP   DCR  Fitch  Moody's  S & P   DCR  Moody's  Fitch  S & P
                             =======================================================================
                              A-1
                              A-2
                              IO
                              B
                              C
                              D
                              E
                              F
                              G
                              H
                              J
                              K
                              L
                              M
                              N
                             =======================================================================

NR - Designates that the class was not rated by the above agency at the time of original issuance.

 X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.


Duff & Phelps Credit Rating Co.      Fitch IBCA, Inc.              Moody's Investors Service      Standard & Poor's Rating Services
55 East Monroe Street                One State Street Plaza        99 Church Street               26 Broadway
Chicago, Illinois 60603              New York, New York 10004      New York, New York 10007       New York, New York 10004
(312) 368-3100                       (212) 908-0500                (212) 553-0300                 (212) 208-8000

-----------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N. A.                                                                          Page 6 of 17



    [NORWEST BANKS LOGO           FIRST UNION - LEHMAN BROTHERS - BANK OF AMERICA        For Additional Information, please contact
                                             COMMERCIAL MORTGAGE TRUST                                 Leslie Gaskill
NORWEST BANK MINNESOTA, N. A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       (212) 509-1630
CORPORATE TRUST SERVICES                          SERIES 1998-C2                          Reports Available on the World Wide Web
3 NEW YORK PLAZA, 15TH FLOOR                                                                  @ www. securitieslink. net/cmbs
NEW YORK, NY 10004                                                                              PAYMENT DATE:       6/18/98
                                                                                                RECORD DATE:        5/29/98
-----------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                SCHEDULED BALANCE                                                  STATE (3)

Scheduled   # of    Scheduled   % of   WAM          Weighted               # of    Scheduled   % of    WAC            Weighted
Balance     Loans    Balance     Agg.  (2)   WAC   Avg DSCR (1)    State   Props.   Balance    Agg.    (2)    WAM    Avg DSCR (1)
                                 Bal.                                                          Bal.















Totals                                                                              Totals


See footnotes on last page of this section.






-----------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N. A.                                                                          Page 7 of 17



    [NORWEST BANKS LOGO           FIRST UNION - LEHMAN BROTHERS - BANK OF AMERICA        For Additional Information, please contact
                                             COMMERCIAL MORTGAGE TRUST                                 Leslie Gaskill
NORWEST BANK MINNESOTA, N. A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       (212) 509-1630
CORPORATE TRUST SERVICES                          SERIES 1998-C2                          Reports Available on the World Wide Web
3 NEW YORK PLAZA, 15TH FLOOR                                                                  @ www. securitieslink. net/cmbs
NEW YORK, NY 10004                                                                              PAYMENT DATE:       6/18/98
                                                                                                RECORD DATE:        5/29/98
-----------------------------------------------------------------------------------------------------------------------------------

                                             CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                      DEBT SERVICE COVERAGE RATIO                                                   PROPERTY TYPE (3)

Debt Service    # of   Scheduled  % of   WAC         Weighted        Property  # of   Scheduled  % of  WAM        Weighted
Coverage Ratio  Loans   Balance   Agg.   (2)  WAM   Avg DSCR (1)       Type    Loans   Balance   Agg.  (2)  WAC  Avg DSCR (1)
                                  Bal.                                                           Bal.








Totals                                                                           Totals


                        NOTE RATE                                                                     SEASONING

    Note   # of  Scheduled   % of   WAM        Weighted       Seasoning    # of   Scheduled   % of    WAM            Weighted
    Rate  Loans   Balance    Agg.   (2)  WAC  Avg DSCR (1)                Loans    Balance    Agg.    (2)    WAC    Avg DSCR (1)











Totals                                                                        Totals

See footnotes on last page of this section.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N. A.                                                                          Page 8 of 17



    [NORWEST BANKS LOGO           FIRST UNION - LEHMAN BROTHERS - BANK OF AMERICA        For Additional Information, please contact
                                             COMMERCIAL MORTGAGE TRUST                                 Leslie Gaskill
NORWEST BANK MINNESOTA, N. A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       (212) 509-1630
CORPORATE TRUST SERVICES                          SERIES 1998-C2                          Reports Available on the World Wide Web
3 NEW YORK PLAZA, 15TH FLOOR                                                                  @ www. securitieslink. net/cmbs
NEW YORK, NY 10004                                                                              PAYMENT DATE:       6/18/98
                                                                                                RECORD DATE:        5/29/98
-----------------------------------------------------------------------------------------------------------------------------------





                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES



      ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                         REMAINING STATED TERM (FULLY AMORTIZING LOANS)



Anticipated Remaining  # of   Scheduled  % of   WAC         Weighted      Remaining  # of   Scheduled  % of  WAM        Weighted
       Term (2)        Loans   Balance   Agg.   (2)  WAM   Avg DSCR (1)   Stated     Loans   Balance   Agg.  (2)  WAC  Avg DSCR (1)
                                         Bal.                              Term                        Bal.








Totals                                                                           Totals


      REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                                    AGE OF MOST RECENT NOI


  Remaining    # of  Scheduled   % of   WAM        Weighted       Age of Most    # of   Scheduled   % of   WAM          Weighted
 Amortization  Loans  Balance    Agg.   (2)  WAC  Avg DSCR (1)    Recent NOI    Loans    Balance    Agg.   (2)   WAC   Avg DSCR (1)
    Term                         Bal.                                                               Bal.










Totals                                                                        Totals


(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation. "NAP" means not applicable and relates to the ommission of credit lease loans in the calculation of DSCR.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro- rata the current loan information to the properties based upon the Cut- off Date balance of each property as disclosed in the offering document. Note: There are no Hyper- Amortization Loans included in the Mortgage Pool.

Page 9 of 17 Copyright 1997, Norwest Bank Minnesota, N. A.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N. A.                                                                          Page 9 of 17



    [NORWEST BANKS LOGO           FIRST UNION - LEHMAN BROTHERS - BANK OF AMERICA        For Additional Information, please contact
                                             COMMERCIAL MORTGAGE TRUST                                 Leslie Gaskill
NORWEST BANK MINNESOTA, N. A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       (212) 509-1630
CORPORATE TRUST SERVICES                          SERIES 1998-C2                          Reports Available on the World Wide Web
3 NEW YORK PLAZA, 15TH FLOOR                                                                  @ www. securitieslink. net/cmbs
NEW YORK, NY 10004                                                                              PAYMENT DATE:       6/18/98
                                                                                                RECORD DATE:        5/29/98
-----------------------------------------------------------------------------------------------------------------------------------

                                                   MORTGAGE LOAN DETAIL

                                                                              Anticipated              Neg.    Beginning
 Loan            Property                   Interest     Principal    Gross    Repayment    Maturity   Amort   Scheduled
 Number   ODCR   Type (1)   City   State    Payment       Payment     Coupon      Date        Date     (Y/N)   Balance














TOTALS


                Ending     Paid   Appraisal   Appraisal   Res.   Mod.
 Loan          Scheduled    Thru   Reduction   Reduction  Strat.  Code
 Number         Balance     Date     Date       Amount     (2)     (3)









TOTALS


              (1) Property Type Code            (2) Resolution Strategy Code              (3) Modification Code
MF - Multi-Family                            1  - Modification                         1 - Maturity Date Extension
RT - Retail                                  2  - Foreclosure                          2 - Amortization Change
HC - Health Care                             3  - Bankruptcy                           3 - Principal Write-Off
IN - Industrial                              4  - Extension                            4 - Combination
WH - Warehouse                               5  - Note Sale
MH - Mobile Home Park                        6  - DPO
OF - Office                                  7  - REO
MU - Mixed Use                               8  - Resolved
LO - Lodging                                 9  - Pending Return
SS - Self Storage                                 to Master Servicer
OT - Other                                   10 - Deed In Lieu Of
                                                  Foreclosure


-----------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N. A.                                                                         Page 10 of 17



    [NORWEST BANKS LOGO           FIRST UNION - LEHMAN BROTHERS - BANK OF AMERICA        For Additional Information, please contact
                                             COMMERCIAL MORTGAGE TRUST                                 Leslie Gaskill
NORWEST BANK MINNESOTA, N. A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       (212) 509-1630
CORPORATE TRUST SERVICES                          SERIES 1998-C2                          Reports Available on the World Wide Web
3 NEW YORK PLAZA, 15TH FLOOR                                                                  @ www. securitieslink. net/cmbs
NEW YORK, NY 10004                                                                              PAYMENT DATE:       6/18/98
                                                                                                RECORD DATE:        5/29/98
-----------------------------------------------------------------------------------------------------------------------------------

                                             PRINCIPAL PREPAYMENT DETAIL

===================================================================================================================================
Loan Number    Offering Document           Principal Prepayment Amount                        Prepayment Penalties
                                   -------------------------------------------------------------------------------------------
                Cross-Reference        Payoff Amount    Curtailment Amount       Prepayment Premium   Yield Maintenance Charge
===================================================================================================================================













===================================================================================================================================
Totals
===================================================================================================================================



-----------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N. A.                                                                         Page 11 of 17



    [NORWEST BANKS LOGO           FIRST UNION - LEHMAN BROTHERS - BANK OF AMERICA        For Additional Information, please contact
                                             COMMERCIAL MORTGAGE TRUST                                 Leslie Gaskill
NORWEST BANK MINNESOTA, N. A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       (212) 509-1630
CORPORATE TRUST SERVICES                          SERIES 1998-C2                          Reports Available on the World Wide Web
3 NEW YORK PLAZA, 15TH FLOOR                                                                  @ www. securitieslink. net/cmbs
NEW YORK, NY 10004                                                                              PAYMENT DATE:       6/18/98
                                                                                                RECORD DATE:        5/29/98
-----------------------------------------------------------------------------------------------------------------------------------

                                                         HISTORICAL DETAIL

===================================================================================================================================
                                          Delinquencies
Distribution   30-59 Days   60-89 Days   90 Days or More   Foreclosure      REO      Modifications
   Date        # Balance    # Amount       # Balance       # Balance    # Balance      # Balance
===================================================================================================================================










=========================================================================
                              Prepayments           Rate and Maturities
Distribution         Curtailments      Payoff     Next Weighted Avg.
   Date              # Balance       # Amount    Coupon   Remit       WAM
=========================================================================











Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N. A.                                                                         Page 12 of 17



    [NORWEST BANKS LOGO           FIRST UNION - LEHMAN BROTHERS - BANK OF AMERICA        For Additional Information, please contact
                                             COMMERCIAL MORTGAGE TRUST                                 Leslie Gaskill
NORWEST BANK MINNESOTA, N. A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       (212) 509-1630
CORPORATE TRUST SERVICES                          SERIES 1998-C2                          Reports Available on the World Wide Web
3 NEW YORK PLAZA, 15TH FLOOR                                                                  @ www. securitieslink. net/cmbs
NEW YORK, NY 10004                                                                              PAYMENT DATE:       6/18/98
                                                                                                RECORD DATE:        5/29/98
-----------------------------------------------------------------------------------------------------------------------------------

                                                DELINQUENCY LOAN DETAIL

==============================================================================================================================
         Offering                                              Status     Reso-
         Document     # of     Paid     Current   Outstanding    of       lution   Servicing  Fore-    Current   Outstanding
 Loan     Cross-     Months   Through    P & I      P & I      Mortgage  Strategy  Transfer  closure  Servicing   Servicing
Number   Reference   Delinq.   Date     Advances   Advances**   Loan (1)  Code (2)   Date     Date    Advances     Advances
==============================================================================================================================












=======================

  Bankruptcy   REO
     Date      Date
=======================










===================================================================================================================================
Totals
===================================================================================================================================

              (1) Status of Mortgage Loan                                     (2) Resolution Strategy Code

   A - Payment Not Received        2 - Two Months Delinquent                1 - Modification     7 - REO
       But Still in Grace Period   3 - Three Or More Months Delinquent      2 - Foreclosure      8 - Resolved
   B - Late Payment But Less       4 - Assumed Scheduled Payment            3 - Bankruptcy       9 - Pending Return
       Than 1 Month Delinquent         (Performing Matured Balloon)         4 - Extension            to Master Servicer
   0 - Current                     7 - Foreclosure                          5 - Note Sale       10 - Deed In Lieu Of
   1 - One Month Delinquent        9 - REO                                  6 - DPO                  Foreclosure



** Outstanding P & I Advances include the current period advance

-----------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N. A.                                                                         Page 13 of 17



    [NORWEST BANKS LOGO           FIRST UNION - LEHMAN BROTHERS - BANK OF AMERICA        For Additional Information, please contact
                                             COMMERCIAL MORTGAGE TRUST                                 Leslie Gaskill
NORWEST BANK MINNESOTA, N. A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       (212) 509-1630
CORPORATE TRUST SERVICES                          SERIES 1998-C2                          Reports Available on the World Wide Web
3 NEW YORK PLAZA, 15TH FLOOR                                                                  @ www. securitieslink. net/cmbs
NEW YORK, NY 10004                                                                              PAYMENT DATE:       6/18/98
                                                                                                RECORD DATE:        5/29/98
-----------------------------------------------------------------------------------------------------------------------------------

                                        SPECIALLY SERVICED LOAN DETAIL - PART 1

===================================================================================================================================
                Offering              Reso-                                              Net                              Remaining
Distri-          Document Servicing  lution   Sched-                                     Oper-                     Matu-   Amorti-
bution   Loan     Cross-  Transfer  Strategy   uled   Property        Interest  Actual   ating   NOI         Note  rity    zation
 Date   Number  Reference   Date    Code (1)  Balance Type (2)  State   Rate    Balance  Income  Date  DSCR  Date  Date     Term
===================================================================================================================================
















===================================================================================================================================
                 (1) Resolution Strategy Code                                   (2) Property Type Code

            1 - Modification     7 - REO                            MF - Multi-Family         OF - Office
            2 - Foreclosure      8 - Resolved                       RT - Retail               MU - Mixed Use
            3 - Bankruptcy       9 - Pending Return                 HC - Health Care          LO - Lodging
            4  - Extension           to Master Servicer             IN - Industrial           SS - Self Storage
            5 - Note Sale       10 - Deed In Lieu Of                WH - Warehouse            OT - Other
            6 - DPO                  Foreclosure                    MH - Mobile Home Park

-----------------------------------------------------------------------------------------------------------------------------------

Copyright 1997, Norwest Bank Minnesota, N. A.                                                                         Page 14 of 17



    [NORWEST BANKS LOGO           FIRST UNION - LEHMAN BROTHERS - BANK OF AMERICA        For Additional Information, please contact
                                             COMMERCIAL MORTGAGE TRUST                                 Leslie Gaskill
NORWEST BANK MINNESOTA, N. A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       (212) 509-1630
CORPORATE TRUST SERVICES                          SERIES 1998-C2                          Reports Available on the World Wide Web
3 NEW YORK PLAZA, 15TH FLOOR                                                                  @ www. securitieslink. net/cmbs
NEW YORK, NY 10004                                                                              PAYMENT DATE:       6/18/98
                                                                                                RECORD DATE:        5/29/98
-----------------------------------------------------------------------------------------------------------------------------------

                                      SPECIALLY SERVICED LOAN DETAIL - PART 2

===================================================================================================================================
                           Offering        Resolution     Site
Distribution    Loan       Document         Strategy   Inspection                   Appraisal  Appraisal     Other REO
   Date        Number   Cross- Reference    Code (1)      Date      Phase 1 Date       Date      Value    Property Revenue  Comment
===================================================================================================================================



















===================================================================================================================================
                                                       (1) Resolution Strategy Code

                                                1 - Modification       7 - REO
                                                2 - Foreclosure        8 - Resolved
                                                3 - Bankruptcy         9 - Pending Return
                                                4 - Extension              to Master Servicer
                                                5 - Note Sale         10 - Deed In Lieu Of
                                                6 - DPO                    Foreclosure


-----------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N. A.                                                                         Page 15 of 17



    [NORWEST BANKS LOGO           FIRST UNION - LEHMAN BROTHERS - BANK OF AMERICA        For Additional Information, please contact
                                             COMMERCIAL MORTGAGE TRUST                                 Leslie Gaskill
NORWEST BANK MINNESOTA, N. A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       (212) 509-1630
CORPORATE TRUST SERVICES                          SERIES 1998-C2                          Reports Available on the World Wide Web
3 NEW YORK PLAZA, 15TH FLOOR                                                                  @ www. securitieslink. net/cmbs
NEW YORK, NY 10004                                                                              PAYMENT DATE:       6/18/98
                                                                                                RECORD DATE:        5/29/98
-----------------------------------------------------------------------------------------------------------------------------------

                                                  MODIFIED LOAN DETAIL

===================================================================================================================================
            Offering          Pre-
Loan        Document       Modification
Number   Cross-Reference     Balance       Modification Date                              Modification Description
===================================================================================================================================
















===================================================================================================================================
Total
===================================================================================================================================



-----------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N. A.                                                                         Page 16 of 17



    [NORWEST BANKS LOGO           FIRST UNION - LEHMAN BROTHERS - BANK OF AMERICA        For Additional Information, please contact
                                             COMMERCIAL MORTGAGE TRUST                                 Leslie Gaskill
NORWEST BANK MINNESOTA, N. A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       (212) 509-1630
CORPORATE TRUST SERVICES                          SERIES 1998-C2                          Reports Available on the World Wide Web
3 NEW YORK PLAZA, 15TH FLOOR                                                                  @ www. securitieslink. net/cmbs
NEW YORK, NY 10004                                                                              PAYMENT DATE:       6/18/98
                                                                                                RECORD DATE:        5/29/98
-----------------------------------------------------------------------------------------------------------------------------------

                                              LIQUIDATED LOAN DETAIL

===================================================================================================================================
         Final                                              Gross                                  Net
        Recovery   Offering                                Proceeds                              Proceeds
        Determ-    Document                                as a % of    Aggregate        Net     as a % of              Repurchased
 Loan   ination     Cross-   Appraisal Appraisal   Gross    Actual     Liquidation   Liquidation  Actual      Realized   by Seller
Number   Date      Reference    Date     Value    Proceeds  Balance     Expenses *     Proceeds   Balance       Loss      (Y/ N)
===================================================================================================================================


















===================================================================================================================================
Current Total
===================================================================================================================================
Cumulative Total
===================================================================================================================================


-----------------------------------------------------------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N. A.                                                                         Page 17 of 17

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


                                                                         Annex D

                   First Union-Lehman Brothers-Bank of America
                       Commercial Mortgage Trust 1998-C2
                          DELINQUENT LOAN STATUS REPORT
                           as of ____________________

------------------------------------------------------------------------------------------------------------------------------------
      S4              S55             S61          S57        S58   S62 or S63      P8           P7            P37            P39
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            (a)           (b)            (c)
------------------------------------------------------------------------------------------------------------------------------------

                   Short Name                                                      Paid       Scheduled     Total P&I        Total
  Prospectus         (When         Property                          Sq Ft or      Thru         Loan         Advances       Expenses
      ID          Appropriate)       Type         City       State     Units       Date        Balance       To Date        To Date
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
------------------------------------------------------------------------------------------------------------------------------------
*     Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification,
      DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan,
      TBD - To Be Determined etc...)
------------------------------------------------------------------------------------------------------------------------------------
      It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
------------------------------------------------------------------------------------------------------------------------------------
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value
------------------------------------------------------------------------------------------------------------------------------------
***   How to determine the cap rate is agreed upon by Underwriter and services - to be provided by a third party
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
      S4          P38                    P25       P10        P11       P58       P54       P55                               P74
------------------------------------------------------------------------------------------------------------------------------------
             (d)         (e)=a+b+c+d                                                                          (f)=P38/81
------------------------------------------------------------------------------------------------------------------------------------

                Other                                                                                            Value
               Advances                Current   Current                                             ***       using NOI
  Prospectus   (Taxes &      Total     Monthly  Interest   Maturity   LTM NOI                       Cap Rate     & Cap     Valuation
      ID        Escrow)    Exposure      P&I      Rate       Date      Date     LTM NOI  LTM DSCR   Assigned     Rate        Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    S4           S55        S61   S57   S58     P75                                P35        P77       P79         P42       P82
-----------------------------------------------------------------------------------------------------------------------------------
                                                       (g)=(.92*f)-e  (h)=(g/e)
-----------------------------------------------------------------------------------------------------------------------------------
                                             Appraisal                            Total
             Short Name                        BPO or   Loss using    Estimated  Appraisal                                  Expected
Prospectus     (When     Property City State Internal    90% Appr.    Recovery   Reduction  Transfer  Resolution  FCL Start FCL Sale
    ID      Appropriate)   Type               Value**   or BPO (f)       %       Realized     Date       Date       Date     Date
-----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 m
------------------------------------------------------------------------------------------------------------------------------------
*     Workout Strategy should match the CSSA Loan file using abr etc...
------------------------------------------------------------------------------------------------------------------------------------
      It is possible to combine the status codes if the loan is goi
------------------------------------------------------------------------------------------------------------------------------------
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Va
------------------------------------------------------------------------------------------------------------------------------------
***   How to determine the cap rate is agreed upon by Underwriter and services - to be provided by a third party
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------
    S4           S55        S61   S57   S58     P76
-----------------------------------------------------------------------

-----------------------------------------------------------------------

             Short Name
Prospectus     (When     Property City State   Workout
    ID      Appropriate)   Type               Strategy      Comments
-----------------------------------------------------------------------

-----------------------------------------------------------------------
90 + DAYS DELINQUENT
-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------
60 DAYS DELINQUENT
-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------
30 DAYS DELINQUENT
-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------
Current & at Special Servicer
-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------
FCL - Foreclosure
-----------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
-----------------------------------------------------------------------
*     Workout Strategy should match the CSSA Loan file using abr etc...
-----------------------------------------------------------------------
      It is possible to combine the status codes if the loan is goi
-----------------------------------------------------------------------
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Va
-----------------------------------------------------------------------
*** How to determine the cap rate is agreed upon by Underwriter and services - to be provided by a third party
-----------------------------------------------------------------------


                                                                         Annex E

                   First Union-Lehman Brothers-Bank of America
                        Commercial Mortgage Trust 1998-C2
                       HISTORICAL LOAN MODIFICATION REPORT
                             as of _________________

---------------------------------------------------------------------------------------------------------------------------
      S4            S57       S58       P49        P48        P7*          P7*        P50*                P50*      P25*
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


                                                            Balance    Balance at
                                                             When          the
                                       Mod /                Sent to     Effective              # Mths
  Prospectus                         Extention  Effect      Speical      Date of       Old    for Rate     New      Old
      ID           City      State     Flag       Date     Servicer   Rehabilitation  Rate     Change     Rate      P&I
===========================================================================================================================
THIS REPORT IS HISTORICAL
---------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

===========================================================================================================================
Total For All:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Total For Loans in Current Month:
---------------------------------------------------------------------------------------------------------------------------
                                                # of Loans            $ Balance
---------------------------------------------------------------------------------------------------------------------------
Modifications:
---------------------------------------------------------------------------------------------------------------------------
Maturity Date Extentions:
---------------------------------------------------------------------------------------------------------------------------
Total:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
* The information in these columns is from a particular point in time and should not change on this report once assigned.
---------------------------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
---------------------------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
---------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
      S4            P25*       P11*        P11*                    P47
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                                             (2) Est.
                                                                              Future
                                                      Total #                Interest
                                                       Mths        (1)        Loss to
                                                       for      Realized      Trust $
  Prospectus        New        Old         New        Change     Loss to       (Rate
      ID            P&I      Maturity    Maturity     of Mod     Trust $    Reduction)            COMMENT
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

                                                                         Annex F

                   First Union-Lehman Brothers-Bank of America
                        Commercial Mortgage Trust 1998-C2
         HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD or DISCOUNTED PAYOFF)
                          as of ______________________

-----------------------------------------------------------------------------------------------------------------------------------
    S4           S55        S61     S57    S58   P45/P7       P75                            P45        P7        P37       P39+P38
-----------------------------------------------------------------------------------------------------------------------------------
                                                  (c)=b/a     (a)                 (b)        (d)       (e)        (f)         (g)
-----------------------------------------------------------------------------------------------------------------------------------
                                                              Latest
                                                             Appraisal
             Short Name                              %          or       Effect             Net Amt
Prospectus      (When     Property               Received     Brokers   Date of   Sales    Received  Scheduled  Total P&I     Total
    ID      Appropriate)    Type    City  State  From Sale    Opinion    Sale     Price    from Sale  Balance    Advanced   Expenses
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
-----------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================
Total all Loans:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
    S4
---------------------------------------------------------------------------------------------------------
                 (h)      (i)=d-(f+g+h)   (k)=i-e               (m)                (n)=k+m     (o)=n/e
---------------------------------------------------------------------------------------------------------

                                                       Date               Minor
                                                       Loss                Adj     Total Loss  Loss % of
Prospectus     Servicing                Actual Losses Passed  Minor Adj   Passed      with     Scheduled
    ID        Fees Expense Net Proceeds  Passed thru   thru    to Trust    thru    Adjustment   Balance
=========================================================================================================

---------------------------------------------------------------------------------------------------------
THIS REPORT
---------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
---------------------------------------------------------------------------------------------------------

=========================================================================================================
Total all Loans:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Current Month Only:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

                                                                         Annex G

                   First Union-Lehman Brothers-Bank of America
                        Commercial Mortgage Trust 1998-C2
                                REO STATUS REPORT
                           as of ____________________

-------------------------------------------------------------------------------------------------------------------------
      S4              S55         S61     S57     S58     S62 or    P8        P7          P37          P39         P38
-------------------------------------------------------------------------------------------------------------------------
                                                           S63               (a)          (b)          (c)         (d)
-------------------------------------------------------------------------------------------------------------------------
  Prospectus      Short Name     Prope   City    State    Sq Ft    Paid   Scheduled      Total        Total       Other
      ID             (When        rty                       or     Thru      Loan         P&I       Expenses     Advances
                 Appropriate)    Type                     Units    Date    Balance      Advances     To Date     (Taxes &
                                                                                        To Date                  Escrow)

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
      S4                         P25         P11        P58       P54                  P74                     P75
---------------------------------------------------------------------------------------------------------------------
                 (e)=a+b+c+d                                                                       (f)
---------------------------------------------------------------------------------------------------------------------
  Prospectus         Total     Current    Maturity      LTM       LTM       Cap     Valuation     Value     Appraisal
      ID           Exposure    Monthly      Date        NOI      NOI /     Rate        Date       using       BPO or
                                 P&I                   Date       DSC     Assign                  NOI &      Internal
                                                                           ***                   Cap Rate    Value**

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
      S4                                      P35
-----------------------------------------------------------------------------------------------------------------
               (g)=(.92*f)-(h)=(g/e)
-----------------------------------------------------------------------------------------------------------------
  Prospectus         Loss      Estimated     Total      Transfer      REO        Pending    Pending
      ID             using      Recovery   Appraisal      Date     Aquisition    Closing     Offers     Comments
                      92%          %       Reduction                  Date        Date
                   Appr. or                Realized
                    BPO (f)
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value
-----------------------------------------------------------------------------------------------------------------
*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a  third party.
-----------------------------------------------------------------------------------------------------------------

                                                                         Annex H

                   First Union-Lehman Brothers-Bank of America
                        Commercial Mortgage Trust 1998-C2
                               SERVICER WATCH LIST
                           as of ____________________

------------------------------------------------------------------------------------------------------------------------------------
    S4         S55         S61      S57   S58     P7      P8     P11      P54
------------------------------------------------------------------------------------------------------------------------------------
Prospectus Short Name   Property   City  State Scheduled Paid  Maturity   LTM*               Comment / Reason on Watch List
    ID        (When       Type                   Loan    Thru    Date     DSCR
           Appropriate)                         Balance  Date
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in decending balance order.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total:                                         $

------------------------------------------------------------------------------------------------------------------------------------
*LTM - Last 12 months either trailing or last annual
------------------------------------------------------------------------------------------------------------------------------------

                                                                         Annex I

                   First Union-Lehman Brothers-Bank of America
                        Commercial Mortgage Trust 1998-C2
                       OPERATING STATEMENT ANALYSIS REPORT
                           as of ____________________


 PROPERTY OVERVIEW
                                 --------------
      Prospectus Number
                                 --------------
                                               -------------
      Scheduled Balance/Paid to Date
                                 ---------------------------------------------------------------------------------------------------
      Property Name
                                 ---------------------------------------------------------------------------------------------------
      Property Type
                                 ---------------------------------------------------------------------------------------------------
      Property Address, City, State
                                 ---------------------------------------------------------------------------------------------------
      Net Rentable Square Feet
                                --------------------------
      Year Built/Year Renovated
                                 -----------------------------------------------------------------
      Year of Operations          Underwriting     1994         1995        1996      Trailing
                                 -----------------------------------------------------------------
      Occupancy Rate *
                                 -----------------------------------------------------------------
      Average Rental Rate
                                 -----------------------------------------------------------------
                                 * Occupancy rates are year end or the ending date of the financial statement for the period.
  INCOME:                                                                             No. of Mos.
                                                                                    --------------
      Number of Mos.                                         Prior Year  Current Yr.
                                 ------------------------------------------------------------------------------------------
      Period Ended               Underwriting      1994         1995        1996    97 Trailing**  1996-Base   1996-1995
                                                                                    --------------
      Statement Classification     Base Line    Normalized   Normalized  Normalized  as of / /97   Variance     Variance
                                 ------------------------------------------------------------------------------------------
      Rental Income (Category 1)
                                 ------------------------------------------------------------------------------------------
      Rental Income (Category 2)
                                 ------------------------------------------------------------------------------------------
      Rental Income (Category 3)
                                 ------------------------------------------------------------------------------------------
      Pass Through/Escalations
                                 ------------------------------------------------------------------------------------------
      Other Income
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
   Gross Income                        $0.00         $0.00        $0.00       $0.00         $0.00       %           %
                                 ------------------------------------------------------------------------------------------
                                 Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                 Servicer
                                 ** Servicer will not be expected to "Normalize" these YTD numbers.
  OPERATING EXPENSES:
                                 ------------------------------------------------------------------------------------------
      Real Estate Taxes
                                 ------------------------------------------------------------------------------------------
      Property Insurance
                                 ------------------------------------------------------------------------------------------
      Utilities
                                 ------------------------------------------------------------------------------------------
      General & Administration
                                 ------------------------------------------------------------------------------------------
      Repairs and Maintenance
                                 ------------------------------------------------------------------------------------------
      Management Fees
                                 ------------------------------------------------------------------------------------------
      Payroll & Benefits Expense
                                 ------------------------------------------------------------------------------------------
      Advertising & Marketing
                                 ------------------------------------------------------------------------------------------
      Professional Fees
                                 ------------------------------------------------------------------------------------------
      Other Expenses
                                 ------------------------------------------------------------------------------------------
      Ground Rent
                                 ------------------------------------------------------------------------------------------
   Total Operating Expenses            $0.00         $0.00        $0.00       $0.00         $0.00       %           %
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
   Operating Expense Ratio
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
   Net Operating Income                $0.00         $0.00        $0.00       $0.00         $0.00
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
      Leasing Commissions
                                 ------------------------------------------------------------------------------------------
      Tenant Improvements
                                 ------------------------------------------------------------------------------------------
      Replacement Reserve
                                 ------------------------------------------------------------------------------------------
   Total Capital Items                 $0.00         $0.00        $0.00       $0.00         $0.00                   $0.00
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
   N.O.I. After Capital Items          $0.00         $0.00        $0.00       $0.00         $0.00       %           %
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
Debt Service (per Servicer)            $0.00         $0.00        $0.00       $0.00         $0.00
                                 ------------------------------------------------------------------------------------------
Cash Flow after debt service           $0.00         $0.00        $0.00       $0.00         $0.00
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
(1) DSCR: (NOI/Debt Service)
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
DSCR: (after reserves\Cap exp.)
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
   Source of Financial Data:
                                 ------------------------------------------------------------------------------------------
                                 (ie. operating statements, financial statements, tax return, other)
Notes and Assumptions:
===========================================================================================================================

The years shown above will roll always showing a three year history. 1996 is the current year financials; 1995 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income needs to be broken down, differently whenever possible differently for each property type as follows: Retail: 1) Base Rent 2) Percentage rents on cashflow Hotel: 1) Room Revenue 2) Food/Beverage Nursing Home: 1) Private 2) Medicaid 3) Medicare

Income: Comment

Expense: Comment

Capital Items: Comment

(1) Used in the Comparative Financial Status Report

                                                                         Annex J

                   First Union-Lehman Brothers-Bank of America
                        Commercial Mortgage Trust 1998-C2
                   Form of NOI ADJUSTMENT WORKSHEET for "year"
                           as of ____________________

 PROPERTY OVERVIEW
                                     -------------
      Prospectus Number
                                     -------------
      Schedule Balance/Paid to Date
                                     --------------------------------------------------------------------------------------------
      Property Name
                                     --------------------------------------------------------------------------------------------
      Property Type
                                     --------------------------------------------------------------------------------------------
      Property Address, City, State
                                     --------------------------------------------------------------------------------------------
      Net Rentable Square Feet
                                     -------------
      Year Built/Year Renovated
                                     -----------------------------------------
      Year of Operations                 Borrower  Adjustment    Normalized
                                     -----------------------------------------
      Occupancy Rate *
                                     -----------------------------------------
      Average Rental Rate
                                     -----------------------------------------
                                     * Occupancy rates are year end or the ending date of the financial statement for the period.
  INCOME:
      Number of Mos. Annualized         "Year"
                                     -------------------------------------------------------------------
      Period Ended                      Borrower                 Adjustment                Normalized
      Statement Classification          Actual
                                     -------------------------------------------------------------------
      Rental Income (Category 1)
                                     -------------------------------------------------------------------
      Rental Income (Category 2)
                                     -------------------------------------------------------------------
      Rental Income (Category 3)
                                     -------------------------------------------------------------------
      Pass Throughs/Escalations
                                     -------------------------------------------------------------------
      Other Income
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Effective Gross Income                      $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------
                                     Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                     Servicer.

  OPERATING EXPENSES:
                                     -------------------------------------------------------------------
      Real Estate Taxes
                                     -------------------------------------------------------------------
      Property Insurance
                                     -------------------------------------------------------------------
      Utilities
                                     -------------------------------------------------------------------
      General & Administration
                                     -------------------------------------------------------------------
      Repairs and Maintenance
                                     -------------------------------------------------------------------
      Management Fees
                                     -------------------------------------------------------------------
      Payroll & Benefits Expense
                                     -------------------------------------------------------------------
      Advertising & Marketing
                                     -------------------------------------------------------------------
      Professional Fees
                                     -------------------------------------------------------------------
      Other Expenses
                                     -------------------------------------------------------------------
      Ground Rent
                                     -------------------------------------------------------------------
   Total Operating Expenses                    $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Operating Expense Ratio
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Net Operating Income                        $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
      Leasing Commissions
                                     -------------------------------------------------------------------
      Tenant Improvements
                                     -------------------------------------------------------------------
      Replacement Reserve
                                     -------------------------------------------------------------------
   Total Capital Items                         $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   N.O.I. After Capital Items                  $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
Debt Service (per Servicer)                    $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------
Cash Flow after debt service                   $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
(1)DSCR: (NOI/Debt Service)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
DSCR: (after reserves\Cap exp.)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Source of Financial Data:
                                     -------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)

Notes and  Assumptions:
================================================================================
This report should be completed by the Servicer for any "Normalization" of the Borrower's numbers.
The "Normalized" column is used in the Operating Statement Analysis Report.
This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Income: Comments

Expense: Comments

Capital Items: Comments

(1) Used in the Comparative Financial Status Report

                                                                         Annex K

                 First Union-Lehman Brothers-Bank of America
                        Commercial Mortgage Trust 1998-C2
                       COMPARATIVE FINANCIAL STATUS REPORT
                           as of ____________________

---------------------------------------------------------------------------------------------------------------
    S4        S57     S58                  P7        P8                S72       S69     S70      S65   S66
---------------------------------------------------------------------------------------------------------------
                                                                               Original Underwriting
---------------------------------------------------------------------------------------------------------------
                                                                                    Information
---------------------------------------------------------------------------------------------------------------
                                                                                    Basis Year
---------------------------------------------------------------------------------------------------------------
                               Last
                             Property   Scheduled   Paid   Annual    Financial
Prospectus                   Inspect       Loan     Thru    Debt    Info as of     %     Total     $     (1)
    ID       City    State     Date      Balance    Date   Service     Date       Occ   Revenue   NOI    DSCR
---------------------------------------------------------------------------------------------------------------
                              yy/mm                                   yy/mm
---------------------------------------------------------------------------------------------------------------
List all properties currently in deal with or with out information largest to smallest loan
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Total:                                  $                  $                      WA    $         $      WA
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

===============================================================================================================
                                                                        Received
---------------------------------------------------------------------------------------------------------------
Financial Information:                                                Loans                Balance
---------------------------------------------------------------------------------------------------------------
                                                                        #         %       $       %
---------------------------------------------------------------------------------------------------------------
Current Full Year:
---------------------------------------------------------------------------------------------------------------
Current Full Yr. received with DSC < 1:
---------------------------------------------------------------------------------------------------------------
Prior Full Year:
---------------------------------------------------------------------------------------------------------------
Prior Full Yr. received with DSC < 1:
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
(1)  DSCR should match to Operating Statement and is normally calculated using NOI/Debt Service.
---------------------------------------------------------------------------------------------------------------
(2)  Net change chould compare the latest year to the underwriting year
===============================================================================================================


------------------------------------------------------------------------------------------------
    S4          P65       P64     P59     P61    P63      P58        P57    P52      P54    P56
------------------------------------------------------------------------------------------------
                 2nd Preceding Annual Operating                   Preceding Annual Operating
------------------------------------------------------------------------------------------------
                          Information                                Information
------------------------------------------------------------------------------------------------
             as of ___________            Normalized      as of ___________          Normalized
------------------------------------------------------------------------------------------------

             Financial                                    Financial
Prospectus   Info as of    %     Total     $     (1)      Info as of  %    Total      $      (1)
    ID          Date      Occ   Revenue   NOI    DSCR        Date    Occ  Revenue    NOI    DSCR
------------------------------------------------------------------------------------------------
             yy/mm                                        yy/mm
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Total:                    WA    $         $      WA                  WA   $          $      WA
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

================================================================================================
                  Required
------------------------------------------------------------------------------------------------
                    Loans          Balance
------------------------------------------------------------------------------------------------
               #          %       $       %
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
    S4          P72       P73     P66     P68    P70      (2)
-------------------------------------------------------------------------------
                         Trailing Financial or YTD        Net Change
-------------------------------------------------------------------------------
                              Information
-------------------------------------------------------------------------------
                       Month Reported   "Actual"          Preceding & Basis
-------------------------------------------------------------------------------

                                                                   %
Prospectus   FS Start  FS End     Total     $     (%)       %    Total       (1)
    ID         Date      Date    Revenue   NOI    DSCR     Occ    Rev        DSC
-------------------------------------------------------------------------------
             yy/mm     yy/mm
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Total:                    WA    $         $      WA       WA    $           WA
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

===============================================================================

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

PROSPECTUS

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.
                                   DEPOSITOR
                                 --------------

    This Prospectus describes the commercial mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement"), which will be offered from time to time in series. The Offered Certificates of each series, together with any other commercial mortgage pass-through certificates of such series not offered hereby, are collectively referred to herein as the "Certificates".

    Each series of Certificates will consist of one or more classes of Certificates, and such class or classes (including classes of Offered Certificates) may (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/ or interest that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series;
(vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates".
                              -------------------

         PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING
ON PAGE 19 UNDER THE CAPTION "RISK FACTORS" HEREIN AND UNDER SUCH CAPTION IN THE
    RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.
                               -----------------

 THE CERTIFICATES WILL REPRESENT INTERESTS IN THE RELATED TRUST FUND ONLY AND
   WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF FIRST UNION COMMERCIAL
     MORTGAGE SECURITIES, INC. OR ANY AFFILIATE THEREOF, INCLUDING WITHOUT LIMITATION, FIRST UNION NATIONAL BANK. A CERTIFICATE IS NOT A DEPOSIT
       AND NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE ASSETS
          ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE
                CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
                              -------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              -------------------

    PRIOR TO ISSUANCE THERE WILL HAVE BEEN NO MARKET FOR THE CERTIFICATES OF ANY SERIES AND THERE CAN BE NO ASSURANCE THAT A SECONDARY MARKET FOR ANY OFFERED CERTIFICATES WILL DEVELOP OR THAT, IF IT DOES DEVELOP, IT WILL CONTINUE. SEE "RISK FACTORS". THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE OFFERED CERTIFICATES OF ANY SERIES UNLESS ACCOMPANIED BY THE PROSPECTUS SUPPLEMENT FOR SUCH SERIES.

    The Offered Certificates of any series may be offered through one or more different methods such as offerings through underwriters, including First Union Capital Markets Corp., a division of Wheat First Securities, Inc., an affiliate of the Depositor, acting as principals for their own account or as agents, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

                                                  (COVER CONTINUED ON NEXT PAGE)

                                  MAY 11, 1998

(COVER CONTINUED)

    In the aggregate, the Certificates of each series of Certificates will represent the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting primarily of a segregated pool of one or more of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage-backed securities ("CMBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or a combination of Mortgage Loans and CMBS (collectively, "Mortgage Assets"). Mortgage Loans may be secured by interests in the following property types residential properties consisting of five or more rental or cooperatively-owned dwelling units, shopping centers, retail stores, office buildings, hotels or motels, warehouse facilities, hospitals or other health-care related facilities, mini-warehouse or self-storage facilities, mixed use, mobile home parks or other types of income producing properties. See "Description of the Trust Funds." Mortgage Loans (or mortgage loans underlying a CMBS) may be secured by first or junior, recourse or non-recourse liens and may be delinquent as of the date Certificates of a series are issued, if so specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificate may include amounts on deposit in a separate account (the "Pre-Funding Account") which may be used by the Trust Fund to acquire additional assets as more fully described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Risk Factors--Effects of Pre-Funding and Acquisition of Additional Mortgage Assets," "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

    Distributions in respect of the Certificates will be made on a monthly, quarterly or other periodic basis as specified in the related Prospectus Supplement. Such distributions will be made only from the assets of the related Trust Fund.

    This Prospectus and related Prospectus Supplements may be used by the Depositor, First Union Capital Markets Corp., an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Capital Markets Corp. or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

    No Certificates of any series will represent an obligation of or interest in the Depositor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.

    The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchases and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such paymentsas described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subjectto early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates".

    If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Material Federal Income Tax Consequences" herein.

    Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PROSPECTUS SUPPLEMENT

    As more particularly described herein, each Prospectus Supplement will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of Offered Certificates of the related series, including the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest will accrue from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate; (ii) information with respect to any other classes of Certificates of the same series not offered thereby; (iii) the respective dates on which distributions are to be made to Certificateholders;
(iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination;
(vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made, and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series;
(ix) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (x) information concerning the master servicer (as to any series, the "Master Servicer") and any special servicer (as to any series, the "Special Servicer") engaged to administer the related Mortgage Assets; (xi) information as to the nature and extent of any subordination in entitlement to distributions of any class of Certificates of such series; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

    The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to the Offered Certificates of each series contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The site may be accessed at http:/www.sec.gov.

    No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

    The related Master Servicer or Trustee will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class of Offered Certificates are being held and transferred in book-entry format through the facilities of

The Depository Trust Company ("DTC") as described herein, then, unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. The means by which notices and other communications are conveyed by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates" and "Description of the Pooling Agreements-- Evidence as to Compliance". The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

    To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related Mortgagors') rights in one or more bond-type or credit-type net leases (each, a "Lease") of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given series, a significant or the sole source of payments on the Mortgage Loans in such series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Exchange Act.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor, upon request, will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at One First Union Center, Charlotte, North Carolina 28228-0013, Attention: Secretary, or by telephone at 704-374-6161. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                               TABLE OF CONTENTS

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PROSPECTUS SUPPLEMENT......................................................................................           3
AVAILABLE INFORMATION......................................................................................           3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................................................           4
SUMMARY OF PROSPECTUS......................................................................................           9
RISK FACTORS...............................................................................................          19
  Limited Liquidity for Offered Certificates...............................................................          19
  Limited Assets to Support Payment on Certificates........................................................          19
  Prepayments on Mortgage Loans; Effects on Average Life of Certificates; Effects on Yields on
    Certificates...........................................................................................          20
  Optional Early Termination...............................................................................          21
  Limited Nature of Ratings on Certificates................................................................          21
  Effects of Pre-Funding and Acquisition of Additional Mortgage Assets.....................................          22
  Risks to Lenders Associated with Certain Income Producing Loans and Mortgaged Properties.................          22
      RISKS ASSOCIATED WITH MORTGAGE LOANS SECURED BY MULTIFAMILY PROPERTIES...............................          23
      RISKS ASSOCIATED WITH MORTGAGE LOANS SECURED BY RETAIL PROPERTIES....................................          23
      RISKS ASSOCIATED WITH MORTGAGE LOANS SECURED BY OFFICE BUILDINGS.....................................          24
      RISKS ASSOCIATED WITH MORTGAGE LOANS SECURED BY HOSPITALITY PROPERTIES...............................          24
      RISKS ASSOCIATED WITH MORTGAGE LOANS SECURED BY RESIDENTIAL HEALTHCARE FACILITIES....................          25
      RISKS ASSOCIATED WITH MORTGAGE LOANS SECURED BY WAREHOUSE AND SELF STORAGE FACILITIES................          25
      RISKS ASSOCIATED WITH MORTGAGE LOANS SECURED BY INDUSTRIAL & MIXED-USE FACILITIES....................          25
      RISKS ASSOCIATED WITH MORTGAGE LOANS SECURED BY HEALTH-CARE RELATED PROPERTIES.......................          26
  Management Risks.........................................................................................          27
  Risks Associated with Certain Mortgage Loans and Related Leases..........................................          28
  Balloon Payments on Mortgage Loans; Heightened Risk of Borrower Default..................................          28
  Junior Mortgage Loans....................................................................................          29
  Credit Support Limitations--May Not Cover All Risks or Full Payment on Certificates......................          29
  Enforceability...........................................................................................          30
  Leases and Rents Serving as Security for Mortgage Loans Pose Special Risks...............................          30
  Delinquent Mortgage Loans................................................................................          30
  Environmental Liability May Affect Lien on Mortgaged Property and Expose Lender to Costs.................          30
  Credit Support Limitations--May Not Cover All Risks or Full Payment on Certificates......................          31
  ERISA Considerations--Covered Investors May Experience Liability.........................................          31
  Certain Federal Tax Considerations Regarding REMIC Residual Certificates.................................          32
  Book-Entry Registration of Certificates Affects Ownership of Certificates and Receipt of Payments........          32
  Delinquent and Non-Performing Mortgage Loans.............................................................          32
DESCRIPTION OF THE TRUST FUNDS.............................................................................          33
  General..................................................................................................          33
  Mortgage Loans-Leases....................................................................................          33
      GENERAL..............................................................................................          33
      LEASES...............................................................................................          34
      DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS...................................          35
      PAYMENT PROVISIONS OF THE MORTGAGE LOANS.............................................................          36
      MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS..................................................          37
  CMBS.....................................................................................................          37
  Certificate Accounts.....................................................................................          38
  Credit Support...........................................................................................          38
  Cash Flow Agreements.....................................................................................          39
  Pre-Funding..............................................................................................          39
YIELD AND MATURITY CONSIDERATIONS..........................................................................          40
  General..................................................................................................          40
  Pass-Through Rate........................................................................................          40

                                       5
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  Payment Delays...........................................................................................          40
  Certain Shortfalls in Collections of Interest............................................................          40
  Yield and Prepayment Considerations......................................................................          41
  Weighted Average Life and Maturity.......................................................................          42
  Controlled Amortization Classes and Companion Classes....................................................          43
  Other Factors Affecting Yield, Weighted Average Life and Maturity........................................          43
      BALLOON PAYMENTS; EXTENSIONS OF MATURITY.............................................................          43
      NEGATIVE AMORTIZATION................................................................................          44
      FORECLOSURES AND PAYMENT PLANS.......................................................................          44
      LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS.........................................................          44
      ADDITIONAL CERTIFICATE AMORTIZATION..................................................................          45
THE DEPOSITOR..............................................................................................          45
USE OF PROCEEDS............................................................................................          45
DESCRIPTION OF THE CERTIFICATES............................................................................          46
  General..................................................................................................          46
  Distributions............................................................................................          46
  Distributions of Interest on the Certificates............................................................          46
  Distributions of Certificate Principal...................................................................          48
  Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity
    Participations.........................................................................................          49
  Allocation of Losses and Shortfalls......................................................................          49
  Advances in Respect of Delinquencies.....................................................................          49
  Reports to Certificateholders............................................................................          50
  Voting Rights............................................................................................          52
  Termination..............................................................................................          52
  Book-Entry Registration and Definitive Certificates......................................................          53
DESCRIPTION OF THE POOLING AGREEMENTS......................................................................          55
  General..................................................................................................          55
  Assignment of Mortgage Assets; Repurchases...............................................................          55
  Representations and Warranties; Repurchases..............................................................          56
  Certificate Account......................................................................................          57
      GENERAL..............................................................................................          57
      DEPOSITS.............................................................................................          57
      WITHDRAWALS..........................................................................................          58
  Collection and Other Servicing Procedures................................................................          60
  Modifications, Waivers and Amendments of Mortgage Loans..................................................          60
  Sub-Servicers............................................................................................          60
  Special Servicers........................................................................................          60
  Realization Upon Defaulted Mortgage Loans................................................................          61
  Hazard Insurance Policies................................................................................          62
  Due-on-Sale and Due-on-Encumbrance Provisions............................................................          63
  Servicing Compensation and Payment of Expenses...........................................................          63
  Evidence as to Compliance................................................................................          64
  Certain Matters Regarding the Master Servicer and the Depositor..........................................          64
  Events of Default........................................................................................          65
  Rights Upon Event of Default.............................................................................          66
  Amendment................................................................................................          66
  List of Certificateholders...............................................................................          67
  The Trustee..............................................................................................          67
  Duties of the Trustee....................................................................................          67
  Certain Matters Regarding the Trustee....................................................................          67
  Resignation and Removal of the Trustee...................................................................          68
DESCRIPTION OF CREDIT SUPPORT..............................................................................          69
  General..................................................................................................          69
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                                       6
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  Subordinate Certificates.................................................................................          69
  Cross-Support Provisions.................................................................................          69
  Insurance or Guarantees with Respect to Mortgage Loans...................................................          70
  Letter of Credit.........................................................................................          70
  Certificate Insurance and Surety Bonds...................................................................          70
  Reserve Funds............................................................................................          70
  Credit Support with Respect to CMBS......................................................................          71
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES.........................................................          71
  General..................................................................................................          72
  Types of Mortgage Instruments............................................................................          72
  Leases and Rents.........................................................................................          72
  Personalty...............................................................................................          72
  Cooperative Loans........................................................................................          73
  Junior Mortgages; Rights of Senior Lenders...............................................................          74
  Foreclosure..............................................................................................          75
      GENERAL..............................................................................................          75
      FORECLOSURE PROCEDURES VARY FROM STATE TO STATE......................................................          75
      JUDICIAL FORECLOSURE.................................................................................          75
      NON-JUDICIAL FORECLOSURE/POWER OF SALE...............................................................          75
      EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS........................................          76
      PUBLIC SALE..........................................................................................          76
      RIGHTS OF REDEMPTION.................................................................................          77
      ANTI-DEFICIENCY LEGISLATION..........................................................................          77
      LEASEHOLD RISKS......................................................................................          78
      REGULATED HEALTHCARE FACILITIES......................................................................          78
      CROSS-COLLATERALIZATION..............................................................................          78
      COOPERATIVE LOANS....................................................................................          78
  Bankruptcy Laws..........................................................................................          79
  Environmental Considerations.............................................................................          80
      GENERAL..............................................................................................          80
      SUPERLIEN LAWS.......................................................................................          80
      CERCLA...............................................................................................          80
      CERTAIN OTHER STATE LAWS.............................................................................          81
      ADDITIONAL CONSIDERATIONS............................................................................          81
  Due-on-Sale and Due-on-Encumbrance.......................................................................          82
  Subordinate Financing....................................................................................          82
  Default Interest and Limitations on Prepayments..........................................................          82
  Applicability of Usury Laws..............................................................................          83
  Soldiers' and Sailors' Civil Relief Act of 1940..........................................................          83
  Americans with Disabilities Act..........................................................................          83
  Forfeitures in Drug and RICO Proceedings.................................................................          84
MATERIAL FEDERAL INCOME TAX CONSEQUENCES...................................................................          85
  General..................................................................................................          85
  REMICs...................................................................................................          86
      CLASSIFICATION OF REMICS.............................................................................          86
      CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES................................................          86
      TIERED REMIC STRUCTURES..............................................................................          87
  Taxation of Owners of REMIC Regular Certificates.........................................................          87
      GENERAL..............................................................................................          87
      ORIGINAL ISSUE DISCOUNT..............................................................................          87
      MARKET DISCOUNT......................................................................................          89
      PREMIUM..............................................................................................          90
      REALIZED LOSSES......................................................................................          91
  Taxation of Owners of REMIC Residual Certificates........................................................          91
      GENERAL..............................................................................................          91

                                       7
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      TAXABLE INCOME OF THE REMIC..........................................................................          92
      BASIS RULES, NET LOSSES AND DISTRIBUTIONS............................................................          92
      EXCESS INCLUSIONS....................................................................................          94
      NONECONOMIC REMIC RESIDUAL CERTIFICATES..............................................................          95
      MARK-TO-MARKET RULES.................................................................................          96
      POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS...........................................          96
      SALES OF REMIC CERTIFICATES..........................................................................          97
      PROHIBITED TRANSACTIONS TAX AND OTHER TAXES..........................................................          98
      TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS............          99
      TERMINATION..........................................................................................         100
      REPORTING AND OTHER ADMINISTRATIVE MATTERS...........................................................         100
      BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES................................................         101
      FOREIGN INVESTORS IN REMIC CERTIFICATES..............................................................         101
  Grantor Trust Funds......................................................................................         102
      CLASSIFICATION OF GRANTOR TRUST FUNDS................................................................         102
  Characterization of Investments in Grantor Trust Certificates............................................         103
      GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.......................................................         103
      GRANTOR TRUST STRIP CERTIFICATES.....................................................................         103
  Taxation of Owners of Grantor Trust Fractional Interest Certificates.....................................         103
      GENERAL..............................................................................................         103
      IF STRIPPED BOND RULES APPLY.........................................................................         104
      IF STRIPPED BOND RULES DO NOT APPLY..................................................................         106
      MARKET DISCOUNT......................................................................................         107
      PREMIUM..............................................................................................         108
      TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES...............................................         109
      POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES.....................................................         110
      SALES OF GRANTOR TRUST CERTIFICATES..................................................................         110
      GRANTOR TRUST REPORTING..............................................................................         111
      BACKUP WITHHOLDING...................................................................................         111
      FOREIGN INVESTOR.....................................................................................         111
STATE AND OTHER TAX CONSEQUENCES...........................................................................         111
ERISA CONSIDERATIONS.......................................................................................         112
  General..................................................................................................         112
      PLAN ASSET REGULATIONS...............................................................................         112
  Prohibited Transaction Exemptions........................................................................         112
LEGAL INVESTMENT...........................................................................................         116
METHOD OF DISTRIBUTION.....................................................................................         117
LEGAL MATTERS..............................................................................................         118
FINANCIAL INFORMATION......................................................................................         118
RATING.....................................................................................................         118
INDEX OF PRINCIPAL DEFINITIONS.............................................................................         120

                             SUMMARY OF PROSPECTUS

    THE FOLLOWING SUMMARY OF CERTAIN PERTINENT INFORMATION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND BY REFERENCE TO THE INFORMATION WITH RESPECT TO EACH SERIES OF CERTIFICATES CONTAINED IN THE PROSPECTUS SUPPLEMENT TO BE PREPARED AND DELIVERED IN CONNECTION WITHTHE OFFERING OF OFFERED CERTIFICATES OF SUCH SERIES. AN INDEX OF PRINCIPAL DEFINITIONS IS INCLUDED AT THE END OFTHIS PROSPECTUS.

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Title of Certificates........  Commercial Mortgage Pass-Through Certificates, issuable in series (the "Certificates").

Depositor....................  First Union Commercial Mortgage Securities, Inc., a
                               wholly-owned subsidiary of First Union National Bank. See
                                 "The Depositor".

Issuer.......................  The Trust Fund established under a Pooling and Servicing
                                 Agreement, as described below in this Summary of
                                 Prospectus under "Description of Certificates".

Master Servicer..............  The master servicer (the "Master Servicer"), if any, for a series of Certificates will be named in the related
                                 Prospectus Supplement and may be an affiliate of the
                                 Depositor. See "Description of the Pooling
                                 Agreements--Collection and Other Servicing Procedures".

Special Servicer.............  The special servicer (the "Special Servicer"), if any, for a series of Certificates will be named, or the circumstances under which a Special Servicer will be appointed will be
                                 described, in the related Prospectus Supplement. See
                                 "Description of the Pooling Agreements--Special
                                 Servicers".

Trustee......................  The trustee (the "Trustee") for each series of Certificates will be named in the related Prospectus Supplement. See
                                 "Description of the Pooling Agreements--The Trustee".

The Trust Assets.............  Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund
                                 consisting primarily of:

  A. Mortgage Assets.........  The Mortgage Assets with respect to each series of
                               Certificates will consist of a pool of mortgage loans
                                 (collectively, the "Mortgage Loans") secured by first or
                                 junior liens on, or security interests in, or installment
                                 contracts for the sale of, fee simple or leasehold
                                 interests in, (i) residential properties consisting of
                                 five or more rental or cooperatively-owned dwelling units
                                 (the "Multifamily Properties") or (ii) shopping centers,
                                 retail stores, office buildings, hotels or motels,
                                 warehouse facilities, hospitals or other health-care
                                 related facilities, mini-warehouse facilities or
                                 self-storage facilities, mixed use, mobile home parks, or
                                 other types of income-producing properties (the
                                 "Commercial Properties"), (iii) CMBS or (iv)
                                 participations in, or any combination of, the foregoing.
                                 Bracketed property types to be included in order of the
                                 magnitude of material concentration of such property type
                                 in the Trust Fund. Property types absent from the Trust
                                 Fund are to be deleted. If so specified in the related
                                 Prospectus Supplement and if permitted by applicable law,
                                 a Trust Fund may include (i) Multifamily Properties or
                                 Commercial Properties acquired by foreclosure or by
                                 deed-in-lieu
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                                       9
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
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                                 of foreclosure ("REO Property") and (ii) Mortgage Loans
                                 secured by liens on real estate projects under
                                 construction. If so specified in the related Prospectus
                                 Supplement, some Mortgage Loans may be delinquent as of
                                 the date of their deposit into the related Trust Fund. A
                                 Mortgage Loan will be considered "delinquent" if it is
                                 thirty (30) days or more past its most recently
                                 contractual scheduled payment date in payment of all
                                 amounts due according to its terms. In any event, at the
                                 time of its creation the Trust Fund will not include
                                 delinquent loans which by principal amount are more than
                                 20% of the aggregate principal amount of all Mortgage
                                 Loans in the Trust Fund. The Mortgage Loans will not be
                                 guaranteed or insured by the Depositor, any of its
                                 affiliates or, unless otherwise specified in the
                                 Prospectus Supplement, by any governmental agency or
                                 instrumentality or any other person.

                               To the extent described in the related Prospectus
                                 Supplement, some or all of the Mortgage Loans may also be
                                 secured by an assignment of one or more leases (a "Lease
                                 Assignment"), including bond-type or credit-type net
                                 leases (each, a "Lease") of one or more lessees (each, a
                                 "Lessee") of all or a portion of the related Mortgaged
                                 Properties (as defined herein). Unless otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Mortgage Loans will be
                                 the rental payments due under the related Leases. In
                                 certain circumstances, with respect to Commercial
                                 Properties, the material terms and conditions of the
                                 related Leases may be set forth in the related Prospectus
                                 Supplement. See "Description of the Trust Funds--Mortgage
                                 Loans--Leases" and "Risk Factors--Limited Assets" herein.

                               Unless otherwise provided in the related Prospectus
                                 Supplement, the Mortgaged Properties may be located in any one of the 50 states, the District of Columbia or the
                                 Commonwealth of Puerto Rico. Unless otherwise provided in
                                 the related Prospectus Supplement, all Mortgage Loans will have individual principal balances at origination of not
                                 less than $100,000 and original terms to maturity of not
                                 more than 40 years.

                               As and to the extent described in the related Prospectus
                                 Supplement, a Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an
                                 interest rate (a "Mortgage Rate") that is fixed over its
                                 term or that adjusts from time to time, or that may be
                                 converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable
                                 Mortgage Rate, (ii) may provide for the formula, index or
                                 other method by which the Mortgage Rate will be
                                 calculated, (iii) may provide for level payments to
                                 maturity or for payments that adjust from time to time to
                                 accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative
                                 amortization or accelerated amortization, (iv) may be
                                 fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus
                                 require a balloon payment on its stated maturity date, (v)
                                 may contain a prohibition on

                                       10
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
                                 prepayment or require payment of a premium or a yield
                                 maintenance penalty in connection with a prepayment and
                                 (vi) may provide for payments of principal, interest or
                                 both, on due dates that occur monthly or quarterly or at
                                 such other interval as is specified in the related
                                 Prospectus Supplement. See "Description of the Trust
                                 Funds--Mortgage Loans--Leases".

                               If and to the extent specified in the related Prospectus
                                 Supplement, the Mortgage Assets that constitute a
                                 particular Trust Fund may also include or consist solely
                                 of (i) private mortgage participations, mortgage
                                 pass-through certificates or other mortgage-backed
                                 securities such as mortgage-backed securities that are
                                 similar to a series of Certificates or (ii) certificates
                                 insured or guaranteed by the Federal Home Loan Mortgage
                                 Corporation ("FHLMC"), the Federal National Mortgage
                                 Association ("FNMA"), the Governmental National Mortgage
                                 Association ("GNMA") or the Federal Agricultural Mortgage
                                 Corporation ("FAMC") (collectively, the mortgage-backed
                                 securities referred to in clauses (i) and (ii), "CMBS"),
                                 provided that each CMBS will evidence an interest in, or
                                 will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans
                                 contained herein. See "Description of the Trust
                                 Funds--CMBS".

                               Each Mortgage Asset will be selected by the Depositor for
                                 inclusion in a Trust Fund from among those purchased,
                                 either directly or indirectly, from a prior holder thereof
                                 (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer
                                 of such CMBS and may be an affiliate of the Depositor, all as more particularly described in the related Prospectus
                                 Supplement.

  B. Certificate Account.....  Each Trust Fund will include one or more accounts
                               (collectively, the "Certificate Account") established and
                                 maintained on behalf of the Certificateholders into which
                                 the person or persons designated in the related Prospectus
                                 Supplement will, to the extent described herein and in
                                 such Prospectus Supplement, deposit all payments and
                                 collections received or advanced with respect to the
                                 Mortgage Assets and other assets in the Trust Fund. A
                                 Certificate Account may be maintained as an interest
                                 bearing or a non-interest bearing account, and funds held
                                 therein may be held as cash or invested in certain
                                 short-term, investment grade obligations, in each case as
                                 described in the related Prospectus Supplement. See
                                 "Description of the Trust Funds--Certificate Accounts" and
                                 "Description of the Pooling Agreements--Certificate
                                 Account".

  C. Credit Support..........  If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on
                                 the Mortgage Assets in the related Trust Fund may be
                                 provided to one or more classes of Certificates of the
                                 related series in the form of subordination of one or more other classes of Certificates of such series, which other
                                 classes may include one or more classes of Offered
                                 Certificates, or by one or more other types of credit
                                 support, such as overcollateralization, a letter of
                                 credit, insurance
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                                       11
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                                 policy, guarantee or reserve fund or a combination thereof
                                 (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of any
                                 Credit Support, the identification of the entity providing it (if applicable) and related information will be set
                                 forth in the related Prospectus Supplement. The Prospectus
                                 Supplement for any series of Certificates evidencing an
                                 interest in a Trust Fund that includes CMBS will describe
                                 in the same fashion any similar forms of credit support
                                 that are provided by or with respect to, or are included
                                 as part of the trust fund evidenced by or providing
                                 security for, such CMBS to the extent information is
                                 available and deemed material. The type, characteristic
                                 and amount of Credit Support will be determined based on
                                 the characteristics of the Mortgage Assets and other
                                 factors and will be established, in part, on the basis of
                                 requirements of each Rating Agency rating the Certificates of such series. If so specified in the related Prospectus
                                 Supplement, any such Credit Support may apply only in the
                                 event of certain types of losses or delinquencies and the
                                 protection against losses or delinquencies provided by
                                 such Credit Support will be limited. See "Risk
                                 Factors--Credit Support Limitations", "Description of the
                                 Trust Funds--Credit Support" and "Description of Credit
                                 Support".

  D. Cash Flow Agreements....  If so provided in the related Prospectus Supplement, a Trust
                               Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established
                                 for the related series will be invested at a specified
                                 rate. The Trust Fund may also include interest rate
                                 exchange agreements, interest rate cap or floor
                                 agreements, currency exchange agreements or similar
                                 agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage
                                 Assets or on one or more classes of Certificates. The
                                 principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow
                                 Agreement"), including, without limitation, provisions
                                 relating to the timing, manner and amount of payments
                                 thereunder and provisions relating to the termination
                                 thereof, will be described in the Prospectus Supplement
                                 for the related series. In addition, the related
                                 Prospectus Supplement will contain certain information
                                 that pertains to the obligor under any such Cash Flow
                                 Agreement. The Prospectus Supplement for any series of
                                 Certificates evidencing an interest in a Trust Fund that
                                 includes CMBS will describe in the same fashion any Cash
                                 Flow Agreements that are included as part of the trust
                                 fund evidenced by or providing security for such CMBS to
                                 the extent information is available and deemed material.
                                 See "Description of the Trust Funds--Cash Flow
                                 Agreements".

  E. Pre-Funding.............  If so provided in the related Prospectus Supplement, a Trust
                               Fund may include amounts on deposit in a separate account
                                 (the "Pre-Funding Account") which amounts will not exceed
                                 25% of the pool balance of the Trust Fund as of the
                                 Cut-off Date. Amounts on deposit in the Pre-Funding
                                 Account may be used by the Trust Fund to acquire
                                 additional Mortgage Assets, which additional Mortgage
                                 Assets will be selected using criteria that is
                                 substantially similar to
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                                       12
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                                 the criteria used to select the Mortgage Assets included
                                 in the Trust Fund on the Closing Date. The Trust Fund may
                                 acquire such additional Mortgage Assets for a period of
                                 time of not more than 120 days after the Closing Date (the
                                 "Pre-Funding Period") as specified in the related
                                 Prospectus Supplement. Amounts on deposit in the
                                 Pre-Funding Account after the end of the Pre-Funding
                                 Period, will be distributed to Certificateholders or such
                                 other person as set forth in the related Prospectus
                                 Supplement. If so provided in the related Prospectus
                                 Supplement, the Trust Fund may include amounts on deposit
                                 in a separate account (the "Capitalized Interest
                                 Account"). Amounts on deposit in the Capitalized Interest
                                 Account may be used to supplement investment earnings, if
                                 any, of amounts on deposit in the Pre-Funding Account,
                                 supplement interest collections of the Trust Fund, or such other purpose as specified in the related Prospectus
                                 Supplement. As set forth in a related Prospectus
                                 Supplement, amounts on deposit in the Capitalized Interest
                                 Account and Pre-Funding Account will be held in cash or
                                 invested in short-term investment grade obligations. Any
                                 amounts on deposit in the Capitalized Interest Account
                                 will be released after the end of the Pre-Funding Period
                                 as specified in the related Prospectus Supplement. See
                                 "Risk Factors--Effects of Pre-Funding and Acquisition of
                                 Additional Mortgage Assets."

Description of                 Each series of Certificates will be issued pursuant to a
Certificates.................  pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a
                                 "Pooling Agreement") and will represent in the aggregate
                                 the entire beneficial ownership interest in the related
                                 Trust Fund.

                               Each series of Certificates may consist of one or more
                                 classes of Certificates, and such class or classes
                                 (including classes of Offered Certificates) may (i) be
                                 senior (collectively, "Senior Certificates") or
                                 subordinate (collectively, "Subordinate Certificates") to
                                 one or more other classes of Certificates in entitlement
                                 to certain distributions on the Certificates; (ii) be
                                 entitled to distributions of principal, with
                                 disproportionately small, nominal or no distributions of
                                 interest (collectively, "Stripped Principal
                                 Certificates"); (iii) be entitled to distributions of
                                 interest, with disproportionately small, nominal or no
                                 distributions of principal (collectively, "Stripped
                                 Interest Certificates"); (iv) provide for distributions of principal and/or interest that commence only after the
                                 occurrence of certain events, such as the retirement of
                                 one or more other classes of Certificates of such series;
                                 (v) provide for distributions of principal to be made,
                                 from time to time, or for designated periods, at a rate
                                 that is faster (and, in some cases, substantially faster)
                                 or slower (and, in some cases, substantially slower) than
                                 the rate at which payments or other collections of
                                 principal are received on the Mortgage Assets in the
                                 related Trust Fund; (vi) provide for distributions of
                                 principal to be made, subject to available funds, based on a specified principal payment schedule or other
                                 methodology; and/or (vii) provide for distributions based
                                 on a
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                                       13
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                                 combination of two or more components thereof with one or
                                 more of the characteristics described in this paragraph,
                                 including a Stripped Principal Certificate component and a
                                 Stripped Interest Certificate component, to the extent of
                                 available funds, in each case as described in the related
                                 Prospectus Supplement. Any such classes may include
                                 classes of Offered Certificates. With respect to
                                 Certificates with two or more components, references
                                 herein to Certificate Balance, notional amount and
                                 Pass-Through Rate refer to the principal balance, if any,
                                 notional amount, if any, and the Pass-Through Rate, if
                                 any, for any such component.

                               Each class of Certificates, other than certain classes of
                                 Stripped Interest Certificates and certain REMIC Residual
                                 Certificates (as defined below), will have a stated
                                 principal amount (a "Certificate Balance"), and each class of Certificates, other than certain classes of Stripped
                                 Principal Certificates and certain REMIC Residual
                                 Certificates, will accrue interest on its Certificate
                                 Balance or, in the case of certain classes of Stripped
                                 Interest Certificates, on a notional amount ("Notional
                                 Amount"), based on a fixed, variable or adjustable
                                 interest rate (a "Pass-Through Rate"). The related
                                 Prospectus Supplement will specify the Certificate
                                 Balance, Notional Amount and Pass-Through Rate for each
                                 class of Offered Certificates, as applicable, or, in the
                                 case of a variable or adjustable Pass-Through Rate, the
                                 method for determining the Pass-Through Rate.

                               The Certificates will not be guaranteed or insured by the
                                 Depositor or any of its affiliates, by any governmental
                                 agency or instrumentality or by any other person, unless
                                 otherwise provided in the related Prospectus Supplement.
                                 See "Risk Factors--Limited Assets" and "Description of the
                                 Certificates".

Distributions of Interest on
the Certificates.............  Interest on each class of Offered Certificates Certificates
                               (other than certain classes of Stripped Principal
                                 Certificates and Stripped Interest Certificates and
                                 certain REMIC Residual Certificates) of each series will
                                 accrue at the applicable Pass-Through Rate on the
                                 Certificate Balance or, in the case of certain classes of
                                 Stripped Interest Certificates, the Notional Amount
                                 thereof outstanding from time to time and will be
                                 distributed to Certificateholders as provided in the
                                 related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution
                                 Date"). Distributions of interest with respect to one or
                                 more classes of Certificates (collectively, "Accrual
                                 Certificates") may not commence until the occurrence of
                                 certain events, such as the retirement of one or more
                                 other classes of Certificates, and interest accrued with
                                 respect to a class of Accrual Certificates prior to the
                                 occurrence of such an event will either be added to the
                                 Certificate Balance thereof or otherwise deferred.
                                 Distributions of interest with respect to one or more
                                 classes of Certificates may be reduced to the extent of
                                 certain delinquencies, losses and other contingencies
                                 described herein and in the related Prospectus
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                                       14
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                                 Supplement. See "Risk Factors--Prepayments; Average Life
                                 of Certificates; Yields", "Yield and Maturity
                                 Considerations", and "Description of the
                                 Certificates--Distributions of Interest on the
                                 Certificates".

Distributions of Certificate
Principal....................  Each class of the Certificates of each series (other than certain classes of Stripped Interest Certificates and/or
                                 REMIC Residual Certificates) will have a Certificate
                                 Balance which, as of any date, will represent the maximum
                                 amount that the holders thereof are then entitled to
                                 receive in respect of principal from future cash flow on
                                 the Mortgage Assets in the related Trust Fund. Unless
                                 otherwise specified in the related Prospectus Supplement,
                                 the initial aggregate Certificate Balance of all classes
                                 of a series of Certificates will not exceed the
                                 outstanding principal balance of the related Mortgage
                                 Assets as of a specified date (the "Cut-off Date"), after
                                 application of scheduled payments due on or before such
                                 date, whether or not received. As and to the extent
                                 described in the related Prospectus Supplement,
                                 distributions of principal with respect to each series of
                                 Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such
                                 series entitled thereto until the Certificate Balances of
                                 such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of
                                 Certificates (i) may be made at a rate that is faster
                                 (and, in some cases, substantially faster) than the rate
                                 at which payments or other collections of principal are
                                 received on the Mortgage Assets in the related Trust Fund;
                                 (ii) may not commence until the occurrence of certain
                                 events, such as the retirement of one or more other
                                 classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases,
                                 substantially slower) than the rate at which payments or
                                 other collections of principal are received on the
                                 Mortgage Assets in the related Trust Fund; (iii) may be
                                 made, subject to available funds, based on a specified
                                 principal payment schedule for any such class, a
                                 "Controlled Amortization Class"); and (iv) may be
                                 contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal
                                 on the Mortgage Assets in the related Trust Fund are
                                 received (any such class, a "Companion Class"). Unless
                                 otherwise specified in the related Prospectus Supplement,
                                 distributions of principal of any class of Certificates
                                 will be made on a pro rata basis among all of the
                                 Certificates of such class. See "Description of the
                                 Certificates-- Distributions of Certificate Principal".

Advances.....................  If and to the extent provided in the related Prospectus
                               Supplement, the Master Servicer and/or another specified
                                 person will be obligated to make, or have the option of
                                 making, certain advances with respect to delinquent
                                 scheduled payments of principal and/or interest on the
                                 Mortgage Loans in the related Trust Fund. Any such
                                 advances made with respect to a particular Mortgage Loan
                                 will be reimbursable from subsequent recoveries in respect of such
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                                       15
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                                 Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the
                                 extent provided in the Prospectus Supplement for a series
                                 of Certificates, the Master Servicer or other specified
                                 person will be entitled to receive interest on its
                                 advances for the period that they are outstanding, payable from amounts in the related Trust Fund. See "Description
                                 of the Certificates--Advances in Respect of
                                 Delinquencies". If a Trust Fund includes CMBS, any
                                 comparable advancing obligation of a party to the related
                                 Pooling Agreement, or of a party to the related CMBS
                                 Agreement, will be described in the related Prospectus
                                 Supplement.

Termination..................  If so specified in the related Prospectus Supplement, a series of Certificates will be subject to optional early
                                 termination by means of the repurchase of the Mortgage
                                 Assets in the related Trust Fund by the party or parties
                                 specified therein, under the circumstances and in the
                                 manner set forth therein. If so provided in the related
                                 Prospectus Supplement, upon the reduction of the
                                 Certificate Balance of a specified class or classes of
                                 Certificates by a specified percentage or amount, a party
                                 specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the
                                 Trust Fund, or of a sufficient portion of such Mortgage
                                 Assets to retire such class or classes, under the
                                 circumstances and in the manner set forth therein.
                                 Further, if so provided in the related Prospectus
                                 Supplement, certain classes of Certificates may be
                                 purchased by a party or parties specified therein under
                                 similar or other conditions as described therein. See
                                 "Description of the Certificates--Termination".

Registration of Book-Entry
Certificates.................  If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format (collectively, "Book-Entry
                                 Certificates") through the facilities of DTC. Each class
                                 of Book-Entry Certificates will be initially represented
                                 by one or more Certificates registered in the name of a
                                 nominee of DTC. No person acquiring an interest in a class of Book-Entry Certificates (a "Certificate Owner") will be entitled to receive a Certificate of such class in fully
                                 registered, definitive form (a "Definitive Certificate"),
                                 except under the limited circumstances described herein.
                                 See "Risk Factors--Book-Entry Registration" and
                                 "Description of the Certificates--Book-Entry Registration
                                 and Definitive Certificates".

Risk Factors.................  Risk Factors There are material risks associated with an investment in Certificates. See "Risk Factors" herein.
                                 Additional risks pertaining to a particular series of
                                 Certificates may be disclosed in the applicable Prospectus
                                 Supplement.

Tax Status of the              The Certificates of each series will constitute either (i)
Certificates.................  "regular interests" ("REMIC Regular Certificates") and
                                 "residual interests" ("REMIC Residual Certificates") in a
                                 Trust Fund, or a designated portion thereof, treated as a
                                 REMIC under Sections 860A through 860G of the Internal
                                 Revenue Code of 1986 (the "Code"), or (ii)
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                                       16
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                                 interests ("Grantor Trust Certificates") in a Trust Fund
                                 treated as a grantor trust under applicable provisions of
                                 the Code. If so indicated in the related Prospectus
                                 Supplement, an election alternatively may be made to treat the Trust Fund as a financial asset securitization
                                 investment trust ("FASIT").

  A. REMIC...................  REMIC Regular Certificates generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. In general, to the extent the assets and income
                                 of the REMIC are treated as qualifying assets and income
                                 under the following sections of the Code, REMIC Regular
                                 Certificates owned by a real estate investment trust will
                                 be treated as "real estate assets" for purposes of Section
                                 856(c)(4)(A) of the Code and interest income therefrom
                                 will be treated as "interest on obligations secured by
                                 mortgages on real property" for purposes of Section
                                 856(c)(3)(B) of the Code. In addition, REMIC Regular
                                 Certificates will be "qualified mortgages" within the
                                 meaning of Section 860G(a)(3) of the Code. Moreover, if
                                 95% or more of the assets and the income of the REMIC
                                 qualify for any of the foregoing treatments, the REMIC
                                 Regular Certificates will qualify for the foregoing
                                 treatments in their entirety. However, REMIC Regular
                                 Certificates owned by a thrift institution will constitute assets described in Section 7701(a)(19)(C) of the Code
                                 only if so specified in the related Prospectus Supplement.
                                 If so specified in the related Prospectus Supplement,
                                 certain of the REMIC Regular Certificates may be issued
                                 with original issue discount. See "Material Federal Income
                                 Tax Consequences--REMICs--Taxation of Owners of REMIC
                                 Regular Certificates".

                               REMIC Residual Certificates generally will be treated as
                                 representing an interest in qualifying assets and income
                                 to the same extent described above for institutions
                                 subject to Sections 856(c)(4)(A) and 856(c)(3)(B) of the
                                 Code, but not for purposes of Section 7701(a)(19)(C) of
                                 the Code unless otherwise stated in the related Prospectus
                                 Supplement. A portion (or, in certain cases, all) of the
                                 income from REMIC Residual Certificates (i) may not be
                                 offset by any losses from other activities of the holder
                                 of such REMIC Residual Certificates, (ii) may be treated
                                 as unrelated business taxable income for holders of REMIC
                                 Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the
                                 Code), and (iii) may be subject to foreign withholding
                                 rules. See "Material Income Tax Consequences--
                                 REMICs--Taxation of Owners of REMIC Residual
                                 Certificates".

  B. Grantor Trust...........  If so provided in the related Prospectus Supplement, Grantor
                               Trust Certificates may be either Certificates that have a
                                 Certificate Balance and a Pass-Through Rate or that are
                                 Stripped Principal Certificates (collectively, "Grantor
                                 Trust Fractional Interest Certificates"), or may be
                                 Stripped Interest Certificates. Holders of Grantor Trust
                                 Fractional Interest Certificates generally will be treated as owning an interest in qualifying assets and income
                                 under Sections 856(c)(5)(A), 856(c)(3)(B) and 860G(a)(3)
                                 of the Code,
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                                       17
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                                 but will not be so treated for purposes of Section
                                 7701(a)(19)(C) of the Code unless otherwise stated in the
                                 related Prospectus Supplement.

                               It is unclear whether Stripped Interest Certificates will be treated as representing an ownership interest in
                                 qualifying assets and income under Sections 856(c)(5)(A)
                                 and 856(c)(3)(B) of the Code, although the policy
                                 considerations underlying those Sections suggest that such treatment should be available. However, such Certificates
                                 will not be treated as representing an ownership interest
                                 in assets described in Section 7701(a)(19)(C) of the Code
                                 unless otherwise stated in the related Prospectus
                                 Supplement. The taxation of holders of Stripped Interest
                                 Certificates is uncertain in various respects, including
                                 in particular the method such holders should use to
                                 recover their purchase price and to report their income
                                 with respect to such Stripped Interest Certificates. See
                                 "Material Federal Income Tax Consequences--Grantor Trust
                                 Funds".

                               Investors are advised to consult their tax advisors with
                                 respect to the taxation of holders of Stripped Interest
                                 Certificates and to review "Material Federal Income Tax
                                 Consequences" herein and in the related Prospectus
                                 Supplement.

ERISA Considerations.........  Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual
                                 retirement accounts, annuities, Keogh plans, collective
                                 investment funds, separate and general accounts in which
                                 such plans, accounts, annuities or arrangements are
                                 invested, that are subject to the Employee Retirement
                                 Income Security Act of 1974, as amended ("ERISA"), or
                                 Section 4975 of the Code, should carefully review with
                                 their legal advisors whether the purchase or holding of
                                 Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under
                                 ERISA or Section 4975 of the Code. See "ERISA
                                 Considerations" herein and in the related Prospectus
                                 Supplement.

Legal Investment.............  The Offered Certificates of any series will constitute
                               "mortgage related securities" for purposes of the Secondary
                                 Mortgage Market Enhancement Act of 1984 only if so
                                 specified in the related Prospectus Supplement. Investors
                                 whose investment authority is subject to legal
                                 restrictions should consult their own legal advisors to
                                 determine whether and to what extent the Offered
                                 Certificates constitute legal investments for them. See
                                 "Legal Investment" herein and in the related Prospectus
                                 Supplement.

Rating.......................  At their respective dates of issuance, each class of Offered
                                 Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating
                                 agencies requested by the Depositor to rate the Offered
                                 Certificates (each, a "Rating Agency"). See "Rating"
                                 herein and in the related Prospectus Supplement.
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                                       18

                                  RISK FACTORS

    In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. Additional risk factors are set forth elsewhere in the Prospectus under separate headings, and will be set forth in the related Prospectus Supplement under separate headings, in connection with discussions regarding particular aspects of Trust Fund Assets or the Certificates. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any CMBS included in such Trust Fund.

LIMITED LIQUIDITY FOR OFFERED CERTIFICATES

    There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. Furthermore, because, among other things, the timing of receipt of payments with respect to a pool of multifamily or commercial mortgage loans may be substantially more difficult to predict than that of a pool of single family mortgage loans, any such secondary market that does develop may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

    The primary source of continuing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional continuing information regarding the Offered Certificates of any series will be available through any other source, and the limited nature of such information may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

    Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".

LIMITED ASSETS TO SUPPORT PAYMENT ON CERTIFICATES

    Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on such Certificates, no other assets will be available for payment of the deficiency. See "Description of the Trust Funds". Additionally, certain amounts on deposit from time to time remaining in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions that will be described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS ON MORTGAGE LOANS; EFFECTS ON AVERAGE LIFE OF CERTIFICATES; EFFECTS
  ON YIELDS ON CERTIFICATES

    For a number of reasons, including the difficulty of predicting the rate of prepayments on the Mortgage Loans in a particular Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of such Certificates, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. There can be no assurance as to the rate of prepayments on the Mortgage Loans in any Trust Fund or that such rate will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

    The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to (i) a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, (ii) a disproportionately large share (which, in some cases, may be all) of such prepayments, or (iii) a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of prepayments enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is faster than anticipated. A class of Certificates that entitles the holders thereof to a disproportionately small share of prepayments enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is slower than anticipated. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

    A series of Certificates may include one or more Controlled Amortization Classes that will be entitled to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, it can be reduced substantially in the case of a Controlled Amortization Class so long as the actual rate of prepayments on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. However, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast and to a disproportionately small share of those prepayments when the rate of prepayment is relatively slow. A

Companion Class thus absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise affect the related Controlled Amortization Class if all payments of principal of the Mortgage Loans were allocated on a pro rata basis.

    A series of Certificates may also include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recoup its original investment under some prepayment scenarios. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations" herein and, if applicable, in the related Prospectus Supplement.

OPTIONAL EARLY TERMINATION

    If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination by means of the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. In the event of a partial or complete termination of a Trust Fund, there can be no assurance that the proceeds from a sale of the Mortgage Assets will be sufficient to distribute the outstanding Certificate Balance plus accrued interest and any undistributed shortfalls in interest accrued on the Certificates subject to the termination. Accordingly the holders of such Certificates may incur a loss. See "Description of the Certificates--Termination." In the event that partial or complete early termination of a series of Certificates is authorized and does occur in this manner, the holders of the series of Certificates or one or more classes of a series of Certificates that are terminated early may experience repayment of their investment outside their control at an unpredictable and inopportune time. Moreover, such early termination could have an adverse impact on the overall yield received by such holder, depending, among other factors, upon the amount of the series of Certificates or class or classes of such series that is outstanding at the time of early termination.

LIMITED NATURE OF RATINGS ON CERTIFICATES

    Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Such rating will not address the possibility that prepayments on the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

    The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. See "Description of Credit Support" and "Rating".

EFFECTS OF PRE-FUNDING AND ACQUISITION OF ADDITIONAL MORTGAGE ASSETS

    Any amounts on deposit in a Pre-Funding Account as described in the Prospectus Supplement for a series of Certificates that is not used to acquire additional Mortgage Assets by the end of the Pre-Funding Period, may be distributed to holders of Certificates as a prepayment of principal as set forth in the related Prospectus Supplement. Such a prepayment of principal to the holders of Certificates may materially and adversely affect the yield on the Certificates. See "Yield and Maturity Considerations" herein and, if applicable, in the related Prospectus Supplement.

    Any additional Mortgage Assets acquired by a Trust Fund during the Pre-Funding Period, as described in the related Prospectus Supplement, may possess substantially different characteristics than the Mortgage Assets in the Trust Fund on the Closing Date. Therefore the aggregate characteristics of a Trust Fund following the Pre-Funding Period may be substantially different than the characteristics of a Trust Fund on the Closing Date.

RISKS TO LENDERS ASSOCIATED WITH CERTAIN INCOME
  PRODUCING LOANS AND MORTGAGED PROPERTIES

    Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single-family property. See "Description of the Trust Funds-- Mortgage Loans-Leases". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God; and other factors beyond the control of a Master Servicer.

    It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

    Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

    RISKS ASSOCIATED WITH MORTGAGE LOANS SECURED BY MULTIFAMILY PROPERTIES. If so specified in the related Prospectus Supplement, Mortgage Loans secured by multi-family properties will constitute a material concentration of the Mortgage Loans in a Trust Fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, developments at local colleges and universities and national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase housing. Furthermore, tax credit and city, state and federal housing subsidy or similar programs may impose rent limitations and may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, such programs may impose income restrictions on tenants, which may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between such subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

    Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

    RISKS ASSOCIATED WITH MORTGAGE LOANS SECURED BY RETAIL PROPERTIES. Mortgage Loans secured by retail properties may constitute a material concentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). In addition, certain tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers.

    Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, and a particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding such tenant's continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

    Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, the Internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure Mortgage Loans in a Trust Fund.

    RISKS ASSOCIATED WITH MORTGAGE LOANS SECURED BY OFFICE BUILDINGS. Mortgage Loans secured by office buildings may constitute a material concentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of office buildings are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office buildings may be adversely affected by an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

    Office buildings are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g., floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

    The success of an office building also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

    RISKS ASSOCIATED WITH MORTGAGE LOANS SECURED BY HOSPITALITY
PROPERTIES. Mortgage Loans secured by hospitality properties may constitute a material concentration of the Mortgage Loans in a Trust Fund. Various factors, including location, quality and franchise affiliation (or lack thereof), affect the economic viability of a hospitality property (i.e., a hotel). Adverse economic conditions, either local, regional or national, may limit the amount that a consumer is willing to pay for a room and may result in a reduction in occupancy levels. The construction of competing hospitality properties or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hospitality property may have a substantial impact on such property's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

    In addition, the successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hospitality property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a hospitality property's operating, liquor and other licenses upon a transfer of the hospitality property, whether through purchase or foreclosure, is subject to local law requirements and may not be transferable.

    RISKS ASSOCIATED WITH MORTGAGE LOANS SECURED BY RESIDENTIAL HEALTHCARE FACILITIES. Mortgage Loans secured by residential healthcare facilities (i.e., nursing homes) may constitute a material concentration of the Mortgage Loans in a Trust Fund. Mortgage Loans secured by liens on residential health care facilities pose additional risks not associated with loans secured by liens on other types of income-producing properties. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. The failure of any of such borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained or that the related Mortgaged Property would be adaptable to other uses. To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenues may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected. Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

    RISKS ASSOCIATED WITH MORTGAGE LOANS SECURED BY WAREHOUSE AND SELF STORAGE FACILITIES. Mortgage Loans secured by warehouse and storage facilities may constitute a material concentration of the Mortgage Loans in a Trust Fund. Storage facilities are part of a market that contains low barriers to entry. Increased competition among self storage facilities may reduce income available to repay Mortgage Loans secured by self storage facility. Furthermore, the privacy considerations applicable to self storage facilities may increase environmental risks. See "Risk Factors--Environmental Law Considerations" herein.

    RISKS ASSOCIATED WITH MORTGAGE LOANS SECURED BY INDUSTRIAL & MIXED-USE FACILITIES. Mortgage Loans secured by industrial and mixed-use facilities may constitute a material concentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

    Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

    Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

    RISKS ASSOCIATED WITH MORTGAGE LOANS SECURED BY HEALTH-CARE RELATED PROPERTIES. The Mortgaged Properties may include Senior Housing, Assisted Living Facilities, Skilled Nursing Facilities and Acute Care Facilities (any of the foregoing, "Health Care-Related Facilities"). "Senior Housing" generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style. "Assisted Living Facilities" are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines. "Skilled Nursing Facilities" provide services to post trauma and frail residents with limited mobility who require extensive medical treatment. "Acute Care Facilities" generally consist of hospital and other facilities providing short-term, acute medical care services.

    Certain types of Health Care-Related Properties, particularly Acute Care Facilities, Skilled Nursing Facilities and some Assisted Living Facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If such payments are insufficient, net operating income of those Health Care-Related Facilities that receive revenues from those sources, and consequently the ability of the related borrowers to meet their obligations under any Mortgage Loans secured thereby, could be adversely affected.

    Moreover, Health Care-Related Facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Health Care-Related Facility or, if applicable, bar it from participation in government reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of any Health Care-Related Facility securing a defaulted Mortgage Loan (a "Health Care-Related Mortgaged Property") would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to such foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their Mortgage Loan obligations.

    Government regulation applying specifically to Acute Care Facilities, Skilled Nursing Facilities and certain types of Assisted Living Facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a Certificate of Need ("CON"), before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a CON is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, if a Mortgage Loan secured by a lien on such a Health Care-Related Mortgaged Property were foreclosed upon, the purchaser at foreclosure might be required to obtain a new CON or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but there can be no assurance that any will do so or that any necessary licenses or approvals will be issued.

    Further government regulation applicable to Health Care-Related Facilities is found in the form of federal and state "fraud and abuse" laws that generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, there can be no assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the Health Care-Related Mortgaged Properties that are subject to such laws.

    The operators of Health Care-Related Facilities are likely to compete on a loca1 and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a Health Care-Related Facility will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides and, where applicable, the quality of care and the cost of that care. The inability of a Health Care-Related Mortgaged Property to flourish in a competitive market may increase the likelihood of foreclosure on the related Mortgage Loan, possibly affecting the yield on one or more classes of the related series of Offered Certificates.

MANAGEMENT RISKS

    Each Mortgaged Property is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There is no assurance regarding the performance of any operators, leasing agents and/or managers or persons who may become operators and/or managers upon the expiration or termination of management agreements or following any default or foreclosure under a Mortgage Loan. In addition, generally the property managers are operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof.

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND RELATED LEASES

    If so described in the related Prospectus Supplement, the borrower under a Mortgage Loan may be an entity created by the owner or purchaser of the related Mortgaged Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Mortgage Loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related Mortgage and the related Lease Assignments. In the case of Commercial Properties, the value of a property that is not itself an operating business generally will be derived from rental payments under Leases of all or portions of the property. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the borrowers of Mortgage Loans secured by Commercial Properties will have any significant assets other than the Commercial Properties and any related Leases, which will be pledged to the Trustee under the related Pooling Agreement. Therefore, the payment of amounts due on any such Mortgage Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Mortgage Loan, if such loan is foreclosed on and the Commercial Property liquidated following a Lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such Mortgage Loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

    The performance of a Mortgage Loan secured by an income-producing property leased (pursuant to general commercial-type leases rather than credit- or bond-type leases) by the Mortgagor to Lessees as well as the liquidation value of such property may be dependent upon the business operated by such Lessees in connection with such property, the creditworthiness of such Lessees or both; the risks associated with such loans may be offset by the number of Lessees or, if applicable, a diversity of types of business operated by such Lessees.

BALLOON PAYMENTS ON MORTGAGE LOANS; HEIGHTENED RISK OF BORROWER DEFAULT

    Certain of the Mortgage Loans included in a Trust Fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans.

    If and to the extent specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. While a Master Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans. See "Yield and Maturity Considerations--Other Factors Affecting Yield, Weighted Average Life and Maturity--Balloon Payments; Extenstion of Maturity".

JUNIOR MORTGAGE LOANS

    To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, the junior Mortgage Loans would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties".

CREDIT SUPPORT LIMITATIONS--MAY NOT COVER ALL RISKS OR FULL PAYMENT ON
  CERTIFICATES

    The Prospectus Supplement for the Offered Certificates of each series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

    A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

    The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support".

    Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.

ENFORCEABILITY

    Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

LEASES AND RENTS SERVING AS SECURITY FOR MORTGAGE LOANS POSE SPECIAL RISKS

    The Mortgage Loans included in any Trust Fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans and Leases--Leases and Rents".

DELINQUENT MORTGAGE LOANS

    If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are delinquent as of the date they are deposited in the Trust Fund. A Mortgage Loan will be considered "delinquent" if it is thirty (30) days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the Trust Fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all Mortgage Loans in the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in the Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans-General".

ENVIRONMENTAL LIABILITY MAY AFFECT LIEN ON MORTGAGED PROPERTY AND EXPOSE LENDER
  TO COSTS

    Under certain laws, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower. A lender also risks such liability on foreclosure of the mortgage. In addition, liabilities imposed upon a borrower by CERCLA or other environmental laws may adversely affect a borrower's ability to repay a loan. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations". If a Trust Fund includes Mortgage Loans and the related Prospectus Supplement does not otherwise specify, the related Pooling Agreement will contain provisions generally to the effect that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or assume control of its operation unless the Master Servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of hazardous substances, but there can be no assurance in a given case that those risks can be eliminated entirely. Moreover, it is likely that any recourse against the person preparing the environmental report, and such person's ability to satisfy a judgment, will be limited.

CREDIT SUPPORT LIMITATIONS--MAY NOT COVER ALL RISKS OR FULL PAYMENT ON
  CERTIFICATES

    The Prospectus Supplement for the Offered Certificates of each series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

    A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

    The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and other factors. There can be, however, no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

ERISA CONSIDERATIONS

    Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

    Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Material Federal Income Tax Consequences--REMICs". Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

BOOK-ENTRY REGISTRATION OF CERTIFICATES AFFECTS OWNERSHIP OF CERTIFICATES AND
  RECEIPT OF PAYMENTS

    If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. The means by which notices and other communications are conveyed by DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may experience delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

    If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing as of the date they are deposited in the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in the Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds-- Mortgage Loans-Leases--General".

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
                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

    The primary assets of each Trust Fund will consist of a pool of mortgage loans collectively, the "Mortgage Loans" secured by liens on, or security interests in [(i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties")] or (ii) [office buildings], [shopping centers], [retail stores], [hotels or motels], [nursing homes, hospitals or other health-care related facilities], [mobile home parks], [warehouse facilities, mini-warehouse facilities or self-storage facilities], [industrial plants], [mixed use or other types of income-producing properties] or [unimproved land (the "Commercial Properties")], (iii) mortgage participations, pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similare to a series of Certificates ("CMBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or (iv) a combination of Mortgage Loans and CMBS (collectively, "Mortgage Assets"). [Bracketed property types to be included in order of the magnitude of material concentration of such property type in the Trust Fund. Property types absent from the Trust Fund are to be deleted.] Each Trust Fund will be established by First Union Commercial Mortgage Securities, Inc. (the "Depositor"). Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such CMBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular Trust Fund.

MORTGAGE LOANS-LEASES

    GENERAL. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments ("mortgages") that create first or junior liens on, or installment contracts for the sale of, fee simple or leasehold interests in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a Mortgaged Property. A Mortgage may create a lien on a borrower's leasehold estate in a property; however, if so specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least two years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

    If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

    LEASES. To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related borrower may assign its right, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the borrower and the mortgagee may agree that payments under Leases are to be made directly to the Master Servicer or the Special Servicer.

    To the extent described in the related Prospectus Supplement, the Leases, which may include "bond-type" or "credit-type" leases, may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform all obligations related to the leased premises; also, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Certain of the Leases (including credit-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the borrower under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the borrowers must rely on other income or sources generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. This would generally be the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such Lessee in order for the borrower to pay all of the scheduled principal and interest on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases (not including bond-type leases) may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the Borrower will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the borrower, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgage Property occurs, or if the ingress or egress to the leased space has been materially impaired.

    DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE
LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

    Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. As more fully set forth in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Mortgage Loan) secured by liens on the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an ARM Loan, a Mortgage Loan that carries an adjustable Mortgage Rate. As the primary source of the operating revenues of a non-owner occupied income-producing property, rental income (and maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and miniwarehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a single tenant. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or the single tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multitenant Commercial Properties.

    Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the Lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

    While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/ or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

    Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. As more fully set forth in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of
(i) the then outstanding principal balance of the Mortgage Loan and the outstanding principal balance of any loan secured by a lien on the related Mortgaged Property prior to the lien of the related Mortgage, to (ii) the Value of such Mortgaged Property. The "Value" of a Mortgaged Property, is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

    Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

    While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties" and "--Balloon Payments; Borrower Default".

    PAYMENT PROVISIONS OF THE MORTGAGE LOANS. If so specified in the related Prospectus Supplement, all of the Mortgage Loans will have had original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the Prospectus Supplement. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for the formula, index or other method by which the Mortgage Rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment (the period of such prohibition, a "Lockout Period") or require payment of a premium or a yield maintenance penalty (a "Prepayment

Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

    MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type or types of property that provide security for repayment of the Mortgage Loans,
(iii) the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the original Loan-to-Value Ratios of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate carried by the Mortgage Loans, (vii) the geographic distribution of the Mortgaged Properties on a state-by-state basis,
(viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within 15 days following such issuance.

CMBS

    CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of Certificates or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

    Any CMBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (a "CMBS Agreement"). The issuer (the "CMBS Issuer") of the CMBS and/or the servicer (the "CMBS Servicer") of the underlying mortgage loans will have entered into the CMBS Agreement, generally with a trustee (the "CMBS Trustee") or, in the alternative, with the original purchaser or purchasers of the CMBS.

    The CMBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the CMBS will be made by the CMBS Servicer or the CMBS Trustee on the dates specified in the related Prospectus Supplement. The CMBS Issuer or the CMBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

    Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

    The Prospectus Supplement for a series of Certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS Issuer, CMBS Servicer and CMBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS Agreement, (x) the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans-- Leases--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

    To the extent required under the securities laws, CMBS included among the assets of a Trust Fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) thereunder and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

CERTIFICATE ACCOUNTS

    Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement.

CREDIT SUPPORT

    If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as overcollateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for the Offered Certificates of each series. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of Credit Support will be determined based on the characteristics of the Mortgage Assets and other factors and will be established, in part, on the basis of requirements of each Rating Agency rating the Certificates of such series. If so specified in the related Prospectus Supplement, any such Credit Support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such Credit Support will be limited. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

    If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the related Prospectus Supplement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe in the same fashion any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such CMBS to the extent information is available and deemed material.

PRE-FUNDING

    If so provided in the related Prospectus Supplement, a Trust Fund may include amounts on deposit in a separate account (the "Pre-Funding Account") which amounts will not exceed 25% of the pool balance of the Trust Fund as of the Cut-off Date. Amounts on deposit in the Pre-Funding Account may be used by the Trust Fund to acquire additional Mortgage Assets, which additional Mortgage Assets will be selected using criteria that is substantially similar to the criteria used to select the Mortgage Assets included in the Trust Fund on the Closing Date. The Trust Fund may acquire such additional Mortgage Assets for a period of time of not more than 120 days after the Closing Date (the "Pre-Funding Period") as specified in the related Prospectus Supplement. Amounts on deposit in the Pre-Funding Account after the end of the Pre-Funding Period will be distributed to Certificateholders or such other person as set forth in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the Trust Fund may include amounts on deposit in a separate account (the "Capitalized Interest Account"). Amounts on deposit in the Capitalized Interest Account may be used to supplement investment earnings, if any, of amounts on deposit in the Pre-Funding Account, supplement interest collections of the Trust Fund, or such other purpose as specified in the related Prospectus Supplement. As set forth in a related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account and Pre-Funding Account will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the Capitalized Interest Account will be released after the end of the Pre-Funding Period as specified in the related Prospectus Supplement. See "Risk Factors--Effects of Pre-Funding and Acquisition of Additional Mortgage Assets".

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

    The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying CMBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the CMBS. If a Trust Fund includes CMBS, the related Prospectus Supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates offered thereby.

PASS-THROUGH RATE

    The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to the Offered Certificates of any series will specify the Pass-Through Rate for each class of such Certificates or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

    With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

    When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the Due Date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the Due Date of the preceding scheduled payment up to the Due Date for the next scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements-- Servicing Compensation and Payment of Expenses".

YIELD AND PREPAYMENT CONSIDERATIONS

    A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or Notional Amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, will change periodically to accommodate adjustments to their Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance.

    The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans is distributed on an Offered Certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the Notional Amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on such investor's yield of principal payments (to the extent distributable in reduction of the principal balance or Notional Amount of such investor's Offered Certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

    A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

    In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of such Mortgage Assets or such classes of Certificates, as the case may be. Thus, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates.

    The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lockout Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

    The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

    Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

    The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

    The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until

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
the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

    Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

    The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

    A series of Certificates may include one or more Controlled Amortization Classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more Companion Classes. If so specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, distributions of principal on a PAC are made in accordance with a specified amortization schedule so long as prepayments on the underlying Mortgage Loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more Companion Classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments may retire the Companion Classes much earlier than expected, thus leaving the PAC without further prepayment protection. A TAC is similar to a PAC, but a TAC structure generally does not draw on Companion Classes to make up cash flow shortfalls, and will generally not provide protection to the TAC against the risk that prepayments occur more slowly than expected.

    In general, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series (any of which may also be a class of Offered Certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the related Prospectus Supplement, the holders of a Companion Class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the Controlled Amortization Class, and (in the case of a Companion Class that supports a PAC) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk", and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk" that would otherwise be allocated to the related Controlled Amortization Class. Accordingly, Companion Classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

    BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

    NEGATIVE AMORTIZATION. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization. In general, such Mortgage Loans by their terms limit the amount by which scheduled payments may adjust in response to changes in Mortgage Rates and/or provide that scheduled payment amounts will adjust less frequently than the Mortgage Rates. Accordingly, during a period of rising interest rates, the scheduled payment on a Mortgage Loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the Mortgage Loan balance would amortize more slowly than necessary to repay it over such schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable Mortgage Rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the Mortgage Loan balance over such schedule.

    A slower or negative rate of Mortgage Loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature. A faster rate of Mortgage Loan amortization will shorten the weighted average life of such Mortgage Loans and, correspondingly, the weighted average lives of those classes of Certificates then entitled to a portion of the principal payments on such Mortgage Loans. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series.

    FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

    LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Assets in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

    The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates. The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Assets in the related Trust Fund.

    ADDITIONAL CERTIFICATE AMORTIZATION. In addition to entitling the holders thereof to a specified portion (which may range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. As specifically set forth in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently distributable on the Certificates of such series, as well as any interest accrued but not currently distributable on any Accrual Certificates of such series or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

    The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.

                                 THE DEPOSITOR

    First Union Commercial Mortgage Securities, Inc., the Depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of First Union National Bank, a national banking association with its main office located in Charlotte, North Carolina. First Union National Bank is a subsidiary of First Union Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor maintains its principal office at 301 South College St., Charlotte, N.C. 28228-0600. Its telephone number is 704-374-6161. There can be no assurance that the Depositor will have any significant assets.

                                USE OF PROCEEDS

    The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    In the aggregate, the Certificates of each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. Each series of Certificates may consist of one or more classes of Certificates (including classes of Offered Certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iv) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively "Stripped Interest Certificates"); (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, Notional Amount and Pass-Through Rate refer to the principal balance, if any, Notional Amount, if any, and the Pass-Through Rate, if any, for any such component.

    Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates or REMIC Residual Certificates, Notional Amounts or percentage interests specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors-- Limited Liquidity", "--Limited Assets" and "--Book-Entry Registration".

DISTRIBUTIONS

    Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. If so provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the Certificateholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

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
    Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

    Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    Distributions of interest in respect of the Certificates of any class (other than any class of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and REMIC Residual Certificates), "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the period between Distribution Dates) on the outstanding Certificate Balance thereof immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, Accrued Certificate Interest for each Distribution Date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors-- Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations".

DISTRIBUTIONS OF CERTIFICATE PRINCIPAL

    Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates of REMIC Residual Certificates) will have a Certificate Balance which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets that is allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Assets. In addition, distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Certificates (each such class, a "Companion Class"), may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class.

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
DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
  RESPECT OF EQUITY PARTICIPATIONS

    If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

    The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or in the Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

    If and to the extent provided in the related Prospectus Supplement, the related Master Servicer and/or another specified person (including a provider of Credit Support) may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. Unless otherwise provided in the related Prospectus Supplement, a "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

    Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the advancing person's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by the Master Servicer or by any other person if, in the good faith judgment of the Master Servicer or such other person, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer or another person, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

    If advances have been made from excess funds in a Certificate Account, the Master Servicer or other person that advanced such funds will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond will be set forth in the related Prospectus Supplement.

    If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

    The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related CMBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

    On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

    (i) the amount of such distribution to holders of Certificates of such class that was applied to reduce the Certificate Balance thereof;

    (ii) the amount of such distribution to holders of Certificates of such class that is allocable to Accrued Certificate Interest;

    (iii) the amount, if any, of such distribution to holders of Certificates of such class that is allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

    (iv) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer (as defined herein)) and such other customary information as such Master Servicer or the related Trustee, as the case may be, deems necessary, or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

    (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

    (vi) the aggregate principal balance of the related Mortgage Loans on, or as of a specified date shortly prior to, such Distribution Date;

    (vii) the number and aggregate principal balance of any Mortgage Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and
(D) foreclosure proceedings have been commenced;

    (viii) with respect to each Mortgage Loan that is delinquent in respect of three or more scheduled payments, (A) the loan number thereof, (B) the unpaid balance thereof, (C) whether the delinquency is in respect of any balloon payment, (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (E) if applicable, the aggregate amount of any interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances, (F) whether a notice of acceleration has been sent to the borrower and, if so, the date of such notice and (G) a brief description of the status of any foreclosure proceedings or negotiations with the borrower;

    (ix) with respect to any Mortgage Loan liquidated during the related Prepayment Period (that is, the specified period, generally equal in length to the time period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date (the "Prepayment Period")) in connection with a default thereon or by reason of being purchased out of the related Trust Fund, (A) the loan number thereof, (B) the manner in which it was liquidated, (C) the aggregate amount of Liquidation Proceeds received, (D) the portion of such Liquidation Proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such Mortgage Loan and (E) the amount of any loss to Certificateholders;

    (x) with respect to each Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise ("REO Property") and included in the related Trust Fund as of the end of the related Due Period or Prepayment Period, as applicable, (A) the loan number of the related Mortgage Loan, (B) the date of acquisition, (C) the principal balance of the related Mortgage Loan (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the related Pooling Agreement), (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (E) if applicable, the aggregate amount of interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances;

    (xi) with respect to any REO Property sold during the related Prepayment Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate amount of sales proceeds, (C) the portion of such sales proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (D) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

    (xii) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any losses in respect of the related Mortgage Loans and any increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

    (xiii) the aggregate amount of principal prepayments made on the Mortgage Loans during the related Prepayment Period;

    (xiv) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

    (xv) the amount of any Accrued Certificate Interest due but not paid on such class of Offered Certificates at the close of business on such Distribution Date;

    (xvi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date; and

    (xvii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date.

    In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

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    Within a reasonable period of time after the end of each calendar year, the related Master Servicer or Trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

    If the Trust Fund for a series of Certificates includes CMBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

    The Voting Rights evidenced by each series of Certificates will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

    Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular series will have the collective right to remove the related Trustee and also to cause the removal of the related Master Servicer in the case of an Event of Default on the part of the Master Servicer. See "Description of thePooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".

TERMINATION

    The obligations created by the Pooling Agreement for each series of Certificates will terminate upon the payment (or provision for payment) to Certificateholders of that series of all amounts held in the related Certificate Account, or otherwise by the related Master Servicer or Trustee or by a Special Servicer, and required to be paid to such Certificateholders pursuant to such Pooling Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the related Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the related Prospectus Supplement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

    If so specified in the related Prospectus Supplement, a series of Certificates will be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a party that will be specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party identified therein will be authorized or required to solicit bids for the purchase of all the assets of the related Trust Fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth therein. In any event, unless otherwise disclosed in the applicable Prospectus Supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all Mortgage Loans (other than Mortgage Loans secured by REO Properties) then included in a Trust Fund and the fair market value of all REO Properties then included in the Trust Fund, which may or may not result in full payment of the aggregate Certificate Balance plus accrued interest and any undistributed shortfall in interest for the then outstanding Certificates. Any sale of Trust Fund assets will be without recourse to the Trust and/or Certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

    If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company, and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") will in turn be recorded on the records of Direct and Indirect Participants. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates will be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

    DTC will not know the identity of actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing

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
instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

    As may be provided in the related Prospectus Supplement, the only "Certificateholder'(as such term is used in the related Pooling Agreement) of a Book-Entry Certificate will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

    Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

    As may be specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if
(i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for reregistration, the Trustee or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

    The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement that relates to a Trust Fund that consists solely of CMBS may not include a Master Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement.

    A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes CMBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to First Union Commercial Mortgage Securities, Inc., One First Union Center, Charlotte, N.C. 28288-0166, Attention:
Securitization Services.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

    As set forth in the related Prospectus Supplement, generally at the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

    With respect to each Mortgage Loan to be included in a Trust Fund, the Depositor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. The related Pooling Agreement will require that the Depositor or other party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records.

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
    The related Trustee (or the custodian appointed by the Trustee) will be required to review the Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the Certificateholders of the related series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, in either case such that interests of the Certificateholders are materially and adversely affected, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and the Master Servicer will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to replace the related Mortgage Loan or repurchase it from the Trustee at a price that will be specified in the related Prospectus Supplement.

    If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Master Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Leases for the payment of maintenance, insurance and taxes, to the extent specified in the related Leases. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Leases in trust for the benefit of the Certificateholders.

    With respect to each CMBS in certificate form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the Trustee for the benefit of the Certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the Depositor and the Trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that either the Depositor or the Trustee promptly cause any CMBS in certificated form not registered in the name of the Trustee to be reregistered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

    The Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign certain representations and warranties, (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. Each Warranting Party will be identified in the related Prospectus Supplement.

    Each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the related Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after

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
initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of Certificates of any series for a breach of representation and warranty by a Warranting Party. Moreover, neither the Depositor (unless it is the Warranting Party) nor the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

    The dates as of which representations and warranties have been made by a Warranting Party will be specified in the related Prospectus Supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

    GENERAL. The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained Certificate Accounts for the collection of payments on the related Mortgage Loans, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. As described in the related Prospectus Supplement, a Certificate Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Pooling Agreement ("Permitted Investments"). Any interest or other income earned on funds in the Certificate Account will be paid to the related Master Servicer or Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

    DEPOSITS. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the related Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

        (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

        (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Trustee;

       (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the

                                       57
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    net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

        (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

        (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

        (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

       (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also, "Liquidation Proceeds");

      (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";

        (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

        (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

        (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

       (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

    WITHDRAWALS. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

        (i) to make distributions to the Certificateholders on each Distribution Date;

        (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

       (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

        (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the related Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

        (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of Credit Support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

        (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

       (vii) to reimburse the Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor";

      (viii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee;

        (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

        (x) to pay the Master Servicer or the Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

        (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

       (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences-- REMICS--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes";

      (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

       (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

       (xv) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

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       (xvi) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

COLLECTION AND OTHER SERVICING PROCEDURES

    The Master Servicer for any mortgage pool, directly or through Sub-Servicers, will be required to make reasonable efforts to collect all scheduled Mortgage Loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in the related Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the Pooling Agreement and in the related Prospectus Supplement (the "Servicing Standard").

    The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the Mortgage Loans. Generally, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

    A Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the Servicing Standard; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in the judgment of the Master Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. A Master Servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the Mortgage Loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation.

SUB-SERVICERS

    A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a "Sub-Servicer"), but the Master Servicer will remain liable for such obligations under the related Pooling Agreement unless otherwise provided in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

    Generally, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

SPECIAL SERVICERS

    If and to the extent specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be a party to the related Pooling Agreement or may be appointed by the Master Servicer or

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another specified party to perform certain specified duties (for example, the servicing of defaulted Mortgage Loans) in respect of the servicing of the related Mortgage Loans. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

    A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

    The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and Leases".

    A Pooling Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of Certificates of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Generally, the related Pooling Agreement will require that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Master Servicer will generally be required to proceed with respect to such defaulted Mortgage Loan as described below.

    If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless

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the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

        (i) either the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

        (ii) either there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations".

    If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard.

    If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage Loan (prior to the distribution of such Liquidation Proceeds to Certificateholders), amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

    If any Mortgaged Property suffers damage that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore, the Master Servicer will not be required to expend its own funds to restore the damaged property unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

    Each Pooling Agreement may require the related Master Servicer to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Such coverage generally will be in an amount equal to the lesser of

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the principal balance owing on such Mortgage Loan and the replacement cost of the Mortgaged Property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in the related Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

    The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

    Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans and Leases--Due-on-Sale and Due-on Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    Generally, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payments on each Mortgage Loan in the related Trust Fund. Since that compensation is generally based on a percentage of the principal balance

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of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. The Prospectus Supplement with respect to a series of Certificates may provide that, as additional compensation, the Master Servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

    In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of the Trustee and any Special Servicer, may be required to be borne by the Trust Fund.

    If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

EVIDENCE AS TO COMPLIANCE

    Each Pooling Agreement may require that, on or before a specified date in each year, the Master Servicer cause a firm of independent public accountants to furnish a statement to the Trustee to the effect that, based on an examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related Pooling Agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, either the Audit Program for Mortgages serviced for FHLMC or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, as the case may be, requires it to report. Each Pooling Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of a statement signed by one or more officers of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Pooling Agreement throughout the preceding calendar year or other specified twelve-month period.

    Copies of the annual accountants' statement and the statement of officers of a Master Servicer will be made available to Certificateholders without charge upon written request to the Master Servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

    The Master Servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. The related Pooling Agreement may permit the Master Servicer to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the Pooling Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of

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an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

    Each Pooling Agreement may further provide that none of the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such Pooling Agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with the Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, or is incidental to the performance of obligations and duties thereunder and is not reimbursable pursuant to the Pooling Agreement;
(ii) incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling Agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

    Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related Pooling Agreement, any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the MasterServicer or the Depositor, as the case may be, under the related Pooling Agreement.

EVENTS OF DEFAULT

    An "Event of Default" for a Series of Certificates under the related Pooling Agreement generally will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for 60 days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master

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Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

    So long as an Event of Default under a Pooling Agreement remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Pooling Agreement (except that if the Master Servicer is required to make advances in respect of Mortgage Loan delinquencies, but the Trustee is prohibited by law from obligating itself to do so, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required
to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each Rating Agency that assigned ratings to the Offered Certificates of such series to act as successor to the Master Servicer under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

    No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders entitled to at least 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for 60 days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

    Each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of the related Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or
(v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder. Each Pooling Agreement may also be amended for any purpose by the parties, with the consent of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus

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Supplement) of the Voting Rights for the related series allocated to the affected classes; provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (y) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (x), without the consent of the holders of all Certificates of such class or (z) modify the provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Pooling Agreement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which a REMIC election is to be or has been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

    Upon written request of any Certificateholder of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholder access, during normal business hours, to the most recent list of Certificateholders of that series then maintained by such person.

THE TRUSTEE

    The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

    The Trustee for a series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

    The Trustee for a series of Certificates may be entitled to indemnification, from amounts held in the related Certificate Account, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein. As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

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RESIGNATION AND REMOVAL OF THE TRUSTEE

    The Trustee for a series of Certificates will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Master Servicer (or such other person as may be specified in the related Prospectus Supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

    Unless otherwise provided in the related Prospectus Supplement, if at any time the Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Depositor will be authorized to remove the Trustee and appoint a successor trustee. In addition, unless otherwise provided in the related Prospectus Supplement, holders of the Certificates of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee and appoint a successor trustee.

    Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

    Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of overcollateralization, a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

    The Credit Support generally will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the Credit Support or that are not covered by the Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

    If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

    If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination provided by a class or classes of Subordinate Certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

    If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of a series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of

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Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

    If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

    If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

    If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/ or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/ or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

    If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

    Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date,

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amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

    If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO CMBS

    If so provided in the Prospectus Supplement for a series of Certificates, any CMBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of Credit Support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of Credit Support will be determined based on the characteristics of the Mortgage Assets and other factors and will be established, in part, on the basis of requirements of each Rating Agency rating the Certificates of such series. If so specified in the related Prospectus Supplement, any such Credit Support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such Credit Support will be limited.

               CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

    The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds-- Mortgage Loans--Leases". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying a CMBS.

GENERAL

    Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

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    The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.

TYPES OF MORTGAGE INSTRUMENTS

    There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary. References herein and in any Prospectus Supplement to "mortgage" shall include a mortgage, a deed of trust or a deed to secure debt, as the case may be.

LEASES AND RENTS

    Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

    In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--Bankruptcy Laws".

PERSONALTY

    In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security

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interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

COOPERATIVE LOANS

    If specified in the related Prospectus Supplement, the Mortgage Loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations (each a "Cooperative"). If specified in the related Prospectus Supplement, the Mortgage Loans may consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

    A Cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the Cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a Cooperative, the lender would normally be required to take the Mortgaged Property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

    An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative

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shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

    Some of the Mortgage Loans included in a Trust Fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the Trust Fund (and therefore the Certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property to be sold upon borrower's default and thereby extinguish the Trust Fund's junior lien unless the Master Servicer or Special Servicer asserts its subordinate interest in a property in a foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

    The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

    The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

    Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower

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to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

    The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

    GENERAL. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

    FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

    A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

    JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

    NON-JUDICIAL FORECLOSURE/POWER OF SALE. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more

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newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

    Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

    EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

    PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in DURRETT V. WASHINGTON NATIONAL INSURANCE COMPANY. The court in DURRETT held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under Section 67d of the former Bankruptcy Act (Section 548 of the current Bankruptcy Code, Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. SectionSection101-1330 (the "Bankruptcy Code")) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of DURRETT were rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law with provisions similar to those construed in DURRETT. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in

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possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

    The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

    RIGHTS OF REDEMPTION. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

    The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

    ANTI-DEFICIENCY LEGISLATION. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first

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exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

    LEASEHOLD RISKS. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain these provisions.

    REGULATED HEALTHCARE FACILITIES. A Mortgage Loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

    CROSS-COLLATERALIZATION. Certain of the Mortgage Loans may be secured by more than one mortgage covering Mortgaged Properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

    COOPERATIVE LOANS. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

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    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

    Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

    In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

BANKRUPTCY LAWS

    Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor would stay the senior lender from proceeding with any foreclosure action.

    Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's second claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative

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plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

    Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. However, the Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code.

    If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL CONSIDERATIONS

    GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

    SUPERLIEN LAWS. Under certain laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

    CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of the facility, holds indicia of ownership primarily to protect his security interest in the facility. This so-called secured creditor

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exemption is intended to provide a lender protection from liability under CERCLA as an owner or operator of contaminated property. The secured creditor exemption, however, does not necessarily protect a lender from liability for cleanup of hazardous substances in every situation. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

    In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous substances from underground storage tanks under the Federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

    The Federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management."

    Importantly, the Lender Liability Act does not, among other things: (1) completely eliminate potential liability to lenders under CERCLA or RCRA, (2) reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) affect liabilities or potential liabilities under state environmental laws.

    CERTAIN OTHER STATE LAWS. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

    In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

    Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

    ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

    To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not take possession of a Mortgaged Property or take over its operation unless the Master Servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans."

    If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with

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those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

    In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

    Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

    Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

    Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

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APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

    No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

    Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

    Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing

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lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

    Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

    A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to the consequences of contemplated actions and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

    The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. If no REMIC election is made and the Trust Fund does not elect to be treated as a Grantor Trust Fund, the Trust Fund may elect to be treated as a financial assets securitization investment trust ("FASIT"). The Prospectus Supplement relating to such an election will describe the requirements for the classification of the Trust Fund as a FASIT and the consequences to a holder of owing certificates in a FASIT. The Prospectus Supplement for each series of Certificates also will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

    The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements".

    Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

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REMICS

    CLASSIFICATION OF REMICS. It is the opinion of Willkie Farr & Gallagher, counsel to the Depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related Pooling Agreement and based upon the law on the date hereof, for federal income tax purposes the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

    If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period during which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

    CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Trustee will report those determinations to Certificateholders in the manner and at the times required by the applicable Treasury regulations.

    The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe those Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code.

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    TIERED REMIC STRUCTURES.  For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

    Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

    GENERAL. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

    ORIGINAL ISSUE DISCOUNT. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

    The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

    The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a

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single fixed rate, at a "qualified floating rate", or at an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

    In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

    In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

    Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a DE MINIMIS amount (other than DE MINIMIS original discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

    If original issue discount on a REMIC Regular Certificate is in excess of a DE MINIMIS amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

    As to each "accrual period", that is, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue

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discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(x) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (y) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

    A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

    MARKET DISCOUNT. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of

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REMIC Regular Certificates--Premium". Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

    However, market discount with respect to a REMIC Regular Certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

    Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method; (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

    To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

    Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    PREMIUM. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect

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under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount". The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

    REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Residential Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

    Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Residential Loans or the underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

    GENERAL. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

    An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual

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Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

    A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

    Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

    The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distribution received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

    TAXABLE INCOME OF THE REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

    For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the

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Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

    Subject to possible application of the DE MINIMIS rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

    A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

    A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the DE MINIMIS rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

    If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess, "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

    As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the

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limitation of Section 67 of the Code. See "--Possible Pass-Through of
Miscellaneous Itemized Deductions". If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

    BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

    A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

    Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

    The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates". For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General".

    EXCESS INCLUSIONS. Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

    In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the

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REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

    For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "-- Foreign Investors in REMIC Certificates" below.

    As an exception to the general rules described above, thrift institutions are allowed to offset their excess inclusions with unrelated deductions, losses or loss carryovers, but only if the REMIC Residual Certificates are considered to have "significant value". The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price, at least equal to two percent of the aggregate issue prices of all of the related REMIC's Regular and Residual Certificates. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20% of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted cleanup calls or required liquidation provided for in the REMIC's organizational documents. Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value". The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules. The above-described exception for thrift institutions applies only to those residual interests held directly by, and deductions, losses and loss carryovers incurred by, such institutions (and not by other members of an affiliated group of corporations filing a consolidated income tax return) or by certain wholly owned direct subsidiaries of such institutions formed or operated exclusively in connection with the organization and operation of one or more REMICs.

    In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

    NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes

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due with respect to the income on such "noneconomic" REMIC Residual Certificate.
The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted cleanup calls, or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and (ii) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

    The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "-- Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

    MARK-TO-MARKET RULES. On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

    POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

    With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to

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the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (x) three percent of the excess of the individual's adjusted gross income over such amount or (y) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or
Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

    SALES OF REMIC CERTIFICATES. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions". Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains for individuals of 20%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

    A consideration for holders of the Class IO Certificates concerns the constructive sale provision of the Code added by the Taxpayer Relief Act of 1997 which requires the recognition of gain upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. For purposes of determining whether an asset may be subject to a constructive sale, an "appreciated financial position" does not include a position with respect to a debt instrument if the debt instrument (i) unconditionally entitles the holder to receive a specified principal amount, (ii) pays interest at a fixed or variable rate, and (iii) is not convertible (directly or indirectly) into the stock of the issuer or a related person. Accordingly, only the Class IO Certificates could be subject to this provision and only if a holder of a Class IO Certificate engages in a constructive sale transaction.

    Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible

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in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

    REMIC Certificates will be "evidences of indebtedness" within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

    A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

    Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

    Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

    PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

    In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

    REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other

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qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

    Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

    Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

    TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted cleanup calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (x) residual interests in such entity are not held by disqualified organizations and (y) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

    In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (x) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (y) a statement under penalty of perjury that such record holder is not a disqualified organization.

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    For these purposes, a "disqualified organization" means (i) the United
States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the FHLMC), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in
Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

    TERMINATION. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of Section 1091 of the Code.

    REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, either the Trustee or the Master Servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

    As the tax matters person, the Trustee or the Master Servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

    Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue

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discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

    As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

    The responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer, unless otherwise stated in the related Prospectus Supplement.

    BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

    FOREIGN INVESTORS IN REMIC CERTIFICATES. A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more United States persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by
(i) a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates or (ii) to the extent of the amount of interest paid by the related Mortgagor on a particular Mortgage Loan,
(A) a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such Mortgagor or (B) a REMIC Regular Certificateholder that is a controlled foreign corporation as to the United States of which such Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

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    In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

    Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

    Transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling Agreement.

GRANTOR TRUST FUNDS

    CLASSIFICATION OF GRANTOR TRUST FUNDS. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

    For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

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CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

    GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) assets described in Section 7701(a)(19)(C) of the Code; (ii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

    GRANTOR TRUST STRIP CERTIFICATES. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

    The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are]principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

    GENERAL. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate, directly or through certain pass-through entities, will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) three percent of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or

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administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

    The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors". The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

    IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount". Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

    The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any spread or any other ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

    Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when

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prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor
Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

    In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

    If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

    In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Stripped Bond Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Stripped Bond Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

    Under Treasury regulation Section 1.1286-1T, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a DE MINIMIS amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue

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discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount".

    IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

    The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate", or at an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

    In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans in preparing information returns to the Certificateholders and the IRS.

    Notwithstanding the general definition of original issue discount, original issue discount will be considered to be DE MINIMIS if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than DE MINIMIS original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal price is made, based on the product of the total amount of such DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--Market Discount" below.

    If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules.

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However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

    A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

    The Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

    MARKET DISCOUNT. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a DE MINIMIS amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder

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acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium". Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

    Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

    Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

    Market discount with respect to Mortgage Loans generally will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as DE MINIMIS under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--If Stripped Bond Rules Do Not Apply".

    Further, under the rules described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

    PREMIUM. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for

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a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

    It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

    TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

    The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

    Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--If Stripped Bond Rules Apply" above.

    As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

    The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Stripped Bond Prepayment Assumption disclosed in

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the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Stripped Bond Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will, in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Stripped Bond Prepayment Assumption.

    It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Stripped Bond Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Stripped Bond Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

    POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, like the OID Regulations, such regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

    Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

    SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains for individuals of 20%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

    Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction

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
generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

    GRANTOR TRUST REPORTING. As may be provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Trustee or Master Servicer, as applicable, will furnish to each Certificateholder during such year such customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

    BACKUP WITHHOLDING. In general, the rules described in "--Taxation of Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

    FOREIGN INVESTOR. In general, the discussion with respect to REMIC Regular Certificates in "-- Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

    To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

    In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

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
                              ERISA CONSIDERATIONS

GENERAL

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

    ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

    PLAN ASSET REGULATIONS. A Plan's investment in Offered Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a Trust Fund will be "significant" on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

    Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

    First Union Corporation ("First Union") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA Considerations", the term "Underwriter" includes (i) First Union, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with First Union, and (iii) any member of the underwriting syndicate or selling group of which First Union or a person described in (ii) is a manager or co-manager with respect to a class of Certificates. See "Method of Distribution".

    The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Offered Certificates to be eligible for exemptive relief under the Exemption:

    FIRST, the acquisition of Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

    SECOND, the Offered Certificates must evidence rights and interests which are not subordinated to the rights and interests evidenced by other Certificates of the same trust.

    THIRD, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor Structured Rating Group ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("Duff & Phelps") or Fitch Investors Service, L.P. ("Fitch").

    FOURTH, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any Sub-Servicer, the provider of any Credit Support and any obligor with respect to Mortgage Assets (including mortgage loans underlying a CMBS not issued by FNMA, FHLMC or GNMA) constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Assets in the related Trust Fund as of the date of initial issuance of the Certificates.

    FIFTH, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting or placing the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith.

    SIXTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

    SEVENTH, in the event the obligations used to fund the Trust Fund have not all been transferred to the Trust Fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption shall be transferred to the Trust Fund in exchange for the amounts credited to the Pre-Funding Account during the period commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the Pooling Agreement; (ii) the date on which an event of default occurs under the Pooling Agreement; or (iii) the date which is the later of three months or 90 days after the closing date. Certain conditions of the Exemption relating to pre-funding accounts must also be met, to be described in the Prospectus Supplement.

    The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's, Duff & Phelps or Fitch for at least one year prior to the Plan's acquisition of Certificates;

and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Certificates.

    It is not clear whether certain Offered Certificates would constitute "certificates" for purposes of the Exemption, including but not limited to, (i) Certificates evidencing an interest in Mortgage Loans secured by liens on real estate projects under construction, or (ii) Certificates evidencing an interest in a Trust Fund including Cash Flow Agreements. Also, as noted, subordinated Classes of Certificates are not covered by the Exemption.

    If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates acquired by a Plan upon issuance from the Depositor or Underwriter when the Depositor, Underwriter, Master Servicer, Special Servicer, Sub-Servicer, Trustee, provider of Credit Support, or obligor with respect to Mortgage Assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

    If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Underwriter and a Plan (other than an Excluded Plan) when the person who has discretionary authority or renders investment advice with respect to the investment of the Plan's assets in such Certificates is (a) an obligor with respect to 5% or less of the fair market value of the Mortgage Assets (including mortgage loans underlying a CMBS not issued by FNMA, FHLMC or GNMA) in the related Trust Fund or (b) an affiliate of such a person, (ii) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by such Plan and (iii) the holding of Offered Certificates by such Plan.

    Further, if certain specific conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Trust Assets. The Depositor expects that the specific conditions set forth in the Exemption that are required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of
Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the pools of Mortgage Assets, provided that the general conditions set forth in the Exemption are satisfied.

    The Exemption also provides an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

    Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm (i) that the Offered Certificates constitute "certificates" for purposes of the Exemption and (ii) that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief that may be provided in the Exemption the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates on behalf of a Plan.

    The DOL recently issued a Prohibited Transaction Class Exemption 95-60 (the "Class Exemption"), which exempts from the application of the prohibited transactions provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. Insurance company general accounts are allowed to purchase, in reliance on the Class Exemption, classes of Certificates that (i) are subordinated to other classes of Certificates and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from Standard & Poor's, Moody's, Duff & Phelps or Fitch. In addition to the foregoing Class Exemption, certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, are allowed to purchase Certificates in reliance upon regulations to be promulgated by the DOL pursuant to Section 1460 of the Small Business Job Protection Act of 1996. If such policies satisfy the Section 1460 regulations, then the insurer will be deemed in compliance with ERISA's fiduciary requirements and prohibited transaction rules with respect to those assets of the insurer's general account which support such policies.

    Any fiduciary of a Plan that proposes to cause the Plan to purchase Offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of (and scope of relief provided by) the Exemption or any other prohibited transaction exemption in connection therewith. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the Certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Interest Certificates should consider the federal income tax consequences of such investment.

                                LEGAL INVESTMENT

    The Offered Certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") only if so specified in the related Prospectus Supplement. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

    Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain multifamily loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute, legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 that specifically limits the legal investment authority of any such entities with respect to "mortgage related securities", Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

    Pursuant to final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") and the terms of the Riegle Act, a modification of the definition of "mortgage related securities" became effective December 31, 1996 to include among the types of loans to which such securities may relate loans directly secured by a first lien on "one or more parcels of real estate upon which is located one or more commercial structures". The regulations also imposed on national banks purchasing "mortgage related securities" the requirement that the securities be fully secured by interests in a pool of loans to numerous obligors. In addition, the related legislative history of the Riegle Act indicates that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "commercial mortgage related securities" would constitute legal investments under that state's laws.

    SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities", defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of Offered Certificates), except under limited circumstances.

    All depository institutions considering an investment in the Offered Certificates of any series should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

    The Offered Certificates offered hereby and by the Prospectus Supplements hereto will be offered in series. The distribution of the Offered Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Prospectus Supplement for the Offered Certificates of each series will, as to each class of such Certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the Certificates of such class will be sold to the public can be determined, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the Depositor.

    If so specified in the related Prospectus Supplement, the Offered Certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by First Union Capital Markets, a division of Wheat First Securities, Inc., acting as underwriter with other underwriters, if any, named therein. Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by First Union Capital Markets acting as agent. If First Union Capital Markets acts as agent in the sale of Offered Certificates, First Union Capital Markets will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or Notional Amount of such Offered Certificates as of the date of issuance. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that First Union Capital Markets elects to purchase Offered Certificates as principal, First Union Capital Markets may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

    This Prospectus and related Prospectus Supplements may be used by the Depositor, First Union Capital Markets Corp., a division of Wheat First Securities, Inc., an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Capital Markets or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

    The Depositor will agree to indemnify First Union Capital Markets, a division of Wheat First Securities, Inc., and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments that any such person may be required to make in respect thereof.

    In the ordinary course of business, First Union Capital Markets, a division of Wheat First Securities, Inc., and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

    The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

    As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any class of Certificates not offered hereby may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

    Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the Depositor, its affiliates, and the Trustee in the ordinary course of business.

                                 LEGAL MATTERS

    Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor by Willkie Farr & Gallagher, New York, New York and for the Underwriters by Sidley & Austin, New York, New York.

                             FINANCIAL INFORMATION

    A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

    It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

    Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

    There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by one or more of the Rating Agencies.

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                                                     PAGE
                                                                                            ----------------------
Accrual Certificates......................................................................                  14, 47
Accrued Certificate Interest..............................................................                      47
Acute Care Facilities.....................................................................                      26
ADA.......................................................................................                      83
ARM Loans.................................................................................                      37
Assisted Living Facilites.................................................................                      26
Available Distribution Amount.............................................................                      46
Bond-type.................................................................................                      34
Book-Entry Certificates...................................................................                  16, 46
Capitalized Interest Account..............................................................                  13, 39
Cash Flow Agreement.......................................................................               2, 12, 39
CERCLA....................................................................................                  30, 80
Certificate...............................................................................          Front Cover, 9
Certificate Account.......................................................................                  11, 38
Certificate Balance.......................................................................                   3, 14
Certificate Owner.........................................................................                  16, 53
Certificateholders........................................................................                   2, 85
Class Exemption...........................................................................                     113
Closing Date..............................................................................                      87
CMBS......................................................................................               2, 11, 33
CMBS Agreement............................................................................                      37
CMBS Issuer...............................................................................                      37
CMBS Servicer.............................................................................                      37
CMBS Trustee..............................................................................                      37
Code......................................................................................                  16, 85
Commercial Properties.....................................................................                   9, 33
Commission................................................................................                       3
Committee Report..........................................................................                      87
Companion Class...........................................................................                  15, 48
Contributions Tax.........................................................................                      98
Controlled Amortization Class.............................................................                  15, 48
Cooperative Loans.........................................................................                      73
Cooperatives..............................................................................                  33, 42
CPR.......................................................................................                      42
Credit-Type...............................................................................                      34
Credit Support............................................................................               2, 12, 38
Cut-off Date..............................................................................                      15
Debt Service Coverage Ratio...............................................................                      35
Definitive Certificate....................................................................                      16
Definitive Certificates...................................................................                      46
Depositor.................................................................................                      33
Determination Date........................................................................                      47
Direct Participants.......................................................................                      53
Distribution Date.........................................................................                      14
Distribution Date Statement...............................................................                      50
DOL.......................................................................................                     112
DTC.......................................................................................                       4
Due Period................................................................................                      49
Duff & Phelps.............................................................................                     113

                                                                                                     PAGE
                                                                                            ----------------------
Equity Participation......................................................................                      37
ERISA.....................................................................................             16, 18, 112
Event of Default..........................................................................                      65
Excess Funds..............................................................................                      45
Exchange Act..............................................................................                       4
Exemption.................................................................................                     112
FAMC......................................................................................                      11
FASIT.....................................................................................                  17, 85
FHLMC.....................................................................................                      11
First Union...............................................................................                     112
Fitch.....................................................................................                     113
FNMA......................................................................................                      11
Garn Act..................................................................................                      82
GNMA......................................................................................                      11
Grantor Trust Certificates................................................................                  17, 85
Grantor Trust Fractional Interest Certificates............................................                 17, 102
Grantor Trust Fund........................................................................                      85
Grantor Trust Strip Certificate...........................................................                     102
Health-Care Related Facilities............................................................                      26
Health Care-Related Mortgaged Property....................................................                      26
Holder....................................................................................                      85
Indirect Participants.....................................................................                      53
Insurance Proceeds........................................................................                      57
IRS.......................................................................................                      88
Issue Premium.............................................................................                      93
L/C Bank..................................................................................                      70
Lease.....................................................................................                   4, 10
Lease Assignment..........................................................................                      10
Lender Liability Act......................................................................                      81
Lessee....................................................................................                   4, 10
Liquidation Proceeds......................................................................                      57
Loan-to-Value Ratio.......................................................................                      36
Lock-out Period...........................................................................                      36
Mark-to-Market Regulations................................................................                      96
Master Servicer...........................................................................                    3, 9
Moody's...................................................................................                     113
Mortgage Asset Seller.....................................................................                  11, 33
Mortgage Assets...........................................................................                   2, 33
Mortgage Loans............................................................................                2, 9, 33
Mortgage Notes............................................................................                      33
Mortgage Rate.............................................................................                  10, 36
Mortgaged Properties......................................................................                      33
Mortgages.................................................................................                      33
Multifamily Properties....................................................................                   9, 33
Net Operating Income......................................................................                      35
Nonrecoverable Advance....................................................................                      49
Notional Amount...........................................................................                  14, 47
Offered Certificates......................................................................             Front Cover
OID Regulations...........................................................................                      85
Originator................................................................................                      33
PAC.......................................................................................                      43
Participants..............................................................................                      32

                                                                                                     PAGE
                                                                                            ----------------------
Parties in Interest.......................................................................                     112
Pass-Through Rate.........................................................................                   3, 14
Permitted Investments.....................................................................                      57
Plans.....................................................................................                     112
Pooling Agreement.........................................................................                  13, 55
Pre-Funding Account.......................................................................               2, 12, 39
Pre-Funding Period........................................................................                  13, 39
Prepayment Assumption.....................................................................                      87
Prepayment Interest Shortfall.............................................................                      40
Prepayment Period.........................................................................                      51
Prepayment Premium........................................................................                      36
Prohibited Transactions Tax...............................................................                      98
Prospectus Supplement.....................................................................             Front Cover
Rating Agency.............................................................................                      18
Record Date...............................................................................                      47
Related Proceeds..........................................................................                      49
Relief Act................................................................................                      83
REMIC.....................................................................................                   2, 85
REMIC Certificates........................................................................                      85
REMIC Provisions..........................................................................                      85
REMIC Regular Certificates................................................................                  16, 86
REMIC Regulations.........................................................................                      85
REMIC Residual Certificates...............................................................                  16, 86
REO Property..............................................................................                  10, 51
RICO......................................................................................                      84
Securities Act............................................................................                       3
Senior Certificates.......................................................................                  13, 46
Senior Housing............................................................................                      26
Servicing Standard........................................................................                      60
Skilled Nursing Facilities................................................................                      26
SMMEA.....................................................................................                     116
SPA.......................................................................................                      42
Special Servicer..........................................................................                3, 9, 60
Standard & Poor's.........................................................................                     113
Stripped Bond Prepayment Assumption.......................................................                     105
Stripped Interest Certificates............................................................                  13, 46
Stripped Principal Certificates...........................................................                  13, 46
Subordinate Certificates..................................................................                  13, 46
Sub-Servicer..............................................................................                      60
Sub-Servicing Agreement...................................................................                      60
TAC.......................................................................................                      43
Tiered REMICs.............................................................................                      87
Title V...................................................................................                      83
Trust Assets..............................................................................                       3
Trust Fund................................................................................                       2
Trustee...................................................................................                    3, 9
UCC.......................................................................................                      72
Underwriter...............................................................................                     113
Value.....................................................................................                      36
Warranting Party..........................................................................                      56

[DISKETTE CONTAINING SUBSTANTIALLY ALL INFORMATION CONTAINED IN ANNEX A-1, ANNEX A-2 AND ANNEX A-3]

"FULBBA" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain loan- level information shown in Annexes A-1, A-2 and A-3, as well as certain Mortgage Loan and Mortgaged Property information shown in the Prospectus Supplement. This spreadsheet can be put on a user-specified hard drive or network drive. Open this file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Annex A-1," "Annex A-2," "Annex A-3" or "Step" respectively.

* Microsoft Excel is a registered trademark of Microsoft Corporation.

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    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.
                           --------------------------

                               TABLE OF CONTENTS

               PROSPECTUS SUPPLEMENT
---------------------------------------------------
                                               PAGE
                                          ---------
SUMMARY OF PROSPECTUS SUPPLEMENT........        S-5
RISK FACTORS............................       S-28
DESCRIPTION OF THE MORTGAGE POOL........       S-35
SERVICING OF THE MORTGAGE LOANS.........       S-85
DESCRIPTION OF THE CERTIFICATES.........       S-94
YIELD AND MATURITY CONSIDERATIONS.......      S-115
USE OF PROCEEDS.........................      S-123
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES..........................      S-123
ERISA CONSIDERATIONS....................      S-124
LEGAL INVESTMENT........................      S-126
METHOD OF DISTRIBUTION..................      S-127
LEGAL MATTERS...........................      S-128
RATINGS.................................      S-128
INDEX OF PRINCIPAL DEFINITIONS..........      S-129
ANNEX A-1...............................        A-1
ANNEX A-2...............................        A-2
ANNEX A-3...............................        A-3
ANNEX B.................................        B-1
ANNEX C.................................        C-1
ANNEX D.................................        D-1
ANNEX E.................................        E-1
ANNEX F.................................        F-1
ANNEX G.................................        G-1
ANNEX H.................................        H-1
ANNEX I.................................        I-1
ANNEX J.................................        J-1
ANNEX K.................................        K-1

                    PROSPECTUS
---------------------------------------------------
PROSPECTUS SUPPLEMENT...................          3
AVAILABLE INFORMATION...................          3
INCORPORATION OF CERTAIN INFORMATION BY
  REFERENCE.............................          4
SUMMARY OF PROSPECTUS...................          9
RISK FACTORS............................         19
DESCRIPTION OF THE TRUST FUNDS..........         34
YIELD AND MATURITY CONSIDERATIONS.......         41
THE DEPOSITOR...........................         46
USE OF PROCEEDS.........................         46
DESCRIPTION OF THE CERTIFICATES.........         47
DESCRIPTION OF THE POOLING AGREEMENTS...         56
DESCRIPTION OF CREDIT SUPPORT...........         70
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
  AND LEASES............................         72
MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES..........................         86
STATE AND OTHER TAX CONSEQUENCES........        112
ERISA CONSIDERATIONS....................        113
LEGAL INVESTMENT........................        117
METHOD OF DISTRIBUTION..................        118
LEGAL MATTERS...........................        119
FINANCIAL INFORMATION...................        119
RATING..................................        119
INDEX OF PRINCIPAL DEFINITIONS..........        121

                             FIRST UNION COMMERCIAL
                           MORTGAGE SECURITIES, INC.
                                  (DEPOSITOR)

                                    $
                                 (APPROXIMATE)

                  FIRST UNION-LEHMAN BROTHERS-BANK OF AMERICA
                           COMMERCIAL MORTGAGE TRUST
                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C2

                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------

                                LEHMAN BROTHERS

                                      [LOGO]
                              CAPITAL MARKETS

                         BANCAMERICA ROBERTSON STEPHENS

                                  MAY   , 1998

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